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As filed with the Securities and Exchange Commission on March 30, 2007        No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Travelport Limited
(Exact name of registrant parent guarantor as specified in its charter)

Bermuda (State or jurisdiction of incorporation or organization)	4700 (Primary Standard Industrial Classification Code Number) Clarendon House 2 Church Street Hamilton HM 11 Bermuda	98-0505100 (I.R.S. Employer Identification No.)

TDS Investor (Luxembourg) S.à.r.l.
(Exact name of registrant intermediate parent guarantor as specified in its charter)

Luxembourg (State or jurisdiction of incorporation or organization)	4700 (Primary Standard Industrial Classification Code Number) 4a, vue Henri Schnadt Luxembourg 2530 Luxembourg	98-0505096 (I.R.S. Employer Identification No.)

Travelport LLC
(Exact name of registrant issuer as specified in its charter)

(see also Table of Additional Registrant Subsidiary Guarantors)

Delaware (State or other jurisdiction of incorporation or organization)	4700 (Primary Standard Industrial Classification Code Number)	20-8662915 (I.R.S. Employer Identification No.)
400 Interpace Parkway Building A Parsippany, NJ 07054

Travelport Holdings, Inc.
(Exact name of registrant co-obligor as specified in its charter)

Delaware (State or jurisdiction of incorporation or organization)	4700 (Primary Standard Industrial Classification Code Number) 400 Interplace Parkway Building A Parsippany, NJ 07054	20-8657242 (I.R.S Employer Identification No.)
(973) 939-1000 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Eric J. Bock
Executive Vice President, General Counsel & Corporate Secretary
400 Interpace Parkway
Building A
Parsippany, NJ 07054
Tel: (973) 939-1620
Fax: (973) 939-1199
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies:
Edward P. Tolley III, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017-3954 Tel: (212) 455-2000 Fax: (212) 455-2502

        Approximate date of commencement of proposed sale of the securities to the public: The exchange will occur as soon as practicable after the effective date of this Registration Statement.

        If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Title of Each Class Of Securities to be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee

Senior Dollar Floating Rate Notes due 2014	$150,000,000	100%(1)	$150,000,000(1)	$4,605(2)

Guarantees of Senior Dollar Floating Rate Notes due 2014(3)	(4)	(4)	(4)	(4)

Senior Euro Floating Rate Notes due 2014	€235,000,000	100%(1)	€235,000,000(1)	$5,410(2)(5)

Guarantees of Senior Euro Floating Rate Notes due 2014(3)	(4)	(4)	(4)	(4)

9 7/8% Senior Fixed Rate Notes due 2014	$450,000,000	100%(1)	$450,000,000(1)	$13,815(2)

Guarantees of 9 7/8% Senior Fixed Rate Notes due 2014(3)	(4)	(4)	(4)	(4)

11 7/8% Senior Dollar Subordinated Notes due 2016	$300,000,000	100%(1)	$300,000,000(1)	$9,210(2)

Guarantees of 11 7/8% Senior Dollar Subordinated Notes due 2016(3)	(4)	(4)	(4)	(4)

10 7/8% Senior Euro Subordinated Notes due 2016	€160,000,000	100%(1)	€160,000,000(1)	$3,683(2)(5)

Guarantees of 10 7/8% Senior Euro Subordinated Notes due 2016(3)	(4)	(4)	(4)	(4)

(1)
Estimated solely for the purpose of calculating the registration fee under Rule 457 of the Securities Act of 1933, as amended.
(2)
The registration fee for the securities offered hereby has been calculated under Rule 457(f)(2) of the Securities Act of 1933, as amended.
(3)
See inside facing page for table of additional registrant guarantors.
(4)
Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate fee for the guarantees is payable.
(5)
The amount of registration fee was calculated based on the noon buying rate for cable transfers as certified for customs purposes by the Federal Reserve Bank of New York on March 26, 2007 of 1.3336 = 1.00

        The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANT SUBSIDIARY GUARANTORS

Exact Name of Registrant As Specified In Its Charter	State or other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Address, Including Zip Code, of Registrant's Principal Executive Offices	Phone Number
Apollo Galileo USA Partnership	Delaware	36-3882203	400 Interpace Parkway, Building A Parsippany, NJ 07054	973-939-1000
Apollo Galileo USA Sub I, Inc.	Delaware	36-4182201	400 Interpace Parkway, Building A Parsippany, NJ 07054	973-939-1000
Apollo Galileo USA Sub II, Inc.	Delaware	36-4182202	400 Interpace Parkway, Building A Parsippany, NJ 07054	973-939-1000
Distribution Systems, Inc.	Delaware	11-2935545	400 Interpace Parkway, Building A Parsippany, NJ 07054	973-939-1000
Galileo Ba, Inc.	Delaware	52-1578385	400 Interpace Parkway, Building A Parsippany, NJ 07054	973-939-1000
Galileo Brasil Limited	Delaware	36-4077064	400 Interpace Parkway, Building A Parsippany, NJ 07054	973-939-1000
Galileo International, Inc.	Delaware	36-4156005	400 Interpace Parkway, Building A Parsippany, NJ 07054	973-939-1000
Galileo International, L.L.C.	Delaware	36-4169692	400 Interpace Parkway, Building A Parsippany, NJ 07054	973-939-1000
Galileo International Services, Inc.	Delaware	36-4280951	400 Interpace Parkway, Building A Parsippany, NJ 07054	973-939-1000
Galileo Operations, LLC	Delaware	22-3826920	400 Interpace Parkway, Building A Parsippany, NJ 07054	973-939-1000
Galileo Technologies LLC	Delaware	36-3751366	400 Interpace Parkway, Building A Parsippany, NJ 07054	973-939-1000
Gta North America, Inc.	Delaware	42-1595566	400 Interpace Parkway, Building A Parsippany, NJ 07054	973-939-1000
HotelPORT, Inc.	Delaware	20-3458272	400 Interpace Parkway, Building A Parsippany, NJ 07054	973-939-1000
HotelPORT International, Inc.	Delaware	20-8208528	400 Interpace Parkway, Building A Parsippany, NJ 07054	973-939-1000
Internetwork Publishing Corporation	Florida	65-0543622	5455 N. Federal Hwy, Suite O Boca Raton, FL, 33487	973-939-1000

Landmark Holding Company, Inc.	Delaware	20-2743927	5455 N. Federal Hwy, Suite O Boca Raton, FL, 33487	973-939-1000
Magellen Technologies, Inc.	Delaware	36-4274991	400 Interpace Parkway, Building A, Parsippany, NJ 07054	973-939-1000
National Internet Travel Agency	Florida	65-0821014	5455 N. Federal Hwy, Suite O Boca Raton, FL 33487	973-939-1000
Neat Group Corporation	Delaware	01-0774064	400 Interpace Parkway, Building A, Parsippany, NJ 07054	973-939-1000
O Holdings Inc.	Delaware	61-1463518	500 W. Madison Chicago, IL 60661 Assistant Secretary	973-939-1000
OctopusTravel.com (USA) Limited	Delaware	n/a	400 Interpace Parkway, Building A Parsippany, NJ 07054	973-939-1000
Orbitz Away LLC	Delaware	20-2420283	500 W. Madison Chicago, IL 60661	973-939-1000
Orbitz, Inc.	Delaware	52-2237052	500 W. Madison Chicago, IL 60661	973-939-1000
Orbitz, LLC	Delaware	36-4349713	500 W. Madison Chicago, IL 60661	973-939-1000
Orbitz Worldwide, Inc.	Delaware	20-5337455	400 Interpace Parkway, Building A Parsippany, NJ 07054	973-939-1000
Quantitude, Inc.	Delaware	36-4359335	400 Interpace Parkway, Building A Parsippany, NJ 07054	973-939-1000
Quantitude Services, Inc.	Delaware	36-4444070	400 Interpace Parkway, Building A Parsippany, NJ 07054	973-939-1000
Raccoon Acquisition I, LLC	Delaware	90-0112349	400 Interpace Parkway, Building A Parsippany, NJ 07054	973-939-1000
S.D. Shepherd Systems, Inc.	Texas	76-0213055	400 Interpace Parkway, Building A Parsippany, NJ 07054	973-939-1000
Travel Industries, Inc.	Delaware	84-0751209	400 Interpace Parkway, Building A Parsippany, NJ 07054	973-939-1000
Travelport Americas, Inc.	Delaware	90-0112349	400 Interpace Parkway, Building A Parsippany, NJ 07054	973-939-1000
Travelport Inc.	Delaware	20-8352702	400 Interpace Parkway, Building A Parsippany, NJ 07054	973-939-1000

Travelport China Holdings, Inc.	Delaware	20-1620478	400 Interpace Parkway, Building A Parsippany, NJ 07054	973-939-1000
Travelport Development, LLC	Delaware	20-4455259	400 Interpace Parkway, Building A Parsippany, NJ 07054	973-939-1000
Travelport Fulfillment Services, Inc.	Tennessee	62-1149420	801 Royal Parkway, Suite 200, Nashville, TN 37214	973-939-1000
Travelport for Business, Inc.	Delaware	20-5280097	400 Interpace Parkway, Building A, Parsippany, NJ 07054	973-939-1000
Travelport Operations, Inc.	Delaware	20-4141935	400 Interpace Parkway, Building A, Parsippany, NJ 07054	973-939-1000
Travelport Technology Holdings, LLC	Delaware	04-3703583	400 Interpace Parkway, Building A, Parsippany, NJ 07054	973-939-1000
Travelport UK Acquisition Corporation	Delaware	20-3593112	400 Interpace Parkway, Building A Parsippany, NJ 07054	973-939-1000
Trip Network, Inc.	Delaware	22-3768144	400 Interpace Parkway, Building A, Parsippany, NJ 07054	973-939-1000
Trip.com, Inc.	Delaware	36-4342931	400 Interpace Parkway, Building A, Parsippany, NJ 07054	973-939-1000
Trust International Hotel Reservation Services, Inc.	Florida	59-3500280	400 Interpace Parkway, Building A Parsippany, NJ 07054	973-939-1000
Warpspeed Sub, Inc.	Delaware	20-8210659	400 Interpace Parkway, Building A Parsippany, NJ 07054	973-939-1000
Wizcom, Inc.	Delaware	20-4465398	400 Interpace Parkway, Building A, Parsippany, NJ 07054	973-939-1000

Information contained herein is subject to completion or amendment. A registration statement relating to those securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy.

Subject to Completion, dated March 30, 2007

PRELIMINARY PROSPECTUS

Travelport LLC

Travelport Holdings, Inc.

OFFER TO EXCHANGE

$150,000,000 aggregate principal amount of Senior Dollar Floating Rate Notes due 2014, which have been registered under the Securities Act of 1933, for any and all outstanding Senior Dollar Floating Rate Notes due 2014.

€235,000,000 aggregate principal amount of Senior Euro Floating Rate Notes due 2014, which have been registered under the Securities Act of 1933, for any and all outstanding Senior Euro Floating Rate Notes due 2014.

$450,000,000 aggregate principal amount of 9 7/8% Senior Fixed Rate Notes due 2014, which have been registered under the Securities Act of 1933, for any and all outstanding 9 7/8% Senior Fixed Rate Notes due 2014.

$300,000,000 aggregate principal amount 11 7/8% Senior Dollar Subordinated Notes due 2016, which have been registered under the Securities Act of 1933, for any and all outstanding 11 7/8% Senior Dollar Subordinated Notes due 2016.

€160,000,000 aggregate principal amount 10 7/8% Senior Euro Subordinated Notes due 2016, which have been registered under the Securities Act of 1933, for any and all outstanding 10 7/8% Senior Euro Subordinated Notes due 2016.

The exchange notes will be fully and unconditionally guaranteed on an unsecured basis by certain of our domestic subsidiaries.

        We are conducting the exchange offer in order to provide you with an opportunity to exchange your unregistered outstanding notes for freely tradeable exchange notes that have been registered under the Securities Act.

The Exchange Offer

  •
  We will exchange all outstanding notes that are validly tendered and not validly withdrawn for an equal principal amount of exchange notes that are freely tradeable.

  •
  You may withdraw tenders of outstanding notes at any time prior to the expiration date of the exchange offer.

  •
  The exchange offer expires at 5:00 p.m., New York City time, on            , 2007 which is the 21st business day after the date of this prospectus.

  •
  The exchange of outstanding notes for exchange notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes.

  •
  The terms of the exchange notes to be issued in the exchange offer are substantially identical to the outstanding notes, except that the exchange notes will be freely tradeable.

        All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the indentures. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not currently anticipate that we will register the outstanding notes under the Securities Act.

        You should carefully consider the "Risk Factors" beginning on page 21 of this prospectus before participating in the exchange offer.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the exchange notes to be distributed in the exchange offer or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2007.

\

        We have not authorized any dealer, salesperson or other person to give any information or represent anything to you other than the information contained in this prospectus. You must not rely on unauthorized information or representations.

        This prospectus does not offer to sell nor ask for offers to buy any of the securities in any jurisdiction where it is unlawful, where the person making the offer is not qualified to do so, or to any person who cannot legally be offered the securities. The information in this prospectus is current only as of the date on its cover, and may change after that date.

        The following, which are used in this prospectus, are either (i) our registered trademarks or service marks, or trademarks or service marks for which we have pending applications or common law rights to, or (ii) registered trademarks or service marks or pending trademarks or service marks for which we have licenses to use: Galileo®; Apollo®; CheapTickets®; Orbitz®; Orbitz and Go™; OrbitzTLC™; Travelport®; HotelClub®; RatesToGo®; Gullivers Travel Associates™; GTA®; OctopusTravel®; ebookers®; Travelbag®; The Less You Pay, The Better It Feels™; and Deal Detector™.

i

EXCHANGE RATE INFORMATION

        The following table sets forth, for the periods indicated, certain information regarding the noon buying rate in the City of New York for the euro, expressed in U.S. dollars per euro. These rates are presented for informational purposes and are not the same as the rates that are used for purposes of translating euros into U.S. dollars in our financial statements or for determining the equivalent amounts of the euro-denominated notes. The exchange rate used for presenting the amounts in U.S. dollars of the euro-denominated notes was one euro to $1.3199.

	U.S. Dollars per Euro at and for the Year Ended December 31,
	2003	2004	2005	2006
Exchange rate at end of period	$1.26	$1.35	$1.18	$1.32
Average exchange rate during period(1)	1.14	1.25	1.24	1.26
Highest exchange rate during period	1.26	1.36	1.35	1.33
Lowest exchange rate during period	1.04	1.18	1.17	1.19

(1)
The average of the noon buying rates for cable transfers as certified for customs purposes by the Federal Reserve Bank of New York on the last business day of each month during the applicable period.

ENFORCEMENT OF CIVIL LIABILITIES

        Travelport Limited, or the Parent Guarantor, is a Bermuda company and TDS Investor (Luxembourg) S.à.r.l., or the Intermediate Parent Guarantor, is a Luxembourg company. A substantial portion of their assets, at any given time, is or may be located in jurisdictions outside the United States. Although the Parent Guarantor and the Intermediate Parent Guarantor have appointed CT Corporation System as their agent to receive service of process with respect to any actions against them arising out of violations of the U.S. federal securities laws in any federal or state court in the United States relating to the transactions covered by this prospectus, it may be difficult for investors to enforce against them judgments of U.S. courts predicated upon civil liability provisions of the U.S. federal securities laws.

        The Parent Guarantor has been advised by its Bermuda counsel that there is no treaty in force between the United States and Bermuda providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. As a result, whether a U.S. judgment would be enforceable in Bermuda against the Parent Guarantor depends on whether the U.S. court that entered the judgment is recognized by a Bermuda court as having jurisdiction over it, as determined by reference to Bermuda conflict of law rules. The courts of Bermuda would recognize as a valid judgment, a final and conclusive judgment in personam obtained in a U.S. court pursuant to which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty). The courts of Bermuda would recognize such a U.S. judgment as long as (1) the U.S. court had proper jurisdiction over the parties subject to the judgment, (2) the U.S. court did not contravene the rules of natural justice of Bermuda, (3) the U.S. judgment was not obtained by fraud, (4) the enforcement of the U.S. judgment would not be contrary to the public policy of Bermuda, (5) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda and (6) there is due compliance with the correct procedures under the laws of Bermuda.

        In addition to and irrespective of jurisdictional issues, Bermuda courts will not enforce a provision of the U.S. federal securities law that is either penal in nature or contrary to public policy. It is the advice of the Parent Guarantor's Bermuda counsel that an action brought pursuant to a public or penal law, the purpose of which is the enforcement of a sanction, power or right at the instance of the state

ii

in its sovereign capacity, is unlikely to be entertained by Bermuda courts. Specified remedies available under the laws of U.S. jurisdictions, including specified remedies under U.S. federal securities laws, would not be available under Bermuda law or enforceable in a Bermuda court, as they are likely to be contrary to Bermuda public policy. Further, no claim may be brought in Bermuda against the Parent Guarantor in the first instance for a violation of U.S. federal securities laws because these laws have no extraterritorial application under Bermuda law and do not have force of law in Bermuda.

        The Intermediate Parent Guarantor has been advised by its Luxembourg counsel that there is no treaty in force between the United States and Luxembourg providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. As a result, whether a U.S. judgment would be enforceable in Luxembourg against the Intermediate Parent Guarantor depends on whether the U.S. court that entered the judgment is recognized by a Luxembourg court as having jurisdiction over it, as determined by reference to Luxembourg conflict of law rules. The courts of Luxembourg would recognize as a valid judgment, a final and conclusive judgment in personam obtained in a U.S., court pursuant to which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty): The courts of Luxembourg would recognize such a U.S. judgment as long as (1) the U.S. court had proper jurisdiction over the parties subject to the judgement both according to its own laws and to the Luxembourg rules on jurisdiction, (2) the U.S. court applied the proper law to the matter submitted to it, the procedure must have been regular and did not contravene the rules of natural justice of Luxembourg, (3) the U.S. judgment was not obtained by fraud, (4) the enforcement of the U.S. judgment would not be contrary to the public policy of Luxembourg, (5) the judgement is final and enforceable in the U.S. and no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Luxembourg and (6) there is due compliance with the correct procedures under the laws of Luxembourg.

        In addition to and irrespective of jurisdictional issues, Luxembourg courts may not enforce a provision of the U.S. federal securities law that is either penal in nature or contrary to public policy. It is the advice of the Intermediate Parent Guarantor's Luxembourg counsel that an action brought pursuant to a public or penal law, the purpose of which is the enforcement of a sanction, power or right at the instance of the state in its sovereign capacity, is unlikely to be entertained by Luxembourg courts. Specified remedies available under the laws of U.S. Jurisdictions, including specified remedies under U.S. federal securities laws, would not be available under Luxembourg law or enforceable in a Luxembourg court, as they are likely to be contrary to Luxembourg public policy. Further, no claim may be brought in Luxembourg against the Intermediate Parent Guarantor in the first instance for a violation of U.S. federal securities laws because these laws have no extraterritorial application under Luxembourg law and do not have force of law in Luxembourg.

INDUSTRY DATA

        We obtained the industry and competitive position data used throughout this prospectus from our own internal estimates and research as well as from industry publications and research, surveys and studies conducted by third parties, including PhoCusWright, Inc. and World Travel and Tourism Council, third-party providers of industry research. In addition, some of the data, including our determinations of industry size and share within our industry included in this prospectus is based on our processing of raw airline bookings data compiled by Galileo and sold as marketing information data tapes, or MIDT. Industry publications, studies and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that each of these publications, studies and surveys is reliable, we have not independently verified industry and competitive position data from third-party sources. While we believe our internal business research is reliable and the industry definitions are appropriate, neither such research nor these definitions have been verified by any independent source.

iii

PROSPECTUS SUMMARY

        This summary highlights key aspects of the information contained elsewhere in this prospectus and may not contain all of the information you should consider before participating in the exchange offer. You should read this summary together with the entire prospectus, including the information presented under the heading "Risk Factors" and the more detailed information in the pro forma financial statements and the historical financial statements and related notes appearing elsewhere in this prospectus.

        Unless otherwise indicated or the context otherwise requires, "we," "us," "our," "Travelport" and "our company" refer to Travelport Limited, or the Parent Guarantor, the indirect parent company of Travelport LLC, and its consolidated subsidiaries, which were acquired pursuant to the Transactions (as described below). See "The Transactions." The "Issuer" refers to Travelport LLC, formerly TDS Investor Corporation, the issuer of the notes. "Avis Budget Group, Inc." and "Avis Budget" refer to Avis Budget Group, Inc. and its consolidated subsidiaries, formerly known as Cendant Corporation, or "Cendant". Financial information identified in this prospectus as "pro forma" gives effect to the closing of the Transactions.

Our Business

        We provide a highly effective worldwide system for the distribution of travel and travel-related products and services. Our comprehensive portfolio of Business to Business, or B2B, and Business to Consumer, or B2C, businesses spans the spectrum of travel distribution channels, allowing us to achieve significant geographic breadth and business diversity. We believe our breadth and diversity are core strengths of our business. We distribute content we aggregate from airlines, hotels, car rental companies, cruise lines and other travel suppliers through more than 227,000 global points of sale in our B2B businesses and to millions of travelers that visit our wholly owned online travel agencies in our B2C businesses. We are an important component of the worldwide travel industry as we provide travel suppliers with access to an extensive customer base of travelers, and provide travel agencies and consumers with robust booking technology and access to considerable supplier inventory. For the year ended December 31, 2006, we recorded revenue of $2.6 billion and derived approximately 50% of our revenue from regions outside the United States.

        Our B2B businesses primarily focus on electronic travel distribution services that connect travel suppliers to travel agencies, who in turn distribute travel and travel-related products and services to their customers. In addition, our B2B businesses provide wholesale accommodation and destination services as well as offer transaction processing solutions for travel suppliers and other travel industry customers. Our B2B businesses consist principally of Galileo, our global distribution system, or GDS, and Gullivers Travel Associates, or GTA, our wholesale travel business. In addition, we derive revenue from our supplier services businesses, which provide technology services and solutions for the airline and hotel industries, and from our corporate solutions operations, which offer corporate travel fulfillment solutions. For the year ended December 31, 2006, our B2B businesses represented approximately 70% of our revenue. Our B2C businesses focus on offering travel products and services directly to consumers, largely through online travel agencies that offer a full range of travel products and services easily and efficiently. We operate several leading online travel agencies, or OTAs, in the United States, Europe and Asia Pacific serving various customer segments in the travel industry, including Orbitz and CheapTickets in the United States and ebookers in Europe. For the year ended December 31, 2006, our B2C businesses represented approximately 30% of our revenue.

        Our B2B and B2C businesses operate globally and across the entire spectrum of travel distribution channels, allowing us to generate revenue at all significant points of sale and providing us with a hedge against potential strategic and geographic shifts in the industry. We believe we are one of the most diversified travel distribution companies in the world both geographically and in the scope of services we provide, as outlined below.

(1)
Utilize a different GDS pursuant to a pre-existing contract that expires in 2011.

        Our principal B2B and B2C businesses are leaders in their industries being one of the top players in many of the regions in which they operate. Galileo achieved a 23% worldwide share of GDS processed air segments in 2005, which consisted of strong share in attractive international regions, including Europe, Asia Pacific, the Middle East and Africa in 2005. Our online and offline travel agency businesses recorded approximately $10 billion in combined gross bookings in 2006, resulting in the number two industry position by gross bookings in the United States and one of the leading online travel agencies internationally. Our consumer brands include powerful online brands such as Orbitz and CheapTickets in the U.S. and ebookers in Europe.

        We were formed by Cendant in 2001 following its acquisitions of Galileo and CheapTickets. In 2004 and 2005, we significantly enhanced our worldwide travel distribution system through the acquisitions of Flairview, Orbitz, ebookers and GTA. Each acquisition was aimed at building scale and enhancing diversity in our businesses. Flairview, which operates under the HotelClub and RatesToGo brands, provides us with access to merchant hotel inventory and an online presence in Asia Pacific. Orbitz provides us with significant scale in the U.S., leading technology, significant brand recognition and the ability to achieve cost savings with our other online travel agencies including CheapTickets and ebookers. ebookers provides significant international presence and the opportunity to compete in Europe. Finally, GTA further differentiates our system by providing access to favorable rates and allocations of hotel inventory through its relationships with a broad range of independent hotels and its wide variety of non-hotel destination services. GTA also provides multiple opportunities to cross-sell this inventory through our various distribution channels. As a result of these acquisitions, we operate a comprehensive global travel distribution system with significant geographic breadth and business diversity.

Industry Overview

        The worldwide travel industry represents a large and dynamic market. We believe that gross bookings in the global airline, hotel, car rental, vacation package and cruise industry were approximately $900 billion in 2005. Europe, the United States and Asia Pacific account for approximately 75% of the global travel industry. Gross bookings in these regions are expected to grow from approximately $670 billion in 2005 to $710 billion in 2007, representing a compound annual growth rate of 3%. Current drivers of industry growth include:

  •
  Favorable global macro-economic trends, including income growth in emerging regions such as Asia Pacific and the Middle East;

  •
  Increased customer discretionary spending on travel and recreation;

  •
  Greater business travel resulting from the growth in the global economy;

  •
  Growing sophistication of online travel offerings such as dynamic packaging, comprehensive global inventory and customer reviews; and

  •
  Continued migration to the Internet as an efficient vehicle to research and book travel.

        The bulk of current global travel bookings is divided among Europe, the United States and Asia Pacific. Asia Pacific is expected to gain share over the next several years, as large growing populations combined with rising spending power drive increased business and leisure travel. The global travel industry can be divided into five main segments: air, hotel, car rental, vacation package, and cruise. For the total 2005 U.S. travel market, air was the largest segment based on gross bookings, followed by hotel, car and vacation packages.

        Thousands of travel suppliers compete to reach travelers. The fragmented nature of the industry has created an opportunity for distributors to capture value by developing and managing efficient systems that are capable of bridging travel supply and demand on a global, real-time basis. Success in the travel distribution industry depends on securing comprehensive inventory and then delivering this inventory to travelers to purchase through a system of owned and third-party distribution channels.

        The key players of the travel value chain are outlined below:

        At the top of the travel distribution value chain are suppliers which seek cost-effective ways to reach end-user travelers. Historically, these suppliers largely relied on traditional GDSs to connect their inventory of products and services with travel agencies who in turn distribute the products and services to travelers. In recent years, however, travel suppliers have begun to utilize other forms of distribution, including direct distribution via their own websites and emerging third party GDS-bypass technologies. Wholesalers are another distribution channel through which travel agencies obtain access to travel products and services and distribute them to groups or independent travelers. Wholesalers acquire inventory from suppliers and distribute this inventory primarily to tour operators and travel agencies. In addition, connectivity, or "switch", providers connect hotel and car suppliers to GDSs, thereby providing accurate real-time inventory information to the GDSs to facilitate sales by these suppliers.

        Historically, offline travel agencies, supplier reservation centers and ticket offices were the largest distribution channels to reach travelers. With the emergence of the Internet, however, numerous alternatives have developed for reaching travelers. For instance, OTAs and "meta-search" companies such as Kayak.com, Sidestep, Inc. and Yahoo!/Farechase provide a way for travelers to view multiple alternatives and book travel directly, while travel suppliers provide access to their own inventory on their own direct websites. New companies, often referred to as GDS New Entrants or "GNEs," are also offering alternative distribution technologies that perform the same function as a GDS without the large technology investment and network of a traditional GDS.

Competitive Strengths

        We believe the following are our key competitive strengths:

        Breadth and diversity.    Our worldwide travel distribution system is characterized by geographic breadth, business diversity and a broad customer base, all of which provide a competitive advantage and a high degree of stability to our consolidated cash flows.

  •
  Geographic Breadth.  We operate in more than 130 countries, and for the year ended December 31, 2006, we generated approximately 50% of our revenue from regions outside the United States.

  •
  Business Diversity.  The diverse mix of our business allows us to capitalize on opportunities across the spectrum of worldwide travel distribution channels and types of customers and helps to better protect us against potential strategic and geographic shifts in the industry.

  •
  Broad Supplier Base.  Our worldwide travel distribution system includes more than 425 airlines, 68,000 hotels, 20 car rental companies, 430 tour operators and 20 cruise lines.

        Significant presence in attractive international regions.    Our principal businesses have significant presence in a number of attractive international regions. International regions such as Asia Pacific, parts of Europe and the Middle East have attractive volume growth outlooks, driven by favorable demographic trends and growth trends of the underlying economies. We believe the international online segment has significant opportunities due to the accelerating penetration of online travel agencies in a number of key regions.

        Leading technology platform.    We have a strong track record in developing leading technological innovations, particularly in the online travel industry.

        Strong and consistent cash flow generation.    We have historically generated strong cash flows on a consistent basis. Drivers of our cash flows include our ability to successfully leverage growth in transaction volume and customer base across a shared infrastructure, our existing, modest capital expenditure requirements, attractive working capital dynamics and a favorable tax structure. These characteristics, combined with the contractual nature of our revenue and costs, our leading industry positions and long-standing customer relationships provide a strong, stable stream of cash flows.

        Considerable cross-selling opportunities.    We are able to cross-sell differentiated content across our portfolio of businesses, which often leads to higher sell-through rates for suppliers and increased revenue for us.

        Highly experienced management team and premier sponsorship.    Our management team is committed to improving and maintaining operational excellence by utilizing their extensive knowledge of the travel and technology industries. The Blackstone Group, our sponsor, is a leading global private equity firm with deep experience in the travel and leisure industry through previous investments.

Strategy

        We intend to pursue the following strategic initiatives:

        Drive operational efficiency and lower costs.    Our comprehensive worldwide travel distribution system was created by our former parent company through the acquisition of approximately 15 businesses beginning in 2001. We believe the synergies inherent in our business model provide more effective distribution services for our suppliers as well as greater choice of travel products and services at more competitive prices to travel agencies and travelers.

        Expand and deepen our global footprint.    We intend to continue to increase the geographic presence of our B2B and B2C businesses. We believe that we can increase our presence as a significant value-added distributor for travel suppliers, travel agencies and travelers around the world by utilizing our global inventory of products and services, our leading technology, and our established relationships with travel suppliers and travel agencies.

        Sell more higher margin and complex travel offerings.    We intend to increase revenue and profitability by further increasing our sales of higher margin, complex or dynamically packaged travel products to be more in line with those achieved by other online travel agencies. We have implemented and intend to continue implementing more effective merchandising and promotions, expanded product offerings and greater personalization through more targeted and efficient e-mail marketing to our base of existing customers.

        Provide value-added technology-based services to suppliers, travel agencies and travelers.    We intend to complement our travel distribution system by continuing to provide important technology-based services to travel suppliers, travel agencies and travelers.

        Evaluate strategic opportunities.    While our strategy is focused on realizing the organic revenue growth potential of our existing businesses and cost savings from fully integrating our portfolio, we will continue to evaluate strategic transactions to enhance the value of our enterprise.

Company Information

        Travelport LLC, a Delaware limited liability company, formerly TDS Investor Corporation, is the issuer of the notes, and Travelport Holdings, Inc., a Delaware corporation, is the corporate co-obligor of the notes. Our principal executive offices are located at 400 Interpace Parkway, Building A, Parsippany, NJ 07054, and our telephone number at that address is (973) 939-1000.

Recent Developments

Reorganization

        Prior to January 1, 2007, we operated in two segments: Business to Business and Business to Consumer. On September 27, 2006, we announced that we will be organized under three global businesses—Galileo, Orbitz Worldwide, and GTA—effective January 1, 2007. Galileo is now comprised of our GDS business and our supplier services offerings, including United Airlines reservations, Global Fares and Shepherd Systems. Orbitz Worldwide is now comprised of our business to consumer businesses, including Orbitz, CheapTickets, ebookers, Flairview Travel, our Supplier.com hosting business and our corporate travel business. Gullivers Travel Associates is now comprised of GTA, our leading wholesaler, TRUST International, Wizcom and OctopusTravel.

Proposed Acquisition of Worldspan

        On December 7, 2006, we announced that we entered into a definitive agreement to acquire Worldspan Technologies Inc., or Worldspan, to create a leading global travel solution provider. Simultaneously with the execution of the merger agreement, Worldspan completed a recapitalization plan. As part of this recapitalization plan, Travelport loaned $125 million to Worldspan in exchange for a payment in kind ("PIK") note which Travelport funded through cash on hand. In addition, one of

Travelport's parent companies also loaned Worldspan $125 million in exchange for a PIK note, which was funded by a $125 million equity contribution by investment funds affiliated with OEP TP, Ltd, or OEP. The transaction has been unanimously approved by the boards and major shareholders of both companies but consummation of the transaction remains subject to customary conditions to closing, including regulatory approvals. This transaction will be financed with approximately $1.04 billion of new funded indebtedness. Of the $1.04 billion of new indebtedness, we intend to use approximately $951 million to retire existing indebtedness of Worldspan after completion of our acquisition, approximately $72 million for fees and expenses and approximately $13 million to buy out the remaining equity of Worldspan's existing owners. Audited financial statements of Worldspan are included in the prospectus beginning on page F-64. See also "Unaudited Pro Forma Condensed Financial Information."

Proposed IPO of Orbitz Worldwide

        On March 14, 2007, we announced our intention to sell a portion of our ownership interest in our Orbitz Worldwide businesses in an initial public offering. The size of the ownership interest to be sold and the amount of proceeds to be received from the disposition of Orbitz Worldwide are yet to be determined. A portion of the proceeds would be used by us to reduce our outstanding indebtedness.

New PIK Term Loan at Parent Company

        On March 27, 2007, Travelport Holdings Limited, the parent of the Parent Guarantor, borrowed $1.1 billion of senior unsecured PIK term loans. Interest on the PIK term loans is payable quarterly in arrears by adding such interest to the principal amount of the outstanding PIK term loans. The PIK term loans were funded in U.S. dollars and mature five years after the PIK term loans were made. Travelport Holdings Limited intends to use the net proceeds from the borrowing of the PIK term loans to pay a dividend to its shareholders. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—New Parent Company PIK Loans."

Summary of the Terms of The Exchange Offer

        On August 23, 2006, we completed the private offering of the outstanding notes. In this prospectus, the terms "outstanding notes" refers to the Senior Dollar Floating Rate Notes due 2014; the Senior Euro Floating Rate Notes due 2014; the 9 7/8% Senior Fixed Rate Notes due 2014; the 11 7/8% Senior Dollar Subordinated Notes due 2016; and the 10 7/8% Senior Euro Subordinated Notes due 2016, all issued in the private offering. The terms "exchange notes" refers to Senior Dollar Floating Rate Notes due 2014; the Senior Euro Floating Rate Notes due 2014; the 9 7/8% Senior Fixed Rate Notes due 2014; the 11 7/8% Senior Dollar Subordinated Notes due 2016; and the 10 7/8% Senior Euro Subordinated Notes due 2016, all as registered under the Securities Act of 1933, as amended (the "Securities Act"). The term "notes" refers to both the outstanding notes and the exchange notes.

General
In connection with the private offering, we entered into registration rights agreements with Lehman Brothers Inc., Credit Suisse Securities (USA) LLC, UBS Securities LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities (collectively, the "initial purchasers"), the initial purchasers of the outstanding notes, in which we and the guarantors agreed, among other things, to use our reasonable best efforts to complete the exchange offer for the outstanding notes within 360 days after the date of issuance of the outstanding notes.
You are entitled to exchange in the exchange offer your outstanding notes for exchange notes, which are identical in all material respects to the outstanding notes except:
	•	the exchange notes have been registered under the Securities Act;
	•	the exchange notes are not entitled to certain registration rights which are applicable to the outstanding notes under the registration rights agreements; and
	•	certain additional interest rate provisions are no longer applicable.
The exchange offer	We are offering to exchange up to:
•
$150,000,000 aggregate principal amount of Senior Dollar Floating Rate Notes due 2014, which have been registered under the Securities Act, for any and all outstanding Senior Dollar Floating Rate Notes due 2014.
•
€235,000,000 aggregate principal amount of Senior Euro Floating Rate Notes due 2014, which have been registered under the Securities Act, for any and all outstanding Senior Euro Floating Rate Notes due 2014.

•
$450,000,000 aggregate principal amount of 9 7/8% Senior Fixed Rate Notes due 2014, which have been registered under the Securities Act, for any and all outstanding 9 7/8% Senior Fixed Rate Notes due 2014.
	•	$300,000,000 11 7/8% Senior Dollar Subordinated Notes due 2016, which have been registered under the Securities Act, for any and all outstanding 11 7/8% Senior Dollar Subordinated Notes due 2016.
	•	€160,000,000 10 7/8% Senior Euro Subordinated Notes due 2016, which have been registered under the Securities Act, for any and all outstanding 10 7/8% Senior Euro Subordinated Notes due 2016.

You may only exchange outstanding notes in denominations of $2,000 and integral multiples of $2,000 in the case of the dollar-denominated notes, and €50,000 and integral multiples of €50,000 in the case of the euro-denominated notes.

Subject to the satisfaction or waiver of specified conditions, we will exchange the exchange notes for all respective outstanding notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer. We will cause the exchange to be effected promptly after the expiration of the exchange offer.
Upon completion of the exchange offer, there may be no market for the outstanding notes and you may have difficulty selling them.
Resales:
Based on interpretations by the staff of the Securities and Exchange Commission, or the "SEC", set forth in no-action letters issued to third parties referred to below, we believe that you may resell or otherwise transfer exchange notes issued in the exchange offer without complying with the registration and prospectus delivery requirements of the Securities Act, if:
	(1)	you are acquiring the exchange notes in the ordinary course of your business;
	(2)	you do not have an arrangement or understanding with any person to participate in a distribution of the exchange notes;
	(3)	you are not an "affiliate" of the Issuer within the meaning of Rule 405 under the Securities Act; and
	(4)	you are not engaged in, and do not intend to engage in, a distribution of the exchange notes.

If you are not acquiring the exchange notes in the ordinary course of your business, or if you are engaging in, intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the exchange notes, or if you are an affiliate of Travelport, then:
(1)
you cannot rely on the position of the staff of the SEC enunciated in Morgan Stanley & Co., Inc. (available June 5, 1991), Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC's letter to Shearman & Sterling dated July 2, 1993, or similar no- action letters; and
(2)
in the absence of an exception from the position of the SEC stated in (1) above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale or other transfer of the exchange notes.

If you are a broker-dealer and receive exchange notes for your own account in exchange for outstanding notes that you acquired as a result of market-making or other trading activities, you must acknowledge that you will deliver a prospectus, as required by law, in connection with any resale or other transfer of the exchange notes that you receive in the exchange offer. See "Plan of Distribution."
Expiration date
The exchange offer will expire at 5:00 p.m., New York City time, on , 2007, which is the 21st business day after the date of this prospectus, unless extended by us. We do not currently intend to extend the expiration date of the exchange offer.
Withdrawal
You may withdraw the tender of your outstanding notes at any time prior to the expiration date of the exchange offer. We will return to you any of your outstanding notes that are not accepted for any reason for exchange, without expense to you, promptly after the expiration or termination of the exchange offer.
Interest on the exchange notes and the outstanding notes
Each exchange note will bear interest at the rate per annum set forth on the cover page of this prospectus from the most recent date to which interest has been paid on the outstanding notes. The interest on the senior floating rate notes is payable on each March 1, June 1, September 1 and December 1, beginning December 1, 2006. The interest on the senior dollar fixed rate notes and senior subordinated notes is payable on each March 1 and September 1, beginning March 1, 2007. No interest will be paid on outstanding notes following their acceptance for exchange.

Conditions to the exchange offer	The exchange offer is subject to customary conditions, which we may assert or waive. See "The Exchange Offer—Conditions to the exchange offer."
Procedures for tendering outstanding Notes
If you wish to participate in the exchange offer, you must complete, sign and date the accompanying letter of transmittal, or a facsimile of the letter of transmittal, according to the instructions contained in this prospectus and the letter of transmittal. You must then mail or otherwise deliver the letter of transmittal, or a facsimile of the letter of transmittal, together with the outstanding notes and any other required documents, to the exchange agent at the address set forth on the cover page of the letter of transmittal. If you hold outstanding notes through The Depository Trust Company, or "DTC", and wish to participate in the exchange offer for the outstanding notes, you must comply with the Automated Tender Offer Program procedures of DTC.

The exchange agent and Euroclear and Clearstream, Luxembourg have confirmed that any registered holder of original securities that is a participant in Euroclear's or Clearstream, Luxembourg's book-entry transfer facility system may tender original securities by book-entry delivery by causing Euroclear or Clearstream, Luxembourg to transfer the original securities into the exchange agent's account at Euroclear or Clearstream, Luxembourg in accordance with Euroclear's or Clearstream, Luxembourg's procedures for such transfer. However, a properly completed and duly executed letter of transmittal in the form accompanying this prospectus or an agent's message, and any other required documents, must nonetheless be transmitted to and received by the exchange agent prior to the expiration date.
By signing, or agreeing to be bound by, the letter of transmittal, you will represent to us that, among other things:
	(1)	you are acquiring the exchange notes in the ordinary course of your business;
	(2)	you do not have an arrangement or understanding with any person to participate in a distribution of the exchange notes;
	(3)	you are not an "affiliate" of the Issuer within the meaning of Rule 405 under the Securities Act; and
	(4)	you are not engaged in, and do not intend to engage in, a distribution of the exchange notes.

If you are a broker-dealer and receive exchange notes for your own account in exchange for outstanding notes that you acquired as a result of market-making or other trading activities, you must represent to us that you will deliver a prospectus, as required by law, in connection with any resale or other transfer of such exchange notes.

If you are not acquiring the exchange notes in the ordinary course of your business, or if you are engaged in, or intend to engage in, or have an arrangement or understanding with any person to participate in, a distribution of the exchange notes, or if you are an affiliate of the Issuer, then you cannot rely on the positions and interpretations of the staff of the SEC and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale or other transfer of the exchange notes.
Special procedures for beneficial owners
If you are a beneficial owner of outstanding notes that are held in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender those outstanding notes in the exchange offer, you should contact such person promptly and instruct such person to tender those outstanding notes on your behalf.
Guaranteed delivery procedures
If you wish to tender your outstanding notes and your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal and any other documents required by the letter of transmittal or you cannot comply with the DTC procedures for book-entry transfer prior to the expiration date, then you must tender your outstanding notes according to the guaranteed delivery procedures set forth in this prospectus under "The Exchange Offer—Guaranteed delivery procedures."
Effect on holders of outstanding notes
In connection with the sale of the outstanding notes, we entered into registration rights agreements with the initial purchasers of the outstanding notes that grants the holders of outstanding notes registration rights. By making the exchange offer, we will have fulfilled most of our obligations under the registration rights agreements. Accordingly, we will not be obligated to pay additional interest as described in the registration rights agreements. If you do not tender your outstanding notes in the exchange offer, you will continue to be entitled to all the rights and limitations applicable to the outstanding notes as set forth in the indenture, except we will not have any further obligation to you to provide for the registration of the outstanding notes under the registration rights agreements and we will not be obligated to pay additional interest as described in the registration rights agreements, except in certain limited circumstances. See "Registration Rights."

To the extent that outstanding notes are tendered and accepted in the exchange offer, the trading market for outstanding notes could be adversely affected.
Consequences of failure to exchange
All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the indenture. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not currently anticipate that we will register the outstanding notes under the Securities Act.
Material income tax considerations
The exchange of outstanding notes for exchange notes in the exchange offer will not be a taxable event for United States federal income tax purposes. See "Material U.S. Federal Income Tax Consequences."
Use of proceeds	We will not receive any cash proceeds from the issuance of exchange notes in the exchange offer.
Exchange agent
The Bank of Nova Scotia Trust Company of New York, whose address and telephone number are set forth in the section captioned "The Exchange Offer—Exchange agent" of this prospectus, is the exchange agent for the dollar tranches of the exchange offer. The Bank of New York, whose address and telephone number is set forth in the section "The Exchange Offer—Exchange agent" of this prospectus, is the exchange agent for the euro tranches of the exchange offer.

Summary of the Terms of the Exchange Notes

        The terms of the exchange notes are identical in all material respects to the terms of the outstanding notes, except that the exchange notes will not contain terms with respect to transfer restrictions or additional interest upon a failure to fulfill certain of our obligations under the registration rights agreements. The exchange notes will evidence the same debt as the outstanding notes. The exchange notes will be governed by the same indentures under which the outstanding notes were issued, and the exchange notes and the outstanding notes will constitute a single class for all purposes under the indentures. The following summary is not intended to be a complete description of the terms of the notes. For a more detailed description of the notes, see "Description of Senior Notes" and "Description of Senior Subordinated Notes".

        The senior dollar floating rate notes and the senior euro floating rate notes are collectively referred to herein as the "senior floating rate notes," the dollar senior subordinated notes and the euro senior subordinated notes are collectively referred to herein as the "senior subordinated notes," the senior floating rate notes and the senior dollar fixed rate notes are collectively referred to herein as the "senior notes," and the senior notes and the senior subordinated notes are collectively referred to herein as the "notes," unless the context otherwise requires.

Issuer	Travelport LLC, formerly TDS Investor Corporation, a Delaware limited liability company. Travelport Holdings, Inc., a Delaware corporation, is the corporate co-obligor of the notes.
Securities	•	$150 million aggregate principal amount of Senior Dollar Floating Rate Notes due 2014;
	•	€235 million aggregate principal amount of Senior Euro Floating Rate Notes due 2014;
	•	$450 million aggregate principal amount of 9 7/8% Senior Dollar Fixed Rate Notes due 2014;
	•	$300 million aggregate principal amount of 11 7/8% Dollar Senior Subordinated Notes due 2016; and
	•	€160 million aggregate principal amount of 10 7/8% Euro Senior Subordinated Notes due 2016.
Maturity	The senior notes will mature on September 1, 2014 and the senior subordinated notes will mature on September 1, 2016.
Interest Payment Dates	Interest on the senior floating rate notes is payable on March 1, June 1, September 1, and December 1 of each year.
Interest on the senior dollar fixed rate notes and the senior subordinated notes is payable on March 1 and September 1 of each year.
Ranking	The outstanding senior notes are, and the exchange senior notes will be, senior unsecured obligations of the Issuer and:
•
rank senior in right of payment to all existing and future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the senior notes, including the senior subordinated notes;

•	rank equally in right of payment to all existing and future senior debt and other obligations that are not, by their terms, expressly subordinated in right of payment to the senior notes; and
•
be effectively subordinated in right of payment to all existing and future secured debt (including obligations under the senior secured credit facilities), to the extent of the value of the assets securing such debt, and be structurally subordinated to all obligations of each of our subsidiaries that is not a guarantor of the senior notes.
The outstanding senior subordinated notes are, and the exchange senior subordinated notes will be, unsecured senior subordinated obligations of the Issuer and:
•	be subordinated in right of payment to all existing and future senior debt, including the senior credit facilities and the senior notes;
•	rank equally in right of payment to all future senior subordinated debt;
•
be effectively subordinated in right of payment to all existing and future secured debt (including the senior credit facilities), to the extent of the value of the assets securing such debt, and be structurally subordinated to all obligations of each of our subsidiaries that is not a guarantor of the senior subordinated notes; and
•	rank senior in right of payment to all future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the senior subordinated notes.

The notes are structurally subordinated to all existing and future indebtednes of our subsidiaries who do not guarantee the notes. As of December 31, 2006, (1) the notes and related guarantees would have ranked effectively junior to approximately $2,223 million ($3,263 million giving effect to the proposed acquisition of Worldspan) of senior secured indebtedness, (2) the senior notes and related guarantees would have ranked senior to $511 million of senior subordinated notes, (3) the senior subordinated notes and related guarantees would have ranked junior to approximately $3,133 million ($4,173 million giving effect to the proposed acquisition of Worldspan) of senior indebtedness under the senior credit facilities and the senior notes and (4) we would have had an additional $275 million of unutilized capacity under our revolving credit facility, a $125 million synthetic letter of credit facility, under which $105.9 million in letters of credit were issued, and the option to raise incremental senior secured credit facilities of up to $500 million. See "Description of Other Indebtedness."

Guarantees
Each of our subsidiaries that guarantees the obligations under our senior credit facilities, the Parent Guarantor and the Intermediate Parent Guarantor jointly and severally and unconditionally guarantee the senior notes on a senior unsecured basis and the senior subordinated notes on a senior subordinated unsecured basis. The guarantees of the senior notes rank equally with all other senior indebtedness of the guarantors. The guarantees of the senior subordinated notes are subordinated to all senior indebtedness of the guarantors. None of our foreign subsidiaries, non-wholly owned subsidiaries or receivables subsidiaries guarantee the senior notes or the senior subordinated notes.
Optional Redemption
At any time prior to September 1, 2008, the Issuer may redeem some or all of each series of the senior floating rate notes for cash at a redemption price equal to 100% of their principal amount plus an applicable make-whole premium (as described in "Description of Senior Notes—Optional Redemption") plus accrued and unpaid interest to the redemption date. At any time on or after September 1, 2008, the Issuer may redeem some or all of each series of the senior floating rate notes at the redemption prices listed under "Description of Senior Notes—Optional Redemption" plus accrued and unpaid interest to the redemption date.

At any time prior to September 1, 2010, the Issuer may redeem some or all of the senior dollar fixed rate notes for cash at a redemption price equal to 100% of their principal amount plus an applicable make-whole premium (as described in "Description of Senior Notes—Optional Redemption") plus accrued and unpaid interest to the redemption date. At any time on or after September 1, 2010, the Issuer may redeem some or all of the senior dollar fixed rate notes at the redemption prices listed under "Description of Senior Notes—Optional Redemption" plus accrued and unpaid interest to the redemption date.

At any time prior to September 1, 2011, the Issuer may redeem some or all of each series of the senior subordinated notes for cash at a redemption price equal to 100% of their principal amount plus an applicable make-whole premium (as described in "Description of Senior Subordinated Notes—Optional Redemption") plus accrued and unpaid interest to the redemption date. At any time on or after September 1, 2011, the Issuer may redeem some or all of each series of the senior subordinated notes at the redemption prices listed under "Description of Senior Subordinated Notes—Optional Redemption" plus accrued and unpaid interest to the redemption date.

Optional Redemption After Certain Equity Offerings
At any time (i) prior to September 1, 2008, the Issuer may redeem up to 35% of each series of the senior floating rate notes, (ii) prior to September 1, 2009, the Issuer may redeem up to 35% of the senior dollar fixed rate notes and (iii) prior to September 1, 2009, the Issuer may redeem up to 35% of each series of the senior subordinated notes, in each case with proceeds that the Issuer or one of its parent companies raises in one or more equity offerings at redemption prices set forth in this prospectus so long as, in each such case, at least 50% of the aggregate principal amount of the notes issued of the applicable series remains outstanding.
See "Description of Senior Notes—Optional Redemption" and "Description of Senior Subordinated Notes—Optional Redemption."
Change of Control Offer
Upon the occurrence of a change of control, the Issuer will be required to offer to repurchase the notes at 101% of their principal amount, plus accrued and unpaid interest to the repurchase date. See "Description of Senior Notes—Repurchase at the Option of Holders—Change of Control" and "Description of Senior Subordinated Notes—Repurchase at the Option of Holders—Change of Control."
Certain Indenture Provisions
The Issuer issued the senior notes and the senior subordinated notes under separate indentures. The indentures governing the notes contain covenants limiting the Parent Guarantor's ability and the ability of its restricted subsidiaries to, among other things:
	•	incur additional indebtedness or issue certain preferred shares;
	•	pay dividends on, repurchase or make distributions in respect of their capital stock or make other restricted payments;
	•	make certain investments;
	•	sell certain assets;
	•	create liens on certain assets to secure debt;
	•	consolidate, merge, sell or otherwise dispose of all or substantially all of their assets;
	•	enter into certain transactions with their affiliates; and
	•	designate their subsidiaries as unrestricted subsidiaries.

These covenants are subject to a number of important limitations and exceptions. During any period in which a series of notes has an Investment Grade Rating (as defined) we will not be subject to many of the covenants. See "Description of Senior Notes—Certain Covenants" and "Description of Senior Subordinated Notes—Certain Covenants."
No Prior Market; Listing
The exchange notes will generally be freely transferable (subject to certain restrictions discussed in "The Exchange Offer" and "Registration Rights") but will be a new issue of securities for which there will not initially be a market. Accordingly, there can be no assurance as to the development or liquidity of any market for the exchange notes. The initial purchasers in the private offering of the outstanding notes have advised us that they currently intend to make a market for the exchange notes, as permitted by applicable laws and regulations. However, they are not obligated to do so and may discontinue any such market making activities at any time without notice. We do not intend to apply for a listing of the exchange notes on any securities exchange or automated dealer quotation system. We intend to apply to list the senior euro floating rate notes and the euro senior subordinated notes on an exchange in Europe.
Use of Proceeds	We will not receive any cash proceeds from the exchange offer.

Risk Factors

        See "Risk Factors" for a description of the risks you should consider before deciding to participate in the exchange offer.

Summary Financial Data

        The following table provides a summary of our financial data as of and for the periods presented. On August 23, 2006, Travelport completed the acquisition of the Travelport businesses of Avis Budget (the "Acquisition"). Prior to the Acquisition, the Company's operations were limited to the formation of the Company and entering into derivative transactions related to the debt that was subsequently issued. Such financing activities resulted in a net loss of $11 million prior to the Acquisition. As a result, the Travelport businesses of Avis Budget are considered a predecessor company (the "Predecessor") to Travelport. The financial statements as of December 31, 2006 and for the period from July 13, 2006 (Formation Date) to December 31, 2006 include the financial condition, results of operations and cash flows for Travelport on a successor basis, reflecting the impact of the preliminary purchase price allocation.

        Set forth below is summary financial data and summary unaudited combined financial data of our business, at the dates and for the periods indicated. The historical data for the fiscal years ended December 31, 2004 and 2005 and the period January 1, 2006 to August 22, 2006 have been derived from historical combined financial statements of the Predecessor included elsewhere in this prospectus. In addition, the historical data for the period July 13 (Formation Date) to December 31, 2006 is derived from historical financial statements of the Successor included elsewhere in this prospectus.

        You should read this data together with the information included under the headings "Risk Factors," "Unaudited Pro Forma Condensed Financial Information," "Selected Historical Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our historical financial statements and related notes included elsewhere in this prospectus.

	Predecessor			Company
	Year Ended December 31,		Period from January 1 Through August 22,	Period from July 13 (formation date) Through December 31,	Combined* Year Ended December 31,
(dollars in millions)	2004	2005	2006	2006	2006
					(unaudited)
Statement of Operations Data:
Net revenue(1)	$1,758	$2,411	$1,711	$839	$2,550
Costs and expenses:
Cost of revenue	851	1,006	717	378	1,095
Selling, general and administrative	438	851	654	347	1,001
Separation and restructuring charges	—	22	92	16	108
Depreciation and amortization	124	204	125	78	203
Other income	—	(4)	(7)	—	(7)
Impairment of intangible assets(2)	—	422	2,376	14	2,390

Total operating expenses	1,413	2,501	3,957	833	4,790
Operating income (loss)	345	(90)	(2,246)	6	(2,240)
Interest expense, net	(6)	(27)	(39)	(151)	(190)
Other expense	—	(1)	(1)	(1)	(2)

Income (loss) from continuing operations before income taxes	339	(118)	(2,286)	(146)	(2,432)
Provision (benefit) for income taxes	85	(75)	(115)	4	(111)

Income (loss) from continuing operation, net of tax	254	(43)	(2,171)	(150)	(2,321)
Loss from discontinued operations, net of tax	(1)	(6)	(6)	(2)	(8)
(Loss) gain on disposal of discontinued operations, net of tax	—	—	(6)	8	(2)

Net income (loss)	$253	$(49)	$(2,183)	$(144)	$(2,327)

Balance Sheet Data (at period end):
Cash and cash equivalents				97
Working capital deficit(3)				527
Total assets				6,130
Long-term debt				3,623
Total equity				775

Statement of Cash Flows Data:
Net cash provided by (used in) continuing operations of:
Operating activities	$381		$552	$273	$12	$285
Investing activities	(1,575)		(2,123)	82	(4,311)	(4,229)
Financing activities	1,213		1,653	(382)	4,394	4,012
Effect of changes in exchange rates on cash and cash equivalents	—		(36)	8	2	10
Cash provided by (used in) discontinued operations	(10)		(2)	(5)	—	(5)
Other Financial Data:
Capital expenditures	103		152	102	67	169
Depreciation and amortization	124		204	125	78	203
Ratio of earnings to fixed charges(4)	17.3	x	n/a	n/a	n/a	n/a
	Predecessor		Combined
	Year Ended December 31,		Year Ended December 31,
	2004	2005	2006
Operating Statistics (in thousands, except for gross bookings):
Business to Business Americas(5)
Air segments	95,154	100,086	105,075
Non-air segments	17,340	17,386	18,008
International(6)
Air segments	153,602	158,798	158,733
Non-air segments	4,526	4,751	5,164
Gross bookings(7) (in millions)	$6,901	$8,008	$10,169

*
The combined results of the Company and the Predecessor for the periods in 2006 and that of the Predecessor in 2005 are not necessarily comparable due to the change in basis of accounting resulting from the Company's acquisition of the Predecessor and the change in capital structure. The presentation of the 2006 results on this combined basis does not comply with generally accepted accounting principles; however management believes that this provides useful information to assess the relative performance of the businesses in all periods presented in the financial statements. The captions included within our statements of operations that are materially impacted by the change in basis of accounting include net revenue, separation and restructuring charges, depreciation and amortization, impairment of long-lived assets and interest expense. We have disclosed the impact of the change in basis of accounting for each of these captions within our Management's Discussion and Analysis of Financial Condition and Results of Operations.

(1)
Includes non-cash revenue resulting from the impact of deferred credits from unfavorable contracts. For additional information, see "Management's Discussion and Analysis of Financial Condition and Results of Operations."

(2)
Represents a pre-tax impairment charge of $422 million for the year ended December 31, 2005 resulting primarily from our B2C businesses, of which $251 million reduced the value of goodwill and $171 million reduced the value of other intangible assets, $2,376 million for the period January 1 to August 22, 2006 of which $2,375 million reduced the value of goodwill and $1 million reduced the value of definite lived intangible assets, and $14 million for the period from July 13 through December 31, 2006 related to long-lived software marketing licenses. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies."

(3)
Working capital is defined as current assets (excluding cash and cash equivalents) less current liabilities (excluding short term loans and current portion of long-term debt).

(4)
For purposes of calculating the ratio of earnings to fixed charges, earnings represents earnings from continuing operations before income taxes plus fixed charges. Fixed charges comprise interest which includes amortization of debt financing costs and the interest portion of rental payments. Due to the loss in 2005 and for the period from January 1, 2006 through August 22, 2006 and July 13, 2006 (Formation Date) through December 31, 2006 earnings would have been insufficient to cover fixed charges by $118 million, $2,286 million, and $146 million respectively.

(5)
Includes United States, Mexico, Canada and Latin America.

(6)
Includes all countries other than the United States, Mexico, Canada and those in Latin America.

(7)
Gross bookings for all periods presented include gross bookings for all of our online and offline travel agencies as if we had acquired such businesses on January 1, 2004, except gross bookings for OctopusTravel, which are reflected as if we had acquired it on January 1, 2005.

RISK FACTORS

        You should consider carefully the following information about these risks, together with the other information contained in this prospectus, before participating in the exchange offer.

Risks Related to Our Indebtedness

Our substantial leverage could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, expose us to interest rate risk to the extent of our variable rate debt and prevent us from meeting our obligations under the notes.

        We are highly leveraged. As of December 31, 2006, our total indebtedness was approximately $3,647 million ($4,762 million giving effect to the proposed acquisition of Worldspan), including the notes. We also had an additional $275 million ($300 million giving effect to the proposed acquisition of Worldspan) available for borrowing under the revolving credit facility, as well as the additional $19.1 million available under our $125 million ($150 million giving effect to the proposed acquisition of Worldspan) synthetic letter of credit facility under our senior secured credit facilities and the option to raise incremental senior secured credit facilities of up to $500 million. The following chart shows our level of indebtedness as of December 31, 2006 after giving effect to the Transactions (U.S. dollar equivalent at the exchange rate of one euro to $1.3199 with respect to euro denominated amounts).

(in millions)
Term loan facilities	$2,223
Senior notes	910
Senior subordinated notes	511
Other existing debt	3

Total	$3,647

        Our high degree of leverage could have important consequences for you, including:

  •
  requiring a substantial portion of cash flow from operations to be dedicated to the payment of principal and interest on our indebtedness, therefore reducing our ability to use our cash flow to fund our operations, capital expenditures and future business opportunities;

  •
  exposing us to the risk of increased interest rates because certain of our borrowings, including borrowings under our senior secured credit facilities and the senior notes, are at variable rates of interest;

  •
  making it more difficult for us to make payments on the notes;

  •
  restricting us from making strategic acquisitions or causing us to make non-strategic divestitures;

  •
  limiting our ability to obtain additional financing for working capital, capital expenditures, product development, debt service requirements, acquisitions and general corporate or other purposes; and

  •
  limiting our ability to adjust to changing market conditions and placing us at a competitive disadvantage compared to our competitors who are less highly leveraged.

Our debt agreements contain restrictions that limit our flexibility in operating our business.

        The senior secured credit agreement and the indentures governing the notes contain various covenants that limit our ability to engage in specified types of transactions. These covenants limit the Parent Guarantor's and its restricted subsidiaries' ability to, among other things:

  •
  incur additional indebtedness or issue certain preferred shares;

  •
  pay dividends on, repurchase or make distributions in respect of their capital stock or make other restricted payments;

  •
  make certain investments;

  •
  sell certain assets;

  •
  create liens on certain assets to secure debt;

  •
  consolidate, merge, sell or otherwise dispose of all or substantially all of their assets;

  •
  enter into certain transactions with their affiliates; and

  •
  designate their subsidiaries as unrestricted subsidiaries.

        In addition, under the senior secured credit agreement, beginning on March 31, 2007, we are required to satisfy and maintain a maximum total leverage ratio. Our ability to meet that financial ratio can be affected by events beyond our control, and we cannot assure you that we will meet that ratio. A breach of any of these covenants could result in a default under the senior secured credit agreement. Upon the occurrence of an event of default under the senior secured credit agreement, the lenders could elect to declare all amounts outstanding under the senior secured credit agreement to be immediately due and payable and terminate all commitments to extend further credit. If we were unable to repay those amounts, the lenders under the senior secured credit agreement could proceed against the collateral granted to them to secure that indebtedness. We pledged a significant portion of our assets as collateral under the senior secured credit agreement. If the lenders under the senior secured credit agreement accelerate the repayment of borrowings, we cannot assure you that we will have sufficient assets to repay the senior secured credit agreement as well as our unsecured indebtedness, including the notes. See "Description of Other Indebtedness."

Despite our high indebtedness level, we and our subsidiaries may still be able to incur significant additional amounts of debt, which could further exacerbate the risks associated with our substantial indebtedness.

        We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the indentures do not fully prohibit us or our subsidiaries from doing so. In addition to the $275 million available for borrowing under the revolving credit facility and the $19.1 million available under our $125 million synthetic letter of credit facility under our senior secured credit facilities, both as of December 31, 2006, we have the right to add incremental term loan facilities or to increase commitments under the revolving credit facility up to an aggregate amount of $500 million. All of those borrowings and any other secured indebtedness permitted under the senior credit agreement and the indentures are effectively senior to the notes and the subsidiary guarantees. If new debt is added to our and our subsidiaries' existing debt levels, the related risks that we now face would increase. In addition, the indentures governing the notes do not prevent us from incurring obligations that do not constitute indebtedness.

Risks Relating to Our Business

Our revenue is derived from the travel industry, and a prolonged substantial decrease in travel volume, particularly air travel, as well as other industry trends, could adversely affect us.

        Our revenue is derived from the worldwide travel industry. As such, our revenue increases and decreases with the level of travel activity, particularly air travel volume, and is therefore highly subject to declines in or disruptions to travel, particularly air travel, due to factors entirely outside of our control. Such factors include:

  •
  global security issues, political instability, acts or threats of terrorism, hostilities or war, and other political issues that could adversely affect travel volume in our key markets;

  •
  epidemics or pandemics, such as the avian flu and SARS;

  •
  natural disasters, such as hurricanes and earthquakes;

  •
  general economic conditions, particularly to the extent that adverse conditions may cause a decline in travel volume;

  •
  the financial condition of travel suppliers, including the airline and hotel industry, and the impact of such financial condition on the cost and availability of air travel and hotel rooms;

  •
  increases in fuel prices;

  •
  changes to regulations governing the airline and travel industry;

  •
  work stoppages or labor unrest at any of the major airlines or airports;

  •
  increased airport security that could reduce the convenience of air travel;

  •
  travelers' perception of the occurrence of travel-related accidents, or of the scope, severity and timing of the other factors described above; and

  •
  changes in occupancy and room rates achieved by hotels.

        For the reasons indicated above, prolonged substantial decreases in travel volumes, particularly air travel, could have an adverse impact on our business, financial condition, results of operations and liquidity and capital resources.

        We may also be adversely affected by shifting trends in the travel industry. For example, a significant portion of the revenue of GTA, our wholesale travel company, is attributable to distribution through traditional wholesale and tour operators serving both group and individual travelers. In certain markets, an increasing proportion of travel is shifting away from that segment towards more independent, unpackaged travel. To the extent GTA or other components of our business are unable to adapt to such shifting trends, our results of operations may be adversely affected.

The travel industry is highly competitive, and we are subject to risks relating to competition that may adversely affect our performance.

        Our B2B businesses, which consist primarily of our GDS and GTA, and our B2C businesses, which consist primarily of our online travel agencies, operate in highly competitive industries. If we cannot compete effectively against our competitors, we may lose business, which may adversely affect our financial performance. Our continued success depends, in large part, upon our ability to compete effectively in industries that contain numerous competitors, some of which may have significantly greater financial, marketing, personnel and other resources than we have.

        Factors affecting the competitive success of travel distribution providers, including our GDS, include the timeliness, reliability and scope of the travel inventory and related information offered, the reliability and ease of use of the system, the fees charged and inducements paid to travel agencies, the transaction fees charged to travel suppliers and the range of products and services available to travel suppliers and travel agencies. GDSs have two different categories of customers—travel suppliers and travel agencies—which gives rise to a two-sided market. We are, therefore, subject to the interrelated network effects arising out of the interaction between these two sides. We need to offer competitive terms to travel suppliers to obtain sufficient travel content that will allow us to provide a competitive offering to travel agencies in order to gain and maintain travel agency customers. If we are not able to attract large numbers of travel agency customers, our ability to obtain content from travel suppliers will be affected adversely.

        The deregulation of the GDS industry in the United States in mid-2004 has significantly increased competitive pressures on GDS providers. In addition, the European Commission is currently contemplating revising or repealing the regulations affecting the GDS industry within the European Union. Increased competition could require us to further increase spending on marketing or product development, decrease our transaction fees and other revenue, increase inducement payments or take other actions that could have a material adverse effect on our business, financial condition or results of operations. Our GDS operations compete with other traditional GDS businesses such as Amadeus Global Travel Distribution S.A., Sabre, Inc. and Worldspan, with alternative intermediate distribution technologies and with direct distribution by travel suppliers, such as airlines, hotels and car rental companies, many of which distribute all or part of their inventory directly through their own websites. Our GDS also competes with new companies in the travel distribution industry that are developing distribution systems without the large technology investment and network costs of a traditional GDS.

        Factors affecting the competitive success of travel wholesalers include customer service, the availability of travel inventory, pricing, the reliability of the reservation system, the geographic scope of products and services offered, and the ability to package products and services in ways appealing to travelers. The wholesale travel industry is highly fragmented, and GTA competes with small regional and local wholesalers, certain global wholesalers such as Miki Travel Limited and Kuoni Group, as well as with travel agencies, particularly online agencies, that do not go through a wholesaler to acquire travel inventory from hotels and other travel suppliers. In addition, the enhanced presence of online travel agencies is placing pressure on GTA's ability to secure allocations of hotel rooms.

        Factors affecting the competitive success of online travel agencies include price, the availability of travel inventory, brand recognition, ease of use, the fees charged to travelers, accessibility, customer service and reliability. A number of our competitors may have greater brand recognition than we do or have greater financial resources or flexibility to finance branding efforts. We compete with traditional travel agencies, other online travel agencies and supplier websites and other online and offline travel planning service providers, including aggregator sites that offer inventory from multiple suppliers.

        We potentially face competition from a number of large Internet companies and services that have expertise in developing online commerce and in facilitating Internet traffic, including Google, AOL and Yahoo!, the latter two of which partner with Travelocity to offer travel products and services directly to consumers. We also compete with "meta-search" companies such as Kayak.com, Sidestep, Inc. and Yahoo!/Farechase, which are companies that leverage their search technology to aggregate travel search results across supplier, online travel agency and other websites. Competition from these and other sources could have a material adverse effect on our business, financial condition or results of operations.

        Some of our competitors may be able to secure services and products from travel suppliers on more favorable terms. In addition, the introduction of new technologies and the expansion of existing technologies may increase competitive pressures. Increased competition may result in reduced operating margins, as well as loss of industry share and brand recognition. We cannot assure you that we will be able to compete successfully against current and future competitors. Competitive pressures faced by us could have a material adverse effect on our business, financial condition or results of operations.

We may not be able to successfully acquire, integrate our operations with or attain the expected benefits of our intended acquisition of Worldspan.

        We have entered into an agreement to acquire Worldspan, and believe this acquisition will enhance our future financial performance by capitalizing on natural operational synergies. The travel distribution industry is highly regulated, and anti-trust and other regulatory approvals for this acquisition are still pending. Regulatory hurdles may prevent us from successfully acquiring Worldspan, depriving us from the anticipated financial benefits of this intended acquisition.

        Moreover, our proposed acquisition of Worldspan presents challenges to management, including the integration of our administrative operations, systems and personnel with those of Worldspan. The acquisition also poses other risks commonly associated with similar transactions, including unanticipated liabilities, unexpected costs and the diversion of management's attention to the integration of the operations of the combined companies. Any difficulties that our combined company encounters in the transition and integration processes, and any level of integration that is not successfully achieved, could have an adverse effect on our revenue, level of expenses and operating results. We may also experience operational interruptions or the loss of key employees, suppliers and customers. As a result, notwithstanding our expectations, we may not realize the anticipated benefits or cost savings of the Worldspan acquisition. In addition, if we do successfully complete the Worldspan acquisition, our total outstanding indebtedness will increase. As of December 31, 2006, after giving effect to the proposed acquisition of Worldspan, our total indebtedness would have been $4,762 million.

We are reliant upon information technology to operate our businesses and maintain our competitiveness, and any failure to adapt them to technological developments or industry trends could harm our business.

        We depend upon the use of sophisticated information technologies and systems, including technologies and systems utilized for reservation systems, communications, procurement and administrative systems. Certain of our businesses also rely on third-party GDSs or other technologies. As our operations grow in both size and scope, we continuously need to improve and upgrade our systems and infrastructure to offer an increasing number of customers and travel suppliers enhanced products, services, features and functionality, while maintaining the reliability and integrity of our systems and infrastructure. Our future success also depends on our ability to adapt to rapidly changing technologies in our industry, particularly the increasing use of Internet-based products and services, to change our services and infrastructure so they address evolving industry standards, and to improve the performance, features and reliability of our service in response to competitive service and product offerings and the evolving demands of the marketplace. Furthermore, our use of such technology could be challenged by claims that we have infringed upon the patents, copyrights or other intellectual property rights of others.

        One of our online travel agencies, ebookers, operates on systems that require a significant amount of manual processing, which have resulted in substantial reporting and maintenance costs. If we are unable to improve its systems to address these concerns, we may incur excess costs, be unable to take advantage of efficiencies of scale, or lose customers. Finally, we are in the process of implementing a new enterprise resource planning system developed by Oracle throughout our businesses in order to improve our ability to report information accurately, reduce our reliance on manual processing, and enhance our ability to respond to market developments more quickly. Delays or difficulties in implementing the system may keep us from achieving the desired results in a timely manner, to the extent anticipated, or at all.

        There generally can be no assurances that we will be able to maintain existing systems, obtain new technologies and systems, or replace or introduce new technologies and systems as quickly as our competitors or in a cost-effective manner. Also, there can be no assurances that we will achieve the benefits anticipated or required from any new technology or system, or that we will be able to devote financial resources to new technologies and systems in the future.

System interruptions may cause us to lose customers or business opportunities or to incur liabilities.

        Our inability to maintain and improve our information technology systems and infrastructure may result in system interruptions. For example, ebookers, OctopusTravel.com and GTA operate on systems that have had stability and other attendant risks. System interruptions and slow delivery times, unreliable service levels, prolonged or frequent service outages, or insufficient capacity may prevent us from efficiently providing services to our customers or other third parties, which could result in our losing customers and revenue, or incurring liabilities. In addition to the risks from inadequate maintenance or upgrading, our information technologies and systems are vulnerable to damage or interruption from various causes, including (i) natural disasters, war and acts of terrorism, (ii) power losses, computer systems failure, Internet and telecommunications or data network failures, operator error, losses and corruption of data, and similar events, (iii) computer viruses, penetration by individuals seeking to disrupt operations or misappropriate information and other physical or electronic breaches of security, and (iv) the failure of third-party systems or services that we rely upon to maintain our own operations. Any extended interruption in our technologies or systems could significantly curtail our ability to conduct our businesses and generate revenue.

We are dependent upon third-party systems and service providers.

        We rely on certain third-party computer systems, service providers and software companies, such as AT&T and IBM. In particular, Galileo and our B2C businesses rely on third parties to conduct searches for airfares, our B2C businesses use third parties to access certain hotel inventory, and Orbitz also relies on third party providers of computer infrastructure critical to its business. Any interruption in these third-party services or deterioration in their performance may have a material adverse effect on us. In particular, the loss of our search technology licenses from a third party, which may expire as early as 2007, would have an adverse effect on us, as Orbitz has developed proprietary support services and software architecture that enables it to use such search technology in connection with its booking engine. Some of our agreements with third-party service providers are terminable upon short notice and in many cases do not provide recourse for service interruptions.

        In addition, Orbitz uses Worldspan for its GDS under an agreement that expires in 2011. Because Orbitz operates under this agreement, any interruption or deterioration in Worldspan's products or services could prevent us from searching and/or booking airline and rental car reservations, which could have an adverse effect on us.

        Galileo utilizes third party, independently owned and managed, national distribution companies to distribute and provide its services in certain international jurisdictions.

        In the event the performance of such third parties deteriorates or our arrangements with any of such third parties are terminated, we may not be able to find an alternative source of systems support on a timely basis or on commercially reasonable terms or be able to do so without significant cost or disruptions to our businesses. These may have a material adverse effect on our business, financial condition and/or results of operations.

Trends in pricing and other terms of agreements among airlines, GDSs and travel agencies have reduced, and could further reduce in the future, our revenue and margins.

        A significant portion of our revenue depends on the fees paid by airlines for bookings made through our GDS. Airlines have sought to reduce or eliminate these fees in an effort to reduce distribution costs. One manner in which they have done so is to differentiate the fares and inventory, also known as content, that they provide to us and to our GDS competitors. In these cases, airlines provide some of their content to GDSs, while withholding other content, such as lower cost "web" fares, unless the GDSs and the agencies agree to participate in a cost reduction program. Certain airlines have also threatened to withdraw content, in whole or in part, from individual GDSs as a means of obtaining lower segment fees. Travel agencies have sought to counteract the effect of these cost reduction programs and lower commissions received from airlines by demanding higher financial incentives from the GDSs.

        We have entered into full content agreements with the six largest U.S. airlines that generally expire in 2011. The full content agreements we have with international airlines generally expire over the next three years. There is no way to predict our ability to renew these agreements, the loss of which may disadvantage us compared to other competitors, and could materially weaken our financial results. The U.S. full content agreements require us to make significant concessions to the participating airlines, which could have a material adverse effect on our business, financial condition and results of operations. Moreover, as existing content agreements come up for renewal, there is no guarantee that the participating airlines will continue to provide their content to us to the same extent as they do now. A substantial reduction in the amount of content received from the participating airlines could also negatively affect our revenue and financial condition.

        In addition, certain GDSs, including Galileo, Sabre, Amadeus and Worldspan, have announced an alternative business and financial model for GDSs, generally referred to as the "opt-in" model. Under the opt-in model, travel agencies are offered the opportunity of paying a fee to the GDS or agreeing to a reduction in the financial incentives to be paid to them by the GDS to be assured of having access to full content from participating airlines or to avoid an airline-imposed surcharge on GDS-based bookings. The opt-in model in the United States may result in lower fees paid by the major airlines to a GDS, partially offset by fees from travel agencies and/or lower inducement payments to travel agencies. The opt-in model already has been introduced in the United Kingdom and Australia. In these countries, there were very high rates of travel agency opt-in, or agreement to significantly reduced inducement fees, without any industry disruption among airlines, GDSs and travel agencies. If the opt-in model becomes widely adopted, GDSs, including Galileo, could receive lower fees from the airlines, which would adversely affect our results of operations.

We depend on a relatively small number of airlines for a significant portion of our revenue and may be adversely affected by changes in the financial condition of one or more of these airlines.

        We depend on a relatively small number of airlines for a significant portion of our revenue. The top ten airlines combined accounted for approximately 28% of our revenue in 2005. Several major U.S. airlines (including Delta Air Lines, Inc. and Northwest Airlines, Inc.) have either filed for reorganization under the United States Bankruptcy Code, discussed publicly the risks of bankruptcy or are struggling financially. If any of our suppliers currently in bankruptcy liquidates or does not emerge from bankruptcy, or another of our major suppliers declares bankruptcy and is similarly unable to recover, and we are unable to compensate for the loss by offering comparable travel options on comparable terms, our businesses would be adversely affected.

Adverse changes in, or interruptions to, our relationships with other travel suppliers such as hotels could affect our access to travel offerings and reduce our revenue.

        In addition to airlines, we also rely significantly on our relationships with our hotel and other travel suppliers. Adverse changes in any of these relationships could reduce the amount of inventory that we are able to offer through our B2B and B2C businesses. We depend on travel suppliers to enable us to offer our customers comprehensive access to travel services and products. We cannot assure you that our arrangements with travel suppliers will remain in effect on current or similar terms, that the net impact of future pricing options will not adversely impact revenue, or that any of these suppliers will continue to supply us with the same level of access to travel inventory in the future.

        For example, during the course of our business, we are in continuous dialogue with our major hotel suppliers about the nature and extent of their participation in our GDS, our wholesale accommodation business and our online travel agencies. If hotel occupancy rates improve to the point that our hotel suppliers no longer place the same value on our distribution systems, such suppliers may reduce the amount of inventory they make available through our distribution channels or the amount we are able to earn in connection with hotel transactions. The significant reduction on the part of any of our major suppliers of their participation in our GDS, our wholesale accommodation business or business with our online travel agencies for a sustained period of time or their complete withdrawal could have a material adverse effect on our business, financial condition and results of operations.

        Certain of our B2C businesses, such as Orbitz and CheapTickets, operate under what is commonly referred to as the "merchant model," in which the hotel operator negotiates a rate with us that the hotel is willing to accept for the room when it is booked through our websites. We then market that room for an amount that includes the hotel's charge plus a fee for the services we provide. Certain of our B2B businesses, such as GTA, also receive access to inventory directly from hotels at negotiated rates and then distribute the rooms for a fee to travel agencies and tour operators who then make available such inventory to travelers. Many hotels use these types of arrangements with businesses such as those we operate to dispose of excess hotel room inventory or to increase their inventory distribution. If hotels experience increased demand for rooms, they might reduce the amount of room inventory they make available through these merchant or negotiated rate arrangements. Moreover, hotels might seek to increase the cost of merchant or negotiated rate offerings, which may also adversely affect our revenue. In addition, several international hotel chains no longer allow distributors, including GTA, to distribute online rooms that they have purchased or gained access to at a lower, "net" rate that GTA and other distributors could then mark up, instead requiring that they distribute rooms in a manner that gives the hotel greater ability to set prices on a more real-time basis. As a result, a larger percentage of our bookings may be completed under the traditional agency model, which may adversely affect our revenue. To the extent that other hotel chains or hotels adopt such a model, our ability to maintain or raise the current level of margins on hotel bookings, or our ability to adjust pricing in light of market trends and other factors, may be adversely affected. Such pressures may also adversely affect our financial condition and results of operations.

Travel suppliers are seeking alternative distribution models, including those involving direct access to travelers, which may adversely affect our results of operations.

        Some travel suppliers are seeking to decrease their reliance on third-party distributors, including GDSs. For example, some travel suppliers have created or expanded commercial relationships with online and traditional travel agencies that book travel with those suppliers directly, rather than through a GDS. Many airlines, hotels, car rental companies and cruise operators have also established or improved their own travel distribution websites, and may offer advantages such as bonus miles or loyalty points, lower or no transaction or processing fees, priority waitlist clearance, e-ticketing or discounted prices for sales through these channels. Due to direct bookings with the airlines, "supplier.com" websites and other non-GDS distribution channels, a growing number of transactions are occurring outside a GDS. In the United States, in 2003, bookings made direct with the airlines accounted for approximately 50% of total air bookings and 54.5% of total air bookings in 2005. In Europe, in 2004, direct bookings with the airlines constituted 49% of total air bookings, while in 2006, direct bookings with the airlines constituted 55.9% of total air bookings. Conversely, they have made some of these offerings unavailable to unrelated distributors, or made them available only in exchange for lower distribution fees. Some low-price carriers distribute exclusively through such direct channels, bypassing GDSs and other third-party distributors completely, and as a result some low-cost airlines have been enhancing their share within the travel industry. In addition, several suppliers have formed joint ventures or alliances that offer multi-supplier travel distribution websites. Finally, some airlines are exploring alternative global distribution methods recently developed by new entrants to the global distribution marketplace. Such new entrants propose technology that is purported to be less complex than traditional GDSs, and that enables the distribution of airline tickets in a manner that is more cost-effective to the airline suppliers because no or lower inducement payments are paid to travel agencies. If these trends lead to lower participation by airlines and other travel suppliers in our GDS, our business, financial condition or results of operations could be materially adversely affected.

        In addition, given the diverse and growing number of alternative travel distribution channels, such as travel suppliers' direct to consumer websites and direct connects between airlines and travel agencies, as well as new technologies that allow travel agencies and consumers to bypass a GDS, increases in travel volumes, particularly air, may not translate in the same proportion to increases in volumes passing through our GDS.

We may not be able to achieve all of our expected cost savings.

        In connection with the Acquisition, we have identified potential annual cost savings of approximately $86 million that are reflected in our pro forma Adjusted EBITDA and set forth under "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Debt and Financing Arrangements." We also believe other cost saving opportunities exist. For a more detailed description of these cost saving measures, see "Management's Discussion and Analysis of Financial Condition and Results of Operations." We cannot assure you, however, that we will be able to achieve our expected cost savings and any other cost savings opportunities, that any identified savings will be achieved in a timely manner or that other unexpected costs will not offset any savings we do achieve. A variety of risks could cause us not to achieve the expected cost savings, including among others:

  •
  higher than expected severance costs related to staff reductions;

  •
  higher than expected retention costs for employees that will be retained;

  •
  delays in the anticipated timing of activities related to our cost-saving plan; and

  •
  other unexpected costs associated with operating the business.

        The run-rate cost savings reflected in our presentation of pro forma Adjusted EBITDA assume the full implementation of the proposed cost-saving measures for the entire period presented. Because some of the measures will take time to implement, any cost savings we achieve will not immediately affect our financial results in the amounts presented.

        Our failure to achieve our expected annual cost savings could have a material adverse effect on our financial condition and results of operations.

Consolidation in the travel industry may result in increased expenses, lost bookings and reduced revenue.

        Consolidation among travel suppliers, including airline mergers and alliances, may increase competition from distribution channels related to those suppliers and place more leverage in the hands of those suppliers to negotiate lower booking fees and lower commissions. Changes in ownership of travel agencies may also cause them to direct less business towards us. If we are unable to compete effectively, competitors could divert our customers away from our travel distribution channels and it could adversely affect our results of operations.

        Consolidation among travel agencies and competition for travel agency customers may also adversely affect our results of operations, since GDSs, such as Galileo, compete to attract and retain travel agency customers. Reductions in commissions paid by some travel suppliers, such as airlines, to travel agencies contribute to travel agencies having a greater dependency on traveler-paid service fees and GDS-paid inducements and may contribute to travel agencies consolidating. Consolidation of travel agencies increases competition for these travel agency customers and increases the ability of those agencies to negotiate higher GDS paid inducements. In order to compete effectively, we may need to increase inducements, pre-pay inducements or increase spending on marketing or product development.

A reduction in or elimination of our customer service fee could reduce our revenue.

        Our online travel agencies generally charge customers a service fee each time they book certain airline reservations or hotel rooms or purchase certain other travel products and services through the online travel agencies. Although our online travel agency competitors generally charge service fees, most travel supplier websites do not charge such a service fee and this could discourage customers from using our online travel agencies to purchase these travel products and services. If we have to reduce or eliminate our service fee, our revenue could decline as a result.

We depend on our international operations, which are subject to additional risks generally not encountered when doing business solely in the United States.

        Our international operations involve risks that may not exist when doing business in the United States. Excluding the United States, currently we operate in over 130 countries throughout Europe, Asia, the South Pacific, North America, South America and Africa. In order to achieve widespread acceptance in each country we enter, we believe that we must tailor our services to the unique customs and cultures of that country. Learning the customs and cultures of various countries, particularly with respect to travel patterns and practices, is a difficult task and our failure to do so could slow our growth in those countries.

        In addition, the risks involved in non-U.S. operations, or in having operations in multiple countries generally, that could result in losses include:

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  delays in the development of the Internet as a broadcast, advertising and commerce medium in overseas markets;

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  difficulties in staffing and managing operations due to distance, time zones, language and cultural differences, including issues associated with establishing management systems infrastructures in various countries;

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  unexpected changes in regulatory requirements;

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  increased risk of piracy and limits on our ability to enforce our intellectual property rights in non-U.S. countries;

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  for some of those operations where we have physical offices, increased risk of terrorism, political instability and war;

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  exposure to local economic conditions, security issues, epidemics or natural disasters;

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  potential adverse changes in the diplomatic relations of non-U.S. countries with the United States;

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  preference of local populations for local providers;

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  restrictions on the withdrawal of non-U.S. investment and earnings, including potentially substantial tax liabilities if we repatriate any of the cash generated by our international operations back to the United States;

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  restrictions on travel;

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  government policies against businesses owned by non-U.S. citizens, including U.S. trade sanctions;

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  investment restrictions or requirements;

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  diminished ability to legally enforce our contractual rights in non-U.S. countries;

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  currency exchange restrictions;

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  withholding and other taxes on remittances and other payments by subsidiaries; and

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  changes in non-U.S. taxation structures.

Our businesses are highly regulated and any failure to comply with such regulations or any changes in such regulations could adversely affect us.

        We operate in a highly regulated industry. Our businesses, financial condition and results of operations could be adversely affected by unfavorable changes in or the enactment of new laws, rules and regulations applicable to us, which could decrease demand for products and services, increase costs or subject us to additional liabilities. Moreover, regulatory authorities have relatively broad discretion to grant, renew and revoke licenses and approvals and to implement regulations. Accordingly, such regulatory authorities could prevent or temporarily suspend us from carrying on some or all of our activities or otherwise penalize us if our practices were found not to comply with the then current regulatory or licensing requirements or any interpretation of such requirements by the regulatory authority. Our failure to comply with any of these requirements or interpretations could have a material adverse effect on our operations.

        The European Commission is engaged in a comprehensive review of E.U. regulations governing GDSs. It is unclear at this time when the European Commission will complete its review and what changes, if any, will be made to the E.U. regulations. We could be adversely affected if the E.U. regulations are withdrawn or revised. In addition, we could be adversely affected if changes to the regulations, changes in interpretations of the regulations, or new regulations increase our cost of doing business, limit our ability to establish relationships with travel agencies, airlines, or others, impair the enforceability of existing agreements with travel agencies and other users of our system, prohibit or limit us from offering services or products, or limit our ability to establish or change fees. Continued GDS regulation in the E.U. and elsewhere, while GDS regulations have terminated in the United States, could also create the operational challenge of supporting different products, services and business practices to conform to the different regulatory regimes.

        There are also GDS regulations in Canada, under the regulatory authority of the Canadian Department of Transport. On April 27, 2004, a significant number of these regulations were lifted. Amendments to the rules include eliminating the "obligated carrier" rule, which required larger airlines in Canada to participate equally in the GDSs, and elimination of the requirement that transaction fees charged by GDSs to airlines be non-discriminatory. Due to the elimination of the obligated carrier rule in Canada, Air Canada, the dominant Canadian airline, could choose distribution channels that it owns and controls or distribution through another GDS rather than through our GDS.

        In our processing of travel transactions, we receive and store a large volume of personally identifiable data. This data is increasingly subject to legislation and regulations in numerous jurisdictions around the world, including the European Union through its Data Protection Directive and implementations of that Directive in the member states of the E.U. These laws and regulations are typically intended to protect the privacy of personal data that is collected, processed and transmitted in or from the governing jurisdiction. We could be adversely affected if legislation or regulations are expanded to require changes in our business practices or if governing jurisdictions interpret or implement their legislation or regulations in ways that diminish our ability to conduct business.

        Our B2C businesses, particularly our online travel agencies, are subject to laws and regulations relating to our sales and marketing activities, including those prohibiting unfair and deceptive advertising or practices. Our travel services are subject to regulation and laws governing the offer and/or sale of travel products and services, including laws requiring us to register as a "seller of travel" in various states and to comply with certain disclosure requirements. As a seller of air transportation products in the United States, we are also subject to regulation by the Department of Transportation, which has authority to enforce economic regulations, and may assess civil penalties or challenge our operating authority.

        In addition, there is, and will likely continue to be, an increasing number of laws and regulations pertaining to the Internet and online commerce, which may relate to liability for information retrieved from or transmitted over the Internet, user privacy, taxation and the quality of products and services. Furthermore, the growth and development of online commerce may prompt calls for more stringent customer protection laws that may impose additional burdens on online businesses generally.

        In the aftermath of the terrorist attacks of September 11, 2001 in the United States, government agencies have been contemplating or developing initiatives to enhance national and aviation security, including the Transportation Security Administration's Computer-Assisted Passenger Prescreening System, known as CAPPS II. These initiatives may result in conflicting legal requirements with respect to data handling. As privacy and data protection has become a more sensitive issue, we may also become exposed to potential liabilities as a result of differing views on the privacy of travel data. Travel businesses have also been subjected to investigations, lawsuits and adverse publicity due to allegedly improper disclosure of passenger information. These and other privacy developments that are difficult to anticipate could adversely impact our business, financial condition and results of operations.

        We are also subject to various other rules and regulations such as:

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  various state and federal privacy laws;

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  U.S. and E.U. regulations relating to Advance Passenger Information System (APIS) data;

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  insurance and bonding regulations;

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  the USA PATRIOT Act;

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  Office of Foreign Assets Control regulations;

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  the Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003, or the CAN-SPAM Act;

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  laws that require us to register as a "seller of travel" to comply with disclosure requirements;

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  the Package Travel, Package Holidays and Package Tours Directive in the E.U., which regulates the sale of travel products and services in Europe directly to customers as part of a "package"; and

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  laws and regulations in jurisdictions outside the United States in which we do business.

        Our failure to comply with any of the foregoing or other applicable laws and regulations may subject us to fines, penalties and potential criminal violations. Any changes to these laws or regulations or any new laws or regulations may make it more difficult for us to operate our businesses and may have a material adverse effect on our operations.

Government regulation could impose taxes or other burdens on us, which could increase our costs or decrease demand for our products.

        We rely upon generally available interpretations of tax laws and regulations in the states, countries and regions in which we operate and for which we provide travel inventory. We cannot be sure that these interpretations are accurate or that the responsible taxing authority is in agreement with our views. The imposition of additional taxes could cause us to have to pay taxes that we currently do not collect or pay or increase the costs of our products or services or increase our costs of operations.

        Federal legislation imposing limitations on the ability of states to tax Internet-based sales was enacted in 1998. The Internet Tax Freedom Act, which was extended by the Internet Tax Non-Discrimination Act, exempts specific types of sales transactions conducted over the Internet from multiple or discriminatory state and local taxation through November 1, 2007. If this legislation is not renewed when it terminates, state and local governments could impose additional taxes on Internet-based sales and these taxes could decrease the demand for our products or increase our costs of operations.

        In addition, despite the federal statute, state and local tax authorities may seek to establish that we have a nexus in the traditional sense or act as a hotel operator. Although we do not believe we are subject to such taxes, these jurisdictions could rule that we are subject to sales and occupancy taxes and seek to collect taxes on certain forms of revenue, either retroactively, prospectively or both.

Seasonal fluctuations in the travel industry could adversely affect us.

        Some of our businesses experience seasonal fluctuations, reflecting seasonal trends for the products and services we offer. These trends cause our revenue to be generally highest in the second and third calendar quarters of the year as travelers plan and purchase their spring and summer travel, and then flatten in the fourth and first calendar quarters of the year. Our results may also be affected by seasonal fluctuations in the inventory made available to us by our travel suppliers. For instance, during seasonal periods when demand is high, suppliers may impose blackouts for their inventory that prohibit us from selling their inventory during such periods. As a result, we may be required to borrow cash in order to fund operations or to meet debt service obligations during seasonal slowdowns or at other times. Since the terms of our indebtedness may restrict our ability to incur additional debt, we cannot assure you that we would be able to borrow such cash. Our inability to finance our funding needs during a seasonal slowdown or at other times could have a material adverse effect on us.

We may not realize anticipated benefits from past and future acquisitions or have the ability to complete future acquisitions.

        We have pursued an active acquisition strategy as a means of strengthening our businesses and have sought to integrate acquisitions into our operations to achieve economies of scale. For example, in 2005, we completed acquisitions of GTA and ebookers. We have derived a substantial portion of our recent growth in revenue and net income from acquired businesses. The success of any future acquisition strategy will continue to depend upon our ability to find suitable acquisition candidates on favorable terms and to finance and complete these transactions. In addition, upon completion of an acquisition, we may encounter risks related to the possible inability to integrate the acquired business into our operations, the possible departure of a significant number of employees, the loss in value of acquired intangibles, the diversion of management's attention and unanticipated problems or liabilities. These risks may adversely affect our ability to realize anticipated cost savings and revenue growth from our acquisitions. Acquisitions may not be accretive to our earnings, as expected or at all, and may negatively impact our results of operations through, among other things, the incurrence of debt to finance the Acquisition, non-cash write-offs of goodwill or intangibles and increased amortization expenses in connection with intangible assets. For example, for the year ended December 31, 2005, we recorded a $422 million pre-tax non-cash intangibles impairment charge, primarily relating to reduced return expectations at our ebookers business, of which $251 million reduced the value of goodwill and $171 million reduced the value of other intangible assets. In addition, for the period January 1, 2006 to August 22, 2006, we recorded a $2,376 million pre-tax non-cash impairment charge, primarily relating to the difference between the price at which Travelport was sold to The Blackstone Group and the historical carrying value of Travelport's net assets, of which $2,375 million reduced the value of goodwill and $1 million reduced the value of definite lived intangible assets. Acquisition integration activities can also put further demands on management, which could result in negative operating results.

We are not currently required to evaluate our internal controls over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002. The current inapplicability of these rules, or any failure to comply when applicable may lead investors to lack confidence in our reported financial information.

        We are not subject to the requirements of the Sarbanes-Oxley Act of 2002, including Section 404 thereof. Section 404 requires management of a reporting company to annually review, assess and disclose the effectiveness of the company's internal controls over financial reporting and the independent auditors to prepare a report addressing such assessments. Even if we successfully register an exchange offer for the notes with the SEC, we would not be subject to Section 404 until our fiscal year ending December 31, 2007. Moreover, once those requirements become applicable, there can be no assurance that the results of our assessment would not include the identification of material weaknesses in our internal controls. Any of these conditions, or our failure to comply with the requirements of Section 404 when they become applicable, may lead investors to lack or lose confidence in the accuracy of our reported financial information, which may adversely affect the trading price of the notes.

We are exposed to risks associated with online commerce security and credit card fraud.

        The secure transmission of confidential and personally identifiable information over the Internet is essential in maintaining customer and supplier confidence in our services. Substantial or ongoing security breaches, whether instigated internally or externally on our system or other Internet-based systems, could significantly harm our business. We currently require buyers to guarantee their transactions with their credit card online. We rely on licensed encryption and authentication technology to effect secure transmission of confidential information, including credit card numbers. It is possible that advances in computer capabilities, new discoveries or other developments could result in a compromise or breach of the technology used by us to protect customer transaction data.

        We incur substantial expense to protect against and remedy security breaches and their consequences. However, we cannot guarantee that our security measures will prevent security breaches. A party (whether internal, external, an affiliate or unrelated third party) that is able to circumvent our security systems could steal proprietary information or cause significant interruptions in our operations. Security breaches also could damage our reputation and expose us to a risk of loss or litigation and possible liability. Security breaches could also cause customers and potential customers to lose confidence in our security, which would have a negative effect on the demand for our products and services.

        We also face risks associated with security breaches affecting third parties conducting business over the Internet. Customers generally are concerned with security and privacy on the Internet, and any publicized security problems could inhibit the growth of the Internet and, therefore, our services as a means of conducting commercial transactions.

        In addition, participants in the payment card industry have proposed standards related to the processing of payments, as well as a target date by which they ask vendors to be compliant. The participants have stated that they may take actions against vendors who are not compliant by the target date, including imposing cash penalties for violations or prohibiting them from processing transactions on participant cards. To the extent any of our businesses are not compliant by the industry-proposed target date, and payment card companies take punitive actions against us, our financial conditions and results of operations may be adversely affected.

We may not protect our technology effectively, which would allow competitors to duplicate our products and services. This could make it more difficult for us to compete with them.

        Our success and ability to compete depend, in part, upon our technology and other intellectual property, including our brands. Among our significant assets are our software and other proprietary information and intellectual property rights. We rely on a combination of copyright, trademark and patent laws, trade secrets, confidentiality procedures and contractual provisions to protect these assets. Our software and related documentation, however, are protected principally under trade secret and copyright laws, which afford only limited protection, and the laws of some non-U.S. jurisdictions provide less protection for our proprietary rights than the laws of the United States. Unauthorized use and misuse of our intellectual property could have a material adverse effect on our business, financial condition and results of operations, and there can be no assurance that our legal remedies would adequately compensate us for the damage caused by unauthorized use.

        Intellectual property challenges have been increasingly brought against members of the travel industry. In the future, we may need to take legal actions to enforce our intellectual property rights, to protect our trade secrets or to determine the validity and scope of the proprietary rights of others. This legal action might result in substantial costs and diversion of resources and management attention. For a description of certain intellectual property proceedings in which we are involved, see "Business—Legal Proceedings."

Third parties may claim that we have infringed their intellectual property rights, which could expose us to substantial damages and restrict our operations.

        We have faced, are facing and in the future could face claims that we have infringed the patents, copyrights or other intellectual property rights of others. In addition, we may be required to indemnify travel suppliers for claims made against them. Any claims against us or them could require us to spend significant time and money in litigation, delay the release of new products or services, pay damages, develop new intellectual property or acquire licenses to intellectual property that is the subject of the infringement claims. Resolutions of these matters may not be available on acceptable terms or at all. As a result, intellectual property claims against us could have a material adverse effect on our business, financial condition and/or results of operations, and such claims may result in a loss of intellectual property protections that relate to certain parts of our business. For a description of certain intellectual property proceedings in which we are involved, see "Business—Legal Proceedings."

We are subject to certain risks related to litigation filed by or against us, and adverse results may harm us.

        We cannot predict with certainty the cost of defense, the cost of prosecution or the ultimate outcome of litigation and other proceedings filed by or against us, including remedies or damage awards, and adverse results in such litigation and other proceedings may harm us. Such litigation and other proceedings may include, but are not limited to, actions relating to intellectual property, in particular patent claims against us, tax matters, employment law or other harm resulting from negligence or fraud by individuals or entities outside our control.

        We are party to (or responsible in part for) certain legal actions that we describe in "Business—Legal Proceedings." The defense of these actions may increase our expenses and an adverse outcome in any such actions could have a material adverse effect on our business, financial condition and/or results of operations.

Our ability to attract, train and retain executives and other qualified employees is crucial to results of operations and future growth.

        We depend substantially on the continued services and performance of our key executives, senior management and skilled personnel, particularly our professionals with experience in our business and operations, including our information technology and systems, and the GDS industry. We cannot assure you that any of these individuals will continue to be employed by us. The specialized skills needed by our business are time-consuming and difficult to acquire and in short supply, and this shortage is likely to continue. A lengthy period of time is required to hire and train replacement personnel when skilled personnel depart the company. An inability to hire, train and retain a sufficient number of qualified employees could materially hinder our business by, for example, delaying our ability to bring new products and services to market or impairing the success of our operations. Even if we are able to maintain our employee base, the resources needed to attract and retain such employees may adversely affect our profits, growth and operating margins.

United Airlines has announced its intention to use another provider to host and manage its reservation system.

        We host and manage United Airlines' reservations system and provide related services pursuant to an agreement that expires in 2013. United Airlines, however, has stated its intent to transition its reservation system from us to another provider, which cannot occur before 2008 under the agreement. If United Airlines completes the transition to another provider, our results of operations would be adversely affected due to the loss of revenue from the agreement.

Fluctuations in the exchange rate of the U.S. dollar and other foreign currencies could have a material adverse effect on our financial performance and results of operations.

        While most of our revenue is denominated in U.S. dollars, a portion of our costs and revenue, including interest obligations on a portion of our new senior secured credit facilities and on the senior euro floating rate notes and euro senior subordinated notes, is denominated in other currencies, such as the pound sterling, the euro and the Australian dollar. As a result, changes in the exchange rates of these currencies or any other applicable currencies to the U.S. dollar will affect, to the extent not hedged in the financial markets, our operating expenses and operating margins and could result in exchange losses despite our efforts to manage our exposure to foreign currency fluctuations.

Our Sponsors control us and may have conflicts of interest with us or you in the future.

        Investment funds associated with or designated by affiliates of The Blackstone Group, Technology Crossover Ventures and One Equity Partners, or our Sponsors, beneficially own substantially all of the outstanding voting shares of our ultimate parent company. As a result of this ownership, the Sponsors are entitled to elect all of our directors, to appoint new management and to approve actions requiring the approval of the holders of our outstanding voting shares as a single class, including adopting most amendments to our articles of incorporation and approving or rejecting proposed mergers or sales of all or substantially all of our assets, regardless of whether noteholders believe that any such transactions are in their own best interests. Through control of the Parent Guarantor, the Sponsors control us and all of our subsidiaries.

        The interests of the Sponsors may differ from yours in material respects. For example, if we encounter financial difficulties or are unable to pay our debts as they mature, the interests of the Sponsors and their affiliates, as equity holders, might conflict with your interests as a noteholder. The Sponsors and their affiliates may also have an interest in pursuing acquisitions, divestitures, financings (including financings that are senior to the senior subordinated notes) or other transactions that, in their judgment, could enhance their equity investments, even though such transactions might involve risks to you as a note holder. Additionally, the indentures governing the notes permit us to pay advisory fees, dividends or make other restricted payments under certain circumstances, and the Sponsors may have an interest in our doing so. For example, borrowings under our revolving credit facility and a portion of the proceeds from asset sales may be used for such purposes.

        The Sponsors and their affiliates are in the business of making investments in companies, and may from time to time in the future, acquire interests in businesses that directly or indirectly compete with certain portions of our business or are suppliers or customers of ours. The Sponsors may also pursue acquisition opportunities that may be complementary to our business and, as a result, those acquisition opportunities may not be available to us. So long as investment funds associated with or designated by the Sponsors continue to indirectly own a significant amount of the outstanding shares of our common stock, even if such amount is less than 50%, the Sponsors will continue to be able to strongly influence or effectively control our decisions. You should consider that the interests of the Sponsors may differ from yours in material respects. See "Certain Relationships and Related Party Transactions," "Description of Other Indebtedness," "Description of Senior Notes" and "Description of Senior Subordinated Notes."

We have identified four significant deficiencies in our internal controls over financial reporting.

        We are not currently required to comply with Section 404 of the Sarbanes-Oxley Act of 2002, and are therefore not required to make an assessment of the effectiveness of our internal controls over financial reporting for that purpose. However, in connection with the audit of our financial statements for the periods ended August 22, 2006 and December 31, 2006, our auditors and we have identified certain matters involving our internal control over financial reporting that constitute significant deficiencies under standards established by the Public Company Accounting Oversight Board ("PCAOB").

        The PCAOB defines a significant deficiency as a control deficiency, or a combination of control deficiencies, that adversely affects the company's ability to initiate, authorize, record, process, or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the company's annual or interim financial statements that is more than inconsequential will not be prevented or detected. A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A deficiency in design exists when (a) a control necessary to meet the control objective is missing or (b) an existing control is not properly designed so that, even if the control operates as designed, the control objective is not always met. A deficiency in operation exists when a properly designed control does not operate as designed, or when the person performing the control does not possess the necessary authority or qualifications to perform the control effectively.

        Certain controls over the financial closing and reporting process did not operate as designed during the audit process. We and our auditors identified four significant deficiencies: (i) account reconciliation process was not operating effectively to identify errors in balances; (ii) communication between business units and technical accounting for non-routine transactions was not operating effectively; (iii) controls over the identification and disclosure of related party transactions were not designed properly; and (iv) our fraud risk assessment process was not fully implemented.

        We are in the process of implementing changes to strengthen our internal controls. Additional measures may be necessary and the measures we expect to take to improve our internal controls may not be sufficient to address the issues identified, to ensure that our internal controls are effective or to ensure that such material weakness or other material weaknesses would not result in a material misstatement of our annual or interim financial statements. In addition, we cannot guarantee that other material weaknesses or significant deficiencies will not be identified in the future. If we are unable to correct deficiencies in internal controls in a timely manner, our ability to record, process, summarize and report financial information accurately and within the time periods specified in the rules and forms of the SEC will be adversely affected. This failure could negatively affect the market price and trading liquidity of the notes, cause investors to lose confidence in our reported financial information, subject us to civil and criminal investigations and penalties, and generally materially and adversely impact our business and financial condition.

Risks Relating to Our Separation from Avis Budget

We have a limited operating history as an independent company and our historical and pro forma financial information is not necessarily representative of the results we would have achieved as an independent company and may not be a reliable indicator of our future results.

        The historical and pro forma financial information prior to August 22, 2006 included in this prospectus does not necessarily reflect the financial condition, results of operations or cash flows that we would have achieved as an independent company during the periods presented or those that we will achieve in the future, primarily as a result of the following factors:

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  Until August 2006, our businesses were operated by Avis Budget as part of its broader corporate organization, rather than as an independent company. Avis Budget or one of its affiliates historically performed various corporate functions for us, including, but not limited to, tax administration, certain governance functions (including compliance with the Sarbanes-Oxley Act of 2002 and internal audit) and external reporting. Our historical and pro forma financial results reflect allocations of corporate expenses from Avis Budget for these and similar functions. These allocations are less than the comparable expenses we believe we would have incurred had we operated as an independent company.

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  Historically, we shared economies of scope and scale in costs, employees, vendor relationships and customer relationships, as well as pursued integrated strategies with Avis Budget's other businesses, including those operated by Wyndham Worldwide and Realogy as separate companies. We entered into a Transition Services Agreement and other agreements with Avis Budget, Wyndham Worldwide and Realogy; however, such temporary arrangements may not capture the benefits our businesses have enjoyed as a result of being integrated with the other businesses of Avis Budget. The loss of these benefits could have an adverse effect on our business, results of operations and financial condition following the completion of the Acquisition. See "Certain Relationships and Related Party Transactions" for a further description of these agreements.

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  Generally, our working capital requirements and capital for our general corporate purposes, including acquisitions and capital expenditures, were historically satisfied as part of the corporate-wide cash management policies of Avis Budget. Avis Budget no longer provides us with funds to finance our working capital or other cash requirements. Accordingly, we obtained, and may in the future need to obtain additional, financing from banks, through public offerings or private placements of debt or equity securities, strategic relationships or other arrangements.

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  Our cost of capital is higher than Avis Budget's cost of capital prior to the Acquisition because Avis Budget's credit ratings are higher than ours following the Acquisition.

Other significant changes may occur in our cost structure, management, financing and business operations as a result of the Acquisition that we cannot predict.

We may be unable to make, on a timely or cost-effective basis, the changes necessary to operate as an independent company, and we may experience increased costs after the Acquisition or as a result of the Acquisition.

        Avis Budget, Wyndham Worldwide and Realogy are contractually obligated to provide to us only those services specified in the Transition Services Agreement and the other agreements we entered into with them in connection with the Acquisition and the spin-offs of Realogy and Wyndham Worldwide to stockholders of Avis Budget on July 31, 2006, or the Spin-Offs. All services to be provided under the Transition Services Agreement will be provided for a specified period of time, generally for one year from the date of the Acquisition. We may be unable to replace in a timely manner or on comparable terms the services or other benefits that Avis Budget previously provided to us that are not specified in the Transition Services Agreement or the other agreements, or the services or benefits that are so specified upon the expiration of the periods for which they are to be provided pursuant to those agreements. Also, upon the expiration of the Transition Services Agreement or such other agreements, many of the services that are covered in such agreements will be provided internally or by unaffiliated third parties, and we expect that in some instances, we may incur higher costs to obtain such services than we incurred under the terms of such agreements. In addition, if Avis Budget, Wyndham Worldwide or Realogy do not continue to perform effectively the transition and other services called for under the Transition Services Agreement and other agreements, we may not be able to operate our businesses effectively and our profitability may decline.

The ownership by our executive officers of shares of common stock, options or other equity awards of Avis Budget, Wyndham Worldwide or Realogy may create, or may create the appearance of, conflicts of interest.

        Because of their former positions with Cendant, substantially all of our executive officers held shares of Cendant common stock, options to purchase shares of Cendant common stock or other equity-related instruments. Following the Spin-Offs, these officers now hold shares of common stock and options to purchase shares of common stock in Avis Budget, Wyndham Worldwide and Realogy. The individual holdings of common stock and options to purchase common stock of Avis Budget, Wyndham Worldwide and Realogy may be significant for some of these persons compared to these persons' total assets. Ownership by our officers, after the Acquisition, of common stock and options to purchase common stock of Avis Budget, Wyndham Worldwide and Realogy, creates, or, may create the appearance of, conflicts of interest when these officers are faced with decisions that could have different implications for Avis Budget, Wyndham Worldwide and Realogy than the decisions have for us.

We are contractually obligated to indemnify Avis Budget for certain taxes relating to our separation from Avis Budget.

        Our separation from Avis Budget involved a restructuring of our business whereby certain of our former foreign subsidiaries were separated independent of our separation from Avis Budget. It is possible that the independent separation of these foreign subsidiaries could give rise to an increased tax liability for Avis Budget that would not have existed had these foreign subsidiaries been separated with us. In order to induce Avis Budget to approve the separation structure, we agreed to indemnify Avis Budget for any increase in their tax liability resulting from the structure. We are not able to predict the amount of such tax liability, if any. To the extent that our obligation to indemnify Avis Budget subjects us to additional costs, such costs would be treated as an adjustment to the purchase price, increasing tax-deductible goodwill, and could significantly and negatively affect our financial condition.

Risks Relating to the Notes

We may not be able to generate sufficient cash to service all of our indebtedness, including the notes, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

        Our ability to make scheduled payments on or to refinance our debt obligations depends on our financial condition and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We cannot assure you that we will maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the notes.

        If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure or refinance our indebtedness, including the notes. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. Our senior secured credit agreement and the indentures governing the notes restrict our ability to dispose of assets and use the proceeds from the disposition. We may not be able to consummate those dispositions or to obtain the proceeds that we could realize from them and these proceeds may not be adequate to meet any debt service obligations then due.

Your right to receive payments on each series of outstanding notes is, and payments on the exchange notes will be, effectively junior to the right of lenders who have a security interest in our assets to the extent of the value of those assets.

        Our obligations under the notes and our guarantors' obligations under their guarantees of the notes are unsecured, but our obligations under our senior secured credit facilities and each guarantor's obligations under their guarantees of the senior secured credit facilities are secured by a security interest in substantially all of our domestic tangible and intangible assets, including the stock of substantially all of our wholly-owned U.S. subsidiaries and a portion of the stock of certain of our non-U.S. subsidiaries. If we are declared bankrupt or insolvent, or if we default under our senior secured credit agreement, the lenders could declare all of the funds borrowed thereunder, together with accrued interest, immediately due and payable. If we were unable to repay such indebtedness, the lenders could foreclose on the pledged assets to the exclusion of holders of the notes, even if an event of default exists under the indentures governing the notes at such time. Furthermore, if the lenders foreclose and sell the pledged equity interests in any subsidiary guarantor under the notes, then that guarantor will be released from its guarantee of the notes automatically and immediately upon such sale. In any such event, because the notes will not be secured by any of our assets or the equity interests in subsidiary guarantors, it is possible that there would be no assets remaining from which your claims could be satisfied or, if any assets remained, they might be insufficient to satisfy your claims fully. See "Description of Other Indebtedness."

        As of December 31, 2006, we had approximately $2,223 million ($3,263 million giving effect to the proposed acquisition of Worldspan) of senior secured indebtedness, all of which was indebtedness under our senior secured credit facilities, not including availability of $275 million ($300 million giving effect to the proposed acquisition of Worldspan) under our revolving credit facility, $19.1 million available to be drawn under our $125 million ($150 million giving effect to the proposed acquisition of Worldspan) synthetic letter of credit facility, and the option to raise incremental senior secured credit facilities of up to $500 million. The indentures governing the notes permit the Parent Guarantor and its restricted subsidiaries to incur substantial additional indebtedness in the future, including senior secured indebtedness.

Claims of noteholders are structurally subordinate to claims of creditors of all of our non-U.S. subsidiaries and some of our U.S. subsidiaries because they do not guarantee the notes.

        The Issuer bought Travelport and its U.S. subsidiaries in the Acquisition, while substantially all of the non-U.S. subsidiaries were purchased by Travelport (Bermuda) Ltd., a direct subsidiary of the Parent Guarantor. Although Travelport (Bermuda) Ltd. and its subsidiaries are generally subject to the covenants in our senior secured credit facilities and the indentures governing the notes, none of them guarantee the senior secured credit facilities or the notes. The notes are also not guaranteed by any of our less than wholly-owned U.S. subsidiaries. Accordingly, claims of holders of the notes will be structurally subordinate to the claims of creditors of these non-guarantor subsidiaries, including trade creditors. All obligations of our non-guarantor subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to us or a guarantor of the notes. See "The Transactions" and notes 8 and 15 to our combined financial statements contained elsewhere herein.

Your right to receive payments on the senior subordinated notes are junior to the rights of the lenders under our senior secured credit facilities and all of our other senior debt and any of our future senior indebtedness.

        The senior subordinated notes are general unsecured obligations that are junior in right of payment to all of our existing and future senior indebtedness. As of December 31, 2006, we had outstanding approximately $3,133 million ($4,173 million giving effect to the proposed acquisition of Worldspan) of senior indebtedness, including the senior notes and $2,223 million ($3,263 million giving effect to the proposed acquisition of Worldspan) under the senior secured credit facilities. As of December 31, 2006, an additional $275 million ($300 million giving effect to the proposed acquisition of Worldspan) was available to be drawn under our revolving credit facility and an additional $19.1 million was available under our $125 million ($150 million giving effect to the proposed acquisition of Worldspan) synthetic letter of credit facility. In addition, we have the option to raise incremental senior secured credit facilities of up to $500 million. We may not pay principal, premium, if any, interest or other amounts on account of the senior subordinated notes in the event of a payment default or certain other defaults in respect of certain of our senior indebtedness, including debt under the senior secured credit facilities, unless the senior indebtedness has been paid in full or the default has been cured or waived. In addition, in the event of certain other defaults with respect to the senior indebtedness, we may not be permitted to pay any amount on account of the senior subordinated notes for a designated period of time.

        Because of the subordination provisions in the senior subordinated notes, in the event of our bankruptcy, liquidation or dissolution, our assets will not be available to pay obligations under the senior subordinated notes until we have made all payments in cash on our senior indebtedness. We cannot assure you that sufficient assets will remain after all these payments have been made to make any payments on the senior subordinated notes, including payments of principal or interest when due.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the notes.

        Any default under the agreements governing our indebtedness, including a default under the senior secured credit agreement, that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness, could prevent us from paying principal, premium, if any, and interest on the notes and substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness (including covenants in our senior secured credit facilities and the indentures governing the notes), we could be in default under the terms of the agreements governing such indebtedness, including our senior secured credit agreement and the indentures governing the notes. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under our senior secured credit facilities could elect to terminate their commitments thereunder, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may in the future need to obtain waivers from the required lenders under our senior secured credit facilities to avoid being in default. If we breach our covenants under our senior secured credit facilities and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under our senior secured credit agreement, the lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation.

We may not be able to repurchase the notes upon a change of control.

        Upon the occurrence of specific kinds of change of control events, we will be required to offer to repurchase all outstanding notes at 101% of their principal amount plus accrued and unpaid interest. The source of funds for any such purchase of the notes will be our available cash or cash generated from our subsidiaries' operations or other sources, including borrowings, sales of assets or sales of equity. We may not be able to repurchase the notes upon a change of control because we may not have sufficient financial resources to purchase all of the notes that are tendered upon a change of control. Further, we are contractually restricted under the terms of our senior secured credit agreement from repurchasing all of the notes tendered by holders upon a change of control. Accordingly, we may not be able to satisfy our obligations to purchase the notes unless we are able to refinance or obtain waivers under our senior secured credit agreement. Our failure to repurchase the notes upon a change of control would cause a default under the indentures governing the notes and a cross-default under the senior secured credit agreement. The senior secured credit agreement also provides that a change of control will be a default that permits lenders to accelerate the maturity of borrowings thereunder. Any of our future debt agreements may contain similar provisions.

The lenders under the senior secured credit facilities have the discretion to release the guarantors under the senior secured credit agreement in a variety of circumstances, which will cause those guarantors to be released from their guarantees of the notes.

        While any obligations under the senior secured credit facilities remain outstanding, any guarantee of the notes may be released without action by, or consent of, any holder of the notes or the trustee under the indentures governing the notes, at the discretion of lenders under the senior secured credit facilities, if the related guarantor is no longer a guarantor of obligations under the senior secured credit facilities or any other indebtedness. See "Description of Senior Notes" and "Description of Senior Subordinated Notes." The lenders under the senior secured credit facilities have the discretion to release the guarantees under the senior secured credit facilities in a variety of circumstances. You will not have a claim as a creditor against any subsidiary that is no longer a guarantor of the notes, and the indebtedness and other liabilities, including trade payables, whether secured or unsecured, of those subsidiaries will effectively be senior to claims of noteholders.

You may face foreign exchange risks or tax consequences as a result of investing in the euro notes.

        The senior euro floating rate notes and the euro senior subordinated notes are denominated and payable in euros. If you are a U.S. investor, an investment in euro-denominated notes will entail foreign exchange-related risks due to, among other factors, possible significant changes in the value of the euro relative to the U.S. dollar because of economic, political and other factors over which we have no control. Depreciation of the euro against the U.S. dollar could cause a decrease in the effective yield of the euro-denominated notes below their stated coupon rates and could result in a loss to you on a U.S. dollar basis. Investing in the euro-denominated notes by U.S. investors may also have important tax consequences.

Federal and state fraudulent transfer laws may permit a court to void the guarantees, and, if that occurs, you may not receive any payments on the notes.

        Federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the notes and the incurrence of the guarantees. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the notes or guarantees could be voided as a fraudulent transfer or conveyance if (1) we or any of the guarantors, as applicable, issued the notes or incurred the guarantees with the intent of hindering, delaying or defrauding creditors or (2) we or any of the guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for either issuing the notes or incurring the guarantees and, in the case of (2) only, one of the following is also true at the time thereof:

  •
  we or any of the guarantors, as applicable, were insolvent or rendered insolvent by reason of the issuance of the notes or the incurrence of the guarantees;

  •
  the issuance of the notes or the incurrence of the guarantees left us or any of the guarantors, as applicable, with an unreasonably small amount of capital to carry on the business;

  •
  we or any of the guarantors intended to, or believed that we or such guarantor would, incur debts beyond our or such guarantor's ability to pay as they mature; or

  •
  we or any of the guarantors was a defendant in an action for money damages, or had a judgment for money damages docketed against us or such guarantor if, in either case, after final judgment, the judgment is unsatisfied.

        If a court were to find that the issuance of the notes or the incurrence of the guarantee was a fraudulent transfer or conveyance, the court could void the payment obligations under the notes or such guarantee or further subordinate the notes or such guarantee to presently existing and future indebtedness of ours or of the related guarantor, or require the holders of the notes to repay any amounts received with respect to such guarantee. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the notes. Further, the voidance of the notes could result in an event of default with respect to our and our subsidiaries' other debt that could result in acceleration of such debt.

        As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or an antecedent debt is secured or satisfied. A debtor will generally not be considered to have received value in connection with a debt offering if the debtor uses the proceeds of that offering to make a dividend payment or otherwise retire or redeem equity securities issued by the debtor.

        We cannot be certain as to the standards a court would use to determine whether or not we or the guarantors were solvent at the relevant time or, regardless of the standard that a court uses, that the issuance of the guarantees would not be further subordinated to our or any of our guarantors' other debt. Generally, however, an entity would be considered solvent if, at the time it incurred indebtedness:

  •
  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets; or

  •
  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

  •
  it could not pay its debts as they become due.

We have no operations of our own and may not have sufficient cash to make payments on the notes.

        The Issuer, the Intermediate Parent Guarantor and the Parent Guarantor have no operations of their own and derive substantially all of their revenue and cash flows from their subsidiaries. Their principal assets are the equity interests they hold in their operating subsidiaries. As a result, these entities are dependent upon dividends and other payments from their subsidiaries to generate the funds necessary to meet their outstanding debt service and other obligations. The subsidiaries may not generate sufficient cash from operations to enable the Issuer, the Intermediate Parent Guarantor or the Parent Guarantor to make principal and interest payments on their indebtedness, including the notes. In addition, any payments on dividends, distributions, loans or advances to them by their subsidiaries could be subject to restrictions on dividends or repatriation of earnings under applicable local law, taxation and monetary transfer restrictions in the jurisdictions in which the subsidiaries operate. In addition, payments to them by their subsidiaries will be contingent upon the subsidiaries' earnings. The subsidiaries are, or in the future may be, subject to agreements that may restrict payments from the applicable subsidiary to the Issuer, the Intermediate Parent Guarantor or the Parent Guarantor. While the indentures governing the notes and the senior secured credit facilities provide for limitations on these restrictions, we cannot assure you that agreements governing the current and future indebtedness of their subsidiaries will permit the applicable subsidiary to provide them with sufficient cash to fund payments on the notes when due.

The Parent Guarantor is a Bermuda company, and the Intermediate Parent Guarantor is a Luxembourg company; it may be difficult for you to enforce judgments against them.

        The Parent Guarantor and the Intermediate Parent Guarantor were incorporated under the laws of, and their businesses are based in, Bermuda and Luxembourg, respectively. In addition, a portion of their assets may be located in jurisdictions outside the United States. As such, it may be difficult or impossible to effect service of process within the United States upon them, or to recover against them on judgments of U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws. Further, no claim may be brought in Bermuda against the Parent Guarantor in the first instance for violation of U.S. federal securities laws because these laws have no extraterritorial application under Bermuda law and do not have force of law in Bermuda; however, a Bermuda court may impose civil liability, including the possibility of monetary damages on it if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law. Similarly, it is unlikely that a claim may be brought in Luxembourg against the Intermediate Parent Guarantor in the first instance for violation of U.S. federal securities laws because it is unlikely that any provisions of laws have extraterritorial application under Luxembourg law and have force of law in Luxembourg; however, a Luxembourg court may impose civil liability, including the possibility of monetary damages on it if the facts alleged in a complaint constitute or give rise to a cause of action under Luxembourg law.

        We have been advised by Conyers Dill & Pearman, the Parent Guarantor's special Bermuda counsel, that there is doubt as to whether the courts of Bermuda would enforce judgments of U.S. courts obtained in actions against us or our directors and officers, as well as the experts named herein, predicated upon the civil liability provisions of the U.S. federal securities laws, or original actions brought in Bermuda against us or such persons predicated solely upon U.S. federal securities laws. Further, we have been advised by Conyers Dill & Pearman that there is no treaty in effect between the United States and Bermuda providing for the enforcement of judgments of U.S. courts in civil and commercial matters, and there are grounds upon which Bermuda courts may decline to enforce the judgments of U.S. courts. Some remedies available under the laws of U.S. jurisdictions, including some remedies available under the U.S. federal securities laws, may not be allowed in Bermuda courts as contrary to public policy in Bermuda. Because judgments of U.S. courts are not automatically enforceable in Bermuda, it may be difficult for you to recover against us based upon such judgments.

        In addition, we have been advised by Arendt & Redernach, as special Luxembourg counsel, that there is doubt as to whether the courts of Luxembourg would enforce judgments of U.S. courts obtained in actions against us or our directors and officers, as well as the experts named herein, predicated upon the civil liability provisions of the U.S. federal securities laws, or original actions brought in Luxembourg against us or such persons predicated solely upon U.S. federal securities laws. Further, we have been advised by Luxembourg that there is no treaty in effect between the United States and Luxembourg providing for the enforcement of judgments of U.S. courts in civil and commercial matters, and there are grounds upon which Luxembourg courts may decline to enforce the judgments of U.S. courts. Some remedies available under the laws of U.S. jurisdictions, including some remedies available under the U.S. federal securities laws, may not be allowed in Luxembourg courts as contrary to public policy in Luxembourg. Because judgments of U.S. courts are not automatically enforceable.

If you choose not to exchange your outstanding notes in the exchange offer, the transfer restrictions currently applicable to your outstanding notes will remain in force and the market price of your outstanding notes could decline.

        If you do not exchange your outstanding notes for exchange notes in the exchange offer, then you will continue to be subject to the transfer restrictions on the outstanding notes as set forth in the prospectus distributed in connection with the private offering of the outstanding notes. In general, the outstanding notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreements, we do not intend to register resales of the outstanding notes under the Securities Act. You should refer to "Prospectus Summary—Summary of the Terms of the Exchange Offer" and "Registration Rights" for information about how to tender your outstanding notes.

        The tender of outstanding notes under the exchange offer will reduce the principal amount of the outstanding notes outstanding, which may have an adverse effect upon and increase the volatility of, the market price of the outstanding notes due to reduction in liquidity.

Your ability to transfer the notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the notes.

        The exchange notes are a new issues of securities for which there is no established public market. The initial purchasers have advised us that they intend to make a market in the exchange notes as permitted by applicable laws and regulations; however, the initial purchasers are not obligated to make a market in any of the exchanges notes, and they may discontinue their market-making activities at any time without notice. Therefore, an active market for any of the exchange notes may not develop or, if developed, it may not continue. Historically, the market for non investment-grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the exchange notes. The market, if any, for any of the exchange notes may not be free from similar disruptions and any such disruptions may adversely affect the prices at which you may sell your exchange notes. In addition, subsequent to their initial issuance, the exchange notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar notes, our performance and other factors.

FORWARD-LOOKING STATEMENTS

        This prospectus contains "forward-looking" statements that involve risks and uncertainties. Many of the statements appear, in particular, in the sections entitled "Prospectus Summary," "Risk Factors," "Unaudited Pro Forma Condensed Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Business." Forward-looking statements identify prospective information. Important factors could cause actual results to differ, possibly materially, from those in the forward-looking statements. In some cases you can identify forward-looking statements by words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "predict," "potential," "should," "will" and "would" or other similar words. You should read statements that contain these words carefully because they discuss our future priorities, goals, strategies, actions to improve business performance, market growth assumptions and expectations, new products, product pricing, changes to our manufacturing processes, future business opportunities, capital expenditures, financing needs, financial position and other information that is not historical information or state other "forward-looking" information.

        The following list represents some, but not necessarily all, of the factors that could cause actual results to differ from historical results or those anticipated or predicted by these forward-looking statements:

  •
  our substantial indebtedness;

  •
  our ability to service our outstanding indebtedness and the impact such indebtedness may have on the way we operate our businesses;

  •
  interest rate movements;

  •
  factors affecting the level of travel activity, particularly air travel volume, including security concerns, natural disasters and other disruptions;

  •
  general economic and business conditions, both nationally and in our markets;

  •
  competition in the travel industry;

  •
  pricing, regulatory and other trends in the travel industry;

  •
  risks associated with doing business in multiple international jurisdictions and in multiple currencies;

  •
  maintenance and protection of our information technology and intellectual property;

  •
  the outcome of pending litigation;

  •
  our ability to consummate the proposed acquisition of Worldspan;

  •
  acquisition opportunities and our ability to successfully integrate acquired businesses and realize anticipated benefits of such acquisitions, including the proposed Worldspan acquisition;

  •
  financing plans and access to adequate capital on favorable terms; and

  •
  our ability to achieve anticipated cost savings.

        We caution you that the foregoing list of important factors may not contain all of the factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this prospectus may not in fact occur.

        Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management's good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. The factors listed in the section captioned "Risk Factors," as well as any other cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. You should be aware that the occurrence of the events described in these risk factors and elsewhere in this prospectus could have an adverse effect on our business, results of operations and financial position.

        Forward-looking statements speak only as of the date the statements are made. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect thereto or with respect to other forward-looking statements.

THE TRANSACTIONS

The Acquisition and Related Financings

        On June 30, 2006, Cendant Corporation and its indirect subsidiary, Travelport Americas, Inc. (f/k/a Travelport Inc.), entered into a Purchase Agreement with TDS Investor LLC, a newly-formed Delaware limited liability company controlled by affiliates of The Blackstone Group, or the Sponsor, providing for the sale of Travelport.

        Investment funds associated with Blackstone and certain other investors who co-invested with Blackstone invested approximately $900 million in our business as part of the Acquisition. These funds are invested by the Sponsors directly or indirectly in TDS Investor (Cayman) L.P., or the Partnership, a Cayman exempt limited partnership, which caused these funds to be contributed through its direct and indirect subsidiaries to the Issuer, one of its indirect wholly owned subsidiaries.

        The Acquisition was financed with proceeds from $2,200 million in term loans under our senior secured credit facilities. As part of the Acquisition, subsidiaries of Travelport (Bermuda) Ltd., a Bermuda limited company, and a direct subsidiary of the Parent Guarantor, purchased substantially all of the foreign subsidiaries of Travelport with a portion of the funds described above, which it received from the Issuer in the form of an intercompany loan, and the Issuer acquired Travelport Americas, Inc. and its U.S. subsidiaries.

        As a result of the Acquisition, as of September 7, 2006, investment funds controlled by the Sponsor held approximately 86.1% of the shares of the Cayman limited company that acts as general partner of the Partnership and fully controls the Partnership. By virtue of this ownership and the Partnership's 100% ownership of us, Blackstone controls us. Investment funds controlled by Technology Crossover Ventures, or TCV, invested in the remaining Class A-1 Partnership Interests of the Partnership and the remaining shares of the general partner of the Partnership.

        In October 2006, the partners entered into an amended and restated partnership agreement and other agreements with its existing general partner and limited partners, as well as certain officers, directors and key employees (collectively, the "Executives") of the Company, pursuant to which the Partnership awarded and sold various classes of equity interests to the Executives. The Partnership received aggregate proceeds of approximately $1.6 million as a result of the sales of interests to Executives in the offering, which was made pursuant to the Partnership's 2006 Interest Plan (the "Interest Plan"). In addition, the Partnership also awarded, pursuant to the Interest Plan, additional interests to Executives with a fair market value for purposes of FAS 123R of $49 million, based on a preliminary valuation.

        In connection with our agreement to acquire Worldspan, One Equity Partners, or OEP, made an equity contribution of $125 million in the Partnership that was used by one of our parent companies to make a $125 million loan to Worldspan. As a result of this contribution, OEP became a limited partner in the Partnership. A second amended and restated limited partnership agreement for the Partnership reflecting certain amendments requested by OEP was entered on March 26, 2007.

        We entered into a Separation and Distribution Agreement, a Transition Services Agreement and certain other agreements with Avis Budget, Realogy and Wyndham Worldwide that effected the separation of Realogy and Wyndham Worldwide from Avis Budget and provide a framework for our relationships with Avis Budget, Wyndham Worldwide and Realogy. These agreements govern the relationships among us, Avis Budget, Realogy and Wyndham Worldwide and provide for the allocation among us, Avis Budget, Realogy and Wyndham Worldwide of Cendant's assets, liabilities and obligations (including employee benefits and tax-related assets and liabilities) attributable to periods prior to the respective separations of each of the businesses from Cendant.

        See "Certain Relationships and Related Party Transactions—Agreements with Avis Budget, Wyndham Worldwide and Realogy" for a summary of these agreements and other arrangements among Avis Budget, Realogy and Wyndham Worldwide and us.

        The Transition Services Agreement provides for the provision of certain transition services by Avis Budget, Realogy and Wyndham Worldwide to us, including services relating to human resources and employee benefits, corporate real estate, payroll, financial systems management, treasury and cash management, telecommunications and information technology. The cost of each transition service is based on either a flat fee or an allocation (based on size or usage) of the cost incurred by the company providing the service. All services to be provided under the Transition Services Agreement will be provided for a specified period of time, generally one year from the date of the Acquisition, and the parties' abilities to terminate those services in advance without penalty will be limited.

        The following chart shows a summary of our organizational structure prior to the proposed Worldspan acquisition. The dotted line indicates the Issuer, the co-obligor and the entities that guarantee the senior secured credit facilities and the notes.

(1)
Guarantor of the senior secured credit facilities on a senior secured basis, the senior notes on a senior basis and the senior subordinated notes on a senior subordinated basis.

(2)
The Issuer lent a portion of the proceeds from the senior secured credit facilities and the offering of the outstanding notes to Travelport (Bermuda) Ltd. to finance the purchase of substantially all of the foreign subsidiaries of Travelport as part of the Transactions. See "The Transactions."

(3)
Travelport Holdings, Inc. is the co-obligor of the notes.

(4)
The non-guarantor subsidiaries include all of our non-U.S. subsidiaries as well as Galileo International Technology, LLC, a Delaware limited liability company. These entities are more restricted than the Issuer and the guarantors in their ability to incur indebtedness. See "Description of Senior Notes—Certain Covenants" and "Description of Senior Subordinated Notes—Certain Covenants."

Sources and Uses

        The sources and uses of the funds for the Transactions are shown in the table below.

(in millions)
Sources		Uses
Revolving credit facility(1)	$—	Purchase price	$4,179
Term loan facilities(2)	2,200	Cash on hand	219
Senior notes(3)	899	Fees and expenses(5)	105

Senior subordinated notes(4)	504
Equity contribution	900

Total Sources	$4,503	Total Uses	$4,503

(1)
Upon the closing of the Transactions, we entered into a $275 million senior secured revolving credit facility with a six-year maturity, none of which was drawn on the closing date of the Transactions. See "Description of Other Indebtedness."

(2)
Upon the closing of the Transactions, we entered into $2,200 million in aggregate principal amount of senior secured term loan facilities consisting of a U.S. dollar-denominated facility and a euro-denominated facility, each having a seven-year maturity, and all of which were drawn on the closing date of the Transactions. We also entered into a $125 million senior secured synthetic letter of credit facility. On the closing date of the Transactions, we issued approximately $38 million in letters of credit under this facility. See "Description of Other Indebtedness."

(3)
Includes $150 million aggregate principal amount of senior dollar floating rate notes due 2014, €235 million aggregate principal amount of senior euro floating rate notes due 2014 and $450 million aggregate principal amount of 9 7/8% senior dollar fixed rate notes due 2014.

(4)
Includes $300 million aggregate principal amount of 11 7/8% dollar senior subordinated notes due 2016 and €160 million aggregate principal amount of 10 7/8% euro senior subordinated notes due 2016.

(5)
Reflects fees and expenses associated with the Transactions, including placement and other financing fees, advisory fees, transaction fees paid to affiliates of the Sponsor, and other transaction costs and professional fees. See "Certain Relationships and Related Party Transactions."

USE OF PROCEEDS

        The exchange offer is intended to satisfy our obligations under the registration rights agreements that we entered into in connection with the private offering of the outstanding notes. We will not receive any cash proceeds from the issuance of the exchange notes in the exchange offer. As consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange a like principal amount of outstanding notes, the terms of which are identical in all material respects to the exchange notes, except that the exchange notes will not contain terms with respect to transfer restrictions or additional interest upon a failure to fulfill certain of our obligations under the registration rights agreements. The outstanding notes that are surrendered in exchange for the exchange notes will be retired and cancelled and cannot be reissued. As a result, the issuance of the exchange notes will not result in any increase or decrease in our capitalization.

CAPITALIZATION

        The following table summarizes our cash position and capitalization as of December 31, 2006 on an actual basis and as adjusted for our proposed acquisition of Worldspan.

        This table should be read in conjunction with the information included under the headings "The Transactions," "Use of Proceeds," "Unaudited Pro Forma Condensed Financial Information," "Selected Historical Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Description of Other Indebtedness" and our combined financial statements and related notes included elsewhere in this prospectus.

        This table also excludes indebtedness of our parent company. In particular, this table excludes the $1.1 billion of senior PIK term loans made by a syndicate of lenders to Travelport Holdings Limited on March 27, 2007.

	Actual	As Adjusted
(in millions)	As of December 31, 2006	As of December 31, 2006
Cash and cash equivalents	$97	$129

Senior secured credit facilities:
Revolving credit facility(1)	—	—
Term loan facilities(2)	2,223	3,263
Senior notes(3)	910	910
Senior subordinated notes(4)	511	511
Capital leases	3	78

Total debt	3,647	4,762

Equity(5)	775	900

Total capitalization	$4,422	$5,662

(1)
Upon the closing of the Transactions, we entered into a $275 million senior secured revolving credit facility with a six-year maturity, none of which was drawn on the closing date of the Transactions. Upon closing of the proposed acquisition of Worldspan, the revolving credit facility will increase to $300 million. See "Description of Other Indebtedness."

(2)
Upon the closing of the Transactions, we entered into $2,200 million in aggregate principal amount of senior secured term loan facilities consisting of a U.S. dollar-denominated facility and a euro-denominated facility, in each case having a seven-year maturity, and all of which were drawn on the closing date of the Transactions. We also entered into a $125 million senior secured synthetic letter of credit facility. Upon closing of the proposed acquisition of Worldspan, we will incur an additional $1,040 million of term loans and increase the synthetic letter of credit facility to $150 million.

(3)
Includes $150 million aggregate principal amount of senior dollar floating rate notes due 2014, €235 million aggregate principal amount of senior euro floating rate notes due 2014 and $450 million aggregate principal amount of 9 7/8% senior dollar fixed rate notes due 2014.

(4)
Includes $300 million aggregate principal amount of 11 7/8% dollar senior subordinated notes due 2016 and €160 million aggregate principal amount of 10 7/8% euro senior subordinated notes due 2016.

(5)
Actual amount includes $908 million equity contribution, $144 million of deficit accumulated and $11 million of accumulated other comprehensive income for the period July 13, 2006 to December 31, 2006. As adjusted equity includes $125 million to be contributed as a result of the forgiveness of the PIK note issued to a parent affiliate of Travelport to occur upon the closing of the proposed acquisition of Worldspan.

UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

        The following unaudited pro forma financial information is based on the audited financial statements of Travelport appearing elsewhere in this prospectus, as adjusted to illustrate the estimated pro forma effects of the Acquisition (including the preliminary application of purchase accounting) and related financing transactions, including the offering of notes and the preliminary estimates of the purchase price allocation, and also of the proposed acquisition of Worldspan. The unaudited pro forma financial information should be read in conjunction with the financial statements and related notes of Travelport and Worldspan and other financial information appearing elsewhere in this prospectus, including "Management's Discussion and Analysis of Financial Condition and Results of Operations."

        The unaudited pro forma statement of operations gives effect to the Transactions and the proposed acquisition of Worldspan as if they had occurred on January 1, 2006. The unaudited pro forma balance sheet gives effect to the acquisition of Worldspan as if it had occurred on December 31, 2006.

        The unaudited pro forma financial information includes reported amounts from Worldspan's financial statements. The unaudited pro forma information does not reflect preliminary estimates of purchase price allocation for this proposed transaction as the transaction has not been consummated. We have assumed that, for Worldspan, historical values of current assets acquired and current liabilities assumed reflect fair value. The unaudited pro forma information does not include any Worldspan fair value adjustments for intangible assets and the possible impact on amortization on such possible fair value adjustments. Upon the allocation of the consummated Worldspan purchase price, there may be adjustments to depreciable and amortizable assets that could have a material impact on the balance sheet and statement of operations.

        The unaudited pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable. Adjustments to depreciation and amortization are based upon the preliminary valuation and allocation of goodwill that resulted from the Acquisition, and are subject to revision.

        The unaudited pro forma financial information is for informational purposes only and is not intended to represent or be indicative of the combined results of operations or financial position that we would have reported had the Transactions been completed as of the dates presented, and should not be taken as representative of our future combined results of operations or financial position.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF DECEMBER 31, 2006
(in millions)

	Travelport Limited	Worldspan	Pro forma adjustments		Pro forma
Assets
Current assets
Cash and cash equivalents	$97	$32	—		$129
Accounts receivable, net	454	72	(3	)(b)	523
Deferred income taxes	6	—	—		6
Other current assets	155	23	—		178

Total current assets	712	127	(3)		836
Property and equipment, net	516	100			616
Goodwill and intangible assets	4,506	535	554	(a)	5,564
			(31	)(b)
Deferred income taxes	12	44	—		56
Other non-current assets	384	141	(125	)(c)(a)	472
			72	(d)

Total assets	$6,130	$947	$467		$7,544

Liabilities and invested equity
Current liabilities:
Accounts payable	$308	$9	—		$317
Accrued expenses and other current liabilities	821	135	(11	)(b)	945
Current portion of long-term debt	22	7	(7	)(a)	22
Current portion of capital lease obligations	2	13	—		15
Deferred income taxes	13	—	—		13

Total current liabilities	1,166	164	(18)		1,312
Long-term debt	3,622	1,194	96	(a)	4,662
			(250	)(c)(a)
Long-term portion of capital lease obligations	1	62	—		63
Deferred income taxes	247	—	—		247
Tax sharing liability	125	—	—		125
Other non-current liabilities	194	64	(23	)(b)	235

Total liabilities	5,355	1,484	(195)		6,644

Total equity	775	(537)	125	(c)(a)	900
			537	(a)

Total liabilities and invested equity	$6,130	$947	$467		$7,544

(a)
The pro forma adjustments give effect to the proposed acquisition of Worldspan by Travelport and the allocation of the preliminary purchase price of $1.4 billion.

The indentures governing approximately $951 million of Worldspan debt contain provisions whereby the acquisition by Travelport, if closed, will represent an event of default and cause the outstanding debt to become immediately due and payable. In addition, the merger agreement requires the proceeds from the new Travelport term loans to be used to repay the Worldspan long-term debt. The excess of the preliminary purchase price less amounts used to pay Worldspan long term debt of $951 million, PIK notes to be forgiven of $250 million, $100 million estimated incremental liabilities to be assumed and capitalized transaction costs of $72 million over the historical December 31, 2006 Worldspan stockholders deficit balance of $537 million results in estimated incremental goodwill of $554 million.

Upon the allocation of the Worldspan purchase price, there may be adjustments to depreciable and amortizable assets that could have a material impact on the balance sheet and statements of operations.

The Worldspan historical basis goodwill and other intangible assets as of December 31, 2006 consisted of approximately $739 million in gross assets less $204 million of accumulated amortization. (See Worldspan financial statements included elsewhere in this prospectus for further details), Worldspan recorded amortization expense for its amortizable intangible assets of $59.6 million for the year ended December 31, 2006.

The amounts reflected as Worldspan goodwill and other intangible assets and related amortization expense in the pro forma financial information is subject to change should the transaction be consummated.

(b)
Eliminates the financial statement impact of transactions between Orbitz and Worldspan related to inducement payments made to Orbitz by Worldspan and the elimination of the impact of a purchase accounting fair value adjustment on the balance sheet of Travelport for certain contracts between Orbitz and Worldspan.

(c)
Reflects forgiveness of the $125 million PIK note issued by Worldspan to Travelport and the $125 million PIK note issued by Worldspan to a parent affiliate of Travelport. The $125 million PIK note issued to Travelport is eliminated from the balance sheet of Travelport and the $125 million PIK note issued to a parent affiliate of Travelport is recorded as a capital contribution.

(d)
Reflects estimated transaction fees directly related to the financing to be capitalized on the balance sheet and to be amortized over the life of the new term loan issuances

UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS DATA
FOR THE YEAR ENDED DECEMBER 31, 2006

	Company	Predecessor(I)
(in millions)	July 13, 2006 (Formation Date) to December 31, 2006	January 1, 2006 to August 22, 2006	Worldspan (II)	Travelport Adjustments		Worldspan Adjustments		Pro Forma
Net revenue	$839	$1,711	887	$(31	)(a)	(40	)(g)	$3,366

Costs and expenses:
Cost of revenue	378	717	597	—		(40	)(g)	1,630
						(22	)(h)
Selling, general and administrative	347	654	140	4	(b)	(33	)(h)	1,112
Separation and restructuring charges	16	92	—	—		—		108
Depreciation and amortization	78	125	38	14	(c)	55	(h)	310
Other income	—	(7)	—	—		—		(7)
Impairment of long-lived assets	14	2,376	—	(2,376)	(d)	—		14

Total operating expenses	833	3,957	775	(2,358)		(40)		3,167

Operating income (loss)	6	(2,246)	112	2,327		—		199
Interest expense, net	(151)	(39)	(70)	(191	)(e)	(15	)(i)	(465)
				1	(a)
Loss on extinguishment of debt, net	—	—	(23)	—		—		(23)
Other expense	(1)	(1)	3	—		—		1

Income (loss) from continuing operations before income taxes	(146)	(2,286)	22	2,137		(15)		(288)
Provision (benefit) for income taxes	4	(115)	12	143	(f)	(5)	(j)	39

Income (loss) from continuing operations, net of tax	$(150)	$(2,171)	$10	$1,994		$(10)		$(327)

See Notes to Unaudited Pro Forma Condensed Statements of Operations Data.

NOTES TO UNAUDITED PRO FORMA CONDENSED
STATEMENTS OF OPERATIONS DATA

(I)
Prior to the Acquisition, the Company had limited operations. As a result, the Travelport businesses of AvisBudget are considered to be a predecessor company ("Predecessor").

(II)
Worldspan includes reported amounts for the year ended December 31, 2006 derived from Worldspan's financial statements.

(a)
Reflects the adjustment to revenue as a result of fair value adjustments as a result of the Acquisition.

(b)
Reflects the adjustment to selling, general and administrative expenses for the annual monitoring fee that the Company is required to pay to the Sponsors.

(c)
Reflects our preliminary estimates of the Travelport purchase price allocated to property, plant and equipment, trademarks and tradenames, developed technology, customer contracts and relationships, vendor contracts and relationships, or other identifiable intangible assets resulting in additional depreciation and amortization expense.

(d)
Impairment of intangible assets is excluded as the goodwill and intangible assets would be stated at fair value at the beginning of each period presented, and therefore an impairment would not exist in the periods presented.

(e)
Represents pro forma interest expense resulting from our new debt structure using the applicable interest rates as follows (in millions):

	Year Ended December 31,
(in millions)	2006
Revolving credit facility	$—
Term loan facilities	182	(1)
Senior dollar floating rate notes	15	(2)
Senior euro floating rate notes	31	(3)
Senior fixed rate notes	44	(4)
Dollar senior subordinated notes	36	(5)
Euro senior subordinated notes	26	(6)
Capital lease obligations assumed	4	(7)
Senior secured synthetic letter of credit facility	4	(8)
Commitment fees	1	(9)

Total cash interest expense	343
Other existing liabilities	19	(10)
Amortization of capitalized debt issuance costs	19	(11)

Total pro forma interest expense	381
Less historical interest expense, net	(190)

Total pro forma interest expense adjustment	$191

(1)
Reflects pro forma interest expense on the $1,410 million U.S. dollar-denominated term loan facility at an assumed per annum interest rate of LIBOR of 5.19% plus 3.00% and the $790 million Euro-denominated term loan facility at an assumed interest rate of 8.136% per annum (reflecting the estimated impact of hedging agreements).

(2)
Reflects pro forma interest expense on the $150 million notes at an assumed interest rate of 9.74% per annum (reflecting the estimated impact of hedging agreement).

(3)
Reflects pro forma interest expense on the €235 million notes at an assumed interest rate of 10.034% per annum (reflecting the estimated impact of hedging agreements).

(4)
Reflects pro forma interest expense on the $450 million notes at an interest rate of 9.875% per annum.

(5)
Reflects pro forma interest expense on the $300 million notes at an interest rate of 11.875% per annum.

(6)
Reflects pro forma interest expense on the €160 million notes at an assumed interest rate of 12.70% per annum (reflecting the estimated impact of hedging agreement).

(7)
Reflects historical cash interest expense on assumed capital lease obligations that are not being refinanced.

(8)
Reflects pro forma interest expense under the new senior secured synthetic letter of credit facility at an assumed interest rate of 3.09% on the $125 million facility.

(9)
Reflects pro forma commitment fees of 0.50% on an estimated $275 million average available balance under the revolving credit facility.

(10)
Reflects non-cash accretion of other discounted liabilities being assumed, primarily related to the tax sharing liability.

(11)
Reflects non-cash amortization of capitalized debt issuance costs. These costs are amortized over the term of the related facilities.

Interest rate sensitivity:

A 1/8% change in interest rates would impact pro forma interest expense by approximately $2 million.

(f)
Represents the tax effect of the pro forma adjustments calculated at an assumed applicable statutory rate, net of the estimated impact of a valuation allowance. The actual tax effect depends, among other factors, on the jurisdictions associated with borrowing and our ability to realize taxable income in those jurisdictions, as well as on the deferred tax consequences.

(g)
Reflects elimination of inducements paid by Worldspan to Orbitz.

(h)
Reclassification of depreciation and amortization expense to conform to Travelport presentation. See also (a) of the Unaudited Pro Forma Condensed Combined Balance Sheet.

(i)
Represents pro forma interest expense resulting from the proposed debt structure resulting from the planned acquisition of Worldspan using the applicable interest rates as follows (in millions):

	Year Ended December 31,
	2006
	(in millions)
Interest on new funded indebtedness	$80	(1)
Capital lease obligations assumed	5	(2)

Total cash interest expense	85
Amortization of capitalized debt issuance costs	4	(3)

Total pro forma interest expense	89
Less historical interest expense, net	(74)

Total pro forma interest expense adjustment	$15

  (1)
  Reflects pro forma interest expense on a $1,040 million U.S. dollar-denominated term loan facility at an assumed interest rate of LIBOR of 5.19% plus 2.500%. This is based on the rates of the existing Travelport floating rate debt in 2006.

  (2)
  Reflects historical interest expense on assumed capital lease obligations.

  (3)
  Reflects non-cash amortization of capitalized debt issuance costs. These costs are amortized over the term of the related facilities.

The pro forma statements of operations data do not reflect incremental stand-alone costs or the effects of any cost savings and any related one-time costs to achieve those cost savings.

(j)
Represents the tax effect of the pro forma adjustments calculated at an assumed applicable statutory rate.

Interest rate sensitivity:

        A 1/8% change in interest rates would impact proforma interest expense related to the new funded indebtedness by approximately $1 million.

SELECTED HISTORICAL FINANCIAL INFORMATION

        The following table presents our selected historical financial data and operating statistics. The statement of income data for each of the years in the four-year period ended December 31, 2005 and the periods January 1, 2006 through August 22, 2006 and July 13, 2006 (Formation Date) through December 31, 2006 and the balance sheet data as of December 31, 2006 and 2005 have been derived from our audited financial statements included elsewhere in this prospectus. The statement of operations data for the years ended December 31, 2002 and the balance sheet data as of December 31, 2004, 2003 and 2002 are derived from unaudited financial statements that are not included in this prospectus.

        On August 23, 2006, Travelport completed the acquisition of the Travelport businesses of Cendant Corporation (the "Acquisition"). Prior to the Acquisition, the Issuer's operations were limited to entering into derivative transactions related to the debt that was subsequently issued. As a result, the Travelport businesses of AvisBudget Group, Inc. are considered a predecessor company (the "Predecessor") to Travelport. The financial statements as of December 31, 2006 and for the period July 13, 2006 (Formation Date) to December 31, 2006 include the financial condition, results of operations and cash flows for Travelport on a successor basis (the "Company"), reflecting the impact of the preliminary purchase price allocation.

        The selected historical financial data and operating statistics presented below should be read in conjunction with our financial statements and accompanying notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations," included elsewhere in this prospectus. Our historical financial information may not be indicative of our future performance and does not necessarily reflect what our financial position and results of operations would have been had we operated as a separate, stand-alone entity during the periods presented, including changes that will occur in our operations and capitalization as a result of the Acquisition. Refer to "Unaudited Pro Forma Condensed Financial Information" for a further description of the anticipated changes.

Predecessor	Company	Combined*
Year Ended December 31,	Period From January 1, through August 22,	Period From July 13 (formation date) through December 31,	Year Ended December 31,
(dollars in millions)	2002	2003	2004	2005	2006	2006	2006
(unaudited)
Statement of Operations Data:
Net revenue	$1,695	$1,656	$1,758	$2,411	$1,711	$839	$2,550
Total operating expenses	1,274	1,313	1,413	2,501	3,957	833	4,790

Operating income (loss)	421	343	345	(90)	(2,246)	6	(2,240)
Interest expense, net	(5)	(2)	(6)	(27)	(39)	(151)	(190)
Other expense	—	—	—	(1)	(1)	(1)	(2)

Income (loss) from continuing operations before income taxes	416	341	339	(118)	(2,286)	(146)	(2,432)
Provision (benefit) for income taxes	103	75	85	(75)	(115)	4	(111)

Income (loss) from continuing operations, net of tax	313	266	254	(43)	(2,171)	(150)	(2,321)
Loss from discontinued operations, net of tax	—	—	(1)	(6)	(6)	(2)	(8)
Loss on disposal of discontinued operations, net of tax	—	—	—	—	(6)	8	2

Net income (loss)	$313	$266	$253	$(49)	$(2,183)	$(144)	$(2,327)

Balance Sheet Data(at period end):
Total assets	$3,898	$4,115	$6,031	$8,022	$6,130
Long-term debt	—	—	—	352	3,623
Total liabilities	695	585	1,015	1,832	5,355
Total invested equity	3,203	3,530	5,016	6,190	775
Statement of Cash Flows Data:
Net cash provided by (used in) continuing operations of:
Operating activities	$361	$381	$552	$273	$12	$285
Investing activities	(345)	(1,575)	(2,123)	82	(4,311)	(4,229)
Financing activities	(9)	1,213	1,653	(382)	4,394	4,012
Effect of changes in exchange rates on cash and cash equivalents	1	—	(36)	8	2	10
Other Financial Data:
Ratio of earnings to fixed charges(1)	28.4	x	27.9	x	17.4	x	n/	a	n/a	n/a	n/a

*
The combined results of the Successor and the Predecessor for the periods in 2006 and that of the Predecessor in 2005 are not necessarily comparable due to the change in basis of accounting resulting from the Company's acquisition of the Predecessor and the change in capital structure. The presentation of the 2006 results on this combined basis does not comply with generally accepted accounting principles, however management believes that this provides useful information to assess the relative performance of the businesses in all periods presented in the financial statements. The captions included within our statements of operations that are materially impacted by the change in basis of accounting include net revenue, separation and restructuring charges, depreciation and amortization, impairment of long-lived assets and interest expense. We have disclosed the impact of the change in basis of accounting for each of these captions within our Management's Discussion and Analysis of Financial Condition and Results of Operations.

	Predecessor				Company
	Year Ended December 31,				Combined Year Ended December 31,
	2002	2003	2004	2005	2006(5)
Operating Statistics (in thousands, except for gross bookings):
Business to Business Americas(2)
Air segments	95,200	94,559	95,154	100,086	105,075
Non-air segments		18,028	17,340	17,386	18,008
International(3)
Air segments	153,000	150,630	153,602	158,798	158,733
Non-air segments		4,190	4,526	4,751	5,164

Gross bookings(4) (in millions)		$5,632	$6,901	$8,008	10,169

(1)
For purposes of calculating the ratio of earnings to fixed charges, earnings represents earnings from continuing operations before income taxes plus fixed charges. Fixed charges comprise interest for the period from January 1, 2006 through August 22, 2006 and the period from July 13 (formation date) through December 31, 2006 which includes amortization of debt financing costs and the interest portion of rental payments. Due to the losses in fiscal year 2005, the period from January 1, 2006 to August 22, 2006 and July 13, 2006 (Formation Date) through December 31, 2006, earnings would have been insufficient to cover fixed changes by $118 million, $2,286 million, and $146 million, respectively.

(2)
Includes United States, Mexico, Canada and Latin America.

(3)
Includes all countries other than the United States, Mexico, Canada and those in Latin America.

(4)
Gross booking, for all periods presented include gross bookings for all of our online and offline travel agencies as if we had acquired such business on January 1, 2004, except gross bookings for OctopusTravel, which are reflected as if we had acquired it on January 1, 2005.

(5)
For the purposes of operating statistics, we have combined the results of the company and the predecessor for the periods in 2006.

  Selected Quarterly Financial Data—(unaudited)

        Provided below is selected unaudited quarterly financial data for 2006 and 2005.

	2006
	Predecessor			Company
	First	Second	July 1, to August 22,	July 13, (Formation Date) to September 30,	Fourth
Net revenue	$636	$693	$382	$246	$593

Income (loss) from continuing operations before depreciation, amortization, interest and income taxes	106	(1,070)	(1,158)	16	67
Less: Depreciation and amortization	48	49	28	26	52
Interest expense, net	12	11	16	62	89

Income (loss) from continuing operations before income taxes	$46	$(1,130)	$(1,202)	$(72)	$(74)

Net income (loss)	$47	$(1,060)	$(1,170)	$(71)	$(73)

	2005
	Predecessor
	First	Second	Third	Fourth
Net revenue	$546	$658	$639	$568
Income (loss) from continuing operations before depreciation, amortization, interest and income taxes	123	147	163	(320)
Less: Depreciation and amortization	53	55	48	48
Interest expense, net	3	8	8	8

Income (loss) from continuing operations before income taxes	$67	$84	$107	$(376)

Net income (loss)	$10	$71	$80	$(210)

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

        The following discussion and analysis of our results of operations and financial condition covers periods prior to the consummation of the Acquisition. Accordingly, the discussion and analysis of historical periods does not reflect the significant impact that the Acquisition will have on us, including significantly increased leverage and liquidity requirements, new stand-alone costs, as well as cost savings initiatives (and related costs) to be implemented in connection with the Transactions. You should read the following discussion of our results of operations and financial condition with the "Unaudited Pro Forma Condensed Financial Information," "Selected Historical Financial Information" and the audited financial statements appearing elsewhere in this prospectus. This discussion contains forward-looking statements and involves numerous risks and uncertainties, including, but not limited to, those described in the "Risk Factors" section of this prospectus. Actual results may differ materially from those contained in any forward-looking statements.

Overview

        We provide a highly effective worldwide system for the distribution of travel and travel-related products and services. Our comprehensive portfolio of Business to Business, or B2B, and Business to Consumer, or B2C, businesses spans the spectrum of travel distribution channels, allowing us to achieve significant geographic breadth and business diversity. We believe our breadth and diversity are core strengths of our business. We distribute content we aggregate from airlines, hotels, car rental companies, cruise lines and other travel suppliers through more than 227,000 global points of sale in our B2B businesses and to millions of travelers that visit our wholly owned online travel agencies in our B2C businesses. We are an important component of the worldwide travel industry as we provide travel suppliers with access to an extensive customer base of travelers, and provide travel agencies and consumers with robust booking technology and access to considerable supplier inventory.

        We have established a strong competitive position in the travel industry through our two segments:

  •
  Our B2B businesses primarily focus on electronic travel distribution services that connect travel suppliers to travel agencies, who in turn distribute travel and travel-related products and services to their customers. In addition, our B2B businesses provide wholesale accommodation and destination services as well as offer transaction processing solutions for travel suppliers and other travel industry customers. Our B2B businesses represented approximately 70% of our revenue for the year ended December 31, 2006.

  •
  Our B2C businesses focus on offering travel products and services directly to consumers, largely through online travel agencies that offer a full range of travel products and services easily and efficiently. Our B2C businesses represented approximately 30% of our revenue for the year ended December 31, 2006.

Reorganization

        Prior to January 1, 2007, we operated in two segments: Business to Business and Business to Consumer. On September 27, 2006, we announced that we will be organized under three global businesses—Galileo, Orbitz Worldwide, and GTA—effective January 1, 2007. Galileo is now comprised of our GDS business and our supplier services offerings, including United Airlines reservations, Global Fares and Shepherd Systems. Orbitz Worldwide is now comprised of our business to consumer businesses, including Orbitz, CheapTickets, ebookers, Flairview Travel, our Supplier.com hosting business and our corporate travel business. Gullivers Travel Associates is now comprised of GTA, our leading wholesaler, TRUST International, Wizcom and OctopusTravel.

The Acquisition

        On August 23, 2006, Travelport completed the acquisition of the Travelport businesses of Avis Budget for a total purchase price of $4.1 billion, which was funded with $900 million of equity contributions of the sponsors as well as debt proceeds of $2,200 million in term loans under a new senior secured credit facility, the issuance of $899 million of senior notes and the issuance of $504 million of senior subordinated notes (the "Acquisition"). Prior to the Acquisition, the Company's operations were limited to the formation of the Company and entering into derivative transactions related to the debt that was subsequently issued. As a result, the Travelport businesses of Avis Budget are considered a predecessor company (the "Predecessor") to Travelport. The Condensed Financial Statements as of December 31, 2006 and for the period July 13, 2006 (Formation Date) through December 31, 2006, include the financial condition, results of operations and cash flows for Travelport on a successor basis, reflecting the impact of the preliminary purchase price allocation. The Financial Statements for periods prior to August 23, 2006 include the financial condition, results of operations and cash flows for the Travelport Business of Avis Budget on a predecessor basis, reflecting the historical carrying values of the Travelport businesses of Avis Budget.

  Stand-alone Company

        As the Predecessor, we historically operated as a business segment of Avis Budget and not as a stand-alone company. The combined financial statements for all periods prior to August 23, 2006 included in this prospectus have been derived from the historical condensed combined financial statements of Avis Budget using the historical results of operations and the historical basis of assets and liabilities of Avis Budget's travel distribution services segment. The historical financial information included in this prospectus may not reflect what our results of operations, financial position and cash flows would have been had we operated as a separate, stand-alone company without the shared resources of Avis Budget for the periods presented, and may not be indicative of our future results of operations, financial position and cash flows. See "Risk Factors."

        As the Predecessor, we were allocated general corporate overhead expenses from Avis Budget for corporate-related functions based on a percentage of our forecasted revenue. General corporate overhead expense allocations include executive management, tax, insurance, accounting, legal and treasury services and certain costs for employee benefits. During the period January 1, 2006 to August 22, 2006, we were allocated $22 million and during the years ended December 31, 2005 and 2004, we were allocated $28 million and $22 million, respectively, of general corporate expenses from Avis Budget.

        Avis Budget also incurred certain expenses on our behalf. These expenses, which directly benefited us, were allocated based upon our actual utilization of the services. Direct allocations included costs associated with information technology, telecommunications, call centers and real estate usage. During the period January 1, 2006 to August 22, 2006, we were allocated $62 million and during the years ended December 31, 2005 and 2004, we were allocated $104 million and $105 million, respectively, of expenses.

        We believe the assumptions and methodologies underlying the allocations of general corporate overhead and direct expenses from Avis Budget are reasonable. However, such expenses are not indicative of, nor is it practical or meaningful for us to estimate for all historical periods presented, the actual level of expenses that would have been incurred had we been operating as a separate, stand-alone public or private company.

        Incremental costs associated with operating as an independent company may include: changes in our labor and wage base, additional facilities and equipment, legal fees, insurance, and costs which might be incurred as a public registrant, including Board of Directors fees and filing related fees. For the period January 1, 2006 to August 22, 2006 and the year ended December 31, 2005, we estimate the incremental costs would have been approximately $5 million and $14 million, respectively.

        See "Certain Relationships and Related Party Transactions—Agreements with Avis Budget, Wyndham Worldwide and Realogy" for a summary of these agreements and other arrangements among Avis Budget, Realogy and Wyndham Worldwide and us.

Critical Accounting Policies

        In presenting the financial statements in conformity with generally accepted accounting principles, we are required to make estimates and assumptions that affect the amounts reported therein. Several of the estimates and assumptions required relate to matters that are inherently uncertain as they pertain to future events. However, events that are outside of our control cannot be predicted and, as such, they cannot be contemplated in evaluating such estimates and assumptions. If there is a significant unfavorable change to current conditions, it could result in a material adverse impact to the combined results of operations, financial position and liquidity. We believe that the estimates and assumptions used when preparing the financial statements were the most appropriate at that time. Presented below are those accounting policies that we believe require subjective and complex judgments that could potentially affect reported results. We believe these accounting policies are applicable to both the Company and the Predecessor. However, the majority of our businesses operate in environments where a fee is paid for a service performed, and therefore the results of the majority of our recurring operations are recorded in the financial statements using accounting policies that are not particularly subjective, nor complex.

Global Distribution System Revenue Recognition

        Fees are collected from travel suppliers based upon the bookings made by travel agencies, internet sites and other subscribers. We also collect fees from travel agencies, internet sites and other subscribers for providing the ability to access schedule and fare information, book reservations and issue tickets for air through the use of the Galileo GDS. We record revenue for air travel reservations processed through the Galileo GDS at the time of the booking of the reservation. In cases where the airline booking is canceled, the booking fee must be refunded to the customer less any cancellation fee. As a result, we record revenue net of any estimated future cancellation reserve, which is calculated based on the historical cancellation rates. When we determine the estimate of future cancellations, we assume that a significant number of cancellations are immediately replaced with a new reservation, without loss of revenue. This assumption, which is supported by the historical rates of cancellations that resulted in a new reservation, has a significant impact on the amount reserved. In circumstances where expected cancellation rates increased or booking behavior changed, future cancellation estimates could be increased materially and as result revenue decreased by a corresponding amount.

        We distribute our products through a combination of owned sales and marketing organizations, or SMOs, and a network of non-owned national distribution companies, or NDCs. The NDCs are used in markets where we do not have our own SMOs to distribute our own products. In cases where NDCs are owned by airlines, we may pay a commission to the NDCs/airlines for the sales of distribution services to the travel agencies and also receive revenue from the same NDCs/airlines for the sales of segments through the Galileo GDS. We account for the fees received from the NDCs/airlines as revenue, and commissions paid to NDCs/airlines, as cost of revenue. Fees received and commissions paid are presented on the statement of operations on a gross basis, as the benefits derived from the sale of the segment is sufficiently separable from the commissions paid, and we can reasonably estimate the fair value of both the marketing services and the segment fees, although the determination of the objective and reliable evidence of fair value requires judgment.

Accounts Receivable

        We evaluate the collectibility of accounts receivable based on a combination of factors. In circumstances where we are aware of a specific customer's inability to meet its financial obligations (e.g., bankruptcy filings, failure to pay amounts due us or others), we record a specific reserve for bad debts in order to reduce the receivable to the amount reasonably believed to be collectable. For all other customers, we recognize reserves for bad debts based on past write-off history (average percentage of receivables written off historically) and the length of time the receivables are past due. Overall, airlines are experiencing financial difficulty, and some (including United Air Lines, Inc., U.S. Airways, Inc., ATA Holdings Corporation, Northwest Airlines, Inc. and Delta Air Lines, Inc.) have sought bankruptcy protection and still others may consider bankruptcy relief. We believe that we have appropriately considered the effects of these factors as of the date of the financial statements, as well as any other known customer liquidity issues, on the ability of customers to pay amounts owed. However, if demand for commercial air travel softens due to prevailing economic conditions, terrorist acts, war or other incidents involving commercial air transport, or other factors, the financial condition of customers may be adversely impacted.

        The allowance is based on the assessment of the collectibility of customer accounts. We regularly review the allowance by considering factors such as historical experience, credit quality, the age of the accounts receivable balances, and current economic conditions that may affect a customer's ability to pay.

Business Combinations and the Recoverability of Goodwill and Indefinite and Definite Long-Lived Intangible Assets

        A component of our growth strategy has been to acquire and integrate businesses that complement the existing operations. We account for business combinations in accordance with SFAS No. 141, "Business Combinations" and related literature. Accordingly, the purchase price of acquired companies is allocated to the tangible and intangible assets acquired and liabilities assumed based upon their estimated fair value at the date of purchase. The difference between the purchase price and the fair value of the net assets acquired is recorded as goodwill.

        In determining the fair value of assets acquired and liabilities assumed in a business combination, the Company uses various recognized valuation methods including present value modeling and referenced market values (where available). Further, we make assumptions within certain valuation techniques including discount rates and timing of future cash flows. Valuations are performed by management or independent valuation specialists under management's supervision, where appropriate. We believe that the estimated fair value assigned to the assets acquired and liabilities assumed are based on reasonable assumptions that marketplace participants would use. However, such assumptions are inherently uncertain and actual results could differ from those estimates.

        With regard to goodwill and other indefinite-lived intangible assets recorded in connection with business combinations, we review the carrying values annually or, more frequently if circumstances indicate impairment may have occurred, as required by SFAS No. 142 "Goodwill and Other Intangible Assets." In performing this review, we are required to make an assessment of fair value of goodwill and other indefinite-lived intangible assets. When determining fair value, we utilize various assumptions, including projections of future cash flows and discount rates. A change in these underlying assumptions could cause a change in the results of the tests and, as such, could cause the fair value to be less than the respective carrying amount. In such event, we would then be required to record a charge, which would impact earnings. In connection with the Transactions, we were required to test the carrying value of goodwill and indefinite-lived assets for impairment. We normally perform an annual impairment testing in the fourth quarter of each year subsequent to completing our annual forecasting process although we were required to perform this testing in conjunction with the Transactions. In performing this test, we determine fair value using the present value of expected future cash flows. As a result of the impairment test performed we recorded a pretax charge of $2,390 million during 2006, including $2,375 million related to goodwill, $14 million related to long-lived software licenses and $1 million related to definite lived intangible assets. In addition, as a result of the analysis performed in 2005, we determined that the carrying values of goodwill and certain other indefinite-lived intangible assets, primarily in our consumer travel businesses, exceeded their estimated fair values. Consequently, we also tested our other long-lived assets for impairment. In connection with the impairment assessments performed, we recorded a pretax charge of $422 million during 2005, of which $251 million reduced the value of goodwill and $171 million reduced the value of other intangibles assets (including $120 million related to trademarks and tradenames). This impairment resulted from a decline in future anticipated cash flows generated primarily by our consumer travel businesses. The aggregate carrying values of goodwill and other indefinite-lived intangible assets were $2.2 billion and $4.0 billion, as of December 31, 2006 and 2005, respectively.

        With regard to definite-lived intangible assets recorded in connection with business combinations, we review the carrying value if indicators of impairment are present, and determine whether the sum of the estimated undiscounted future cash flows attributable to the long-lived asset is less than our carrying value. If less, we recognize an impairment loss based on the excess of the carrying amount of the long-lived asset over its respective fair value. In performing this review, we are required to make an assessment of whether indicators of impairment are present, the estimate of future cash flows, and ultimately the fair value of the definite-lived intangible assets. When determining fair value, we utilize various assumptions, including projections of future cash flows and discount rates. A change in these underlying assumptions could cause a change in the results of the tests and, as such, could cause the fair value to be less than the respective carrying amount. As discussed above, we recorded a $1 million impairment charge to definite lived intangible assets as a result of impairment tests performed in connection with the acquisition. The aggregate carrying value of definite-lived intangible assets was $1.6 billion and $668 million as of December 31, 2006 and 2005, respectively.

Upfront Inducement Payments

        We pay inducements to traditional and online travel agencies for their usage of the Galileo GDS. These inducements may be paid at the time of signing a long-term agreement, at specified intervals of time, upon reaching specified transaction thresholds or for each transaction processed through the Galileo GDS. Inducements that are payable on a per transaction basis are expensed in the month the transactions are generated. Inducements paid at contract signing or payable at specified dates are capitalized and amortized over the expected life of the travel agency contract. Inducements payable upon the achievement of specified objectives are assessed as to the likelihood and amount of ultimate payment and expensed as incurred. If the estimate of the inducements to be paid to travel agencies in future periods changes, based upon developments in the travel industry or upon the facts and circumstances of a specific travel agency, cost of revenue could increase or decrease accordingly. In addition, we estimate the recoverability of capitalized inducements based upon the expected future cash flows from transactions generated by the related travel agencies. If the estimate of the future recoverability of amounts capitalized changes, cost of revenue will increase as the amounts are written-off. As of December 31, 2006 and 2005 we recorded upfront inducement payments of $79 million and $67 million, respectively, included within other assets in our balance sheet.

Income Taxes

        We recognize deferred tax assets and liabilities based on the differences between the financial statement carrying amounts and the tax bases of assets and liabilities. We regularly review deferred tax assets to assess their potential realization and establish a valuation allowance for portions of such assets that we believe will not be ultimately realized. In performing this review, we make estimates and assumptions regarding projected future taxable income, the expected timing of the reversals of existing temporary differences and the implementation of tax planning strategies. A change in these assumptions could cause an increase or decrease to the valuation allowance resulting in an increase or decrease in the effective tax rate, which could materially impact the results of operations.

Acquired Company Tax Sharing Liability

        The acquired company tax sharing liability is related to an agreement between Orbitz and its former owners or their affiliates (the "Founding Airlines") governing the allocation of approximately $307 million of tax benefits resulting from a taxable exchange affected at the time of the Orbitz initial public offering in December 2003 ("Orbitz IPO"). For each tax period during the term of the tax agreement, we are obligated to pay the the Founding Airlines a percentage of the amount of any tax benefit realized as a result of additional deductions taken as a result of the taxable exchange. The term of the tax agreement commenced upon consummation of the Orbitz IPO and continues until all tax benefits have been utilized. With respect to each applicable tax period, the tax benefit payment is payable to the Founding Airlines when we receive the tax benefit. The carrying value of this liability is subject to certain assumptions, including the timing of the receipt of such benefits, the estimated tax rate when such benefits are realized and the discount rate. As of December 31, 2006 and 2005 this liability had a balance of $135 million and $175 million, respectively, representing the net present value of the liability based upon the expected realization of such benefits and the related payment to the Founding Airlines. We accreted interest expense related to this liability of approximately $5 million for the period July 13, 2006 (formation date) through December 31, 2006. The Predecessor accreted interest expense related to this liability of $14 million and $16 million for the period January 1, 2006 to August 22, 2006 and for the year ended December 31, 2005, respectively. Based upon the payments expected to be made over the next twelve months as of the balance sheet dates, $10 million and $42 million of the liability is included as a component of accrued expenses and other current liabilities at December 31, 2006 and 2005, respectively. The actual timing of benefits received and payments made under the agreement could differ from the assumptions used to value the liability, including the portion classified as current. Avis Budget agreed to indemnify us for any tax benefits that accrue to Avis Budget related to deductions taken prior to the closing of the Acquisition.

Segments

Business to Business

        Our B2B businesses primarily focus on electronic travel distribution services that connect travel suppliers to travel agencies, who in turn distribute travel and travel-related products and services to their customers. In addition, our B2B businesses provide wholesale accommodation and destination services as well as offer transaction processing solutions for travel suppliers and other travel industry customers. Our B2B businesses consist principally of:

  •
  Galileo, an electronic global distribution system, or GDS.

  •
  GTA, a global travel wholesaler that packages hotel, car, and sightseeing services for sale to travel agencies and tour operators who distribute these vacation packages to leisure and group travelers.

  •
  Supplier Services, which provide comprehensive technology products and services designed to enhance travel suppliers' and distributors' critical business processes including central reservation and related services, website hosting and other data processing services for airlines.

  •
  Travelport for Business and Orbitz for Business, which provide corporate travel fulfillment solutions to a broad array of enterprises, ranging from Fortune 500 companies with sophisticated travel policies and global travel management requirements to small businesses.

  Net Revenue

        B2B revenue is primarily derived from transaction fees paid by travel suppliers for electronic travel distribution services, and to a lesser extent, revenue earned by GTA and other transaction and subscription fees. Galileo operates an electronic marketplace in which travel suppliers such as airlines, hotels, car rental companies, cruise lines, rail companies and other travel suppliers can store, display, manage and sell their products and services, and in which online and traditional travel agencies are able to electronically locate, price, compare and purchase travel suppliers' services. As compensation for our services, fees are earned, on a per segment or per booking basis, from airline, car rental, hotel and other travel-related suppliers for reservations booked through our GDS. We record and charge one transaction for each segment of an air travel itinerary (e.g., four transactions for a round-trip airline ticket with one connection each way), and one transaction for each car rental, hotel or cruise booking, regardless of the length of time associated with the booking.

        Fees paid by travel suppliers vary according to the levels of functionality at which they can participate in our GDS. These levels of functionality generally depend upon the type of communications and real-time access allowed with respect to the particular travel supplier's internal systems. Revenue for air travel reservations is recognized at the time of the booking of the reservation, net of estimated cancellations. Cancellations are estimated based on the historical level of cancellations, which are not significant. Revenue for car and hotel reservations is recognized upon fulfillment of the reservation. The later recognition of car and hotel reservation revenue reflects the difference in the contractual rights related to such services as compared to the airline reservation services.

        GTA is a leading wholesaler of accommodation and destination services to travel agencies and tour operators, who then sell to individual travelers or groups of travelers. Services provided by GTA include reservation services for hotel, ground transportation and other travel related services, exclusive of airline reservations. The components of the packaged vacations are based on the specifications requested by the travel agencies and tour operators. The revenue generated from the sale of packaged vacation components is recognized upon departure of the individual traveler or the group of travelers, as GTA has performed all services for the travel agency and the tour operator at that time.

        We also provide technology services and solutions for the airline and hotel industry focusing on marketing and sales intelligence, reservation and passenger service system and e-commerce solutions. Such revenue is recognized as the service is performed.

        In international markets, Galileo employs a hybrid sales and marketing model consisting of direct sales SMOs and indirect NDCs. In the United States, Galileo only employs an SMO model.

        In markets supported by our SMOs, Galileo enters into agreements with subscribers which provide for inducements in the form of cash payments, equipment or other services. The amount of the inducements varies depending upon the volume of the subscriber's business. We establish liabilities for these inducements and recognize the related expense as the revenue is earned in accordance with the contractual terms. Where incentives are provided at inception, we defer and amortize the expense over the life of the contract.

        In markets not supported by our SMOs, Galileo utilizes an NDC structure, where feasible, in order to take advantage of the NDC partner's local market knowledge. The NDC is responsible for cultivating the relationship with subscribers in its territory, installing subscribers' computer equipment, maintaining the hardware and software supplied to the subscribers and providing ongoing customer support. The NDC earns a commission based on the booking fees generated in the NDC's territory.

  Operating Expenses

        Cost of revenue consists of direct costs incurred to generate our revenue, including inducements paid to travel agencies who subscribe to the Galileo GDS, commissions and costs incurred for NDCs and costs for call center operations, data processing and related technology costs.

        Selling, general and administrative, or SG&A, expenses consist primarily of sales and marketing, labor and associated costs, advertising services, professional fees, and expenses for finance, legal, human resources and other administrative functions, including amounts allocated to us from Avis Budget in historic periods.

Business to Consumer

        We provide air, car, hotel, vacation packages, cruise and other travel reservation and fulfillment services to our customers primarily through our network of online travel agencies in the U.S. and internationally that cater to different customer segments in the travel industry. The key consumer brands include:

  •
  Orbitz, acquired in November 2004, a full service online travel agency in the U.S. providing customers the ability to search for and book a wide array of travel products and services;

  •
  CheapTickets, acquired in October 2001, a full service online travel agency in the U.S. designed for the more price-driven traveler who is focused on value;

  •
  ebookers, acquired in February 2005, a full service travel agency serving Europe with an extensive product range, which includes tours, excursions, hotels, car rental, vacation packages and insurance; and

  •
  Other B2C businesses including hotel accommodation businesses RatesToGo and HotelClub (acquired in April 2004 as part of the acquisition of Flairview Travel), Needahotel.com (acquired in February 2006) and OctopusTravel (acquired with GTA in April 2005); long haul, tailor-made tour operator business Travelbag (acquired in February 2005 in conjunction with ebookers); and the specialty travel information business The Away Network (acquired in January 2005).

  Net Revenue

        Our B2C businesses offer their products and services on a stand-alone and packaged basis, primarily through the agency and merchant business models. Under the agency model, we pass on reservations booked by travelers to the travel supplier. We receive commissions or fees from the travel supplier and/or traveler, and may also receive fees from companies operating computer systems through which the reservations are booked. Air agency revenue is generally recorded when the reservation is made and secured with a credit card, net of estimated future cancellations. Non-air agency revenue is generally recognized upon utilization of the reservation by the consumer. Under the merchant model, we negotiate with suppliers for access to travel content at negotiated net rates. We facilitate the booking of those travel products and services by consumers, either on a stand-alone basis or as part of a packaged combination of products, at a price that includes an amount sufficient to pay the travel supplier the net rate along with an estimate of the amount of any occupancy and other local taxes, plus an additional amount we charge for service fees. Consumers pay for merchant transactions prior to departing on their trip, generally when the reservation is booked, and such amounts are included in accrued travel supplier payments, deferred revenue and customer advances until the reservation is utilized. Our B2C businesses do not have purchase obligations for any unsold inventory. We record revenue on a net basis, based upon the amount collected from consumers net of all amounts paid to suppliers. Merchant air revenue is recognized when our obligations are met, which generally occurs when payment is received and the travel voucher is issued to the consumer. Merchant hotel and car booking revenue is recorded upon utilization of the reservation by the consumer. We accrue the estimated amount of the supplier invoice at the time revenue is recognized. In certain cases, the actual amount owed differs from the estimated amount, and the difference is recognized as revenue.

        Revenue recognition for the components of a vacation package is based upon the policy of each separate component of the vacation package as discussed above.

        In connection with the Orbitz acquisition, we recorded a deferred credit relating to the below market rate terms of assumed contracts. Such amounts are recognized into net revenue ratably over the life of the respective contracts. For the years ended December 31, 2006 and 2005, such amounts were $24 million and $31 million, respectively.

        We receive inducements under access agreements with GDSs for travel bookings made through their systems. The level of inducements earned is based on contractual agreements and increases based on the annual volume of bookings. These inducements are collected monthly, based on estimated annual volumes, but are recognized as revenue at the time of booking based on the applicable contractual rate and volume achieved to date.

        Other revenue is primarily comprised of revenue from advertising, sponsoring links on our websites and commissions from sales of various third party travel-related products on the websites. Advertising revenue is derived primarily from the delivery of advertisements on our websites and is recognized either on display of each individual advertisement or ratably over the advertising period, depending on the terms of the advertising contract. Revenue from sponsoring links is recognized upon notification of entitlement from the alliance partner.

  Operating Expenses

        Cost of revenue consists of direct costs incurred to generate our revenue, including costs for call center operations, data processing and related technology costs.

        Selling, general and administrative expenses consist primarily of sales and marketing, labor and associated costs, advertising services, professional fees, and expenses for finance, legal, human resources and other administrative functions, including amounts allocated to us from Avis Budget for historic periods.

Trends

Business to Business

        A GDS system creates value within the travel distribution chain by aggregating supply from multiple suppliers and offering travel agencies streamlined capabilities to provide choice, price and ticket itineraries for their customers. GDS systems face certain challenges such as increasing use of supplier direct sites, emerging technologies that allow travel agencies to directly connect to suppliers, lower airline booking fees, fewer travel agencies leasing computer equipment from GDSs, and potential deregulation of the European GDS industry; however, total worldwide GDS air segments have grown in each of the last two years.

        International markets remain strong with substantial growth in less mature regions including the Middle East and Asia where segment volumes increased by 9% and 6%, respectively, in 2005.

        The European GDS industry is regulated, unlike the U.S. where deregulation occurred several years ago. In regulated GDS industries, airlines who own a GDS are required to treat other GDSs in the same way as their own GDS. This means that the airlines are required to participate in all GDSs to the same extent. There is the potential for deregulation in Europe, but, if this does happen, we do not believe it would occur until 2009 and would only occur in the event that no airline has an ownership interest in any GDS.

        In order to provide differentiated services and efficiency for suppliers and travel agencies, GDS companies must have broad and competitive access to the content of travel suppliers, including full content from key airline customers. Galileo has negotiated long-term contracts with the six largest U.S. airlines, although pricing is set at lower levels under the new contracts. Certain GDSs have announced an alternative business and financial model known as the "opt-in" model which previously was only prevalent outside of the U.S. in countries such as the U.K. and Australia. Under the opt-in model, travel agencies have the option of either paying a fee or agreeing to a reduction of all or a portion of their inducement payments if they want to be assured of receiving full content from the participating airlines and avoiding a surcharge on GDS-based bookings. This results in a lower fee paid by the airline to the GDS. We believe the "opt-in" model will have a modest impact on our future operations.

Business to Consumer

        OTAs offer customers the ability to research travel options, search for the best prices or itineraries and book travel directly online. OTAs offer inventory from multiple airlines, hotels and car rental companies, enabling customers to select from a broad range of products in one aggregated display. OTAs offer suppliers access to a broad set of target customers that visit OTA websites with a travel purchase in mind. OTAs also invest in technologies to optimize Internet travel bookings, including dynamic packaging engines where travelers can create their own customized vacations. Also, OTAs have added features to improve the customer experience and increase purchase conversion rates. For example, OTAs continue to make advances in Internet technology, allowing for greater customization of bookings and improved online experiences. Customer interest and proprietary packaging capabilities have bolstered sales of packaged travel on OTA websites. OTAs also offer other services such as trip insurance, destination services (show tickets, tours and other events), reservation change hotlines and live help, as well as technology driven customer service and customer-care. Several trends suggest continued growth for OTAs. Continued customer acceptance of booking travel online and growing Internet access and usage are expected to drive global growth in online travel. PhoCusWright projects rapid growth of U.S. online packaged travel, increasing 82% from $5 billion in 2005 to $9 billion in 2007. There is also significant potential to serve small, medium and large businesses through OTA interfaces rather than traditional corporate travel agencies. New technologies are being designed to improve yield management for suppliers and improve the online experience for customers.

Seasonality

        Some of our businesses experience seasonal fluctuations, reflecting seasonal trends for the products and services we offer. These trends cause our revenue to be generally higher in the second and third calendar quarters of the year as travelers plan and purchase their spring and summer travel, and then flatten in the fourth and first calendar quarters of the year. Our results may also be affected by seasonal fluctuations in the inventory made available to us by our travel suppliers.

Results of Operations

        We evaluate the performance of our segments based on Segment EBITDA, which includes cost of revenue, sales and marketing expenses, technology, other overhead charges directly attributable to the segment, including certain amounts allocated to us by Avis Budget, and impairment of intangible assets. Certain expenses which are managed outside of the segments are excluded from Segment EBITDA. These consist primarily of corporate and unallocated expenses, other income and expense items, and other non-recurring charges such as restructuring and related activities, and gains and losses associated with sale of businesses and investments. Corporate and unallocated expenses consist primarily of indirect expenses, including corporate administrative services that are separately managed. SEC rules regulate the use in filings with the SEC of "non-GAAP financial measures," such as EBITDA and segment EBITDA, that are derived on the basis of methodologies other than in accordance with generally accepted accounting principles, or GAAP. We present certain non-GAAP measures in order to provide supplemental information that we consider relevant for the readers of the financial statements, and such information is not meant to replace or supersede GAAP measures. The non-GAAP measures may not be the same as similarly titled measures used by other companies.

RESULTS OF OPERATIONS

Year Ended December 31, 2006 (Combined) Compared to Year Ended December 31, 2005

        The financial statements present our results for the period January 1, 2006 to August 22, 2006 and all periods of 2005 on a "predecessor basis" (reflecting Travelport's ownership by Avis Budget). The Company was formed on July 13, 2006, however, its operations were limited to entering into derivative transactions related to the debt that was subsequently issued, until the acquisition of the Travelport businesses of Avis Budget on August 23, 2006. See notes to the Financial Statements for further discussion of the Acquisition.

        For the purpose of management's discussion and analysis of the results of operations, we have compared the combined results of the Successor and the Predecessor for the periods in 2006 with that of the Predecessor in 2005. The results of the two periods are not necessarily comparable due to the change in basis of accounting resulting from the Company's acquisition of the Predecessor and the change in capital structure which primarily impact depreciation and amortization and interest expense. The captions included within our statements of operations that are materially impacted by the change in basis of accounting include net revenue, separation and restructuring charges, depreciation and amortization, impairment of long-lived assets and interest expense. We have disclosed the impact of the change in basis of accounting for each of these captions in the following discussion of our results of operations. While the presentation of the 2006 results on this combined basis does not comply with generally accepted accounting principles, management believes that this provides useful information to assess the relative performance of the businesses in all periods presented in the financial statements.

        In accordance with SFAS 141 at the date of the Acquisition, the acquired assets and liabilities were recorded at their estimated fair values. This resulted in an increase in value of intangible assets and a corresponding increase in amortization expense. The Company also has a significantly different capital structure to that of the predecessor and therefore incurred additional interest expense.

        Our combined results for the Year Ended December 31, 2006 compared to the Year Ended December 31, 2005 are as follows:

			Combined	Predecessor
		Predecessor	Year Ended December 31,	Year Ended December 31,
					Change
	July 13, 2006 (Formation Date) to December 31, 2006	January 1, 2006 to August 22, 2006
			2006	2005	$	%
Net revenue	$839	$1,711	$2,550	$2,411	$139	6%

Costs and expenses
Cost of revenue	378	717	1,095	1,006	89	9%
Selling, general and administrative	347	654	1,001	851	150	18%
Separation and restructuring charges	16	92	108	22	86	*
Depreciation and amortization	78	125	203	204	(1)	0%
Other income	—	(7)	(7)	(4)	(3)	75%
Impairment of long-lived assets	14	2,376	2,390	422	1,968	*

			—
Total operating expenses	833	3,957	4,790	2,501	2,289	92%

Operating income (loss)	6	(2,246)	(2,240)	(90)	(2,150)	*
Interest expense, net	(151)	(39)	(190)	(27)	(163)	*
Other expense	(1)	(1)	(2)	(1)	(1)	*

Income (loss) from continuing operations before income taxes	(146)	(2,286)	(2,432)	(118)	(2,314)	*
Provision (benefit) for income taxes	4	(115)	(111)	(75)	(36)	*

Income (loss) from continuing operations, net of tax	(150)	(2,171)	(2,321)	(43)	(2,278)	*
Income (loss) from discontinued operations net of tax	(2)	(6)	(8)	(6)	(2)	33%
(Loss) gain on disposal of discontinued operations, net of tax	8	(6)	2	—	2	*

Net loss	$(144)	$(2,183)	$(2,327)	$(49)	$(2,278)	*

(*)
Not meaningful

        Our results on a segment basis for the Year Ended December 31, 2006 as compared to the Year Ended December 31, 2005 are as follows:

			Combined	Predecessor
		Predecessor	Year Ended December 31,	Year Ended December 31,
					Change
	July 13, 2006 (Formation Date) to December 31, 2006	January 1, 2006 to August 22, 2006
			2006	2005	$	%
Business to Business
Net revenue	$604	$1,199	$1,803	$1,740	$63	4%
Segment EBITDA	112	(1,734)	(1,622)	479	(2,101)	*
Business to Consumer
Net revenue	255	543	798	703	95	14%
Segment EBITDA	14	(277)	(263)	(303)	(40)	-13%
Other EBITDA(a)	(43)	(111)	(154)	(63)	(91)	144%
Intersegment Eliminations
Net revenue	(20)	(31)	(51)	(32)	(19)	59%
Combined Totals
Net revenue	839	1,711	2,550	2,411	139	6%
EBITDA	$83	$(2,122)	$(2,039)	$113	$(2,152)	*

(*)
Not meaningful

(a)
Other includes the following:

			Combined	Predecessor
		Predecessor	Year Ended December 31,	Year Ended December 31,
	July 13, 2006 (Formation Date) to December 31, 2006	January 1, 2006 to August 22, 2006
			2006	2005
Corporate and unallocated expenses	$(21)	$(26)	$(47)	$(39)
Gain (loss) on foreign currency	(5)	1	(4)	(5)
Other income (expense)	(1)	6	5	3
Separation costs	(13)	(74)	(87)	—
Restructuring and related activities	(3)	(18)	(21)	(22)

Total	$(43)	$(111)	$(154)	$(63)

        Provided below is a reconciliation of EBITDA to income (loss) from continuing operations before income taxes.

			Combined	Predecessor
		Predecessor	Year Ended December 31,	Year Ended December 31,
	July 13, 2006 (Formation Date) to December 31, 2006	January 1, 2006 to August 22, 2006
			2006	2005
EBITDA	$83	$(2,122)	$(2,039)	$113
Depreciation and amortization	(78)	(125)	(203)	(204)
Interest expense, net	(151)	(39)	(190)	(27)

Income (loss) from continuing operations before income taxes	$(146)	$(2,286)	$(2,432)	$(118)

Net Revenue

        The net revenue increase of $139 million (6%) on a combined basis includes a $65 million reduction to revenue due to the impact of fair value adjustments to our balance sheet recorded as a result of the Acquisition. The adjustments resulted in a reduction to deferred revenue as of the opening balance sheet date of August 23, 2006, of which $65 million impacted the results of operations for the period July 13, 2006 (Formation Date) to December 31, 2006 as a reduction to net revenue and Segment Adjusted EBITDA within our B2C and B2B segments of $45 million and $20 million, respectively.

        Excluding the deferred revenue adjustment of $65 million, net revenue increased $204 million (8%), including $136 million (6%) on an organic basis and $68 million from the businesses we acquired during or subsequent to 2005, including GTA in April 2005 and ebookers in February 2005. These business contributed net revenue, cost of revenue and SG&A of $68 million, $16 million and $64 million, respectively.

        Organic revenue increased $136 million as a result of incremental revenue of B2C and B2B of $107 million (15%) and $48 million (3%), respectively, including incremental intersegment revenue of $19 million.

        Excluding the deferred revenue adjustment of $20 million, B2B net revenue increased $83 million (5%) primarily due to a $35 million increase from acquisitions and $48 million of organic growth. We experienced organic growth of $32 million within our Group and Tour business and $31 million (2%) from our GDS business, partially offset by a decline in revenues generated from our subscribers of $12 million (12%) and a $4 million decline in other revenues. Group and Tour business growth is due to the 20% growth in transactions in both our domestic and international markets. The GDS business growth of $31 million is primarily the result of a 2% growth in segments, driven by 5% growth domestically and 5% in Asia, partially offset by a 2% decline in Europe, the Middle East and Africa. Effective yield remained constant, however we experienced 4% growth internationally offset by a 5% decline domestically primarily due to new long-term agreements signed in the third quarter of 2006 under the Galileo Content Continuity program that assure that our travel agency customers have full airline content. Our subscriber fees decrease of $18 million was partially offset by $6 million of incremental revenue generated by our Galileo Content Continuity program

        Excluding the previously discussed acquisitions of GTA and ebookers and the deferred revenue adjustment, B2C net revenue increased $107 million (15%) primarily as a result of a 27% increase in online gross bookings, principally at Orbitz and CheapTickets and $24 million of incremental revenues from our recently acquired online hotel booking business, NeedAHotel. The increase in gross bookings has resulted in incremental hotel booking revenue, dynamic packaging revenue, air booking revenue and other revenue of $21 million, $24 million, $30 million and $8 million, respectively. We believe these increases are attributable to enhanced supplier content, including additional online hotel offerings, more dynamic packaging options and a more robust marketing campaign in 2006.

Cost of Revenue

        Cost of revenue increased $89 million (9%) on a combined basis, including $16 million from acquisitions. Organic cost of revenue increased $73 million (7%) primarily as a result of incremental cost of revenue of B2B and B2C of $36 million (4%) and $56 million (32%), respectively, including intersegment cost of revenue of $19 million.

        B2B cost of revenue increased $48 million (6%), including $12 million from the GTA acquisition. Organic cost of revenue increased $36 million (4%) due to a $52 million increase in inducements and support payments to travel agencies to support our increase in worldwide air booking volumes and increased costs on domestic air bookings resulting from higher contractual rates during 2006.

Approximately $19 million of the increase is attributable to support payments made to travel agencies within our B2C segment. This increase in inducements and support payments is partially offset by a $17 million decrease in telecom and technology costs realized primarily as a result of the efforts to improve efficiency in our distribution network.

        B2C cost of revenue increased $60 million (35%), including $4 million from acquisitions. Organic cost of revenue increased $56 million (32%) primarily associated with the 27% increase in gross bookings. The increase in transaction volume has resulted in increased costs associated with credit card processing, customer service costs and information technology costs. In addition we incurred $24 million incremental commissions paid to airlines by our recently acquired online hotel booking business, NeedAHotel.

SG&A

        SG&A increased $150 million on a combined basis, including $64 million related to acquisitions. Organic SG&A increased $86 million (10%), primarily as a result of $58 million (16%) and $21 million (5%) of incremental expenses within B2B and B2C, respectively and $7 million incremental costs within corporate and unallocated expenses and net losses on foreign currency.

        B2B SG&A expenses increased $92 million, including $34 million from the acquisitions. Organic SG&A increased $58 million, primarily attributable to (i) a $44 million increase in salaries and wages as a result of the growth in our operations, (ii) a $15 million increase in bad debt expense primarily from reserves recorded in 2006 related to airlines in bankruptcy and benefits realized in 2005 due to cash collections of amounts previously reserved, (iii) a $10 million increase in facilities expenses due primarily to the absence in 2006 of a benefit realized in 2005 related to a facility sub-lease and increased costs incurred. Such increases to SG&A were partially offset by a $8 million reduction in overhead costs allocated from AvisBudget as we received these charges only through August 22, 2006 as compared to a full year in 2005.

        B2C SG&A increased $51 million, which includes $30 million of incremental SG&A from acquisitions. On an organic basis, SG&A increased $21 million as a result of an increase of $41 million in marketing and advertising expenses related to expanded advertising campaigns promoting our Orbitz brand and $17 million increase in salaries and wages primarily as a result of increased staff levels to support our growth in operations. These increases were offset in part by $24 million of integration charges incurred during 2005, a $5 million reduction in software costs in 2006 as we were able to capitalize additional salaries and wages costs in 2006 that related to the development of our online consumer platform that will soon be launched, and a $3 million reduction in technology and general corporate overhead costs allocated from AvisBudget as we received these charges only through August 22, 2006 as compared to a full year in 2005.

Separation and Restructuring Charges

        Separation and restructuring charges of $108 million on a combined basis consisted of $87 million in separation costs on a combined basis and $21 million of restructuring charges on a combined basis. Separation costs of $13 million for the period July 31, 2006 (Formation Date) through December 31, 2006 consist primarily of payments made to employees related to retention and bonus plans of $6 million as well as $7 million in professional fees and other costs directly related to the separation plan. Separation costs of $74 million recorded by the Predecessor include $29 million of non-cash compensation expense related to the accelerated vesting of stock options and restricted stock units, $16 million for employee severance, $15 million for employee retention and $14 million in various other separation costs including consulting and accounting fees. We also incurred $21 million in restructuring costs during 2006 (of which $18 million was recorded by the Predecessor and $3 million was recorded by the Company), including employee severance costs and contract termination costs, as compared to $22 million in 2005.

Other Income

        Other income increased $3 million on a combined basis. The 2006 amount includes $7 million from the sale of a facility. The 2005 amount includes $4 million from the sale of an investment in a publicly traded company.

Depreciation and Amortization

        Depreciation and amortization decreased $1 million on a combined basis primarily due to the effect of the acceleration of depreciation in 2005 of $30 million primarily related to the revised useful lives of certain assets as a part of the integration of CheapTickets and Orbitz, substantially offset by $29 million incremental amortization expense as a result of the step up in fair value of our definite-lived intangible assets as a result of the Acquisition.

Impairment of Intangible Assets

        As a result of the impairment tests performed, we recorded a total impairment charge of $2,376 million, including $2,375 million related to goodwill and $1 million related to definite lived intangible assets for the period Janury 1, 2006 through August 22, 2006. In preparing the current calculation of the impairment, the Predecessor utilized the updated purchase price allocation of the buyer to determine the fair value of assets and liabilities, including intangible assets. Of the total goodwill impairment of $2,375 million, $2,019 million and $356 million related to reporting units comprising B2B and B2C, respectively. At the time of testing goodwill for impairment, we also tested other intangible assets for impairment as required by SFAS 142 and SFAS 144. As a result of these tests, we recorded an impairment of $1 million which related to definite lived intangible assets related to a reporting unit comprising B2C. Due to a change in the operations after the Acquisition was completed, we recorded an additional impairment of $14 million related to long-lived software marketing licenses for the period July 13, 2006 (Formation Date) through December 31, 2006.

Interest Expense

        Interest expense increased $163 million on a combined basis primarily as a result of the interest expense on our new debt issuances used to finance the Acquisition on August 23, 2006. The Acquisition was financed in part with the proceeds of $2,200 million in term loans under a new senior secured credit facility, the issuance of $899 million of senior notes, the issuance of $504 million of senior subordinated notes. Interest on such financing was $120 million during the year ended December 31, 2006, including $7 million of amortization of deferred financing fees. In addition, we incurred approximately $10 million of interest expense during the years related to borrowings under our interim credit agreement prior to the Acquisition and $10 million of interest related to our existing long term debt borrowed in the fourth quarter of 2005 in connection with the repatriation of foreign earnings to Avis Budget. We also incurred $10 million of fees related to an unused bridge financing arrangement and approximately $11 million related to interest rate hedges prior to the Acquisition for the period July 13, 2006 (Formation Date) through December 31, 2006 that did not meet the criteria for classification within accumulated other comprehensive income.

Benefit for Income Taxes

        Benefit for income taxes increased $36 million on a combined basis.

        Our effective tax rate is impacted on a recurring basis by earnings in foreign jurisdictions which are generally taxed at a rate lower than the United States federal statutory rate of 35%. During the period January 1, 2006 to August 22, 2006 we recorded a tax benefit of $115 million. In addition to the impact of earnings taxed in foreign jurisdictions at a rate lower than the United States rate, during this period the effective tax rate was significantly impacted by the impairment, as the majority of the impairment related to non-deductible goodwill, as well as by costs associated with the Spin-Off from Avis Budget, as these were generally incurred in the United States. In addition the effective tax rate was significantly impacted by a favorable tax ruling received in a foreign jurisdiction, as well as by the impact of an increase in our state tax rate which had the impact of increasing our deferred tax assets, which resulted in a benefit to the effective tax rate. The income tax benefits recorded on the impairment, separation costs, foreign tax ruling and state tax impact on deferred taxes were approximately $87 million, $30 million, $9 million and $21 million, respectively. Excluding these items, the effective tax rate for the period January 1, 2006 to August 22, 2006 was 19%, reflecting the impact of earnings in foreign jurisdictions.

        For the period August 23, 2006 to December 31, 2006 we recorded a tax expense of $4 million. This primarily related to foreign taxes as well as a valuation allowance on certain deferred tax assets recorded during the period, as it is more likely than not that such assets will not be realized.

        The income tax benefit in 2005 is primarily driven by the loss from operations, offset by taxes due to the repatriation of foreign earnings. The American Jobs Creation Act of 2004, which became effective October 22, 2004, provides a one-time dividends received deduction on the repatriation of certain foreign earnings to a U.S. taxpayer, provided certain criteria are met. The Company has applied the provisions of this act to qualifying earnings repatriations through December 31, 2005. In December 2005, we repatriated $350 million of unremitted earnings, which resulted in income tax expense of approximately $28 million.

Year Ended December 31, 2005 Compared to Year Ended December 31, 2004

	Predecessor
	Year Ended December 31,
			Change
(dollars in millions)
	2004	2005	$	%
Net revenue	$1,758	$2,411	$653	37

Costs and expenses
Cost of revenue	851	1,006	155	18
Selling, general and administrative	438	851	413	94
Restructuring charges	—	22	22	*
Depreciation and amortization	124	204	80	65
Other income	—	(4)	(4)
Impairment of long-lived assets	—	422	422	*

Total operating expenses	1,413	2,501	1,088	77

Operating income (loss)	345	(90)	(435)	*
Interest expense, net	(6)	(27)	(21)	*
Other expense	—	(1)	(1)	*

Income (loss) from continuing operations before income taxes	339	(118)	(457)	*
Provision (benefit) for income taxes	85	(75)	(160)	*

Income (loss) from continuing operations, net of tax	254	(43)	(297)	*
Loss from discontinued operations, net of tax	(1)	(6)	(5)	*

Net income (loss)	$253	$(49)	(302)	*

*
Not meaningful.

        The following is a discussion of the results of B2B and B2C:

	Predecessor
	Year Ended December 31,
			Change
(dollars in millions)
	2005	2004	$	%
Business to Business
Net revenue	$1,740	$1,546	$194	13
Segment EBITDA	479	503	(24)	(5)
Business to Consumer
Net revenue	703	181	522	*
Segment EBITDA	(303)	(22)	(281)	*
Other EBITDA(c)	(63)	(12)	(51)	*
Intersegment Eliminations(a)
Net revenue	(32)	(24)	(8)	*
Combined Totals
Net revenue(b)	$2,411	$1,703	$708	42
EBITDA	$113	$469	$(356)	76

(*)
Not meaningful
(a)
Consists primarily of eliminations related to the inducements paid by B2B to B2C.
(b)
Segment revenue for 2004 excludes $55 million of revenue contributed by the membership travel activities, which were transferred effective January 1, 2005.
(c)
Other includes the following:

	Predecessor
	Year Ended December 31,
(dollars in millions)
	2005	2004
Corporate and unallocated expenses	$(39)	$(24)
Gain (loss) on foreign currency	(5)	3
Membership travel activities	—	9
Other income (expense)	3	—
Restructuring and related activities	(22)	—

Total	$(63)	$(12)

  Provided below is a reconciliation of EBITDA to income (loss) from continuing operations before income taxes:

	Predecessor
	Year Ended December 31,
(dollars in millions)
	2005	2004
EBITDA	$113	$469
Depreciation and amortization	(204)	(124)
Interest expense, net	(27)	(6)

Income (loss) from continuing operations before income taxes	$(118)	$339

Net Revenue

        Net revenue increased $653 million primarily as a result of acquisitions in late 2004 and 2005, including Orbitz, GTA, ebookers and Flairview Travel, offset partially by the transfer of our membership travel activities to Avis Budget, effective January 1, 2005. The businesses acquired in 2004 and 2005 contributed to the increase in net revenue, cost of revenue and SG&A of $661 million, $156 million and $428 million, respectively.

        Apart from these acquisitions, the transfer of our membership travel activities, which contributed $55 million in net revenue in 2004, net revenue on an organic basis increased $47 million (3%), primarily due to $40 million of incremental revenue of B2C and $15 million of incremental revenue of B2B.

        B2C net revenue increased $522 million primarily as a result of recent acquisitions, which contributed incremental revenue of $482 million in the aggregate. Excluding the impact of acquisitions, B2C net revenue on an organic basis increased $40 million (22%) due to a $22 million increase in air transaction revenue and a $18 million increase in non-air transaction revenue. The increase in air revenue was principally driven by a 21% increase in online gross bookings, primarily at our CheapTickets.com website, due to improved site functionality, greater conversion rates, and enhanced content. The increase in non-air revenue is principally due to increased revenue at Flairview resulting primarily from an increase in site visits.

        B2B net revenue increased $194 million, primarily as a result of recent acquisitions, which contributed incremental revenue of $179 million. Excluding the impact of acquisitions, B2B net revenue on an organic basis increased $15 million (1%), primarily as a result of a $36 million (3%) increase in air booking fees, offset by a decline in other distribution revenue of $21 million for the period. By geographic region, international air booking fees increased $50 million (6%) whereas the Americas (defined as the United States, Canada, Mexico and Latin America) booking fees declined $14 million (3%). The increase in international air booking fees is driven by higher booking volumes of 3%, primarily as a result of an increase in travel demand within the Middle East and the Asia/Pacific regions offset in part by a decline in demand in Europe. The total number of air segments in international markets totaled 159 million in 2005. The effective yield on international air bookings remained relatively constant period over period. International air bookings represented approximately two thirds of total air bookings during 2005 and 2004. The decrease in Americas air booking fees is driven by a 8% decline in the effective yield, consistent with our pricing program with major U.S. carriers, which was designed to gain access to all public fares made available by the participating airlines. The volume of air bookings in the Americas increased 5% to approximately 100 million segments.

        B2B other distribution revenue declined $21 million as a result of lower subscription revenue of $44 million, partially offset by an increase of $23 million in solutions revenue from arrangements where the Company provides technology services to airlines. Subcriber fees decline because fewer travel agencies are leasing computer equipment from Galileo and we believe that this trend will continue. The solution revenue increase primarily resulted from $12 million increase in our Web Hosting business, a $6 million increase in our hosting agreement from United Airlines due to increased volume and a $3 million increase other vendor fees.

Cost of Revenue

        Cost of revenue increased $155 million, primarily as a result of acquisitions, which contributed incremental cost of revenue of $156 million in aggregate and offset partially by $2 million related to the transfer of our membership travel activities to Avis Budget. Organic cost of revenue increased $1 million, reflecting an increase of $14 million in our B2B segment, offset by a decrease of $13 million in our B2C segment.

        B2B cost of revenue increased $53 million (7%), including $39 million related to the acquisitions. B2B organic cost of revenue increased $14 million (2%) primarily as a result of (i) $20 million of higher commissions attributable to higher booking volumes, primarily within the Middle East and Asia Pacific regions, and a greater mix of booking volumes in higher commission rate countries, (ii) a

$4 million increase in inducements and support payments to travel agencies as a result of increased transaction volume, partially offset by (iii) $10 million of expense savings on network communications and equipment maintenance and installation due, in part, to the reduction in subscriber computer equipment as discussed above.

        B2C cost of revenue increased $104 million (155%), including $117 million related to the acquisitions. B2C organic cost of revenue decreased $13 million (20%) primarily as a result of integration efforts executed domestically at our CheapTickets.com and Lodging.com businesses, including the migration of technology to a common platform.

SG&A

        SG&A increased $413 million, primarily as a result of the acquisitions offset partially by the transfer of our membership travel activities. The acquisitions contributed incremental SG&A of $428 million in aggregate. The membership travel activities contributed $44 million of SG&A in 2004. Apart from these factors, organic SG&A increased $29 million (4%), reflecting an increase of $46 million in our B2B segment, a decrease of $31 million in our B2C segment and a $14 million increase within corporate and unallocated expenses.

        B2B SG&A increased $154 million (67%), including $119 million related to the acquisitions. Organic SG&A increased $35 million (15%) primarily as a result of (i) the absence in 2005 of a $41 million expense reduction realized in 2004 in connection with a benefit plan amendment and (ii) $12 million of incremental salaries and wages primarily as a result of an increase in headcount as part of the growth in our business and (iii) and $6 million of additional integration costs incurred in 2005 within our existing B2B businesses associated with our recent acquisitions of Orbitz, GTA and ebookers. Such amounts were offset in part by (i) an $8 million reduction in costs as a result of savings realized on vacated facilities and (ii) a $10 million reduction in bad debt expense primarily as a result of collections on customer accounts in 2005 which were specifically reserved for in prior years and improved collection patterns.

        B2C SG&A increased $289 million (214%), including $309 million related to the acquisitions. B2C Organic SG&A decreased $20 million (15%) due primarily to (i) $18 million of lower wages and benefits due to decreased headcount as a result of integrating our online businesses and (ii) $5 million of savings on advertising and marketing expenditures as a result of a re-alignment of marketing programs across brands.

Restructuring Charges

        Restructuring charges increased $22 million as a result of our restructuring initiatives that we committed to in the first quarter of 2005 targeted principally at reducing costs, enhancing organizational efficiency and consolidation and rationalizing existing processes and facilities, including approximately $15 million of employee severance costs.

Depreciation and Amortization

        Depreciation and amortization increased $80 million (65%), including $59 million related to the Acquisitions and organic incremental depreciation of $12 million related to the revised useful lives of certain assets of CheapTickets in 2005 related to the integration of CheapTickets and Orbitz.

Impairment of Intangible Assets

        Impairment of intangible assets consists of a non-cash impairment charge associated primarily with our B2C segment (see note 2 to our annual combined financial statements included elsewhere herein).

Interest Expense

        Interest expense, net increased $21 million primarily as a result of imputed interest on several long-term unfavorable contracts we assumed in connection with our recent acquisitions, including imputed interest on the tax sharing liability related to the Orbitz acquisition (see note 6 to our combined financial statements included elsewhere herein). In addition, we borrowed $350 million during the course of 2005 in order to fund the $350 million repatriation of certain foreign earnings to Avis Budget, resulting in increased interest expense of $1 million.

Provision (Benefit) for Income Taxes

        We recorded an income tax benefit of $75 million for 2005 versus an income tax expense of $85 million in 2004. The income tax benefit in 2005 is primarily driven by the loss from operations, offset by taxes due to the repatriation of foreign earnings. The American Jobs Creation Act of 2004, which became effective October 22, 2004, provides a one-time dividends received deduction on the repatriation of certain foreign earnings to a U.S. taxpayer, provided certain criteria are met. The Company has applied the provisions of this act to qualifying earnings repatriations through December 31, 2005. In December 2005, we repatriated $350 million of unremitted earnings, which resulted in income tax expense of approximately $28 million. The income tax expense in 2004 is primarily driven by the income from operations. The effective tax rate for 2005 was 64%, compared to 25% in 2004. The effective tax rate for 2005 differs from the federal statutory rate for various reasons, including taxes on foreign operations at alternate rates, the tax differential on the impairment of intangible assets, state and local taxes, and taxes on repatriated earnings. The effective tax rate for 2004 differs from the federal statutory rate for various reasons, including taxes on foreign operations at alternate rates and state and local taxes.

LIQUIDITY AND CAPITAL RESOURCES

        Our principal source of liquidity is cash flow generated from operations, including working capital. The principal uses of cash are to fund planned operating expenditures, capital expenditures, including investments in products and technology offerings, interest payments on debt and any mandatory or discretionary principal payments of debt issuances. As of December 31, 2006, our financing needs were supported by $275 million of available capacity in our revolving credit agreement.

Cash Flows

        The following table summarizes the changes to our cash flows from continuing operations:

		Company	Combined	Predecessor
	Predecessor
		July 13, 2006 (Formation Date) to December 31, 2006	Year Ended December 31,
(in millions)	January 1, 2006 to August 22, 2006
			2006	2005	Change
Cash provided by (used in):
Operating activities	$273	$12	$285	$552	$(267)
Investing activities	82	(4,311)	(4,229)	(2,123)	(2,106)
Financing activities	(382)	4,394	4,012	1,653	2,359
Effects of exchange rate changes	8	2	10	(36)	46

Net change in cash and cash equivalents	$(19)	$97	$78	$46	$32

Note that cash of $69 million as of the Acquisition date is included as a reduction in the purchase price, and thus is reflected as a source of cash within cash flow from investing activities of continuing operations for the period July 13, 2006 (formation date) through December 31, 2006.

	Predecessor
	Year Ended December 31,
(in millions)
	2005	2004	Change
Cash provided by (used in):
Operating activities	$552	$381	$171
Investing activities	(2,123)	(1,575)	(548)
Financing activities	1,653	1,213	440
Effects of exchange rate changes	(36)	—	(36)

Net change in cash and cash equivalents	$46	$19	$27

        Operating Activities.    On a combined basis for the year ended December 31, 2006, cash inflow from operations was $285 million, a decrease of $267 million as compared to the year ended December 31, 2005. The decrease is primarily the result of $103 million in incremental interest payments, $58 million in one time cash separation costs, $20 million of first half employee bonuses paid in 2006, and $13 million of contract termination costs as well as the impact on operating cash flows from a decrease in our operating results.

        At December 31, 2005, we had $88 million of cash and cash equivalents, an increase of $46 million as compared to December 31, 2004. Cash inflow from operations was $552 million, an increase of $171 million as compared to the year ended December 31, 2004. The increase primarily represented higher operating results, including amounts generated from the recent acquisitions Orbitz and GTA.

        At December 31, 2006 and December 31, 2005, the working capital deficit (defined as current assets net of cash, and intercompany balances to Avis Budget as of December 31, 2005, minus current liabilities) was $551 million and $367 million, respectively. The increase in the working capital deficit was primarily the result of the timing of collections of our accounts receivable, additional accrued travel supplier payments, deferred revenue, customer advances which relate primarily to merchant model transactions and accrued interest expense. Under the merchant model, we generally receive cash from consumers at the booking date. Such amounts are recorded within accrued travel supplier payments, deferred revenue and customer advances until the revenue is recognized. Typically, hotel suppliers invoice us after the consumers travel is completed, whereas air carriers invoice us shortly after booking.

        Investing Activities.    The use of cash from investing activities for the year ended December 31, 2006 was driven by the use of $4,110 million for the Acquisition and $125 million loaned to Worldspan, offset in part by $199 million of intercompany funding from Avis Budget. The use of cash from investing activities for the year ended December 31, 2005 was driven by $1,100 million for the acquisition of GTA, $403 million for the acquisition of ebookers, and $482 million of intercompany funding to Avis Budget.

        Capital expenditures were $169 million in the year ended December 31, 2006, an increase of $17 million as compared to the year ended December 31, 2005. The increase was due in part to strategic initiatives, including the new global online platform.

        Our cash flow used in investing activities for the year ended December 31, 2005 was $2.1 billion compared to $1.6 billion for the year ended December 31, 2004, an increase of $548 million. Such change primarily reflected (i) the use of $1.5 billion in cash for the 2005 acquisitions, consisting primarily of GTA and ebookers, as compared to $1.2 billion used for the 2004 acquisitions of Orbitz and Flairview, (ii) an increase of $98 million used on intercompany funding primarily as a result of an increase in cash advances made to Avis Budget during 2005, (iii) a $61 million decline in cash proceeds from assets sales in 2005 as a result of investments sold in 2004 that were acquired as part of Orbitz and (iv) an increase of $49 million in capital expenditures during 2005.

        Financing Activities.    On a combined basis, our cash flow provided by financing activities for the year ended December 31, 2006 was $4,012 million as compared to cash from financing activities of $1,653 million for the year ended December 31, 2005. The 2005 amount related to cash transferred from Avis Budget to affect the purchase of GTA and ebookers. The source of cash in 2006 related primarily to the $3,603 million of debt proceeds and $902 million in capital contributions received in connection with the Acquisition, less $350 million of existing debt repaid in 2006 and $105 of debt issuance costs.

        Our cash flow from financing activities was $1.7 billion for the year ended December 31, 2005 as compared to $1.2 billion for the year ended December 31, 2004, an increase of $440 million. Such change principally reflected (i) an incremental capital contribution from Avis Budget of $476 million used to fund the additional acquisitions consideration made in 2005 as compared to 2004, and (ii) cash proceeds of $350 million received from the issuance of long term debt in connection with Avis Budget's repatriation of $350 million of foreign earnings. These increases were partially offset by a decrease to cash of $350 million for dividends paid to Avis Budget in connection with the repatriation of foreign earnings.

Debt and Financing Arrangements

Senior Secured Credit Facilities

        Our senior secured credit facilities provide senior secured financing of $2,600 million, consisting of: (i) a $2,200 million term loan facility; (ii) a $275 million revolving credit facility; and (iii) a $125 million synthetic letter of credit facility.

        The revolving credit facility includes borrowing capacity available for letters of credit and for short-term borrowings referred to as the swingline borrowings.

        Travelport LLC is the borrower under the senior secured credit facilities. All obligations under the senior secured credit agreement are unconditionally guaranteed by the Parent Guarantor, Intermediate Parent Guarantor and, subject to certain exceptions, each of our existing and future domestic wholly-owned subsidiaries.

        All obligations under the senior secured credit facilities, and the guarantees of those obligations, are secured by substantially all the following assets of the Borrower and each guarantor, subject to certain exceptions: (i) a pledge of 100% of the capital stock of the Borrower, 100% of the capital stock of each guarantor and 65% of the capital stock of each of our wholly-owned foreign subsidiaries that are directly owned by us or one of the guarantors; and (ii) a security interest in, and mortgages on, substantially all tangible and intangible assets of the Borrower and each guarantor.

        Borrowings under the U.S. term loan facility bear interest at LIBOR plus 3.00% with respect to the dollar-denominated facility, and EURIBOR plus 2.75% with respect to the Euro-denominated facility. Borrowings under the $275 million revolving credit facility bear interest at LIBOR plus 2.75%. Under the $125 million synthetic letter of credit facility, we must pay a facility fee equal to the applicable margin under the U.S. term loan facility on the amount on deposit. At December 31, 2006, there were no borrowings outstanding under the revolving credit facility and we had commitments of approximately $106 million outstanding under our synthetic letter of credit facility.

        The applicable margin for borrowings under the term loan facility, the revolving credit facility and the synthetic letter of credit facility may be reduced subject to our attaining certain leverage ratios.

        In addition to paying interest on outstanding principal under the senior secured credit facilities, we are required to pay a commitment fee to the lenders under the revolving credit facility in respect of the unutilized commitments thereunder. The initial commitment fee rate is 0.50% per annum. The commitment fee rate may be reduced subject to our attaining certain leverage ratios. We are also required to pay customary letter of credit fees.

        The senior secured credit facilities are subject to amortization and prepayment requirements and contain the covenants, events of default and other provisions described under "Description of Other Indebtedness—Existing Senior Secured Credit Facilities."

Senior Notes and Senior Subordinated Notes

        On August 23, 2006, in connection with the Acquisition, we issued $150 million of dollar-denominated senior dollar floating rate notes, €235 million euro-denominated senior floating rate notes ($299 million dollar equivalent) and $450 million 9 7/8% senior fixed rate notes. The dollar-denominated floating rate senior notes bear interest at a rate equal to LIBOR plus 4 5/8%. The euro-denominated floating rate senior notes bear interest at a rate equal to EURIBOR plus 4 5/8%. The senior notes are unsecured senior obligations and are subordinated to all of our existing and future secured indebtedness (including the senior secured credit facility) and will be senior in right of payment to any existing and future subordinated indebtedness (including the senior subordinated notes). The senior notes are redeemable at our option at any time, in whole or in part, at the appropriate redemption prices plus accrued interest through the redemption date.

        On August 23, 2006, in connection with the Acquisition, we issued $300 million of 11 7/8% dollar-denominated notes and €160 million of 10 7/8% Euro-denominated notes ($204 million dollar equivalent). The senior subordinated notes are unsecured senior subordinated obligations and are subordinated in right of payment to all of our existing and future senior indebtedness and secured indebtedness (including the senior credit facilities and the senior notes).

        The indentures governing the senior notes and senior subordinated notes limit the Parent Guarantor's (and most or all of its subsidiaries') ability to:

  •
  incur additional indebtedness or issue certain preferred shares;

  •
  pay dividends on, repurchase or make other distributions in respect of their capital stock or make other restricted payments;

  •
  make certain investments;

  •
  sell certain assets;

  •
  create liens on certain assets to secure debt;

  •
  consolidate, merge, sell or otherwise dispose of all or substantially all of their assets;

  •
  enter into certain transactions with affiliates; and

  •
  designate subsidiaries as unrestricted subsidiaries.

        From time to time, depending upon market, pricing and other conditions, as well as on our cash balances and liquidity, we may seek to repurchase a portion of the senior notes and/or senior subordinated notes in the open market.

        Subject to certain exceptions, the indentures governing the notes permit us and our restricted subsidiaries to incur additional indebtedness, including secured indebtedness. None of Travelport (Bermuda) Ltd. and its subsidiaries, which together comprise the non-U.S. operations of Travelport, guarantee the notes offered hereby. These entities will be more restricted than the Issuer and the guarantors in their ability to incur indebtedness. See "Description of Senior Notes—Certain Covenants" and "Description of Senior Subordinated Notes—Certain Covenants."

        Under the indentures governing the notes, our ability to engage in certain activities such as incurring certain additional indebtedness, making certain investments and paying certain dividends is tied to ratios based on pro forma Adjusted EBITDA (which is defined as "EBITDA" in the indentures). For example, for the four quarters ended December 31, 2006, the minimum pro forma Adjusted EBITDA to fixed charge ratio required in order to incur additional debt pursuant to the ratio provision in the indentures or to make certain investments and restricted payments under the indentures was 2 to 1 and our pro forma ratio for such period (excluding any effect from the proposed Worldspan acquisition) would have been 1.68 to 1.

        EBITDA, a measure used by management to measure operating performance, is defined as net income (loss), plus interest expense, net, provision (benefit) for income taxes, and depreciation and amortization. EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, EBITDA is not intended to be a measure of free cash flow available for management's discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. Our presentation of EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Management believes EBITDA is helpful in highlighting trends because EBITDA excludes the results of decisions that are outside the control of operating management and can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. In addition, EBITDA provides more comparability between the historical results of the Travelport business of Avis Budget and results that reflect purchase accounting and the new capital structure. Management compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.

        Adjusted EBITDA is defined as net income (loss), plus interest expense, net, provision (benefit) for income taxes, and depreciation and amortization, as further adjusted to exclude unusual items and other adjustments set forth below and permitted in calculating covenant compliance under the indentures governing the notes. We believe that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future. We have included the calculations of Adjusted EBITDA for each of the periods presented as Adjusted EBITDA is the earnings measure defined in the covenants under our bond indenture.

        Because not all companies use identical calculations, our presentation of EBITDA and Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

        Historical EBITDA and Adjusted EBITDA are calculated as follows:

	Predecessor		Company
	Year Ended December 31,	Period From January 1, through August 22,	Period from July 13 (formation date) through December 31,	Combined* Years Ended December 31,
(in millions)	2005	2006	2006	2006
Net income (loss)	$(49)	$(2,183)	$(144)	$(2,327)
Loss (gain) from discontinued operations, net of tax	6	12	(6)	6
Interest expense, net	27	39	151	190
Provision (benefit) for income taxes	(75)	(115)	4	(111)
Depreciation and amortization	204	125	78	203

EBITDA	$113	$(2,122)	$83	$(2,039)
Impairment of intangible assets(a)	422	2,376	14	2,390
Other non-cash items(b)	(13)	16	7	23
Restructuring and integration costs(c)	51	100	16	116
Unusual or non-recurring items(d)	28	2	74	76
Acquired and disposed EBITDA(e)	5	—	—	—
Acquisition adjustments(f)	(13)	(5)	—	(5)
Cost savings(g)		—	78	78
Sponsor monitoring fee(h)		—	2	2

Adjusted EBITDA	$593	$367	$274	$641

(a)
Represents a pre-tax impairment charge of $422 million for the year ended December 31, 2005 resulting primarily from our B2C businesses, of which $251 million reduced the value of goodwill and $171 million reduced the value of other intangible assets, $2,376 million for the period January 1, to August 22, 2006 of which $2,375 million reduced the value of goodwill and $1 million reduced the value of definite lived intangible assets, and $14 million for the period from July 13 through December 31, 2006 impairment related to long-lived software marketing licenses. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies."

(b)
Other non-cash items consist of the following:

	Predecessor		Company
			Period from July 13 (formation date) through December 31,
		Period from January 1, through August 22,
	Year Ended December 31,			Combined* Year Ended December 31,
(in millions)
	2005	2006	2006	2006
Non-cash stock-based compensation costs	$15	12	6	$18
Reversals of accruals and reserves(i)	(26)	—	—	—
Reversal of facility-related liability(ii)	(5)	—	—	—
Write-down of capitalized software	1	—	—	—
Equity in loss of equity investment	1	1	1	2
Other(iii)	1	3	—	3

Total other non-cash items	$(13)	$16	$7	$23

          (i)    Includes reductions of allowance for doubtful accounts of $12 million, reduction of liabilities of $11 million, and reduction of affinity card accrued payments of $3 million for each the year ended December 31, 2005.

          (ii)   Represents the reversal of a facility-related liability established prior to 2005.

          (iii)  Represents the historical amortization of pension and postretirement plan actuarial losses of $1 million for each the year ended December 31, 2005 and $1 million for the period from January 1, through August 22, 2006, which will be eliminated in purchase accounting, and amortization of an advance payment under a contractual arrangement to provide technology solutions for a customer of $2 million for the period from January 1, through August 22, 2006.

  (c)
  Restructuring and integration costs consist of the following:

	Predecessor		Company
			Period from July 13, (formation date) through December 31,
		Period from January 1 through August 22,
	Year Ended December 31,			Combined* Year Ended December 31,
(in millions)
	2005	2006	2006	2006
Integration costs(i)	$28	$—	$—	$—
Severance and other restructuring costs(ii)	23	21	3	24
Business optimization costs(iii)	—	3	2	5
Separation costs (iv)	—	76	11	87

Total restructuring and integration costs	$51	$100	$16	$116

    (i)
    Primarily represents costs incurred to integrate and combine the operations and internet booking technology at our Orbitz, ebookers, GTA and CheapTickets businesses.

    (ii)
    Primarily represents severance costs and restructuring actions taken to reduce staff levels in some of our online travel businesses and the realignment of our global sales force.

    (iii)
    Represents costs incurred in connection with a business optimization plan to create a single, global technology platform.

    (iv)
    Represents costs incurred in connection with our separation from Avis Budget.

  (d)
  Unusual or non-recurring items consist of the following:

	Predecessor		Successor
			Company Period from July 13 (formation date) through December 31,
		Period from January 1 through August 22,
	Year Ended December 31,			Combined* Year Ended December 31,
(in millions)
	2005	2006	2006	2006
Non-recurring Sarbanes-Oxley and legal compliance costs for acquisitions	$9	$—	$—	$—
Gain on sales of investments and facilities (i)	(6)	(7)	—	(7)
GTA seller bonus (ii)	11	7	4	11
Purchase accounting impact on deferred revenue (iii)	15	1	65	66
Other (iv)	(2)	1	5	6

Total unusual or non-recurring items	$28	$2	$74	$76

    (i)
    Represents gain on sale of available-for-sale securities of $4 million and gain on sale of a facility of $2 million for the year ended December 31, 2005, and gain on sale of a facility of $7 million for the period from January 1, through August 22, 2006.

    (ii)
    Represents bonuses payable to the acquired employees of GTA pursuant to the related purchase agreement.

    (iii)
    Represents the impact on historical net revenue of the reduction of deferred revenue to fair value and recognition of intangible assets related to booking backlog in purchase accounting with respect to Orbitz and GTA.

    (iv)
    Represents technology solutions revenue applicable to services provided in a prior year pursuant to a contractual reconciliation provision.

  (e)
  Includes $5 million of pre-acquisition Adjusted EBITDA for GTA, which was acquired on April 1, 2005, for the year ended December 31, 2005.

  (f)
  Represents preliminary estimates of ongoing incremental stand-alone costs for services that were performed by Avis Budget or expenses that were allocated by Avis Budget prior to the consummation of the Transactions. These additional costs consist primarily of additional personnel, information technology, facility-related, insurance and professional services costs. The additional personnel will provide services historically provided by Avis Budget primarily in the information systems, finance, tax, treasury and legal areas. The additional information technology costs reflect external service and support costs across a variety of information technology functions.

  (g)
  Represents run-rate cost savings expected to be achieved within the twelve months following the Acquisition as permitted in calculating covenant compliance under the indentures governing the notes offered hereby of $75 million initiated after the Acquisition and $11 million initiated in June 2006. The adjustment is net of the $8 million of savings achieved in the results for the period July 13, 2006 to December 31, 2006. The $11 million of run-rate cost savings initiated during the three months ended June 30, 2006 is from global headcount reductions and facility consolidations pursuant to restructuring actions. The costs associated with implementing these cost savings are being borne by Avis Budget and are not taken into account in calculating Adjusted EBITDA. We expect to relieve the $75 million of additional run-rate cost savings through restructuring and other actions by the year ended December 31, 2007 related to telecommunications, information technology and other general and administrative expenses. Estimated run-rate cost savings by category are as follows (in millions):

Telecommunications (i)	$15
Information technology (ii)	45
Other general and administrative expenses (iii)	15

Total	$75

    (i)
    Represents estimated cost savings associated with renegotiating information technology agency connectivity contracts, consolidating our business unit telecommunication network and reducing long haul circuits.

    (ii)
    Represents estimated cost savings associated with renegotiating contracts, centralizing information technology infrastructure, consolidating hardware and software platforms and other operations of multiple brands, reducing discretionary project spending and headcount reductions.

    (iii)
    Represents cost savings associated with adopting a more centralized shared service model for global operations, human resources, finance, and legal, and estimated cost savings associated with offshoring, reducing overhead and general and administrative headcount.

  Adjusted EBITDA does not take into account the approximately $41 million in estimated one-time costs expected to be incurred through the year ended December 31, 2007 in connection with realizing the additional $75 million of run-rate cost savings over the same period. The adjustments reflecting estimated cost savings constitute forward-looking statements. Actual results may differ materially from those reflected due to a number of factors, including, without limitation, an inability to (i) reduce our telecommunications costs, (ii) renegotiate contracts favorably, (iii) centralize our information technology infrastructure and (iv) an inability to reduce other general and administrative expenses. See "Risk Factors—Risks Relating to Our Business—We may not be able to achieve all of our expected cost savings." for further information.

  (h)
  Represents amount of sponsor monitoring fees.

New Parent Company PIK Loans

        Our parent company, Travelport Holdings Limited, has recently entered into a credit agreement for a $1.1 billion senior unsecured pay-in-kind ("PIK") term loan. Interest is payable quarterly in arrears at a rate starting at LIBOR + 700 base points for the first 18 months, increasing to LIBOR + 750 for the next 12 months and then increasing to LIBOR plus 800 thereafter. Interest may be paid in kind unless our parent company elects to pay in cash. The PIK loans are not prepayable for the first eight months and then would be prepayable at par for the next 13 months and then at declining premiums thereafter. The PIK loans are due five years after they are made. Travelport Holdings Limited intends to use the net proceeds from the borrowings of the PIK term loans to pay a dividend to its shareholders.

Proposed Worldspan Acquisition

        The proposed acquisition of Worldspan would be funded with an additional $1,040 million of senior secured term loans. In addition, the senior secured revolving credit facility would increase by $25 million as would the synthetic letter of credit facility.

Interest Rate Risk

        A portion of the debt used to finance much of our operations is exposed to interest rate fluctuations. We use various hedging strategies and derivative financial instruments to create an appropriate mix of fixed and floating rate assets and liabilities. The primary interest rate exposure at December 31, 2006 was to interest rate fluctuations in the United States and Europe, specifically LIBOR and EURIBOR interest rates. We currently use interest rate swaps as the derivative instrument in these hedging strategies. The derivatives used to manage the risk associated with our floating rate debt were designated as cash flow hedges.

Commitments and Contingencies

        Orbitz sued Worldspan in Illinois state court in September 2005. The complaint alleged that Worldspan misrepresented and omitted material facts in connection with the parties' negotiation of amendments to the parties' CRS access contract ("The CRS Agreement") in 2002 and 2004, and that the omissions and misrepresentations violated the Illinois Consumer Fraud Act. Orbitz's complaint sought to rescind the amendments to the CRS Agreement and unspecified monetary damages. On September 19, 2005, Worldspan removed Orbitz's state court case to federal court. On April 3, 2006, the case was remanded back to state court. On July 5, 2006, Orbitz filed an Amended Complaint against Worldspan, asserting 8 causes of action including Director Conflict of Interest, Fraudulent Inducement under the Illinois Consumer Fraud Act, Common Law Fraud, Equitable Estoppel, two Breach of Contract counts, and Declaratory Relief. In the Amended Complaint, Orbitz seeks rescission of the contract, unspecified monetary damages and costs, and a Declaratory Judgment. On August 14, 2006, Worldspan filed a motion to dismiss 4 of Orbitz's claims in the Amended Complaint (consumer fraud, fraud, director conflict and equitable estoppel). The parties have briefed the issues raised by Worldspan's motion, but the case has been stayed by agreement of the parties.

        Worldspan sued Orbitz in federal court in Chicago in September 2005. The complaint alleged breach of contract and the violation of the federal Computer Fraud and Abuse Act. Worldspan alleged that Orbitz violated the parties' CRS Agreement by using certain Worldspan data to support Orbitz's Supplier Link product, and by using the services of non-Worldspan CRS's to support Supplier Link bookings. Additionally, Worldspan alleged that Orbitz's shopping provider, ITA, is a CRS and that the use of ITA's non-CRS related services breached the CRS Agreement. Worldspan's Computer Fraud and Abuse Act claim related to Orbitz's alleged impermissible use of Worldspan's system for use or support of Supplier Link bookings. The complaint sought in excess of $50 million as damages. On April 19, 2006, Worldspan's federal complaint was dismissed in its entirety. Worldspan appealed the order, and filed its opening brief in support of the appeal with the Seventh Circuit on November 6, 2006. The appeal has been stayed by agreement of the parties, and no hearing or ruling date has been set.

        Worldspan filed a separate Illinois state court case against Orbitz on April 24, 2006. In that complaint, Worldspan alleged the same state law claims as its dismissed federal suit. Worldspan filed an amended complaint on October 16, 2006 adding a claim under the Georgia Computer Systems Protection Act and contract claims alleging failure by Orbitz to mediate certain issues and breach of the covenant of good faith and fair dealing. On November 17, 2006, Orbitz filed a motion to dismiss Worldspan's complaint, and the parties have briefed the issues. This case has been stayed by the agreement of the parties.

        We and certain of our online travel businesses are parties to litigation brought by consumers and municipalities and other governmental entities involving hotel occupancy taxes. We believe that the claims in such litigation lack merit and we will continue to defend vigorously against them.

        We believe that we have adequately accrued for such matters as appropriate or, for matters not requiring accrual, believe that such matter will not have a material adverse effect on our results of operations, financial position or cash flows based on information currently available. However, litigation is inherently unpredictable and, although we believe that our accruals are adequate and/or that we have valid defenses in these matters based upon advice of counsel, unfavorable resolutions could occur. As such, an adverse outcome from such unresolved proceedings for which claims are awarded in excess of the amounts accrued for could be material to us with respect to earnings or cash flows in any given reporting period. However, we do not believe that the impact of such unresolved litigation would result in a material liability to us in relation to our combined financial position or liquidity.

        See "Business—Legal Proceedings."

Contractual Obligations

        The following table summarizes our future contractual obligations as of December 31, 2006. The table below does not include future cash payments related to (i) contingent payments that may be made to Avis Budget and/or third parties at a future date in connection with the arrangements described under "Certain Relationships and Related Party Transactions", (ii) payments that may result from the transfer to us of certain assets by Avis Budget or (iii) the various guarantees described in the notes to the financial statements included elsewhere herein.

(in millions)	2007	2008	2009	2010	2011	Thereafter	Total
Debt(a)	$24	$24	$22	$22	$22	$3,533	$3,647
Interest payments(b)	341	338	336	334	332	717	2,398
Operating leases	33	31	31	27	23	90	235
Other purchase commitments(*)	125	82	69	61	48	—	385

Total	$523	$475	$458	$444	$425	$4,340	$6,665

(*)
Primarily reflects our agreement with IBM for data center services.

(a)
The information above excludes the $1.1 billion of senior PIK term loans due 2012 of our parent company, Travelport Holdings Limited.

(b)
Includes interest payments on fixed and floating rate long term debt. Interest rate assumption for all periods presented is based on the actual weighted average interest rate for 2006.

Other Commercial Commitments and Off-Balance Sheet Arrangements

        Purchase Commitments.    In the normal course of business, we make various commitments to purchase goods or services from specific suppliers and for other capital expenditures. As of December 31, 2006, the Company had approximately $385 million of outstanding purchase commitments, primarily relating to service contracts for information technology. These purchase obligations extend through 2011.

        Standard Guarantees/Indemnifications.    In the ordinary course of business, we enter into numerous agreements that contain standard guarantees and indemnities whereby we indemnify another party for breaches of representations and warranties. In addition, many of these parties are also indemnified against any third-party claim resulting from the transaction that is contemplated in the underlying agreement. Such guarantees and indemnifications are granted under various agreements, including those governing (i) purchases, sales or outsourcing of assets or businesses, (ii) leases of real estate, (iii) licensing of trademarks or other intellectual property, (iv) access to credit facilities and use of derivatives and (v) issuances of debt securities. The guarantees and indemnifications issued are for the benefit of the (i) buyers in sale agreements and sellers in purchase agreements, (ii) landlords in lease contracts, (iii) financial institutions in credit facility arrangements and derivative contracts and (iv) underwriters in debt security issuances. While some of these guarantees and indemnifications extend only for the duration of the underlying agreement, many survive the expiration of the term of the agreement or extend into perpetuity (unless subject to a legal statute of limitations). There are no specific limitations on the maximum potential amount of future payments that we could be required to make under these guarantees and indemnifications, nor are we able to develop an estimate of the maximum potential amount of future payments to be made under these guarantees and indemnifications as the triggering events are not subject to predictability. With respect to certain of the aforementioned guarantees and indemnifications, such as indemnifications of landlords against third-party claims for the use of real estate property leased by us, insurance coverage is maintained that mitigates any potential payments to be made.

        Other.    Bastion Surety, a joint venture with Orbis Capital Limited, is a bond provider on behalf of travel agencies and tour operators in the United Kingdom. It is authorized and regulated by the UK Financial Services Authority to provide bonding insurance in the United Kingdom, Belgium, France, Ireland and the Netherlands as an alternative to cash and bank bonds to protect consumers in the event of business failure of a travel agent or tour operator. From time to time, travel agents and/or tour operators fail, requiring a draw down on these bonds, which can result in the loss of the amount of the bond provided on behalf of such travel agent or tour operator. The total bonds outstanding as of March 30, 2007 are approximately $105 million. We were notified of potential defaults on bonds totaling approximately $6 million during 2006 and approximately $1 million in 2007. The majority of bonds have an expiration date during 2007, and we are not currently actively issuing new bonds at this time, other than renewals for existing clients. While we endeavor to only issue bonds after appropriate credit diligence on the travel agent or tour operator, we can provide no assurance that such agents or operators will not ultimately default on their bond obligations to Travelport.

Changes in Accounting Policies

        We have adopted the recently issued standards as required, SFAS No. 154, "Accounting Changes and Error Corrections—a replacement of APB Opinion No. 20 and FASB Statement No. 3".

        For detailed information regarding this pronouncement and the impact thereof on our business, see note 2 to the combined financial statements included elsewhere herein.

Quantitative and Qualitative Disclosures About Market Risk

        We may hedge, as appropriate, our interest rate and currency exchange rate exposure. We use foreign currency forwards to manage and reduce the foreign currency exchange rate risk associated with our foreign currency denominated receivables, forecasted earnings of foreign subsidiaries and other transactions.

        We are exclusively an end user of these instruments, which are commonly referred to as derivatives. We do not engage in trading, market making or other speculative activities in the derivatives markets. More detailed information about these financial instruments is provided in note 15 to the combined financial statements. Our principal market exposure is foreign currency rate risks.

        We have foreign currency rate exposure to exchange rate fluctuations worldwide and particularly with respect to the pound sterling, the euro and the Australian dollar. We anticipate that such foreign currency exchange rate risk will remain a market risk exposure for the foreseeable future.

        We assess our market risk based on changes in foreign currency exchange rates utilizing a sensitivity analysis. The sensitivity analysis measures the potential impact in earnings, fair values and cash flows based on a hypothetical 10% change (increase and decrease) in currency rates.

        The fair values of cash and cash equivalents, trade receivables, accounts payable and accrued expenses and other current liabilities approximate carrying values due to the short-term nature of these assets. We use a current market pricing model to assess the changes in the value of the U.S. dollar on foreign currency denominated monetary assets and liabilities and derivatives. The primary assumption used in these models is a hypothetical 10% weakening or strengthening of the U.S. dollar against all our currency exposures as of December 31, 2006 and 2005.

        Our total market risk is influenced by a wide variety of factors including the volatility present within the markets and the liquidity of the markets. There are certain limitations inherent in the sensitivity analyses presented. While probably the most meaningful analysis, these "shock tests" are constrained by several factors, including the necessity to conduct the analysis based on a single point in time and the inability to include the complex market reactions that normally would arise from the market shifts modeled.

        We used December 31, 2006, 2005 and 2004 market rates on outstanding financial instruments to perform the sensitivity analyses separately for each of our currency rate instruments. The estimates are based on the market risk sensitive portfolios described in the preceding paragraphs and assume instantaneous, parallel shifts in exchange rates.

        We have determined that the impact of a 10% change in foreign currency exchange rates and prices on our earnings, fair values and cash flows would not be material. While these results may be used as benchmarks, they should not be viewed as forecasts.

INDUSTRY

        The worldwide travel industry represents a large and dynamic market. We believe that gross bookings in the global airline, hotel, car rental, vacation package and cruise industry were approximately $900 billion in 2005. Europe, the United States and Asia Pacific account for approximately 75% of the global travel industry. Gross bookings in these regions are expected to grow from approximately $670 billion in 2005 to $710 billion in 2007, representing a compound annual growth rate of 3%. Current drivers of industry growth include:

  •
  Favorable global macro-economic trends, including income growth in emerging regions such as Asia Pacific and the Middle East;

  •
  Increased customer discretionary spending on travel and recreation;

  •
  Greater business travel resulting from the growth in the global economy;

  •
  Growing sophistication of online travel offerings such as dynamic packaging, comprehensive global inventory and customer reviews; and

  •
  Continued migration to the Internet as an efficient vehicle to research and book travel.

        The bulk of current global travel bookings is divided among Europe, the United States and Asia Pacific. Asia Pacific is expected to gain share over the next several years, as large growing populations combined with rising spending power drive increased business and leisure travel. According to the World Travel and Tourism Council, for the 5-year period between 2005 and 2010, the total travel and tourism in Asia Pacific, the United States and Europe is expected to grow 11%, 6% and 5%, respectively.

        The three major regions have distinct characteristics:

Region	2005 Gross Bookings (dollars in billions)(1)(2)	2005 Relative Share, by Gross Bookings (%)(1)	Key Characteristics
Europe	$263	39%	• Largest travel region • Regulated GDS industry • Growing online penetration • Large number of independent travelers • Fragmented hotel industry
United States	$224	33%	• Large, growing travel region • De-regulated GDS industry • Highest online penetration • Large number of business and independent traveler segments
Asia Pacific	$185	28%	• Online segments experiencing high growth • Large number of tour and managed travelers • Significant long-term growth potential

  (1)
  Source: PhoCusWright, Inc.
  (2)
  Reflects gross bookings of airlines, hotels, car rentals, vacation packages and cruises.

        The global travel industry can be divided into five main segments: air, hotel, car rental, vacation package and cruise. For the total 2005 U.S. travel market, air was the largest segment based on gross bookings, followed by hotel, car and vacation packages.

        According to PhoCusWright, leisure and unmanaged business travelers represented approximately 57% of U.S. gross bookings in 2005 and is expected to grow faster than the managed business travel sector.

Travel Distribution Overview

        Thousands of travel suppliers compete to reach travelers. The fragmented nature of the industry has created an opportunity for distributors to capture value by developing and managing efficient systems that are capable of bridging travel supply and demand on a global, real-time basis. Success in the travel distribution segment depends on securing comprehensive inventory and then delivering this inventory to travelers to purchase through a system of owned and third-party distribution channels. The key players of the travel value chain are outlined below:

        At the top of the travel distribution value chain are suppliers which seek cost-effective ways to reach end-user travelers. Historically, these suppliers largely relied on traditional GDSs to connect their inventory of products and services with travel agencies who in turn distribute the products and services to travelers. In recent years, however, travel suppliers have begun to utilize other forms of distribution, including direct distribution via their own websites and emerging third party GDS-bypass technologies. Wholesalers are another distribution channel through which travel agencies obtain access to travel products and services and distribute them to groups or independent travelers. Wholesalers acquire inventory from suppliers and distribute this inventory primarily to tour operators and travel agencies. In addition, connectivity, or "switch", providers connect hotel and car suppliers to GDSs, thereby providing accurate real-time inventory information to the GDSs to facilitate sales by these suppliers.

        Historically, offline travel agencies, supplier reservation centers and ticket offices were the largest distribution channels to reach travelers. With the emergence of the Internet, however, numerous alternatives have developed for reaching travelers. For instance, OTAs and "meta-search" companies such as Kayak.com, Sidestep, Inc. and Yahoo!/Farechase provide a way for travelers to view multiple alternatives and book travel directly, while travel suppliers provide access to their own inventory on their own direct websites. New companies, often referred to as GDS New Entrants or "GNEs," are also offering alternative distribution technologies that perform the same function as a GDS without the large technology investment and network of a traditional GDS.

Business to Business Industry Overview

        The business to business, or B2B, industry primarily consists of companies that assist travel suppliers in distributing other travel and travel-related inventory to travelers. Participants in this segment include global distribution systems, or GDSs, and providers of alternative technologies that link travel agencies and travel suppliers. The B2B industry also consists of wholesale travel operators, which primarily offer accommodation and destination services. In addition, the B2B industry includes businesses that provide technology services to industry participants, including airlines and other suppliers. Finally, the B2B industry consists of corporate services such as online travel solutions for corporations.

GDS

        A GDS creates value within the travel distribution chain by aggregating inventory from multiple suppliers and offering travel agencies streamlined capabilities to provide choice, price and itineraries for their customers. A GDS is primarily characterized as a fee-per-service business whereby a GDS provider collects a distribution fee per segment of a particular travel booking. Although travel agencies initiate and complete transactions using a GDS, it is the travel supplier that generally pays transaction fees to the GDS. Moreover, GDSs typically offer volume-based and other economic inducements to travel agencies in order to gain and maintain client relationships.

        Outside of the United States opportunities for GDS remain strong with notable growth in less mature regions, including Asia Pacific and the Middle East, where segment volumes increased by 9% and 6%, respectively, in 2005. Europe has also historically been a strong region for GDSs. In Europe, GDSs are still regulated, unlike the United States where deregulation occurred two years ago. In Europe, airlines who own a GDS are generally required to participate in all GDSs. As GDS businesses have adapted to the shifting competitive landscape, several changes in the GDS business model have taken place. GDS companies now offer far greater breadth of content beyond airline segments and provide travel agencies with more value-added products, including hotels and vacation packages. GDSs have also become more focused on reducing costs and improving efficiency in an attempt to maintain margins given reduced airline booking fees. Additionally, GDSs are introducing online interfaces, services and technologies to help travel agencies improve effectiveness for their clients. GDSs are also providing travel technologies to travel suppliers, including hosting services.

        GDS companies in the U.S. are negotiating new airline pricing contracts with five to seven year time frames. Certain GDSs, including Galileo, Sabre, Amadeus and Worldspan, have announced an alternative business and financial model for GDSs, generally referred to as the "opt-in" model. Under the opt-in model, travel agencies may be offered the opportunity of paying a fee to the GDS or agreeing to a reduction of their inducement payments to be assured of receiving full content or to avoid an airline-imposed surcharge on GDS-based bookings. The opt-in model in the United States may result in lower fees paid by the major airlines to a GDS, partially offset by fees from travel agents and/or lower inducement payments to travel agencies. The opt-in model already has been introduced outside of the United States in countries such as the United Kingdom and Australia. In these countries, there were very high rates of travel agency opt-in, or agreement to reduced inducement fees, without any industry disruption among airlines, GDSs and travel agencies.

Wholesale travel

        Wholesalers of travel are primarily involved in the distribution of hotel accommodations and tours. Wholesalers earn revenue on the difference between the price at which suppliers make travel products and services available to them and the price at which the wholesalers offer those products or services to travel agencies or consumers. Suppliers often utilize wholesalers to distribute excess or distressed inventory and are willing to provide significantly reduced net rates with guaranteed allocations. In some instances, wholesalers may even pre-buy inventory at deeply discounted net rates. Wholesalers in turn are able to make certain travel products and services available at prices lower than those at which the individual components could be purchased. The wholesale travel industry remains highly fragmented, with most participants either focused on specific regions or private, local operators.

Travel supplier services

        Supplier services providers design and provide comprehensive technology products and services designed to enhance travel suppliers' and distributors' critical business processes. Technology services include central reservation and related services, website hosting for individual supplier websites, management of the ticketing process, and other data processing services for airlines. Outsourcing these services helps airlines and other suppliers limit their investment in direct cost structures. These services strive to integrate all of the reservation, distribution and other related business and technical processes instead of just offering suppliers a specific application. In addition to technology solutions, other supplier services include consulting services and data management and airline solutions, which include technology solutions and related services (including white label supplier hosting solutions) for airlines.

Business to Consumer Industry Overview

        The emergence of the Internet as a travel booking tool has revolutionized the way millions of people research and book their travel and has led to the establishment of OTAs, which provide a direct link between suppliers and consumers. The U.S. online travel segment grew by over 25% in 2005 and is expected to grow by approximately 20% annually through 2007. Online travel in the United States represented 28% of gross bookings in 2005. This penetration is expected to increase to 37% in two years. Outside of the United States, online penetration has been slower to take hold, but has recently been accelerating and represents a significant opportunity for increased penetration in both Europe and Asia Pacific. According to PhoCusWright, the European online travel industry is expected to grow by 75% between 2005 and 2007, and the Asia Pacific online travel industry is expected to grow by 63% between 2005 and 2007. The table below indicates the gross bookings of online leisure and unmanaged gross bookings by region for the periods shown.

	2005		2007 Estimated		2005—2007 Estimated Compound Annual Growth Rate
(dollars in millions) Region	Gross Bookings	% of Total	Gross Bookings	% of Total
United States	$64	56%	$97	52%	23%
Europe	36	30	63	34	33
Asia Pacific	16	14	26	14	27

Total	$116	100%	$186	100%	27%

Source:    PhoCusWright, Inc.

        Travel agencies typically generate revenue by receiving GDS inducements and commissions from travel suppliers and by charging service fees to travelers. Under the "merchant model," however, travel agencies, including OTAs, may also generate revenue based on the difference between the price to travelers and the "net" price the suppliers quoted to the travel agencies for the product or service. OTAs create value within the travel distribution chain by offering travelers one of several means by which to research travel options from multiple airlines, hotels and car rental companies, search for the best prices or itineraries and book travel directly online. OTAs offer suppliers access to a broad set of travelers that visit OTA websites with a travel purchase in mind. OTAs also invest in technologies to optimize Internet travel bookings, including dynamic packaging engines where travelers can create their own customized vacations.

        The environment in which OTAs do business is dynamic and growing, and has become increasingly competitive. Heightened competition has resulted from the deployment of substantial capital by large competitors, growth of supplier direct websites, the emergence of "meta-search" companies such as Kayak.com, Sidestep, Inc. and Yahoo!/Farechase, travelers use of multiple OTAs for price comparisons while booking elsewhere and increased use of retail promotions/coupons to attract travelers and gain market share.

        Several OTAs have robust technology platforms, significant marketing budgets, comprehensive supplier inventory and large customer bases. Also, OTAs have added features to improve functionality and the travelers experience, and to increase purchase conversion rates. For example, OTAs continue to make advances in Internet technology, allowing for greater customization of bookings via dynamic packaging and other improved online experiences, such as user generated hotel reviews. Travelers' interest and proprietary packaging capabilities have bolstered sales of packaged travel on OTA websites. OTAs also offer additional services such as trip insurance, destination services, reservation change hotlines and live help, as well as technology driven customer service and care, that increase customer loyalty and create new revenue streams. Furthermore, OTAs have increased their efforts to provide services to the corporate segment by offering new comprehensive corporate travel solutions.

        Several trends suggest continued growth for OTAs. Continued customer acceptance of booking travel online and growing Internet access and usage are expected to drive global growth in online travel. PhoCusWright projects rapid growth of online packaged travel, increasing 65% from $5 billion in 2005 to $8 billion in 2007. There is also significant potential to serve small, medium and large businesses through OTA interfaces rather than through traditional corporate travel agencies.

BUSINESS

Overview

        We provide a highly effective worldwide system for the distribution of travel and travel-related products and services. Our comprehensive portfolio of B2B and B2C businesses spans the spectrum of travel distribution channels, allowing us to achieve significant geographic breadth and business diversity. We believe our breadth and diversity are core strengths of our business. We distribute content we aggregate from airlines, hotels, car rental companies, cruise lines and other travel suppliers through more than 227,000 global points of sale in our B2B businesses and to millions of travelers that visit our wholly owned online travel agencies in our B2C businesses. We are an important component of the worldwide travel industry as we provide travel suppliers with access to an extensive customer base of travelers, and provide travel agencies and consumers with robust booking technology and access to considerable supplier inventory. For the year ended December 31, 2006, we recorded revenue of $2.6 billion and derived approximately 50% of our revenue from regions outside the United States.

        Our B2B businesses primarily focus on electronic travel distribution services that connect travel suppliers to travel agencies, who in turn distribute travel and travel-related products and services to their customers. In addition, our B2B businesses provide wholesale accommodation and destination services as well as offer transaction processing solutions for travel suppliers and other travel industry customers. Our B2B businesses consist principally of Galileo, our GDS, and GTA, our wholesale travel business. In addition, we derive revenue from our supplier services businesses, which provide technology services and solutions for the airline and hotel industries, and from our corporate solutions operations, which offer corporate travel fulfillment solutions. For the year ended December 31, 2006, our B2B businesses represented approximately 70% of our revenue. Our B2C businesses focus on offering travel products and services directly to consumers, largely through online travel agencies that offer a full range of travel products and services easily and efficiently. We operate several leading OTAs in the United States, Europe and Asia Pacific serving various customer segments in the travel industry, including Orbitz and CheapTickets in the United States and ebookers in Europe. For the year ended December 31, 2006, our B2C businesses represented approximately 30% of our revenue.

        Our B2B and B2C businesses operate globally and across the entire spectrum of travel distribution channels, allowing us to generate revenue at all significant points of sale and providing us with a hedge against potential strategic and geographic shifts in the industry. We believe we are one of the most diversified travel distribution companies in the world both geographically and in the scope of services we provide, as outlined below.

(1)
Utilizes the Worldspan GDS pursuant to a pre-existing contract that expires in 2011.

        Our principal B2B and B2C businesses are leaders in their industries being one of the top three players in many of the regions in which they operate. Galileo achieved a 23% worldwide share of GDS processed air segments in 2005, which consisted of strong share in attractive international regions, including a 23% share in Europe, a 28% share in Asia Pacific, a 60% share in the Middle East and a 66% share in Africa in 2005. Our online and offline travel agency businesses recorded approximately $10 billion in combined gross bookings in 2006, resulting in the number two industry position by gross bookings in the United States and one of the leading online travel agencies internationally. Our consumer brands include powerful online brands such as Orbitz and CheapTickets in the U.S. and ebookers in Europe.

        We were formed by Cendant in 2001 following its acquisitions of Galileo and CheapTickets. In 2004 and 2005, we significantly enhanced our worldwide travel distribution system through the acquisitions of Flairview, Orbitz, ebookers and GTA. Each acquisition was aimed at building scale and enhancing diversity in our businesses. Flairview, which operates under the HotelClub and RatesToGo brands, provides us with access to merchant hotel inventory and an online presence in Asia Pacific. Orbitz provides us with significant scale in the U.S., leading technology, significant brand recognition and the ability to achieve cost savings with our other online travel agencies including CheapTickets and ebookers. ebookers provides significant international presence and the opportunity to compete in Europe. Finally, GTA further differentiates our system by providing access to favorable rates and allocations of hotel inventory through its relationships with a broad range of independent hotels and its wide variety of non-hotel destination services. GTA also provides multiple opportunities to cross-sell this inventory through our various distribution channels. As a result of these acquisitions, we operate a comprehensive global travel distribution system with significant geographic breadth and business diversity.

Competitive Strengths

        We believe the following are our key competitive strengths:

        Breadth and diversity.    Our worldwide travel distribution system is characterized by geographic breadth, business diversity and a broad customer base, all of which provide a competitive advantage and a high degree of stability to our combined cash flows.

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  Geographic Breadth.  We operate in more than 130 countries, and for the year ended December 31, 2006, we generated approximately 50% of our revenue from regions outside the United States.

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  Business Diversity.  The diverse mix of our business allows us to capitalize on opportunities across the spectrum of worldwide travel distribution channels and types of customers and provides us with a hedge against potential strategic and geographic shifts in the industry.

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  Broad Supplier Base.  Our worldwide travel distribution system includes more than 425 airlines, 68,000 hotels, 20 car rental companies, 430 tour operators and 20 cruise lines.

        Significant presence in attractive international regions.    Our principal businesses have significant presence in a number of attractive international regions. International regions such as Asia Pacific, parts of Europe and the Middle East have attractive volume growth outlooks, driven by favorable demographic trends and growth trends of the underlying economies. We believe the international online segment has significant opportunities due to the accelerating penetration of online travel agencies in a number of key regions.

        Leading technology platform.    We have a strong track record in developing leading technological innovations, particularly in the online travel industry.

        Strong and consistent cash flow generation.    We have historically generated strong cash flows on a consistent basis. Drivers of our cash flows include our ability to successfully leverage growth in transaction volume and customer base across shared infrastructure, our existing, modest capital expenditure requirements, attractive working capital dynamics and a favorable tax structure. These characteristics, combined with the contractual nature of our revenue and costs, our leading industry positions and long-standing customer relationships provide a strong, stable stream of cash flows.

        Considerable cross-selling opportunities.    We are able to cross-sell differentiated content across our portfolio of businesses, which often leads to higher sell-through rates for suppliers and increased revenue for us.

        Highly experienced management team and premier sponsorship.    Our management team is committed to improving and maintaining operational excellence by utilizing their extensive knowledge of the travel and technology industries. The Blackstone Group, our sponsor, is a leading global private equity firm with deep experience in the travel and leisure industry through previous investments.

Strategy

        We intend to pursue the following strategic initiatives:

        Drive operational efficiency and lower costs.    Our comprehensive worldwide travel distribution system was created by our former parent company through the acquisition of approximately 15 businesses beginning in 2001. We believe the synergies inherent in our business model provide more effective distribution services for our suppliers as well as greater choice of travel products and services at more competitive prices to travel agencies and travelers.

        Expand and deepen our global footprint.    We intend to continue to increase the geographic presence of our B2B and B2C businesses. We believe that we can increase our presence as a significant value-added distributor for travel suppliers, travel agencies and travelers around the world by utilizing our global inventory of products and services, our leading technology, and our established relationships with travel suppliers and travel agencies.

        Sell more higher margin and complex travel offerings.    We intend to increase revenue and profitability by further increasing our sales of higher margin, complex or dynamically packaged travel products to be more in line with those achieved by other online travel agencies. We have implemented and intend to continue implementing more effective merchandising and promotions, expanded product offerings and greater personalization through more targeted and efficient e-mail marketing to our base of existing customers.

        Provide value-added technology-based services to suppliers, travel agencies and travelers.    We intend to complement our travel distribution system by continuing to provide important technology-based services to travel suppliers, travel agencies and travelers.

        Evaluate strategic opportunities.    While our strategy is focused on realizing the organic revenue growth potential of our existing businesses and cost savings from fully integrating our portfolio, we will continue to evaluate strategic transactions to enhance the value of our enterprise.

Reorganization

        Prior to January 1, 2007, we operated in two segments: Business to Business and Business to Consumer. On September 27, 2006, we announced that we will be organized under three global businesses—Galileo, Orbitz Worldwide and GTA, effective January 1, 2007. Galileo is now comprised of our GDS business and our supplier services offerings, including United Airlines reservations, Global Fares and Shepherd Systems. Orbitz Worldwide is now comprised of our business to consumer businesses, including Orbitz, CheapTickets, ebookers, Flairview Travel, our Supplier.com hosting business and our corporate travel business. Gullivers Travel Associates is now comprised of GTA, our leading wholesaler, TRUST International, Wizcom and OctopusTravel. The description set forth below of our businesses reflects our historical two-segment structure of B2B and B2C.

Business to Business

Overview

        Our B2B businesses primarily focus on electronic travel distribution services that connect travel suppliers to travel agencies, who in turn distribute travel and travel-related products and services to their customers. In addition, our B2B businesses provide wholesale accommodation and destination services as well as offer transaction processing solutions for travel suppliers and other travel industry customers. Our B2B businesses consist principally of Galileo, GTA, as well as our supplier services and corporate solutions operations. Our B2B businesses primarily generate revenue by charging booking fees to travel suppliers, marking up inventory GTA sells to travel agencies and other customers, and charging license, support and maintenance fees for other products and services. For the year ended December 31, 2006, our B2B businesses represented approximately 70% of our revenue.

Galileo

        Galileo is one of the most geographically diverse of the traditional GDSs, with an attractive and balanced book of business in Europe and the United States, as well as other rapidly growing regions such as Asia Pacific and the Middle East. Galileo operates an electronic marketplace in which travel suppliers such as airlines, hotels, car rental companies, cruise lines, rail companies and other travel suppliers can store, display, manage and sell their products and services, and in which online and traditional travel agencies are able to electronically locate, price, compare and purchase travel suppliers' services. As of December 31, 2005, Galileo connected approximately 425 airlines, 68,000 hotels, 20 car rental companies, 430 tour operators and major cruise lines to approximately 52,000 travel agency locations.

        Through Galileo, a travel agency customer is able to obtain schedule, availability and pricing information, and purchase travel services from multiple travel suppliers. Galileo also facilitates travel agencies' internal business processes such as quality control, operations and financial information management. Increasingly, this includes the integration of products and services from independent parties that complement our core product and service offering. We also provide technical support, training and other assistance to travel agencies. Galileo enables its travel agency customers to achieve measurable results through a customized combination of content, productivity tools and marketing solutions. Galileo offers its travel agency customers numerous customized access options, productivity tools, automation, training and customer support focusing on process automation, back-office efficiency, aggregation of content at the desktop and online booking solutions.

        The majority of Galileo's revenue is derived from distribution fees paid by travel suppliers, particularly airlines. As compensation for its services, Galileo generally charges the travel supplier a segment fee for the bookings it processes. For example, we record and charge one booking for each segment of an air travel itinerary (e.g., four bookings for a round-trip airline ticket with one connection each way), and one transaction for each car rental, hotel or cruise booking, regardless of the length of time associated with the booking. In addition, travel agencies may pay a fee for access to our GDS and for the equipment, software and services provided. Additionally, we provide inducement payments to a significant number of travel agencies as a means of facilitating greater use of our GDS. In 2005, we generated approximately 93% of our booking fee revenue from airlines, while revenue from hospitality and destination services suppliers, primarily car rental companies and hotels, accounted for approximately 7%. Bookings generated by our ten largest travel agency customers constituted approximately 26% of the bookings made through Galileo in 2005.

GTA

        GTA is a leading wholesaler of accommodation and destination services to travel agencies and tour operators worldwide. GTA has significantly increased the amount of proprietary content we make available through Galileo and our global B2C businesses, which increasingly differentiates us. In 2006, GTA serviced more than 26,000 groups and made over 2.9 million bookings. GTA has contracts with over 23,000 hotels worldwide and sells travel products and services in over 140 countries, including countries in the Americas, Europe, the Middle East, Africa, Asia and Australia. We have expanded GTA's customer base by offering GTA's enhanced hotel content to Galileo's travel agency customers and to travelers who book through our B2C businesses.

        GTA primarily offers its hotel inventory through the wholesaler model in which it enters into arrangements with individual hotel chains and independent hotel properties, giving it access to the inventory of participating hotels at negotiated rates. The room inventory to which GTA has access under these arrangements is provided to GTA on an allocation basis, which assures availability of those rooms. GTA then distributes the inventory to travel agencies and directly to travelers on its customers' own websites. GTA also may provide the ground portion of a travel package that travel agencies and tour operators offer to travelers and also can arrange coach transfers from airports, hotels, restaurant bookings and sight seeing trips.

        GTA's business model provides us with opportunities to earn incremental revenue by cross-selling to Galileo travel agency customers and our B2C customers. We believe GTA also allows us to benefit from growth of low cost air carriers. A new route by a low-cost airline can create demand for services at the new destination, including hotel and ground transportation, which may increase GTA's booking volumes.

Supplier Services

        We provide technology services and solutions for the airline industry focusing on marketing and sales intelligence, reservation and passenger service system and e-commerce solutions. We also provide end-to-end reservation, technology and distribution solutions for hospitality suppliers that allow them to reduce their distribution costs and maximize reservation potential. Outsourcing these services enables airlines and other suppliers to limit their investment in direct cost structures and reduce variable costs and to focus on core business competence. Our Supplier Services offerings include the following:

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  United Airlines Reservations.    We host and manage United Airlines' reservations system and provide related services. An airline's reservation system is an integral part of its operations, as it supports, among other activities, airline inventory management, ticket sales, departure control and crew scheduling. For sophisticated, multi-national carriers, the airline reservation system typically interfaces with many other systems within the airline. The current agreement under which we provide these services to United Airlines expires in 2013.

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  Global Fares.    Global Fares provides searching and pricing solutions for more than a dozen leading airlines worldwide, including United Airlines, Air New Zealand and Alitalia.

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  Shepherd Systems.    Shepherd provides a comprehensive suite of innovative technologies, airline marketing intelligence and sales force automation tools to the travel industry. Serving more than 40 of the world's leading airlines worldwide, Shepherd's tools are used throughout different airline departments, including network, planning, revenue, yield, scheduling, sales and marketing to strengthen their ability to make strategic decisions and help drive better business results.

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  Supplier.com Hosting.    We provide e-commerce solutions, including the hosting of customer websites for American Airlines (AA.com) and for Northwest Airlines (NWA.com), as well as providing the technology for United Airlines' and American Airlines' corporate travel portals. In addition, we also provide an Internet booking engine for united.com.

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  TRUST International.    TRUST develops and implements a state-of-the-art central reservation system, providing tailor-made, real-time reservations and global distribution solutions to the hospitality industry. TRUST's services include call center outsourcing, connectivity to all GDSs and various online travel agency businesses and Internet platforms. TRUST operates three global call centers, serving 46 countries in 9 languages and its customers include, as of December 31, 2005, approximately 2,900 well-known hotels and hotel chains at 685 destinations in approximately 120 countries.

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  WizCom.    WizCom provides hotel and car rental suppliers with seamless connectivity to electronic distribution and e-commerce solutions for Internet, GDSs and other travel reservation systems.

Corporate Solutions

        We offer corporate travel fulfillment solutions to a broad array of enterprises, ranging from Fortune 500 companies with sophisticated travel policies and global travel management requirements to small businesses through the Travelport for Business and Orbitz for Business brands. We offer the services of Galileo, a choice of the Travelport for Business or Orbitz for Business online booking tools, and customer care and fulfillment services to meet those corporate travel requirements.

        Travelport for Business is generally marketed to policy intensive, control oriented companies. Travelport for Business is an easy-to-use, configurable solution with 24 hour a day, seven days a week proactive customer care—ideal for companies seeking to reduce costs without sacrificing agency services. Orbitz for Business is a full-service online travel management program for corporations that provides, depending on the level of service requested, online bookings, 24 hour a day, seven days a week reservation and service support; and premier travel services. Corporate Solutions seeks to minimize transaction costs and ticket price, while providing a high degree of price transparency, access to a wide choice of low fares, and a superior, automation-enhanced service experience to its customers. Orbitz for Business capitalizes on Orbitz's strong customer reputation and traveler related services.

        We generate per transaction fees paid by corporate customers. We also collect transaction fees from corporate customers for fulfillment of customer care services offered as part of our end-to-end corporate travel solution, as well as fees from supplier agreements that we have negotiated for the benefit of all of our customers.

Business to Consumer

Overview

        We own and operate several online travel agencies that offer business travelers the ability to search for and book a broad range of travel products and services, including airline tickets, hotel accommodations, car rentals, vacation packages, cruises and destination services, such as tours and show tickets. We offer such services primarily through Orbitz and CheapTickets in the United States and ebookers in Europe, as well as through our online accommodation sites, HotelClub.com, RatesToGo.com, OctopusTravel.com and needahotel.com. Our B2C businesses generate revenue by earning commissions and fees from travel suppliers and GDSs. We also generate revenue by charging travelers service fees for booking certain transactions and charging travel suppliers and other companies advertising fees for advertising on our websites. Approximately 30% of our revenue was generated by our B2C businesses in 2006.

Orbitz

        Orbitz, our largest full service online travel brand, is one of the leading domestic OTAs. Orbitz was founded by five major domestic airlines in 2000 and began full service operation in 2001. Orbitz is a full service travel agency that offers travelers a wide variety of travel options and has historically introduced many innovations in online booking technology, including the Matrix display and our proactive customer care platform, OrbitzTLC. Orbitz enables travelers to search for and book a broad array of travel products and services, including airline tickets, hotel accommodations, rental cars, vacation packages and cruises. Orbitz provides a comprehensive display of fares and rates in a single location, and has augmented this capability through expanded product offerings including a vast number of travel products and services such as dynamic packaging, destination services (shows, events and other attractions) and insurance. Search results are presented in the easy-to-use Matrix display that enables travelers to select the price and supplier that best meet their individual travel needs. Our search process enables travelers to purchase airline tickets, rent cars, reserve lodging and book cruises and vacation packages 24 hours a day, seven days a week. Key features of Orbitz appear below:

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  Air travel.    We provide travelers with what we believe is one of the largest selection of low fares generally available as we have agreements with the major domestic airlines and are able to offer fares that are as low as those the airlines offer on their own websites and the sites of other OTAs. Our technology and Matrix display allow travelers to quickly and easily evaluate a broad range of potential fare and supplier combinations through an intuitive design. Our Matrix display enables travelers to search based on their preferred travel dates, destinations, times, number of passengers, class of service and number of stops, and then displays fare and flight offerings matching those specifications according to price and other specified criteria. Travelers can also prioritize the categories according to their specific preferences. On Orbitz.com, our Matrix display provides comprehensive information to travelers in an unbiased manner to enable them to select their preferred carrier. Once a consumer selects a flight, our booking process makes it easy for travelers to purchase their tickets. We also provide "Tips," a dynamic tool which, in real time, identifies to the traveler savings available at nearby airports or alternate times. By selecting our "anytime" and "Flex Search" features, travelers with flexible travel schedules can expand the choices available to them. "Flex Search" is a powerful search tool that allows travelers to review travel options over a range of dates that displays flight and fare combinations that would require dozens of searches on competitive sites.

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  Accommodations.    We enable travelers to search, compare and book reservations at numerous independent and chain hotel properties via the merchant model and also via the traditional agency/retail model. In addition to information on destination, dates and number of guests, travelers can select a specific lodging or hotel chain, location and budget preference. Travelers can also specify amenity preferences such as restaurants, swimming pools, room service, health club facilities, handicapped facilities, business centers and meeting rooms. We also offer customer-generated hotel reviews and interactive neighborhood maps. The majority of our hotel transactions are completed using the merchant model, which provides greater pricing flexibility than the traditional agency model. Further, by negotiating access to fixed room rates with suppliers, we are able to market rooms to travelers at a rate that includes fees for the services we provide resulting in higher net revenue than we achieve on bookings via the agency model. We established our merchant program in 2003.

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  Car rentals.    We enable travelers to search and reserve car rentals online at most major car rental companies and certain regional independent companies. In addition to specifying date and location preferences, travelers can select a specific car company, request specific features and obtain credit for any potential discounts (such as American Automobile Association) when renting a car. We display our car rental options using our Matrix display.

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  Vacation packages.    We introduced our own dynamic packaging engine in 2004 and have since experienced significant growth in this area. Our packaging functionality leverages our Matrix display and enables travelers to see multiple combinations of airlines and hotels to assemble a vacation package that best meets their objectives, frequently for less than purchasing the individual components separately.

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  Cruises.    Our cruise product allows travelers to purchase cruise travel on 73 cruise lines. The "cruise tools" feature provides answers to frequently asked questions about cruises and feedback from other users. At present we work through Cruise.com, a third party provider, to book cruises.

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  OrbitzTLC.    OrbitzTLC is our proactive customer care service that provides travelers with technology delivered information to enhance their travel experience. OrbitzTLC Alerts update travelers on real-time events that could affect their travel plans before they leave or while they are traveling. Some key features of OrbitzTLC Alerts include:

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  Flight departure and arrival delays—even if the delay occurs after the flight has departed;

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  Flight cancellations;

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  Airport conditions and closures;

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    Gate changes and baggage claim information;

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    Severe weather and potential delays;

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    Transportation strikes and travel alternatives; and

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    Street closures for major events.

        Supporting our innovative OrbitzTLC technology platform, Orbitz has an in-house team of air traffic controllers, travel journalists, weather analysts, and airport, passenger and security specialists monitoring nationwide travel conditions. This team interprets and gathers FAA, National Weather Service and other data to provide travelers with real-time information regarding developments such as flight delays, airport closures and transportation strikes so they are aware of any changes or problems that may affect their travel plans. In 2004 and 2005, we distributed nearly 50 million care alerts to travelers, and, in 2005, over 60% were sent to travelers' wireless devices.

CheapTickets

        CheapTickets is a leading United States online travel company focused on value-conscious travelers. Although it possesses many of the same features as Orbitz, CheapTickets is designed for the more price-driven, leisure traveler. CheapTickets has certain features designed for bargain hunters such as price alerts to inform travelers when a certain price is available for a desired trip and "Cheap of the Week" notices for exceptional fares. CheapTickets was founded in 1986 as an outlet for deeply discounted airfares. CheapTickets is well regarded by price conscious travelers and is the #1 non-paid result for "cheap" in both Google and Yahoo. In July 2005, we successfully combined the management and operations of CheapTickets with Orbitz, allowing us to reduce costs and leverage best practices as well as marketing and technology experience in order to provide travelers with enhanced inventory and features and functionality to find travel fares worldwide.

ebookers

        ebookers is one of the leading full service online travel agencies in Europe. ebookers offers customers a wide range of travel services through its online travel agency business, ebookers.com, and telephone call centers. ebookers currently operates local online travel agencies in nine European countries, which are Finland, France, Germany, Ireland, the Netherlands, Spain, Sweden, Switzerland and the United Kingdom. Dedicated websites service four other European countries, which are Austria, Belgium, Denmark and Norway. Millions of unique potential customers visit ebookers websites each month, while other ebookers customers may also book travel through our call centers. The key features of ebookers appear below:

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  Air travel.    ebookers enables customers to book air travel on over 110 full service airlines, plus over 25 low cost carriers. We have agreements for negotiated fares with approximately 65 major airlines, which allow us to offer discounted airfares, both online and offline, to customers in each of the European countries in which ebookers operates.

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  Lodging.    ebookers provides customers with numerous hotel selections, all of which are sourced through GTA. This allows us to leverage the purchasing power of GTA to offer our customers discounted hotel rates in approximately 120 countries around the world. Our technology allows customers to specify desired room types and hotel amenities, view details such as hotel pictures and interactive maps, before completing the reservation online.

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  Car rentals.    ebookers has developed its own car rental reservation system, which allows us to offer our customers with discounted car rental rates at over 7,000 car rental locations worldwide. We have agreements with the world's largest car rental companies, which offer a combined fleet of over 400,000 vehicles. We offer our car rental product on an "opaque" basis, where the customer does not know the name of the car provider until after the reservation is completed. This system has allowed us to negotiate unique reduced net rates with our car rental partners. Car rentals are sold on ebookers as part of an air travel purchase or on a stand-alone basis as well as an affiliate site, carbookers.com, which recently won the TravelMole "Best Car Rental Website 2005" award.

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  Vacation packages.    In 2006, ebookers introduced vacation packages, combining discounted airfares and discounted hotel accommodations into a single transaction at an inclusive price. This new functionality was initially developed for ebookers' online travel agencies in the United Kingdom and Switzerland and has since been rolled out to other ebookers sites.

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  Insurance.    ebookers has agreements with Europe's largest insurance companies, and we offer travel insurance through the ebookers online travel agencies throughout Europe, our call centers and standalone online travel agency, insurancebookers.com.

Other B2C Businesses

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  Flairview Travel, a leading international online provider of hotel reservation services headquartered in Australia, operates two global hotel accommodation businesses, HotelClub.com and RatesToGo.com. HotelClub offers discounted hotel rates for more than 24,000 hotels in approximately 100 countries worldwide directly to travelers through websites in multiple languages. To accommodate its broad client base, HotelClub offers its services in twelve languages, which are traditional Chinese and simplified Chinese, English, French, German, Italian, Japanese, Korean, Portuguese, Spanish. HotelClub purchases its hotel inventory predominantly through GTA. RatesToGo offers last-minute online accommodations reservations (rooms bookable within 21 days of the planned hotel stay) in over 12,000 hotels in more than 60 countries. RatesToGo has established agreements with hotels worldwide for last minute inventory.

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  OctopusTravel provides travelers with the ability to book reservations online from a large inventory of hotels and apartments, car rentals, bus and limousine transfers and sightseeing services in numerous cities and countries. It offers accomodations in more than 150 countries worldwide and operates in 34 different languages. The vast majority of OctopusTravel's bookings are made through its affiliate customer channel, which offers white label and co-branded solutions to its business partners, with a minority of bookings made through its consumer direct channel. This allows its affiliate partners, such as airlines, financial institutions and travel portals, to incorporate booking services and content of OctopusTravel into their own websites. Further, OctopusTravel manages content, online marketing and customer service on behalf of its affiliates. OctopusTravel has more than 3,700 agreements with affiliate partners, including major airlines in Europe, Middle East, and Asia/Pacific.

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  Travelbag is a long haul, tailor-made tour operator based in the UK whose products include boutique hotels and customized travel packages with complex itineraries. Due to the complexity and generally high ticket value of Travelbag's products, Travelbag is predominantly an off-line business selling through its eight retail stores and its call centers. Travelbag's sales require specialized knowledge and high customer interaction.

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  Other B2C businesses include needahotel.com, which operates an online and call center accommodation booking service; The Away Network, which specializes in travel content for travelers seeking unique experiences and activities; and the Neat Group, which develops markets and operates dynamic packaging technology that enables travelers to choose among a broad range of discounted air, car and hotel offerings to create customized travel packages.

Customers

        Our customers in our B2B businesses primarily consist of travel suppliers and travel agencies, while our principal customers in our B2C businesses are travelers who access our online travel agencies.

  Travel suppliers

        Our travel supplier customers include approximately 425 airlines, 68,000 hotel properties, 20 car rental companies, 430 tour operators and major cruise lines. The table below depicts our largest travel suppliers in the airline, hotel, and car rental categories for 2005.

Airlines	Hotels	Car Rental Companies
• United Airlines	• Wyndham Worldwide	• Dollar
• American Airlines	• Marriott International	• Budget
• Alitalia Airlines	• Intercontinental Hotel Group	• Alamo
• Delta Airlines	• Hilton	• Hertz
• Northwest Airlines	• Choice Hotels	• Thrifty

        Our top ten suppliers, all of which are airlines, represented approximately 28% of our revenue for 2005.

  Travel agencies

        Our travel agency customers include approximately 52,000 travel agency locations in more than 130 countries. Our largest travel agency customers for 2005 were American Express, CheapTickets, Carlson Wagonlit Travel, Flight Centre Limited and BCD. Our top ten travel agencies, which includes CheapTickets, generated approximately 25% of our total segments booked for 2005. Four of our top five travel agencies have been customers for at least 14 years, with two being customers for over 25 years.

  Online customers

        Through our B2C businesses, we serviced millions of online customers in 2005. Revenue generated through our B2C channel is highly diversified, with no single customer representing a material portion of our revenue in the segment.

Sales and Marketing

Business to Business

        Our B2B sales and marketing teams are responsible for developing existing and initiating new commercial relationships with travel suppliers and travel agencies on a worldwide basis.

  Galileo

        In international markets, we employ a hybrid sales and marketing model consisting of direct sales and marketing organizations, or SMOs, that we manage and indirect, third party national distribution companies, or NDCs. In the United States, we only employ an SMO model. We market, distribute and support our B2B products and services primarily through our SMOs. In regions outside the Americas not supported directly by our SMOs, we provide our products and services through our relationships with NDCs which are typically independently owned and operated by a local travel-related business in the related country. For example, in the Middle East, our GDS products are distributed through an arrangement with the Arab Air Carriers Organization which includes Saudi Arabia Airlines, Emirates and Kuwait Airways. Each NDC is responsible for maintaining the relationship with travel agency customers in its territory and providing ongoing customer support. We pay each NDC a commission based upon the booking fees generated in the NDC's territory, and the NDC retains all subscriber fees billed in the territory.

        Our SMOs and NDCs are organized by country and are typically divided between the new account teams, which seek to add new travel agencies to our distribution system, and account management teams, which service and expand existing business. We also provide global account management to large selected multi-national customers. In certain markets, smaller customers are managed by telemarketing teams.

  GTA

        GTA operates full-service sales offices in London, New York, Hong Kong, Japan and Dubai that are responsible for maintaining and building relationships with retail travel agents, wholesale tour operators and corporate travel clients in 120 countries around the world.

  Travel Suppliers

        Galileo manages existing and initiates new commercial relationships with its travel suppliers through teams organized by product categories including air, hotel and car rental services.

        Galileo also has a dedicated Airline Solutions sales and service organization that is responsible for marketing information technology services such as airline hosting and e-commerce solutions to airlines globally.

        Within GTA, we have dedicated contractors globally that are tasked with securing local content. These contractors are responsible for negotiating commercial terms for hotels (including rates and allocations) and other ground services (including restaurants, sightseeing, excursions, transfers and long distance coaches).

Business to Consumer

        Our B2C sales and marketing efforts are focused on driving visitors to our web sites and creating differentiated brands by demonstrating clear value propositions for our distinct customer segments. We also use a variety of marketing tactics to encourage the sale of more complex travel, particularly dynamic travel packages which we believe offer value to our customers while also generating more revenue per transaction for us. Domestically, we employ a combination of traditional retail and online marketing strategies to persuade customers to book their travel online with Orbitz and CheapTickets. We believe this combination has been successful and we intend to leverage such strategies internationally. Each major brand has a core marketing campaign to focus on distinct consumer messaging for distinct consumer segments. The major components of our marketing strategy are brand marketing and online marketing:

  Brand Marketing

        We use traditional broadcast advertising such as television and radio that focuses on brand differentiation and emphasizes certain features of our businesses that we believe are valuable to our customers, such as OrbitzTLC and dynamic packaging. We are currently testing the efficacy of print advertising as a component of our advertising media mix. In all of our marketing strategies, we are focusing on promotional marketing to emphasize attractive deals for our consumers and encourage the purchase of certain types of travel.

  Online Marketing

        We use various forms of online marketing to drive traffic to our online travel agencies. Representative online marketing strategies include search engine marketing on Google, Yahoo! and

MSN, advertising placements on travel research and content sites such as Trip Advisor and TravelZoo, interactive "pop-under" advertising, affiliate marketing and search engine optimization. We also generate traffic and transactions from certain meta-search travel websites, such as Kayak, SideStep and Yahoo! Farechase. Email marketing is an important component of our marketing strategy and we are currently focused on improving our abilities to target customers with specific offers that correspond to their particular interests.

Supplier Relations

        Our supplier relations efforts are focused on managing and developing mutually beneficial relationships with travel suppliers, including airlines, hotels, rental car companies and destination service providers. Our supplier relations team negotiates commercial terms with travel suppliers and works closely with our product development and marketing teams to ensure we build and maintain products that meet the needs of travel suppliers and our customers.

Technology and Operations

Technology

        We operate our worldwide travel distribution system primarily in commercial data center facilities in Denver, Chicago, and London. These highly secure, high technology facilities provide redundant environmental support for power, cooling, and fire suppression with dedicated generators and multiple backup systems. Our redundant systems and telecommunication infrastructure is online 24 hours a day, 7 days a week, 365 days a year.

        Our GDS and other B2B systems handle thousands of messages per second. Our extensive global telecommunications infrastructure allows real-time updating of supplier information across a private Transmission Control Protocol/Internet Protocol (TCP/IP) network which offers a high level of security and privacy. Our systems infrastructure has proven to be highly scalable and reliable, leveraging transaction processing facility and open systems technology extensively across our production environment.

        The core systems infrastructures that are utilized for our B2B businesses, other than our GDS, include our proprietary Galileo 360o Fares Solution and Galileo Web Services.

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  Galileo 360o Fares Solution.    Galileo 360o Fares is an open systems solution, delivering up-to-date automated worldwide fares options, performing fare transactions, as well as supporting domestic and international public and private fares. This solution is used by the B2B and B2C travel industry and is built with a high level of scalability and redundancy.

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  Galileo Web Services.    Galileo Web Services, or GWS, refers to a collection of services that provide travel agencies with access to key functionality on our GDS. Our GWS products use industry-standard technology such as XML, HTTP, and SOAP to support data transfer between client travel applications and our GDS. Our GWS products allow disparate systems to communicate with each other using a common framework. Consequently, our GWS products provide a valuable tool to customers as they do not need to update their infrastructure to access certain of our services.

        Our B2C systems handle millions of searches a day for available travel options across air, hotel, car, packaging, and attractions and services. Our distributed open systems architecture has proven to be highly scalable and resilient in the event of a system failure, handling high transaction volumes across our multiple branded websites on shared infrastructure. Real-time monitoring provides comprehensive business and operational insight into the functionality and use of our system.

        The core systems infrastructures that are utilized for our B2C businesses are:

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  Orbitz.com and CheapTickets.com run on open systems technology leveraging a distributed Java systems framework. Architected as a very high volume transaction processing engine, proven to be highly scaleable and reliable, the applications are primarily deployed on RedHat Linux running on AMD Opteron processors and Sun Solaris running on Sun Microsystems multi-core servers. We aggressively support and leverage open standards such as XML, RSS and SOAP.

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  ebookers is built on open systems technology, primarily running on IBM xSeries servers. This solution was built for horizontal scalability and leverages open source based systems such as MySQL and RedHat Linux.

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  HotelClub.com and RatesToGo.com are built on a Microsoft.NET framework that runs on a IBM XSeries servers.

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  OctopusTravel is a Java application that runs IBM Websphere which leverages the business logic and content store of an IBM AS/400 platform based travel reservation and booking engine.

        We have technological strengths in multiple areas. These include:

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  early and aggressive open systems strategies within our GDS business, resulting in a significant portion of our GDS processing being conducted outside the more costly mainframe environment;

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  extensive experience in supporting and scaling low fare search in our B2C business using open systems commodity hardware rather than more expensive mainframes, resulting in an increasingly high performance and low cost flight search capability;

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  dynamic packaging capability, which enables travelers to see multiple combinations of airlines and hotels to assemble a vacation package resulting in trips that are, on average, less expensive and more flexible for the traveler;

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  real-time business event monitoring, which provides comprehensive business and operational insight, resulting in our ability to manage the business in real time;

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  a globally sourced technology organization, resulting in a flexible and scalable organization with global productivity;

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  Matrix display technology for simultaneous display of multiple online travel options; and

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  the ability to connect and book on multiple supplier host systems, creating inherent technology flexibility and a powerful consumer experience.

        We are committed to protecting the security of our customers' information. We maintain an information security team that is responsible for implementing and maintaining controls to limit the potential of unauthorized users from entering our system. These controls include the implementation of information security policies and procedures, security monitoring software, encryption policies, access policies, password policies, physical access limitations, and detection and monitoring of fraud from internal staff. We use a combination of off-the-shelf and proprietary authentication technology to ensure that the integrity of our data is not compromised. Our information security team also coordinates internal and external audits. Security audits are conducted semi-annually. In addition, we maintain a comprehensive information systems security policy that provides guidelines for protecting customers' data and information, safeguarding our proprietary information, reporting security incidents, and policies for administrative controls of end user access to computing resources.

        We plan to invest significantly in our technology platform over the next two years, of which a significant portion will be paid by Avis Budget prior to the completion of the Acquisition or will be funded through a purchase price adjustment pursuant to the Purchase Agreement. We are investing in building a scaleable, service-oriented technology platform to create a single, global, comprehensive platform that will allow us to extend this technology across our portfolio of online brands around the world. This will result in long-term cost savings due to a more scaleable platform, improved flexibility, and improved ability to process, as improvements made on our platform will apply to all of our B2C brands. We expect this transition will allow our online businesses to improve site merchandising, browsing and searching functionality, add significant personalization features, and ultimately improve our ability to drive higher return-on-investment in our online and offline advertising. We expect this transition to occur in a phased approach, with certain of our worldwide B2C sites migrating to the new platform over the next two years. Moreover, we will continue to invest in our core systems to ensure that we maintain a product suite that enables traditional and non-traditional content and adds value for our vendors and customers.

Operations

        Our B2B and B2C operations have over 4,500 insourced and outsourced staff in 40 countries, supporting all of our businesses. Operation functions consist of general customer service, call center support, email processing support and all other post purchase support, telesales activities for customer brands, and a variety of back office and fulfillment functions across all businesses. We use a combination of insourced and outsourced vendor locations to service all our brands. Most support functions for our customer businesses are available 24 hours a day, 7 days a week.

        Our operations group supports these brands with internal operations located in Denver, Chicago, Sydney, Frankfurt, Rome, New Delhi, New York City, Los Angeles, London, Langley, Glasgow and Dublin, while smaller regional offices for B2B and B2C sales and service exist across Europe, the Middle East and Asia Pacific. We also operate remote agent locations in support of help desk operations for Galileo in the United States in and around the Atlanta and Denver areas and some specific sites in Mexico and South America based on in-country customer support requirements. In addition, to maximize savings and ensure process redundancy, we utilize a variety of vendors to manage call centers and back office operations.

        In addition to the broad services discussed above, the operations team also manages key aspects of proactive service to our customers. The OrbitzTLC program was designed as a proactive way to keep travelers informed about flight delays, schedule information and relevant news/events that may impact their travel plans. OrbitzTLC has broad customer participation and enables us to forecast events and travel situations, pinpoint impacted travelers and notify travelers in large numbers through multiple methods, such as e-mail, cell phone and pager. Data synthesized by a team of experts in our Chicago and Denver internal operational locations helps ensure we manage every aspect of a customer's trip. We believe OrbitzTLC contributes to our customer retention, and in 2004 and 2005, we distributed nearly 50 million care alerts. As we look to consolidate our platforms and gain synergies with our multi-functional service desktop applications and interactive voice response support systems, we will have the capability to migrate this technology to other brands, on a domestic and international basis.

Competition

        The marketplace for travel distribution is large and highly competitive. Galileo competes with the other traditional GDSs, Amadeus Global Travel Distribution S.A., Sabre, Inc. and Worldspan, as well as other GDSs and travel suppliers that offer information and booking functionality through their own websites. In addition, GDSs compete with technology providers offering a direct connection between travel content providers and travel agents by-passing GDSs, such as Navitaire, and so-called GNEs such as ITA, Farelogix and others that aggregate travel content from different sources. GTA's competitors include regional and local wholesalers, as well as global wholesalers such as Miki Travel Limited, Kuoni Group and Tourico Holidays, Inc. Each of our primary competitors offers products and services substantially similar to ours. We believe competition in our B2B business is based on the following criteria:

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  travel supplier and travel agency relationships;

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  the number and size of travel agencies utilizing our GDS;

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  travel supplier participation levels and inventory;

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  technology;

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  pricing;

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  the timeliness, reliability and scope of the information offered;

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  service reliability and ease of use; and

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  range of products and services offered.

        In the B2C industry, we compete with other OTAs owned by Expedia, Inc., Priceline.com Incorporated and Sabre, Inc., as well as supplier direct-distribution channels such as supplier websites and toll-free numbers and a large number of offline leisure travel agencies, including among others Liberty Travel, Inc. and American Express Travel Related Services Company, Inc. We also face competition from a number of large Internet companies, such as Google, AOL and Yahoo!, and "meta-search" companies, such as Kayak.com, Side Step, Inc. and Yahoo!/Farechase. We believe competition in our B2C business is based on the following criteria:

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  price;

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  travel inventory;

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  brand recognition;

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  customer service

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  ease of use;

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  accessibility; and

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  reliability.

Trademarks and Intellectual Property

        The trademarks and service marks "Galileo®", "CheapTickets®", "Orbitz®", "Orbitz and Go™", "OrbitzTLC™", "Travelport®", "HotelClub®", "RatesToGo®", "Gullivers Travel Associates™", "GTA®", "OctopusTravel®", "ebookers®", "Travelbag®", "The Less You Pay, The Better It Feels™" and "Deal Detector™" and related trademarks and logos used in 2005 are material to our businesses. We and our subsidiaries and their licensees actively use these marks. All of the material marks used by these companies are registered (or have applications pending for registration) in their appropriate markets. We own the material marks used in our businesses. We take reasonable precautions to protect against unauthorized or infringing uses of our trademarks in the marketplace.

        We also use a combination of patent, copyright, trade secret, confidentiality procedures and contractual provisions to protect the software, business processes and other proprietary information we use to conduct our businesses. These assets and the related intellectual property rights are important assets of our businesses.

        Unauthorized use of our intellectual property could have a material adverse effect on us and there can be no assurance that our legal remedies would adequately compensate us for the damage caused by such use.

Employees

        We have approximately 8,000 employees, including approximately 5,700 employees in international markets and approximately 2,300 employees in the Americas. We have approximately 4,500 employees in our B2B businesses, approximately 1,750 in our B2C businesses and approximately 1,750 employees in our shared services functions. None of our employees in the U.S. are subject to collective bargaining agreements governing their employment with us; we have several legislatively created relationships in Europe. We believe that our employee relations are good.

Properties and Facilities

        Our primary facilities are as follows:

        Corporate Headquarters.    We currently are headquartered in Parsippany, New Jersey pursuant to a lease with a term of ten years. We also lease space in New York City pursuant to a lease with a term of four years.

        Data Center.    We own a data center located in Greenwood Village, Colorado. A two-building secure campus, it houses the systems infrastructure and web and database servers for our B2B operations, including our GDS, and our domestic B2C operations, as well as the data centers for Realogy, Wyndham Worldwide, Avis Budget Group and other third parties. Every month, more than 1 billion transactions are run through the data center. The data center powers travel agency terminals and Internet travel websites and provides access 24 hours a day, 7 days a week, 365 days a year.

        B2B Businesses.    Galileo conducts its main operations at our leased offices in Langley, United Kingdom. GTA businesses conduct their main operations at our owned offices in London, United Kingdom. Domestically, our B2B businesses operate primarily from Parsippany, NJ and Chicago, IL. There are also leased facilities in over 40 countries that function as call centers or fulfillment or sales offices.

        B2C Businesses.    Our B2C businesses conduct their main operations at our leased offices in Chicago, IL and London. There are also leased facilities within the United States and throughout Europe and Asia Pacific that function as administrative, call centers or fulfillment or sales offices.

        The table below provides a summary of our key facilities.

Summary of Key Facilities
Location	Purpose	Employees	Leased / Owned
Parsippany, NJ	Corporate headquarters	230	Leased
Chicago, IL	B2C domestic headquarters	765	Leased
London, UK	B2C international headquarters	175	Leased
Langley, UK	Galileo headquarters	325	Leased
Denver, CO	Application Development and Data Center	45	Owned
London, UK	GTA headquarters	730	Owned
New Delhi, India	Call Center and Business Process Outsourcing	1,500	Leased
Government Regulation

        We are subject to or affected by international, federal, state and local laws, regulations and policies, which are constantly subject to change. The descriptions of the laws, regulations and policies that follow are summaries and should be read in conjunction with the texts of the laws and regulations described below. The descriptions do not purport to describe all present and proposed laws, regulations and policies that affect our businesses.

        We believe that we are in material compliance with these laws, regulations and policies. Although we cannot predict the effect of changes to the existing laws, regulations and policies or of the proposed laws, regulations and policies that are described below, we are not aware of proposed changes or proposed new laws, regulations and policies that will have a material adverse affect on our business.

        Privacy and Data Collection Regulation.    Privacy regulations continue to evolve and on occasion may be inconsistent from one jurisdiction to another. Many states have introduced legislation or enacted laws and regulations that require strict compliance with standards for data collection and protection of privacy and provide for penalties for failure to notify customers when such standards are breached, even by third parties. The Federal Trade Commission adopted "do not call" and "do not fax" regulations in October 2003. In compliance with such regulations, our affected businesses have developed and implemented plans to block phone numbers listed on the "do not call" and "do not fax"

registries and have instituted new procedures for preventing unsolicited telemarketing calls. In response to "do not call" and "do not fax" regulations, our affected businesses have reduced their reliance on outbound telemarketing.

        As an online business, customers provide us with personally identifiable information, or PII, that has been specifically and voluntarily given. PII includes information that can identify a customer as a specific individual, such as name, phone number, or e-mail address. We only share customer PII with our authorized travel service providers or as required by law, and only as necessary in order to complete a transaction that customers specifically request. We do not sell or rent PII to anyone. We provide customers with choice and control over the collection and use of their PII, as well as a means of updating, correcting, or removing any PII stored in their customer profile. Customers are provided the opportunity to specifically choose the promotional marketing communications they wish to receive from our company. If they choose to opt-out of the promotional communication services that we provide, then we will only send communications that relate to a specific travel purchase made by the customer.

        Many states have enacted or are considering legislation to regulate the protection of private information of consumers, as well as limiting unsolicited commercial email on the internet to consumers. The legislation that has become state law is a small percentage of the number still pending, and is similar to what has been introduced at the federal level. We cannot predict whether any of the proposed state privacy legislation currently pending will be enacted and what effect, if any, it would have on our company.

        The primary international privacy regulations to which our international operations are subject are Canada's Personal Information and Protection of Electronic Documents Act and the European Union Data Protection Directive:

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  Canada:    The Personal Information and Protection of Electronic Documents Act, or PIPEDA, provides Canadian residents with privacy protections in regard to transactions with businesses and organizations in the private sector. PIPEDA recognizes the individual's right to privacy of their personal information. Additionally, it recognizes the need of organizations to collect, use and share personal information and establishes rules for handling personal information. On January 1, 2004, PIPEDA was extended to the collection, use, or disclosure of personal information in the course of any commercial activity within a province.

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  Europe:    Individual countries within the EU have specific regulations related to the transborder dataflow of personal information (i.e., sending personal information from one country to another). The EU Data Protection Directive is the source of many of these individual regulations and requires companies doing business in EU member states to comply with its standards. It provides for specific regulations requiring all non-EU countries doing business with EU member states to provide adequate data privacy protection when sending personal data from any of the EU member states. Effective July 25, 2000, the EU member states adopted a safe-harbor arrangement that provides that United States organizations can adopt procedures that comply with European privacy regulations and can certify their compliance through notice to the U.S. Department of Commerce. Participation in the safe harbor is voluntary and indicates that the organization provides an adequate level of privacy protection and qualifies the company to receive data from EU member states. A company does not have to join the safe harbor to be in compliance with the EU Data Protection Directive. It may choose instead to seek approval for the data transfers from the specific individual or otherwise qualify for an exception. United States companies that avail themselves of the safe harbor arrangement are subject to oversight and possible enforcement actions by the Federal Trade Commission or the Department of Transportation (which has authority over "ticket agents") if they violate the provisions of their certification. Such violations may be found to be unfair and deceptive practices. Additionally, the European Commission has approved a set of standard form clauses for the transfer of personal data. These allow companies to put in place a contractual chain in order to transfer data outside of Europe.

        Marketing Operations.    The products and services offered by our various businesses are marketed through a number of distribution channels, including online. These channels are regulated on the international, state and federal levels, and we believe that our marketing operations will increasingly be subject to such regulation. Such regulation, including anti-fraud laws, customer protection laws, and privacy laws may limit our ability to solicit new customers or to market additional products or services to existing customers. We are also aware of, and are actively monitoring the status of, certain proposed state legislation related to privacy and to email marketing that may be enacted in the future. It is unclear at this point what effect, if any, such state legislation may have on our businesses. California, in particular, has enacted legislation that requires enhanced disclosure on Internet websites regarding customer privacy and information sharing among affiliated entities. We cannot predict whether these laws will affect our practices with respect to customer information and inhibit our ability to market our products and services nor can we predict whether other states will enact similar laws.

        Internet Regulation.    We must also comply with laws and regulations applicable to businesses engaged in online commerce. An increasing number of laws and regulations apply directly to the Internet and commercial online services. For example, e-mail activities are subject to the Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003, or the CAN-SPAM Act. The CAN-SPAM Act regulates the sending of unsolicited, commercial electronic mail by requiring the sender to (i) include an identifier that the message is an advertisement or solicitation if the recipient did not expressly agree to receive electronic mail messages from the sender, (ii) provide the recipient with an online opportunity to decline to receive further commercial electronic mail messages from the sender and (iii) list a valid physical postal address of the sender. The CAN-SPAM Act also prohibits predatory and abusive electronic mail practices and electronic mail with deceptive headings or subject lines. Moreover, there is currently great uncertainty whether or how existing laws governing issues such as property ownership, sales and other taxes, libel and personal privacy apply to the Internet and commercial online services. It is possible that laws and regulations may be adopted to address these and other issues. Further, the growth and development of the market for online commerce may prompt calls for more stringent customer protection laws.

        New laws or different applications of existing laws would likely impose additional burdens on companies conducting business online and may decrease the growth of the Internet or commercial online services. In turn, this could decrease the demand for our products or increase our cost of doing business.

        Federal legislation imposing limitations on the ability of states to impose taxes on Internet-based sales was enacted in 1998. The Internet Tax Freedom Act, which was extended by the Internet Nondiscrimination Act, exempted certain types of sales transactions conducted over the Internet from multiple or discriminatory state and local taxation through November 1, 2007. The majority of products and services we offer are already taxed: hotel rooms and car rentals at the local level and air transportation at the federal level with state taxation preempted. In Europe, there are laws and regulations governing e-commerce and distance-selling which primarily affect our recently-acquired customer travel businesses. These regulations require our businesses to act fairly towards customers, for example, by giving customers a cooling-off period during which they can cancel transactions without penalty. There are various exceptions for the leisure and travel industry.

        Global Distribution Systems Regulation.    Our GDS business is subject to specific GDS regulations in the EU and Canada. As of July 31, 2004, all GDS regulations in the United States expired.

        In Europe, the European Commission continues to examine the ongoing need for GDS regulations. In 2002, the European Commission advised that it was considering revising or repealing many regulations, including the regulations which prevent an airline that owns a GDS from discriminating against other GDS systems in terms of services, commissions and fees. While the European Commission continues to consider deregulation of the GDS industry in the EU, it did not issue a formal proposal in 2005. A decision to completely deregulate or to issue an amended set of regulations could be announced in 2007 or later.

        There are also GDS regulations in Canada, under the regulatory authority of the Canadian Department of Transport. On April 27, 2004, a significant number of these regulations were lifted. Amendments to the rules include eliminating the "obligated carrier" rule, which required larger airlines in Canada to participate equally in the GDSs, and elimination of the requirement that transaction fees charged by GDSs to airlines be non-discriminatory. Due to the elimination of the obligated carrier rule in Canada, Air Canada, the dominant Canadian airline, could choose distribution channels that it owns and controls or distribution through another GDS rather than through our GDS.

        Travel Agency Regulation.    The products and services we provide are subject to various international, federal, state and local regulations. We must comply with laws and regulations relating to our sales and marketing activities, including those prohibiting unfair and deceptive advertising or practices. Our travel services are subject to regulation and laws governing the offer and/or sale of travel products and services, including laws requiring us to register as a "seller of travel" in various states and to comply with certain disclosure requirements. As a seller of air transportation products in the United States, we are subject to regulation by the Department of Transportation (DOT), which has jurisdiction over economic issues affecting the sale of air travel, including customer protection issues and competitive practices. The DOT has authority to enforce economic regulations, and may assess civil penalties or challenge our operating authority. In addition, many of our travel suppliers and trade customers are heavily regulated by the United States and other governments and we are indirectly affected by such regulation.

        Where we sell travel products and services in Europe directly to travelers as part of a "package", The Package Travel, Package Holidays and Package Tours Regulations Directive regulates us, as implemented by EU member states into country-specific regulations, or Package Travel Regulations. Where the Package Travel Regulations apply, they impose primary liability on us for all elements of a trip sold through us, whether or not we own or control those services or whether we sub-contract them to independent suppliers. The Package Travel Regulations principally affect the businesses of ebookers and Travelbag, as well as other online brands where the sale is made in the EU.

        Additionally, certain jurisdictions abroad may require that we hold a local travel agencies' license in order to sell travel product to travelers.

        Our businesses are also subject to regulations affecting issues such as telecommunications and exports of technology.

        Insurance Regulation.    Bastion Surety, a joint venture with Orbis Capital Limited, is a bond provider for travel agencies and tour operators in the United Kingdom. It is authorized and regulated by the UK Financial Services Authority, FSA, to provide bonding insurance in the United Kingdom, Belgium, France, Ireland and the Netherlands as an alternative to cash and bank bonds to protect consumers in the event of business failure of a travel agent or tour operator. The FSA regulates the financial services industry through statutory powers under the Financial Services and Markets Act (2000).

        The FSA imposes minimum standards of fitness and propriety on both companies and certain individuals (notably company directors and controllers) that fall within its remit. These minimum standards are embodied in the FSA's Threshold Conditions and Principles for Business. If one of the Threshold Conditions or Principles is breached (e.g. ceases to maintain a minimum level of financial resources), the FSA can remove permission to trade.

        We are required to deal with the FSA in an open and cooperative manner and to inform them of matters in a timely fashion. In addition, we are required to provide annual returns to the FSA concerning the state of Bastion, notably in respect of its financial position.

        In addition, Insurancebookers Limited sells stand-alone travel insurance online and off-line to consumers. It is authorized by the FSA and trades as an Appointed Representative of Landmark Insurance Company, part of the AIG Group.

Legal Proceedings

  Worldspan

        On September 19, 2005, Worldspan, L.P., or Worldspan, sued Orbitz, LLC in the United States District Court for the Northern District of Illinois, asserting five causes of action: a violation of the Computer Fraud and Abuse Act, three breach of contract claims, and a claim for injunctive relief. Orbitz moved to dismiss the action for lack of federal jurisdiction on the ground that the sole federal cause of action (for the alleged violation of the Computer Fraud and Abuse Act) failed to state a claim upon which relief could be granted. On April 19, 2006, the trial judge granted Orbitz's motion and dismissed the remaining state claims. Worldspan has appealed the trial court's decision to the United States Court of Appeals for the Seventh Circuit. On December 12, 2006, the Seventh Circuit agreed at the parties' request to stay the appeal indefinitely, with periodic updates to the court. On April 24, 2006, after the trial court dismissed its claims in the federal action, Worldspan filed a second suit against Orbitz, LLC in the Circuit Court of Cook County, County Department, Law Division. Worldspan's original Cook County complaint set forth the three breach of contract claims and the claim for injunctive relief that were dismissed from the earlier federal action. The breach of contract counts relate to Orbitz's alleged improper use of Worldspan's seatmap data, Orbitz's alleged use of a Computer Reservation System named ITA Software, Inc., and Orbitz's alleged use of Galileo in connection with non-direct connect bookings. Worldspan asserts that this alleged conduct violates a Worldspan and Orbitz agreement concerning Orbitz's use of Worldspan as a Computer Reservation System for airline tickets. The count for injunctive relief seeks to prevent Orbitz from engaging in the alleged conduct that was the substance of the breach of contract counts. Worldspan subsequently filed an Amended Complaint, adding three breach of contract claims and a claim under the Georgia Computer Systems Protection Act. Worldspan's prior four claims remain. The new breach of contract claims relate to Orbitz's alleged improper use of Galileo to book AirTran flights, Orbitz's alleged failure to follow certain dispute resolution provisions in the parties' agreement, and Orbitz's alleged bad faith request for certain services under the parties' agreement. The new Georgia Computer Systems Protection Act claim is based on the same factual allegations as the federal Computer Fraud and Abuse Act claim that was dismissed by the federal trial court. Worldspan claims damages in its Amended Complaint in excess of $109 million, as well as the injunctive relief set forth above. Orbitz moved to dismiss the Worldspan lawsuit on the ground that Worldspan failed to state any claims upon which relief may be granted. After Orbitz filed its motion to dismiss, Worldspan filed a Second Amended Complaint attempting to assert the same causes of action. The case is currently pending before Judge Brigid McGrath. On December 28, 2006, at the request of the parties, the court stayed the action until further order of the court. Orbitz will vigorously defend against Worldspan's asserted claims.

        On September 16, 2005, before Worldspan filed the federal case described above, Orbitz, LLC sued Worldspan, L.P. in the Circuit Court of Cook County, Illinois, County Department, Law Division. Orbitz's original complaint set forth two claims for rescission of certain provisions of the parties' agreement, one brought under the Illinois Consumer Fraud Act and one based on equitable estoppel. Both claims relate to Worldspan's alleged deceptive conduct inducing Orbitz into certain amendments to the parties' agreement concerning Orbitz's use of Worldspan as a Computer Reservations System. On October 18, 2005, Worldspan removed Orbitz's Cook County case to the United States District Court for the Northern District of Illinois, asserting that Orbitz's case raised issues of federal law.

Orbitz moved the federal court to remand the case back to Cook County. On April 3, 2006, the court granted Orbitz's motion and remanded the case. On July 5, 2006, Orbitz filed its First Amended Complaint in the Cook County case, adding two breach of contract claims, two claims for declaratory relief, a common law fraud claim, and a claim for rescission of certain amendments to the parties' agreement based on a director conflict at the time of the amendments. Orbitz's two prior claims remain. The new breach of contract claims and claims for declaratory relief relate to Orbitz's rights to certain low-cost airline content under the parties' agreement and Orbitz's right to have Worldspan provide data to ITA Software, Inc. on Orbitz's behalf. The new fraud claim generally addresses the same deceptive conduct as Orbitz's prior Illinois Consumer Fraud Act and equitable estoppel claims. The new director conflict claim is brought under the Illinois Business Practices Act and Illinois law, and asserts that Worldspan and Orbitz were jointly owned and controlled, in material part, when certain amendments to the parties' agreement were executed. Orbitz alleges that Worldspan cannot enforce the agreement because it is unfair to Orbitz and thus violates Illinois law due to the conflict. Worldspan filed a motion to dismiss Orbitz's First Amended Complaint on the grounds that Orbitz failed to state claims upon which relief may be granted. The Orbitz lawsuit was consolidated with the Worldspan Cook County lawsuit described above and is currently pending before Judge Brigid McGrath. On December 28, 2006, at the request of the parties, the court stayed the action until further order of the court.

  Tax Cases

        Along with other similar online companies, Travelport Americas, Inc. (f/k/a Travelport, Inc., which was f/k/a Cendant Travel Distribution Services Group, Inc.), Orbitz, LLC, Orbitz, Inc., Trip Network, Inc. (d/b/a CheapTickets.com), and/or Internetwork Publishing Corp. (d/b/a Lodging.com) (collectively referred to herein as the "Orbitz defendants") have been named in a number of lawsuits relating to the alleged failure to pay certain taxes to plaintiffs in connection with making hotel room reservations for consumers. As the parent of Travelport Americas, Inc., Cendant Corporation (n/k/a Avis Budget Group, Inc.) was named in only a few of the tax litigation cases, but has now been dismissed in all but two of the pending cases. The Orbitz defendants are members of a joint defense group with other industry members including IACI, Sabre-Travelocity, and priceline.com

        Currently, 29 cases are pending which were filed by state municipality (or in some instances, a county or a visitors' bureau) plaintiffs, 15 in federal court and 14 in state court. Of these cases, 14 were filed as class actions, which means that the named plaintiff /county seeks to represent all similar municipalities/counties in its state with a similar hotel tax statute. The other 15 cases are actions brought by individual municipalities/counties only, as opposed to class actions. While these tax cases are not entirely identical, most allege that the companies violated certain tax provisions by failing to remit certain taxes to plaintiffs and/or charged more in taxes than was remitted to plaintiffs. The cases assert violation of state and local tax provisions, as well as various common law claims based on the same factual allegations. Most of these cases are still at the initial pleading stages, with motions to dismiss pending in many jurisdictions. Some initial written and oral discovery has been taken in some of the actions. No classes have been certified in any of the cases and no cases have yet gone to trial.

        In addition to the cases brought by the municipalities, two additional similar actions have been brought by plaintiffs' class action attorneys on behalf of consumers who booked hotel rooms through the defendants' online travel websites. These cases, pending in Illinois and California state courts, are based on allegations that the defendants wrongfully charged for taxes that were not legitimate in that they were not required by the taxing authorities to be collected. As with the municipality actions, both of these actions are still at fairly preliminary stages, no classes have been certified, and no trial dates are scheduled.

MANAGEMENT

Executive Officers and Directors

        The following table sets forth information about our executive officers and directors:

Name	Age	Position
Jeff Clarke	45	President, Chief Executive Officer and Director
Michael Rescoe	54	Executive Vice President and Chief Financial Officer
Gordon Wilson	40	President and Chief Executive Officer, Galileo
Steven Barnhart	45	President and Chief Financial Officer, Orbitz Worldwide
Kenneth S. Esterow	42	President and Chief Executive Officer, GTA
Eric J. Bock	41	Executive Vice President, General Counsel and Corporate Secretary
Patrick J. Bourke III	48	Executive Vice President and Chief Reengineering Officer
Terence P. Conley	43	Executive Vice President and Chief Administrative Officer
Jo-Anne Kruse	41	Executive Vice President, Human Resources
Paul C. Schorr IV	39	Director
Martin Brand	32	Director
William Griffith	35	Director
David L. Weinberg	55	Director Nominee

        Jeff Clarke has served as our President and Chief Executive Officer since May 2006. Mr. Clarke has 20 years of strategic, operational and financial experience with leading high-technology firms. From April 2004 to May 2006, Mr. Clarke was Chief Operating Officer of the software company CA, Inc. (formerly Computer Associates Inc.). Mr. Clarke also served as Executive Vice President and Chief Financial Officer of CA, Inc. from April 2004 until February 2005. From 2002 through November 2003, Mr. Clarke was Executive Vice President, Global Operations at Hewlett-Packard Company. Before then, Mr. Clarke joined Compaq Computer Corporation in 1998 and held several positions, including Chief Financial Officer of Compaq from 2001 until the time of Compaq's merger with Hewlett-Packard Company in 2002. From 1985 to 1998, Mr. Clarke held several financial, operational, international and managerial positions with Digital Equipment Corporation. Mr. Clarke serves on the Board of Directors of UTStarcom, Inc., a Nasdaq company and global leader in IP-based, end-to-end networking solutions.

        Michael Rescoe has served as our Executive Vice President and Chief Financial Officer since November 2006. Most recently, Mr. Rescoe was Chief Financial Officer for Tennessee Valley Authority (TVA), which he joined in July 2003. His responsibilities included treasury, accounting, risk management, financial planning, investor relations and retirement services, and he oversaw the development and implementation of all financial strategies for the corporation. Before joining TVA, Mr. Rescoe served as Chief Financial Officer and Senior Vice President of Finance and Planning at 3Com Corporation, a global leader in network technology solutions, in Santa Clara, California. While at 3Com, Mr. Rescoe helped to complete one of the most successful IPO's in the history of the technology sector: Palm Inc., the corporation's hand-held computing division. Prior to that, Mr. Rescoe was Chief Financial Officer of PG&E Corporation, one of the nation's largest utility and energy companies, located in San Francisco. Mr. Rescoe also served as Executive Vice President and Chief Financial Officer for Dallas-based Enserch Corporation (formerly Lone Star Gas), a diversified energy and utility company that was merged into TXU Inc., a larger, vertically integrated investor-owned utility. For over a dozen years, Mr. Rescoe was an investment banker serving the energy and utility sector. Mr. Rescoe serves on the Board of Directors and as Chairman of the Audit Committee of Global Crossing Limited.

        Gordon Wilson is our President and Chief Executive Officer, Galileo. Mr. Wilson was President and Chief Executive Officer of B2B International Markets for Cendant's Travel Distribution Services Division from April 2003 to August 2006. From 2002 to April 2003, Mr. Wilson was Managing Director of Galileo EMEA and Asia Pacific. From 2001 to 2002, Mr. Wilson was Managing Director of Galileo

EMEA. Mr. Wilson also served as VP Global Customer Delivery based in Denver, CO, Managing Director of Galileo South Africa in Johannesburg, Managing Director of Galileo Portugal and Spain in Lisbon, and General Manager of Airline Sales and Marketing. Prior to joining Galileo International in 1991, which was acquired by Avis Budget in 2001, Mr. Wilson held a number of positions in the European airline and chemical industries.

        Steven Barnhart is our President and Chief Financial Officer of Orbitz Worldwide. Mr. Barnhart joined Orbitz in May 2003, and was a key member of the finance team that took Orbitz public. Following the November 2004 acquisition of Orbitz, he led the finance integration with Cendant Corporation's other online travel brands. Soon after, Mr. Barnhart was appointed as the consumer travel unit's Chief Financial Officer within Cendant's Travel Distribution Services division. In 2006, Mr. Barnhart was appointed President of Orbitz Worldwide. Prior to joining Orbitz, Mr. Barnhart held various finance positions over a 13-year period with PepsiCo and its Pepsi-Cola and Frito-Lay subsidiaries. In his final role, Mr. Barnhart was Director of Finance for a division of the Pepsi Bottling Group with over $1 billion in revenue and 5000 employees. Prior to PepsiCo, Mr. Barnhart was an economic analyst in New Jersey for the Brussels-based Polyurethanes division of ICI, and worked in the commercial lending field for American National Bank in Chicago.

        Kenneth S. Esterow is our President and Chief Executive Officer, GTA. Mr. Esterow was President and Chief Executive Officer of Travel Industry Services, Americas for Cendant's Travel Distribution Division from July 2005 to August 2006. From May 2003 to June 2005, Mr. Esterow was Executive Vice President, Supplier Services for Cendant's Travel Distribution Division. From September 2001 to April 2003, Mr. Esterow was Senior Vice President and Chief Development Officer of Cendant's Travel Distribution Division. Prior thereto, Mr. Esterow served as Senior Vice President, Strategic Development Group of Avis Budget, as well as was Senior Vice President and General Manager of AutoVantage.com, TravelersAdvantage.com and PrivacyGuard.com. Mr. Esterow joined Avis Budget in 1996 from Deloitte & Touche LLP, where he was a management consultant.

        Eric J. Bock is our Executive Vice President, General Counsel and Corporate Secretary. Mr. Bock was Executive Vice President, Law and Corporate Secretary of Cendant from May 2002 to August 2006 where he oversaw legal groups in multiple functions, including corporate matters, finance, mergers and acquisitions, corporate secretarial and governance, as well as Travelport since its inception in 2001. From July 1997 until December 1999, Mr. Bock served as Vice President, Legal and Assistant Secretary and was promoted to Senior Vice President in January 2000 and Corporate Secretary in May 2000. Mr. Bock joined HFS Incorporated in 1997. Prior to joining Cendant, Mr. Bock was an associate in the corporate group at Skadden, Arps, Slate, Meagher & Flom LLP in New York, New York.

        Patrick J. Bourke III is our Executive Vice President and Chief Reengineering Officer. Prior to joining us in July 2006, Mr. Bourke served as Chairman of the Board of Directors of Bid.com and has worked as a consultant to various venture capital and private equity portfolio companies. Starting in 1996, Mr. Bourke held numerous positions in sales and consulting services of Intersolv, which he joined as Vice President. From 1988 to 1996, Mr. Bourke held various management positions in insurance and marketing divisions of Perot Systems, Inc., where he managed strategic planning and was responsible for North American operations. Prior thereto, he served in various technical and management positions with Electronic Data System.

        Terence P. Conley is our Executive Vice President and Chief Administrative Officer. Mr. Conley was Executive Vice President, Human Resources and Corporate Services of Cendant from 2003 to August 2006, responsible for oversight of global human resources, facilities management, corporate real estate, events marketing and security functions. Prior thereto, Mr. Conley was Senior Vice President, Global Human Resources of Cendant since July 1999. Prior to joining Cendant, Mr. Conley spent nearly ten years with the PepsiCo organization in various roles, including Vice President of Human Resources at The Pepsi-Cola Company, Director of Human Resources with PepsiCo's Frito Lay division, Director of Human Resources for PepsiCo Corporate and Director of Human Resources with PepsiCo's KFC unit.

        Jo-Anne Kruse is our Executive Vice President, Human Resources. Ms. Kruse was Executive Vice President, Human Resources of Cendant's Travel Distribution Division from January 2005 to August 2006. Ms. Kruse was Senior Vice President, Human Resources of Cendant's Travel Distribution Division from October 2001 to January 2005. Previously, Ms. Kruse was Vice President, Human Resources for Cendant from December 1999 to October 2001. Prior to joining Cendant, Ms. Kruse served in a variety of human resource positions at PepsiCo, Inc./Frito-Lay for five years. Prior thereto, Ms. Kruse served in various human resources positions at Bristol-Myers Squibb/Clairol and Chase Manhattan Bank.

        Paul C. Schorr IV ("Chip") is a Senior Managing Director in the Private Equity Group of The Blackstone Group. Mr. Schorr principally concentrates on investments in technology. Before joining Blackstone in 2005, Mr. Schorr was a Managing Partner of Citigroup Venture Capital in New York where he was responsible for the firm's technology/telecommunications practice. Mr. Schorr was involved in such transactions as Fairchild Semiconductor, ChipPAC, Intersil, AMI Semiconductor, Worldspan, NTelos and MagnaChip. He had been with Citigroup Venture Capital for nine years. Mr. Schorr received his MBA with honors from Harvard Business School and a BSFS magna cum laude from Georgetown University's School of Foreign Service. He is a member of the board of directors of AMI Semiconductor, Inc. and MagnaChip. Mr. Schorr is also a member of the board of Jazz at Lincoln Center.

        Martin Brand is a Principal in the Private Equity Group of The Blackstone Group. Mr. Brand joined Blackstone's London office in 2003 and transferred to Blackstone's New York office in 2005. Since joining Blackstone, Mr. Brand has been involved in the execution of the firm's direct investments in SULO, Kabel BW, Primacom, New Skies, CineUK, NHP and Travelport. Before joining Blackstone, Mr. Brand was a consultant with McKinsey & Company. Prior to that, Mr. Brand was a derivatives trader with the FICC division of Goldman, Sachs & Co. in New York and Tokyo. Mr. Brand received his BA/MA in Mathematics and Computation, First Class Honours, from Oxford University and his MBA from Harvard Business School.

        William Griffith is a General Partner of Technology Crossover Ventures, or TCV. Mr. Griffith joined TCV as a Principal in 2000 and became a General Partner in 2003. Mr. Griffith brings over eleven years of financing experience to TCV. Mr. Griffith has both led and co-led investments in 2Wire, Continuous Computing, InPhonic, Lynk Systems (acquired by Royal Bank of Scotland), Paciolan, Fandango, Techwell, Egenera, INFOnxx, Liquidnet, Motricity, Nextag, Riskmetrics, Whitepages, Oak Pacific and Adknowledge. Mr. Griffith currently serves on the Boards of Directors of 2Wire, CCPU, Motricity, Paciolan, Whitepages and Adknowledge and is a board observer at Capital Access. Before joining TCV, Mr. Griffith was an associate at The Beacon Group, a private equity firm that was acquired by JP Morgan Chase in 1999. Prior to that, Mr. Griffith was an investment banking analyst at Morgan Stanley. Mr. Griffith has also worked at or consulted for a number of private technology companies, including Tellme Networks and Quantumshift.

        David L. Weinberg has been a Senior Operating Partner at One Equity Partners in New York since 2001. From 1998 to 2000, Mr. Weinberg served as a Managing Director for Allegro Capital Ltd. in London. From 1995 to 1998, Mr. Weinberg served as a Managing Director at Nippon Credit International, Ltd. in London and the Chief Executive Officer of the securities subsidiary of the Nippon Credit Bank. From 1988 to 1994, Mr. Weinberg was a Partner at Eastbridge Capital, Inc. in New York. From 1980 to 1988, Mr. Weinberg served in varying senior positions at EF Hutton, Inc. and Citicorp, both in New York.

        Our executive officers are appointed by, and serve at the discretion of, our board of directors. There are no family relationships between our directors and executive officers.

Compensation Committee Interlocks and Insider Participation

        As a privately-held company, we are not required to have independent directors on our Board of Directors. None of our directors is independent.

Board Composition

Committees of the Board

        Our board of directors has an audit committee, a compensation committee and an executive committee. Our board of directors may also establish from time to time any other committees that it deems necessary and advisable. None of the directors in these committees are independent directors. See "Certain Relationships and Related Party Transactions—Agreements Between Our Company and the Sponsors."

  Audit Committee

        Our audit committee is comprised of Messrs. Schorr, Brand and Griffith. Mr. Brand is the Chairman of the Audit Committee. The audit committee is responsible for assisting our board of directors with its oversight responsibilities regarding: (i) the integrity of our financial statements; (ii) our compliance with legal and regulatory requirements; (iii) our independent registered public accounting firm's qualifications and independence; and (iv) the performance of our internal audit function and independent registered public accounting firm.

  Compensation Committee

        Our Compensation Committee is comprised of Messrs. Schorr, Brand and Griffith. Mr. Schorr is the Chairman of the Compensation Committee. The compensation committee is responsible for determining executive base compensation and incentive compensation and approving the terms of stock option grants pursuant to our equity incentive plans.

Limitations of Liability and Indemnification Matters

        Our corporate by-laws provide that, to the fullest extent permitted by law, every current and former director, officer or other legal representative of our company shall be entitled to be indemnified by our company against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees and disbursements) resulting from any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, but not limited to, an action by or in the right of the company to procure a judgment in its favor, by reason of the fact that such person is or was a director or officer of the company, or is or was serving in any capacity at the request of the company for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. Persons who are not our directors or officers may be similarly indemnified in respect of service to the company or to any other entity at the request of the company to the extent our Board of Directors at any time specifies that such persons are entitled to indemnification.

        To the fullest extent permitted by applicable law, we or one or more of our affiliates plan to enter into agreements to indemnify our directors, executive officers and other employees. Any such agreements would provide for indemnification for related expenses including attorneys' fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these provisions and agreements are necessary to attract and retain qualified persons as our directors and executive officers.

        As of the date of this prospectus, we are not aware of any pending litigation or proceeding involving any director, officer, employee or agent of our company where indemnification will be required or permitted. Nor are we aware of any threatened litigation or proceeding that might result in a claim for indemnification.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

  Introduction

        Both prior to and following our Acquisition by an affiliate of Blackstone, our executive compensation plans were and are designed to attract and retain talented individuals and to link the compensation of those individuals to our performance. Prior to the Acquisition, Cendant, of which we were a part, determined the compensation of our executives, including establishing certain incentives for our senior executives to ensure retention of these key executives throughout the process leading up to our sale.

        Following the Acquisition, we adjusted the compensation of our executives to reflect our status as a newly-independent company. Specifically, we entered into the equity arrangements described below, and we entered into employment agreements with most of our senior executives, which standardized the employment terms for these individuals and reflected the financial terms, such as the base salary and annual target bonus, in light of their new roles in Travelport.

        We have, from time to time, used market data provided by Towers Perrin and Hewitt Associates to obtain comparative information about the levels and forms of compensation that companies of comparable size to us award to executives in comparable positions. We use this data to ensure that our executive compensation program is competitive and that the compensation we award to our senior executives is generally at the midpoint of that awarded to senior executives in similar positions at similarly-sized companies. In addition, we consult, from time to time, with representatives of Blackstone regarding the compensation practices of its affiliates.

        On September 26, 2006, our board of directors approved the terms of the employment agreements of most of our executive officers. Our board of directors also formed a compensation committee, which is comprised of Mr. Schorr, Mr. Brand and Mr. Griffith and is chaired by Mr. Schorr. The purpose of the Compensation Committee is to, among other things, determine executive compensation and approve the terms of our equity incentive plans.

  Compensation of Our Named Executive Officers

        Our Named Executive Officers for 2006 are Jeff Clarke, our President and Chief Executive Officer, Michael Rescoe, our Executive Vice President and Chief Financial Officer, Gordon Wilson, our President and Chief Executive Officer, Galileo, Kenneth Esterow, our President and Chief Executive Officer, GTA, Jo-Anne Kruse, our Executive Vice President, Human Resources, Mitch Truwit, our former Chief Executive Officer, Orbitz Worldwide, and Daryl Raiford our former Chief Financial Officer. Mr. Truwit and Mr. Raiford no longer serve as our executive officers.

        In the tables below, we include (1) compensation from Cendant to employees who worked solely for the Travelport businesses of Cendant prior to the Acquisition and (2) compensation from us following the Acquisition. We have excluded all compensation from Cendant to employees who did not work solely for the Travelport businesses of Cendant prior to the Acquisition. As a result of this determination, the Named Executive Officers included in the tables are not necessarily reflective of our current most highly paid executive officers.

  Executive Compensation Objectives and Philosophy

        As a privately-held company that is part of Blackstone's private equity portfolio, our primary executive compensation objective is to attract and retain top talent from within the highly competitive global marketplace so as to maximize shareholder value. We seek to recruit and retain individuals who have demonstrated a high level of expertise and who are market leaders in our unique, technology-based industry. As a result of the industry's historical and current developments, cash and other compensation are at the high end of the competitive range.

        Our highly competitive compensation program is composed of four principal components, all of which are identified in the Summary Compensation Table below:

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  salary;

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  annual incentive compensation (bonus awards);

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  long-term incentive compensation (in the form of restricted equity and/or restricted cash awards); and

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  other limited perquisites and benefits.

        Our strategy uses cash compensation and perquisites to attract and retain talent and variable cash and long-term incentives to ensure a performance-based delivery of pay that aligns, as much as possible, our Named Executive Officers' rewards with our shareholders' interests and takes into account competitive factors and the need to attract talented individuals.

  Other Considerations

        We also consider individual circumstances related to each executive's retention. For example, when Mr. Clarke was hired by Cendant as our chief executive officer to guide us through either the completion of the sale of the Travelport businesses to a third party or through an initial public offering, he forfeited certain economic incentives associated with his previous employment. As a result, Cendant provided Mr. Clarke with a compensation package designed to compensate Mr. Clarke for the awards he had forfeited. The level of his compensation was also set by Cendant to be commensurate with the compensation of other similarly situated chief executives in the industry and within Cendant. Likewise, in connection with the Acquisition, Mr. Clarke agreed to amend certain terms of his employment agreement in light of the fact that we would continue to be a privately-held company, and we provided Mr. Clarke with a compensation package that was comparable in economic terms to his former compensation package at Cendant and reflected his enhanced responsibility due to our sale by Cendant. The specific terms of Mr. Clarke's employment agreement are set forth below under "—Employment Agreements."

        In addition, the other Named Executive Officers, with the exception of Mr. Rescoe, who joined us following the Acquisition, and Mr. Truwit, who serves as an advisor to our board of directors pursuant to a consulting agreement, similarly received compensation packages that reflect their new responsibilities since the Acquisition.

        Salary.    Base salaries for Named Executive Officers reflect each executive's level of experience, responsibilities and expected future contributions to our success, as well as market competitiveness. The base salaries currently in effect are in most cases increased from the base salaries established by Cendant prior to the Acquisition. Base salaries are specified in the individual employment agreements, which dictate the individual's base salary for so long as the contract specifies, as described more fully below under "—Employment Agreements." We expect to review base salaries on an annual basis and we expect to consider factors such as individual and company performance and the competitive environment in our industry in determining whether salary adjustments are warranted.

        Bonuses.    We pay two different types of bonuses:

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    Discretionary Bonus. In 2006, we awarded discretionary signing, retention and sale bonuses. While these bonuses related to our particular circumstances in 2006, we may elect to pay additional discretionary bonuses from time to time in the future.

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    Annual Incentive Compensation (Bonus). We have developed an annual cash bonus program to align executives' goals with our earnings growth objectives for the applicable year. The target payment for each of our current Named Executive Officers is specified in each Named Executive Officer's employment agreement entered into in 2006 and ranges from 100% to 150% of base salary. These bonuses are based primarily upon the achievement of an annual EBITDA target established by our Board of Directors within the first three months of the applicable fiscal year. The Travelport EBITDA target for 2006 was $554.8 million, broken down to targets of $275.6 million in EBITDA for the first half of 2006 and $279.2 million in EBITDA for the second half of 2006. Our Board of Directors has established an EBITDA target of $620 million for the 2007 fiscal year, broken down to targets of $290 million in EBITDA for the first half of 2007 and $330 million in EBITDA for the second half of 2007. As these awards are subject to the attainment of performance criteria, they may be paid, to the extent earned or not earned, at, below or above target levels (with a maximum of 350% of the target level for Mr. Clarke). In 2007, the Board determined that, for 2007, executive officers other than Mr. Clarke will have a maximum award of 200% of base salary. The maximum award for Mr. Clarke will continue to be 350% of target level. The amounts earned for 2006 pursuant to these arrangements are set forth in the Summary Compensation Table under the "Non-Equity Compensation Incentive Plan" column.

        Long-Term Incentive Compensation.    The principal goal of our long-term incentive plans is to align the interests of our executives and shareholders.

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    Option awards. We do not currently utilize options as part of our executive compensation program.

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    Stock Partnership. We provide long-term incentives through our equity incentive plan, which utilizes different classes of equity and is described further below under "—Our Equity Incentive Plan." Under the terms of the plan, we may grant equity incentive awards in the form of Class A-2 Units, Restricted Equity Units, Class B Units, Class C Units or Class D Units of our ultimate parent, TDS Investor (Cayman) L.P., a limited partnership, to officers, employees, non-employee directors or consultants.

        Each Restricted Equity Unit entitles its holder to receive one Class A-2 Unit at a future date, subject to certain vesting conditions. The Class A-2 Units are interests in a limited partnership and have economic characteristics that are similar to those of shares of common stock in a corporation.

        The Class B, C and D Units are profits interests that are tied to the following targets more fully described below under "—Our Equity Incentive Plan." Table and which enable the holders to participate in our future growth after the date the interests are granted:

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    Class B Units vest 25% annually over four years. Upon a "change of control" while the executive is employed, all unvested Class B profits interests will vest in full.

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    Class C Units will vest upon a "liquidity event" where Blackstone earns a return of 200% of its invested capital.

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    Class D Units will vest upon a "liquidity event" where Blackstone earns a return of 300% of its invested capital.

        Pension and Non-Qualified Deferred Compensation.    None of our Named Executive Officers receives pension benefits. We do, however, provide for limited deferred compensation arrangements for executives.

        All Other Compensation.    We have a limited program granting perquisites and other benefits to our executive officers.

Summary Compensation Table

        The following table contains compensation information for our Named Executive Officers for the fiscal year ended December 31, 2006. Note that in establishing our Named Executive Officers, we did not consider the compensation earned by Cendant employees who were not previously part of the Travelport, as they did not receive compensation from the Travelport businesses of Cendant prior to the Acquisition. Mr. Raiford, our former Chief Financial Officer, is still employed by us but no longer serves as an executive officer. Mr. Truwit, the former President and Chief Executive Officer of Orbitz Worldwide, is no longer employed with us but has entered into an agreement to serve as an advisor to our board of directors.

Name and Principal Position	Salary ($)		Bonus(1) ($)		Stock Awards(2) ($)		Non-Equity Compensation Incentive Plan ($)		All Other Compensation ($)		Total ($)
Jeff Clarke, President, Chief Executive Officer and Director	653,846		7,005,000	(3)	7,003,098	(4)	980,769	(5)	115,069	(6)	15,757,782
Daryl Raiford, Former Executive Vice President and Chief Financial Officer	457,564		1,392,149		n/a		410,650		860,073	(7)	3,120,436
Michael Rescoe, Executive Vice President and Chief Financial Officer	53,846	(8)	0		2,842,207		250,000	(8,9)	16,791	(10)	3,162,844
Gordon Wilson, President and CEO, Galileo	604,853		1,903,638		4,156,915		510,696		185,627	(11)	7,361,729
Kenneth Esterow, President and Chief Executive Officer, GTA	380,671		1,788,125	(12)	3,315,971		417,812		70,707	(13)	5,973,286
Jo-Anne Kruse, Executive Vice President, Human Resources	311,057		1,000,000		1,391,598		260,385		68,515	(14)	3,031,555
Mitch Truwit, Former President and Chief Executive Officer, Orbitz Worldwide	407,115		1,575,000	(15)	n/a		251,346		50,829	(16)	2,284,285

        (1)   Amounts included in this column reflect signing, retention and sale bonuses awarded in 2006. The amounts in this column include certain sale bonuses awarded in 2006 that are payable in January and August 2007 only to awardees who are still employed with us in good standing at that time. In addition, cash bonuses that were rolled over to purchase equity are included.

        (2)   Amounts included in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with FAS 123R in connection with awards of restricted equity units, Class B Units, Class C Units and Class D Units. Assumptions used in the calculation of these amounts are included in footnote 18, "Equity—Based Compensation," to the financial statements.

        (3)   Includes a $2,100,000 restricted cash award granted to Mr. Clarke to compensate him for compensation and benefits forgone when he left his previous employer. Additionally, a sign on bonus of $1,500,000 and a $3,405,000 retention bonus connected to his original employment terms upon hire by Cendant are included.

        (4)   Includes $2,295,000 in lieu of which Mr. Clarke received rollover restricted equity units.

        (5)   Includes $250,000 in lieu of which Mr. Clarke received restricted equity units.

        (6)   Includes relocation and housing benefits of $14,349. As of the date hereof, there are some outstanding expenses related to 2006 that have yet to be reconciled and paid. Also includes deferred income match of $91,145.

        (7)   Includes a severance payment of $800,000, matching 401(k) contributions of $12,422, deferred income company contributions of $8,239, financial planning benefits of $1,625, tax assistance of $6,273 and car benefits of $19,081.

        (8)   Reflects partial year employment.

        (9)   Includes $250,000 in lieu of which Mr. Rescoe received restricted equity units.

        (10) Includes relocation and housing benefits of $15,453.

        (11) Includes company matching pension contributions of $98,807, financial planning benefits of $9,795, car benefits of $57,235, tax assistance of $2,037 and travel benefits of $9,796. All amounts expressed for Mr. Wilson in this prospectus are paid in British pounds and have been converted to U.S. dollars at the exchange rate as in effect on December 31, 2006 of 1.95910 British pounds to 1 U.S. dollar.

        (12) Includes $100,000 in lieu of which Mr. Esterow received restricted equity units, as well as a one-time special payment of $400,000.

        (13) Includes matching 401(k) contributions of $13,200, deferred compensation employer contributions of $24,750, car benefits of $13,177 and tax assistance of $3,690.

        (14) Includes matching 401(k) contributions of $13,788, deferred compensation employer contributions of $18,991, financial planning benefits of $2,438, tax assistance of $10,328 and car benefits of $11,670.

        (15) Includes $500,000 in lieu of which Mr. Truwit received restricted equity units.

        (16) Includes matching 401(k) contributions of $3,956, deferred compensation employer contributions of $15,081, financial planning benefits of $1,155 and car benefits of $15,927.

Grants of Plan-Based Awards During 2006

			Estimated Potential Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Plan Awards			All Other Stock Awards: Number of Shares of Stock Units (#)		Grant Date Fair Value of Stock and Option Awards ($)
Name	Type of Award	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jeff Clarke, President, Chief Executive Officer and Director	Non-equity incentive plan		$980,769	$980,769	$2,971,154
	REUs	10/13/06							2,295,000	(1)	$2,295,000	(2)
	REUs	10/13/06							250,000	(3)	$250,000
	REUs	10/13/06							4,708,098		$4,708,098
	Class B Units	10/13/06							3,059,361		$1,499,087
	Class C Units	10/13/06					3,059,361				$1,315,525
	Class D Units	10/13/06					3,059,061				$1,162,557
Daryl Raiford, Former Executive Vice President and Chief Financial Officer	Non-equity incentive plan		0	$410,650	$513,313
Michael Rescoe, Executive Vice President and Chief Financial Officer	Non-equity incentive plan		0	$250,000	$312,500
	REUs	10/13/06							250,000	(4)	$250,000
	REUs	10/13/06							1,506,591		$1,506,591
	Class B Units	10/13/06							1,027,397		$503,425
	Class C Units	10/13/06					1,027,397				$441,781
	Class D Units	10/13/06					1,027,397				$390,411
Gordon Wilson, President and CEO, Galileo	Non-equity incentive plan		0	$510,696	$638,370
	REUs	10/13/06							2,504,708		$2,504,708
	Class B Units	10/13/06							1,270,928		$622,755
	Class C Units	10/13/06					1,270,928				$546,499
	Class D Units	10/13/06					1,270,928				$482,953
Kenneth Esterow, President and Chief Executive Officer, GTA	Non-equity incentive plan		0	$417,812	$522,265
	REUs	10/13/06							100,000	(5)	$100,000
	REUs	10/13/06							2,504,708		$2,504,708
	Class B Units	10/13/06							624,049		$305,784
	Class C Units	10/13/06					624,049				$268,341
	Class D Units	10/13/06					624,049				$237,139
Jo-Anne Kruse, Executive Vice President, Human Resources	Non-equity incentive plan		0	$260,385	$325,481
	REUs	10/13/06							847,458		$847,458
	Class B Units	10/13/06							418,569		$205,099
	Class C Units	10/13/06					418,569				$179,985
	Class D Units	10/13/06					418,569				$159,056
Mitch Truwit, Former President and Chief Executive Officer, Orbitz Worldwide	Non-equity incentive plan		0	$251,346	$251,346
	REUs	10/13/96							500,000	(6)	$500,000	(6)

        (1)   Of these 2,295,000 "rollover" restricted equity units, 20% vest on each of the following dates: March 31, 2007; June 30, 2007; September 30, 2007; December 31, 2007 and March 31, 2008. This grant was in lieu of a restricted cash award that was meant to compensate Mr. Clarke for the loss of compensation forfeited when he left his previous employer to work for us.

        (2)   See note (1) above.

        (3)   Granted in lieu of $250,000 of Non-Equity Incentive Plan compensation to which Mr. Clarke otherwise would have been entitled.

        (4)   Granted in lieu of $250,000 of Non-Equity Incentive Plan compensation to which Mr. Rescoe otherwise would have been entitled.

        (5)   Granted in lieu of $100,000 of bonus compensation to which Mr. Esterow otherwise would have been entitled.

        (6)   Granted in lieu of $500,000 of bonus compensation to which Mr. Truwit otherwise would have been entitled.

Employment Agreements

        In connection with the Acquisition, we entered into new employment agreements and/or amended existing employment agreements with our Named Executive Officers. Named Executive Officers also receive equity-based awards in TDS Investor (Cayman) L.P. or one or more of its parent entities. The employment agreements supersede all prior understandings between these executives and us and our affiliates regarding their employment.

  Jeff Clarke, President and Chief Executive Officer

        Compensation, Term.    Jeff Clarke entered into an amended employment agreement with TDS Investor (Cayman) L.P., effective September 26, 2006, pursuant to which he serves as our President and Chief Executive Officer. Mr. Clarke's employment agreement has a three-year term and provides for automatic one-year renewal periods upon the expiration of the initial term or any subsequent term, unless either party provides notice of non-renewal at least 120 days prior to the end of the then-current term. He is entitled to a minimum base salary of $1,000,000, subject to annual increases at the discretion of our board of directors. Mr. Clarke is eligible for a target annual bonus of 150% of his base salary upon the achievement of an annual EBITDA target established by our board (with a maximum potential bonus of 350% of target level). In addition, under his amended employment agreement, Mr. Clarke received a restricted cash award of $2,100,000 that vests and becomes payable in 20% installments on each of March 31, 2007, June 30, 2007, September 30, 2007, December 31, 2007 and March 31, 2008.

        Severance Terms.    Mr. Clarke's employment agreement provides that if he is terminated by us without cause or resigns as a result of constructive termination, he will receive his base salary through termination, unpaid annual bonus from the preceding year, reimbursement for un-reimbursed business expenses and any accrued benefits under our benefits plans ("accrued rights"), including:

  •
  a pro rata portion of his annual bonus for the year of termination, payable when otherwise paid to other executives for that year;

  •
  an amount equal to 299% multiplied by the sum of (i) his annual base salary and (ii) his target annual bonus;

  •
  full and immediate vesting of his restricted cash award; and

  •
  vesting of any equity-based awards to the extent provided for in the award agreements.

        In addition, in the event that any payments or benefits provided to Mr. Clarke under his employment agreement or any other plan or agreement in connection with a change in control by us result in an "excess parachute payment" excise tax of over $50,000 being imposed on Mr. Clarke, he would be entitled to a gross-up payment equal to the amount of the excise tax, as well as a payment equal to the income tax and additional excise tax on the gross-up payment.

        Constructive Termination.    Constructive termination is defined in Mr. Clarke's employment agreement as:

  •
  any material failure by us to fulfill our obligations under the employment agreement (including any reduction to Mr. Clarke's annual base salary, as increased from time to time) or any equity agreement he has with us;

  •
  our failure to nominate Mr. Clarke for election to our board of directors;

  •
  the failure of our shareholders to elect Mr. Clarke to our board of directors;

  •
  the failure of any successor to our business operations to assume our obligations under the employment agreement;

  •
  the primary business office for Mr. Clarke being relocated to any place more than 30 miles from the city limits of Parsippany, NJ, New York, NY or Chicago, IL;

  •
  a material and sustained diminution of Mr. Clarke's duties and responsibilities as of the date of the employment agreement; or

  •
  our election not to renew the initial employment term or any subsequent extension thereof (except as a result of Mr. Clarke reaching retirement age, as determined by our policy).

        Any of the events described above will be a constructive termination only if we fail to cure the event within 30 days after receipt from Mr. Clarke of written notice of the event that he believes constitutes a constructive termination. In addition, a constructive termination shall cease to exist for an event on the 60th day following the later of its occurrence or Mr. Clarke's knowledge of the event, unless Mr. Clarke has given us written notice thereof prior to such date.

  Gordon Wilson, President and Chief Executive Officer, Galileo

        Compensation, Term.    We entered into a service agreement with Gordon Wilson in June 2006, along with a terms and conditions addendum from June 2006. The Company and Mr. Wilson made changes to both the service agreement and the terms and conditions addendum in August 2006. We are in the process of formalizing such agreements into a new service agreement, which will then be approved by our board. The service agreement continues until terminated by either party giving to the other not less than twelve months' prior written notice. If full notice is not given, we will pay salary and benefits in lieu of notice for any unexpired period of notice, regardless of which party to the service agreement gave notice of termination. Mr. Wilson is entitled to a minimum base salary of £325,000, subject to annual increases at the discretion of our board of directors. Mr. Wilson is eligible for a target annual bonus of 100% of his base salary. Mr. Wilson's period of continuous employment with us commenced on May 13, 1991 and will automatically terminate on his 60th birthday.

        Severance Terms.    Mr. Wilson's employment agreement requires that if either he or we serve notice to the other to terminate Mr. Wilson's employment with us, in our absolute discretion, we may require him to take "garden leave" for all or part of the remaining period of his employment. If Mr. Wilson is asked to take garden leave, he:

  •
  has agreed to resign immediately from any offices he holds with us or any affiliate upon our request;

  •
  may be required to carry out none or some of his duties during the remaining period of his employment;

  •
  must return to us all documents and other materials (including copies) belonging to us or any affiliate containing confidential business information;

  •
  may not without our permission contact or attempt to contact in a business context any of our employees, clients, suppliers or professional advisers that he reasonably expected to know/have known in the course of his duties with us; and

  •
  may not attend his place of work or any other of our or our affiliates' premises unless requested to do so.

        During any period of garden leave, Mr. Wilson will continue to receive his full salary, other remuneration and benefits.

  Messrs. Rescoe and Esterow and Ms. Kruse

        Compensation, Term.    The employment agreements for Kenneth Esterow, Michael Rescoe and Jo-Anne Kruse each have a three-year initial term. They provide for automatic one-year renewal periods upon the expiration of the initial term or any subsequent term, unless either party provides the notice of non-renewal at least 120 days prior to the end of the then-current term. Each of the agreements also includes provision for the payment of an annual base salary subject to annual review and adjustment and each of Messrs. Rescoe and Esterow and Ms. Kruse is eligible for a target annual bonus based upon the achievement of certain financial performance criteria of 100% of annual base salary. Base salary is $425,000 for Mr. Esterow, $500,000 for Mr. Rescoe, and $350,000 for Ms. Kruse.

        Severance Terms.    The terms of the employment agreements for each of Messrs. Esterow and Rescoe and Ms. Kruse establish that, if the Named Executive Officer is terminated by us without cause or resigns as a result of constructive termination, the Named Executive Officer will continue to receive his or her then annual base salary and target annual bonus in accordance with our normal payroll practices for a period of up to twenty-four months, in addition he / she will receive his or her then accrued rights, a pro rata portion of his or her then annual bonus for the year of termination, payable when otherwise paid to executives for that year, and any vesting of any equity-based awards to the extent provided for in the award agreements.

        Constructive Termination.    Constructive termination is defined in the employment agreements for Messrs. Esterow and Rescoe and Ms. Kruse as:

  •
  any material reduction in annual base salary or target annual bonus (excluding any change in value of equity incentives or a reduction affecting substantially all similarly situated executives);

  •
  our failure to pay compensation or benefits when due, in each case which is not cured within 30 days following our receipt of written notice from the executive describing the event that he / she believes provides for constructive termination;

  •
  a material and sustained diminution of the executive's duties and responsibilities as of the date of the employment agreement;

  •
  the primary business office for the executive being relocated by more than 50 miles; or

  •
  our election not to renew the initial employment term or any subsequent extension of the employment term (except as a result of the executive reaching retirement age, as determined by our policy).

        Any of the events described above will be a constructive termination only if we fail to cure the event within 30 days after receipt from the executive of written notice of the event that he / she believes constitutes a constructive termination. In addition, a constructive termination shall cease to exist for an event on the 60th day following the later of its occurrence or the executive's knowledge of the event, unless the executive has given us written notice thereof prior to such date.

  Restrictive Covenants

        As a result of the restrictive covenants contained in their employment agreements, each of the Named Executive Officers has agreed not to disclose, or retain and use for their own benefit or benefit of another person our confidential information. Each of the Named Executive Officers has also agreed not to directly or indirectly compete with us, not to solicit our employees, clients or contractors, engage in, or directly or indirectly manage, operate, or control or join our competitors, or compete with us or interfere with our business, or advance the interest of any competitors, or use his or her status with us to obtain goods or services that would not be available in the absence of such a relationship to us. These restrictions are effective for a period of two years, in the case of Ms. Kruse and Messrs. Clarke, Rescoe and Esterow after employment with us has been terminated for any reason. In the case of Mr. Wilson, the restrictions are effective for a period of 12 months. Should we exercise our right to place Mr. Wilson on "garden leave," the period of time that he is on such leave will be subtracted from and thereby reduce the length of time that he is subject to his restrictive covenants.

        In addition, each of the Named Executive Officers has agreed to grant us a perpetual, non-exclusive, royalty-free, worldwide, assignable and sublicensable license over all intellectual property rights that result from his or her work while employed with us.

Our Equity Incentive Plan

        Under the terms of the TDS Investor (Cayman) L.P. 2006 Interest Plan, we may grant equity incentive awards in the form of Class A-2 Units, Restricted Equity Units, Class B Units, Class C Units or Class D Units to current or prospective officers, employees, non-employee directors or consultants.

Purposes of the Plan

        The purposes of the plan are:

        (1)   to promote our interests and those of our partners by attracting and retaining exceptional officers and other employees, non-employee directors and consultants; and

        (2)   to enable such individuals to acquire an equity interest in and participate in our long-term growth and financial success.

Administration of the Plan

        The board of directors of TDS Investor (Cayman) GP, Ltd. conducts the general administration of the plan in accordance with the plan's provisions. The board administers, construes and interprets the plan and establishes rules for carrying it out and makes changes to such rules when appropriate.

        The board may employ counsel, consultants, accountants, appraisers, brokers or other persons, and may appoint other agents to properly administer the plan. The board and our officers and directors are entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the board in good faith shall be final and binding. No member of the board shall be personally liable for any action, determination or interpretation made in good faith with respect to the plan or the awards, and all members of the board shall be fully protected by us with respect to any such action, determination or interpretation.

        The board may from time to time make awards under the plan to employees, or other persons having a relationship with us or any of our subsidiaries, in such form and having such terms, conditions and limitations as the board may determine. Subject to the provisions of the plan, the board will determine the forms and amounts of awards for participants. The terms, conditions and limitations of each award under the plan must be set forth in an award agreement in a form approved by the board, consistent, however, with the terms of the plan; provided that award agreements will contain provisions dealing with the treatment of awards in the event of the termination of employment, death or disability of a participant, and may also include provisions concerning the treatment of awards in the event of a change of control of us. The board has the authority to make such amendments to any terms and conditions applicable to outstanding grants as are consistent with the plan, provided that, except for adjustments under the adjustment provisions discussed below, no such action can modify an award in a manner adverse to the participant without the participant's consent except as such modification is provided for or contemplated in the terms of the award. The board will determine whether and when awards may be settled, exercised, canceled, forfeited, or suspended. All designations, determinations and other decisions made by the board relating to the plan or any award will be binding upon all persons.

Units Offered Pursuant to the Plan

        The total number of units available for awards under the plan is 100,000,000. Unless restricted by applicable law, units related to awards that are terminated or lapse will immediately become available for other awards. In the event of any change in the outstanding units by reason of an equity dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, reclassification, liquidation, dissolution, combination or transaction or exchange of units or other corporate exchange, or any distribution to our partners of equity or cash, other than regular cash distributions, or any transaction similar to the foregoing, regardless of whether outstanding units are changed, the board shall adjust appropriately the number and kind of units subject to the plan and available for or covered by awards, the prices per unit related to outstanding awards, the vesting terms under any award agreement and the distribution priority contained in our partnership agreement, and make such other revisions to outstanding awards as it deems, in good faith, are equitably required.

Awards

        Awards may be granted singly, in combination or in tandem. Awards, in the board's sole discretion, may take the form of units or restricted equity units. The participant will be required to become a party to an award agreement as a condition to the grant of an award. Upon receipt of the units, the participant also will be required to become a party to our partnership agreement. All awards and interests will be held by the participant subject to the terms and conditions of our partnership agreement and the award agreement.

Amendment and Termination of the Plan

        The board may amend, alter, suspend, discontinue or terminate the plan, and may waive any conditions, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any award; provided that any such action that is expected to be materially adverse to a participant will not to that extent be effective without the consent of the affected participant.

        Unless previously terminated by the board, the plan will terminate on October 13, 2016.

Restricted Equity Awards

        As part of our compensation program, certain employees are offered the opportunity to convert unearned future cash compensation into restricted equity units, which represent restricted equity units in TDS Investor (Cayman) L.P. Each restricted equity unit will entitle the holder to receive one Class A-2 Unit of TDS Investor (Cayman) L.P. at a future date, subject to the prior satisfaction of certain vesting conditions. Employees who are eligible to receive certain cash bonuses (but who have not yet earned or received such bonuses) from us will be eligible to convert those cash bonuses into restricted equity units. An employee will receive one restricted equity unit for each $1.00 of cash bonus that is converted.

        Restricted equity units vest quarterly on each of February 2, May 2, August 2 and November 2. Each of these dates is known as a vesting date. If the Named Executive Officer's employment with us is terminated by us without cause, as a result of death or disability, or by the Named Executive Officer as a result of a constructive termination, the Named Executive Officer will automatically vest in any unvested restricted equity awards held by the Named Executive Officer on the date of termination as follows:

          (1)   if the termination occurs between May 3 and November 2 (inclusive), the Named Executive Officer will vest in those restricted equity units that would have vested on the next four scheduled vesting dates;

          (2)   if the termination occurs between November 3 and February 2 (inclusive), the Named Executive Officer will vest in those restricted equity units that would have vested on the next three scheduled vesting dates; and

          (3)   if the termination occurs between November 3 and February 2 (inclusive), the Named Executive Officer will vest in those restricted equity units that would have vested on the next three scheduled vesting dates.

        If an employee ceases to be employed by us before the date on which he or she would have earned the cash bonus, the employee will forfeit the restricted equity units and will not receive the converted cash bonus unless otherwise contractually entitled to it. The minimum amount of restricted equity units that may be purchased by any employee is 50,000 for U.S. employees (30,000 for non-U.S. employees). The restricted equity units will be subject to the terms and conditions of our partnership agreement, a registration rights agreement and a management equity award agreement.

Terms of the Units

        Subject to the applicable Named Executive Officer's continued employment with us, the Class B, Class C and/or Class D Units, as applicable, will automatically vest as follows:

        Class B Units.    25% of the Class B Units will automatically vest on each of the first, second, third and fourth anniversaries of the closing of the Acquisition. Notwithstanding the foregoing, in the event that a change of control occurs at a time when the Named Executive Officer is employed by us, all of the Named Executive Officer's Class B Units will be deemed to have automatically vested immediately prior to such change of control.

        If the Named Executive Officer's employment with us is terminated by us without cause, as a result of death or disability, or by the Named Executive Officer as a result of a constructive termination, the Named Executive Officer will automatically vest in the next vesting period of Class B Units. If the Named Executive Officer's employment with us is terminated for any other reason, the Named Executive Officer will have no right to further vesting of the Class B Units and any unvested Class B Units will be forfeited.

        Class C Units.    Class C Units will automatically vest upon (i) the sale by Blackstone, in one or a series of transactions, of at least 50% of its Class A-1 Units (and shares received in exchange for Class A-1 Units), where Blackstone has received, in respect of its Class A-1 Units held on October 13, 2006 (excluding any Class A-1 Units disposed of within the first twelve months following the Acquisition at a sale price that does not exceed 120% of the amount invested by Blackstone in respect of such Class A-1 Units), cash or other marketable securities (whether through distributions under our partnership agreement in respect of such Class A-1 Units or dispositions of such Class A-1 Units) with a fair market value equal to 200% of the amount invested by Blackstone in respect of such Class A-1 Units (excluding any Class A-1 Units disposed of within the first twelve months following the Acquisition at a sale price that does not exceed 120% of the amount invested by Blackstone in respect of such Class A-1 Units) or (ii) the distribution by the Blackstone, in one or a series of transactions, of at least 50% of its aggregate Class A-1 Units (and shares received in exchange for Class A-1 Units) to limited partners of Blackstone (other than affiliates) where the Class A-1 Units distributed have a fair market value equal to 200% of the amount invested by Blackstone in respect of such Class A-1 Units.

        Notwithstanding the foregoing, if the Named Executive Officer's employment with us is terminated by us without cause, as a result of death or disability, or by the Named Executive Officer as a result of a constructive termination, a percentage of the Named Executive Officer's Class C Units that are then unvested will automatically vest in an amount equal to the percentage of the Named Executive Officer's original Class B Units that became vested at the time of such termination. If the Named Executive Officer's employment with us is terminated for any other reason, the Named Executive Officer will have no right to further vesting of the Class C Units and any unvested Class C Units will be forfeited.

        Class D Units.    Class D Units will automatically vest upon (i) the sale by Blackstone, in one or a series of transactions, of at least 50% of its aggregate Class A-1 Units (and shares received in exchange for Class A-1 Units), where Blackstone has received, in respect of its Class A-1 Units held on October 13, 2006 (excluding any Class A-1 Units disposed of within the first twelve months following the Acquisition at a sale price that does not exceed 120% of the amount invested by Blackstone in respect of such Class A-1 Units), cash or other marketable securities (whether through distributions under the our partnership agreement in respect of such Class A-1 Units or dispositions of such Class A-1 Units) with a fair market value equal to 300% of the amount invested by Blackstone in respect of such Class A-1 Units (excluding any Class A-1 Units disposed of within the first twelve months following the Acquisition at a sale price that does not exceed 120% of the amount invested by Blackstone in respect of such Class A-1 Units); or (ii) the distribution by Blackstone, in one or a series of transactions, of at least 50% of its aggregate Class A-1 Units (and shares received in exchange for Class A-1 Units) to limited partners of Blackstone (other than affiliates), where the Class A-1 Units distributed have a fair market value equal to 300% of the amount invested by Blackstone in respect of such Class A-1 Units.

        Notwithstanding the foregoing, if the Named Executive Officer's employment with us is terminated by us without cause, as a result of death or disability, or by the Named Executive Officer as a result of a constructive termination, a percentage of the Named Executive Officer's Class D Units that are then unvested will automatically vest in an amount equal to the percentage of the Named Executive Officer's original Class B Units that became vested at the time of such termination. If the Named Executive Officer's employment with us is terminated for any other reason, the Named Executive Officer will have no right to further vesting of the Class D Units and any unvested Class D Units will be forfeited.

Outstanding Equity Awards at 2006 Fiscal-Year End

	Stock Awards
Name	Type of Award	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Jeff Clarke, President, Chief Executive Officer and Director	REUs	6,414,586	$6,414,586
	Class B Units	3,059,361	$1,499,087
	Class C Units			3,059,361	$1,315,525
	Class D Units			3,059,361	$1,162,557
Daryl Raiford, Former Executive Vice President and Chief Financial Officer	n/a	n/a	n/a	n/a	n/a
Michael Rescoe, Executive Vice President and Chief Financial Officer	REUs	1,318,267	$1,318,267
	Class B Units	1,027,397	$503,425
	Class C Units			1,027,397	$441,781
	Class D Units			1,027,397	$390,441
Gordon Wilson, President and CEO, Galileo	REUs	2,191,620	$2,191,620
	Class B Units	1,270,928	$622,755
	Class C Units			1,270,928	$546,499
	Class D Units			1,270,928	$482,953
Kenneth Esterow, President and Chief Executive Officer, GTA	REUs	2,291,620	$2,291,620
	Class B Units	624,049	$305,784
	Class C Units			624,049	$268,341
	Class D Units			624,049	$237,139
Jo-Anne Kruse, Executive Vice President, Human Resources	REUs	741,525	$741,525
	Class B Units	418,569	$205,099
	Class C Units			418,569	$179,985
	Class D Units			418,569	$159,056
Mitch Truwit, Former President and Chief Executive Officer, Orbitz Worldwide	REUs	500,000	$500,000

None of our Named Executive officers had outstanding option awards at 2006 fiscal year-end.

Option Exercises and Stock Vested in 2006

	Option Awards
				Stock Awards
	Number of Shares Acquired on Exercise (#) Cendant		Value Realized on Exercise ($) Cendant
Name				Number of Shares Acquired on Vesting (#) Travelport	Value Realized on Vesting ($) Travelport	Number of Shares Acquired on Vesting (#) Cendant		Value Realized on Vesting ($) Cendant
Jeff Clarke, President, Chief Executive Officer and Director	—		—	588,512	$588,512	n/a		n/a
Daryl Raiford, Former Executive Vice President and Chief Financial Officer	—		—	n/a	n/a	41,931	(1)	$374,318
Michael Rescoe, Executive Vice President and Chief Financial Officer	—		—	188,324	$188,324	n/a		n/a
Gordon Wilson, President and CEO, Galileo	23,654	(1)	$9,386	313,089	$313,089	59,389	(1)	$547,274
Kenneth Esterow, President and Chief Executive Officer, GTA	—		—	313,089	$313,089	50,160	(1)	$474,392
Jo-Anne Kruse, Executive Vice President, Human Resources	—		—	105,932	$105,932	42,036	(1)	$401,115
Mitch Truwit, Former President and Chief Executive Officer, Orbitz Worldwide	—		—	—	—	127,248	(1)	$1,135,999

        (1)   The disclosure in this table regarding Cendant equity securities is based on information provided by Merrill Lynch, Cendant's administrator of equity plans. If one of our Named Executive Officers transferred equity to another broker, neither we nor Merrill Lynch would have any information on exercises during the relevant time period.

Pension Benefits in 2006

        No Named Executive Officers are currently in a defined benefit plan sponsored by us or our subsidiaries and affiliates.

Nonqualified Deferred Compensation in 2006

        All amounts disclosed in this table relate to our Travelport Americas, Inc. Officer Deferred Compensation Plan. This table does not reflect any information regarding Cendant's Officer Deferred Compensation Plan.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Jeff Clarke, President, Chief Executive Officer and Director	125,000	75,000	4,576	0	204,576
Daryl Raiford, Former Executive Vice President and Chief Financial Officer	54,927	8,239	5,310	0	68,476
Michael Rescoe, Executive Vice President and Chief Financial Officer	0	0	0	0	0
Gordon Wilson, President and CEO, Galileo (a)	0	0	0	0	0
Kenneth Esterow, President and Chief Executive Officer, GTA	24,750	24,750	1,662	0	51,162
Jo-Anne Kruse, Executive Vice President, Human Resources	15,623	15,623	76	0	31,322
Mitch Truwit, Former President and Chief Executive Officer, Orbitz Worldwide	82,944	15,081	8,087	0	106,112

        (a)   Mr. Wilson participates in a United Kingdom plan that is more like a 401(k) plan and therefore is not included in this table.

Severance Arrangements

  Potential Payments Upon Termination of Employment

        The following table describes the potential payments and benefits under our compensation and benefit plans and arrangements to which the Named Executive Officers would be entitled upon termination of employment.

Potential Payments Upon Termination of Employment

Current		Cash Severance Payment	Continuation of Medical/Welfare Benefits (present value)	Acceleration and Continuation of Equity Awards (unamortized expense as of 12/31/06)	Excise Tax Gross-up	Total Termination Benefits
Jeff Clarke
•	Voluntary retirement	0	0	0	0	0
•	Involuntary termination	9,575,000	39,406	3,686,714	0	13,301,120
•	Involuntary or good reason termination after change in control (CIC)	9,575,000	39,406	7,035,505	4,566,864	21,216,775
Daryl Raiford
•	Voluntary retirement	0	0	0	0	0
•	Involuntary termination	1,696,074	103,668	0	0	1,799,742
•	Involuntary or good reason termination after change in control (CIC)	1,696,074	103,668	0	0	1,799,742
Michael Rescoe
•	Voluntary retirement	0	0	0	0	0
•	Involuntary termination	2,000,000	16,053	607,848	0	2,623,901
•	Involuntary or good reason termination after change in control (CIC)	2,000,000	16,053	1,125,871	0	3,141,924
Gordon Wilson
•	Voluntary retirement	0	0	0	0	0
•	Involuntary termination	2,546,832	173,640	607,392	0	3,327,864
•	Involuntary or good reason termination after change in control (CIC)	2,546,832	173,640	2,125,871	0	4,846,343
Kenneth Esterow
•	Voluntary retirement	0	0	0	0	0
•	Involuntary termination	1,700,000	91,914	704,392	0	2,496,306
•	Involuntary or good reason termination after change in control (CIC)	1,700,000	91,914	2,222,871	0	4,014,785
Jo-Anne Kruse
•	Voluntary retirement	0	0	0	0	0
•	Involuntary termination	1,400,000	99,048	205,508	0	1,704,556
•	Involuntary or good reason termination after change in control (CIC)	1,400,000	99,048	719,280	0	2,218,328
Mitch Truwit
•	Voluntary retirement	n/a	n/a	n/a	n/a	n/a
•	Involuntary termination	n/a	n/a	n/a	n/a	n/a
•	Involuntary or good reason termination after change in control (CIC)	n/a	n/a	n/a	n/a	n/a

        Accrued Pay and Regular Retirement Benefits.    The amounts shown in the table above do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include:

  •
  Accrued salary and vacation pay and earned but unpaid bonus.

  •
  Distributions of plan balances under our 401(k) plan and the non-qualified deferred compensation plan.

        Deferred Compensation.    The amounts shown in the table do not include distributions of plan balances under our deferred compensation plan. Those amounts are shown in the Nonqualified Deferred Compensation in 2006 Table above.

        Death and Disability.    A termination of employment due to death or disability does not entitle the Named Executive Officers to any payments or benefits that are not available to salaried employees generally.

        Involuntary and Constructive Termination and Change-in-Control Severance Pay Program.    As described above under "Severance Terms" under "—Employment Agreements," the Named Executive Officers are entitled to severance pay in the event that their employment is terminated by us without cause or if the Named Executive Officer resigns as a result of a constructive termination. The amounts shown in the table are for such "involuntary or constructive terminations" and are based on the following assumptions and provisions in the employment agreements:

  •
  Covered terminations generally. Eligible terminations include an involuntary termination for reasons other than cause, or a voluntary resignation by the executive as a result of a constructive termination.

  •
  Covered terminations following a Change in Control. Eligible terminations include an involuntary termination for reasons other than cause, or a voluntary resignation by the executive as a result of a constructive termination, following a change in control.

  •
  Definitions of Cause and Constructive Termination

  •
  A termination of an executive officer by us is for cause if it is for any of the following reasons:

  •
  The Named Executive Officer's failure substantially to perform executive's duties for a period of 10 days following receipt of written notice from us of such failure;

  •
  Theft or embezzlement of company property or dishonesty in the performance of the Named Executive Officer's duties;

  •
  Conviction which is not subject to routine appeals of right or a plea of "no contest" for (x) a felony under the laws of the United States or any state thereof or (y) a crime involving moral turpitude for which the potential penalty includes imprisonment of at least one year;

  •
  The Named Executive Officer's willful malfeasance or willful misconduct in connection with the Named Executive Officer's duties or any act or omission which is materially injurious to the our financial condition or business reputation; or

  •
  The Named Executive Officer's breach of the restrictive covenants in his/her employment agreement.

  •
  A termination by the executive officer is as a result of constructive termination if it results from:

  •
  Any material reduction in an executive's base salary or annual bonus (excluding any change in value of equity incentives or a reduction affecting substantially all similarly situated executives);

  •
  Our failure to pay compensation or benefits when due;

  •
  Material and sustained diminution to an executive's duties and responsibilities;

  •
  The primary business office for an executive being relocated by more than 50 miles (for Mr. Clarke, more than 30 miles from the city limits of Parsippany, New Jersey, New York, New York or Chicago, Illinois); or

  •
  Our election not to renew the initial employment term or any subsequent extension thereof (except as a result of the Named Executive Officer's reaching retirement age, as determined by our policy).

•
Cash severance payment. Represents, except for Mr. Clarke, the payment of 2 times the Named Executive Officer's base salary and target annual bonus plus a pro rata annual bonus for the year of termination. For Mr. Clarke, the cash severance payment represents 2.99 times his base salary and target annual bonus plus a pro rata annual bonus for the year of termination.

•
Continuation of health, welfare and other benefits. Represents the present value of coverage for two years (3 years for Mr. Clarke) following a covered termination equivalent to our current active employee medical, dental, life, long-term disability insurances, and other covered benefits.

•
Acceleration and continuation of equity awards. Represents the value of one year of accelerated vesting of the A-2, B, C and D Units held by each individual. In the case of Mr. Clarke, it represents the vesting of restricted rolled over A-2 units as well.

•
Excise tax gross-up. Upon a change in control, employees may be subject to certain excise taxes under Section 280G of the Internal Revenue Code. We have agreed to reimburse Mr. Clarke for those excise taxes as well as any income and excise taxes payable by him as a result of any reimbursements for the 280G excise taxes. The amounts in the table are based on a 280G excise tax rate of 20%, a statutory 25% federal income tax rate, a 1.45% Medicare tax rate and a 3.4% state income tax rate.

        Payments Upon Change in Control Alone.    The change in control provisions in the employment agreements are "double trigger" provisions, meaning payments are made only if the executive suffers a covered termination of employment following the change in control. Employees do not receive payments upon a change in control alone.

Compensation of Directors

        The composition of our board of directors was established by the terms of the Shareholder Agreements entered into between Blackstone and TCV (other than management) and TDS Investor (Cayman) L.P., a Cayman company, which indirectly owns 100% of our equity securities.

        Directors who are also our employees receive no separate compensation for service on the board of directors or committees of the board of directors. Non-employee directors also currently receive no separate compensation for service on the board of directors or committees of the board of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        All of our limited liability company interests are beneficial owned by TDS Investor (Cayman) L.P., a Cayman company, through its wholly-owned subsidiaries. The following table sets forth information with respect to the beneficial ownership of the Class A-1 and Class A-2 Units of TDS Investor (Cayman) L.P. as of March 1, 2007 for (i) each individual or entity known by us to own beneficially more than 5% of the Class A-1 Units of TDS Investor (Cayman) L.P., (ii) each of our Named Executive Officers, (iii) each of our directors and (iv) all of our directors and our executive officers as a group.

        The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person's ownership percentage, but not for purposes of computing any other person's percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

        Except as otherwise indicated in the footnotes below, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated Class A Units. Unless otherwise noted, the address of each beneficial owner is 400 Interpace Parkway, Building A, Parsippany, NJ 07054.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent
A-1	Blackstone Funds(1)	775,000,000	75.44%
A-1	TCV Funds(2)	125,000,000	12.17%
A-1	OEP TP Ltd.(3)	125,000,000	12.17%
A-2	Jeff Clarke (executive officer)(4)	*	*
A-2	Michael Rescoe (executive officer)(4)	*	*
A-2	Gordon Wilson (executive officer)(4)	*	*
A-2	Kenneth Esterow (executive officer)(4)	*	*
A-2	Jo-Anne Kruse (executive officer)(4)	*	*
A-2	Mitch Truwit(5)	*	*
A-2	Daryl Raiford(5)	*	*
A-2	David L. Weinberg (director nominee)(6)	125,000,000	12.17%
A-1	Paul C. Schorr IV (director)(7)	775,000,000	75.44%
A-1	Martin Brand (director)(8)	775,000,000	75.44%
A-1	William J.G. Griffith IV (director)(9)	125,000,000	12.17%
A-1	All directors and executive officers as a group (13 persons)	1,027,280,000	100.00%

*
Beneficial Owner holds less than 1% of Class A Units

(1)
Reflects beneficial ownership of 625,000,000 Class A-1 Units held by Blackstone Capital Partners (Cayman) V L.P., 92,960,731 Class A-1 Units held by BCP (Cayman) V-S L.P., 18,056,688 Class A-1 Units held by BCP V Co-Investors (Cayman) L.P., 3,230,104 Class A-1 Units held by Blackstone Family Investment Partnership (Cayman) V-A L.P.1, 33,433,051 Class A-1 Units held by Blackstone Family Investment Partnership (Cayman) V L.P. and 2,319,426 Blackstone Participation Partnership (Cayman) V L.P. (collectively, the "Blackstone Funds"), as a result of the Blackstone Funds' ownership of interests in TDS Investor (Cayman) L.P., for each of which Blackstone LR Associates (Cayman) V Ltd. is the general partner having voting and investment power over the Class A-1 Units held or controlled by each of the Blackstone Funds. Messrs. Schorr and Brand are directors of Blackstone LR Associates (Cayman) V Ltd. and as such may be deemed to share beneficial ownership of the Class A-1 Units held or controlled by the Blackstone Funds. The address of Blackstone LR Associates (Cayman) V Ltd. and the The Blackstone Group Funds is c/o The Blackstone Group L.P., 345 Park Avenue, New York, New York 10154.

(2)
Reflects beneficial ownership of 124,021,890 Class A-1 Units held by TCV VI (Cayman), L.P. and 978,110 Class A-1 Units held by TCV Member Fund (Cayman), L.P. (collectively, the "TCV Funds"), both funds fully owned by Technology Crossover Ventures. The address of Technology Crossover Ventures and the TCV Funds is c/o Technology Crossover Ventures, 528 Ramona Street, Palo Alto, California 94301.

(3)
The address of OEP TP Ltd. is c/o One Equity Partners, 320 Park Avenue, 18th Floor, New York, NY 10022.

(4)
The units of TDS Investor (Cayman) L.P. consist of Class A-1 and A-2 Units, Class B Units, Class C Units and Class D Units. As of March 1, 2007, all of the issued and outstanding Class A-1 Units were held by the Blackstone Funds, the TCV Funds and OEP TP Ltd. Certain of our executive officers hold Class A-2 Units, which generally have the same rights as Class A-1 Units, subject to restrictions and put and call rights applicable only to units held by employees. In addition, certain of our executive officers hold Restricted Equity Units, which upon the occurrence of certain specified future events may vest into Class A-2 Units, which when vested will generally have the same rights as Class A-1 Units, subject to restrictions and put and call rights applicable only to units held by employees. Class B Units, Class C Units and Class D Units, which are subject to different vesting schedules and other conditions including certain transfer restrictions and put and call rights applicable only to management holders as described above under "—Our Equity Incentive Plan" are held exclusively by members of our management and do not entitle the holder to voting rights.

(5)
Mr. Truwit and Mr. Raiford no longer serve as executive officers.

(6)
Mr. Weinberg, a director nominee of Travelport Limited, the parent guarantor, and TDS Investor (Cayman) L.P., is a senior operating partner of One Equity Partners. Amounts disclosed for Mr. Weinberg are also included in the amounts disclosed for OEP TP Ltd. Mr. Weinberg disclaims beneficial ownership of any shares owned directly or indirectly by OEP TP Ltd.

(7)
Mr. Schorr, a director of Travelport Limited, the parent guarantor, and TDS Investor (Cayman) L.P., is a Senior Managing Director of The Blackstone Group. Amounts disclosed for Mr. Schorr are also included in the amounts disclosed for the Blackstone Funds. Mr. Schorr disclaims beneficial ownership of any shares owned directly or indirectly by the Blackstone Funds.

(8)
Mr. Brand, a director of Travelport Limited, the parent guarantor, and TDS Investor (Cayman) L.P., is a Principal of The Blackstone Group. Amounts disclosed for Mr. Brand are also included in the amounts disclosed for the Blackstone Funds. Mr. Brand disclaims beneficial ownership of any shares owned directly or indirectly by the Blackstone Funds.

(9)
Mr. Griffith, a director of Travelport Limited and TDS Investor (Cayman) L.P., is a General Partner of Technology Crossover Ventures. Amounts disclosed for Mr. Griffith are also included in the amounts disclosed for the TCV Funds. Mr. Griffith disclaims beneficial ownership of any shares owned directly or indirectly by the TCV Funds.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Agreements with Avis Budget, Wyndham Worldwide and Realogy

        We have entered into a Separation and Distribution Agreement, a Transition Services Agreement and several other agreements with Avis Budget, Wyndham Worldwide and Realogy that effected the separation of Wyndham Worldwide and Realogy from Cendant and provide a framework for our relationships with Avis Budget, Wyndham Worldwide and Realogy going forward. These agreements govern the relationships among us, Avis Budget, Wyndham Worldwide and Realogy and provide for the allocation among us, Avis Budget, Wyndham Worldwide and Realogy of Cendant's assets, liabilities and obligations attributable to periods prior to the respective separations of each of the businesses from Cendant.

Separation and Distribution Agreement

        The Separation and Distribution Agreement sets forth our agreements with Avis Budget, Wyndham Worldwide and Realogy regarding the principal transactions that were necessary to separate us from Cendant. It also sets forth other agreements that govern certain aspects of our relationship with Avis Budget, Wyndham Worldwide and Realogy after the completion of Cendant's separation plan.

        Transfer of Assets and Assumption of Liabilities.    The Separation and Distribution Agreement identifies assets to be transferred, liabilities to be assumed and contracts to be assigned to each of us, Avis Budget, Wyndham Worldwide and Realogy as part of the separation of Cendant into four companies, describes when and how these transfers, assumptions and assignments will occur. In particular, the Separation and Distribution Agreement provides that, subject to the terms and conditions contained in the Separation and Distribution Agreement:

  •
  All of the assets and liabilities (including whether accrued, contingent or otherwise) primarily related to the business and operations of Cendant's Travel Distribution Services segment were retained by or transferred to us or one of our subsidiaries;

  •
  All of the assets and liabilities (including whether accrued, contingent or otherwise) primarily related to the business and operations of Cendant's Real Estate Services segment, Hospitality Services (including Timeshare Resorts) segment and Vehicle Rental segment were retained by or transferred to, respectively, Realogy or one of its subsidiaries, Wyndham Worldwide or one of its subsidiaries or Avis Budget or one of its subsidiaries;

  •
  Liabilities (including whether accrued, contingent or otherwise) related to, arising out of or resulting from businesses of Cendant that were previously terminated or divested were allocated among the parties to the extent formerly owned or managed by or associated with such parties or their respective businesses;

  •
  Each party assumed or retained any liabilities relating to its employees in respect of the period prior to, on or following the effective time of the Separation and Distribution Agreement; and

  •
  Realogy assumed 62.5% and Wyndham Worldwide assumed 37.5% of certain historical, contingent and other corporate liabilities of Cendant or its subsidiaries, which are not primarily related to any of the respective businesses of Travelport, Realogy, Wyndham Worldwide or Avis Budget's Vehicle Rental business. The Separation and Distribution Agreement provides that as of the completion of the Acquisition, we have no liability or responsibility for these types of liabilities.

        Except as expressly set forth in the Separation and Distribution Agreement or any ancillary agreement, all assets were transferred on an "as is," "where is" basis and the respective transferees bear the economic and legal risks that (i) any conveyance proves to be insufficient to vest in the transferee good title, free and clear of any security interest and (ii) any necessary consents or governmental approvals are not obtained or that any requirements of laws or judgments are not complied with.

        Information in this prospectus with respect to the assets and liabilities of the parties following the completion of Cendant's separation plan is presented based on the allocation of such assets and liabilities pursuant to the Separation and Distribution Agreement, unless the context otherwise requires. Certain of the liabilities and obligations to be assumed by one party or for which one party will have an indemnification obligation under the Separation and Distribution Agreement and the other agreements relating to the separation are, and following the separation may continue to be, the legal or contractual liabilities or obligations of another party. Each such party that continues to be subject to such legal or contractual liability or obligation will rely on the applicable party that assumed the liability or obligation or the applicable party that undertook an indemnification obligation with respect to the liability or obligation, as applicable, under the Separation and Distribution Agreement, to satisfy the performance and payment obligations or indemnification obligations with respect to such legal or contractual liability or obligation.

        Further Assurances.    To the extent that any transfers contemplated by the Separation and Distribution Agreement were not consummated on or prior to the date of the applicable Spin-Off or Acquisition, the parties agreed to cooperate to effect such transfers as promptly as practicable following the date of the applicable separation. In addition, each of the parties agreed to cooperate with each other and use commercially reasonable efforts to take or to cause to be taken all actions, and to do, or to cause to be done, all things reasonably necessary under applicable law or contractual obligations to consummate and make effective the transactions contemplated by the Separation and Distribution Agreement and the ancillary agreements.

        The Financings.    Under the Separation and Distribution Agreement, we, Wyndham Worldwide and Realogy incurred indebtedness, the proceeds of which were utilized by Avis Budget to repay its existing corporate indebtedness. The indebtedness that we incurred in this regard under an interim credit facility was repaid in full prior to the completion of the Acquisition.

        Intercompany Accounts.    The Separation and Distribution Agreement provides that, subject to any provisions in the Separation and Distribution Agreement or any ancillary agreement to the contrary, prior to the Spin-Offs and the completion of the Acquisition, as the case may be, intercompany accounts were settled as set forth in the Separation and Distribution Agreement, and such balances are no longer outstanding.

        Releases and Indemnification.    Except as otherwise provided in the Separation and Distribution Agreement or any ancillary agreement, each party released and forever discharged each other party and its respective subsidiaries and affiliates from all liabilities existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the separation from Cendant of any such parties. The releases do not extend to obligations or liabilities under any agreements between the parties that remain in effect following the completion of Avis Budget's separation plan pursuant to the Separation and Distribution Agreement or any ancillary agreement.

        In addition, the Separation and Distribution Agreement provides for cross-indemnities principally designed to place financial responsibility for the obligations and liabilities of our business with us and financial responsibility for the obligations and liabilities of Avis Budget's business, Wyndham Worldwide's business and Realogy's business with Avis Budget, Wyndham Worldwide and Realogy, respectively. Specifically, each party will, and will cause its subsidiaries and affiliates to, indemnify, defend and hold harmless the other parties, their respective affiliates and subsidiaries and each of their respective officers, directors, employees and agents for any losses arising out of or otherwise in connection with certain matters, including the liabilities each such party assumed or retained pursuant to the Separation and Distribution Agreement and any breach by such party of the Separation and Distribution Agreement.

        Legal Matters.    Each party to the Separation and Distribution Agreement assumed the liability for, and control of, all pending and threatened legal matters related to its own business or assumed or retained liabilities and will indemnify the other parties for any liability arising out of or resulting from such assumed legal matters.

        Each party to a claim agreed to cooperate in defending any claims against two or more parties for events that took place prior to, on or after the date of the separation of such party from Cendant.

        Employee Matters.    The Separation and Distribution Agreement allocates liabilities and responsibilities relating to employee compensation and benefit plans and programs and other related matters in connection with the separation of Cendant including the treatment of certain outstanding and long-term incentive awards, existing deferred compensation obligations and certain retirement and welfare benefit obligations. The Separation and Distribution Agreement provides that Realogy and Wyndham Worldwide (but, for the purpose of clarity, not us) will guarantee each other's obligations (as well as Avis Budget's) under our respective deferred compensation plans for amounts deferred in respect of 2005 and earlier years. Pursuant to the Separation and Distribution Agreement, outstanding Cendant stock options and restricted stock unit awards were equitably adjusted in connection with each Spin-Off.

        Insurance.    The Separation and Distribution Agreement provides for the allocation among the parties of benefits under existing insurance policies for occurrences prior to each separation and sets forth procedures for the administration of insured claims. In addition, the agreement allocates among the parties the right to proceeds and the obligation to incur deductibles under certain insurance policies. As of completion of the Acquisition, we (and our officers and directors) no longer have benefits under Cendant's directors and officers insurance policies and error and omissions run-off insurance policies.

        Dispute Resolution.    In the event of any dispute arising out of the Separation and Distribution Agreement, the general counsels of the parties will negotiate for a reasonable period of time to resolve any disputes among the parties. If the parties are unable to resolve disputes in this manner, the disputes will be resolved through binding arbitration.

        Other Matters Governed by the Separation and Distribution Agreement.    Other matters governed by the Separation and Distribution Agreement include access to financial and other information, intellectual property, confidentiality, access to and provision of records and treatment of outstanding guarantees and similar credit support.

Transition Services Agreement

Transition Services Provided by Avis Budget and the Other Separated Companies to Us

        On July 27, 2006, we entered into a Transition Services Agreement with Avis Budget, Wyndham Worldwide and Realogy to provide for an orderly transition to being an independent company. Under the Transition Services Agreement, Avis Budget, Wyndham Worldwide and Realogy agreed to provide us with various services, including services relating to human resources and employee benefits administration, corporate real estate, payroll, financial systems management, treasury and cash management, telecommunications and information technology.

        Under the Transition Services Agreement, the cost of each transition service generally reflects the same payment terms and will be calculated using the same cost allocation methodologies for the particular service as those associated with the costs on our historical financial statements. The cost of each transition service is based on either a flat fee or an allocation (based on size or usage) of the cost incurred by the company providing the service. The Transition Services Agreement was negotiated in the context of a parent-subsidiary relationship and in the context of the separation of Cendant into four independent companies. Unless specifically indicated below, all services provided under the Transition Services Agreement were provided for a specified period of time, and the parties' abilities to terminate those services in advance without penalty is limited. After the expiration of the arrangements contained in the Transition Services Agreement, we may not be able to replace these services in a timely manner or on terms and conditions, including cost, as favorable as those we have received from Avis Budget or one of the separated companies. We have developed a plan to increase our own internal capabilities to reduce our reliance on Avis Budget, Wyndham Worldwide and Realogy for these services. We have the right to receive reasonable information with respect to the charges to us by Avis Budget and other service providers for transition services provided by them.

        The following sets forth a summary of the services provided to us by Avis Budget, Wyndham Worldwide and Realogy under the Transition Services Agreement and the manner of allocation of costs to us for these services. Also set forth is a description of payments made for such services for the preceding three fiscal years. We believe these allocations approximate the actual costs to provide these services.

  Human Resources and Employee Benefits Administration

        Upon completion of the Acquisition, we established our own 401(k), life insurance and accidental death and dismemberment insurance benefit plans, among others. Under the Transition Services Agreement, Avis Budget provided human resources and employee benefits services to support both our existing and newly established plans and programs until December 31, 2006. Avis Budget allocated certain of the costs of human resources services (other than those costs related to human resource-related technology solutions) to us based on the number of our employees. After the completion of the Acquisition, these costs were allocated to us in this manner under the Transition Services Agreement. For 2005 and 2004, Avis Budget allocated the costs of human resource-related technology solutions to us through our share of Avis Budget's general corporate overhead, which is discussed below. Following the completion of the Acquisition, these costs were allocated to us based on the number of our employees. Our allocated share of the costs of these services was approximately $594,000 in 2006, approximately $419,000 in 2005 and approximately $364,000 in 2004.

  Payroll

        Avis Budget provides us with payroll management services. Under the Transition Services Agreement, Avis Budget will continue to provide such services through June 30, 2007. In addition, the Transition Services Agreement includes provisions for tax filings and the distribution of W-2s to our employees for the 2006 tax year. Avis Budget has allocated the costs of payroll management services to us based on the number of our employees. These costs are allocated to us in this manner under the Transition Services Agreement. In addition, we paid Avis Budget a one-time management fee of $50,000 to manage the transition of our payroll processing after completion of the Acquisition. Our allocated share of the costs of these services was approximately $186,000 in 2006, approximately $162,000 in 2005 and approximately $187,000 in 2004.

  Financial Systems Management

        Avis Budget provided us with financial systems software support. Under the Transition Services Agreement, Avis Budget provided us with financial systems software support for a period of six months from the completion of the Acquisition. For the period January 1, 2006 through August 22, 2006 and fiscal years 2005 and 2004, Avis Budget allocated the cost of these services to us through our share of Avis Budget's general corporate overhead, which is discussed below. Upon the completion of the Acquisition, these costs were allocated to us under the Transition Services Agreement at agreed upon rates based on historical costs and usages. Since the completion of the Acquisition, we have acquired new licenses for software licensed from third parties to operate our financial management systems.

  Telecommunications and Information Technology Services

        We receive or use (i) telecommunications services, including our local and long distance rate per minute charges pursuant to arrangements Avis Budget has with third-party providers and (ii) certain information technology support, software, hardware and services, primarily at or from our data center in

Greenwood Village, Colorado, and generally through contracts with its third party licensors and hardware and service providers. We continue to receive telecommunications services under the Transition Services Agreement pursuant to the arrangements Avis Budget has with third party telecommunications service providers until the earlier of the expiration of third party contracts or the establishment of direct contractual relationships with service providers. Avis Budget and its third party providers will continue providing information technology services, including support, software, hardware and services, under the Transition Services Agreement for a period of up to two years from the completion of the Acquisition. Subject to any potential third party contractual limitations and/or termination restrictions or penalties, we may terminate the provision of these services upon 90 days' prior written notice to Avis Budget. In such event, we would be responsible for the repayment to Avis Budget of any unamortized computer hardware service charges and software charges and other associated transition and early termination payments. Avis Budget has allocated the costs for these services to us based on our actual or historical usage and pre-determined rates and the level of support we receive from Avis Budget and its service providers. Upon the completion of the Acquisition, these costs are allocated to us in this manner under the Transition Services Agreement. Our allocated share of the costs for these services was approximately $62 million in 2006, approximately $93 million in 2005 and approximately $93 million in 2004.

  Treasury and Cash Management

        Avis Budget provided us with our treasury and cash management services. For the period January 1, 2006 to August 23, 2006 and fiscal years 2005 and 2004, Avis Budget allocated the costs of these services to us through our share of Avis Budget's general corporate overhead, which is discussed below, and also based on resources used and time spent in providing such services. Since the completion of the Acquisition, we have generally maintained the resources within our own operations to provide these services.

  Corporate Real Estate

        Avis Budget provided us with corporate real estate services, including construction management and finance services. After the completion of the Acquisition, Wyndham Worldwide will provide certain of these services to us until June 30, 2007. Avis Budget has allocated the costs of these services to us based on the number of locations and related square footage we maintain. There are no additional costs for these services after the completion of the Acquisition. Our allocated share of costs for these services was approximately $237,000 for the period January 1, 2006 through August 22, 2006 and approximately $252,000 and $209,000 in 2005 and 2004, respectively.

  Media Services

        Avis Budget provided us with media planning and advertising buying services. We pay advertising costs directly to the third-party vendors. In addition, Avis Budget allocated the costs of managing these third-party vendor agreements to us through our share of Avis Budget's general corporate overhead, which is discussed below. Realogy will continue to provide these services to us through 2007 on similar economic terms. We will need to negotiate our own agreements with media vendors following the expiration of Realogy's provision of the services.

  Public and Regulatory Affairs

        Avis Budget provided us with public and regulatory affairs services, including governmental affairs. Realogy will continue to provide us with these services until December 31, 2007. Avis Budget allocated the costs of these services to us through our share of Avis Budget's general corporate overhead, which is discussed below. These costs are now allocated to us based on our historical usage and pre-determined rates.

  Facilities

        Avis Budget provided us with facilities services, including space planning and property management, until December 31, 2006. Avis Budget allocated the costs of these services to us through our share of Avis Budget's general corporate overhead, which is discussed below. After the completion of the Acquisition, there was no additional cost for these services.

  Records Management

        Avis Budget provides us with records management services, including storage, maintenance and destruction of records and documents. Avis Budget allocates the cost of these of these services to us through our share of Avis Budget's general corporate overhead, which is discussed below. Following the completion of the Acquisition, Avis Budget continues to provide these services to us for so long as the documents are required to be retained in accordance with applicable law and Avis Budget's document retention policy. These costs are allocated to us based on our historical usage and pre-determined rates.

Transition Services Provided by Us to Avis Budget and the Other Separated Companies

        In connection with Avis Budget's separation plan, certain operations previously provided by Avis Budget to us and to Avis Budget's other subsidiaries will be transferred to our company. These operations include certain aspects of the corporate facilities, security, real estate and treasury functions. As a result, pursuant to the Transition Services Agreement, we will provide these services to Avis Budget, Wyndham Worldwide and Realogy for a period of time following the completion of the Spin-Offs and the Acquisition as described below.

  Facilities

        We provided Realogy, Wyndham Worldwide and Avis Budget with facilities services, including space planning, security and property management, until December 31, 2006. There was no additional cost for these services under the Transition Services Agreement.

  Corporate Real Estate

        We provide Wyndham Worldwide with certain corporate real estate services, including transaction and construction management services, until June 30, 2007. There is no additional cost for these services under the Transition Services Agreement.

  Treasury and Cash Management

        We provided Avis Budget with certain treasury and cash management services on an as-needed basis through January 31, 2007. There was no additional cost for these services under the Transition Services Agreement.

  Hosting Services

        We provided Avis Budget, Realogy and Wyndham Worldwide with hosting services for their employee travel discount website through December 31, 2006. There was no additional cost for these services under the Transition Services Agreement.

  Collocation and Data Center Facilities

        We will provide Realogy, Wyndham Worldwide and Avis Budget with collocation and facilities services in our Denver data center following the Acquisition for a term of up to five years, with Realogy and Wyndham Worldwide having the right to terminate after three years without penalty. Avis Budget will have the right to renew the agreement for an additional five-year term. Each separated entity is charged for these services utilizing a calculation based on allocation of floor space and equipment used within the data center.

  Telecommunications Professional Services

        We will provide Avis Budget with certain professional services to assist it in providing telecommunications operations to support Wyndham Worldwide and Realogy pursuant to the Transition Services Agreement through March 31, 2007. There generally will be no additional cost for these services under the Transition Services Agreement.

Allocation of Certain Costs

  True-Up

        With respect to certain of the services described above, if the actual cost to the service provider of providing such services is different than the costs allocated to a service recipient pursuant to the Transition Services Agreement, the service provider or service recipient, as applicable, will reimburse the other party so that the amount ultimately paid for such services reflects the actual cost.

  Early termination

        Should a service recipient terminate its use of a shared transitional service before the end of the applicable term, such service recipient will bear any resulting termination costs (including related severance costs) so that no other service recipient bears any increased expense as a result of this early termination.

Commercial Intercompany Arrangements with Avis Budget, Wyndham Worldwide and Realogy

        In addition to the Separation and Distribution Agreement and the Transition Services Agreement, we have commercial arrangements with Avis Budget's other business units only in limited circumstances. The arrangements we have that continued after the completion of the Acquisition are described below. In connection with these arrangements, we recorded net revenue of approximately $34 million, $30 million and $40 million during 2006, 2005 and 2004, respectively. Although we believe that these agreements are substantially similar to those we would have entered into with unaffiliated third parties, there can be no assurance that the terms of these agreements are the same or more or less favorable than the terms we might have received from unaffiliated third parties.

Corporate Relocation Services Agreement

        We have agreed to continue to outsource to Realogy our employee relocation services, including relocation policy management, household goods moving services and departure and destination real estate related services. Pursuant to such agreement, we will pay a fee to Realogy for each relocating employee as well as reimbursement for direct costs associated with the relocation. This agreement will continue indefinitely, unless terminated earlier by either party in accordance with the terms of the agreement.

Commercial Real Estate Brokerage Agreement

        We have agreed to continue to utilize Realogy's commercial real estate brokerage network on a non-exclusive basis to provide certain real estate related services, such as transaction management, acquisition and disposition services, broker price opinions, renewal due diligence and portfolio review. This agreement extends for an initial term of three years, unless terminated earlier in accordance with the terms of the agreement. Realogy is not compensated directly for commercial real estate brokerage transactions which utilize its franchisees; however, it does receive revenue in the form of royalty payments made by its commercial real estate brokerage franchisees on such transactions. In certain circumstances, its owned brokerage operations may provide the ultimate service.

Real Estate Affinity Agreement

        We have agreed to continue to market Realogy's brokerage and settlement services and products to our customers and employees through various forms of advertising and media, including but not limited to brochures, newsletters and presentations at various conferences. This agreement extends for an initial term of three years unless terminated earlier in accordance with the terms of the agreement.

Corporate Travel Agreement

        Travelport for Business has agreements with Avis Budget, Realogy and Wyndham Worldwide pursuant to which they have agreed to continue to utilize our corporate travel management services, which include full-service ticketing and fulfillment services, a custom-configured corporate online booking tool and access to a corporate travel call center. The agreements extend for an initial term of three years, unless terminated earlier by either party in accordance with the terms of the agreement.

Car Rental Rate Agreements

        We have agreed to designate Avis Budget's car rental brands, Avis and Budget, as the primary and secondary suppliers, respectively, of car rental services for our employees. These agreements provide for negotiated car rental rates and discounts for both business and leisure travel on a worldwide basis. The agreements extend for an initial term of three years, unless terminated earlier by either party in accordance with the terms of the agreement.

Distribution Agreements

        Certain of our subsidiaries have agreements with Wyndham Worldwide pursuant to which Wyndham Worldwide provides us with certain of its products and services, such as hotel room inventory from its lodging business and inventory from its vacation exchange and rental business, for distribution through our various distribution channels, including Galileo. Generally, these agreements extend for an initial term of one to four years, unless terminated earlier in accordance with the terms of the applicable agreement.

        Certain of our subsidiaries have agreements with Avis Budget pursuant to which Avis Budget provides us with car rental rates for distribution through our various distribution channels, including Galileo, and tour package programs. Under the agreements with Galileo, Avis Budget pays us a negotiated fee for each net reservation booked through the Galileo GDS. The initial term of these agreements ends on December 31, 2009, but will continue thereafter unless terminated by the parties in accordance with the terms of the applicable agreement.

Promotion Agreements

        We have agreements with Wyndham Worldwide pursuant to which Wyndham Worldwide's hotel and vacation ownership business can promote its products and services to customers accessing our various consumer travel websites. These agreements generally extend for one year unless terminated earlier in accordance with the terms of the applicable agreement.

Reservation Services Agreements

        We provide certain reservation support services, such as GDS subscriber access, airline ticketing and foreign language reservation services, to certain subsidiaries of Wyndham Worldwide. Generally, these agreements extend for an initial term of one to three years unless terminated earlier in accordance with the terms of the applicable agreement.

Commercial Intercompany Arrangements with Former Avis Budget Affiliates

Marketing Services Division

        In October 2005, Avis Budget sold the companies that made up its Marketing Services Division businesses ("MSD"). We are a party to a number of commercial arrangements with the MSD companies pursuant to which we each provide the other with certain services and each market or otherwise make available certain of our products and services to customers of the other. Marketing arrangements include (i) marketing agreements pursuant to which MSD may market their products and services to customers of our B2C businesses through several channels; (ii) a Galileo distribution agreement pursuant to which MSD uses Galileo's GDS to make air, hotel and vehicle rental reservations; (iii) a platform services agreement pursuant to which we pay for certain of MSD's platform hosting costs and agree to provide a travel club technology platform if we choose to develop one; and (iv) a fulfillment services agreement pursuant to which we provide ticketing and other travel fulfillment services to MSD. The initial terms of these agreements generally extend for five to six years, unless terminated by either party in accordance with the terms of those agreements. With respect to the marketing arrangements, MSD typically pays us commissions, either based on customers referred or products and services sold. With respect to the Galileo GDS agreement, we pay MSD an inducement payment for each net booking made by MSD through our GDS, and MSD pays us management fees for access to our GDS and the equipment, software and services provided. With respect to the fulfillment services agreement, MSD pays us fees based on services used plus a share of revenue from reservations of select hotel accommodations and tour packages. In addition, prior to the sale of MSD, we shared space and services with MSD in certain U.S. locations. We continue such an arrangement with respect to our Nashville, Tennessee location pursuant to a sublease agreement expiring on October 13, 2006 and our Englewood, Colorado location pursuant to a sublease agreement expiring on April 30, 2010.

Wright Express

        In February 2005, Avis Budget completed the initial public offering of 100% of the outstanding common stock of its wholly owned Wright Express subsidiary. We are a party to an agreement with Wright Express under which Wright Express provides us with a MasterCard rotating account program. Under this agreement, our subsidiaries and affiliates may participate in the program for their purchasing needs, particularly their online reservation systems. Wright Express receives a commission from the vendor for all purchases made on any rotating accounts, and Wright Express pays us a rebate based on the purchase volume for all the participating subsidiaries and affiliates on the program. The term of the agreement extends through September 23, 2007.

Other Intercompany Relationships among Avis Budget, Wyndham Worldwide, Realogy and Us

Intercompany Balances

        We had an intercompany balance due from Avis Budget, which equaled approximately $874 million and $395 million as of December 31, 2005 and 2004, respectively. Such balance was settled pursuant to the Separation and Distribution Agreement, and such balance is no longer outstanding. See "—Agreements with Avis Budget, Wyndham Worldwide and Realogy" and "—Separation and Distribution Agreement."

Subleases and Related Guarantees

        Our real estate portfolio spans across 40 countries and consists of approximately 1.9 million square feet of office space pursuant to over 155 lease agreements.

        Avis Budget allocated to us the cost of occupying approximately 55,000 rentable square feet within the Seven Sylvan Way complex for our corporate operations in Parsippany, New Jersey through November 17, 2006. We paid Avis Budget for rent and other services, such as access to the cafeteria, maintenance and security. Our rent and related costs under this agreement was approximately $1 million for the period January 1, 2006 to August 22, 2006, $1.3 million in 2005 and $1.3 million in 2004. In connection with Avis Budget's separation plan, this lease was assigned to Wyndham Worldwide. We entered into a short-term sublease arrangement with Wyndham Worldwide pursuant to which they charged us our pro rata share of costs which totalled $739,000 for the period August 23, 2006 to November 17, 2006, when we vacated the space. In addition, we entered into a sublease arrangement with Realogy pursuant to which we subleased space at the 1 Campus Drive, Parsippany, New Jersey offices. This space was Cendant Corporation's headquarters, a portion of which we occupied and for which we were charged rent and related facility costs. In connection with Avis Budget's separation plan, this lease was assigned to Realogy. Our proportionate share of annual costs (rent and facility charges) was approximiately $152,000 in 2006. We no longer occupy this space.

        In addition, we currently share space under subleases with Wyndham Worldwide, Avis Budget and Realogy, including office space in Bassersdorf, Switzerland, Brussels, Belgium, Singapore, Melville, NY and Rosemont, IL.

        Avis Budget remains liable to landlords for all lease obligations pursuant to either guarantee agreements or the assignment provision of those leases assigned by Avis Budget to us, unless expressly released from such liability by the relevant landlord. Estimated liabilities associated with these obligations will be declined over an average term of five years.

Preferred Alliance with Suppliers

        We participated in Avis Budget's preferred alliance programs pursuant to which we designate to third parties various suppliers for particular goods and services. In connection with such programs, Avis Budget may earn a commission on goods and services purchased from certain preferred vendors under those programs.

        Third party agreements where we, and not Avis Budget or one of its other affiliates, are the primary participant to the relevant agreement were assigned to us by Avis Budget prior to our separation from Avis Budget. Third party agreements where both we and other Avis Budget companies are covered by a single agreement were assigned to us or amended to enable us to become a party to a separate but identical agreement with the third party vendor. For the period January 1, 2006 through August 22, 2006 and the years 2005 and 2004, Avis Budget allocated the costs of administration of the preferred alliance programs to us through our share of Avis Budget's general corporate overhead, which is discussed below.

Insurance

        Prior to completion of the Acquisition, we paid Avis Budget for a variety of insurance policies. These insurance policies included executive risk coverage, property and casualty, workers compensation, umbrella liability insurance and losses from crime. Avis Budget allocated the costs of the insurance policies to us based on exposure criteria, including the number of our employees, revenue, losses and property values. We purchased our own insurance policies upon completion of the Acquisition. Our insurance is not significantly more expensive than the insurance costs allocated to us by Avis Budget. Our allocated share of the costs of insurance policies was approximately $3 million for the period January 1, 2006 to August 23, 2006, approximately $4 million in 2005 and approximately $3 million in 2004. In addition, costs for our directors and officers insurance in 2005 and 2004 were included in our share of Avis Budget's general corporate overhead, which is discussed below. Our annual costs for insurance policies increased to approximately $6 million from approximately $5 million, primarily due to our incurring the full cost of our own directors and officers insurance and fiduciary liability insurance.

General Corporate Overhead

        In addition to the services discussed above for which costs are directly allocated to us by Avis Budget, certain corporate services were charged to us through Avis Budget's general corporate overhead allocation, which was calculated based on a percentage of our revenue. These services include certain of the services discussed above, some of which will be provided to us as transition services for a period of time following our separation from Avis Budget and services, such as corporate purchasing, that we will have to secure for ourselves following the end of the transition services period. Our share of the general corporate overhead was approximately $22 million for the period January 1, 2006 through August 22, 2006, and $27.2 million and $22.1 million in 2005 and 2004, respectively. We will continue to pay 20% of Avis Budget's general corporate overhead, which is estimated to be approximately $50,000 per month in 2007 based upon the amounts charged in 2006.

Agreements Between Our Company and the Sponsors

Advisory Agreement

        As of the closing of the Transactions, we entered into an Advisory Agreement with an affiliate of the Sponsor and an affiliate of TCV pursuant to which such entities or their affiliates provide monitoring, advisory and consulting services. Pursuant to an investment and cooperation agreement dated as of December 7, 2006, OEP also became subject to and entitled to the benefits of such Advisory Agreement. Pursuant to such agreement, affiliates of the Sponsor and an affiliate of TCV receive an aggregate annual monitoring fee equal to approximately $2.3 million for the year ended December 31, 2006, and together with an affiliate of OEP, share the greater of $5 million or 1% of adjusted EBITDA (as defined in the credit agreement governing our senior secured credit facility) for each year thereafter. Affiliates of the Sponsor and TCV also received reimbursement for out-of-pocket expenses incurred by them or their affiliates in connection with the Transactions prior to the closing date and in connection with the provision of services pursuant to the agreement. In addition, pursuant to such agreement, an affiliate of the Sponsor and an affiliate of TCV also received transaction fees of $45 million, which amount is contained within the $4,179 million purchase price discussed under "The Transactions—Sources and Uses," in connection with services provided by the Sponsor and its affiliates related to the Transactions. The Advisory Agreement includes customary exculpation and indemnification provisions in favor of the Sponsor and its affiliates.

Shareholder Agreements

        In connection with our sale by Cendant, TDS Investor (Cayman) L.P. entered into Shareholder Agreements with Blackstone and TCV. The Shareholder Agreements contain agreements among the parties with respect to the election of our directors and the directors of our parent companies, restrictions on the issuance or transfer of shares, including tag-along rights and drag-along rights, other special corporate governance provisions (including the right to approve various corporate actions) and registration rights (including customary indemnification provisions).

Other Agreements

        The Sponsor is currently negotiating a master hotel participation agreement with our B2C businesses on behalf of certain of its portfolio companies that operate in the hotel industry (including La Quinta, Extended Stay America, Homestead Studio Suites Hotels and LXR Luxury Resorts). This agreement is not yet signed, but our B2C businesses currently have individual agreements with certain of these portfolio companies.

DESCRIPTION OF OTHER INDEBTEDNESS

Existing Senior Secured Credit Facilities

Overview

        We entered into, and subsequently amended, a senior secured credit agreement with UBS AG, Stamford Branch, as administrative agent and a letter of credit issuer, UBS Loan Finance LLC, as swing line lender, Credit Suisse Securities (USA) LLC, as syndication agent, and UBS Securities LLC, Lehman Brothers Inc., and Credit Suisse Securities (USA) LLC as joint lead arrangers and bookrunners, Lehman Brothers Inc., Citicorp Global Markets, Inc. and Deutsche Bank AG New York York Branch, as co-documentation agents, and the lenders from time to time party thereto.

        The senior secured credit facilities provide senior secured financing of $2,600 million, consisting of:

  •
  a $2,200 million term loan facility (which will include U.S. dollar-denominated and euro-denominated subfacilities);

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  a $275 million revolving credit facility (which will include U.S. dollar-denominated and euro and sterling-denominated subfacilities); and

  •
  a $125 million synthetic letter of credit facility.

        Travelport LLC, which is referred to in this section as the Borrower, is the borrower under the senior secured credit facilities. The revolving credit facility includes borrowing capacity available for letters of credit and for short-term borrowings referred to as the swingline borrowings.

Interest Rate and Fees

        Borrowings under the U.S. term loan facility bear interest at LIBOR plus 3.00% with respect to the dollar-denominated facility, and EURIBOR plus 2.75 with respect to Euro-denominated facility. Borrowings under the $275 million revolving credit facility bear interest at LIBOR plus 2.75%.

        Under the $125 million synthetic letter of credit facility, we must pay a facility fee equal to the applicable margin under the dollar-denominated term loan facility on the amount on deposit. The applicable margin for dollar-denominated borrowings under the term loan facility, the revolving credit facility and the synthetic letter of credit facility may be reduced subject to our attaining certain leverage ratios.

        In addition to paying interest on outstanding principal under the senior secured credit facilities, we will be required to pay a commitment fee to the lenders under the revolving credit facility in respect of the unutilized commitments thereunder. The initial commitment fee rate is 0.50% per annum. The commitment fee rate may be reduced subject to our attaining certain leverage ratios. We will also be required to pay customary letter of credit fees.

Prepayments

        The senior secured credit agreement requires us to prepay outstanding term loans, subject to certain exceptions, with:

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  50% (which percentage will be reduced to 25% and 0% subject to our attaining certain leverage ratios) of our annual excess cash flow;

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  100% of the net cash proceeds of all nonordinary course asset sales or other dispositions of property by the Parent Guarantor and its restricted subsidiaries (including insurance and condemnation proceeds), if we do not reinvest those net cash proceeds in assets to be used in our business or to make certain other permitted investments (a) 15 months of the receipt of such net cash proceeds or (b) if we commit to reinvest such net cash proceeds within 15 months of the receipt thereof, within 180 days of the date of such commitment; and

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  100% of the net proceeds of any incurrence of debt by the Parent Guarantor or any of its restricted subsidiaries, other than debt permitted under the senior secured credit agreement.

        The foregoing mandatory prepayments will be applied to installments of the term loan facility in direct order of maturity.

        We may voluntarily repay outstanding loans under the senior secured credit facilities at any time without premium or penalty, other than customary "breakage" costs with respect to LIBOR loans.

Amortization

        We are required to repay installments on the loans under the term loan facility in quarterly installments in aggregate annual amounts equal to 1.00% of their funded total principal amount for the first six years and nine months, with the remaining amount payable on the date that is seven years from the date of the closing of the senior secured credit facilities.

        Principal amounts outstanding under the revolving credit facility will be due and payable in full at maturity, six years from the date of the closing of the senior secured credit facilities.

        Principal amounts outstanding under the synthetic letter of credit facility will be due and payable in full at maturity, seven years from the date of the closing of the senior secured credit facilities.

Guarantee and Security

        All obligations under the senior secured credit agreement are unconditionally guaranteed by the Parent Guarantor, Intermediate Parent Guarantor and, subject to certain exceptions, each of our existing and future domestic wholly-owned subsidiaries.

        All obligations under the senior secured credit facilities, and the guarantees of those obligations, are secured by substantially all the following assets of the Borrower and each guarantor, subject to certain exceptions:

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  a pledge of 100% of the capital stock of the Borrower, 100% of the capital stock of each guarantor and 65% of the capital stock of each of our wholly-owned foreign subsidiaries that are directly owned by us or one of the guarantors; and

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  a security interest in, and mortgages on, substantially all tangible and intangible assets of the Borrower and each guarantor.

Certain Covenants and Events of Default

        The senior secured credit agreement contains a number of covenants that, among other things, restrict, subject to certain exceptions, the ability of the Parent Guarantor and its restricted subsidiaries, including us, to:

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  incur additional indebtedness or issue preferred stock;

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  create liens on assets;

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  enter into sale and leaseback transactions;

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  engage in mergers or consolidations;

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  sell certain assets;

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  pay dividends and distributions or repurchase our capital stock;

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  make investments, loans or advances;

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  repay subordinated indebtedness (including the senior subordinated notes);

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  make certain acquisitions;

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  engage in certain transactions with affiliates;

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  amend material agreements governing our subordinated indebtedness (including the senior subordinated notes);

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  change our lines of business; and

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  change the status of the Parent Guarantor as a passive holding company.

        In addition, the senior secured credit agreement requires us to maintain a maximum total leverage ratio.

        The senior secured credit agreement also contains certain customary affirmative covenants and events of default.

Proposed Worldspan Acquisition

        The proposed acquisition of Worldspan would be funded with an additional $1,040 million of senior secured term loans. In addition, the senior secured revolving credit facility would increase by $25 million as would the synthetic letter of credit facility.

THE EXCHANGE OFFER

General

        The Issuer hereby offers to exchange a like principal amount of exchange notes for any or all outstanding notes on the terms and subject to the conditions set forth in this prospectus and accompanying letter of transmittal. We refer to the offer as the "exchange offer." You may tender some or all of your outstanding notes pursuant to the exchange offer.

        As of the date of this prospectus, $150,000,000 aggregate principal amount of Senior Dollar Floating Rate Notes; €235,000,000 aggregate principal amount of Senior Euro Floating Rate Notes; $450,000,000 aggregate principal amount of 9 7/8% Senior Fixed Rate Notes; $300,000,000 aggregate principal amount of 11 7/8% Senior Dollar Subordinated Notes; €160,000,000 aggregate principal amount of 10 7/8% Senior Euro Subordinated Notes is outstanding. This prospectus, together with the letter of transmittal, is first being sent to all holders of outstanding notes known to us on or about            , 2007. The Issuer's obligation to accept outstanding notes for exchange pursuant to the exchange offer is subject to certain conditions set forth under "—Conditions to the exchange offer" below. The Issuer currently expects that each of the conditions will be satisfied and that no waivers will be necessary.

Purpose and effect of the exchange offer

        We entered into registration rights agreements with the initial purchasers of the outstanding notes in which we agreed, under certain circumstances, to file a registration statement relating to an offer to exchange the outstanding notes for exchange notes. We also agreed to use our reasonable best efforts to cause this registration statement to be declared effective and to cause the exchange offer to be consummated within 360 days after the issue date of the outstanding notes. The exchange notes will have terms substantially identical to the terms of the outstanding notes, except that the exchange notes will not contain terms with respect to transfer restrictions or additional interest upon a failure to fulfill certain of our obligations under the registration rights agreements. The outstanding notes were issued on August 23, 2006.

        Under the circumstances set forth below, we will use our reasonable best efforts to cause the SEC to declare effective a shelf registration statement with respect to the resale of the outstanding notes within the time periods specified in the registration rights agreements and to keep the shelf registration statement effective for two years or such shorter period ending when all outstanding notes or exchange notes covered by the statement have been sold in the manner set forth and as contemplated in the statement or to the extent that the applicable provisions of Rule 144(k) under the Securities Act are amended or revised. These circumstances include:

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  if applicable law or interpretations of the staff of the SEC do not permit the Issuer and the guarantors to effect this exchange offer;

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  if for any other reason the exchange offer is not consummated within 360 days of the issue date of the outstanding notes;

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  any initial purchaser requests in writing to the Issuer within 30 days after the consummation of this exchange offer with respect to outstanding notes that are not eligible to be exchanged for exchange notes in this exchange offer and held by it following the consummation of this exchange offer; or

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  if any holder of the outstanding notes that participates in this exchange offer does not receive exchange notes that may be sold without restriction in exchange for its tendered outstanding notes (other than due solely to the status of such holder as an affiliate of the Issuer) and notifies the Issuer within 30 days after becoming aware of restrictions; or

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  if the Issuer so elects.

        If we fail to comply with certain obligations under the registration rights agreements, we will be required to pay additional interest to holders of the outstanding notes and the exchange notes required to be registered on a shelf registration statement.

        Each holder of outstanding notes that wishes to exchange their outstanding notes for exchange notes in the exchange offer will be required to make the following written representations:

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  any exchange notes to be received by such holder will be acquired in the ordinary course of its business;

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  such holder has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes in violation of the provisions of the Securities Act;

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  such holder is not an affiliate of the Issuer, as defined by Rule 405 of the Securities Act, or if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable; and

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  it is not engaged in, and does not intend to engage in, a distribution of exchange notes.

        Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the broker-dealer acquired the outstanding notes as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. Please see "Plan of Distribution."

Resale of exchange notes

        Based on interpretations by the staff of the SEC as set forth in no-action letters issued to third parties referred to below, we believe that you may resell or otherwise transfer exchange notes issued in the exchange offer without complying with the registration and prospectus delivery provisions of the Securities Act, if:

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  you are acquiring the exchange notes in your ordinary course of business;

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  you do not have an arrangement or understanding with any person to participate in a distribution of the exchange notes;

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  you are not an affiliate of the Issuer as defined by Rule 405 of the Securities Act; and

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  you are not engaged in, and do not intend to engage in, a distribution of the exchange notes.

        If you are an affiliate of the Issuer, or are engaging in, or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the exchange notes, or are not acquiring the exchange notes in the ordinary course of your business, then:

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  you cannot rely on the position of the staff of the SEC enunciated in Morgan Stanley & Co., Inc.(available June 5, 1991), Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC's letter to Shearman & Sterling dated July 2, 1993, or similar no-action letters; and

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  in the absence of an exception from the position stated immediately above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

        This prospectus may be used for an offer to resell, for the resale or for other retransfer of exchange notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the outstanding notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Please read "Plan of Distribution" for more details regarding the transfer of exchange notes.

Terms of the exchange offer

        On the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept for exchange in the exchange offer outstanding notes that are validly tendered and not validly withdrawn prior to the expiration date. Outstanding notes may only be tendered in denominations of $2,000 and integral multiples of $2,000 in the case of the dollar-denominated notes, and €50,000 and integral multiples of €50,000, in the case of euro-denominated notes. We will issue $2,000 principal amount or an integral multiple of $2,000 of exchange notes in exchange for a corresponding principal amount of outstanding notes surrendered in the exchange offer. We will issue €50,000 and integral multiples of €50,000 in the case of euro-denominated notes.

        The form and terms of the exchange notes will be substantially identical to the form and terms of the outstanding notes, except that the exchange notes will not contain terms with respect to transfer restrictions or additional interest upon a failure to fulfill certain of our obligations under the registration rights agreements. The exchange notes will evidence the same debt as the outstanding notes. The exchange notes will be issued under and entitled to the benefits of the same indentures under which the outstanding notes were issued, and the exchange notes and the outstanding notes will constitute a single class for all purposes under the indentures. For a description of the indenture, please see "Description of Senior Notes" and "Description of Senior Subordinated Notes."

        The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

        As of the date of this prospectus, $150,000,000 aggregate principal amount of Senior Floating Rate Notes; aggregate principal amount of €235,000,000 aggregate principal amount of Senior Floating Rate Notes; $450,000,000 aggregate principal amount of 9 7/8% Senior Fixed Rate Notes; $300,000,000 aggregate principal amount of 11 7/8% Senior Subordinated Notes; €160,000,000 aggregate principal amount of 10 7/8% Senior Subordinated Notes are outstanding. This prospectus and a letter of transmittal are being sent to all registered holders of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer.

        We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreements, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the SEC. Outstanding notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits that such holders have under the indenture relating to such holders' outstanding notes, except for any rights under the registration rights agreements that by their terms terminate upon the consummation of the exchange offer.

        We will be deemed to have accepted for exchange properly tendered outstanding notes when we have given oral or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us and delivering exchange notes to holders. Subject to the terms of the registration rights agreements, we expressly reserve the right to amend or terminate the exchange offer and to refuse to accept the occurrence of any of the conditions specified below under "—Conditions to the exchange offer".

        Holders who tender outstanding notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. It is important that you read "—Fees and expenses" below for more details regarding fees and expenses incurred in the exchange offer.

Expiration Date; Extensions, Amendments

        As used in this prospectus, the term "expiration date" means 5:00 p.m., New York City time, on            , 2007 which is the 21st business day after the date of this prospectus. However, if we, in our sole discretion, extend the period of time for which the exchange offer is open, the term "expiration date" will mean the latest time and date to which we shall have extended the expiration of the exchange offer.

        To extend the period of time during which the exchange offer is open, we will notify the exchange agent of any extension by oral or written notice, followed by notification to the registered holders of the outstanding notes no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

        We reserve the right, in our sole discretion:

  •
  to delay accepting for exchange any outstanding notes (only if we amend or extend the applicable exchange offer);

  •
  to extend the exchange offer or to terminate the exchange offer and to refuse to accept outstanding notes not previously accepted if any of the conditions set forth below under "—Conditions to the exchange offer" have not been satisfied, by giving oral or written notice of such delay, extension or termination to the exchange agent; and

  •
  subject to the terms of the registration rights agreements, to amend the terms of the exchange offer in any manner.

        Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice to the registered holders of the outstanding notes. If we amend the exchange offer in a manner that we determine to constitute a material change, including the waiver of a material condition, we will promptly disclose the amendment by press release or other public announcement as required by Rule 14e-1(d) of the Exchange Act and will extend the offer period if necessary so that at least five business days remain in the offer following notice of the material change.

Conditions to the exchange offer

        Despite any other term of the exchange offer, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any outstanding notes, and we may terminate or amend the exchange offer as provided in this prospectus before accepting any outstanding notes for exchange, if:

  •
  the exchange offer, or the making of any exchange by a holder of outstanding notes, violates any applicable law or interpretation of the staff of the SEC;

  •
  any action or proceeding shall have been instituted or threatened in any court or by any governmental agency that might materially impair our ability to proceed with the exchange offer, and any material adverse development shall have occurred in any existing action or proceeding with respect to us; or

  •
  all governmental approvals shall not have been obtained, which approvals we deem necessary for the consummation of the exchange offer.

        In addition, we will not be obligated to accept for exchange the outstanding notes of any holder that has not made to us:

  •
  the representations described under "—Purpose and effect of the exchange offer" and "—Procedures for tendering outstanding notes"; and

  •
  any other representations as may be reasonably necessary under applicable SEC rules, regulations, or interpretations to make available to us an appropriate form for registration of the exchange notes under the Securities Act.

        We expressly reserve the right at any time or at various times to extend the period of time during which the exchange offer is open. Consequently, we may delay acceptance of any outstanding notes by notice by press release or other public announcement as required by Rule 14e-1(d) of the Act of such extension to their holders. During any such extensions, all outstanding notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange. We will return any outstanding notes that we do not accept for exchange for any reason without expense to their tendering holder as promptly after the expiration or termination of the exchange offer.

        We expressly reserve the right to amend or terminate the exchange offer and to reject for exchange any outstanding notes not previously accepted for exchange upon the occurrence of any of the conditions of the exchange offer specified above. We will give notice by press release or other public announcement as required by Rule 14e-1(d) of the Act of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

        These conditions are for our sole benefit, and we may assert them regardless of the circumstances that may give rise to them so long as such circumstances do not arise due to our action or inaction or waive them in whole or in part at any or at various times in our sole discretion. If we fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that we may assert at any time or at various times.

Procedures for tendering outstanding dollar notes

        Only a holder of outstanding notes may tender their outstanding notes in the exchange offer. To tender outstanding dollar notes in the exchange offer, a holder must comply with either of the following:

  •
  complete, sign and date the letter of transmittal or a facsimile of the letter of transmittal, have the signature on the letter of transmittal guaranteed if required by the letter of transmittal and mail or deliver such letter of transmittal or facsimile to the exchange agent prior to the expiration date; or

  •
  comply with DTC's Automated Tender Offer Program procedures described below.

        In addition, either:

  •
  the exchange agent must receive outstanding notes along with the letter of transmittal; or

  •
  prior to the expiration date, the exchange agent must receive a timely confirmation of book-entry transfer of outstanding notes into the exchange agent's account at DTC according to the procedure for book-entry transfer described below or a properly transmitted agent's message; or

  •
  the holder must comply with the guaranteed delivery procedures described below.

        To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at the address set forth below under "—Exchange agent" prior to the expiration date.

        A tender to us that is not withdrawn prior to the expiration date constitutes an agreement between us and the tendering holder upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

        The method of delivery of outstanding notes, letter of transmittal and all other required documents to the exchange agent is at the holder's election and risk. Rather than mail these items, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure timely delivery to the exchange agent before the expiration date. Holders should not send letters of transmittal or certificates representing outstanding notes to us. Holders may request that their respective brokers, dealers, commercial banks, trust companies or other nominees effect the above transactions for them.

        If you are a beneficial owner whose outstanding dollar notes are held in the name of a broker, dealer, commercial bank, trust company, or other nominee who wishes to participate in the exchange offer, you should promptly contact such party and instruct such person to tender outstanding notes on your behalf.

        You must make these arrangements or follow these procedures before completing and executing the letter of transmittal and delivering the outstanding dollar notes.

        Signatures on the letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the U.S. or another "eligible guarantor institution" within the meaning of Rule 17A(d)-15 under the Exchange Act unless the outstanding notes surrendered for exchange are tendered:

  •
  by a registered holder of the outstanding notes who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

  •
  for the account of an eligible guarantor institution.

        If the applicable letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed on the outstanding notes, such outstanding notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder's name appears on the outstanding notes and an eligible guarantor institution must guarantee the signature on the bond power.

        If the applicable letter of transmittal or any certificates representing outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, those persons should also indicate when signing and, unless waived by us, they should also submit evidence satisfactory to us of their authority to so act.

        The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC's system may use DTC's Automated Tender Offer Program to tender. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange, electronically transmit their acceptance of the exchange by causing DTC to transfer the outstanding notes to the exchange agent in accordance with DTC's Automated Tender Offer Program procedures for transfer. DTC will then send an agent's message to the exchange agent. The term

"agent's message" means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, that states that:

  •
  DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering outstanding notes that are the subject of the book-entry confirmation;

  •
  the participant has received and agrees to be bound by the terms of the letter of transmittal or, in the case of an agent's message relating to guaranteed delivery, such participant has received and agrees to be bound by the applicable notice of guaranteed delivery; and

  •
  we may enforce that agreement against such participant.

Procedures for tendering outstanding euro notes

        To tender outstanding euro notes in the applicable exchange offer, a holder must complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, have the signature(s) on the letter of transmittal guaranteed if required by the letter of transmittal and mail or deliver such letter of transmittal or facsimile thereof to the exchange agent at the address set forth below under "—Exchange Agent" prior to the expiration date.

        In addition, either:

  •
  the exchange agent must receive certificates for outstanding euro notes along with the applicable letter of transmittal prior to the expiration date;

  •
  the exchange agent must receive a timely confirmation of book-entry transfer of outstanding euro notes into the exchange agent's account at Euroclear or Clearstream, Luxembourg, as applicable, according to the procedures for book-entry transfer described below or a properly transmitted agent's message prior to the expiration date; or

  •
  holder must comply with the guaranteed delivery procedures described below.

        A Tender to us that is not withdrawn prior to the expiration date, constitutes an agreement between us and the tendering holder upon the terms and subject to the conditions described in this prospectus and in the applicable letter of transmittal.

        The method of delivery of outstanding euro notes, letters of transmittal, and all other required documents to the exchange agent is at your election and risk. We recommend that instead of delivery by mail, you use an overnight or hand delivery service, properly insured. In all cases, you should allow sufficient time to assure timely delivery to the exchange agent before the expiration date. You should not send letters of transmittal or certificates representing outstanding euro notes to us. You may request that your broker, dealer, commercial bank, trust company or nominee effect the above transactions for you.

        If you are a beneficial owner whose outstanding euro notes are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and you wish to tender your notes, you should promptly contact the registered holder and instruct the registered holder to tender on your behalf. If you wish to tender the outstanding euro notes yourself, you must, prior to completing and executing the applicable letter of transmittal and delivering your outstanding euro notes, either:

  •
  make appropriate arrangements to register ownership of the outstanding euro notes in your name; or

  •
  obtain a properly completed bond power from the registered holder of outstanding euro notes.

        The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

        Signatures on the applicable letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or another "eligible guarantor institution" within the meaning of Rule 17A(d)-15 under the Exchange Act unless the outstanding euro notes surrendered for exchange are tendered:

  •
  by a registered holder of the outstanding euro notes who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the applicable letter of transmittal; or

  •
  for the account of an eligible guarantor institution.

        If the applicable letter of transmittal is signed by a person other than the registered holder of any outstanding euro notes listed on the outstanding euro notes, such outstanding euro notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder's name appears on the outstanding euro notes and an eligible guarantor institution must guarantee the signature on the bond power.

        If the applicable letter of transmittal or any certificates representing outstanding euro notes, or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, those persons should also indicate when signing and, unless waived by us, they should also submit evidence satisfactory to us of their authority to so act.

        The exchange agent and Euroclear and Clearstream, Luxembourg have confirmed that any registered holder of original securities that is a participant in Euroclear's or Clearstream, Luxembourg's book-entry transfer facility system may tender original securities by book-entry delivery by causing Euroclear or Clearstream, Luxembourg to transfer the original securities into the exchange agent's account at Euroclear or Clearstream, Luxembourg in accordance with Euroclear's or Clearstream, Luxembourg's procedures for such transfer. However, a properly completed and duly executed letter of transmittal in the form accompanying this prospectus or an agent's message, and any other required documents, must nonetheless be transmitted to and received by the exchange agent at the address set forth below under "—Exchange Agent" prior to the expiration date. The term "agent's message" means a message transmitted by Euroclear or Clearstream, Luxembourg, as applicable, received by the exchange agent and forming a part of a book-entry confirmation, which states that:

  •
  Euroclear or Clearstream, Luxembourg, as applicable, has received an express acknowledgment from each participant in such book-entry transfer facility's Automated Tender Offer Program, or ATOP, that it is tendering outstanding euro notes that are the subject of the book-entry confirmation;

  •
  the participant has received and agrees to be the participant has received and agrees to be bound by the terms of the applicable letter of transmittal, or in the case of an agent's message relating to guaranteed delivery, that such participant has received and agrees to be bound by the applicable notice of guaranteed delivery; and

  •
  we may enforce that agreement against the participant.

        DTC, Euroclear and Clearstream, Luxembourg are collectively referred to herein as the "book-entry transfer facilities" and, individually as a "book-entry transfer facility."

Acceptance of exchange notes

        In all cases, we will promptly issue exchange notes for outstanding notes that we have accepted for exchange under the applicable exchange offer only after the exchange agent timely receives:

  •
  outstanding notes or a timely book-entry confirmation of such outstanding notes into the exchange agent's account at the applicable book-entry transfer facility; and

  •
  a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent's message.

        By tendering outstanding notes pursuant to the applicable exchange offer, you will represent to us that, among other things:

  •
  you are not our affiliate or an affiliate of any guarantor within the meaning of Rule 405 under the Securities Act;

  •
  you do not have an arrangement or understanding with any person or entity to participate in a distribution of the exchange notes; and

  •
  you are acquiring the exchange notes in the ordinary course of your business.

        In addition, each broker-dealer that is to receive exchange notes for its own account in exchange for outstanding notes must represent that such outstanding notes were acquired by that broker-dealer as a result of market-making activities or other trading activities and must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange notes. The applicable letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "Plan of Distribution."

        We will interpret the terms and conditions of the exchange offers, including the letters of transmittal and the instructions to the letters of transmittal, and will resolve all questions as to the validity, form, eligibility, including time of receipt, and acceptance of outstanding notes tendered for exchange. Our determinations in this regard will be final and binding on all parties. We reserve the absolute right to reject any and all tenders of any particular outstanding notes not properly tendered or to not accept any particular outstanding notes if the acceptance might, in its or its counsel's judgment, be unlawful. We also reserve the absolute right to waive any defects or irregularities as to any particular outstanding notes prior to the expiration date.

        Unless waived, any defects or irregularities in connection with tenders of outstanding notes for exchange must be cured within such reasonable period of time as we determine. Neither we, the exchange agent, nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of outstanding notes for exchange, nor will any of them incur any liability for any failure to give notification. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder, unless otherwise provided in the applicable letter of transmittal, promptly after the expiration date.

Book-entry delivery procedures

        Promptly after the date of this prospectus, the exchange agent will establish an account with respect to the outstanding notes at DTC as the book-entry transfer facility, for purposes of the exchange offer. Any financial institution that is a participant in the book-entry transfer facility's system may make book-entry delivery of the outstanding notes by causing the book-entry transfer facility to transfer those outstanding notes into the exchange agent's account at the facility in accordance with the facility's procedures for such transfer. To be timely, book-entry delivery of outstanding notes requires receipt of a confirmation of a book-entry transfer, a "book-entry confirmation," prior to the expiration date. In addition, although delivery of outstanding notes may be effected through book-entry transfer into the exchange agent's account at the applicable book-entry transfer facility, the applicable letter of transmittal or a manually signed facsimile thereof, together with any required signature guarantees and any other required documents, or an "agent's message," as defined below, in connection with a book-entry transfer, must, in any case, be delivered or transmitted to and received by the exchange agent at its address set forth on the cover page of the applicable letter of transmittal prior to the expiration date to receive exchange notes for tendered outstanding notes, or the guaranteed delivery procedure described below must be complied with. Tender will not be deemed made until such documents are received by the exchange agent. Delivery of documents to the applicable book-entry transfer facility does not constitute delivery to the exchange agent.

Guaranteed delivery procedures

        If you wish to tender your outstanding notes but your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under DTC's Automatic Tender Offer Program prior to the expiration date, you may still tender if:

  •
  the tender is made through an eligible guarantor institution;

  •
  prior to the expiration date, the exchange agent receives from such eligible guarantor institution either: (i) a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail, or hand delivery or (ii) a properly transmitted agent's message and notice of guaranteed delivery, that (a) sets forth your name and address, the certificate number(s) of such outstanding notes and the principal amount of outstanding notes tendered; (b) states that the tender is being made by that notice of guaranteed delivery; and (c) guarantees that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal, or facsimile thereof, together with the outstanding notes or a book-entry confirmation, and any other documents required by the letter of transmittal, will be deposited by the Eligible Guarantor Institution with the exchange agent; and

  •
  the exchange agent receives the properly completed and executed letter of transmittal or facsimile thereof, as well as certificate(s) representing all tendered outstanding notes in proper form for transfer or a book-entry confirmation of transfer of the outstanding notes into the exchange agent's account at DTC, and all other documents required by the letter of transmittal within three New York Stock Exchange trading days after the expiration date.

        Upon request, the exchange agent will send to you a notice of guaranteed delivery if you wish to tender your notes according to the guaranteed delivery procedures.

Withdrawal rights

        Except as otherwise provided in this prospectus, you may withdraw your tender of outstanding notes at any time prior to 12:00 a.m. midnight, New York City time, on the expiration date. For a withdrawal to be effective:

  •
  the applicable exchange agent must receive a written notice, which may be by telegram, telex, facsimile or letter, of withdrawal; or

  •
  in the case of dollar notes, you must comply with the appropriate procedures of DTC's Automated Tender Offer Program system;

  •
  or in the case of euro notes, Euroclear or Clearstream, Luxembourg, as applicable, must receive a tested telex of SWIFT message relating to the withdrawal that complies with the procedures for withdrawal of tenders established by Euroclear or Clearstream, Luxembourg, as appropriate.

        Any notice of withdrawal must:

  •
  specify the name of the person who tendered the outstanding notes to be withdrawn;

  •
  identify the outstanding notes to be withdrawn, including the certificate numbers and principal amount of the outstanding notes; and

  •
  where certificates for outstanding notes have been transmitted, specify the name in which such outstanding notes were registered, if different from that of the withdrawing holder.

        If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, you must also submit:

  •
  the serial numbers of the particular certificates to be withdrawn; and

  •
  a signed notice of withdrawal with signatures guaranteed by an eligible institution unless your are an eligible guarantor institution.

        If outstanding notes have been tendered pursuant to the procedures for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the applicable book-entry transfer facility to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of the facility. We will determine all questions as to the validity, form, and eligibility, including time of receipt of notices of withdrawal and our determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offers. Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder, without cost to the holder, or, in the case of book-entry transfer, the outstanding notes will be credited to an account at the applicable book-entry transfer facility, promptly after withdrawal, rejection of tender or termination of the applicable exchange offer. Properly withdrawn outstanding notes may be retendered by following the procedures described under "—Procedures for tendering outstanding dollar notes" and "—Procedures for tendering outstanding euro notes" above at any time on or prior to the expiration date.

Exchange agent

        The Bank of Nova Scotia Trust Company of New York has been appointed as the exchange agent for the exchange offer. The Bank of Nova Scotia Trust Company of New York also acts as trustee under the indentures governing the notes. You should direct all executed letters of transmittal and all questions and requests for assistance, requests for additional copies of this prospectus or of the letters of transmittal, and requests for notices of guaranteed delivery to the exchange agent addressed as follows:

By Registered or Certified Mail:	By Facsimile Transmission:	By Overnight Courier or Hand Delivery:
The Bank of Nova Scotia Trust Company of New York One Liberty Plaza, 23rd Floor (Attn: Warren Goshine) New York, NY 10006 Telephone: 212-225-5279	212-225-5436 To Confirm by Telephone: 212-225-5279	The Bank of Nova Scotia Trust Company of New York One Liberty Plaza, 23rd Floor (Attn: Warren Goshine) New York, NY 10006 Telephone: 212-225-5279

        If you deliver the letter of transmittal to an address other than the one set forth above or transmit instructions via facsimile other than the one set forth above, that delivery or those instructions will not be effective.

Fees and expenses

        The registration rights agreement provides that we will bear all expenses in connection with the performance of our obligations relating to the registration of the exchange notes and the conduct of the exchange offer. These expenses include registration and filing fees, accounting and legal fees and printing costs, among others. We will pay the exchange agent reasonable and customary fees for its services and reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for customary mailing and handling expenses incurred by them in forwarding this prospectus and related documents to their clients that are holders of outstanding notes and for handling or tendering for such clients.

        We have not retained any dealer-manager in connection with the exchange offer and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the exchange agent, for soliciting tenders of outstanding notes pursuant to the exchange offer.

Accounting treatment

        We will record the exchange notes in our accounting records at the same carrying value as the outstanding notes, which is the aggregate principal amount as reflected in our accounting records on the date of exchanges. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will record the expenses of the exchange offer as incurred.

Transfer taxes

        We will pay all transfer taxes, if any, applicable to the exchanges of outstanding notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

  •
  certificates representing outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered;

  •
  tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or

  •
  a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange offer.

        If satisfactory evidence of payment of such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed to that tendering holder.

        Holders who tender their outstanding notes for exchange will not be required to pay any transfer taxes. However, holders who instruct us to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be required to pay any applicable transfer tax.

Consequences of failure to exchange

        If you do not exchange your outstanding notes for exchange notes under the exchange offer, your outstanding notes will remain subject to the restrictions on transfer of such outstanding notes as set forth in the legend printed on the outstanding notes as a consequence of the issuance of the outstanding notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws.

        In general, you may not offer or sell your outstanding notes unless they are registered under the Securities Act or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act.

Other

        Participating in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

        We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offer or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding notes.

DESCRIPTION OF SENIOR NOTES

General

        Certain terms used in this description are defined under the subheading "Certain Definitions." In this description, (i) the terms "we," "our" and "us" each refer to Travelport Limited ("Holdings") and its consolidated Subsidiaries, assuming completion of the Transaction; (ii) "Foreign Holdco" refers only to TDS Investor (Luxembourg) S.à.r.l. and not to any of its Subsidiaries and (iii) the term "Issuer" refers only to Travelport LLC and not to any of its Subsidiaries and is deemed to include Travelport Holdings, Inc., as Co-Obligor.

        The Issuer issued $150 million aggregate principal amount of senior dollar floating rate notes due 2014 (the "Senior Dollar Floating Rate Notes"), €235 million aggregate principal amount of senior euro floating rate notes due 2014 (the "Senior Euro Floating Rate Notes" and, together with the Senior Dollar Floating Rate Notes, the "Senior Floating Rate Notes") and $450 million aggregate principal amount of senior dollar fixed rate notes due 2014 (the "Senior Dollar Fixed Rate Notes" and, together with the Senior Floating Rate Notes, the "Senior Notes") under an indenture dated August 23, 2006 (the "Indenture") among the Issuer, the Guarantors and The Bank of Nova Scotia Trust Company of New York, as trustee (the "Trustee"). Except as set forth herein, the terms of the Senior Notes are substantially identical and include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Senior Dollar Floating Rate Notes, Senior Euro Floating Rate Notes and Senior Dollar Fixed Rate Notes were issued as a separate class, but, except as otherwise provided below, are treated as a single class for all purposes of the Indenture.

        The following description is only a summary of the material provisions of the Indenture, does not purport to be complete and is qualified in its entirety by reference to the provisions of those agreements, including the definitions therein of certain terms used below. We urge you to read the Indenture because it, and not this description, defines your rights as Holders of the Senior Notes. You may request copies of the Indenture at our address set forth under "Where You Can Find More Information."

Brief Description of Senior Notes

        The Senior Notes are:

  •
  unsecured senior obligations of the Issuer;

  •
  pari passu in right of payment with all existing and future Senior Indebtedness (including the Senior Credit Facilities) of the Issuer;

  •
  effectively subordinated to all secured Indebtedness of the Issuer (including the Senior Credit Facilities);

  •
  senior in right of payment to any future Subordinated Indebtedness (as defined with respect to the Senior Notes) (including the Senior Subordinated Notes) of the Issuer; and

  •
  initially guaranteed on a senior unsecured basis by our indirect parent, Holdings, our direct parent, Foreign Holdco, and each Restricted Subsidiary that guarantees the Senior Credit Facilities.

Guarantees

        The Guarantors, as primary obligors and not merely as sureties, jointly and severally irrevocably and unconditionally guarantee, on an unsecured senior basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuer under the Indenture and the Senior Notes, whether for payment of principal of, premium, if any, or interest or Additional Interest in respect of the Senior Notes, expenses, indemnification or otherwise, on the terms set forth in the Indenture by executing the Indenture.

        Our indirect parent, Holdings, our direct parent, Foreign Holdco and the Restricted Subsidiaries (other than as detailed below) guarantee the Senior Notes. Each of the Guarantees of the Senior Notes are a general unsecured obligation of each Guarantor and are pari passu in right of payment with all existing and future Senior Indebtedness of each such entity, will be effectively subordinated to all secured Indebtedness of each such entity and are senior in right of payment to all existing and future Subordinated Indebtedness (including the Senior Subordinated Notes) of each such entity. The Senior Notes will be structurally subordinated to Indebtedness and other liabilities of Subsidiaries of the Issuer that do not Guarantee the Senior Notes.

        Not all of Holdings' Subsidiaries will Guarantee the Senior Notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to Holdings. None of our Foreign Subsidiaries, non-Wholly Owned Subsidiaries or Receivables Subsidiaries (subject to certain limited exceptions) will guarantee the Senior Notes.

        The obligations of each Guarantor under its Guarantee will be limited as necessary to prevent the Guarantee from constituting a fraudulent conveyance under applicable law.

        Any entity that makes a payment under its Guarantee will be entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor's pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

        If a Guarantee was rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor's liability on its Guarantee could be reduced to zero. See "Risk Factors—Risks Related to the Notes or this Offering—Federal and state fraudulent transfer laws may permit a court to void the guarantees, and, if that occurs, you may not receive any payments on the notes."

        Each Guarantee by a Guarantor will provide by its terms that it will be automatically and unconditionally released and discharged upon:

          (1)   (a) any sale, exchange or transfer (by merger or otherwise) of the Capital Stock of such Guarantor (including any sale, exchange or transfer), after which the applicable Guarantor is no longer a Restricted Subsidiary or all or substantially all the assets of such Guarantor which sale, exchange or transfer is made in compliance with the applicable provisions of the Indenture;

            (b)   the release or discharge of the guarantee by such Guarantor of the Senior Credit Facilities or such other guarantee that resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee;

            (c)   the designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in compliance with the applicable provisions of the Indenture; or

            (d)   the exercise by the Issuer of its legal defeasance option or covenant defeasance option as described under "Legal Defeasance and Covenant Defeasance" or the discharge of the Issuer's obligations under the Indenture in accordance with the terms of the Indenture; and

          (2)   such Guarantor delivering to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

Holding Company Structure

        The Issuer is a holding company for its Subsidiaries, with no material operations of its own and only limited assets. Accordingly, the Issuer is dependent upon the distribution of the earnings of its Subsidiaries, whether in the form of dividends, advances or payments on account of intercompany obligations, to service its debt obligations.

Ranking

Senior Secured Indebtedness Versus the Senior Notes

        The payment of the principal of, premium, if any, and interest on the Senior Notes and the payment of any Guarantee will rank pari passu in right of payment to all Senior Indebtedness of the Issuer or the relevant Guarantor, as the case may be, including the obligations of the Issuer and such Guarantor under the Senior Credit Facilities.

        The Senior Notes and the Guarantees are effectively subordinated in right of payment to all of the Issuer's and the Guarantors' existing and future Secured Indebtedness to the extent of the value of the assets securing such Secured Indebtedness. As of December 31, 2006, Holdings had approximately $2,223 million ($3,263 million giving effect to the proposed acquisition of Worldspan) of Secured Indebtedness, consisting entirely of Secured Indebtedness under the Senior Credit Facilities. As of December 31, 2006, Holdings would also have had an additional $275.0 million of borrowing capacity under the revolving portion of the Senior Credit Facilities, an additional $19.1 million available to be drawn under the synthetic letter of credit facility of our Senior Credit Facilities and the option to raise incremental term or revolving credit facilities under our Senior Credit Facilities of up to $500.0 million. As of December 31, 2006, we issued approximately $105.9 million in letters of credit under the synthetic letter of credit facility.

        Although the Indenture contains limitations on the amount of additional Indebtedness that the Issuer and the Guarantors may incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness. See "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock."

Paying Agent and Registrar for the Senior Notes

        The Issuer will maintain one or more paying agents for the Senior Notes in the Borough of Manhattan, City of New York and London. The Issuer also undertook under the Indenture that it will ensure, to the extent practicable, that it maintains a paying agent in a European Union member state that will not be obliged to withhold or deduct tax pursuant to the European Union Directive 2003/48/EC regarding the taxation of savings income (the "Directive"). The paying agent for the Senior Dollar Floating Rate Notes and the Senior Dollar Fixed Rate Notes is the Trustee and for the Senior Euro Floating Rate Notes is The Bank of New York.

        The Issuer will also maintain one or more registrars with offices in the Borough of Manhattan, City of New York and London and a transfer agent, including one with offices in the Borough of Manhattan, City of New York and London. The initial registrar and transfer agent is the Trustee with respect to the Senior Dollar Floating Rate Notes and Senior Dollar Fixed Rate Notes and The Bank of New York with respect to the Senior Euro Floating Rate Notes. The registrar maintains a register reflecting ownership of the Senior Notes outstanding from time to time and the transfer agent makes payments on and facilitate transfer of Senior Notes on behalf of the Issuer.

        The Issuer may change the paying agents, the registrars or the transfer agents without prior notice to the Holders. The Issuer or any of its Subsidiaries may act as a paying agent, registrar or transfer agent.

        So long as any series of Senior Notes are listed on an exchange and the rules of such exchange so require, the Issuer will satisfy any requirement of such exchange as to paying agents and will comply with any notice requirements required under such exchange in connection with any change of Paying Agent, Registrar or transfer agent.

Transfer and Exchange

        A Holder may transfer or exchange Senior Notes in accordance with the Indenture. The registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Senior Notes. Holders will be required to pay all taxes due on transfer. The Issuer will not be required to transfer or exchange any Senior Note selected for redemption. Also, the Issuer will not be required to transfer or exchange any Senior Note for a period of 15 days before a selection of Senior Notes to be redeemed.

Principal, Maturity and Interest

        On the Issue Date the Issuer issued an aggregate principal amount of $150 million of Senior Dollar Floating Rate Notes, an aggregate principal amount of €235 million of Senior Euro Floating Rate Notes, and an aggregate principal amount of $450 million of Senior Dollar Fixed Rate Notes in this offering. The Senior Notes will mature on September 1, 2014. Subject to compliance with the covenant described below under the caption "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock," the Issuer may issue additional Senior Dollar Floating Rate Notes, Senior Euro Floating Rate Notes and/or Senior Dollar Fixed Rate Notes from time to time under the Indenture ("Additional Senior Notes"). The Senior Notes offered by the Issuer and any Additional Senior Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to "Senior Notes" for all purposes of the Indenture and this "Description of Senior Notes" include any Additional Senior Notes that are actually issued.

Senior Dollar Fixed Rate Notes

        Interest on the Senior Dollar Fixed Rate Notes accrues at the rate of 9 7/8% per annum. Interest on the Senior Dollar Fixed Rate Notes is payable semi-annually in arrears on each March 1 and September 1, commencing on March 1, 2007 to the Holders of Senior Dollar Fixed Rate Notes of record on the immediately preceding February 15 and August 15. Interest on the Senior Dollar Fixed Rate Notes accrued from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. Interest on the Senior Dollar Fixed Rate Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Senior Floating Rate Notes

        The Senior Dollar Floating Rate Notes bear interest at a rate per annum, reset quarterly, equal to LIBOR plus 4 5/8%, as determined by the calculation agent (the "Dollar Calculation Agent"), initially the Trustee. The Senior Euro Floating Rate Notes bear interest at a rate per annum, reset quarterly, equal to EURIBOR plus 4 5/8%, as determined by the calculation agent (the "Euro Calculation Agent"), initially the Trustee. Interest on the Senior Floating Rate Notes is payable quarterly in arrears on each March 1, June 1, September 1 and December 1, commencing on December 1, 2006, to the Holders of Senior Floating Rate Notes of record on the immediately preceding February 15, May 15, August 15 and November 15. Interest on the Senior Floating Rate Notes accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date.

        Set forth below is a summary of certain of the defined terms used in the Indenture relating solely to the Senior Floating Rate Notes.

        "Determination Date," with respect to an Interest Period, will be the second London Banking Day preceding the first day of the Interest Period.

        "EURIBOR," with respect to an Interest Period, will be the rate (expressed as a percentage per annum) for deposits in euros for a three-month period beginning on the day that is two TARGET Settlement Days after the Determination Date that appears on Telerate Page 248 as of 11:00 a.m. Brussels time, on the Determination Date. If Telerate Page 248 does not include such a rate or is unavailable on a Determination Date, the Calculation Agent will request the principal London office of each of four major banks in the Euro-zone inter-bank market, as selected by the Calculation Agent, to provide such bank's offered quotation (expressed as a percentage per annum) as of approximately 11:00 a.m., Brussels time, on such Determination Date, to prime banks in the Euro-zone inter-bank market for deposits in a Representative Amount in euros for a three-month period beginning on the day that is two TARGET Settlement Days after the Determination Date. If at least two such offered quotations are so provided, the rate for the Interest Period will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Calculation Agent will request each of three major banks in London, as selected by the Calculation Agent, to provide such bank's rate (expressed as a percentage per annum), as of approximately 11:00 a.m., London time, on such Determination Date, for loans in a Representative Amount in euros to leading European banks for a three-month period beginning on the day that is two TARGET Settlement Days after the Determination Date. If at least two such rates are so provided, the rate for the Interest Period will be the arithmetic mean of such rates. If fewer than two such rates are so provided then the rate for the Interest Period will be the rate in effect with respect to the immediately preceding Interest Period.

        "Interest Period" means the period commencing on and including an interest payment date and ending on and including the day immediately preceding the next succeeding interest payment date, with the exception that the first Interest Period shall commence on and include the Issue Date and end on and include November 30, 2006.

        "LIBOR," with respect to an Interest Period, will be the rate (expressed as a percentage per annum) for deposits in United States dollars for a three-month period beginning on the second London Banking Day after the Determination Date that appears on Telerate Page 3750 as of 11:00 a.m., London time, on the Determination Date. If Telerate Page 3750 does not include such a rate or is unavailable on a Determination Date, the Calculation Agent will request the principal London office of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide such bank's offered quotation (expressed as a percentage per annum), as of approximately 11:00 a.m., London time, on such Determination Date, to prime banks in the London interbank market for deposits in a Representative Amount in U.S. dollars for a three-month period beginning on the second London Banking Day after the Determination Date. If at least two such offered quotations are so provided, LIBOR for the Interest Period will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Calculation Agent will request each of three major banks in New York City, as selected by the Calculation Agent, to provide such bank's rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on such Determination Date, for loans in a Representative Amount in United States dollars to leading European banks for a three-month period beginning on the second London Banking Day after the Determination Date. If at least two such rates are so provided, LIBOR for the Interest Period will be the arithmetic mean of such rates. If fewer than two such rates are so provided, then LIBOR for the Interest Period will be LIBOR in effect with respect to the immediately preceding Interest Period.

        "Euro-zone" means the region comprised of member states of the European Union that adopt the euro.

        "London Banking Day" is any day in which dealings in U.S. dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

        "Representative Amount" means a principal amount of not less than (i) $1,000,000 for a single transaction in the relevant market at the relevant time, in the case of the Senior Dollar Floating Rate Notes and (ii) €1,000,000 for a single transaction in the relevant market at the relevant time, in the case of the Senior Euro Floating Rate Notes.

        "TARGET Settlement Day" means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open.

        "Telerate Page 248" means, the display page so designated on Bridge's Telerate Service (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor).

        "Telerate Page 3750" means the display designated as "Page 3750" on the Moneyline Telerate service (or such other page as may replace Page 3750 on that service).

        The amount of interest for each day that the Senior Floating Rate Notes are outstanding (the "Daily Interest Amount") will be calculated by dividing the interest rate in effect for such day by 360 and multiplying the result by the principal amount of the Senior Floating Rate Notes. The amount of interest to be paid on the Senior Floating Rate Notes for each Interest Period will be calculated by adding the Daily Interest Amounts for each day in the Interest Period.

        All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) and all dollar and/or euro amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

        The interest rate on the Senior Floating Rate Notes will in no event be higher than the maximum rate permitted by applicable law.

Additional Interest

        Additional Interest may accrue on the Senior Notes in certain circumstances pursuant to the Registration Rights Agreement. All references in the Indenture, in any context, to any interest or other amount payable on or with respect to the Senior Notes shall be deemed to include any Additional Interest pursuant to the Registration Rights Agreement. Principal of, premium, if any, and interest on the Senior Notes will be payable at the office or agency of the Issuer maintained for such purpose within the City and State of New York or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders of the Senior Notes at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest with respect to the Senior Notes represented by one or more global notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. Until otherwise designated by the Issuer, the Issuer's office or agency in New York will be the office of the Trustee maintained for such purpose.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

        The Issuer will not be required to make any mandatory redemption or sinking fund payments with respect to the Senior Notes. However, under certain circumstances, the Issuer may be required to offer to purchase Senior Notes as described under the caption "Repurchase at the Option of Holders." The Issuer may at any time and from time to time purchase Senior Notes in the open market or otherwise.

Optional Redemption

Senior Floating Rate Notes

        Except as set forth below, the Issuer will not be entitled to redeem the Senior Floating Rate Notes at its option prior to September 1, 2008.

        At any time prior to September 1, 2008, the Issuer may redeem all or a part of each series of Senior Floating Rate Notes, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to the registered address of each Holder or otherwise delivered in accordance with the procedures of DTC, at a redemption price equal to 100% of the principal amount of Senior Floating Rate Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the date of redemption (the "Redemption Date"), subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date.

        On and after September 1, 2008, the Issuer may redeem each series of Senior Floating Rate Notes, in whole or in part, upon notice as described under the heading "—Repurchase at the Option of Holders—Selection and Notice" at the redemption prices (expressed as percentages of principal amount of the Senior Floating Rate Notes to be redeemed) set forth below, plus accrued and unpaid interest and Additional Interest, if any, to the Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on September 1 of each of the years indicated below:

Year	Senior Dollar Floating Rate Notes Percentage	Senior Euro Floating Rate Notes Percentage
2008	102.000%	102.000%
2009	101.000%	101.000%
2010 and thereafter	100.000%	100.000%

        In addition, until September 1, 2008, the Issuer may, at its option, redeem (a) up to 35% of the aggregate principal amount of Senior Dollar Floating Rate Notes issued by it at a redemption price equal to 100% of the aggregate principal amount thereof, plus a premium equal to the rate per annum on the Senior Dollar Floating Rate Notes applicable on the date on which notice of redemption is given, plus accrued and unpaid interest and Additional Interest, if any, to the Redemption Date and (b) up to 35% of the aggregate principal amount of Senior Euro Floating Rate Notes issued by it at a redemption price equal to 100% of the aggregate principal amount thereof, plus a premium equal to the rate per annum on the Senior Euro Floating Rate Notes applicable on the date on which notice of redemption is given, plus accrued and unpaid interest and Additional Interest, if any, to the Redemption Date, subject in each case to the right of Holders of Senior Floating Rate Notes of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds received by it from one or more Equity Offerings; provided that (i) at least 50% of the sum of the aggregate principal amount of Senior Dollar Euro Floating Rate Notes originally issued under the Indenture and any Additional Senior Notes that are Senior Dollar Floating Rate Notes issued under the Indenture after the Issue Date and at least 50% of the sum of the aggregate principal amount of Senior Floating Rate Notes originally issued under the Indenture and any Additional Senior Notes that are Senior Euro Floating Rate Notes issued under the Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption; and (ii) each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

        Notice of any redemption upon any Equity Offering may be given prior to the completion thereof, and any such redemption or notice may, at the Issuer's discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering. So long as any series of Senior Floating Rate Notes is listed on an exchange, and to the extent required by such stock exchange, the Issuer will notify the exchange of any such notice of redemption. In addition, the Issuer will notify the exchange of the principal amount of any series of Senior Floating Rate Notes outstanding following any partial redemption of such series of Senior Floating Rate Notes.

        If the Issuer redeems less than all of the outstanding Senior Floating Rate Notes, the Trustee shall select the Senior Floating Rate Notes to be redeemed in the manner described under "—Repurchase at the Option of Holders—Selection and Notice."

Senior Dollar Fixed Rate Notes

        Except as set forth below, the Issuer will not be entitled to redeem the Senior Dollar Fixed Rate Notes at its option prior to September 1, 2010.

        At any time prior to September 1, 2010, the Issuer may redeem all or a part of the Senior Dollar Fixed Rate Notes, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to the registered address of each Holder or otherwise delivered in accordance with the procedures of DTC, at a redemption price equal to 100% of the principal amount of Senior Dollar Fixed Rate Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the date of redemption (the "Redemption Date"), subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date.

        On and after September 1, 2010, the Issuer may redeem the Senior Dollar Fixed Rate Notes, in whole or in part, upon notice as described under the heading "—Repurchase at the Option of Holders—Selection and Notice" at the redemption prices (expressed as percentages of principal amount of the Senior Dollar Fixed Rate Notes to be redeemed) set forth below, plus accrued and unpaid interest and Additional Interest, if any, to the Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on September 1 of each of the years indicated below:

Year	Senior Dollar Fixed Rate Notes Percentage
2010	104.938%
2011	102.469%
2012 and thereafter	100.000%

        In addition, until September 1, 2009, the Issuer may, at its option, redeem up to 35% of the aggregate principal amount of Senior Dollar Fixed Rate Notes issued by it at a redemption price equal to 109.875% of the aggregate principal amount thereof, plus a premium equal to the rate per annum on the Senior Dollar Fixed Rate Notes applicable on the date on which notice of redemption is given, plus accrued and unpaid interest and Additional Interest, if any, to the Redemption Date, subject in each case to the right of Holders of Senior Dollar Fixed Rate Notes of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds received by it from one or more Equity Offerings; provided that (i) at least 50% of the sum of the aggregate principal amount of Senior Dollar Fixed Rate Notes originally issued under the Indenture and any Additional Senior Notes that are Senior Dollar Fixed Rate Notes issued under the Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption; and (ii) each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

        Notice of any redemption upon any Equity Offering may be given prior to the completion thereof, and any such redemption or notice may, at the Issuer's discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering. So long as any Senior Dollar Fixed Rate Notes is listed on a stock exchange, and to the extent required by such stock exchange, the Issuer will notify the stock exchange of any such notice of redemption. In addition, the Issuer will notify the stock exchange of the principal amount of any Senior Dollar Fixed Rate Notes outstanding following any partial redemption of Senior Dollar Fixed Rate Notes.

        If the Issuer redeems less than all of the outstanding Senior Dollar Fixed Rate Notes, the Trustee shall select the Senior Dollar Fixed Rate Notes to be redeemed in the manner described under "—Repurchase at the Option of Holders—Selection and Notice."

Repurchase at the Option of Holders

Change of Control

        The Senior Notes provide that if a Change of Control occurs, unless the Issuer has previously or concurrently mailed a redemption notice with respect to all the outstanding Senior Notes as described under "—Optional Redemption," the Issuer will make an offer to purchase all of the Senior Notes pursuant to the offer described below (the "Change of Control Offer") at a price in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, subject to the right of Holders of the Senior Notes of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuer will send notice of such Change of Control Offer by first-class mail, with a copy to the Trustee, to each Holder of Senior Notes to the address of such Holder appearing in the security register or otherwise in accordance with the procedures of DTC, with a copy to the Trustee, with the following information:

          (1)   that a Change of Control Offer is being made pursuant to the covenant entitled "Change of Control," and that all Senior Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;

          (2)   the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

          (3)   that any Senior Note not properly tendered will remain outstanding and continue to accrue interest;

          (4)   that unless the Issuer defaults in the payment of the Change of Control Payment, all Senior Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

          (5)   that Holders electing to have any Senior Notes purchased pursuant to a Change of Control Offer will be required to surrender such Senior Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of such Senior Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

          (6)   that Holders will be entitled to withdraw their tendered Senior Notes and their election to require the Issuer to purchase such Senior Notes, provided that the paying agent receives, not later than the close of business on the 30th day following the date of the Change of Control notice, a telegram, facsimile transmission or letter setting forth the name of the Holder of the Senior Notes, the principal amount of Senior Notes tendered for purchase, and a statement that such

  Holder is withdrawing its tendered Senior Notes and its election to have such Senior Notes purchased;

          (7)   that if the Issuer is redeeming less than all of the Senior Notes, the Holders of the remaining Senior Notes will be issued new Senior Notes and such new Senior Notes will be equal in principal amount to the unpurchased portion of the Senior Notes surrendered. The unpurchased portion of the Senior Notes must be equal to at least $2,000 or an integral multiple of $1,000 thereafter, in the case of the Senior Dollar Floating Rate Notes and the Senior Dollar Fixed Rate Notes, and €50,000 or an integral multiple of €1,000 thereafter, in the case of the Senior Euro Floating Rate Notes; and

          (8)   the other instructions, as determined by us, consistent with the covenant described hereunder, that a Holder must follow.

        The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Senior Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

        On the Change of Control Payment Date, the Issuer will, to the extent permitted by law,

          (1)   accept for payment all Senior Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer,

          (2)   deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all Senior Notes or portions thereof so tendered, and

          (3)   deliver, or cause to be delivered, to the Trustee for cancellation the Senior Notes so accepted together with an Officer's Certificate to the Trustee stating that such Senior Notes or portions thereof have been tendered to and purchased by the Issuer.

        The Senior Credit Facilities provide, and future credit agreements or other agreements relating to Senior Indebtedness to which the Issuer becomes a party may provide, that certain change of control events with respect to the Issuer would constitute a default thereunder (including a Change of Control under the Indenture). If we experience a change of control that triggers a default under our Senior Credit Facilities, we could seek a waiver of such default or seek to refinance our Senior Credit Facilities. In the event we do not obtain such a waiver or refinance the Senior Credit Facilities, such default could result in amounts outstanding under our Senior Credit Facilities being declared due and payable and cause a Receivables Facility to be wound-down.

        Our ability to pay cash to the Holders of Senior Notes following the occurrence of a Change of Control may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases.

        The Change of Control purchase feature of the Senior Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Initial Purchasers and us. After the Issue Date, we have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" and "—Certain Covenants—Liens." Such restrictions in the Indenture can be waived only with the consent of the Holders of a majority in principal amount of the Senior Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture will not contain any covenants or provisions that may afford Holders of the Senior Notes protection in the event of a highly leveraged transaction.

        The Issuer will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Senior Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

        The definition of "Change of Control" includes a disposition of all or substantially all of the assets of the Issuer to any Person. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Issuer. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of Senior Notes may require the Issuer to make an offer to repurchase the Senior Notes as described above.

        The provisions under the Indenture relative to the Issuer's obligation to make an offer to repurchase the Senior Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Senior Notes.

Asset Sales

        The Indenture provides that Holdings will not, and will not permit any of its Restricted Subsidiaries to, cause, make or suffer to exist an Asset Sale, unless:

          (1)   Holdings or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of; and

          (2)   except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by Holdings or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:

            (a)   any liabilities (as shown on Holdings' or such Restricted Subsidiary's most recent balance sheet or in the footnotes thereto) of Holdings or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Senior Notes, that are assumed by the transferee of any such assets and for which Holdings and all of its Restricted Subsidiaries have been validly released by all creditors in writing,

            (b)   any securities received by Holdings or such Restricted Subsidiary from such transferee that are converted by Holdings or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale, and

            (c)   any Designated Non-cash Consideration received by Holdings or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed 2.5% of Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash for purposes of this provision and for no other purpose.

        Within 450 days after the receipt of any Net Proceeds of any Asset Sale, Holdings or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale,

          (1)   to permanently reduce:

            (a)   Obligations under the Senior Credit Facilities; and to correspondingly reduce commitments with respect thereto;

            (b)   Obligations under Senior Indebtedness that is secured by a Lien, which Lien is permitted by the Indenture, and to correspondingly reduce commitments with respect thereto;

            (c)   Obligations under other Senior Indebtedness (and to correspondingly reduce commitments with respect thereto), provided that the Issuer shall equally and ratably reduce Obligations under the Senior Notes as provided under "Optional Redemption," through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their Senior Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Senior Notes that would otherwise be prepaid; or

            (d)   Indebtedness of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to Holdings or another Restricted Subsidiary;

          (2)   to make (a) an Investment in any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in Holdings or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) capital expenditures or (c) acquisitions of other assets, in each of (a), (b) and (c), used or useful in a Similar Business, or

          (3)   to make an investment in (a) any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in Holdings or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) properties or (c) acquisitions of other assets that, in each of (a), (b) and (c), replace the businesses, properties and/or assets that are the subject of such Asset Sale;

provided that, in the case of clauses (2) and (3) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as Holdings, or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an "Acceptable Commitment") and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, Holdings or such Restricted Subsidiary enters into another Acceptable Commitment (a "Second Commitment") within 180 days of such cancellation or termination; provided further that if any Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds.

        Any Net Proceeds from the Asset Sale that are not invested or applied as provided and within the time period set forth in the first sentence of the preceding paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $35.0 million, the Issuer shall make an offer to all Holders of the Senior Notes and, if required by the terms of any Indebtedness that is pari passu with the Senior Notes ("Pari Passu Indebtedness"), to the holders of such Pari Passu Indebtedness (an "Asset Sale Offer"), to purchase the maximum aggregate principal amount of the Senior Notes and such Pari Passu Indebtedness that is at least $2,000 or an integral multiple of $1,000 thereafter, in the case of the Senior Dollar Floating Rate Notes and the Senior Dollar Fixed Rate Notes, and €50,000 or an integral multiple of €1,000 thereafter, in the case of the Senior Euro Floating Rate Notes, that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $35.0 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee.

        To the extent that the aggregate amount of Senior Notes and such Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in the Indenture. If the aggregate principal amount of Senior Notes or the Pari Passu Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Senior Notes and such Pari Passu Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the Senior Notes or such Pari Passu Indebtedness tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset to zero.

        Pending the final application of any Net Proceeds pursuant to this covenant, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by the Indenture.

        The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Senior Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

Selection and Notice

        If the Issuer is redeeming less than all of the Senior Notes issued by it at any time, the Trustee will select the Senior Notes to be redeemed (a) if the Senior Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Senior Notes are listed or (b) on a pro rata basis to the extent practicable, or, if the pro rata basis is not practicable for any reason by lot or by such other method as the Trustee shall deem fair and appropriate.

        Notices of purchase or redemption shall be mailed by first-class mail, postage prepaid, at least 30 but not more than 60 days before the purchase or redemption date to each Holder of Senior Notes at such Holder's registered address or otherwise in accordance with the procedures of DTC, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Senior Notes or a satisfaction and discharge of the Indenture. If any Senior Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Senior Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

        The Issuer will issue a new Senior Note in a principal amount equal to the unredeemed portion of the original Senior Note in the name of the Holder upon cancellation of the original Senior Note. Senior Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Senior Notes or portions of them called for redemption.

Certain Covenants

        Set forth below are summaries of certain covenants contained in the Indenture. If on any date following the date of the Issue Date (i) the Senior Notes have Investment Grade Ratings from both Rating Agencies, and (ii) no Default has occurred and is continuing under the Indenture then, beginning on that day and continuing at all times thereafter regardless of any subsequent changes in the rating of the Senior Notes (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a "Covenant Suspension Event") the covenants specifically listed under the following captions in this "Description of Senior Notes" section of this prospectus will not be applicable to the Senior Notes (collectively, the "Suspended Covenants)":

          (1)   "—Repurchase at the Option of Holders—Asset Sales";

          (2)   "—Limitation on Restricted Payments";

          (3)   "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

          (4)   clause (4) of the first paragraph of "—Merger, Consolidation or Sale of All or Substantially All Assets";

          (5)   "—Transactions with Affiliates";

          (6)   "—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries"; and

          (7)   "—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries."

During any period that the foregoing covenants have been suspended, Holdings may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to the second sentence of the definition of "Unrestricted Subsidiary."

        If and while Holdings and its Restricted Subsidiaries are not subject to the Suspended Covenants, the Notes will be entitled to substantially less covenant protection. In the event that Holdings and its Restricted Subsidiaries are not subject to the Suspended Covenants under the Indenture for any period of time as a result of the foregoing, and on any subsequent date (the "Reversion Date") one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Senior Notes below an Investment Grade Rating, then Holdings and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under the Indenture with respect to future events. The period of time between the Suspension Date and the Reversion Date is referred to in this description as the "Suspension Period". The Guarantees of the Guarantors will be suspended during the Suspension Period. Additionally, upon the occurrence of a Covenant Suspension Event, the amount of Excess Proceeds from Net Proceeds shall be reset to zero.

        During any Suspension Period, Holdings will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction; provided, however, that Holdings or any Restricted Subsidiary may enter into a Sale and Lease-Back Transaction if (i) Holdings or such Restricted

Subsidiary could have incurred a Lien to secure the Indebtedness attributable to such Sale and Leaseback Transaction pursuant to "—Liens" below without equally and ratably securing the Senior Notes pursuant to the covenant described under such covenant; and (ii) the consideration received by Holdings or such Restricted Subsidiary in that Sale and Lease-Back Transaction is at least equal to the fair market value of the property sold and otherwise complies with "—Repurchase at the Option of Holders—Asset Sales" above; provided, further, that the foregoing provisions shall cease to apply on and subsequent to the Reversion Date following such Suspension Period.

        Notwithstanding the foregoing, in the event of any such reinstatement, no action taken or omitted to be taken by Holdings or any of its Restricted Subsidiaries prior to such reinstatement will give rise to a Default or Event of Default under the Indenture with respect to the Senior Notes; provided that (1) with respect to Restricted Payments made after such reinstatement, the amount of Restricted Payments made will be calculated as though the covenant described above under the caption "—Limitation on Restricted Payments" had been in effect prior to, but not during, the Suspension Period; and (2) all Indebtedness incurred, or Disqualified Stock issued, during the Suspension Period will be classified to have been incurred or issued pursuant to clause (3) of the second paragraph of "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock."

        There can be no assurance that the Senior Notes will ever achieve or maintain Investment Grade Ratings.

Limitation on Restricted Payments

        Holdings will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

          (I)   declare or pay any dividend or make any payment or distribution on account of Holdings', or any of its Restricted Subsidiaries' Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation other than:

            (a)   dividends or distributions by Holdings payable solely in Equity Interests (other than Disqualified Stock) of Holdings; or

            (b)   dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, Holdings or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

          (II)  purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of Holdings or any direct or indirect parent of Holdings, including in connection with any merger or consolidation;

          (III)   make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than:

            (a)   Indebtedness permitted under clauses (7) and (8) of the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; or

            (b)   the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

          (IV)   make any Restricted Investment

(all such payments and other actions set forth in clauses (I) through (IV) above being collectively referred to as "Restricted Payments"), unless, at the time of such Restricted Payment:

          (1)   no Default shall have occurred and be continuing or would occur as a consequence thereof;

          (2)   immediately after giving effect to such transaction on a pro forma basis, Holdings could incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" (the "Fixed Charge Coverage Test"); and

          (3)   such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Holdings and its Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (1), (2) (with respect to the payment of dividends on Refunding Capital Stock (as defined below) pursuant to clause (b) thereof only), (6)(c), (9) and (14) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of (without duplication):

            (a)   50% of the Consolidated Net Income of Holdings for the period (taken as one accounting period) beginning July 1, 2006, to the end of Holdings' recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus

            (b)   100% of the aggregate net cash proceeds and the fair market value of marketable securities or other property received by Holdings since immediately after the Issue Date (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock") from the issue or sale of:

              (i)    (A) Equity Interests of Holdings, including Treasury Capital Stock (as defined below), but excluding cash proceeds and the fair market value of marketable securities or other property received from the sale of:

                (x)   Equity Interests to members of management, directors or consultants of Holdings, any direct or indirect parent company of Holdings and Holdings' Subsidiaries after the Issue Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph; and

                (y)   Designated Preferred Stock;

        and (B) to the extent such net cash proceeds are actually contributed to Holdings, Equity Interests of Holdings' direct or indirect parent companies (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph); or

              (ii)   debt securities of Holdings that have been converted into or exchanged for such Equity Interests of Holdings;

    provided, however, that this clause (b) shall not include the proceeds from (W) Refunding Capital Stock (as defined below), (X) Equity Interests or convertible debt securities of Holdings sold to a Restricted Subsidiary, as the case may be, (Y) Disqualified Stock or debt securities that have been converted into Disqualified Stock or (Z) Excluded Contributions; plus

            (c)   100% of the aggregate amount of cash and the fair market value of marketable securities or other property contributed to the capital of Holdings following the Issue Date (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock") (other than by a Restricted Subsidiary and other than by any Excluded Contributions); plus

            (d)   100% of the aggregate amount received in cash and the fair market value of marketable securities or other property received by means of:

              (i)    the sale or other disposition (other than to Holdings or a Restricted Subsidiary) of Restricted Investments made by Holdings or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from Holdings or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments by Holdings or its Restricted Subsidiaries, in each case after the Issue Date; or

              (ii)   the sale (other than to Holdings or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by Holdings or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary after the Issue Date; plus

            (e)   in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after the Issue Date, the fair market value of the Investment in such Unrestricted Subsidiary (which, if the fair market value of such Investment shall exceed $50.0 million, shall be set forth in writing by an Independent Financial Advisor), at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary other than an Unrestricted Subsidiary to the extent the Investment in such Unrestricted Subsidiary was made by Holdings or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment.

        The foregoing provisions will not prohibit:

          (1)   the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture;

          (2)   (a) the redemption, repurchase, retirement or other acquisition of any Equity Interests ("Treasury Capital Stock") or Subordinated Indebtedness of Holdings or any Equity Interests of any direct or indirect parent company of Holdings, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of Holdings or any direct or indirect parent company of Holdings to the extent contributed to Holdings (in each case, other than any Disqualified Stock) ("Refunding Capital Stock") and (b) if

  immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of Holdings) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

          (3)   the redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Issuer or a Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer or a Guarantor, as the case may be, which is incurred in compliance with "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" so long as:

            (a)   the principal amount of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value, plus the amount of any reasonable premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness;

            (b)   such new Indebtedness is subordinated to the Senior Notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, acquired or retired for value;

            (c)   such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired; and

            (d)   such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired;

          (4)   a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of Holdings or any of its direct or indirect parent companies held by any future, present or former employee, director or consultant of Holdings, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year $20.0 million (which shall increase to $25.0 million subsequent to the consummation of an underwritten public Equity Offering by Holdings or any direct or indirect parent entity of Holdings) (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $25.0 million in any calendar year (which shall increase to $50.0 million subsequent to the consummation of an underwritten public Equity Offering by Holdings or any direct or indirect parent corporation of Holdings)); provided further that such amount in any calendar year may be increased by an amount not to exceed:

            (a)   the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of Holdings and, to the extent contributed to Holdings, Equity Interests of any of Holdings' direct or indirect parent companies, in each case to members of management, directors or consultants of Holdings, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Issue Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of the preceding paragraph; plus

            (b)   the cash proceeds of key man life insurance policies received by Holdings or its Restricted Subsidiaries after the Issue Date; less

            (c)   the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a) and (b) of this clause (4);

  and provided further that cancellation of Indebtedness owing to Holdings from members of management of Holdings, any of Holdings' direct or indirect parent companies or any of Holdings' Restricted Subsidiaries in connection with a repurchase of Equity Interests of Holdings or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

          (5)   the declaration and payment of dividends to holders of any class or series of Disqualified Stock of Holdings or any of its Restricted Subsidiaries issued in accordance with the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" to the extent such dividends are included in the definition of "Fixed Charges";

          (6)   (a) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by Holdings after the Issue Date;

            (b)   the declaration and payment of dividends to a direct or indirect parent company of Holdings, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent corporation issued after the Issue Date, provided that the amount of dividends paid pursuant to this clause (b) shall not exceed the aggregate amount of cash actually contributed to Holdings from the sale of such Designated Preferred Stock; or

            (c)   the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph;

provided, however, in the case of each of (a), (b) and (c) of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, Holdings and its Restricted Subsidiaries on a consolidated basis would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

          (7)   Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities, not to exceed the greater of $75.0 million and 1.5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

          (8)   repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

          (9)   the declaration and payment of dividends on Holdings' common stock (or the payment of dividends to any direct or indirect parent entity to fund a payment of dividends on such entity's common stock), following the first public offering of Holdings' common stock or the common stock of any of its direct or indirect parent companies after the Issue Date, of up to 6% per annum of the net cash proceeds received by or contributed to Holdings in or from any such public offering, other than public offerings with respect to Holdings' common stock registered on Form S-8 and other than any public sale constituting an Excluded Contribution;

          (10) Restricted Payments that are made with Excluded Contributions;

          (11) other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (11) not to exceed 1.875% of Total Assets at the time made;

          (12) distributions or payments of Receivables Fees;

          (13) any Restricted Payment used to fund the Transaction and the fees and expenses related thereto or owed to Affiliates, in each case to the extent permitted by the covenant described under "—Transactions with Affiliates";

          (14) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described under the captions "—Repurchase at the Option of Holders—Change of Control" and "—Repurchase at the Option of Holders—Asset Sales"; provided that all Senior Notes validly tendered by Holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

          (15) the declaration and payment of dividends by Holdings to, or the making of loans to, any direct or indirect parent in amounts required for any direct or indirect parent companies to pay, in each case without duplication,

            (a)   franchise taxes and other fees, taxes and expenses required to maintain their corporate existence;

            (b)   federal, state and local income taxes, to the extent such income taxes are attributable to the income of Holdings and its Restricted Subsidiaries and, to the extent of the amount actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that Holdings and its Restricted Subsidiaries would be required to pay in respect of federal, state and local taxes for such fiscal year were Holdings, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity;

            (c)   customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company of Holdings to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of Holdings and its Restricted Subsidiaries;

            (d)   general corporate operating and overhead costs and expenses of any direct or indirect parent company of Holdings to the extent such costs and expenses are attributable to the ownership or operation of Holdings and its Restricted Subsidiaries; and

            (e)   fees and expenses other than to Affiliates of Holdings related to any unsuccessful equity or debt offering of such parent entity; and

          (16) the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to Holdings or a Restricted Subsidiary by Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are cash and/or Cash Equivalents);

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (11) and (16), no Default shall have occurred and be continuing or would occur as a consequence thereof.

        As of the Issue Date, all of Holdings' Subsidiaries were Restricted Subsidiaries. Holdings will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of "Unrestricted Subsidiary." For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by Holdings and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of "Investment." Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to the first paragraph of this covenant or under clause (7), (10), (11) or (16) of the second paragraph of this covenant, or pursuant to the definition of "Permitted Investments," and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture.

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

        Holdings will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, "incur" and collectively, an "incurrence") with respect to any Indebtedness (including Acquired Indebtedness) and Holdings will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that Holdings may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio on a consolidated basis for Holdings and its Restricted Subsidiaries' most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period; provided that Restricted Subsidiaries that are not Guarantors may not incur Indebtedness or Disqualified Stock or Preferred Stock if, after giving pro forma effect to such incurrence or issuance (including a pro forma application of the net proceeds therefrom), more than an aggregate of $100.0 million of Indebtedness or Disqualified Stock or Preferred Stock of Restricted Subsidiaries that are not Guarantors is outstanding pursuant to this paragraph at such time.

        The foregoing limitations will not apply to:

          (1)   the incurrence of Indebtedness under Credit Facilities by Holdings or any of its Restricted Subsidiaries and the issuance and creation of letters of credit and bankers' acceptances thereunder (with letters of credit and bankers' acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount of $3,100 million outstanding at any one time, less the aggregate of mandatory principal payments actually made by the borrower thereunder in respect of Indebtedness thereunder with Net Proceeds from an Asset Sale or series of related Asset Sales;

          (2)   the incurrence by the Issuer and any Guarantor of Indebtedness represented by (a) the Senior Notes (including any Guarantee) (other than any Additional Senior Notes) and (b) the Senior Subordinated Notes (including any guarantee thereof);

          (3)   Indebtedness of Holdings and its Restricted Subsidiaries in existence on the Issue Date (other than Indebtedness described in clauses (1) and (2));

          (4)   Indebtedness (including Capitalized Lease Obligations), Disqualified Stock and Preferred Stock incurred by Holdings or any of its Restricted Subsidiaries, to finance the purchase, lease or improvement of property (real or personal) or equipment that is used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets in an aggregate principal amount, together with any Refinancing Indebtedness in respect thereof and all other Indebtedness, Disqualified Stock and/or Preferred Stock issued and outstanding under this clause (4) not to exceed 4.0% of Total Assets at any time outstanding; so long as such Indebtedness exists at the date of such purchase, lease or improvement, or is created within 270 days thereafter;

          (5)   Indebtedness incurred by Holdings or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers' compensation claims, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

          (6)   Indebtedness arising from agreements of Holdings or its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that

            (a)   such Indebtedness is not reflected on the balance sheet of Holdings, or any of its Restricted Subsidiaries (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (6)(a)); and

            (b)   the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by Holdings and its Restricted Subsidiaries in connection with such disposition;

          (7)   Indebtedness of Holdings to a Restricted Subsidiary; provided that any such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor is expressly subordinated in right of payment to the Senior Notes; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to Holdings or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness;

          (8)   Indebtedness of a Restricted Subsidiary to Holdings or another Restricted Subsidiary; provided that if a Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not a Guarantor, such Indebtedness is expressly subordinated in right of payment to the Guarantee of the Senior Notes of such Guarantor; provided further that any subsequent transfer of any such

  Indebtedness (except to Holdings or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness;

          (9)   shares of Preferred Stock of a Restricted Subsidiary issued to Holdings or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to Holdings or another of its Restricted Subsidiaries) shall be deemed in each case to be an issuance of such shares of Preferred Stock;

          (10) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk with respect to any Indebtedness permitted to be incurred pursuant to "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock," exchange rate risk or commodity pricing risk;

          (11) obligations in respect of performance, bid, appeal and surety bonds and completion guarantees provided by Holdings or any of its Restricted Subsidiaries in the ordinary course of business;

          (12) (a) Indebtedness or Disqualified Stock of Holdings and Indebtedness, Disqualified Stock or Preferred Stock of Holdings or any Restricted Subsidiary equal to 200% of the net cash proceeds received by Holdings since immediately after the Issue Date from the issue or sale of Equity Interests of Holdings or cash contributed to the capital of Holdings (in each case, other than proceeds of Disqualified Stock or sales of Equity Interests to Holdings or any of its Subsidiaries) as determined in accordance with clauses (3)(b) and (3)(c) of the first paragraph of "—Limitation on Restricted Payments" to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to the second paragraph of "—Limitation on Restricted Payments" or to make Permitted Investments (other than Permitted Investments specified in clauses (1) and (3) of the definition thereof) and (b) Indebtedness or Disqualified Stock of Holdings and Indebtedness, Disqualified Stock or Preferred Stock of Holdings or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (12)(b), does not at any one time outstanding exceed $300.0 million; provided, however that no more than $100.0 million of Indebtedness, Disqualified Stock or Preferred Stock at any one time outstanding and incurred pursuant to this clause (12)(b) shall be incurred by Restricted Subsidiaries that are not Guarantors (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (12)(b) shall cease to be deemed incurred or outstanding for purposes of this clause (12)(b) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which Holdings or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (12)(b));

          (13) the incurrence by Holdings or any Restricted Subsidiary, of Holdings of Indebtedness, Disqualified Stock or Preferred Stock which serves to refund or refinance any Indebtedness, Disqualified Stock or Preferred Stock incurred as permitted under the first paragraph of this covenant and clauses (2), (3), (4) and (12)(a) above, this clause (13) and clause (14) below or any Indebtedness, Disqualified Stock or Preferred Stock issued to so refund or refinance such Indebtedness, Disqualified Stock or Preferred Stock including additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including reasonable tender premiums), defeasance costs and fees in connection therewith (the "Refinancing Indebtedness") prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

            (a)   has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of, the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced,

            (b)   to the extent such Refinancing Indebtedness refinances (i) Indebtedness subordinated or pari passu to the Senior Notes or any Guarantee thereof, such Refinancing Indebtedness is subordinated or pari passu to the Senior Notes or the Guarantee at least to the same extent as the Indebtedness being refinanced or refunded or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively, and

            (c)   shall not include:

              (i)    Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of Holdings that is not a Guarantor (other than the Issuer) that refinances Indebtedness, Disqualified Stock or Preferred Stock of Holdings;

              (ii)   Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of Holdings that is not a Guarantor (other than the Issuer) that refinances Indebtedness, Disqualified Stock or Preferred Stock of a Guarantor; or

              (iii)  Indebtedness, Disqualified Stock or Preferred Stock of Holdings or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary;

  and provided further that subclause (a) of this clause (13) will not apply to any refunding or refinancing of any Indebtedness outstanding under a Credit Facility;

          (14) Indebtedness, Disqualified Stock or Preferred Stock of (x) the Issuer or a Guarantor incurred to finance an acquisition or (y) Persons that are acquired by the Issuer or any Guarantor or merged into the Issuer or a Guarantor in accordance with the terms of the Indenture; provided that after giving effect to such acquisition or merger, either

            (a)   Holdings would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Test, or

            (b)   the Fixed Charge Coverage Ratio of Holdings and the Restricted Subsidiaries is greater than immediately prior to such acquisition or merger;

          (15) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within two Business Days of its incurrence;

          (16) Indebtedness of Holdings or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to the Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit;

          (17) (a) any guarantee by Holdings or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of the Indenture, or

            (b)   any guarantee by a Restricted Subsidiary of Indebtedness of Holdings; provided that such guarantee is incurred in accordance with the covenant described below under "—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries";

          (18) Indebtedness of Holdings or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements in each case, incurred in the ordinary course of business; and

          (19) Indebtedness consisting of Indebtedness issued by Holdings or any of its Restricted Subsidiaries to current or former officers, directors and employees thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of Holdings or any direct or indirect parent company of Holdings to the extent described in clause (4) of the second paragraph under the caption "—Limitation on Restricted Payments."

        For purposes of determining compliance with this covenant:

          (1)   in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (19) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer, in its sole discretion, will classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above clauses; provided that all Indebtedness outstanding under the Credit Facilities on the Issue Date will be treated as incurred on the Issue Date under clause (1) of the preceding paragraph; and

          (2)   at the time of incurrence, the Issuer will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs above.

Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness, Disqualified Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant.

        For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

        The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

        The Indenture provides that the Issuer will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinated or junior in right of payment to any Indebtedness of the Issuer or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Senior Notes or such Guarantor's Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Issuer or such Guarantor, as the case may be.

        The Indenture will not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.

Liens

        The Issuer will not, and will not permit any Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures obligations under any Indebtedness or any related Guarantee, on any asset or property of the Issuer or any Guarantor, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

          (1)   in the case of Liens securing Subordinated Indebtedness, the Senior Notes and related Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or

          (2)   in all other cases, the Senior Notes or the Guarantees are equally and ratably secured, except that the foregoing shall not apply to (a) Liens securing the Senior Notes and the related Guarantees, (b) Liens securing Indebtedness permitted to be incurred under Credit Facilities, including any letter of credit facility relating thereto, that was permitted by the terms of the Indenture to be incurred pursuant to clause (1) of the second paragraph under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" and (c) Liens securing Indebtedness under Credit Facilities permitted to be incurred under the covenant described above under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; provided that, with respect to Liens securing Indebtedness permitted under this subclause (c), at the time of incurrence and after giving pro forma effect thereto, the Consolidated Secured Debt Ratio would be no greater than 4.0 to 1.0.

Merger, Consolidation or Sale of All or Substantially All Assets

        Neither Holdings nor the Issuer may consolidate or merge with or into or wind up into (whether or not Holdings or the Issuer, as applicable, is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

          (1)   Holdings or the Issuer, as applicable, is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of the jurisdiction of organization of Holdings or the Issuer or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Person, as the case may be, being herein called the "Successor Company");

          (2)   the Successor Company, if other than Holdings or the Issuer, expressly assumes all the obligations of Holdings or the Issuer, as applicable, under the Senior Notes pursuant to supplemental indentures or other documents or instruments;

          (3)   immediately after such transaction, no Default exists;

          (4)   immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period,

            (a)   the Successor Company or Holdings would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Test, or

            (b)   the Fixed Charge Coverage Ratio for the Successor Company, Holdings or the Issuer, as applicable, and the Restricted Subsidiaries would be greater than the Fixed Charge Coverage Ratio for Holdings and its Restricted Subsidiaries immediately prior to such transaction;

          (5)   each Guarantor, unless it is the other party to the transactions described above, in which case clause (1)(b) of the third succeeding paragraph shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person's obligations under the Indenture, the Senior Notes and the Registration Rights Agreement; and

          (6)   the Issuer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture.

        The Successor Company will succeed to, and be substituted for Holdings or the Issuer, as the case may be, under the Indenture, the Guarantees and the Senior Notes, as applicable. Notwithstanding the foregoing clauses (3) and (4),

          (1)   any Restricted Subsidiary may consolidate with or merge into or transfer all or part of its properties and assets to Holdings or the Issuer, and

          (2)   Holdings or the Issuer may merge with an Affiliate of Holdings or the Issuer, as the case may be, solely for the purpose of reincorporating Holdings or the Issuer in a State of the United States so long as the amount of Indebtedness of Holdings and its Restricted Subsidiaries is not increased thereby.

        Subject to certain limitations described in the Indenture governing release of a Guarantee upon the sale, disposition or transfer of a guarantor, no Guarantor will, and the Issuer will not permit any Guarantor to, consolidate or merge with or into or wind up into (whether or not the Issuer or Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

          (1)   (a) such Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of the jurisdiction of organization of such Guarantor, as the case may be, or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the "Successor Person");

            (b)   the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under the Indenture and such Guarantor's related Guarantee pursuant to supplemental indentures or other documents or instruments;

            (c)   immediately after such transaction, no Default exists; and

            (d)   the Issuer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture; or

          (2)   the transaction is made in compliance with the covenant described under "—Repurchase at the Option of Holders—Asset Sales."

        Subject to certain limitations described in the Indenture, the Successor Person will succeed to, and be substituted for, such Guarantor under the Indenture and such Guarantor's Guarantee. Notwithstanding the foregoing, any Guarantor may merge into or transfer all or part of its properties and assets to another Guarantor or the Issuer.

Transactions with Affiliates

        Holdings will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Holdings (each of the foregoing, an "Affiliate Transaction") involving aggregate payments or consideration in excess of $10.0 million, unless:

          (1)   such Affiliate Transaction is on terms that are not materially less favorable to Holdings or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Holdings or such Restricted Subsidiary with an unrelated Person on an arm's-length basis; and

          (2)   the Issuer delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $20.0 million, a resolution adopted by the majority of the board of directors of the Issuer approving such Affiliate Transaction and set forth in an Officer's Certificate certifying that such Affiliate Transaction complies with clause (1) above.

        The foregoing provisions will not apply to the following:

          (1)   transactions between or among Holdings or any of its Restricted Subsidiaries;

          (2)   Restricted Payments permitted by the provisions of the Indenture described above under the covenant "—Limitation on Restricted Payments" and the definition of "Permitted Investments";

          (3)   the payment of management, consulting, monitoring and advisory fees and related expenses to the Investors pursuant to the Sponsor Management Agreement (plus any unpaid management, consulting, monitoring and advisory fees and related expenses accrued in any prior year) and the termination fees pursuant to the Sponsor Management Agreement, in each case as in effect on the Issue Date;

          (4)   the payment of reasonable and customary fees paid to, and indemnities provided for the benefit of, officers, directors, employees or consultants of Holdings, any of its direct or indirect parent companies or any of its Restricted Subsidiaries;

          (5)   transactions in which Holdings or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to Holdings or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to Holdings or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Holdings or such Restricted Subsidiary with an unrelated Person on an arm's-length basis;

          (6)   any agreement as in effect as of the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date);

          (7)   the existence of, or the performance by Holdings or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by Holdings or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (7) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders when taken as a whole;

          (8)   the Transaction and the payment of all fees and expenses related to the Transaction, in each case as disclosed in the offering memorandum dated August 11, 2006 relating to the offering of the outstanding notes;

          (9)   transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture which are fair to Holdings and its Restricted Subsidiaries, in the reasonable determination of the board of directors of Holdings or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

          (10) the issuance of Equity Interests (other than Disqualified Stock) of Holdings to any Permitted Holder or to any director, officer, employee or consultant;

          (11) sales of accounts receivable, or participations therein, in connection with any Receivables Facility;

          (12) payments by Holdings or any of its Restricted Subsidiaries to any of the Investors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved by a majority of the board of directors of Holdings in good faith;

          (13) payments or loans (or cancellation of loans) to employees or consultants of Holdings, any of its direct or indirect parent companies or any of its Restricted Subsidiaries and employment agreements, stock option plans and other similar arrangements with such employees or consultants which, in each case, are approved by a majority of the board of directors of Holdings in good faith; and

          (14) investments by the Investors in securities of Holdings or any of its Restricted Subsidiaries so long as (i) the investment is being offered generally to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5% of the proposed or outstanding issue amount of such class of securities.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

        Holdings will not, and will not permit any of its Restricted Subsidiaries that are not Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

          (1)   (a) pay dividends or make any other distributions to Holdings or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or

            (b)   pay any Indebtedness owed to Holdings or any of its Restricted Subsidiaries;

          (2)   make loans or advances to Holdings or any of its Restricted Subsidiaries; or

          (3)   sell, lease or transfer any of its properties or assets to Holdings or any of its Restricted Subsidiaries,

        except (in each case) for such encumbrances or restrictions existing under or by reason of:

            (a)   contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Senior Credit Facilities and the related documentation and the indenture governing the Senior Subordinated Notes and the related documentation;

            (b)   the Indenture and the Senior Notes;

            (c)   purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (3) above on the property so acquired;

            (d)   applicable law or any applicable rule, regulation or order;

            (e)   any agreement or other instrument of a Person acquired by Holdings or any of its Restricted Subsidiaries in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;

            (f)    contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of Holdings pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

            (g)   Secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" and "—Liens" that limit the right of the debtor to dispose of the assets securing such Indebtedness;

            (h)   restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

            (i)    other Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

            (j)    customary provisions in joint venture agreements and other similar agreements relating solely to such joint venture;

            (k)   customary provisions contained in leases or licenses of intellectual property and other agreements, in each case, entered into in the ordinary course of business;

            (l)    any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (k) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of Holdings, no more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; and

            (m)  restrictions created in connection with any Receivables Facility that, in the good faith determination of the Issuer are necessary or advisable to effect such Receivables Facility.

Limitation on Guarantees of Indebtedness by Restricted Subsidiaries

        Holdings will not permit any of its Wholly-Owned Subsidiaries that are Restricted Subsidiaries (and non-Wholly-Owned Subsidiaries if such non-Wholly-Owned Subsidiaries guarantee other capital markets debt securities), other than a Guarantor or a Foreign Subsidiary, to guarantee the payment of any Indebtedness of the Issuer or any other Guarantor unless:

          (1)   such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to the Indenture providing for a Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Issuer or any Guarantor:

            (a)   if the Senior Notes or such Guarantor's Guarantee are subordinated in right of payment to such Indebtedness, the Guarantee under the supplemental indenture shall be subordinated to such Restricted Subsidiary's guarantee with respect to such Indebtedness substantially to the same extent as the Senior Notes are subordinated to such Indebtedness; and

            (b)   if such Indebtedness is by its express terms subordinated in right of payment to the Senior Notes or such Guarantor's Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Senior Notes;

          (2)   such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against Holdings or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee; and

          (3)   such Restricted Subsidiary shall deliver to the Trustee an Opinion of Counsel to the effect that:

            (a)   such Guarantee has been duly executed and authorized; and

            (b)   such Guarantee constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity;

provided that this covenant shall not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

Reports and Other Information

        Notwithstanding that Holdings may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Indenture will require Holdings to file with the SEC (and make available to the Trustee and Holders of the Senior Notes (without exhibits), without cost to any Holder, within 15 days after it files them with the SEC) from and after the Issue Date,

          (1)   within 90 days (or any other time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-K by a non-accelerated filer) after the end of each fiscal year, annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

          (2)   within 45 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q containing all quarterly information that would be required to be contained in Form 10-Q, or any successor or comparable form;

          (3)   promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K, or any successor or comparable form; and

          (4)   any other information, documents and other reports which Holdings would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

in each case, in a manner that complies in all material respects with the requirements specified in such form; provided that Holdings shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event Holdings will make available such information to prospective purchasers of Senior Notes, in addition to providing such information to the Trustee and the Holders of the Senior Notes, in each case within 15 days after the time Holdings would be required to file such information with the SEC, if it were subject to Sections 13 or 15(d) of the Exchange Act. In addition, to the extent not satisfied by the foregoing, Holdings will agree that, for so long as any Senior Notes are outstanding, it will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

        In the event that any direct or indirect parent company of Holdings becomes a guarantor of the Senior Notes, the Indenture will permit Holdings to satisfy its obligations in this covenant with respect to financial information relating to Holdings by furnishing financial information relating to such parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to Holdings and its Restricted Subsidiaries on a standalone basis, on the other hand.

        Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the commencement of the exchange offer or the effectiveness of the shelf registration statement by (1) the filing with the SEC of the exchange offer registration statement or shelf registration statement (or any other similar registration statement), and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act or (2) by posting on its website or providing to the Trustee within 15 days of the time periods after Holdings would have been required to file annual and interim reports with the SEC, the financial information (including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" section) that would be required to be included in such reports, subject to exceptions consistent with the presentation of financial information in the offering memorandum dated August 11, 2006 relating to the offering of the outstanding notes.

Events of Default and Remedies

        The Indenture provides that each of the following is an Event of Default:

          (1)   default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Senior Notes;

          (2)   default for 30 days or more in the payment when due of interest or Additional Interest on or with respect to the Senior Notes;

          (3)   failure by the Issuer or any Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of not less 25% in principal amount of the Senior Notes to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (1) and (2) above) contained in the Indenture or the Senior Notes;

          (4)   default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by Holdings or any of its Restricted Subsidiaries or the payment of which is guaranteed by Holdings or any of its Restricted Subsidiaries, other than Indebtedness owed to Holdings or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Senior Notes, if both:

            (a)   such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

            (b)   the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $50.0 million or more at any one time outstanding;

          (5)   failure by Holdings or any Significant Subsidiary to pay final judgments aggregating in excess of $50.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

          (6)   certain events of bankruptcy or insolvency with respect to Holdings or any Significant Subsidiary; or

          (7)   the Guarantee of any Significant Subsidiary shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Subsidiary, as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of the Indenture or the release of any such Guarantee in accordance with the Indenture.

          If any Event of Default (other than of a type specified in clause (6) above) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in principal amount of the then total outstanding Senior Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Senior Notes to be due and payable immediately.

        Upon the effectiveness of such declaration, such principal and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) of the first paragraph of this section, all outstanding Senior Notes will become due and payable without further action or notice. The Indenture will provide that the Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest.

        The Indenture provides that the Holders of a majority in aggregate principal amount of the then outstanding Senior Notes by notice to the Trustee may on behalf of the Holders of all of the Senior Notes waive any existing Default and its consequences under the Indenture except a continuing Default in the payment of interest on, premium, if any, or the principal of any Senior Note held by a non-consenting Holder. In the event of any Event of Default specified in clause (4) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Senior Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:

          (1)   the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

          (2)   holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

          (3)   the default that is the basis for such Event of Default has been cured.

        Subject to the provisions of the Indenture relating to the duties of the Trustee thereunder, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the Senior Notes unless the Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a Senior Note may pursue any remedy with respect to the Indenture or the Senior Notes unless:

          (1)   such Holder has previously given the Trustee notice that an Event of Default is continuing;

          (2)   Holders of at least 25% in principal amount of the total outstanding Senior Notes have requested the Trustee to pursue the remedy;

          (3)   Holders of the Senior Notes have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

          (4)   the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

          (5)   Holders of a majority in principal amount of the total outstanding Senior Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, under the Indenture the Holders of a majority in principal amount of the total outstanding Senior Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Senior Note or that would involve the Trustee in personal liability.

        The Indenture provides that the Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required, within five Business Days, upon becoming aware of any Default, to deliver to the Trustee a statement specifying such Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor or any of their parent companies shall have any liability for any obligations of the Issuer or the Guarantors under the Senior Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting Senior Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

        The obligations of the Issuer and the Guarantors under the Indenture will terminate (other than certain obligations) and will be released upon payment in full of all of the Senior Notes. The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the Senior Notes and have the Issuer and each Guarantor's obligation discharged with respect to its Guarantee ("Legal Defeasance") and cure all then existing Events of Default except for:

          (1)   the rights of Holders of Senior Notes to receive payments in respect of the principal of, premium, if any, and interest on the Senior Notes when such payments are due solely out of the trust created pursuant to the Indenture;

          (2)   the Issuer's obligations with respect to Senior Notes concerning issuing temporary Senior Notes, registration of such Senior Notes, mutilated, destroyed, lost or stolen Senior Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

          (3)   the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer's obligations in connection therewith; and

          (4)   the Legal Defeasance provisions of the Indenture.

        In addition, the Issuer may, at its option and at any time, elect to have its obligations and those of each Guarantor released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default with respect to the Senior Notes. In the event Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Issuer) described under "—Events of Default and Remedies" will no longer constitute an Event of Default with respect to the Senior Notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Senior Notes:

          (1)   the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Senior Notes, cash in U.S. dollars, U.S. dollar-denominated Government Securities, or a combination thereof, in the case of Senior Dollar Floating Rate Notes and/or Senior Dollar Fixed Rate Notes and cash in euro, euro-denominated Government Securities, or a combination thereof, in the case of Senior Euro Floating Rate Notes, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the Senior Notes on the stated maturity date or on the redemption date, as the case may be, of such principal, premium, if any, or interest on such Senior Notes and the Issuer must specify whether such Senior Notes are being defeased to maturity or to a particular redemption date;

          (2)   in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

            (a)   the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

            (b)   since the issuance of the Senior Notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the Senior Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3)   in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the Senior Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4)   no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

          (5)   such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Senior Credit Facilities, the Senior Subordinated Notes or the indenture pursuant to which the Senior Subordinated Notes were issued or any other material agreement or instrument (other than the Indenture) to which, the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from any borrowing of funds to be applied to make the deposit required to effect such Legal Defeasance or Covenant Defeasance and any similar and simultaneous deposit relating to other Indebtedness, and the granting of Liens in connection therewith);

          (6)   the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of Section 547 of Title 11 of the United States Code;

          (7)   the Issuer shall have delivered to the Trustee an Officer's Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and

          (8)   the Issuer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

        The Indenture will be discharged and will cease to be of further effect as to all Senior Notes, when either:

          (1)   all Senior Notes theretofore authenticated and delivered, except lost, stolen or destroyed Senior Notes which have been replaced or paid and Senior Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

          (2)  (a) all Senior Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer and the Issuer or any Guarantor have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Senior Notes, cash in U.S. dollars, U.S. dollar-denominated Government Securities, or a combination thereof, in the case of Senior Dollar Floating Rate Notes and/or Senior Dollar Fixed Rate Notes and euro, euro-denominated Government Securities or a combination thereof, in the case of Senior Euro Floating Rate Notes, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Senior Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

            (b)   no Default (other than that resulting from borrowing funds to be applied to make such deposit or any similar and simultaneous deposit relating to other Indebtedness) with respect to the Indenture or the Senior Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under the Senior Credit Facilities, Senior Subordinated Notes (or the indenture governing the Senior Subordinated Notes) or any other material agreement or instrument (other than the Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than resulting from any borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness);

            (c)   the Issuer has paid or caused to be paid all sums payable by it under the Indenture; and

            (d)   the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Senior Notes at maturity or the redemption date, as the case may be.

        In addition, the Issuer must deliver an Officer's Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Amendment, Supplement and Waiver

        Except as provided in the next two succeeding paragraphs, the Indenture, any Guarantee and the Senior Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Senior Notes then outstanding, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Senior Notes, and any existing Default or compliance with any provision of the Indenture or the Senior Notes issued thereunder may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Senior Notes, other than Senior Notes beneficially owned by the Issuer or its Affiliates (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Senior Notes); provided, however, that that if any amendment, waiver or other modification will only affect the Senior Dollar Floating Rate Notes, the Senior Euro Floating Rate Notes or the Senior Dollar Fixed Rate Notes, only the consent of the holders of at least a majority in principal amount of the then outstanding Senior Dollar Floating Rate Notes, Senior Euro Floating Rate Notes or Senior Dollar Fixed Rate Notes (and not the consent of at least a majority of all Senior Notes), as the case may be, shall be required.

        The Indenture provides that, without the consent of each affected Holder of Senior Notes, an amendment or waiver may not, with respect to any Senior Notes held by a non-consenting Holder:

          (1)   reduce the principal amount of such Senior Notes whose Holders must consent to an amendment, supplement or waiver;

          (2)   reduce the principal of or change the fixed final maturity of any such Senior Note or alter or waive the provisions with respect to the redemption of such Senior Notes (other than provisions relating to the covenants described above under the caption "Repurchase at the Option of Holders");

          (3)   reduce the rate of or change the time for payment of interest on any Senior Note;

          (4)   waive a Default in the payment of principal of or premium, if any, or interest on the Senior Notes, except a rescission of acceleration of the Senior Notes by the Holders of at least a majority in aggregate principal amount of the Senior Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in the Indenture or any Guarantee which cannot be amended or modified without the consent of all Holders;

          (5)   make any Senior Note payable in money other than that stated therein;

          (6)   make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Senior Notes;

          (7)   make any change in these amendment and waiver provisions;

          (8)   impair the right of any Holder to receive payment of principal of, or interest on such Holder's Senior Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Senior Notes;

          (9)   make any change to or modify the ranking of the Senior Notes that would adversely affect the Holders; or

          (10) except as expressly permitted by the Indenture, modify the Guarantees of any Significant Subsidiary in any manner adverse to the Holders of the Senior Notes.

        Notwithstanding the foregoing, the Issuer, any Guarantor (with respect to a Guarantee or the Indenture to which it is a party) and the Trustee may amend or supplement the Indenture and any Guarantee or Senior Notes without the consent of any Holder;

          (1)   to cure any ambiguity, omission, mistake, defect or inconsistency;

          (2)   to provide for uncertificated Senior Notes of such series in addition to or in place of certificated Senior Notes;

          (3)   to comply with the covenant relating to mergers, consolidations and sales of assets;

          (4)   to provide the assumption of the Issuer's or any Guarantor's obligations to the Holders;

          (5)   to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder;

          (6)   to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor;

          (7)   to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

          (8)   to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee thereunder pursuant to the requirements thereof;

          (9)   to provide for the issuance of exchange notes or private exchange notes, which are identical to exchange notes except that they are not freely transferable;

          (10) to add a Guarantor under the Indenture;

          (11) to conform the text of the Indenture, Guarantees or the Senior Notes to any provision of this "Description of Senior Notes" to the extent that such provision in this "Description of Senior Notes" was intended to be a verbatim recitation of a provision of the Indenture, Guarantee or Senior Notes; or

          (12) making any amendment to the provisions of the Indenture relating to the transfer and legending of Senior Notes as permitted by the Indenture, including, without limitation to facilitate the issuance and administration of the Senior Notes; provided, however, that (i) compliance with the Indenture as so amended would not result in Senior Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Senior Notes.

        The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Notices

        Notices given by publication will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

Concerning the Trustee

        The Indenture contains certain limitations on the rights of the Trustee thereunder, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

        The Indenture provides that the Holders of a majority in principal amount of the outstanding Senior Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of the Senior Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

        The Indenture, the Senior Notes and any Guarantee are governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

        Set forth below are certain defined terms used in the Indenture. For purposes of the Indenture, unless otherwise specifically indicated, the term "consolidated" with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

        "Acquired Indebtedness" means, with respect to any specified Person,

          (1)   Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and

          (2)   Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        "Acquisition" means the transactions contemplated by the Transaction Agreement.

        "Additional Interest" means all additional interest then owing pursuant to the Registration Rights Agreement.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

        "Applicable Premium" means, with respect to any Senior Note on any Redemption Date, the greater of:

          (1)   1.0% of the principal amount of such Senior Note; and

          (2)   the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Senior Floating Rate Note at September 1, 2008 or such Senior Dollar Fixed Rate Note at September 1, 2010, as the case may be (each such redemption price being set forth in the table appearing above under the caption "Optional Redemption"), plus (ii) all required interest payments due on such Senior Floating Rate Note through September 1, 2008 or such Senior Dollar Fixed Rate Note through September 1, 2010 as the case may be (assuming that the rate of interest on the applicable series of Senior Floating Rate Notes for the period from the

  Redemption Date through September 1, 2008 will be equal to the rate of interest on such series of Senior Floating Rate Notes in effect on the date on which the applicable notice of redemption is given) (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate, in the case of the Senior Dollar Floating Rate Notes or the Senior Dollar Fixed Rate Notes, and the Bund Rate, in the case of the Senior Euro Floating Rate Notes, as of such Redemption Date, in each case plus 50 basis points; over (b) the principal amount of such Senior Dollar Floating Rate Note, Senior Euro Floating Rate Note or Senior Dollar Fixed Rate Note, as applicable.

        "Asset Sale" means:

          (1)   the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of Holdings or any of its Restricted Subsidiaries (each referred to in this definition as a "disposition"); or

          (2)   the issuance or sale of Equity Interests of any Restricted Subsidiary (other than Preferred Stock of Restricted Subsidiaries issued in compliance with the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"), whether in a single transaction or a series of related transactions;

        in each case, other than:

            (a)   any disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out equipment in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale in the ordinary course of business;

            (b)   the disposition of all or substantially all of the assets of Holdings or the Issuer in a manner permitted pursuant to the provisions described above under "—Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets" or any disposition that constitutes a Change of Control pursuant to the Indenture;

            (c)   the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described above under "—Certain Covenants—Limitation on Restricted Payments";

            (d)   any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate fair market value of less than $15.0 million;

            (e)   any disposition of property or assets or issuance of securities by a Restricted Subsidiary of Holdings to Holdings or by Holdings or a Restricted Subsidiary of Holdings to another Restricted Subsidiary of Holdings;

            (f)    to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

            (g)   the lease, assignment or sub-lease of any real or personal property in the ordinary course of business;

            (h)   any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

            (i)    foreclosures on assets;

            (j)    sales of accounts receivable, or participations therein, in connection with any Receivables Facility; and

            (k)   any financing transaction with respect to property built or acquired by Holdings or any Restricted Subsidiary after the Issue Date, including Sale and Lease-Back Transactions and asset securitizations permitted by the Indenture.

        "Bund Rate" means, with respect to any redemption date, the rate per annum equal to the quarterly equivalent yield to maturity as of such date of the Comparable German Bund Issue, assuming a price for the Comparable German Bund Issue (expressed as a percentage of its principal amount) equal to the Comparable German Bund Price for such redemption date, where:

          (1)   "Comparable German Bund Issue" means the German Bundesanleihe security selected by any Reference German Bund Dealer as having a fixed maturity most nearly equal to the period from such redemption date to September 1, 2008 and that would be utilized at the time of selection and in accordance with customary financial practice, in pricing new issues of euro-denominated corporate debt securities in a principal amount approximately equal to the then outstanding principal amount of the Senior Euro Notes and of a maturity most nearly equal to September 1, 2008; provided, however, that, if the period from such redemption date to September 1, 2008 is not equal to the fixed maturity of the German Bundesanleihe security selected by such Reference German Bund Dealer, the Bund Rate shall be determined by linear interpolation (calculated to the nearest one-twelfth of a year) from the yields of German Bundesanleihe securities for which such yields are given, except that if the period from such redemption date to September 1, 2008 is less than one year, a fixed maturity of one year shall be used;

          (2)   "Comparable German Bund Price" means, with respect to any redemption date, the average of all Reference German Bund Dealer Quotations for such date (which, in any event, must include at least two such quotations), after excluding the highest and lowest such Reference German Bund Dealer Quotations, or if the Issuer obtains fewer than four such Reference German Bund Dealer Quotations, the average of all such quotations;

          (3)   "Reference German Bund Dealer" means any dealer of German Bundesanleihe securities appointed by the Issuer in good faith; and

          (4)   "Reference German Bund Dealer Quotations" means, with respect to each Reference German Bund Dealer and any redemption date, the average as determined by the Issuer in good faith of the bid and offered prices for the Comparable German Bund Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Issuer by such Reference German Bund Dealer at 3:30 p.m. Frankfurt, Germany, time on the third Business Day preceding the redemption date.

        "Business Day" means each day which is not a Legal Holiday.

        "Capital Stock" means:

          (1)   in the case of a corporation, corporate stock;

          (2)   in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (3)   in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

          (4)   any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "Capitalized Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

        "Capitalized Software Expenditures" shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of a Person and its Restricted Subsidiaries.

        "Cash Equivalents" means:

          (1)   United States dollars;

          (2)   (a) euro, or any national currency of any participating member state of the EMU; or

            (b)   in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by them from time to time in the ordinary course of business;

          (3)   securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

          (4)   certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $500.0 million in the case of U.S. banks and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

          (5)   repurchase obligations for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above;

          (6)   commercial paper rated at least P-1 by Moody's or at least A-1 by S&P and in each case maturing within 24 months after the date of creation thereof;

          (7)   marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody's or S&P, respectively (or, if at any time neither Moody's nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

          (8)   investment funds investing 95% of their assets in securities of the types described in clauses (1) through (7) above;

          (9)   readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody's or S&P with maturities of 24 months or less from the date of acquisition;

          (10) Indebtedness or Preferred Stock issued by Persons with a rating of "A" or higher from S&P or "A2" or higher from Moody's with maturities of 24 months or less from the date of acquisition; and

          (11) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody's.

        Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above, provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

        "Change of Control" means the occurrence of any of the following:

          (1)   the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of Holdings and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder; or

          (2)   Holdings becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of Holdings or any of its direct or indirect parent companies holding directly or indirectly 100% of the total voting power of the Voting Stock of Holdings.

        "Consolidated Depreciation and Amortization Expense" means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees and Capitalized Software Expenditures of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

        "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication, the sum of:

          (1)   consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (v) any Additional Interest and any "additional interest" with respect to the Senior Subordinated Notes, (w) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (x) any expensing of bridge, commitment and other financing fees, (y) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility) and (z) any accretion or accrued interest of discounted liabilities; plus

          (2)   consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

          (3)   interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

        "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income, of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

          (1)   any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including relating to the Transaction to the extent incurred on or prior to June 30, 2007), severance, relocation costs and curtailments or modifications to pension and post-retirement employee benefit plans shall be excluded,

          (2)   the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period,

          (3)   any after-tax effect of income (loss) from disposed or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned or discontinued operations (including the Travel 2 Travel 4 operations being disposed) shall be excluded,

          (4)   any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions or abandonments other than in the ordinary course of business shall be excluded,

          (5)   the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of Holdings shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period,

          (6)   solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of the first paragraph of "—Certain Covenants—Limitation on Restricted Payments," the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded if the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived, provided that Consolidated Net Income of Holdings will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to Holdings or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,

          (7)   effects of adjustments (including the effects of such adjustments pushed down to Holdings and its Restricted Subsidiaries) in the property and equipment, software and other intangible assets, deferred revenue and debt line items in such Person's consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to the Transaction or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes (other than the impact of unfavorable contract liabilities and commission agreements under purchase accounting), shall be excluded,

          (8)   any after-tax effect of income (loss) from the early extinguishment of (i) Indebtedness, (ii) Hedging Obligations or (iii) other derivative instruments shall be excluded,

          (9)   any impairment charge or asset write-off, including without limitation impairment charges or asset write-offs related to intangible assets, long-lived assets or investments in debt and equity securities, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded,

          (10) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights shall be excluded,

          (11) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Asset Sale, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges including bonuses paid in connection with the GTA acquisition and any adjustments to liabilities due to the former owners of Orbitz under the tax sharing arrangement or integration and non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded,

          (12) accruals and reserves that are established within twelve months after the Issue Date that are so required to be established as a result of the Transaction in accordance with GAAP shall be excluded, and

          (13) the following items shall be excluded:

            (a)   any net unrealized gain or loss (after any offset) resulting in such period from Hedging Obligations and the application of Statement of Financial Accounting Standards No. 133; and

            (b)   any net unrealized gain or loss (after any offset) resulting in such period from currency translation gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resulting from hedge agreements for currency exchange risk).

        Notwithstanding the foregoing, for the purpose of the covenant described under "—Certain Covenants—Limitation on Restricted Payments" only (other than clause (3)(d) thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by Holdings and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from Holdings and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by Holdings or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (3)(d) thereof.

        "Consolidated Secured Debt Ratio" as of any date of determination means, the ratio of (1) Consolidated Total Indebtedness of Holdings and its Restricted Subsidiaries that is secured by Liens as of the end of the most recent fiscal period for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (2) Holdings' EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

        "Consolidated Total Indebtedness" means, as at any date of determination, an amount equal to the sum of (1) the aggregate amount of all outstanding Indebtedness of Holdings and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Obligations in respect of Capitalized Lease Obligations and debt obligations evidenced by promissory notes and similar instruments (and excluding, for the avoidance of doubt, all obligations relating to Receivables Facilities) and (2) the aggregate amount of all outstanding Disqualified Stock of Holdings and all Preferred Stock of its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by Holdings.

        "Contingent Obligations" means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

          (1)   to purchase any such primary obligation or any property constituting direct or indirect security therefor,

          (2)   to advance or supply funds

            (a)   for the purchase or payment of any such primary obligation, or

            (b)   to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

          (3)   to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

        "Credit Facilities" means, with respect to Holdings or any of its Restricted Subsidiaries, one or more debt facilities, including the Senior Credit Facilities, or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock") or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Designated Non-cash Consideration" means the fair market value of non-cash consideration received by Holdings or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer's Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Issuer, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

        "Designated Preferred Stock" means Preferred Stock of Holdings or any parent corporation thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by Holdings or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer's Certificate executed by the principal financial officer of the Issuer or the applicable parent corporation thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of the first paragraph of "—Certain Covenants—Limitation on Restricted Payments."

        "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Senior Notes or the date the Senior Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of Holdings or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by Holdings or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

        "EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period

          (1)   increased (without duplication) by:

            (a)   provision for taxes based on income or profits or capital, including, without limitation, state, franchise and similar taxes (such as the Pennsylvania capital tax) and foreign withholding taxes of such Person paid or accrued during such period deducted (and not added back) in computing Consolidated Net Income; plus

            (b)   Fixed Charges of such Person for such period (including (x) net losses or Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities, in each case, to the extent included in Fixed Charges), together with items excluded from the definition of "Consolidated Interest Expense" pursuant to clauses (1)(w), (x) and (y) thereof to the extent the same was deducted (and not added back) in calculating such Consolidated Net Income; plus

            (c)   Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus

            (d)   any expenses or charges (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by the Indenture (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the offering of the Notes and the Credit Facilities and (ii) any amendment or other modification of the Notes, and, in each case, deducted (and not added back) in computing Consolidated Net Income; plus

            (e)   the amount of any restructuring charges, integration costs or other business optimization expenses or reserves deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after the Issue Date, and costs related to the closure and/or consolidation of facilities, the separation from Avis Budget and the business-to-consumer platform; plus

            (f)    any other non-cash charges, including any write offs or write downs and the amortization of up-front bonuses in connection with the supplier services business, reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

            (g)   the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income; plus

            (h)   the amount of management, monitoring, consulting and advisory fees and related expenses paid in such period to the Investors to the extent otherwise permitted under "—Certain Covenants—Transactions with Affiliates"; plus

            (i)    the amount of net cost savings projected by the Issuer in good faith to be realized as a result of specified actions taken during or prior to such period (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (x) such cost savings are reasonably identifiable and factually supportable, (y) such actions are taken no later than 36 months after the Issue Date and (z) the aggregate amount of cost savings added pursuant to this clause (i) shall not exceed $85.8 million for any four consecutive quarter period (which adjustments may be incremental to pro forma cost savings adjustments made pursuant to of the definition of "Fixed Charge Coverage Ratio"); plus

            (j)    the amount of loss on sale of receivables and related assets to the Receivables Subsidiary in connection with a Receivables Facility; plus

            (k)   any costs or expense incurred by Holdings or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of Holdings or net cash proceeds of an issuance of Equity Interest of Holdings (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (3) of the first paragraph under "—Certain Covenants—Limitation on Restricted Payments"; and

          (2)   decreased by (without duplication) (a) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period and (b) for the year ended December 31, 2005 an aggregate of (i) $12.5 million applicable to changes in estimates with respect to the allowance for doubtful accounts; (ii) $11.1 million applicable to changes in estimates of breakage revenues relating to vendor liabilities and (iii) $2.7 million applicable to changes in estimates with respect to Orbitz's affinity credit-card liability, in each case recorded on a quarterly basis.

        "EMU" means economic and monetary union as contemplated in the Treaty on European Union.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

        "Equity Offering" means any public or private sale of common stock or Preferred Stock of Holdings or any of its direct or indirect parent companies (excluding Disqualified Stock), other than:

          (1)   public offerings with respect to Holdings' or any direct or indirect parent company's common stock registered on Form S-8;

          (2)   issuances to any Subsidiary of Holdings; and

          (3)   any such public or private sale that constitutes an Excluded Contribution.

        "euro" means the single currency of participating member states of the EMU.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Excluded Contribution" means net cash proceeds, marketable securities or Qualified Proceeds received by Holdings from

          (1)   contributions to its common equity capital, and

          (2)   the sale (other than to a Subsidiary of Holdings or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of Holdings) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of Holdings,

in each case designated as Excluded Contributions pursuant to an officer's certificate executed by the principal financial officer of the Issuer on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (3) of the first paragraph under "—Certain Covenants—Limitation on Restricted Payments."

        "fair market value" means, with respect to any asset or liability, the fair market value of such asset or liability as determined by the Issuer in good faith; provided that if the fair market value is equal to or exceeds $50.0 million, such determination shall be made by the Board of Directors of the Issuer in good faith.

        "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that Holdings or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Fixed Charge Coverage Ratio Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

        For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by Holdings or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into Holdings or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the applicable four-quarter period.

        For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any

Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

        "Fixed Charges" means, with respect to any Person for any period, the sum of:

          (1)   Consolidated Interest Expense of such Person for such period;

          (2)   all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock during such period; and

          (3)   all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.

        "Foreign Subsidiary" means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof and any Restricted Subsidiary of such Foreign Subsidiary.

        "GAAP" means generally accepted accounting principles in the United States which are in effect on the Issue Date.

        "Government Securities" means securities that are:

          (1)   direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

          (2)   obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

        "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

        "Guarantee" means the guarantee by any Guarantor of the Issuer's Obligations under the Indenture.

        "Guarantor" means Holdings and each Restricted Subsidiary that Guarantees the Senior Notes in accordance with the terms of the Indenture.

        "Hedging Obligations" means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate or currency risks either generally or under specific contingencies.

        "Holder" means the Person in whose name a Senior Note is registered on the registrar's books.

        "Indebtedness" means, with respect to any Person, without duplication:

          (1)   any indebtedness (including principal and premium) of such Person, whether or not contingent:

            (a)   in respect of borrowed money;

            (b)   evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers' acceptances (or, without duplication, reimbursement agreements in respect thereof);

            (c)   representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP;

            (d)   representing any Hedging Obligations; or

            (e)   during a Suspension Period only, obligations in respect of Sale and Lease-back Transactions in an amount equal to the present value of such obligations during the remaining term of the lease using a discount rate equal to the rate of interest implicit in such transaction determined in accordance with GAAP, if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

          (2)   to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of the such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

          (3)   to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business or (b) obligations under or in respect of Receivables Facilities.

        "Independent Financial Advisor" means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged.

        "Initial Purchasers" means Lehman Brothers Inc., Credit Suisse Securities (USA) LLC, UBS Securities LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc.

        "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

        "Investment Grade Securities" means:

          (1)   securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

          (2)   debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among Holdings and its Subsidiaries;

          (3)   investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and

          (4)   corresponding instruments in countries other than the United States customarily utilized for high quality investments.

        "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of Holdings in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of "Unrestricted Subsidiary" and the covenant described under "—Certain Covenants—Limitation on Restricted Payments":

          (1)   "Investments" shall include the portion (proportionate to Holdings' equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of Holdings at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, Holdings shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to:

            (a)   Holdings' "Investment" in such Subsidiary at the time of such redesignation; less

            (b)   the portion (proportionate to Holdings' equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

          (2)   any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

        "Investors" means The Blackstone Group and each of its Affiliates but not including, however, any portfolio companies of any of the foregoing.

        "Issue Date" means August 23, 2006.

        "Issuer" has the meaning set forth in the first paragraph under "General."

        "Legal Holiday" means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

        "Lien" means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

        "Moody's" means Moody's Investors Service, Inc. and any successor to its rating agency business.

        "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

        "Net Proceeds" means the aggregate cash proceeds received by Holdings or any of its Restricted Subsidiaries in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Senior Indebtedness required (other than required by clause (1) of the second paragraph of "—Repurchase at the Option of Holders—Asset Sales") to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by Holdings or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by Holdings or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

        "Obligations" means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker's acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

        "Officer" means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer.

        "Officer's Certificate" means a certificate signed on behalf of the Issuer by an Officer of the Issuer, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer, that meets the requirements set forth in the Indenture.

        "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.

        "Permitted Asset Swap" means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between Holdings or any of its Restricted Subsidiaries and another Person; provided, that any cash or Cash Equivalents received must be applied in accordance with the covenant described under "Repurchase at the Option of Holders—Asset Sales".

        "Permitted Holders" means each of the Investors and members of management of Holdings (or its direct parent) on the Issue Date who are holders of Equity Interests of Holdings (or any of its direct or indirect parent companies) and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, such Investors and members of management, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of Holdings or any of its direct or indirect parent companies.

        "Permitted Investments" means:

          (1)   any Investment in Holdings or any of its Restricted Subsidiaries;

          (2)   any Investment in cash and Cash Equivalents or Investment Grade Securities;

          (3)   any Investment by Holdings or any of its Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:

            (a)   such Person becomes a Restricted Subsidiary; or

            (b)   such Person, in one transaction or a series of related transactions, is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Holdings or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided, that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

          (4)   any Investment in securities or other assets not constituting cash, Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to the provisions described under "—Repurchase at the Option of Holders—Asset Sales" or any other disposition of assets not constituting an Asset Sale;

          (5)   any Investment existing on the Issue Date;

          (6)   any Investment acquired by Holdings or any of its Restricted Subsidiaries:

            (a)   in exchange for any other Investment or accounts receivable held by Holdings or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable; or

            (b)   as a result of a foreclosure by Holdings or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

          (7)   Hedging Obligations permitted under clause (10) of the covenant described in "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

          (8)   any Investment in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (8) that are at that time outstanding, not to exceed 2.5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

          (9)   Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of Holdings, or any of its direct or indirect parent companies; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the first paragraph under the covenant described in "—Certain Covenants—Limitations on Restricted Payments";

          (10) guarantees of Indebtedness permitted under the covenant described in "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

          (11) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under "—Certain Covenants—Transactions with Affiliates" (except transactions described in clauses (2), (5) and (9) of such paragraph);

          (12) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment;

          (13) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (13) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed 3.5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

          (14) Investments relating to a Receivables Subsidiary that, in the good faith determination of the Issuer are necessary or advisable to effect any Receivables Facility;

          (15) advances to, or guarantees of Indebtedness of, employees not in excess of $10.0 million outstanding at any one time, in the aggregate; and

          (16) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practices or to fund such Person's purchase of Equity Interests of Holdings or any direct or indirect parent company thereof.

        "Permitted Liens" means, with respect to any Person:

          (1)   pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

          (2)   Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

          (3)   Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

          (4)   Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

          (5)   minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental, to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

          (6)   Liens securing Indebtedness permitted to be incurred pursuant to clause (4) or (12)(b) of the second paragraph under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

          (7)   Liens existing on the Issue Date;

          (8)   Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by Holdings or any of its Restricted Subsidiaries;

          (9)   Liens on property at the time Holdings or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into Holdings or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by Holdings or any of its Restricted Subsidiaries;

          (10) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to Holdings or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

          (11) Liens securing Hedging Obligations so long as related Indebtedness is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Obligations;

          (12) Liens on specific items of inventory of other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (13) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of Holdings or any of its Restricted Subsidiaries and do not secure any Indebtedness;

          (14) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by Holdings and its Restricted Subsidiaries in the ordinary course of business;

          (15) Liens in favor of the Issuer or any Guarantor;

          (16) Liens on equipment of Holdings or any of its Restricted Subsidiaries granted in the ordinary course of business to Holdings' clients;

          (17) Liens on accounts receivable and related assets incurred in connection with a Receivables Facility;

          (18) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8) and (9); provided, however, that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8) and (9) at the time the original Lien became a Permitted Lien under the Indenture, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

          (19) deposits made in the ordinary course of business to secure liability to insurance carriers;

          (20) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $40.0 million at any one time outstanding;

          (21) Liens securing judgments for the payment of money not constituting an Event of Default under clause (5) under the caption "—Events of Default and Remedies" so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

          (22) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

          (23) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

          (24) Liens deemed to exist in connection with Investments in repurchase agreements permitted under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

          (25) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes; and

          (26) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of Holdings or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Holdings and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of Holdings or any of its Restricted Subsidiaries in the ordinary course of business; and

          (27) during a Suspension Period only, Liens securing Indebtedness, and Indebtedness represented by Sale and Leaseback Transactions in an amount not to exceed 15% of Total Assets at any one time outstanding.

        For purposes of this definition, the term "Indebtedness" shall be deemed to include interest on such Indebtedness.

        "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

        "Preferred Stock" means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

        "Qualified Proceeds" means the fair market value of assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business.

        "Rating Agencies" means Moody's and S&P or if Moody's or S&P or both shall not make a rating on the Senior Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody's or S&P or both, as the case may be.

        "Receivables Facility" means any of one or more receivables financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the Obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to Holdings or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which Holdings or any of its Restricted Subsidiaries sells its accounts receivable to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Subsidiary that in turn sells its accounts receivable to a Person that is not a Restricted Subsidiary.

        "Receivables Fees" means distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest therein issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.

        "Receivables Subsidiary" means any Subsidiary formed for the purpose of, and that solely engages only in one or more Receivables Facilities and other activities reasonably related thereto.

        "Registration Rights Agreement" means the Registration Rights Agreement with respect to the Senior Notes dated as of the Issue Date, among the Issuer, the Guarantors and the Initial Purchasers.

        "Related Business Assets" means assets (other than cash or Cash Equivalents) used or useful in a Similar Business, provided that any assets received by Holdings or a Restricted Subsidiary in exchange for assets transferred by Holdings or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" means, at any time, any direct or indirect Subsidiary of Holdings (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of "Restricted Subsidiary."

        "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

        "Sale and Lease-Back Transaction" means any arrangement providing for the leasing by Holdings or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by Holdings or such Restricted Subsidiary to a third Person in contemplation of such leasing.

        "SEC" means the U.S. Securities and Exchange Commission.

        "Secured Indebtedness" means any Indebtedness of Holdings or any of its Restricted Subsidiaries secured by a Lien.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Senior Credit Facilities" means the Credit Facility under the Credit Agreement entered into as of the Issue Date by and among the Issuer, Foreign Holdco, Holdings, the lenders party thereto in their capacities as lenders thereunder and UBS AG, Stamford Branch, as Administrative Agent, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" above).

        "Senior Indebtedness" means:

          (1)   all Indebtedness of the Issuer or any Guarantor outstanding under the Senior Credit Facilities or Senior Notes and related Guarantees (including interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of the Issuer or any Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post-filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Issue Date or thereafter created or incurred) and all obligations of the Issuer or any Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

          (2)   all Hedging Obligations (and guarantees thereof) owing to a Lender (as defined in the Senior Credit Facilities) or any Affiliate of such Lender (or any Person that was a Lender or an Affiliate of such Lender at the time the applicable agreement giving rise to such Hedging Obligation was entered into), provided that such Hedging Obligations are permitted to be incurred under the terms of the Indenture;

          (3)   any other Indebtedness of the Issuer or any Guarantor permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Senior Subordinated Notes or any related Guarantee; and

          (4)   all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3);

provided, however, that Senior Indebtedness shall not include:

            (a)   any obligation of such Person to the Issuer or any of its Subsidiaries;

            (b)   any liability for federal, state, local or other taxes owed or owing by such Person;

            (c)   any accounts payable or other liability to trade creditors arising in the ordinary course of business;

            (d)   any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

            (e)   that portion of any Indebtedness which at the time of incurrence is incurred in violation of the Indenture.

        "Senior Subordinated Notes" means the $300 million aggregate principal amount of the Issuer's 11 7/8% dollar senior subordinated notes due 2016 issued on the Issue Date and the €160 million aggregate princpal amount of the Issuer's 10 7/8% euro senior subordinated notes due 2016 issued on the Issue Date.

        "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

        "Similar Business" means any business conducted or proposed to be conducted by Holdings and its Restricted Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental or ancillary thereto.

        "Sponsor Management Agreement" means the management agreement between certain of the management companies associated with the Sponsor and the Issuer.

        "Subordinated Indebtedness" means, with respect to the Senior Notes,

          (1)   any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Senior Notes, and

          (2)   any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the Senior Notes.

        "Subsidiary" means, with respect to any Person:

          (1)   any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof or is consolidated under GAAP with such Person at such time; and

          (2)   any partnership, joint venture, limited liability company or similar entity of which

            (x)   more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

            (y)   such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

        "Total Assets" means the total assets of Holdings and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent balance sheet of Holdings or such other Person as may be expressly stated.

        "Transaction" means the transactions contemplated by the Transaction Agreement, the issuance of the Senior Notes, the Senior Subordinated Notes and borrowings under the Senior Credit Facilities as in effect on the Issue Date.

        "Transaction Agreement" means the Purchase Agreement, dated as of June 30, 2006 by and among Cendant Corporation, Travelport LLC and TDS Investor LLC, as the same was amended prior to the Issue Date.

        "Treasury Rate" means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to September 1, 2008, in the case of the Senior Dollar Floating Rate Notes, and September 1, 2010, in the case of the Senior Dollar Fixed Rate Notes; provided, however, that if the period from the Redemption Date to such date, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

        "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended (15 U.S.C §§ 77aaa-777bbbb).

        "Unrestricted Subsidiary" means:

          (1)   any Subsidiary of Holdings which at the time of determination is an Unrestricted Subsidiary (as designated by Holdings, as provided below); and

          (2)   any Subsidiary of an Unrestricted Subsidiary.

        Holdings may designate any Subsidiary of Holdings (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, Holdings or any Subsidiary of Holdings (other than solely any Subsidiary of the Subsidiary to be so designated); provided that

          (1)   any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by Holdings;

          (2)   such designation complies with the covenants described under "—Certain Covenants—Limitation on Restricted Payments"; and

          (3)   each of:

            (a)   the Subsidiary to be so designated; and

            (b)   its Subsidiaries

  has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of Holdings or any Restricted Subsidiary.

        Holdings may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and either:

          (1)   Holdings could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Test; or

          (2)   the Fixed Charge Coverage Ratio for Holdings its Restricted Subsidiaries would be greater than such ratio for Holdings and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

        Any such designation by Holdings shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of the resolution of the board of directors of Holdings or any committee thereof giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing provisions.

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

          (1)   the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

          (2)   the sum of all such payments.

        "Wholly-Owned Subsidiary" of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

DESCRIPTION OF SENIOR SUBORDINATED NOTES

General

        Certain terms used in this description are defined under the subheading "Certain Definitions." In this description, (i) the terms "we," "our" and "us" each refer to Travelport Limited ("Holdings") and its consolidated Subsidiaries, assuming completion of the Transaction; (ii) "Foreign Holdco" refers only to TDS Investor (Luxembourg) S.à.r.l. and not to any of its Subsidiaries and (iii) the term "Issuer" refers only to Travelport LLC and not to any of its Subsidiaries and is deemed to include Travelport Holdings, Inc., as Co-Obligor.

        The Issuer issued $300 million aggregate principal amount of 11 7/8% dollar senior subordinated notes due 2016 (the "Dollar Senior Subordinated Notes") and €160 million aggregate principal amount of 10 7/8% euro senior subordinated notes due 2016 (the "Euro Senior Subordinated Notes" and, together with the Dollar Senior Subordinated Notes, the "Senior Subordinated Notes") under an indenture dated August 23, 2006 (the "Indenture") among the Issuer, the Guarantors and The Bank of Nova Scotia Trust Company of New York, as trustee (the "Trustee"). Except as set forth herein, the terms of the Senior Subordinated Notes are substantially identical and include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

        The following description is only a summary of the material provisions of the Indenture, does not purport to be complete and is qualified in its entirety by reference to the provisions of those agreements, including the definitions therein of certain terms used below. We urge you to read the Indenture because it, and not this description, define your rights as Holders of the Senior Subordinated Notes. You may request copies of the Indenture at our address set forth under the heading "Prospectus Summary."

Brief Description of Senior Subordinated Notes

        The Senior Subordinated Notes are:

  •
  unsecured senior subordinated obligations of the Issuer;

  •
  subordinated in right of payment to all existing and future Senior Indebtedness (including the Senior Credit Facilities and the Senior Notes) of the Issuer;

  •
  effectively subordinated to all secured Indebtedness of the Issuer (including the Senior Credit Facilities);

  •
  senior in right of payment to any future Subordinated Indebtedness (as defined with respect to the Senior Subordinated Notes) of the Issuer; and

  •
  initially guaranteed on an unsecured senior subordinated basis by our indirect parent, Holdings, our direct parent, Foreign Holdco and each Restricted Subsidiary that guarantees the Senior Credit Facilities.

Guarantees

        The Guarantors, as primary obligors and not merely as sureties, jointly and severally irrevocably and unconditionally guarantee, on an unsecured senior subordinated basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuer under the Indenture and the Senior Subordinated Notes, whether for payment of principal of, premium, if any, or interest or Additional Interest in respect of the Senior Subordinated Notes, expenses, indemnification or otherwise, on the terms set forth in the Indenture by executing the Indenture.

        Our indirect parent, Holdings, our direct parent, Foreign Holdco and the Restricted Subsidiaries (other than as detailed below) guarantee the Senior Subordinated Notes. Each of the Guarantees of the Senior Subordinated Notes are a general unsecured obligation of each Guarantor, are subordinated in right of payment to all existing and future Senior Indebtedness of each such entity, including its guarantees of the Senior Credit Facilities and the Senior Notes and are effectively subordinated to all secured Indebtedness of each such entity, including its guarantee of the Senior Credit Facilities, to the extent of the assets securing such guarantee. The Senior Subordinated Notes will be structurally subordinated to Indebtedness and other liabilities of Subsidiaries of the Issuer that do not Guarantee the Senior Subordinated Notes.

        Not all of Holdings' Subsidiaries will Guarantee the Senior Subordinated Notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to Holdings. None of our Foreign Subsidiaries, or non-Wholly Owned Subsidiaries or Receivables Subsidiaries (subject to certain limited exceptions) will guarantee the Senior Subordinated Notes.

        The obligations of each Guarantor under its Guarantee will be limited as necessary to prevent the Guarantee from constituting a fraudulent conveyance under applicable law.

        Any entity that makes a payment under its Guarantee will be entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor's pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

        If a Guarantee was rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor's liability on its Guarantee could be reduced to zero. See "Risk Factors—Risks Related to the Notes—Federal and state fraudulent transfer laws may permit a court to void the guarantees, and, if that occurs, you may not receive any payments on the notes."

        Each Guarantee by a Guarantor will provide by its terms that it will be automatically and unconditionally released and discharged upon:

          (1)   (a) any sale, exchange or transfer (by merger or otherwise) of the Capital Stock of such Guarantor (including any sale, exchange or transfer), after which the applicable Guarantor is no longer a Restricted Subsidiary or all or substantially all the assets of such Guarantor, which sale, exchange or transfer is made in compliance with the applicable provisions of the Indenture;

            (b)   the release or discharge of the guarantee by such Guarantor of the Senior Credit Facilities or such other guarantee that resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee;

            (c)   the designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in compliance with the applicable provisions of the Indenture; or

            (d)   the exercise by the Issuer of its legal defeasance option or covenant defeasance option as described under "Legal Defeasance and Covenant Defeasance" or the discharge of the Issuer's obligations under the Indenture in accordance with the terms of the Indenture; and

          (2)   such Guarantor delivering to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

Holding Company Structure

        The Issuer is a holding company for its Subsidiaries, with no material operations of its own and only limited assets. Accordingly, the Issuer is dependent upon the distribution of the earnings of its Subsidiaries, whether in the form of dividends, advances or payments on account of intercompany obligations, to service its debt obligations.

Ranking

Senior Indebtedness Versus the Senior Subordinated Notes

        The payment of the principal of, premium, if any, and interest and Additional Interest on the Senior Subordinated Notes and the payment of any Guarantee are subordinated in right of payment to the prior payment in cash in full of all existing and future Senior Indebtedness of the Issuer or the relevant Guarantor, as the case may be, including the obligations of the Issuer and such Guarantor under the Senior Credit Facilities and the Senior Notes.

        The Senior Subordinated Notes and the Guarantees are subordinated in right of payment to all of the Issuer's and the Guarantors' existing and future Senior Indebtedness and effectively subordinated to all of the Issuer's and the Guarantors' existing and future Secured Indebtedness, including their obligations under the Senior Credit Facilities to the extent of the value of the assets securing such Indebtedness. As of December 31, 2006, Holdings had $3,133 million ($4,173 million giving effect to the proposed acquisition of Worldspan) of Senior Indebtedness (of which $2,223 million ($3,263 million giving effect to the proposed acquisition of Worldspan) would have been Secured Indebtedness, consisting entirely of Secured Indebtedness under the Senior Credit Facilities). As of December 31, 2006, Holdings would also have had an additional $275.0 million of borrowing capacity under the revolving portion of the Senior Credit Facilities, an additional $19.1 million available to be drawn under the synthetic letter of credit facility of our Senior Credit Facilities and the option to raise incremental term or revolving credit facilities under our Senior Credit Facilities of up to $500.0 million. As of December 31, 2006, we issued approximately $105.9 million in letters of credit under the synthetic letter of credit facility.

        Although the Indenture contains limitations on the amount of additional Indebtedness that the Issuer and the Guarantors may incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness. See "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock."

Paying Agent and Registrar for the Senior Subordinated Notes

        The Issuer will maintain one or more paying agents for the Senior Subordinated Notes in the Borough of Manhattan, City of New York and London. The Issuer also undertook under the Indenture that it will ensure, to the extent practicable, that it maintains a paying agent in a European Union member state that will not be obliged to withhold or deduct tax pursuant to the European Union Directive 2003/48/EC regarding the taxation of savings income (the "Directive"). The initial paying agent for the Dollar Senior Subordinated Notes is the Trustee and for the Euro Senior Subordinated Notes is The Bank of New York.

        The Issuer will also maintain one or more registrars with offices in the Borough of Manhattan, City of New York and London and a transfer agent, including one with offices in the Borough of Manhattan, City of New York and London. The initial registrar and transfer agent is the Trustee with respect to the Dollar Senior Subordinated Notes and The Bank of New York with respect to the Euro Senior Subordinated Notes. The registrar will maintain a register reflecting ownership of the Senior Subordinated Notes outstanding from time to time and will make payments on and facilitate transfer of Senior Subordinated Notes on behalf of the Issuer.

        The Issuer may change the paying agents or the registrars without prior notice to the Holders. The Issuer or any of its Subsidiaries may act as a paying agent or registrar.

        So long as any series of Senior Subordinated Notes are listed on an exchange and the rules of such exchange so require, the Issuer will satisfy any requirement of such exchange as to paying agents and will comply with any notice requirements required under such exchange in connection with any change of Paying Agent, Registrar or transfer agent.

Subordination of the Senior Subordinated Notes

        Only Indebtedness of the Issuer or a Guarantor that is Senior Indebtedness will rank senior to the Senior Subordinated Notes and the Guarantees in accordance with the provisions of the Indenture. The Senior Subordinated Notes and Guarantees will rank pari passu in all respects with all other Senior Subordinated Indebtedness of the Issuer and the relevant Guarantor, respectively.

        We agreed in the Indenture that the Issuer and the Guarantors will not incur any Indebtedness that is subordinate or junior in right of payment to the Senior Indebtedness of such Person, unless such Indebtedness is Senior Subordinated Indebtedness of the applicable Person or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of such Person. The Indenture does not treat (i) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (ii) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.

        Neither the Issuer nor any Guarantor will be permitted to pay principal of, premium, if any, or interest on the Senior Subordinated Notes (or pay any other Obligations relating to the Senior Subordinated Notes, including Additional Interest, fees, costs, expenses, indemnities and rescission or damage claims) or make any deposit pursuant to the provisions described under "Legal Defeasance and Covenant Defeasance" or "Satisfaction and Discharge" below and may not purchase, redeem or otherwise retire any Senior Subordinated Notes (collectively, "pay the Senior Subordinated Notes") other than in the form of Permitted Junior Securities if either of the following occurs (a "Payment Default"):

          (1)   any Obligation on any Designated Senior Indebtedness of the Issuer is not paid in full in cash when due (after giving effect to any applicable grace period); or

          (2)   any other default on Designated Senior Indebtedness of the Issuer occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms;

unless, in either case, the Payment Default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been discharged or paid in full in cash. Regardless of the foregoing, the Issuer is permitted to pay the Senior Subordinated Notes if the Issuer and the Trustee receive written notice approving such payment from the Representatives of all Designated Senior Indebtedness with respect to which the Payment Default has occurred and is continuing.

        During the continuance of any default (other than a Payment Default) (a "Non-Payment Default") with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Issuer will not be permitted to pay the Senior Subordinated Notes (except in the form of Permitted Junior Securities) for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Issuer) of written notice (a "Blockage Notice") of such Non-Payment Default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter. The Payment Blockage Period will end earlier if such Payment Blockage Period is terminated:

          (1)   by written notice to the Trustee and the Issuer from the Person or Persons who gave such Blockage Notice;

          (2)   because the default giving rise to such Blockage Notice is cured, waived or otherwise no longer continuing; or

          (3)   because such Designated Senior Indebtedness has been discharged or repaid in full in cash.

        Notwithstanding the provisions described above, unless the holders of such Designated Senior Indebtedness or the Representative of such Designated Senior Indebtedness have accelerated the maturity of such Designated Senior Indebtedness, the Issuer and related Guarantors are permitted to resume paying the Senior Subordinated Notes after the end of such Payment Blockage Period. The Senior Subordinated Notes shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period; provided that if any Blockage Notice is delivered to the Trustee by or on behalf of the holders of Designated Senior Indebtedness of the Issuer (other than the holders of Indebtedness under the Senior Credit Facilities), a Representative of holders of Indebtedness under the Senior Credit Facilities may give another Blockage Notice within such period. However, in no event may the total number of days during which any Payment Blockage Period or Periods on the Senior Subordinated Notes is in effect exceed 179 days in the aggregate during any consecutive 360-day period, and there must be at least 181 days during any consecutive 360-day period during which no Payment Blockage Period is in effect. Notwithstanding the foregoing, however, no default that existed or was continuing on the date of delivery of any Blockage Notice to the Trustee will be, or be made, the basis for a subsequent Blockage Notice unless such default has been waived for a period of not less than 90 days (it being acknowledged that any subsequent action, or any breach of any financial covenants during the period after the date of delivery of a Blockage Notice, that, in either case, would give rise to a Non-Payment Default pursuant to any provisions under which a Non-Payment Default previously existed or was continuing shall constitute a new Non-Payment Default for this purpose).

        In the event of any payment or distribution of the assets of the Issuer upon a total or partial liquidation or dissolution or reorganization of or similar proceeding relating to the Issuer or its property:

          (1)   the holders of Senior Indebtedness of the Issuer will be entitled to receive payment in full in cash of such Senior Indebtedness before the Holders of the Senior Subordinated Notes are entitled to receive any payment;

          (2)   until the Senior Indebtedness of the Issuer is paid in full in cash, any payment or distribution to which Holders of the Senior Subordinated Notes would be entitled but for the subordination provisions of the Indenture will be made to holders of such Senior Indebtedness as their interests may appear, except that Holders of Senior Subordinated Notes may receive Permitted Junior Securities; and

          (3)   if a distribution is made to Holders of the Senior Subordinated Notes that, due to the subordination provisions, should not have been made to them, such Holders of the Senior Subordinated Notes will be required to hold it in trust for the holders of Senior Indebtedness of the Issuer and pay it over to them as their interests may appear.

        The subordination and payment blockage provisions described above will not prevent a Default from occurring under the Indenture upon the failure of the Issuer to pay interest or principal with respect to the Senior Subordinated Notes when due by their terms. If payment of the Senior Subordinated Notes is accelerated because of an Event of Default, the Issuer must promptly notify the holders of Designated Senior Indebtedness or the Representative of such Designated Senior Indebtedness of the acceleration. So long as there shall remain outstanding any Senior Indebtedness under the Senior Credit Facilities, a Blockage Notice may be given only by the administrative agent thereunder unless otherwise agreed to in writing by the requisite lenders named therein. If any Designated Senior Indebtedness of the Issuer is outstanding, neither the Issuer nor any Guarantor may pay the Senior Subordinated Notes until five Business Days after the Representatives of all the issuers of such Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the Senior Subordinated Notes only if the Indenture otherwise permits payment at that time.

        Each Guarantor's obligations under its Guarantee will be senior subordinated obligations of that Guarantor. As such, the rights of Holders to receive payment pursuant to such Guarantee will be subordinated in right of payment to the rights of holders of Senior Indebtedness of such Guarantor. The terms of the subordination and payment blockage provisions described above with respect to the

Issuer's obligations under the Senior Subordinated Notes apply equally to the obligations of such Guarantor under its Guarantee.

        A Holder by its acceptance of Senior Subordinated Notes agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on its behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee its attorney-in-fact for such purpose.

        By reason of the subordination provisions contained in the Indenture, in the event of a liquidation or insolvency proceeding, creditors of the Issuer or a Guarantor who are holders of Senior Indebtedness of the Issuer or such Guarantor, as the case may be, may recover more, ratably, than the Holders of the Senior Subordinated Notes, and creditors who are not holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the Holders of the Senior Subordinated Notes.

        The terms of the subordination provisions described above will not apply to payments from money or the proceeds of Government Securities held in trust by the Trustee for the payment of principal of and interest on the Senior Subordinated Notes pursuant to the provisions described under "Legal Defeasance and Covenant Defeasance" or "Satisfaction and Discharge," if the foregoing subordination provisions were not violated at the time the applicable amounts were deposited in trust pursuant to such provisions.

Transfer and Exchange

        A Holder may transfer or exchange Senior Subordinated Notes in accordance with the Indenture. The registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Senior Subordinated Notes. Holders will be required to pay all taxes due on transfer. The Issuer will not be required to transfer or exchange any Senior Subordinated Note selected for redemption. Also, the Issuer will not be required to transfer or exchange any Senior Subordinated Note for a period of 15 days before a selection of Senior Subordinated Notes to be redeemed.

Principal, Maturity and Interest

        The Issuer issued an aggregate principal amount of $300 million of Dollar Senior Subordinated Notes and an aggregate principal amount of €160 million of Euro Senior Subordinated Notes in this offering. The Senior Subordinated Notes will mature on September 1, 2016. Subject to compliance with the covenant described below under the caption "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock," the Issuer may issue additional Dollar Senior Subordinated Notes and/or Euro Senior Subordinated Notes from time to time after this offering under the Indenture ("Additional Senior Subordinated Notes"). The Senior Subordinated Notes offered by the Issuer and any Additional Senior Subordinated Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to "Senior Subordinated Notes" for all purposes of the Indenture and this "Description of Senior Subordinated Notes" include any Additional Senior Subordinated Notes that are actually issued.

        Interest on the Dollar Senior Subordinated Notes will accrue at the rate of 11 7/8% per annum. Interest on the Euro Senior Subordinated Notes will accrue at the rate of 10 7/8% per annum. Interest on the Senior Subordinated Notes will be payable semi-annually in arrears on March 1 and September 1, commencing on March 1, 2007 to the Holders of Senior Subordinated Notes of record on the immediately preceding February 15 and August 15. Interest on the Senior Subordinated Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. Interest on the Senior Subordinated Notes will be computed on the basis of a 360-day year comprised of twelve 30 day months.

Additional Interest

        Additional Interest may accrue on the Senior Subordinated Notes in certain circumstances pursuant to the Registration Rights Agreement. All references in the Indenture, in any context, to any interest or other amount payable on or with respect to the Senior Subordinated Notes shall be deemed to include any Additional Interest pursuant to the Registration Rights Agreement. Principal of, premium, if any, and interest on the Senior Subordinated Notes will be payable at the office or agency of the Issuer maintained for such purpose within the City and State of New York or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders of the Senior Subordinated Notes at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest with respect to the Senior Subordinated Notes represented by one or more global notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. Until otherwise designated by the Issuer, the Issuer's office or agency in New York will be the office of the Trustee maintained for such purpose.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

        The Issuer will not be required to make any mandatory redemption or sinking fund payments with respect to the Senior Subordinated Notes. However, under certain circumstances, the Issuer may be required to offer to purchase Senior Subordinated Notes as described under the caption "—Repurchase at the Option of Holders." The Issuer may at any time and from time to time purchase Senior Subordinated Notes in the open market or otherwise.

Optional Redemption

        Except as set forth below, the Issuer will not be entitled to redeem the Senior Subordinated Notes at its option prior to September 1, 2011.

        At any time prior to September 1, 2011, the Issuer may redeem all or a part of each series of the Senior Subordinated Notes, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to the registered address of each Holder or otherwise delivered in accordance with the procedures of DTC, at a redemption price equal to 100% of the principal amount of Senior Subordinated Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the date of redemption (the "Redemption Date"), subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date.

        On and after September 1, 2011, the Issuer may redeem each series of the Senior Subordinated Notes, in whole or in part, upon notice as described under the heading "—Repurchase at the Option of Holders—Selection and Notice" at the redemption prices (expressed as percentages of principal amount of the Senior Subordinated Notes to be redeemed) set forth below, plus accrued and unpaid interest and Additional Interest, if any, to the Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on September 1 of each of the years indicated below:

Year	Dollar Senior Subordinated Notes Percentage	Euro Senior Subordinated Notes Percentage
2011	105.938%	105.438%
2012	103.958%	103.625%
2013	101.979%	101.813%
2014 and thereafter	100.000%	100.000%

        In addition, until September 1, 2009, the Issuer may, at its option, redeem (a) up to 35% of the aggregate principal amount of Dollar Senior Subordinated Notes issued by it at a redemption price equal to 111.875% of the aggregate principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the Redemption Date (b) up to 35% of the aggregate principal amount of Euro Senior Subordinated Notes issued by it at a redemption price equal to 110.875% of the aggregate principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any to the Redemption Date, subject in each case to the right of Holders of Senior Subordinated Notes of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds received by it from one or more Equity Offerings; provided that (i) at least 50% of the sum of the aggregate principal amount of Dollar Senior Subordinated Notes originally issued under the Indenture and any Additional Senior Subordinated Notes that are Dollar Senior Subordinated Notes issued under the Indenture after the Issue Date and at least 50% of the sum of the aggregate principal amount of Euro Senior Subordinated Notes originally issued under the Indenture and any Additional Senior Subordinated Notes that are Euro Senior Subordinated Notes issued under the Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

        Notice of any redemption upon any Equity Offering may be given prior to the completion thereof, and any such redemption or notice may, at the Issuer's discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering. So long as any series of Senior Subordinated Notes is listed on an exchange, and to the extent required by such exchange, the Issuer will notify the exchange of any such notice of redemption. In addition, the Issuer will notify the exchange of the principal amount of any series of Senior Subordinated Notes outstanding following any partial redemption of such series of Senior Subordinated Notes.

        If the Issuer redeems less than all of the outstanding Senior Subordinated Notes, the Trustee shall select the Senior Subordinated Notes to be redeemed in the manner described under "—Repurchase at the Option of Holders—Selection and Notice."

Repurchase at the Option of Holders

Change of Control

        The Senior Subordinated Notes provide that if a Change of Control occurs, unless the Issuer has previously or concurrently mailed a redemption notice with respect to all the outstanding Senior Subordinated Notes as described under "—Optional Redemption," the Issuer will make an offer to purchase all of the Senior Subordinated Notes pursuant to the offer described below (the "Change of Control Offer") at a price in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, subject to the right of Holders of the Senior Subordinated Notes of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuer will send notice of such Change of Control Offer by first-class mail, with a copy to the Trustee, to each Holder of Senior Subordinated Notes to the address of such Holder appearing in the security register or otherwise in accordance with the procedures of DTC, with a copy to the Trustee, with the following information:

          (1)   that a Change of Control Offer is being made pursuant to the covenant entitled "Change of Control," and that all Senior Subordinated Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;

          (2)   the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

          (3)   that any Senior Subordinated Note not properly tendered will remain outstanding and continue to accrue interest;

          (4)   that unless the Issuer defaults in the payment of the Change of Control Payment, all Senior Subordinated Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

          (5)   that Holders electing to have any Senior Subordinated Notes purchased pursuant to a Change of Control Offer will be required to surrender such Senior Subordinated Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of such Senior Subordinated Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

          (6)   that Holders will be entitled to withdraw their tendered Senior Subordinated Notes and their election to require the Issuer to purchase such Senior Subordinated Notes, provided that the paying agent receives, not later than the close of business on the 30th day following the date of the Change of Control notice, a telegram, facsimile transmission or letter setting forth the name of the Holder of the Senior Subordinated Notes, the principal amount of Senior Subordinated Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Senior Subordinated Notes and its election to have such Senior Subordinated Notes purchased;

          (7)   that if the Issuer is redeeming less than all of the Senior Subordinated Notes, the Holders of the remaining Senior Subordinated Notes will be issued new Senior Subordinated Notes and such new Senior Subordinated Notes will be equal in principal amount to the unpurchased portion of the Senior Subordinated Notes surrendered. The unpurchased portion of the Senior Subordinated Notes must be equal to at least $2,000 or an integral multiple of $1,000 thereafter, in the case of the Dollar Senior Subordinated Notes, and €50,000 or an integral multiple of €1,000 thereafter, in the case of the Euro Senior Subordinated Notes; and

          (8)   the other instructions, as determined by us, consistent with the covenant described hereunder, that a Holder must follow.

        The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Senior Subordinated Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

        On the Change of Control Payment Date, the Issuer will, to the extent permitted by law,

          (1)   accept for payment all Senior Subordinated Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer,

          (2)   deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all Senior Subordinated Notes or portions thereof so tendered, and

          (3)   deliver, or cause to be delivered, to the Trustee for cancellation the Senior Subordinated Notes so accepted together with an Officer's Certificate to the Trustee stating that such Senior Subordinated Notes or portions thereof have been tendered to and purchased by the Issuer.

        The Senior Credit Facilities and Senior Notes prohibit or limit, and future credit agreements or other agreements relating to Senior Indebtedness to which the Issuer becomes a party may prohibit or limit, the Issuer from purchasing any Senior Subordinated Notes as a result of a Change of Control. In the event a Change of Control occurs at a time when the Issuer is prohibited from purchasing the Senior Subordinated Notes, the Issuer could seek the consent of its lenders and the holders of the Senior Notes to permit the purchase of the Senior Subordinated Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain such consent or repay such borrowings, the Issuer will remain prohibited from purchasing the Senior Subordinated Notes. In such case, the Issuer's failure to purchase tendered Senior Subordinated Notes would constitute an Event of Default under the Indenture. If, as a result thereof, a default occurs with respect to any Senior Indebtedness, the subordination provisions in the Indenture would restrict payments to the Holders of Senior Subordinated Notes under certain circumstances. The Senior Credit Facilities will provide that certain change of control events with respect to the Issuer would constitute a default thereunder (including a Change of Control under the Indenture). If we experience a change of control that triggers a default under our Senior Credit Facilities, we could seek a waiver of such default or seek to refinance our Senior Credit Facilities. In the event we do not obtain such a waiver or refinance the Senior Credit Facilities, such default could result in amounts outstanding under our Senior Credit Facilities being declared due and payable and cause a Receivables Facility to be wound down.

        Our ability to pay cash to the Holders of Senior Subordinated Notes following the occurrence of a Change of Control may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases.

        The Change of Control purchase feature of the Senior Subordinated Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Initial Purchasers and us. After the Issue Date, we have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" and "—Certain Covenants—Liens." Such restrictions in the Indenture can be waived only with the consent of the Holders of a majority in principal amount of the Senior Subordinated Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture will not contain any covenants or provisions that may afford Holders of the Senior Subordinated Notes protection in the event of a highly leveraged transaction.

        The Issuer will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Senior Subordinated Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

        The definition of "Change of Control" includes a disposition of all or substantially all of the assets of the Issuer to any Person. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Issuer. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of Senior Subordinated Notes may require the Issuer to make an offer to repurchase the Senior Subordinated Notes as described above.

        The provisions under the Indenture relative to the Issuer's obligation to make an offer to repurchase the Senior Subordinated Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Senior Subordinated Notes.

Asset Sales

        The Indenture provides that Holdings will not, and will not permit any of its Restricted Subsidiaries to, cause, make or suffer to exist an Asset Sale, unless:

          (1)   Holdings or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of; and

          (2)   except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by Holdings or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:

            (a)   any liabilities (as shown on Holdings's or such Restricted Subsidiary's most recent balance sheet or in the footnotes thereto) of Holdings or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Senior Subordinated Notes, that are assumed by the transferee of any such assets and for which Holdings and all of its Restricted Subsidiaries have been validly released by all creditors in writing,

            (b)   any securities received by Holdings or such Restricted Subsidiary from such transferee that are converted by Holdings or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale, and

            (c)   any Designated Non-cash Consideration received by Holdings or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed 2.5% of Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash for purposes of this provision and for no other purpose.

        Within 450 days after the receipt of any Net Proceeds of any Asset Sale, Holdings or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale,

          (1)   to permanently reduce:

            (a)   Obligations under Senior Indebtedness, and to correspondingly reduce commitments with respect thereto;

            (b)   Obligations under Senior Subordinated Indebtedness (and to correspondingly reduce commitments with respect thereto); provided that the Issuer shall equally and ratably reduce Obligations under the Senior Subordinated Notes as provided under "Optional Redemption," through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders of Senior Subordinated Notes to purchase their Senior Subordinated Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Senior Subordinated Notes that would otherwise be prepaid, or

            (c)   Indebtedness of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to Holdings or another Restricted Subsidiary,

          (2)   to make (a) an Investment in any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in Holdings or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) capital expenditures or (c) acquisitions of other assets, in each of (a), (b) and (c), used or useful in a Similar Business, or

          (3)   to make an investment in (a) any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in Holdings or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) properties or (c) acquisitions of other assets that, in each of (a), (b) and (c), replace the businesses, properties and/or assets that are the subject of such Asset Sale;

provided that, in the case of clauses (2) and (3) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as Holdings, or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an "Acceptable Commitment") and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, Holdings or such Restricted Subsidiary enters into another Acceptable Commitment (a "Second Commitment") within 180 days of such cancellation or termination; provided further that if any Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds.

        Any Net Proceeds from the Asset Sale that are not invested or applied as provided and within the time period set forth in the first sentence of the preceding paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $35.0 million, the Issuer shall make an offer to all Holders of the Senior Subordinated Notes and, if required by the terms of any Indebtedness that is pari passu with the Senior Subordinated Notes ("Pari Passu Indebtedness"), to the holders of such Pari Passu Indebtedness (an "Asset Sale Offer"), to purchase the maximum aggregate principal amount of the Senior Subordinated Notes and such Pari Passu Indebtedness that is at least $2,000 or an integral multiple of $1,000 thereafter, in the case of the Dollar Senior Subordinated Notes, and €50,000 or an integral multiple of €1,000 thereafter, in the case of the Euro Senior Subordinated Notes, that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $35.0 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee.

        To the extent that the aggregate amount of Senior Subordinated Notes and such Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in the Indenture. If the aggregate principal amount of Senior Subordinated Notes or the Pari Passu Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Senior Subordinated Notes and such Pari Passu Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the Senior Subordinated Notes or such Pari Passu Indebtedness tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset to zero.

        Pending the final application of any Net Proceeds pursuant to this covenant, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by the Indenture.

        The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Senior Subordinated Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the

Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

        The Senior Credit Facilities and the Senior Notes prohibit or limit, and future credit agreements or other agreements relating to Senior Indebtedness to which the Issuer becomes a party may prohibit or limit, the Issuer from purchasing any Senior Subordinated Notes pursuant to this Asset Sales covenant. In the event the Issuer is prohibited from purchasing the Senior Subordinated Notes, the Issuer could seek the consent of its lenders and the holders of the Senior Notes to the purchase of the Senior Subordinated Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain such consent or repay such borrowings, it will remain prohibited from purchasing the Senior Subordinated Notes. In such case, the Issuer's failure to purchase tendered Senior Subordinated Notes would constitute an Event of Default under the Indenture. If, as a result thereof, a default occurs with respect to any Senior Indebtedness, the subordination provisions in the Indenture would restrict payments to the Holders of the Senior Subordinated Notes under certain circumstances.

Selection and Notice

        If the Issuer is redeeming less than all of the Senior Subordinated Notes issued by it at any time, the Trustee will select the Senior Subordinated Notes to be redeemed (a) if the Senior Subordinated Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Senior Subordinated Notes are listed or (b) on a pro rata basis to the extent practicable, or, if the pro rata basis is not practicable for any reason by lot or by such other method as the Trustee shall deem fair and appropriate.

        Notices of purchase or redemption shall be mailed by first-class mail, postage prepaid, at least 30 but not more than 60 days before the purchase or redemption date to each Holder of Senior Subordinated Notes at such Holder's registered address or otherwise in accordance with the procedures of DTC, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Senior Subordinated Notes or a satisfaction and discharge of the Indenture. If any Senior Subordinated Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Senior Subordinated Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

        The Issuer will issue a new Senior Subordinated Note in a principal amount equal to the unredeemed portion of the original Senior Subordinated Note in the name of the Holder upon cancellation of the original Senior Subordinated Note. Senior Subordinated Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Senior Subordinated Notes or portions of them called for redemption.

Certain Covenants

        Set forth below are summaries of certain covenants contained in the Indenture. If on any date following the date of the Issue Date (i) the Senior Subordinated Notes have Investment Grade Ratings from both Rating Agencies, and (ii) no Default has occurred and is continuing under the Indenture then, beginning on that day and continuing at all times thereafter regardless of any subsequent changes in the rating of the Senior Subordinated Notes (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a "Covenant Suspension Event") the covenants specifically listed under the following captions in this "Description of Senior Subordinated Notes" section of this prospectus will not be applicable to the Senior Subordinated Notes (collectively, the "Suspended Covenants"):

          (1)   "—Repurchase at the Option of Holders—Asset Sales";

          (2)   "—Limitation on Restricted Payments";

          (3)   "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

          (4)   clause (4) of the first paragraph of "—Merger, Consolidation or Sale of All or Substantially All Assets";

          (5)   "—Transactions with Affiliates";

          (6)   "—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries";

          (7)   "—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries";

During any period that the foregoing covenants have been suspended, Holdings may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to the second sentence of the definition of "Unrestricted Subsidiary."

          (8)   "—Limitations on Layering"; and

          (9)   "—Repurchase at the Option of Holders—Change of Control".

        If and while Holdings and its Restricted Subsidiaries are not subject to the Suspended Covenants, the Notes will be entitled to substantially less covenant protection. In the event that Holdings and its Restricted Subsidiaries are not subject to the Suspended Covenants under the Indenture for any period of time as a result of the foregoing, and on any subsequent date (the "Reversion Date") one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Senior Subordinated Notes below an Investment Grade Rating, then Holdings and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under the Indenture with respect to future events. The period of time between the Suspension Date and the Reversion Date is referred to in this description as the "Suspension Period." The Guarantees of the Guarantors will be suspended during the Suspension Period. Additionally, upon the occurrence of a Covenant Suspension Event, the amount of Excess Proceeds from Net Proceeds shall be reset to zero.

        Notwithstanding the foregoing, in the event of any such reinstatement, no action taken or omitted to be taken by Holdings or any of its Restricted Subsidiaries prior to such reinstatement will give rise to a Default or Event of Default under the Indenture with respect to the Senior Subordinated Notes; provided that (1) with respect to Restricted Payments made after such reinstatement, the amount of Restricted Payments made will be calculated as though the covenant described above under the caption "—Limitation on Restricted Payments" had been in effect prior to, but not during, the Suspension Period; and (2) all Indebtedness incurred, or Disqualified Stock issued, during the Suspension Period will be classified to have been incurred or issued pursuant to clause (3) of the second paragraph of "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock."

        There can be no assurance that the Senior Subordinated Notes will ever achieve or maintain Investment Grade Ratings.

Limitation on Restricted Payments

        Holdings will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

  (I)
  declare or pay any dividend or make any payment or distribution on account of Holdings', or any of its Restricted Subsidiaries' Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation other than:

            (a)   dividends or distributions by Holdings payable solely in Equity Interests (other than Disqualified Stock) of Holdings; or

            (b)   dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, Holdings or a Restricted

    Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

          (II)  purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of Holdings or any direct or indirect parent of Holdings, including in connection with any merger or consolidation;

          (III)   make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than:

            (a)   Indebtedness permitted under clauses (7) and (8) of the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; or

            (b)   the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

          (IV)   make any Restricted Investment

(all such payments and other actions set forth in clauses (I) through (IV) above being collectively referred to as "Restricted Payments"), unless, at the time of such Restricted Payment:

          (1)   no Default shall have occurred and be continuing or would occur as a consequence thereof;

          (2)   immediately after giving effect to such transaction on a pro forma basis, Holdings could incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" (the "Fixed Charge Coverage Test"); and

          (3)   such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Holdings and its Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (1), (2) (with respect to the payment of dividends on Refunding Capital Stock (as defined below) pursuant to clause (b) thereof only), (6)(c), (9) and (14) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of (without duplication):

            (a)   50% of the Consolidated Net Income of Holdings for the period (taken as one accounting period) beginning July 1, 2006, to the end of Holdings' recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus

            (b)   100% of the aggregate net cash proceeds and the fair market value of marketable securities or other property received by Holdings since immediately after the Issue Date (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock") from the issue or sale of:

              (i)    (A) Equity Interests of Holdings, including Treasury Capital Stock (as defined below), but excluding cash proceeds and the fair market value of marketable securities or other property received from the sale of:

                (x)   Equity Interests to members of management, directors or consultants of Holdings, any direct or indirect parent company of Holdings and Holdings' Subsidiaries after the Issue Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph; and

                (y)   Designated Preferred Stock; and
        (B) to the extent such net cash proceeds are actually contributed to Holdings, Equity Interests of Holdings' direct or indirect parent companies (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph); or

              (ii)   debt securities of Holdings that have been converted into or exchanged for such Equity Interests of Holdings;

    provided, however, that this clause (b) shall not include the proceeds from (W) Refunding Capital Stock (as defined below), (X) Equity Interests or convertible debt securities of Holdings sold to a Restricted Subsidiary, as the case may be, (Y) Disqualified Stock or debt securities that have been converted into Disqualified Stock or (Z) Excluded Contributions; plus

            (c)   100% of the aggregate amount of cash and the fair market value of marketable securities or other property contributed to the capital of Holdings following the Issue Date (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock") (other than by a Restricted Subsidiary and other than by any Excluded Contributions); plus

            (d)   100% of the aggregate amount received in cash and the fair market value of marketable securities or other property received by means of:

              (i)    the sale or other disposition (other than to Holdings or a Restricted Subsidiary) of Restricted Investments made by Holdings or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from Holdings or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments by Holdings or its Restricted Subsidiaries, in each case after the Issue Date; or

              (ii)   the sale (other than to Holdings or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by Holdings or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary after the Issue Date; plus

            (e)   in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after the Issue Date, the fair market value of the Investment in such Unrestricted Subsidiary (which, if the fair market value of such Investment shall exceed $50.0 million, shall be set forth in writing by an Independent Financial Advisor), at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary other than an Unrestricted Subsidiary to the extent the Investment in such Unrestricted Subsidiary was made by Holdings or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment.

        The foregoing provisions will not prohibit:

          (1)   the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture;

          (2)   (a) the redemption, repurchase, retirement or other acquisition of any Equity Interests ("Treasury Capital Stock") or Subordinated Indebtedness of Holdings or any Equity Interests of any direct or indirect parent company of Holdings, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of Holdings or any direct or indirect parent company of Holdings to the extent contributed to Holdings (in each case, other than any Disqualified Stock) ("Refunding Capital Stock") and (b) if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of Holdings) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

          (3)   the redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Issuer or a Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer or a Guarantor, as the case may be, which is incurred in compliance with "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" so long as:

            (a)   the principal amount of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value, plus the amount of any reasonable premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness;

            (b)   such new Indebtedness is subordinated to the Senior Subordinated Notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, acquired or retired for value;

            (c)   such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired; and

            (d)   such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired;

          (4)   a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of Holdings or any of its direct or indirect parent companies held by any future, present or former employee, director or consultant of Holdings, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year $20.0 million (which shall increase to $25.0 million subsequent to the consummation of an underwritten public Equity Offering by Holdings or any direct or indirect parent entity of Holdings) (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $25.0 million in any calendar year (which shall increase to $50.0 million subsequent to the consummation of an underwritten public Equity Offering by Holdings or any direct or indirect parent corporation of Holdings)); provided further that such amount in any calendar year may be increased by an amount not to exceed:

            (a)   the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of Holdings and, to the extent contributed to Holdings, Equity Interests of any of Holdings' direct or indirect parent companies, in each case to members of management, directors or consultants of Holdings, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Issue Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of the preceding paragraph; plus

            (b)   the cash proceeds of key man life insurance policies received by Holdings or its Restricted Subsidiaries after the Issue Date; less

            (c)   the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a) and (b) of this clause (4);

and provided further that cancellation of Indebtedness owing to Holdings from members of management of Holdings, any of Holdings' direct or indirect parent companies or any of Holdings' Restricted Subsidiaries in connection with a repurchase of Equity Interests of Holdings or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

          (5)   the declaration and payment of dividends to holders of any class or series of Disqualified Stock of Holdings or any of its Restricted Subsidiaries issued in accordance with the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" to the extent such dividends are included in the definition of "Fixed Charges";

          (6)   (a) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by Holdings after the Issue Date;

            (b)   the declaration and payment of dividends to a direct or indirect parent company of Holdings, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent corporation issued after the Issue Date, provided that the amount of dividends paid pursuant to this clause (b) shall not exceed the aggregate amount of cash actually contributed to Holdings from the sale of such Designated Preferred Stock; or

            (c)   the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph;

  provided, however, in the case of each of (a), (b) and (c) of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, Holdings and its Restricted Subsidiaries on a consolidated basis would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

          (7)   Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities, not to exceed the greater of $75.0 million and 1.5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

          (8)   repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

          (9)   the declaration and payment of dividends on Holdings' common stock (or the payment of dividends to any direct or indirect parent entity to fund a payment of dividends on such entity's common stock), following the first public offering of Holdings' common stock or the common stock of any of its direct or indirect parent companies after the Issue Date, of up to 6% per annum of the net cash proceeds received by or contributed to Holdings in or from any such public offering, other than public offerings with respect to Holdings' common stock registered on Form S-8 and other than any public sale constituting an Excluded Contribution;

          (10) Restricted Payments that are made with Excluded Contributions;

          (11) other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (11) not to exceed 1.875% of Total Assets at the time made;

          (12) distributions or payments of Receivables Fees;

          (13) any Restricted Payment used to fund the Transaction and the fees and expenses related thereto or owed to Affiliates, in each case to the extent permitted by the covenant described under "—Transactions with Affiliates";

          (14) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described under the captions "—Repurchase at the Option of Holders—Change of Control" and "—Repurchase at the Option of Holders—Asset Sales"; provided that all Senior Subordinated Notes validly tendered by Holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

          (15) the declaration and payment of dividends by Holdings to, or the making of loans to, any direct or indirect parent in amounts required for any direct or indirect parent companies to pay, in each case without duplication,

            (a)   franchise taxes and other fees, taxes and expenses required to maintain their corporate existence;

            (b)   federal, state and local income taxes, to the extent such income taxes are attributable to the income of Holdings and its Restricted Subsidiaries and, to the extent of the amount actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that Holdings and its Restricted Subsidiaries would be required to pay in respect of federal, state and local taxes for such fiscal year were Holdings, its Restricted Subsidiaries and its

    Unrestricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity;

            (c)   customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company of Holdings to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of Holdings and its Restricted Subsidiaries;

            (d)   general corporate operating and overhead costs and expenses of any direct or indirect parent company of Holdings to the extent such costs and expenses are attributable to the ownership or operation of Holdings and its Restricted Subsidiaries; and

            (e)   fees and expenses other than to Affiliates of Holdings related to any unsuccessful equity or debt offering of such parent entity; and

          (16) the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to Holdings or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are cash and/or Cash Equivalents);

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (11) and (16), no Default shall have occurred and be continuing or would occur as a consequence thereof.

        As of the Issue Date, all of Holdings' Subsidiaries were Restricted Subsidiaries. Holdings will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of "Unrestricted Subsidiary." For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by Holdings and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of "Investment." Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to the first paragraph of this covenant or under clause (7), (10), (11) or (16) of the second paragraph of this covenant, or pursuant to the definition of "Permitted Investments," and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture.

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

        Holdings will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, "incur" and collectively, an "incurrence") with respect to any Indebtedness (including Acquired Indebtedness) and Holdings will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that Holdings may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio on a consolidated basis for Holdings and its Restricted Subsidiaries' most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period; provided that Restricted Subsidiaries that are not Guarantors may not incur Indebtedness or

Disqualified Stock or Preferred Stock if, after giving pro forma application to such incurrence or issuance (including a pro forma application of the net proceeds therefrom), more than an aggregate of $100.0 million of Indebtedness or Disqualified Stock or Preferred Stock of Restricted Subsidiaries that are not Guarantors is outstanding pursuant to this paragraph at such time.

        The foregoing limitations will not apply to:

          (1)   the incurrence of Indebtedness under Credit Facilities by Holdings or any of its Restricted Subsidiaries and the issuance and creation of letters of credit and bankers' acceptances thereunder (with letters of credit and bankers' acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount of $3,100 million outstanding at any one time, less the aggregate of mandatory principal payments actually made by the borrower thereunder in respect of Indebtedness thereunder with Net Proceeds from an Asset Sale or series of related Asset Sales;

          (2)   the incurrence by the Issuer and any Guarantor of Indebtedness represented by (a) the Senior Subordinated Notes (including any Guarantee) (other than any Additional Senior Subordinated Notes) and (b) the Senior Notes (including any guarantee thereof);

          (3)   Indebtedness of Holdings and its Restricted Subsidiaries in existence on the Issue Date (other than Indebtedness described in clauses (1) and (2));

          (4)   Indebtedness (including Capitalized Lease Obligations), Disqualified Stock and Preferred Stock incurred by Holdings or any of its Restricted Subsidiaries, to finance the purchase, lease or improvement of property (real or personal) or equipment that is used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets in an aggregate principal amount (together with any Refinancing Indebtedness in respect thereof and all other Indebtedness, Disqualified Stock and/or Preferred Stock issued and outstanding under this clause (4) not to exceed 4.0% of Total Assets at any time outstanding; so long as such Indebtedness exists at the date of such purchase, lease or improvement, or is created within 270 days thereafter;

          (5)   Indebtedness incurred by Holdings or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers' compensation claims, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

          (6)   Indebtedness arising from agreements of Holdings or its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that

            (a)   such Indebtedness is not reflected on the balance sheet of Holdings, or any of its Restricted Subsidiaries (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (6)(a)); and

            (b)   the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by Holdings and its Restricted Subsidiaries in connection with such disposition;

          (7)   Indebtedness of Holdings to a Restricted Subsidiary; provided that any such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor is expressly subordinated in right of payment to the Senior Subordinated Notes; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to Holdings or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness;

          (8)   Indebtedness of a Restricted Subsidiary to Holdings or another Restricted Subsidiary; provided that if a Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not a Guarantor, such Indebtedness is expressly subordinated in right of payment to the Guarantee of the Senior Subordinated Notes of such Guarantor; provided further that any subsequent transfer of any such Indebtedness (except to Holdings or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness;

          (9)   shares of Preferred Stock of a Restricted Subsidiary issued to Holdings or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to Holdings or another of its Restricted Subsidiaries) shall be deemed in each case to be an issuance of such shares of Preferred Stock;

          (10) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk with respect to any Indebtedness permitted to be incurred pursuant to "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock," exchange rate risk or commodity pricing risk;

          (11) obligations in respect of performance, bid, appeal and surety bonds and completion guarantees provided by Holdings or any of its Restricted Subsidiaries in the ordinary course of business;

          (12) (a) Indebtedness or Disqualified Stock of Holdings and Indebtedness, Disqualified Stock or Preferred Stock of Holdings or any Restricted Subsidiary equal to 200.0% of the net cash proceeds received by Holdings since immediately after the Issue Date from the issue or sale of Equity Interests of Holdings or cash contributed to the capital of Holdings (in each case, other than proceeds of Disqualified Stock or sales of Equity Interests to Holdings or any of its Subsidiaries) as determined in accordance with clauses (3)(b) and (3)(c) of the first paragraph of "—Limitation on Restricted Payments" to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to the second paragraph of "—Limitation on Restricted Payments" or to make Permitted Investments (other than Permitted Investments specified in clauses (1) and (3) of the definition thereof) and (b) Indebtedness or Disqualified Stock of Holdings and Indebtedness, Disqualified Stock or Preferred Stock of Holdings or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (12)(b), does not at any one time outstanding exceed $300.0 million; provided, however that no more than $100.0 million of Indebtedness, Disqualified Stock or Preferred Stock at any one time outstanding and incurred pursuant to this clause (12)(b) shall be incurred by Restricted Subsidiaries that are not Guarantors (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (12)(b) shall cease to be deemed incurred or outstanding for purposes of this clause (12)(b) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which Holdings or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (12)(b));

          (13) the incurrence by Holdings or any Restricted Subsidiary, of Holdings of Indebtedness, Disqualified Stock or Preferred Stock which serves to refund or refinance any Indebtedness, Disqualified Stock or Preferred Stock incurred as permitted under the first paragraph of this covenant and clauses (2), (3), (4) and (12)(a) above, this clause (13) and clause (14) below or any Indebtedness, Disqualified Stock or Preferred Stock issued to so refund or refinance such Indebtedness, Disqualified Stock or Preferred Stock including additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including reasonable tender premiums), defeasance costs and fees in connection therewith (the "Refinancing Indebtedness") prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

            (a)   has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of, the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced,

            (b)   to the extent such Refinancing Indebtedness refinances (i) Indebtedness subordinated or pari passu to the Senior Subordinated Notes or any Guarantee thereof, such Refinancing Indebtedness is subordinated or pari passu to the Senior Subordinated Notes or the Guarantee at least to the same extent as the Indebtedness being refinanced or refunded or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively, and

            (c)   shall not include:

              (i)    Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of Holdings that is not a Guarantor (other than the Issuer) that refinances Indebtedness, Disqualified Stock or Preferred Stock of Holdings;

              (ii)   Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of Holdings that is not a Guarantor (other than the Issuer) that refinances Indebtedness, Disqualified Stock or Preferred Stock of a Guarantor; or

              (iii)  Indebtedness, Disqualified Stock or Preferred Stock of Holdings or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary;

and provided further that subclause (a) of this clause (13) will not apply to any refunding or refinancing of any Indebtedness outstanding under any Senior Indebtedness;

          (14) Indebtedness, Disqualified Stock or Preferred Stock of (x) the Issuer or a Guarantor incurred to finance an acquisition or (y) Persons that are acquired by the Issuer or any Guarantor or merged into the Issuer or a Guarantor in accordance with the terms of the Indenture; provided that after giving effect to such acquisition or merger, either

            (a)   Holdings would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Test, or

            (b)   the Fixed Charge Coverage Ratio of Holdings and the Restricted Subsidiaries is greater than immediately prior to such acquisition or merger;

          (15) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within two Business Days of its incurrence;

          (16) Indebtedness of Holdings or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to the Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit;

          (17) (a) any guarantee by Holdings or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of the Indenture, or

            (b)   any guarantee by a Restricted Subsidiary of Indebtedness of Holdings provided that such guarantee is incurred in accordance with the covenant described below under "—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries";

          (18) Indebtedness of Holdings or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements in each case, incurred in the ordinary course of business; and

          (19) Indebtedness consisting of Indebtedness issued by Holdings or any of its Restricted Subsidiaries to current or former officers, directors and employees thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of Holdings or any direct or indirect parent company of Holdings to the extent described in clause (4) of the second paragraph under the caption "—Limitation on Restricted Payments."

        For purposes of determining compliance with this covenant:

          (1)   in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (19) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer, in its sole discretion, will classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above clauses; provided that all Indebtedness outstanding under the Credit Facilities on the Issue Date will be treated as incurred on the Issue Date under clause (1) of the preceding paragraph; and

          (2)   at the time of incurrence, the Issuer will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs above.

Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness, Disqualified Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant.

        For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

        The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

Liens

        The Issuer will not, and will not permit any Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures obligations under any Indebtedness ranking pari passu with or subordinated to the Senior Subordinated Notes or any related Guarantee, on any asset or property of the Issuer or any Guarantor, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

          (1)   in the case of Liens securing Subordinated Indebtedness, the Senior Subordinated Notes and related Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or

          (2)   in all other cases, the Senior Subordinated Notes or the Guarantees are equally and ratably secured, except that the foregoing shall not apply to (a) Liens securing the Senior Subordinated Notes and the related Guarantees and (b) Liens securing Senior Indebtedness of the Issuer or any Guarantor.

Merger, Consolidation or Sale of All or Substantially All Assets

        Neither Holdings nor the Issuer may consolidate or merge with or into or wind up into (whether or not Holdings or the Issuer, as applicable, is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

          (1)   Holdings or the Issuer, as applicable, is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than Holdings or the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of the jurisdiction of organization of Holdings or the Issuer or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Person, as the case may be, being herein called the "Successor Company");

          (2)   the Successor Company, if other than Holdings or the Issuer, expressly assumes all the obligations of Holdings or the Issuer, as applicable, under the Senior Subordinated Notes pursuant to supplemental indentures or other documents or instruments;

          (3)   immediately after such transaction, no Default exists;

          (4)   immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period,

            (a)   the Successor Company or Holdings would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Test or

            (b)   the Fixed Charge Coverage Ratio for the Successor Company, Holdings or the Issuer, as applicable, and the Restricted Subsidiaries would be greater than the Fixed Charge Coverage Ratio for Holdings and its Restricted Subsidiaries immediately prior to such transaction;

          (5)   each Guarantor, unless it is the other party to the transactions described above, in which case clause (1)(b) of the third succeeding paragraph shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person's obligations under the Indenture, the Senior Subordinated Notes and the Registration Rights Agreement; and

          (6)   the Issuer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture.

        The Successor Company will succeed to, and be substituted for Holdings or the Issuer, as the case may be, under the Indenture, the Guarantees and the Senior Subordinated Notes, as applicable. Notwithstanding the foregoing clauses (3) and (4),

          (1)   any Restricted Subsidiary may consolidate with or merge into or transfer all or part of its properties and assets to Holdings or the Issuer, and

          (2)   Holdings or the Issuer may merge with an Affiliate of Holdings or the Issuer, as the case may be, solely for the purpose of reincorporating Holdings or the Issuer in a State of the United States so long as the amount of Indebtedness of Holdings and its Restricted Subsidiaries is not increased thereby.

        Subject to certain limitations described in the Indenture governing release of a Guarantee upon the sale, disposition or transfer of a guarantor, no Guarantor will, and the Issuer will not permit any Guarantor to, consolidate or merge with or into or wind up into (whether or not the Issuer or Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

          (1)   (a) such Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of the jurisdiction of organization of such Guarantor, as the case may be, or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the "Successor Person");

            (b)   the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under the Indenture and such Guarantor's related Guarantee pursuant to supplemental indentures or other documents or instruments;

            (c)   immediately after such transaction, no Default exists; and

            (d)   the Issuer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture; or

          (2)   the transaction is made in compliance with the covenant described under "—Repurchase at the Option of Holders—Asset Sales."

        Subject to certain limitations described in the Indenture, the Successor Person will succeed to, and be substituted for, such Guarantor under the Indenture and such Guarantor's Guarantee. Notwithstanding the foregoing, any Guarantor may merge into or transfer all or part of its properties and assets to another Guarantor or the Issuer.

Transactions with Affiliates

        Holdings will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Holdings (each of the foregoing, an "Affiliate Transaction") involving aggregate payments or consideration in excess of $10.0 million, unless:

          (1)   such Affiliate Transaction is on terms that are not materially less favorable to Holdings or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Holdings or such Restricted Subsidiary with an unrelated Person on an arm's-length basis; and

          (2)   the Issuer delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $20.0 million, a resolution adopted by the majority of the board of directors of the Issuer approving such Affiliate Transaction and set forth in an Officer's Certificate certifying that such Affiliate Transaction complies with clause (1) above.

        The foregoing provisions will not apply to the following:

          (1)   transactions between or among Holdings or any of its Restricted Subsidiaries;

          (2)   Restricted Payments permitted by the provisions of the Indenture described above under the covenant "—Limitation on Restricted Payments" and the definition of "Permitted Investments";

          (3)   the payment of management, consulting, monitoring and advisory fees and related expenses to the Investors pursuant to the Sponsor Management Agreement (plus any unpaid management, consulting, monitoring and advisory fees and related expenses accrued in any prior year) and the termination fees pursuant to the Sponsor Management Agreement, in each case as in effect on the Issue Date;

          (4)   the payment of reasonable and customary fees paid to, and indemnities provided for the benefit of, officers, directors, employees or consultants of Holdings, any of its direct or indirect parent companies or any of its Restricted Subsidiaries;

          (5)   transactions in which Holdings or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to Holdings or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to Holdings or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Holdings or such Restricted Subsidiary with an unrelated Person on an arm's-length basis;

          (6)   any agreement as in effect as of the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date);

          (7)   the existence of, or the performance by Holdings or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by Holdings or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (7) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders when taken as a whole;

          (8)   the Transaction and the payment of all fees and expenses related to the Transaction, in each case as disclosed in the offering memorandum dated August 11, 2006 relating to the offering of the outstanding notes;

          (9)   transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture which are fair to Holdings and its Restricted Subsidiaries, in the reasonable determination of the board of directors of Holdings or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

          (10) the issuance of Equity Interests (other than Disqualified Stock) of Holdings to any Permitted Holder or to any director, officer, employee or consultant;

          (11) sales of accounts receivable, or participations therein, in connection with any Receivables Facility;

          (12) payments by Holdings or any of its Restricted Subsidiaries to any of the Investors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved by a majority of the board of directors of Holdings in good faith;

          (13) payments or loans (or cancellation of loans) to employees or consultants of Holdings, any of its direct or indirect parent companies or any of its Restricted Subsidiaries and employment agreements, stock option plans and other similar arrangements with such employees or consultants which, in each case, are approved by a majority of the board of directors of Holdings in good faith; and

          (14) investments by the Investors in securities of Holdings or any of its Restricted Subsidiaries so long as (i) the investment is being offered generally to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5% of the proposed or outstanding issue amount of such class of securities.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

        Holdings will not, and will not permit any of its Restricted Subsidiaries that are not Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

          (1)   (a) pay dividends or make any other distributions to Holdings or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or

            (b)   pay any Indebtedness owed to Holdings or any of its Restricted Subsidiaries;

          (2)   make loans or advances to Holdings or any of its Restricted Subsidiaries; or

          (3)   sell, lease or transfer any of its properties or assets to Holdings or any of its Restricted Subsidiaries,

except (in each case) for such encumbrances or restrictions existing under or by reason of:

            (a)   contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Senior Credit Facilities and the related documentation and the Senior Notes and the related indenture;

            (b)   the Indenture and the Senior Subordinated Notes;

            (c)   purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (3) above on the property so acquired;

            (d)   applicable law or any applicable rule, regulation or order;

            (e)   any agreement or other instrument of a Person acquired by Holdings or any of its Restricted Subsidiaries in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;

            (f)    contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of Holdings pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

            (g)   Secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" and "—Liens" that limit the right of the debtor to dispose of the assets securing such Indebtedness;

            (h)   restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

            (i)    other Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

            (j)    customary provisions in joint venture agreements and other similar agreements relating solely to such joint venture;

            (k)   customary provisions contained in leases or licenses of intellectual property and other agreements, in each case, entered into in the ordinary course of business;

            (l)    any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (k) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of Holdings, no more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; and

            (m)  restrictions created in connection with any Receivables Facility that, in the good faith determination of the Issuer are necessary or advisable to effect such Receivables Facility.

Limitation on Guarantees of Indebtedness by Restricted Subsidiaries

        Holdings will not permit any of its Wholly-Owned Subsidiaries that are Restricted Subsidiaries (and non-Wholly-Owned Subsidiaries if such non-Wholly-Owned Subsidiaries guarantee other capital markets debt securities), other than a Guarantor or a Foreign Subsidiary, to guarantee the payment of any Indebtedness of the Issuer or any other Guarantor unless:

          (1)   such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to the Indenture providing for a Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Issuer or any Guarantor:

            (a)   if the Senior Subordinated Notes or such Guarantor's Guarantee are subordinated in right of payment to such Indebtedness, the Guarantee under the supplemental indenture shall be subordinated to such Restricted Subsidiary's guarantee with respect to such Indebtedness substantially to the same extent as the Senior Subordinated Notes are subordinated to such Indebtedness; and

            (b)   if such Indebtedness is by its express terms subordinated in right of payment to the Senior Subordinated Notes or such Guarantor's Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Senior Subordinated Notes;

          (2)   such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against Holdings or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee; and

          (3)   such Restricted Subsidiary shall deliver to the Trustee an Opinion of Counsel to the effect that:

            (a)   such Guarantee has been duly executed and authorized; and

            (b)   such Guarantee constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity;

provided that this covenant shall not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

Limitation on Layering

        The Indenture provides that the Issuer will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinate in right of payment to any Senior Indebtedness of the Issuer or such Guarantor, as the case may be, unless such Indebtedness is either:

          (1)   equal in right of payment with the Senior Subordinated Notes or such Guarantor's Guarantee of the Senior Subordinated Notes, as the case may be; or

          (2)   expressly subordinated in right of payment to the Senior Subordinated Notes or such Guarantor's Guarantee of the Senior Subordinated Notes, as the case may be.

        The Indenture does not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.

Reports and Other Information

        Notwithstanding that Holdings may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Indenture will require Holdings to file with the SEC (and make available to the Trustee and Holders of the Senior Subordinated Notes (without exhibits), without cost to any Holder, within 15 days after it files them with the SEC) from and after the Issue Date,

          (1)   within 90 days (or any other time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-K by a non-accelerated filer) after the end of each fiscal year, annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

          (2)   within 45 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q containing all quarterly information that would be required to be contained in Form 10-Q, or any successor or comparable form;

          (3)   promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K, or any successor or comparable form; and

          (4)   any other information, documents and other reports which Holdings would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

in each case, in a manner that complies in all material respects with the requirements specified in such form; provided that Holdings shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event Holdings will make available such information to prospective purchasers of Senior Subordinated Notes, in addition to providing such information to the Trustee and the Holders of the Senior Subordinated Notes, in each case within 15 days after the time Holdings would be required to file such information with the SEC, if it were subject to Sections 13 or 15(d) of the Exchange Act. In addition, to the extent not satisfied by the foregoing, Holdings will agree that, for so long as any Senior Subordinated Notes are outstanding, it will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

        In the event that any direct or indirect parent company of Holdings becomes a guarantor of the Senior Subordinated Notes, the Indenture will permit Holdings to satisfy its obligations in this covenant with respect to financial information relating to Holdings by furnishing financial information relating to such parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Issuer and its Restricted Subsidiaries on a standalone basis, on the other hand.

        Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the commencement of the exchange offer or the effectiveness of the shelf registration statement by (1) the filing with the SEC of the exchange offer registration statement or shelf registration statement (or any other similar registration statement), and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act or (2) by posting on its website or providing to the Trustee within 15 days of the time periods after the Issuer would have been required to file annual and interim reports with the SEC, the financial information (including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" section) that would be required to be included in such reports, subject to exceptions consistent with the presentation of financial information in the offering memorandum dated August 11, 2006 relating the offering of the outstanding notes.

Events of Default and Remedies

        The Indenture provides that each of the following is an Event of Default:

          (1)   default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Senior Subordinated Notes (whether or not prohibited by the subordination provisions of the Indenture);

          (2)   default for 30 days or more in the payment when due of interest or Additional Interest on or with respect to the Senior Subordinated Notes (whether or not prohibited by the subordination provisions of the Indenture);

          (3)   failure by the Issuer or any Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of not less 25% in principal amount of the Senior Subordinated Notes to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (1) and (2) above) contained in the Indenture or the Senior Subordinated Notes;

          (4)   default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by Holdings or any of its Restricted Subsidiaries or the payment of which is guaranteed by Holdings or any of its Restricted Subsidiaries, other than Indebtedness owed to Holdings or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Senior Subordinated Notes, if both:

            (a)   such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

            (b)   the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $50.0 million or more at any one time outstanding;

          (5)   failure by Holdings or any Significant Subsidiary to pay final judgments aggregating in excess of $50.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

          (6)   certain events of bankruptcy or insolvency with respect to Holdings or any Significant Subsidiary; or

          (7)   the Guarantee of any Significant Subsidiary shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Subsidiary, as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of the Indenture or the release of any such Guarantee in accordance with the Indenture.

If any Event of Default (other than of a type specified in clause (6) above) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in principal amount of the then total outstanding Senior Subordinated Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Senior Subordinated Notes to be due and payable immediately; provided, however, that so long as any Indebtedness permitted to be incurred under the Indenture as part of the Senior Credit Facilities shall be outstanding, no such acceleration shall be effective until the earlier of:

          (1)   acceleration of any such Indebtedness under the Senior Credit Facilities; or

          (2)   five Business Days after the giving of written notice of such acceleration to the Issuer and the administrative agent under the Senior Credit Facilities.

        Upon the effectiveness of such declaration, such principal and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) of the first paragraph of this section, all outstanding Senior Subordinated Notes will become due and payable without further action or notice. The Indenture will provide that the Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest.

        The Indenture provides that the Holders of a majority in aggregate principal amount of the then outstanding Senior Subordinated Notes by notice to the Trustee may on behalf of the Holders of all of the Senior Subordinated Notes waive any existing Default and its consequences under the Indenture except a continuing Default in the payment of interest on, premium, if any, or the principal of any Senior Subordinated Note held by a non-consenting Holder. In the event of any Event of Default specified in clause (4) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Senior Subordinated Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:

          (1)   the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

          (2)   holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

          (3)   the default that is the basis for such Event of Default has been cured.

        Subject to the provisions of the Indenture relating to the duties of the Trustee thereunder, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the Senior Subordinated Notes unless the Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a Senior Subordinated Note may pursue any remedy with respect to the Indenture or the Senior Subordinated Notes unless:

          (1)   such Holder has previously given the Trustee notice that an Event of Default is continuing;

          (2)   Holders of at least 25% in principal amount of the total outstanding Senior Subordinated Notes have requested the Trustee to pursue the remedy;

          (3)   Holders of the Senior Subordinated Notes have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

          (4)   the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

          (5)   Holders of a majority in principal amount of the total outstanding Senior Subordinated Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

        Subject to certain restrictions, under the Indenture the Holders of a majority in principal amount of the total outstanding Senior Subordinated Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Senior Subordinated Note or that would involve the Trustee in personal liability.

        The Indenture provides that the Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required, within five Business Days, upon becoming aware of any Default, to deliver to the Trustee a statement specifying such Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor or any of their parent companies shall have any liability for any obligations of the Issuer or the Guarantors under the Senior Subordinated Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting Senior Subordinated Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Subordinated Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

        The obligations of the Issuer and the Guarantors under the Indenture will terminate (other than certain obligations) and will be released upon payment in full of all of the Senior Subordinated Notes. The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the Senior Subordinated Notes and have the Issuer and each Guarantor's obligation discharged with respect to its Guarantee ("Legal Defeasance") and cure all then existing Events of Default except for:

          (1)   the rights of Holders of Senior Subordinated Notes to receive payments in respect of the principal of, premium, if any, and interest on the Senior Subordinated Notes when such payments are due solely out of the trust created pursuant to the Indenture;

          (2)   the Issuer's obligations with respect to Senior Subordinated Notes concerning issuing temporary Senior Subordinated Notes, registration of such Senior Subordinated Notes, mutilated, destroyed, lost or stolen Senior Subordinated Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

          (3)   the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer's obligations in connection therewith; and

          (4)   the Legal Defeasance provisions of the Indenture.

        In addition, the Issuer may, at its option and at any time, elect to have its obligations and those of each Guarantor released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default with respect to the Senior Subordinated Notes. In the event Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Issuer) described under "Events of Default and Remedies" will no longer constitute an Event of Default with respect to the Senior Subordinated Notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Senior Subordinated Notes:

          (1)   the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Senior Subordinated Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the Senior Subordinated Notes on the stated maturity date or on the redemption date, as the case may be, of such principal, premium, if any, or interest on such Senior Subordinated Notes and the Issuer must specify whether such Senior Subordinated Notes are being defeased to maturity or to a particular redemption date;

          (2)   in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

            (a)   the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

            (b)   since the issuance of the Senior Subordinated Notes, there has been a change in the applicable U.S. federal income tax law,

  in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the Senior Subordinated Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3)   in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the Senior Subordinated Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4)   no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

          (5)   such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Senior Credit Facilities, the Senior Notes or the indenture pursuant to which the Senior Notes were issued or any other material agreement or instrument (other than the Indenture) to which, the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from any borrowing of funds to be applied to make the deposit required to effect such Legal Defeasance or Covenant Defeasance and any similar and simultaneous deposit relating to other Indebtedness, and the granting of Liens in connection therewith);

          (6)   the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of Section 547 of Title 11 of the United States Code;

          (7)   the Issuer shall have delivered to the Trustee an Officer's Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and

          (8)   the Issuer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

        The Indenture will be discharged and will cease to be of further effect as to all Senior Subordinated Notes, when either:

          (1)   all Senior Subordinated Notes theretofore authenticated and delivered, except lost, stolen or destroyed Senior Subordinated Notes which have been replaced or paid and Senior Subordinated Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

          (2)   (a) all Senior Subordinated Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer and the Issuer or any Guarantor have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Senior Subordinated Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Senior Subordinated Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

            (b)   no Default (other than that resulting from borrowing funds to be applied to make such deposit or any similar and simultaneous deposit relating to other Indebtedness) with respect to the Indenture or the Senior Subordinated Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under the Senior Credit Facilities, the Senior Notes (or the indenture governing the Senior Notes) or any other material agreement or instrument (other than the Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than resulting from any borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness);

            (c)   the Issuer has paid or caused to be paid all sums payable by it under the Indenture; and

            (d)   the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Senior Subordinated Notes at maturity or the redemption date, as the case may be.

        In addition, the Issuer must deliver an Officer's Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Amendment, Supplement and Waiver

        Except as provided in the next two succeeding paragraphs, the Indenture, any Guarantee and the Senior Subordinated Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Senior Subordinated Notes then outstanding, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Senior

Subordinated Notes, and any existing Default or compliance with any provision of the Indenture or the Senior Subordinated Notes issued thereunder may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Senior Subordinated Notes, other than Senior Subordinated Notes beneficially owned by the Issuer or its Affiliates (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Senior Subordinated Notes); provided, however, that if any amendment, waiver or other modification will only affect the Dollar Senior Subordinated Notes or the Euro Senior Subordinated Notes, only the consent of holders of at least a majority in principal amount of the then outstanding Dollar Senior Subordinated Notes or Euro Senior Subordinated Notes (and not the consent of at least a majority of all Senior Subordinated Notes), as the case may be, shall be required.

        The Indenture will provide that, without the consent of each affected Holder of Senior Subordinated Notes, an amendment or waiver may not, with respect to any Senior Subordinated Notes held by a non-consenting Holder:

          (1)   reduce the principal amount of such Senior Subordinated Notes whose Holders must consent to an amendment, supplement or waiver;

          (2)   reduce the principal of or change the fixed final maturity of any such Senior Subordinated Note or alter or waive the provisions with respect to the redemption of such Senior Subordinated Notes (other than provisions relating to the covenants described above under the caption "Repurchase at the Option of Holders");

          (3)   reduce the rate of or change the time for payment of interest on any Senior Subordinated Note;

          (4)   waive a Default in the payment of principal of or premium, if any, or interest on the Senior Subordinated Notes, except a rescission of acceleration of the Senior Subordinated Notes by the Holders of at least a majority in aggregate principal amount of the Senior Subordinated Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in the Indenture or any Guarantee which cannot be amended or modified without the consent of all Holders;

          (5)   make any Senior Subordinated Note payable in money other than that stated therein;

          (6)   make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Senior Subordinated Notes;

          (7)   make any change in these amendment and waiver provisions;

          (8)   impair the right of any Holder to receive payment of principal of, or interest on such Holder's Senior Subordinated Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Senior Subordinated Notes;

          (9)   make any change in the subordination provisions thereof that would adversely affect the Holders; or

          (10) except as expressly permitted by the Indenture, modify the Guarantees of any Significant Subsidiary in any manner adverse to the Holders of the Senior Subordinated Notes.

        Notwithstanding the foregoing, the Issuer, any Guarantor (with respect to a Guarantee or the Indenture to which it is a party) and the Trustee may amend or supplement the Indenture and any Guarantee or Senior Subordinated Notes without the consent of any Holder;

          (1)   to cure any ambiguity, omission, mistake, defect or inconsistency;

          (2)   to provide for uncertificated Senior Subordinated Notes of such series in addition to or in place of certificated Senior Subordinated Notes;

          (3)   to comply with the covenant relating to mergers, consolidations and sales of assets;

          (4)   to provide the assumption of the Issuer's or any Guarantor's obligations to the Holders;

          (5)   to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder;

          (6)   to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor;

          (7)   to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

          (8)   to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee thereunder pursuant to the requirements thereof;

          (9)   to provide for the issuance of exchange notes or private exchange notes, which are identical to exchange notes except that they are not freely transferable;

          (10) to add a Guarantor under the Indenture;

          (11) to conform the text of the Indenture, Guarantees or the Senior Subordinated Notes to any provision of this "Description of Senior Subordinated Notes" to the extent that such provision in this "Description of Senior Subordinated Notes" was intended to be a verbatim recitation of a provision of the Indenture, Guarantee or Senior Subordinated Notes; or

          (12) making any amendment to the provisions of the Indenture relating to the transfer and legending of Senior Subordinated Notes as permitted by the Indenture, including, without limitation to facilitate the issuance and administration of the Senior Subordinated Notes; provided, however, that (i) compliance with the Indenture as so amended would not result in Senior Subordinated Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Senior Subordinated Notes.

        The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Notices

        Notices given by publication will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

Concerning the Trustee

        The Indenture will contain certain limitations on the rights of the Trustee thereunder, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

        The Indenture will provide that the Holders of a majority in principal amount of the outstanding Senior Subordinated Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture will provide that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of the Senior Subordinated Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

        The Indenture, the Senior Subordinated Notes and any Guarantee will be governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

        Set forth below are certain defined terms used in the Indenture. For purposes of the Indenture, unless otherwise specifically indicated, the term "consolidated" with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

        "Acquired Indebtedness" means, with respect to any specified Person,

          (1)   Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and

          (2)   Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        "Acquisition" means the transactions contemplated by the Transaction Agreement.

        "Additional Interest" means all additional interest then owing pursuant to the Registration Rights Agreement.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

        "Applicable Premium" means, with respect to any Senior Subordinated Note on any Redemption Date, the greater of:

          (1)   1.0% of the principal amount of such Senior Subordinated Note; and

          (2)   the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Senior Subordinated Note at September 1, 2011 (each such redemption price being set forth in the table appearing above under the caption "—Optional Redemption"), plus (ii) all required interest payments due on such Senior Subordinated Note through September 1, 2011 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate, in the case of the Dollar Senior Subordinated Notes, and the Bund Rate, in the case of the Euro Senior Subordinated Notes, as of such Redemption Date, in each case plus 50 basis points; over (b) the principal amount of such Dollar Senior Subordinated Note or Euro Senior Subordinated Note, as applicable.

        "Asset Sale" means:

          (1)   the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of Holdings or any of its Restricted Subsidiaries (each referred to in this definition as a "disposition"); or

          (2)   the issuance or sale of Equity Interests of any Restricted Subsidiary (other than Preferred Stock of Restricted Subsidiaries issued in compliance with the covenant under described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"), whether in a single transaction or a series of related transactions;

    in each case, other than:

            (a)   any disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out equipment in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale in the ordinary course of business;

            (b)   the disposition of all or substantially all of the assets of Holdings or the Issuer in a manner permitted pursuant to the provisions described above under "—Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets" or any disposition that constitutes a Change of Control pursuant to the Indenture;

            (c)   the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described above under "—Certain Covenants—Limitation on Restricted Payments";

            (d)   any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate fair market value of less than $15.0 million;

            (e)   any disposition of property or assets or issuance of securities by a Restricted Subsidiary of Holdings to Holdings or by Holdings or a Restricted Subsidiary of Holdings to another Restricted Subsidiary of Holdings;

            (f)    to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

            (g)   the lease, assignment or sub-lease of any real or personal property in the ordinary course of business;

            (h)   any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

            (i)    foreclosures on assets;

            (j)    sales of accounts receivable, or participations therein, in connection with any Receivables Facility; and

            (k)   any financing transaction with respect to property built or acquired by Holdings or any Restricted Subsidiary after the Issue Date, including Sale and Lease-Back Transactions and asset securitizations permitted by the Indenture.

        "Bund Rate" means, with respect to any redemption date, the rate per annum equal to the quarterly equivalent yield to maturity as of such date of the Comparable German Bund Issue, assuming a price for the Comparable German Bund Issue (expressed as a percentage of its principal amount) equal to the Comparable German Bund Price for such redemption date, where:

          (1)   "Comparable German Bund Issue" means the German Bundesanleihe security selected by any Reference German Bund Dealer as having a fixed maturity most nearly equal to the period from such redemption date to September 1, 2011 and that would be utilized at the time of selection and in accordance with customary financial practice, in pricing new issues of euro-denominated corporate debt securities in a principal amount approximately equal to the then outstanding principal amount of the Senior Euro Notes and of a maturity most nearly equal to September 1, 2011; provided, however, that, if the period from such redemption date to September 1, 2011 is not equal to the fixed maturity of the German Bundesanleihe security selected by such Reference German Bund Dealer, the Bund Rate shall be determined by linear interpolation (calculated to the nearest one-twelfth of a year) from the yields of German Bundesanleihe securities for which such yields are given, except that if the period from such redemption date to September 1, 2011 is less than one year, a fixed maturity of one year shall be used;

          (2)   "Comparable German Bund Price" means, with respect to any redemption date, the average of all Reference German Bund Dealer Quotations for such date (which, in any event, must include at least two such quotations), after excluding the highest and lowest such Reference German Bund Dealer Quotations, or if the Issuer obtains fewer than four such Reference German Bund Dealer Quotations, the average of all such quotations;

          (3)   "Reference German Bund Dealer" means any dealer of German Bundesanleihe securities appointed by the Issuer in good faith; and

          (4)   "Reference German Bund Dealer Quotations" means, with respect to each Reference German Bund Dealer and any redemption date, the average as determined by the Issuer in good faith of the bid and offered prices for the Comparable German Bund Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Issuer by such Reference German Bund Dealer at 3:30 p.m. Frankfurt, Germany, time on the third Business Day preceding the redemption date.

        "Business Day" means each day which is not a Legal Holiday.

        "Capital Stock" means:

          (1)   in the case of a corporation, corporate stock;

          (2)   in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (3)   in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

          (4)   any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "Capitalized Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

        "Capitalized Software Expenditures" shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of a Person and its Restricted Subsidiaries.

        "Cash Equivalents" means:

          (1)   United States dollars;

          (2)   (a) euro, or any national currency of any participating member state of the EMU; or

            (b)   in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by them from time to time in the ordinary course of business;

          (3)   securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

          (4)   certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $500.0 million in the case of U.S. banks and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

          (5)   repurchase obligations for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above;

          (6)   commercial paper rated at least P-1 by Moody's or at least A-1 by S&P and in each case maturing within 24 months after the date of creation thereof;

          (7)   marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody's or S&P, respectively (or, if at any time neither Moody's nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

          (8)   investment funds investing 95% of their assets in securities of the types described in clauses (1) through (7) above;

          (9)   readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody's or S&P with maturities of 24 months or less from the date of acquisition;

          (10) Indebtedness or Preferred Stock issued by Persons with a rating of "A" or higher from S&P or "A2" or higher from Moody's with maturities of 24 months or less from the date of acquisition; and

          (11) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody's.

        Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above, provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

        "Change of Control" means the occurrence of any of the following:

          (1)   the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of Holdings and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder; or

          (2)   Holdings becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of Holdings or any of its direct or indirect parent companies holding directly or indirectly 100% of the total voting power of the Voting Stock of Holdings.

        "Consolidated Depreciation and Amortization Expense" means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees and Capitalized Software Expenditures of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

        "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication, the sum of:

          (1)   consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (v) any Additional Interest and any "additional interest" with respect to the Senior Notes, (w) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (x) any expensing of bridge, commitment and other financing fees, (y) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility) and (z) any accretion or accrued interest of discounted liabilities; plus

          (2)   consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

          (3)   interest income for such period.

        For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

        "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income, of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

          (1)   any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including relating to the Transaction to the extent incurred on or prior to June 30, 2007), severance, relocation costs and curtailments or modifications to pension and post-retirement employee benefit plans shall be excluded,

          (2)   the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period,

          (3)   any after-tax effect of income (loss) from disposed or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned or discontinued operations (including the Travel 2 Travel 4 operations being disposed) shall be excluded,

          (4)   any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions or abandonments other than in the ordinary course of business shall be excluded,

          (5)   the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of Holdings shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period,

          (6)   solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of the first paragraph of "—Certain Covenants—Limitation on Restricted Payments," the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded if the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived, provided that Consolidated Net Income of Holdings will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to Holdings or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,

          (7)   effects of adjustments (including the effects of such adjustments pushed down to Holdings and its Restricted Subsidiaries) in the property and equipment, software and other intangible assets, deferred revenue and debt line items in such Person's consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to the Transaction or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, (other than the impact of unfavorable contract liabilities and commission agreements under purchase accounting) shall be excluded,

          (8)   any after-tax effect of income (loss) from the early extinguishment of (i) Indebtedness, (ii) Hedging Obligations or (iii) other derivative instruments shall be excluded,

          (9)   any impairment charge or asset write-off, including without limitation impairment charges or asset write offs related to intangible assets, long lived assets or investments in debt and equity securities, in each case, pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP shall be excluded,

          (10) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights shall be excluded,

          (11) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Asset Sale, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges including bonuses paid in connection with the GTA acquisition and any adjustments to liabilities due to the former owners of Orbitz under the tax sharing arrangement or integration and non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded,

          (12) accruals and reserves that are established within twelve months after the Issue Date that are so required to be established as a result of the Transaction in accordance with GAAP shall be excluded, and

          (13) the following items shall be excluded:

            (a)   any net unrealized gain or loss (after any offset) resulting in such period from Hedging Obligations and the application of Statement of Financial Accounting Standards No. 133; and

            (b)   any net unrealized gain or loss (after any offset) resulting in such period from currency translation gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resulting from hedge agreements for currency exchange risk).

        Notwithstanding the foregoing, for the purpose of the covenant described under "—Certain Covenants—Limitation on Restricted Payments" only (other than clause (3)(d) thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by Holdings and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from Holdings and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by Holdings or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (3)(d) thereof.

        "Contingent Obligations" means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

          (1)   to purchase any such primary obligation or any property constituting direct or indirect security therefor,

          (2)   to advance or supply funds

            (a)   for the purchase or payment of any such primary obligation, or

            (b)   to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

          (3)   to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

        "Credit Facilities" means, with respect to Holdings or any of its Restricted Subsidiaries, one or more debt facilities, including the Senior Credit Facilities, or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock") or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Designated Non-cash Consideration" means the fair market value of non-cash consideration received by Holdings or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer's Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Issuer, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

        "Designated Preferred Stock" means Preferred Stock of Holdings or any parent corporation thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by Holdings or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer's Certificate executed by the principal financial officer of the Issuer or the applicable parent corporation thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of the first paragraph of "—Certain Covenants—Limitation on Restricted Payments."

        "Designated Senior Indebtedness" means:

          (1)   any Indebtedness outstanding under the Senior Credit Facilities; and

          (2)   any other Senior Indebtedness permitted under the Indenture, the principal amount of which is $50.0 million or more and that has been designated by the Issuer as "Designated Senior Indebtedness."

        "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Senior Subordinated Notes or the date the Senior Subordinated Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of Holdings or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by Holdings or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

        "EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period

          (1)   increased (without duplication) by:

            (a)   provision for taxes based on income or profits or capital, including, without limitation, state, franchise and similar taxes (such as the Pennsylvania capital tax) and foreign withholding taxes of such Person paid or accrued during such period deducted (and not added back) in computing Consolidated Net Income; plus

            (b)   Fixed Charges of such Person for such period (including (x) net losses or Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities, in each case, to the extent included in Fixed Charges), together with items excluded from the definition of "Consolidated Interest Expense" pursuant to clauses (1)(w), (x) and (y) thereof to the extent the same was deducted (and not added back) in calculating such Consolidated Net Income; plus

            (c)   Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus

            (d)   any expenses or charges (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by the Indenture (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the offering of the Notes and the Credit Facilities and (ii) any amendment or other modification of the Notes, and, in each case, deducted (and not added back) in computing Consolidated Net Income; plus

            (e)   the amount of any restructuring charges, integration costs or other business optimization expenses or reserves deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after the Issue Date and costs related to the closure and/or consolidation of facilities, the separation from Avis Budget and the business to consumer platform; plus

            (f)    any other non-cash charges, including any write offs or write downs and the amortization of up front bonuses in connection with the supplier services business, reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

            (g)   the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income; plus

            (h)   the amount of management, monitoring, consulting and advisory fees and related expenses paid in such period to the Investors to the extent otherwise permitted under "—Certain Covenants—Transactions with Affiliates"; plus

            (i)    the amount of net cost savings projected by the Issuer in good faith to be realized as a result of specified actions taken during or prior to such period (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (x) such cost savings are reasonably identifiable and factually supportable, (y) such actions are taken no later than 36 months after the Issue Date and (z) the aggregate amount of cost savings added pursuant to this clause (i) shall not exceed $85.8 million for any four consecutive quarter period (which adjustments may be incremental to pro forma cost savings adjustments made pursuant to the definition of "Fixed Charge Coverage Ratio"); plus

            (j)    the amount of loss on sale of receivables and related assets to the Receivables Subsidiary in connection with a Receivables Facility; plus

            (k)   any costs or expense incurred by Holdings or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of Holdings or net cash proceeds of an issuance of Equity Interest of Holdings (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (3) of the first paragraph under "—Certain Covenants—Limitation on Restricted Payments"; and

          (2)   decreased by (without duplication) (a) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period and (b) for the year ended December 31, 2005 an aggregate of (i) $12.5 million applicable to changes in estimates with respect to the allowance for doubtful accounts; (ii) $11.1 million applicable to changes in estimates in breakage revenues relating to vendor liabilities and (iii) $2.7 million applicable to changes in estimates with respect to Orbitz's affinity credit card liability, in each case recorded on a quarterly basis.

        "EMU" means economic and monetary union as contemplated in the Treaty on European Union.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

        "Equity Offering" means any public or private sale of common stock or Preferred Stock of Holdings or any of its direct or indirect parent companies (excluding Disqualified Stock), other than:

          (1)   public offerings with respect to Holdings' or any direct or indirect parent company's common stock registered on Form S-8;

          (2)   issuances to any Subsidiary of Holdings; and

          (3)   any such public or private sale that constitutes an Excluded Contribution.

        "euro" means the single currency of participating member states of the EMU.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Excluded Contribution" means net cash proceeds, marketable securities or Qualified Proceeds received by Holdings from

          (1)   contributions to its common equity capital, and

          (2)   the sale (other than to a Subsidiary of Holdings or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of Holdings) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of Holdings,

in each case designated as Excluded Contributions pursuant to an officer's certificate executed by the principal financial officer of the Issuer on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (3) of the first paragraph under "—Certain Covenants—Limitation on Restricted Payments."

        "fair market value" means, with respect to any asset or liability, the fair market value of such asset or liability as determined by the Issuer in good faith; provided that if the fair market value is equal to or exceeds $50.0 million, such determination shall be made by the Board of Directors of the Issuer in good faith.

        "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that Holdings or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Fixed Charge Coverage Ratio Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

        For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by Holdings or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into Holdings or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the applicable four-quarter period.

        For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

        "Fixed Charges" means, with respect to any Person for any period, the sum of:

          (1)   Consolidated Interest Expense of such Person for such period;

          (2)   all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock during such period; and

          (3)   all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.

        "Foreign Subsidiary" means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof and any Restricted Subsidiary of such Foreign Subsidiary.

        "GAAP" means generally accepted accounting principles in the United States which are in effect on the Issue Date.

        "Government Securities" means securities that are:

          (1)   direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

          (2)   obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

        "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

        "Guarantee" means the guarantee by any Guarantor of the Issuer's Obligations under the Indenture.

        "Guarantor" means Holdings and each Restricted Subsidiary that Guarantees the Senior Subordinated Notes in accordance with the terms of the Indenture.

        "Hedging Obligations" means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate or currency risks either generally or under specific contingencies.

        "Holder" means the Person in whose name a Senior Subordinated Note is registered on the registrar's books.

        "Indebtedness" means, with respect to any Person, without duplication:

          (1)   any indebtedness (including principal and premium) of such Person, whether or not contingent:

            (a)   in respect of borrowed money;

            (b)   evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers' acceptances (or, without duplication, reimbursement agreements in respect thereof);

            (c)   representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP; or

            (d)   representing any Hedging Obligations,

  if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

          (2)   to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of the such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

          (3)   to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person;
provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business or (b) obligations under or in respect of Receivables Facilities.

        "Independent Financial Advisor" means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged.

        "Initial Purchasers" means Lehman Brothers Inc., Credit Suisse Securities (USA) LLC and UBS Securities LLC.

        "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

        "Investment Grade Securities" means:

          (1)   securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

          (2)   debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among Holdings and its Subsidiaries;

          (3)   investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and

          (4)   corresponding instruments in countries other than the United States customarily utilized for high quality investments.

        "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of Holdings in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of "Unrestricted Subsidiary" and the covenant described under "—Certain Covenants—Limitation on Restricted Payments":

          (1)   "Investments" shall include the portion (proportionate to Holdings' equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of Holdings at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, Holdings shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to:

            (a)   Holdings "Investment" in such Subsidiary at the time of such redesignation; less

            (b)   the portion (proportionate to Holdings equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

          (2)   any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

        "Investors" means The Blackstone Group and each of its Affiliates but not including, however, any portfolio companies of any of the foregoing.

        "Issue Date" means August 23, 2006.

        "Issuer" has the meaning set forth in the first paragraph under "General."

        "Legal Holiday" means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

        "Lien" means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

        "Moody's" means Moody's Investors Service, Inc. and any successor to its rating agency business.

        "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

        "Net Proceeds" means the aggregate cash proceeds received by Holdings or any of its Restricted Subsidiaries in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Senior Indebtedness required (other than required by clause (1) of the second paragraph of "—Repurchase at the Option of Holders—Asset Sales") to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by Holdings or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by Holdings or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

        "Obligations" means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker's acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

        "Officer" means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer.

        "Officer's Certificate" means a certificate signed on behalf of the Issuer by an Officer of the Issuer, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer, that meets the requirements set forth in the Indenture.

        "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.

        "Permitted Asset Swap" means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between Holdings or any of its Restricted Subsidiaries and another Person; provided, that any cash or Cash Equivalents received must be applied in accordance with the covenant described under "—Repurchase at the Option of Holders—Asset Sales".

        "Permitted Holders" means each of the Investors and members of management of Holdings (or its direct parent) on the Issue Date who are holders of Equity Interests of Holdings (or any of its direct or indirect parent companies) and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, such Investors and members of management, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of Holdings or any of its direct or indirect parent companies.

        "Permitted Investments" means:

          (1)   any Investment in Holdings or any of its Restricted Subsidiaries;

          (2)   any Investment in cash and Cash Equivalents or Investment Grade Securities;

          (3)   any Investment by Holdings or any of its Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:

            (a)   such Person becomes a Restricted Subsidiary; or

            (b)   such Person, in one transaction or a series of related transactions, is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Holdings or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided, that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

          (4)   any Investment in securities or other assets not constituting cash, Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to the provisions described under "—Repurchase at the Option of Holders—Asset Sales" or any other disposition of assets not constituting an Asset Sale;

          (5)   any Investment existing on the Issue Date;

          (6)   any Investment acquired by Holdings or any of its Restricted Subsidiaries:

            (a)   in exchange for any other Investment or accounts receivable held by Holdings or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable; or

            (b)   as a result of a foreclosure by Holdings or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

          (7)   Hedging Obligations permitted under clause (10) of the covenant described in "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

          (8)   any Investment in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (8) that are at that time outstanding, not to exceed 2.5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

          (9)   Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of Holdings, or any of its direct or indirect parent companies; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the first paragraph under the covenant described in "—Certain Covenants—Limitations on Restricted Payments";

          (10) guarantees of Indebtedness permitted under the covenant described in "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

          (11) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under "—Certain Covenants—Transactions with Affiliates" (except transactions described in clauses (2), (5) and (9) of such paragraph);

          (12) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment;

          (13) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (13) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed 3.5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

          (14) Investments relating to a Receivables Subsidiary that, in the good faith determination of the Issuer are necessary or advisable to effect any Receivables Facility;

          (15) advances to, or guarantees of Indebtedness of, employees not in excess of $10.0 million outstanding at any one time, in the aggregate; and

          (16) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practices or to fund such Person's purchase of Equity Interests of Holdings or any direct or indirect parent company thereof.

        "Permitted Junior Securities" means:

          (1)   Equity Interests in Holdings, any Guarantor or any direct or indirect parent of Holdings; or

          (2)   unsecured debt securities that are subordinated to all Senior Indebtedness (and any debt securities issued in exchange for Senior Indebtedness) to substantially the same extent as, or to a greater extent than, the Senior Subordinated Notes and the related Guarantees are subordinated to Senior Indebtedness under the Indenture;

provided that the term "Permitted Junior Securities" shall not include any securities distributed pursuant to a plan of reorganization if the Indebtedness under the Senior Credit Facilities is treated as part of the same class as the Senior Subordinated Notes for purposes of such plan of reorganization; provided further that to the extent that any Senior Indebtedness of the Issuer or the Guarantors outstanding on the date of consummation of any such plan of reorganization is not paid in full in cash on such date, the holders of any such Senior Indebtedness not so paid in full in cash have consented to the terms of such plan of reorganization.

        "Permitted Liens" means, with respect to any Person:

          (1)   pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

          (2)   Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

          (3)   Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

          (4)   Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

          (5)   minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental, to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

          (6)   Liens securing Indebtedness permitted to be incurred pursuant to clause (4) or (12)(b) of the second paragraph under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

          (7)   Liens existing on the Issue Date;

          (8)   Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by Holdings or any of its Restricted Subsidiaries;

          (9)   Liens on property at the time Holdings or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into Holdings or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by Holdings or any of its Restricted Subsidiaries;

          (10) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to Holdings or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

          (11) Liens securing Hedging Obligations so long as related Indebtedness is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Obligations;

          (12) Liens on specific items of inventory of other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (13) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of Holdings or any of its Restricted Subsidiaries and do not secure any Indebtedness;

          (14) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by Holdings and its Restricted Subsidiaries in the ordinary course of business;

          (15) Liens in favor of the Issuer or any Guarantor;

          (16) Liens on equipment of Holdings or any of its Restricted Subsidiaries granted in the ordinary course of business to Holdings' clients;

          (17) Liens on accounts receivable and related assets incurred in connection with a Receivables Facility;

          (18) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8) and (9); provided, however, that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8) and (9) at the time the original Lien became a Permitted Lien under the Indenture, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

          (19) deposits made in the ordinary course of business to secure liability to insurance carriers;

          (20) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $40.0 million at any one time outstanding;

          (21) Liens securing judgments for the payment of money not constituting an Event of Default under clause (5) under the caption "Events of Default and Remedies" so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

          (22) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

          (23) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

          (24) Liens deemed to exist in connection with Investments in repurchase agreements permitted under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

          (25) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes; and

          (26) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of Holdings or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Holdings and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of Holdings or any of its Restricted Subsidiaries in the ordinary course of business.

        For purposes of this definition, the term "Indebtedness" shall be deemed to include interest on such Indebtedness.

        "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

        "Preferred Stock" means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

        "Qualified Proceeds" means the fair market value of assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business.

        "Rating Agencies" means Moody's and S&P or if Moody's or S&P or both shall not make a rating on the Senior Subordinated Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody's or S&P or both, as the case may be.

        "Receivables Facility" means any of one or more receivables financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the Obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to Holdings or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which Holdings or any of its Restricted Subsidiaries sells its accounts receivable to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Subsidiary that in turn sells its accounts receivable to a Person that is not a Restricted Subsidiary.

        "Receivables Fees" means distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest therein issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.

        "Receivables Subsidiary" means any Subsidiary formed for the purpose of, and that solely engages only in one or more Receivables Facilities and other activities reasonably related thereto.

        "Registration Rights Agreement" means the Registration Rights Agreement with respect to the Senior Subordinated Notes dated as of the Issue Date, among the Issuer, the Guarantors and the Initial Purchasers.

        "Related Business Assets" means assets (other than cash or Cash Equivalents) used or useful in a Similar Business, provided that any assets received by Holdings or a Restricted Subsidiary in exchange for assets transferred by Holdings or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

        "Representative" means any trustee, agent or other representative for an issue of Senior Indebtedness of the Issuer.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" means, at any time, any direct or indirect Subsidiary of Holdings (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of "Restricted Subsidiary."

        "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

        "Sale and Lease-Back Transaction" means any arrangement providing for the leasing by Holdings or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by Holdings or such Restricted Subsidiary to a third Person in contemplation of such leasing.

        "SEC" means the U.S. Securities and Exchange Commission.

        "Secured Indebtedness" means any Indebtedness of Holdings or any of its Restricted Subsidiaries secured by a Lien.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Senior Credit Facilities" means the Credit Facility under the Credit Agreement to be entered into as of the Issue Date by and among the Issuer, Foreign Holdco, Holdings, the lenders party thereto in their capacities as lenders thereunder and UBS AG, Stamford Branch, as Administrative Agent, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" above).

        "Senior Indebtedness" means:

          (1)   all Indebtedness of the Issuer or any Guarantor outstanding under the Senior Credit Facilities or Senior Notes and related Guarantees (including interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of the Issuer or any Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post-filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Issue Date or thereafter created or incurred) and all obligations of the Issuer or any Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

          (2)   all Hedging Obligations (and guarantees thereof) owing to a Lender (as defined in the Senior Credit Facilities) or any Affiliate of such Lender (or any Person that was a Lender or an Affiliate of such Lender at the time the applicable agreement giving rise to such Hedging Obligation was entered into), provided that such Hedging Obligations are permitted to be incurred under the terms of the Indenture;

          (3)   any other Indebtedness of the Issuer or any Guarantor permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Senior Subordinated Notes or any related Guarantee; and

          (4)   all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3);

        provided, however, that Senior Indebtedness shall not include:

            (a)   any obligation of such Person to the Issuer or any of its Subsidiaries;

            (b)   any liability for federal, state, local or other taxes owed or owing by such Person;

            (c)   any accounts payable or other liability to trade creditors arising in the ordinary course of business;

            (d)   any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

            (e)   that portion of any Indebtedness which at the time of incurrence is incurred in violation of the Indenture; provided, however that such Indebtedness shall be deemed not to have been incurred in violation of the Indenture for purposes of this clause if such Indebtedness consists of Designated Senior Indebtedness, and the holder(s) of such Indebtedness of their agent or representative (a) had no actual knowledge at the time of incurrence that the incurrence of such Indebtedness violated the Indenture and (b) shall have receive a certificate from an officer of the Issuer to the effect that the incurrence of such Indebtedness does not violate the provisions of the Indenture.

        "Senior Notes" means the $150 million aggregate principal amount of the Issuer's senior dollar floating rate notes due 2014 issued on the Issue Date, €235 million aggregate principal amount of the Issuer's senior euro floating rate notes due 2014 issued on the Issue Date and $450 million aggregate principal amount of the Issuer's 9 7/8% senior dollar fixed rate notes due 2014 issued on the Issue Date.

        "Senior Subordinated Indebtedness" means:

          (1)   with respect to the Issuer, Indebtedness which ranks equal in right of payment to the Senior Subordinated Notes issued by the Issuer; and

          (2)   with respect to any Guarantor, Indebtedness which ranks equal in right of payment to the Guarantee of such entity of Senior Subordinated Notes.

        "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

        "Similar Business" means any business conducted or proposed to be conducted by Holdings and its Restricted Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental or ancillary thereto.

        "Sponsor Management Agreement" means the management agreement between certain of the management companies associated with Sponsor and the Issuer.

        "Subordinated Indebtedness" means, with respect to the Senior Subordinated Notes,

          (1)   any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Senior Subordinated Notes, and

          (2)   any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the Senior Subordinated Notes.

        "Subsidiary" means, with respect to any Person:

          (1)   any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof or is consolidated under GAAP with such Person at such time; and

          (2)   any partnership, joint venture, limited liability company or similar entity of which

            (x)   more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

            (y)   such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

        "Total Assets" means the total assets of Holdings and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent balance sheet of Holdings or such other Person as may be expressly stated.

        "Transaction" means the transactions contemplated by the Transaction Agreement, the issuance of the Senior Notes, the Senior Subordinated Notes and borrowings under the Senior Credit Facilities as in effect on the Issue Date.

        "Transaction Agreement" means the Purchase Agreement, dated as of June 30, 2006 by and among Cendant Corporation, Travelport LLC and TDS Investor LLC, as the same was amended prior to the Issue Date.

        "Treasury Rate" means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to September 1, 2011; provided, however, that if the period from the Redemption Date to September 1, 2011 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

        "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended (15 U.S.C §§ 77aaa-
777bbbb).

        "Unrestricted Subsidiary" means:

          (1)   any Subsidiary of Holdings which at the time of determination is an Unrestricted Subsidiary (as designated by Holdings, as provided below); and

          (2)   any Subsidiary of an Unrestricted Subsidiary.

        Holdings may designate any Subsidiary of Holdings (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, Holdings or any Subsidiary of Holdings (other than solely any Subsidiary of the Subsidiary to be so designated); provided that

          (1)   any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by Holdings;

          (2)   such designation complies with the covenants described under "—Certain Covenants—Limitation on Restricted Payments"; and

          (3)   each of:

            (a)   the Subsidiary to be so designated; and

            (b)   its Subsidiaries

  has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of Holdings or any Restricted Subsidiary.

        Holdings may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and either:

          (1)   Holdings could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Test; or

          (2)   the Fixed Charge Coverage Ratio for Holdings its Restricted Subsidiaries would be greater than such ratio for Holdings and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

        Any such designation by Holdings shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of the resolution of the board of directors of Holdings or any committee thereof giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing provisions.

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

          (1)   the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

          (2)   the sum of all such payments.

        "Wholly-Owned Subsidiary" of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

REGISTRATION RIGHTS

        The Issuer, the guarantors of the notes and the initial purchasers have entered into a registration rights agreement with respect to each series of notes on August 23, 2006. In the registration rights agreements, each of the Issuer and the guarantors agreed that they would, at their expense, for the benefit of the holders of each series of notes, (i) file one or more registration statements on an appropriate registration form (each, an "exchange offer registration statement") with respect to a registered offer (each, an "exchange offer") to exchange each series of notes for new notes guaranteed by the guarantors, in the case of the senior notes, on a senior basis or, in the case of the senior subordinated notes, on a senior subordinated basis, with terms substantially identical in all material respects to the senior notes or the senior subordinated notes, as the case may be (the notes so exchanged, the "exchange notes") (except that the exchange notes will not contain terms with respect to transfer restrictions), and (ii) use their reasonable best efforts to cause each exchange offer registration statement to be declared effective under the Securities Act. Upon an exchange offer registration statement being declared effective, we will offer the applicable exchange notes (and the related guarantees) in exchange for surrender of the applicable series of notes. We will keep each exchange offer open for not less than 20 business days (or longer if required by applicable law) after the date notice of the applicable exchange offer is mailed to the holders. For each of the notes surrendered to us pursuant to an exchange offer, the holder who surrendered such note will receive a related exchange note having a principal amount equal to that of the surrendered note. Interest on each exchange note will accrue (A) from the later of (i) the last interest payment date on which interest was paid on the note surrendered in exchange therefor or (ii) if the note is surrendered for exchange on a date in a period that includes the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment date or (B) if no interest has been paid on such note, from the original issue date of the notes.

        Under existing interpretations of the SEC contained in several no-action letters to third parties, the exchange notes and the related guarantees will be freely transferable by holders thereof (other than our affiliates) after the applicable exchange offer without further registration under the Securities Act; provided, however, that each holder that wishes to exchange its notes for exchange notes will be required to represent (i) that any exchange notes to be received by it will be acquired in the ordinary course of its business, (ii) that, at the time of the commencement of the applicable exchange offer, it has no arrangement or understanding with any person to participate in the distribution (within the meaning of Securities Act) of the applicable exchange notes in violation of the Securities Act, (iii) that it is not an "affiliate" (as defined in Rule 405 promulgated under Securities Act) of ours, (iv) if such holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of applicable exchange notes and (v) if such holder is a broker-dealer (a "participating broker-dealer") that will receive exchange notes for its own account in exchange for notes that were acquired as a result of market-making or other trading activities, that it will deliver a prospectus in connection with any resale of such exchange notes. We will agree to make available, during the period required by the Securities Act, a prospectus meeting the requirements of the Securities Act for use by participating broker-dealers and other persons, if any, with similar prospectus delivery requirements for use in connection with any resale of exchange notes.

        If (i) because of any change in law or in currently prevailing interpretations of the Staff of the SEC, we are not permitted to effect an exchange offer, (ii) an exchange offer is not consummated within 360 days of the original issue date of the notes, (iii) in certain circumstances, certain holders of unregistered exchange notes so request, or (iv) in the case of any holder that participates in an exchange offer, such holder does not receive exchange notes on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such holder as an affiliate of ours within the meaning of the Securities Act), then, in each case, we will

(x) promptly deliver to the holders and the applicable trustee written notice thereof and (y) at our sole expense, (a) promptly file a shelf registration statement covering resales of the applicable series of notes and (b) use our reasonable best efforts to keep effective such shelf registration statement until the earliest of (i) two years after the original issue date of the notes, (ii) such time as all of the applicable notes have been sold thereunder or (iii) the date upon which all notes covered by such shelf registration statement become eligible for resale, without regard to volume, manner of sale or other restrictions contained in Rule 144 (the "shelf registration period"). We will, in the event that a shelf registration statement is filed, provide to each holder whose notes are registered under such shelf registration statement copies of the prospectus that is a part of such shelf registration statement, notify each such holder when such shelf registration statement has become effective and take certain other actions as are required to permit unrestricted resales of the applicable series of notes. A holder that sells notes pursuant to a shelf registration statement will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under Securities Act in connection with such sales and will be bound by the provisions of the applicable registration rights agreement that are applicable to such a holder (including certain indemnification rights and obligations). If (A) we have not exchanged exchange notes for all notes validly tendered in accordance with the terms of an exchange offer on or prior to the 360th day after the original issue date of the notes or (B) if applicable, a shelf registration statement covering resales of the applicable series of notes has been declared effective and such shelf registration statement ceases to be effective at any time during the shelf registration period (subject to certain exceptions), then additional interest shall accrue on the principal amount of the applicable series of notes at a rate of 0.25% per annum (which rate will be increased by an additional 0.25% per annum for each subsequent 90-day period that such additional interest continues to accrue, provided that the rate at which such additional interest accrues may in no event exceed 1.00% per annum) commencing on (x) the 361st day after the original issue date of the notes, in the case of (A) above, or (y) the day such shelf registration statement ceases to be effective, in the case of (B) above; provided, however, that upon the exchange of exchange notes for all notes tendered (in the case of clause (A) above), or upon the effectiveness of a shelf registration statement that had ceased to remain effective (in the case of clause (B) above), additional interest on such notes as a result of such clause (or the relevant sub-clause thereof), as the case may be, shall cease to accrue.

        Any amounts of additional interest due will be payable in cash on the same original interest payment dates as interest on the notes is payable.

        The exchange notes will be accepted for clearance through DTC.

        This summary of the provisions of the registration rights agreements does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreements, copies of which will be available from us upon request.

BOOK-ENTRY, SETTLEMENT AND CLEARANCE

The global notes

        The exchange notes issued in exchange for outstanding notes will be represented by global notes in definitive, fully registered form, without interest coupons (collectively, the "global notes").

        Upon issuance, the global notes will be deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee of DTC.

        Ownership of beneficial interests in each global note will be limited to persons who have accounts with DTC ("DTC participants") or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

  •
  upon deposit of each global note with DTC's custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the initial purchasers; and

  •
  ownership of beneficial interests in each global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

        Beneficial interests in the global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

Book-entry procedures for the global notes

        All interests in the global notes will be subject to the operations and procedures of DTC, Euroclear and Clearstream. We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time. Neither we nor the initial purchasers are responsible for those operations or procedures.

        DTC has advised us that it is:

  •
  a limited purpose trust company organized under the laws of the State of New York;

  •
  a "banking organization" within the meaning of the New York State Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the Uniform Commercial Code; and

  •
  a "clearing agency" registered under Section 17A of the Exchange Act.

        DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC's participants include securities brokers and dealers, including the initial purchasers; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC's system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

        So long as DTC's nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indentures. Except as provided below, owners of beneficial interests in a global note:

  •
  will not be entitled to have notes represented by the global note registered in their names;

  •
  will not receive or be entitled to receive physical, certificated notes; and

  •
  will not be considered the owners or holders of the notes under the indentures for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee under the indentures.

        As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

        Payments of principal, premium (if any) and interest with respect to the notes represented by a global note will be made by the Trustee to DTC's nominee as the registered holder of the global note. Neither we nor the Trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

        Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

        Transfers between participants in DTC will be effected under DTC's procedures and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way under the rules and operating procedures of those systems.

        Cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a global note held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant global notes in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.

        Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a global note from a DTC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a global note to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account as of the business day for Euroclear or Clearstream following the DTC settlement date.

        DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the global notes among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the Trustee will have any responsibility for the performance by DTC,

Euroclear or Clearstream or their participants or indirect participants of their obligations under the rules and procedures governing their operations.

Certificated notes

        Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

  •
  DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

  •
  DTC ceases to be registered as a clearing agency under the Securities Exchange Act of 1934 and a successor depositary is not appointed within 90 days;

  •
  we, at our option, notify the Trustee that we elect to cause the issuance of certificated notes; or

  •
  certain other events provided in the indentures should occur.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

        The exchange of outstanding notes for exchange notes in the exchange offer will not constitute a taxable event to holders for U.S. federal income tax purposes. Consequently, no gain or loss will be recognized by a holder upon receipt of an exchange note, the holding period of the exchange note will include the holding period of the outstanding note exchanged therefor, and the basis of the exchange note will be the same as the basis of the outstanding note immediately before the exchange.

        In any event, persons considering the exchange of outstanding notes for exchange notes should consult their own tax advisors concerning the U.S. federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

CERTAIN ERISA CONSIDERATIONS

        The notes may be purchased and held by an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or by an individual retirement account or other plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended ("Code"). A fiduciary of an employee benefit plan subject to ERISA must, however, determine that the purchase and holding of a note is consistent with its fiduciary duties under ERISA. The fiduciary of an ERISA plan, as well as any other prospective investor subject to Section 4975 of the Code or any similar law, must also determine that the purchase and holding of notes does not result in a non-exempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code or any similar law. Each purchaser and transferee of a note who is subject to Section 406 of ERISA and/or Section 4975 of the Code or any similar law ("Plan Investor") will be deemed to have represented to us, by its acquisition and holding of the note, that its acquisition and holding of the notes does not constitute or give rise to a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any similar law. The sale of any notes to any Plan Investor is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plan Investors generally or any particular Plan Investor, or that such an investment is appropriate for Plan Investors generally or any particular Plan Investor.

PLAN OF DISTRIBUTION

        Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where the outstanding notes were acquired as a result of market-making activities or other trading activities. To the extent any such broker-dealer participates in the exchange offer, we have agreed that for a period of up to 90 days, we will use our reasonable best efforts to make this prospectus, as amended or supplemented, available to such broker-dealer for use in connection with any such resale, and will deliver as many additional copies of this prospectus and each amendment or supplement to this prospectus and any documents incorporated by reference in this prospectus as such broker-dealer may reasonably request.

        We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own accounts pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of the exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any resale of exchange notes and any commissions or concessions received by these persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        We have agreed to pay all expenses incident to the exchange offer and will indemnify the holders of outstanding notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

        The validity of the exchange notes and related guarantees offered hereby will be passed upon by Simpson Thacher & Bartlett LLP, New York, New York. An investment vehicle comprised of selected partners of Simpson Thacher & Bartlett LLP, members of their families, related persons and others owns an interest representing less than 1% of the capital commitments of the funds controlled by The Blackstone Group.

EXPERTS

        The consolidated financial statements of Travelport Limited as of December 31, 2006 and for the period from July 13, 2006 (date of formation) through December 31, 2006 and of the Travelport Businesses of AvisBudget Group, Inc. (formerly Cendant Corporation) as of December 31, 2005 and for the period from January 1, 2006 through August 22, 2006 and the years ended December 31, 2005 and 2004 appearing in this prospectus and Registration Statement have been audited by Deloitte & Touche LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein (which expresses an unqualified opinion and includes an explanatory paragraph relating to the basis of presentation, as discussed in note 1, and transactions with related parties as discussed in note 22), and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements of Worldspan Technologies Inc. at December 31, 2005 and 2006 and for each of the three years in the period ended December 31, 2006 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

AVAILABLE INFORMATION

        We have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the exchange notes being offered hereby. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us and the exchange notes, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and, where such contract or other document is an exhibit to the registration statement, each such statement is qualified by the provisions in such exhibit to which reference is hereby made. We are not currently subject to the informational requirements of the Exchange Act. As a result of the offering of the exchange notes, we will become subject to the informational requirements of the Exchange Act and, in accordance therewith, will file reports and other information with the SEC. The registration statement, historical information about Travelport LLC and other information can be inspected and copied at the Public Reference Room of the SEC located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549. Copies of such materials, including copies of all or any portion of the registration statement, can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC's home page on the Internet (http://www.sec.gov).

TRAVELPORT LIMITED
INDEX TO FINANCIAL STATEMENTS

WORLDSPAN TECHNOLOGIES INC.
INDEX TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

To the Board of Directors of
Travelport Limited

        We have audited the accompanying consolidated balance sheet of Travelport Limited and subsidiaries (the "Company") as of December 31, 2006, and the related consolidated statements of operations, changes in equity and cash flows for the period from July 13, 2006 (date of formation) through December 31, 2006. We have also audited the combined balance sheet of the Travelport Businesses of AvisBudget Group, Inc. (formerly Cendant Corporation) (the "Predecessor") as of December 31, 2005, and the related combined statements of operations, changes in equity, and cash flows for the period from January 1, 2006 through August 22, 2006 and the years ended December 31, 2005 and 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the Standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        As discussed in Note 1 to the consolidated financial statements, the Company was formed on July 13, 2006 and the Travelport Businesses of AvisBudget Group, Inc. have been consolidated with the Company since the date of acquisition on August 23, 2006. The financial statements for periods prior to August 23, 2006 include the financial condition, results of operations and cash flows for the Travelport Businesses of AvisBudget Group, Inc. on a predecessor basis.

        In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Travelport Limited and subsidiaries as of December 31, 2006, and the results of their operations and their cash flows for the period July 13, 2006 (date of formation) through December 31, 2006, and such combined financial statements present fairly, in all material respects, the financial position of the Travelport Businesses of AvisBudget Group, Inc. as of December 31, 2005, and the results of their operations and their cash flows for the period January 1, 2006 through August 23, 2006 and the years ended December 31, 2005 and 2004, in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP

Parsippany, New Jersey
March 20, 2007

TRAVELPORT LIMITED
STATEMENTS OF OPERATIONS
(in millions)

	Company (Consolidated)	Predecessor (Combined)
	July 13, 2006 (Formation Date) through December 31, 2006		Year Ended December 31,
		January 1, 2006 through August 22, 2006
			2005	2004
Net revenue	$839	$1,711	$2,411	$1,758

Costs and expenses
Cost of revenue	378	717	1,006	851
Selling, general and administrative	347	654	851	438
Separation and restructuring charges	16	92	22	—
Depreciation and amortization	78	125	204	124
Other income	—	(7)	(4)	—
Impairment of long-lived assets	14	2,376	422	—

Total operating expense	833	3,957	2,501	1,413

Operating income (loss)	6	(2,246)	(90)	345
Interest expense, net	(151)	(39)	(27)	(6)
Other expenses	(1)	(1)	(1)	—

Income (loss) from continuing operations before income taxes	(146)	(2,286)	(118)	339
Provision (benefit) for income taxes	4	(115)	(75)	85

Income (loss) from continuing operations, net of tax	(150)	(2,171)	(43)	254
Income (loss) from discontinued operations, net of tax	(2)	(6)	(6)	(1)
Gain (loss) from disposal of discontinued operations, net of tax	8	(6)	—	—

Net income (loss)	$(144)	$(2,183)	$(49)	$253

See Notes to Financial Statements

TRAVELPORT LIMITED
BALANCE SHEETS
(in millions)

		Predecessor (Combined)
	Company (Consolidated)
		December 31, 2005
	December 31, 2006
Assets
Current Assets:
Cash and cash equivalents	$97	$88
Accounts receivable (net of allowances for doubtful accounts of $27 and $22)	454	408
Due from AvisBudget	—	874
Deferred income taxes	6	44
Other current assets	155	104
Assets of discontinued operations	—	37

Total current assets	712	1,555
Property and equipment, net	516	500
Goodwill	2,165	4,043
Trademarks and tradenames	707	491
Other intangible assets, net	1,634	668
Deferred income taxes	12	684
Other non-current assets	384	81

Total assets	$6,130	$8,022

Liabilities and equity
Current liabilities:
Accounts payable	$308	$218
Accrued expenses and other current liabilities	821	692
Current portion of long-term debt	24	5
Deferred income taxes	13	3
Liabilities of discontinued operations	—	42

Total current liabilities	1,166	960
Long-term debt	3,623	352
Deferred income taxes	247	194
Tax sharing liability	125	133
Other non-current liabilities	194	193

Total liabilities	5,355	1,832

Commitments and contingencies (note 16)
Equity:
Common stock $1.00 par value; 12,000 shares authorized, 12,000 shares issued and outstanding	—	—
Additional paid in capital	908	—
Accumulated deficit	(144)	—
AvisBudget net investment	—	6,283
Accumulated other comprehensive	11	(93)

Total equity	775	6,190

Total liabilities and equity	$6,130	$8,022

See Notes to Financial Statements

TRAVELPORT LIMITED
STATEMENTS OF CASH FLOWS
(in millions)

		Predecessor (Combined)
	Company (Consolidated)
			Year Ended December 31,
	July 13, 2006 (Formation Date) through December 31, 2006
		January 1, 2006 through August 22, 2006
			2005	2004
Operating Activities of continuing operations
Net income (loss)	$(144)	$(2,183)	$(49)	$253
Loss (income) from discontinued operations	(6)	12	6	1

Income (loss) from continuing operations	(150)	(2,171)	(43)	254
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	78	125	204	124
Impairment of long-lived assets	14	2,376	422	—
Deferred income taxes	(5)	(111)	(55)	78
Provision for bad debts	2	9	(10)	16
Gain on sale of property	—	(9)	(1)	—
Amortization of debt issuance costs	17	—	—	—
Unrealized losses on derivative instruments	11	—	—	—
Non-cash charges related to tax sharing liability	5	14	16	—
Non-cash Travelport equity grants	6	—	—	—
Changes in assets and liabilities, net of effects from acquisitions and disposals
Accounts receivable	95	(88)	(20)	(4)
Other current assets	45	8	1	(9)
Accounts payable, accrued expenses and other current liabilities	(108)	150	16	(4)
Other	2	(30)	22	(74)

Net cash provided by operating activities of continuing operations	12	273	552	381

Investing activities of continuing operations
Property and equipment additions	(67)	(102)	(152)	(103)
Businesses acquired, net of cash acquired	(4,110)	(20)	(1,503)	(1,163)
Loan to Worldspan	(125)	—	—	—
Net intercompany funding with AvisBudget		199	(482)	(384)
Proceeds from asset sales	—	10	10	71
Other	(9)	(5)	4	4

Net cash (used in) provided by investing activities of continuing operations	(4,311)	82	(2,123)	(1,575)

Financing activities of continuing operations
Proceeds from borrowings	3,603	1,900	350	—
Principal payments on borrowings	(1,789)	(467)	(50)	(14)
Repayment from (advance to) AvisBudget	1,783	(1,783)	—	—
Capital contribution from AvisBudget	—	—	1,703	1,227
Issuance of common stock	902	—	—	—
Dividends paid	—	—	(350)	—
Payment for settlement of tax sharing liability	—	(32)	—	—
Debt issuance costs	(105)	—	—	—

Net cash provided by (used in) financing activities of continuing operations	4,394	(382)	1,653	1,213

Effect of changes in exchange rates on cash and cash equivalents	2	8	(36)	—

Net increase (decrease) in cash and cash equivalents of continuing operations	97	(19)	46	19

Cash provided by (used in) discontinued operations
Operating activities	1	(10)	(5)	1
Investing activities	(1)	5	5	(11)
Financing activities	—	—	—	—
Effects of exchange rate changes	—	—	(2)	—

	—	(5)	(2)	(10)

Cash and cash equivalents at beginning of period	—	93	49	40

Cash and cash equivalents at end of period	97	69	93	49
Less cash of discontinued operations	—	—	(5)	(7)

Cash and cash equivalents of continuing operations	$97	$69	$88	$42

Supplemental disclosure of cash flow information
Income tax payments, net	$14	$19	$18	$35
Interest payments	$88	$25	$10	$6
Non-cash forgiveness of debt	$—	$916	$—	$—

See Notes to Financial Statements

TRAVELPORT LIMITED
STATEMENTS OF CHANGES IN EQUITY
(in millions)

	Common Stock	Additional Paid In Capital	Accumulated Deficit	AvisBudget's Net Investment	Accumulated Other Comprehensive Income (Loss)	Total Equity
Predecessor
Balance as of January 1, 2004	$—	$—	$—	$3,499	$31	$3,530
Comprehensive income:
Net income	—	—	—	253	—
Currency translation adjustment, net of tax of $4	—	—	—	—	13
Unrealized loss on available-for-sale securities, net of tax of $(2)	—	—	—	—	(1)
Minimum pension liability adjustment, net of tax of $(2)	—	—	—	—	(6)
Total comprehensive income						259
Capital contribution from AvisBudget	—	—	—	1,227	—	1,227

Balance as of December 31, 2004	—	—	—	4,979	37	5,016
Comprehensive loss:
Net loss	—	—	—	(49)	—
Currency translation adjustment, net of tax of $(49)	—	—	—	—	(124)
Unrealized gain on cash flow hedges, net of tax	—	—	—	—	2
Minimum pension liability adjustment, net of tax of $(4)	—	—	—	—	(8)
Total comprehensive loss						(179)
Capital contribution from AvisBudget	—	—	—	1,703	—	1,703
Dividends paid to AvisBudget	—	—	—	(350)	—	(350)

Balance as of December 31, 2005	—	—	—	6,283	(93)	6,190
Comprehensive loss:
Net loss	—	—	—	(2,183)	—
Currency translation adjustment, net of tax of $46	—	—	—	—	135
Unrealized losses on available for sale securities, net of tax	—	—	—	—	6
Unrealized losses on cash flow hedges	—	—	—	—	(1)
Total comprehensive loss						(2,043)
Non-cash contribution of assets from AvisBudget	—	—	—	45	—	45
Non-cash forgiveness of intercompany debt with AvisBudget	—	—	—	(916)	—	(916)

Balance as of August 22, 2006	$—	$—	$—	$3,229	$47	$3,276

Company
Issuance of common stock	$—	$902	$—	$—	$—	$902
Equity-based compensation	—	6	—	—	—	6
Comprehensive loss:
Net loss	—	—	(144)	—	—
Currency translation adjustment, net of tax of $1	—	—	—	—	20
Unrealized loss on cash flow hedges, net of tax of $(6)	—	—	—	—	(9)
Total comprehensive loss						(133)

Balance as of December 31, 2006	$—	$908	$(144)	$—	$11	$775

See Notes to Financial Statements

TRAVELPORT LIMITED

NOTES TO FINANCIAL STATEMENTS
(Unless otherwise noted, all amounts are in millions)

1.    Basis of Presentation

        Travelport Limited (hereafter "Travelport" or "the Company"), formerly TDS Investor (Bermuda) Ltd., is a Bermuda corporation formed on July 13, 2006 for the purpose of the acquisition of the Travelport businesses of AvisBudget Group, Inc. ("AvisBudget," formerly Cendant Corporation). Travelport is one of the world's largest travel conglomerates. It operates 20 leading brands including Galileo, a global distribution system (GDS); Orbitz, an on-line travel agent; and Gulliver's Travel Associates, a wholesaler of travel content. The Company has approximately 8,000 employees and operates in 130 countries. Travelport is a private company owned by affiliates of The Blackstone Group ("Blackstone") of New York and Technology Crossover Ventures ("TCV") of Palo Alto, California.

        On August 23, 2006, Travelport completed the acquisition of the Travelport businesses of AvisBudget for a total purchase price of approximately $4.1 billion, which was funded with $900 million of equity contributions from the owners as well as debt proceeds from the issuance of $2,200 million in term loans under a new senior secured credit facility, the issuance of $899 million of senior notes and the issuance of $504 million of senior subordinated notes (the "Acquisition"). Prior to the Acquisition, the Company's operations were limited to the formation of the Company and entering into derivative transactions related to the debt that was subsequently issued. Such financing activities resulted in a net loss of $11 million prior to the Acquisition. As a result, the Travelport businesses of AvisBudget are considered a predecessor company (the "Predecessor") to Travelport. The financial statements as of December 31, 2006 and for the period July 13, 2006 (Formation Date) through December 31, 2006 include the financial condition, results of operations and cash flows for Travelport on a successor basis, reflecting the impact of the preliminary purchase price allocation. The financial statements for periods prior to August 23, 2006 include the financial condition, results of operations and cash flows for the Travelport businesses of AvisBudget on a predecessor basis, reflecting the historical carrying values of the Travelport businesses of AvisBudget.

        The Travelport businesses of AvisBudget represent a combined reporting entity comprised of the assets and liabilities used in managing and operating the travel distribution services businesses of AvisBudget, which are considered a Predecessor to the Company. The Travelport businesses of AvisBudget include Cendant Travel Distribution Services Group, Inc., its subsidiaries, certain technologies contained in WizCom International, Inc., a subsidiary of AvisBudget and the entities in which Travelport directly or indirectly has a controlling financial interest.

        The Predecessor's combined results of operations, financial position and cash flows may not be indicative of the Company's future performance and do not necessarily reflect what its combined results of operations, financial position and cash flows would have been had the Company operated as a separate, stand-alone entity during the periods presented, including changes in its operations and capitalization as a result of the separation from AvisBudget.

        Certain corporate and general and administrative expenses, including those related to executive management, information technology, tax, insurance, accounting, legal and treasury services and certain employee benefits have been allocated by AvisBudget to the Predecessor based on forecasted revenue. Management believes such allocations are reasonable. However, the associated expenses recorded by the Predecessor in the accompanying Combined Statements of Operations may not be indicative of the actual expenses that would have been incurred had the Predecessor been operating as a separate, standalone entity. Following the Acquisition, the Company performs these functions using internal resources or purchased services, although certain of these services are provided by AvisBudget during a transitional period pursuant to a transition services agreement. Refer to Note 22—Related Party Transactions for a detailed description of the transactions with AvisBudget.

Business Description

        The Company operated in the following business segments through December 31, 2006:

Business to Business—The B2B businesses primarily focus on electronic travel distribution services of Galileo that connect travel suppliers to travel agencies, who in turn distribute travel and travel-related products and services to their customers. In addition, the B2B businesses provide wholesale accommodation and destination services of Gullivers Travelers Associates ("GTA"), as well as offer transaction processing solutions for travel suppliers and other travel industry customers.

Business to Consumer—The B2C businesses focus on offering travel products and services directly to consumers, largely through online travel agencies Orbitz, CheapTickets and ebookers which offer a full range of travel products and services easily and efficiently.

2.    Summary of Significant Accounting Policies

Consolidation Policy

        The Company's consolidated financial statements include the accounts of Travelport, Travelport's wholly-owned subsidiaries, and entities for which Travelport controls a majority of the entity's outstanding common stock. The Company eliminated significant intercompany transactions and accounts in its consolidated financial statements.

Revenue Recognition

        The Company provides global distribution and computer reservation services, offers retail consumer and corporate travel agency services through its online travel agencies and provides travel marketing information to airline, car rental and hotel clients as described below.

Distribution Revenue

        The Company provides travel agencies, Internet sites and other subscribers with the ability to access schedule and fare information, book reservations and print tickets for air travel. The Company also provides subscribers with information and booking capability covering car rentals and hotel reservations at properties throughout the world. Such distribution services are provided through the use of a computerized reservation system, the Galileo Global Distribution System (the "Galileo GDS"). As compensation for services provided, fees are collected, on a per segment basis, from airline, car rental, hotel and other travel-related suppliers for reservations booked through the Galileo GDS. Revenue for air travel reservations is recognized at the time of the booking of the reservation, net of estimated cancellations. Cancellations are estimated based on the historical level of cancellations, which have not been significant. Revenue for car and hotel reservations is recognized upon fulfillment of the reservation. The timing of the recognition of car and hotel reservation revenue reflects the difference in the contractual rights related to such services as compared to the airline reservation services.

        The Company provides the components of packaged vacations to travel agencies, primarily through GTA, which the travel agencies sell to individual travelers or groups of travelers. Services include reservation services provided by GTA for hotel, ground transportation and other travel related services, exclusive of airline reservations. The components of the packaged vacations are based on the specifications requested by the travel agencies. The revenue generated from the sale of packaged vacation components is recognized upon departure of the individual traveler or the group of travelers, as the Company has performed all services for the travel agency at that time and the travel agency is the tour operator and provider of the packaged vacation.

        The Company provides travel agency services to corporations as well as technology solutions to airlines. Such revenues are recognized as the services are performed.

Consumer Revenue

        The Company provides airline, car rental, hotel and other travel reservation and fulfillment services to its customers through its network of travel brands, including its online brands Orbitz, CheapTickets and ebookers. These products and services are offered on a stand-alone and packaged basis, primarily through the agency and merchant business models. Revenue recognition for the components of a package is based upon the nature of each separate component, as disclosed below.

        Under the agency model, the Company passes reservations booked by its consumers to the travel provider. The Company receives commissions or fees from the travel provider and/or traveler, and may also receive fees from companies operating computer systems through which the reservations are booked.

        Under the merchant model, the Company negotiates with suppliers for access to travel content at negotiated net rates. The Company facilitates the booking of those travel products and services by consumers, either on a stand-alone basis or as part of a packaged combination of products, at a price that includes an amount sufficient to pay the travel supplier the net rate along with an estimate of the amount of any occupancy and other local taxes, plus an additional amount the Company charges for service fees. Consumers pay for merchant transactions prior to departing on their trip, generally when the reservation is booked, and such amounts are included in accrued travel supplier payments and deferred revenue until the reservation is utilized. The Company generally does not have purchase obligations for any unsold inventory. The Company records revenue on a net basis, based upon the amount collected from consumers net of all amounts paid to suppliers. The Company accrues for the estimated amount of the supplier invoice, at the time revenue is recognized. In certain cases, the actual amount owed differs from the estimated amount, and the difference is recognized as revenue.

Air Revenue

        Agency air revenue is derived from supplier transaction fees, consumer service fees, reservation system booking incentives, and transaction fees and is generally recorded when the reservation is made and secured with a credit card, net of estimated future cancellations. A portion of supplier transaction fees is based upon contractual agreements, while the remainder is determined by the individual airlines.

        Merchant air revenue, whereby the Company determines the ticket price, is recognized when the Company's obligations are met, which generally occurs when payment is received and the travel voucher is issued to the consumer.

        The Company receives booking incentives under access agreements with reservation system providers for travel bookings made through the providers' systems. The level of incentives earned is based on contractual agreements and increases based on annual volume of bookings. These incentives are collected monthly, based on estimated annual volumes, but are recognized as revenue at the time of booking based on the applicable contractual rate and volume achieved to date.

Non-Air Travel Revenue

        Non-air agency revenue is derived from supplier transaction fees and reservation system booking incentives relating to lodging, car rental, cruise, and vacation reservation services. The Company generally recognizes supplier transaction fees upon utilization of the reservation by the consumer, and reservation system booking incentives upon notification of entitlement. Merchant hotel and car booking revenue, whereby the Company determines the price, are recorded upon utilization of the reservation by the consumer.

Advertising and Other Revenue

        Other revenue is primarily comprised of revenue from advertising, sponsor links on the Company's websites and commissions from sales of various third party travel-related products on the Company's websites. Advertising revenue is derived primarily from the delivery of advertisements on the Company's websites and is recognized either on display of each individual advertisement or ratably over the advertising period, depending on the terms of the advertising contract. Revenues from sponsor links is recognized upon notification of entitlement from the alliance partner.

Cost of Revenue

        Cost of revenue consists of direct costs incurred to generate the Company's revenue, including commissions and costs incurred for third-party national distribution companies ("NDCs"), financial incentives paid to travel agencies who subscribe to the GDS, and costs for call center operations, data processing and related technology costs.

        In markets not supported by the Company's sales and marketing organizations, the Company utilizes an NDC structure, where feasible, in order to take advantage of the NDC partner's local market knowledge. The NDC is responsible for cultivating the relationship with subscribers in its territory, installing subscribers' computer equipment, maintaining the hardware and software supplied to the subscribers and providing ongoing customer support. The NDC earns a share of the booking fees generated in the NDC's territory.

        The Company enters into productivity agreements with significant subscribers, which provide for incentives in the form of cash payments, equipment or other services at no charge. The amount of the incentive varies depending upon the expected volume of the subscriber's business. The Company establishes liabilities for these incentives and recognizes the related expense as the revenue is earned in accordance with the contractual terms. Where incentives are provided at inception, the Company defers and amortizes the expense over the life of the contract.

        Technology management costs, data processing costs, and telecommunication costs included in cost of revenue consist primarily of internal system and software maintenance fees, data communications and other expenses associated with operating the Company's Internet sites and payments to outside contractors.

Allowance for Doubtful Accounts

        The Company's trade receivables are reported in the balance sheets net of allowance for doubtful accounts. The Company provides for estimated bad debts based on its assessment of the ultimate realizability of receivables, considering historical collection experience, the economic environment and specific customer information. When the Company determines that an account is not collectible, the account is written-off to the allowance for doubtful accounts. Bad debt expense (benefit) is recorded in selling, general and administrative expenses on the statements of operations and amounted to $2 million, $9 million, $(10) million and $16 million for the periods July 13, 2006 (Formation Date) through December 31, 2006. January 1, 2006 through August 22, 2006, and for the years 2005 and 2004, respectively. The Predecessor recorded a benefit of $10 million to bad debt expense in 2005 primarily as a result of collections on customer accounts in 2005 which were specifically reserved for in prior years and improved collection patterns.

Advertising Expense

        Advertising costs are expensed in the period incurred and include online marketing costs such as search and banner advertising, and offline marketing such as television media and print advertising. Advertising expense, included in selling, general and administrative expenses on the statements of operations, was approximately $95 million, $201 million, $249 million and $116 million for the periods July 13, 2006 (Formation Date) through December 31, 2006, January 1, 2006 through August 22, 2006, and for the years 2005 and 2004, respectively.

Income Taxes

        The provision for income taxes is determined in accordance with SFAS 109 "Accounting for Income Taxes" using the asset and liability method, under which deferred tax assets and liabilities are calculated based upon the temporary differences between the financial statement and income tax bases of assets and liabilities using currently enacted tax rates. The deferred tax assets are recorded net of a valuation allowance when, based on the weight of available evidence, it is more likely than not that some portion or all of the recorded deferred tax assets will not be realized in future periods. Decreases to the valuation allowance are recorded as reductions to the provision for income taxes and increases to the valuation allowance result in additional provision for income taxes. However, if the valuation allowance is adjusted in connection with an acquisition, such adjustment is recorded through goodwill rather than the provision for income taxes. The realization of the deferred tax assets, net of a valuation allowance, is primarily dependent on estimated future taxable income. A change in the Company's estimate of future taxable income may require an addition or reduction to the valuation allowance.

        The Predecessor's operations have been included in the consolidated federal tax return of AvisBudget up to the date of Acquisition. In addition, the Predecessor has filed consolidated, combined and unitary state income tax returns with AvisBudget in jurisdictions where required or permitted. The income taxes associated with the Predecessor's inclusion in AvisBudget's federal and state income tax returns are included in the Due from AvisBudget, net line item on the accompanying balance sheets. The provision for income taxes is computed as if the Predecessor filed its federal, state and foreign income tax returns on a stand-alone basis and, therefore, determined using the asset and liability method, under which deferred tax assets and liabilities are calculated based upon the temporary differences between the financial statement and income tax bases of assets and liabilities using the tax rates of the Predecessor on a stand-alone basis. These differences are based upon estimated differences between the book and tax bases of the assets and liabilities for the Predecessor as of December 31, 2005. The deferred tax assets and liabilities may be adjusted in connection with the finalization of AvisBudget's prior years' income tax returns or in connection with the separation of AvisBudget into four independent companies.

Cash and Cash Equivalents

        The Company considers highly-liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Derivative Instruments

        The Company uses derivative instruments as part of its overall strategy to manage its exposure to market risks primarily associated with fluctuations in foreign currency and interest rates. As a matter of policy, the Company does not use derivatives for trading or speculative purposes.

        All derivatives are recorded at fair value either as assets or liabilities. Changes in fair value of the hedged item in a fair value hedge are recorded as an adjustment to the carrying amount of the hedged item and recognized currently in earnings as a component of net revenues, cost of revenue or selling, general and administrative expenses, based upon the nature of the hedged item, in the statements of operations. Changes in fair value of derivatives not designated as hedging instruments are recognized currently in earnings in the statements of operations. The effective portion of changes in fair value of derivatives designated as cash flow hedging instruments is recorded as a component of other comprehensive income. The ineffective portion is reported currently in earnings in the statements of operations. Amounts included in other comprehensive income are reclassified into earnings in the same period during which the hedged cash flows affect earnings.

Property and Equipment

        Property and equipment (including leasehold improvements) are recorded at cost, net of accumulated depreciation and amortization. Depreciation, recorded as a component of depreciation and amortization expense on the statements of operations, is computed using the straight-line method over the estimated useful lives of the related assets. Amortization of leasehold improvements, also recorded as a component of depreciation and amortization, is computed using the straight-line method over the shorter of the estimated benefit period of the related assets or the lease term. Useful lives are up to 30 years for buildings, up to 20 years for leasehold improvements, from 3 to 15 years for capitalized software and from 3 to 7 years for furniture, fixtures and equipment.

        The Company capitalizes the costs of software developed for internal use in accordance with Statement of Position No. 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." Capitalization of software developed for internal use commences during the development phase of the project. The Company amortizes software developed or obtained for internal use on a straight-line basis when such software is substantially ready for use.

Impairment of Long-Lived Assets

        In connection with SFAS No. 142, "Goodwill and Other Intangible Assets," ("SFAS No. 142") the Company is required to assess goodwill and other indefinite-lived intangible assets for impairment annually, or more frequently if circumstances indicate impairment may have occurred. The Company assesses goodwill for possible impairment by comparing the carrying value of its reporting units to their fair values. The Company determines the fair value of its reporting units utilizing estimated future discounted cash flows and incorporates assumptions that it believes marketplace participants would utilize. The Company uses comparative market multiples and other factors to corroborate the discounted cash flow results, if available. Other indefinite-lived intangible assets are tested for impairment and written down to fair value, in accordance with SFAS No. 142.

        The Company evaluates the recoverability of its other long-lived assets, including amortizing intangible assets, if circumstances indicate impairment may have occurred pursuant to SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." This analysis is performed by comparing the respective carrying values of the assets to the current and expected future cash flows, on an undiscounted basis, to be generated from such assets. If such analysis indicates that the carrying value of these assets is not recoverable, the carrying value of such assets is reduced to fair value through a charge to the statements of operations.

        The Company performs its annual impairment testing in the fourth quarter of each year subsequent to completing its annual forecasting process or more frequently if circumstances indicate impairment may have occurred.

Accumulated Other Comprehensive Income (Loss)

        Accumulated other comprehensive income (loss) consists of accumulated foreign currency translation adjustments, unrealized gains and losses on derivative financial instruments related to foreign currency and interest rate hedge transactions, additional minimum pension liabilities and unrealized gains and losses on marketable securities classified as available-for-sale. Foreign currency translation adjustments exclude income taxes related to indefinite investments in foreign subsidiaries. Assets and liabilities of foreign subsidiaries having non-U.S.-dollar functional currencies are translated at exchange rates at the balance sheet dates. Revenue and expenses are translated at average exchange rates during the periods presented. The gains or losses resulting from translating foreign currency financial statements into U.S. dollars, net of hedging gains or losses and taxes, are included in accumulated other comprehensive income on the balance sheets. Gains or losses resulting from foreign currency transactions are not significant and are included in earnings as a component of net revenues, cost of revenues or selling, general and administrative expenses, based upon the nature of the underlying transaction, in the statements of operations. The effect of exchange rates on cash balances denominated in foreign currency is included as a separate component on the statements of cash flows.

Equity-Based Compensation

        The Company introduced an equity-based long term incentive plan after the Acquisition, for the purpose of retaining certain key employees. Under this program key employees were granted restricted equity units and partnership interests in the partnership which controls the Company.

        In addition, certain employees of the Predecessor previously participated in AvisBudget's share based payment programs. All outstanding stock options and restricted stock units ("RSUs") of AvisBudget vested in July 2006.

        The Company records compensation expense related to its equity-based compensation plan under SFAS No. 123R "Accounting for Stock-Based Compensation—Transition and Disclosure". The Company and the Predecessor expensed all employee equity-based compensation over their vesting period based upon the fair value of the award on the date of grant. The equity-based compensation is reflected in the statements of operations and included as a component of equity on the consolidated balance sheet as the ultimate payment of such awards will not be achieved through use of the Company's cash or other assets.

Use of Estimates

        The preparation of financial statements in conformity with the accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and classification of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense during the reporting period. Actual results may differ materially from those estimates.

        The Company's accounting policies, which include significant estimates and assumptions, include estimation of the collectibility of accounts receivable, including amounts due from airlines that are in bankruptcy or who have faced financial difficulties, amounts for future cancellations of airline bookings processed through the GDS system, determination of the fair value of assets and liabilities acquired in a business combination, the evaluation of the recoverability of the carrying value of intangible assets and goodwill, and the evaluation of uncertainties surrounding the calculation of the Company's tax assets and liabilities, including assessing the recoverability of deferred tax assets and related amounts that may be due under the tax sharing agreement with the founding airlines of Orbitz—see further information at Note 13.

Recently Issued Accounting Pronouncements

        In February 2007, the FASB issued SFAS No. 159 ("SFAS 159") "The Fair Value Option for Financial Assets and Financial Liabilities", providing companies with an option to report selected financial assets and liabilities at fair value. The Standard's objective is to reduce both complexity in accounting for financial instruments and the volatility in earnings caused by measuring related assets and liabilities differently. Generally accepted accounting principles have required different measurement attributes for different assets and liabilities that can create artificial volatility in earnings. SFAS 159 helps to mitigate this type of accounting-induced volatility by enabling companies to report related assets and liabilities at fair value, which would likely reduce the need for companies to comply with detailed rules for hedge accounting. SFAS 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. The Standard requires companies to provide additional information that will help investors and other users of financial statements to more easily understand the effect of the Company's choice to use fair value on its earnings. It also requires entities to display the fair value of those assets and liabilities for which the Company has chosen to use fair value on the face of the balance sheet. SFAS 159 is effective for the Company on January 1, 2008. The Company is currently evaluating the impact of the adoption of this Statement on its financial statements

        In September 2006, the FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans" ("SFAS No. 158"). SFAS No. 158 requires an employer to recognize the over-funded or under-funded status of a defined benefit postretirement plan (other than a multi-employer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. SFAS No. 158 also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The Company will adopt SFAS No. 158 on January 1, 2007, as required, but does not expect that adoption of such pronouncement will have a material effect on its financial statements.

        In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" ("SFAS No. 157") which defines fair value, establishes a framework for measuring fair value and expands disclosure about fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. The Company will adopt SFAS No. 157 on January 1, 2008, as required, and is currently evaluating the impact of such adoption on its financial statements.

        In September 2006, the SEC released Staff Accounting Bulletin No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements" ("SAB 108"). SAB 108 provides guidance on the SEC's views regarding quantifying the materiality of financial statement misstatements, including misstatements that were not material to prior years' financial statements. SAB 108 is effective for the Company's fiscal year ended after November 15, 2006. The application of SAB 108 required the Company to quantify the impact of correcting all misstatements, including both the carryover and reversing effects of prior year misstatements, on the current year financial statements. The initial adoption of SAB 108 had no impact on the financial statements.

        In June 2006, the FASB issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes" ("FIN 48"), which is an interpretation of SFAS No. 109, "Accounting for Income Taxes." FIN 48 prescribes a recognition threshold and a measurement standard for recognition and measurement in the financial statements of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. The Company will adopt the provisions of FIN 48 effective January 1, 2007, as required, and anticipates recording an adjustment to the fair value of net assets acquired in the Acquisition up to $20 million. The expected impact may change based on further analysis. However, the Company has been indemnified by Avis Budget for substantially all of these tax-related matters.

3.    Discontinued Operations

        During the second quarter of 2006, the Predecessor formalized a plan to dispose of a subsidiary engaged in wholesale travel operations in the United Kingdom. The Company completed the sale of this subsidiary in December 2006.

        Summarized statements of operations data for discontinued operations is as follows:

		Predecessor
	July 13, 2006 (Formation Date) through December 31, 2006	January 1, 2006 through August 22, 2006	Year Ended December 31, 2005	Year Ended December 31, 2004
Net revenues	$4	$10	$17	$27

Loss before income taxes	(2)	(8)	(8)	(1)
(Provision) benefit for income taxes	—	2	2	—

Gain (loss) from discontinued operations, net of tax	$(2)	$(6)	$(6)	$(1)

Gain (loss) on disposal of discontinued operations	$8	$(6)	$—	$—
(Provision) benefit for income taxes	—	—	—	—

Gain (loss) on disposal of discontinued operations, net of tax	$8	$(6)	$—	$—

        Summarized balance sheet data for discontinued operations, excluding intercompany payable and receivable balances, is as follows:

Predecessor
As of December 31, 2005
Assets of discontinued operations:
Current assets	32
Property and equipment, net	4
Other non-current assets	1

Total assets of discontinued operations	$37

Liabilities of discontinued operations:
Current liabilities	$41
Other liabilities	1

Total liabilities of discontinued operations	$42

4.    Acquisitions

        Assets acquired and liabilities assumed in business combinations are recorded based upon their estimated fair values at the respective acquisition dates. The results of operations of businesses acquired by the Company have been included in the statements of operations since their respective dates of acquisition. The excess of the purchase price over the estimated fair values of the underlying assets acquired and liabilities assumed was allocated to goodwill. The allocation of purchase price is based upon preliminary estimates and assumptions. Accordingly, the allocations may be subject to revision when the Company receives final information, including appraisals and valuation work performed by third party experts and other analyses. Any revisions to the fair values, which may be significant, will be recorded by the Company as further adjustments to the purchase price allocations.

Proposed 2007 Acquisition

        On December 7, 2006, the Company announced that it had entered into a definitive agreement to acquire Worldspan Technology Inc. ("Worldspan") for $1.4 billion, to create a leading global travel solution provider. Simultaneously with the execution of the merger agreement, Travelport loaned $125 million to Worldspan in exchange for a payment in kind (PIK) note which Travelport funded through cash on hand. The term of the note is 9 years and bears interest initially at 3% increasing to LIBOR plus 11% over the term provided that in no event will the interest rate exceed 12%. Interest has been accrued at the weighted average interest rate over the stated term of the note. In addition, an affiliate of one the significant shareholders of the Company loaned Worldspan $125 million in exchange for a PIK note. Upon completion of the Worldspan acquisition both notes will be applied against the $1.4 billion purchase price. The transaction has been unanimously approved by the boards and major shareholders of both companies but consummation of the transaction remains subject to customary conditions to closing, including regulatory approvals.

2006 Acquisitions

        On August 23, 2006, the Company acquired the Travelport businesses of AvisBudget for approximately $4.1 billion in cash. The assets acquired and liabilities assumed in connection with the Acquisition were recorded at their estimated fair values on the acquisition date. The excess of the purchase price over the estimated fair values of the underlying assets acquired and liabilities assumed was allocated to goodwill. This allocation is based upon a valuation derived from assumptions and estimates provided by Company management, and is subject to revision for purchase price and other adjustments related to the finalization of deal related liabilities and consideration.

        The allocation of the purchase price is summarized as follows:

Amount
Cash consideration	$4,119
Transaction costs and expenses	60

Total purchase price	4,179
Less: Historical value of tangible assets acquired in excess of liabilities assumed	393
Less: Fair value adjustments	1,643

Goodwill	$2,143

        The fair value adjustments included in the preliminary allocation of the purchase price above primarily consisted of:

Amount
Fair value of identifiable intangible assets	$2,368
Adjustments to deferred income taxes and income tax payable	(753)
Costs associated with exit activities	(25)
Fair value adjustments to:
Tangible assets acquired	(29)
Liabilities assumed	82

$1,643

        The following table summarizes the fair values of the assets acquired and liabilities assumed in connection with the Acquisition:

Amount
Cash	$69
Other current assets	650
Property and equipment	479
Other non-current assets	159
Intangible assets
Trademarks and tradenames	702
Customer relationships	1,596
Vendor reliationships and other	70
Goodwill	2,143

Total assets	5,868

Total current liabilities	1,135
Total non-current liabilities	303
Deferred taxes	251

Total liabilities	1,689

Fair value of net assets acquired	$4,179

        Definite lived intangibles consist mainly of customer relationships and other intangibles, each with an average life of 16 years.

        The Company based the purchase price for the Acquisition on historical and forecast performance metrics, which included EBITDA and cash flow. The purchase price resulted in a significant amount of goodwill due to the leading industry and brand position and growth opportunities in the market. As a result, the predominant portion of the purchase price is based on the expected financial performance of the business, and not the net asset value on the books at the time of the acquisition. As a result, a significant amount of the purchase price was allocated to goodwill. The goodwill was assigned $892 million to B2B, none of which is expected to be tax deductible and $1,251 million to B2C, $786 million of which is expected to be tax deductible. Tax deductible goodwill is based on the preliminary purchase price allocation for tax purposes, estimated filing amounts to date, as well as the current expectation of tax elections to be made by purchaser and seller, all of which are subject to change.

        Other.    In 2006, the Predecessor recorded approximately $43 million of goodwill in connection with the acquisition of Needahotel, an Ireland based online provider of hotel accommodations in Europe, which was acquired on February 8, 2006 for consideration of approximately $32 million.

        None of this goodwill is expected to be tax deductible.

2005 Acquisitions

        Gullivers Travel Associates.    On April 1, 2005, the Predecessor completed the acquisition of Donvand Limited, which operates under the names Gullivers Travel Associates and Octopus Travel Group Limited (collectively, "Gullivers"). Gullivers is a wholesaler of hotel rooms, destination services, travel packages and group tours and a global online provider of lodging and destination services. The Predecessor believed that this acquisition positioned the Predecessor as a worldwide leader in the global online travel intermediary space.

        The allocation of the purchase price is summarized as follows:

Amount
Cash consideration	$1,202
Transaction costs and expenses	12

Total purchase price	1,214
Less: Historical value of assets acquired in excess of liabilities assumed	79
Less: Fair value adjustments	342

Goodwill	$793

        The fair value adjustments included in the allocation of the purchase price above primarily consisted of:

Amount
Allocation of purchase price to intangible assets(a)	$499
Deferred tax liability for book-tax basis differences in assets and liabilities	(155)
Costs associated with exiting activities(b)	(4)
Other fair value adjustments	2

$342

(a)
Represents (i) $109 million of indefinite-lived trademarks associated with the Predecessor's exclusive right to use the Gullivers name, (ii) $357 million of customer relationships with an estimated weighted-average life of 15 years and (iii) $33 million of other intangible assets with an estimated weighted-average life of 20 years.

(b)
As part of the acquisition, the Predecessor's management formally committed to various strategic initiatives primarily aimed at creating synergies between the cost structures of the Predecessor and Gullivers, which were expected to be achieved through the involuntary termination of certain Gullivers' employees. The Predecessor formally communicated the termination of employment to approximately 14 employees, principally representing certain members of Gullivers' senior management. As of December 31, 2005, all of these employees had been terminated. As a result of these actions, the Predecessor established personnel-related liabilities of $4 million. As of December 31, 2005, all of the personnel-related liabilities had been paid.

        The following table summarizes the fair values of the assets acquired and liabilities assumed in connection with the Predecessor's acquisition of Gullivers:

Amount
Cash	$157
Other current assets	141
Property and equipment	53
Intangible assets	499
Goodwill	793

Total assets	1,643

Total current liabilities	270
Total non-current liabilities	159

Total liabilities	429

Fair value of net assets acquired	$1,214

        The Company based the net purchase price for the acquisition on historical as well as forecast performance metrics, which include EBITDA and cash flow, as well as synergies expected to be realized throughout the organization. As a result, the predominant portion of the purchase price is based on the expected financial performance of the business, and not the net asset value on the books at the time of the acquisition. As a result, a significant amount of the purchase price was allocated to goodwill. None of the goodwill is expected to be deductible for tax purposes.

        ebookers plc.    On February 28, 2005, the Predecessor acquired ebookers plc ("ebookers"), a leading full service online travel agency in Europe offering a wide range of discount and standard price travel products and services including airfares, hotels, car rentals, cruises and travel insurance. Management believed that this acquisition enhances the Predecessor's role in the global online travel intermediary space. The allocation of the purchase price is summarized as follows:

Amount
Cash consideration	$444
Transaction costs and expenses	10

Total purchase price	454
Plus: Historical value of liabilities assumed in excess of assets acquired	33
Less: Fair value adjustments	118

Goodwill	$369

        The fair value adjustments included in the allocation of the purchase price above primarily consisted of:

Amount
Allocation of purchase price to intangible assets(a)	$187
Deferred tax liability for book-tax basis differences in assets and liabilities	(36)
Costs associated with exiting activities(b)	(10)
Other fair value adjustments	(23)

$118

(a)
Represents (i) $135 million of indefinite-lived trademarks associated with the Predecessor's exclusive right to use the ebookers name, (ii) $41 million of customer relationships with an estimated weighted-average life of five years and (iii) $11 million of other intangible assets with an estimated weighted-average life of 10 years.

(b)
As part of the acquisition, the Predecessor's management formally committed to various strategic initiatives primarily aimed at creating synergies between the cost structures of the Predecessor and ebookers, which were expected to be achieved through the involuntary termination of certain ebookers employees and the termination of certain lease obligations. The Predecessor formally communicated the termination of employment to approximately 110 employees, representing a wide range of employee groups, and as of December 31, 2005, substantially all of these employees had been terminated. As a result of these actions, the Predecessor established personnel-related and facility-related liabilities of $6 million and $4 million, respectively. As of December 31, 2005, cash payments of $6 million were made to reduce the personnel-related liability. Accordingly, as of December 31, 2005, substantially all of the personnel-related liability costs had been paid. Additionally, during 2005, other adjustments of $1 million were made to reduce the facility-related liability. Accordingly, the remaining balance for the facility-related liability as of December 31, 2005 was $3 million. The Company anticipates the remainder of the lease termination costs will be paid by 2009.

        The following table summarizes the fair values of the assets acquired and liabilities assumed in connection with the Predecessor's acquisition of ebookers:

Amount
Cash	$82
Other current assets	32
Property and equipment	24
Intangible assets	187
Goodwill	369
Other non-current assets	13

Total assets	707

Total current liabilities	157
Total non-current liabilities	96

Total liabilities	253

Fair value of net assets acquired	$454

        The Company based the net purchase price for the acquisition on historical as well as forecast performance metrics, which include EBITDA and cash flow as well as expected benefits of expanding its online presence geographically. As a result, the predominant portion of the purchase price is based on the expected financial performance of the business, and not the net asset value on the books at the time of the acquisition. As a result, a significant amount of the purchase price was allocated to goodwill. None of the goodwill is expected to be deductible for tax purposes. This acquisition was not material to the Predecessor's results of operations, financial position or cash flows.

        Other.    During 2005, the Predecessor also acquired AsiaHotels.com and Away.com for aggregate consideration of $11 million in cash, which resulted in goodwill (based on the allocation of the purchase price) of $8 million, of which $5 million is expected to be deductible for tax purposes. These acquisitions were not significant to the Predecessor's results of operations, financial position or cash flows.

Pro Forma Financial Information

        The following unaudited pro forma data for the Company's significant acquisitions of Travelport and Gullivers includes the results of operations as if each acquisition had been consummated as of the beginning of the respective period presented. This pro forma data is based on historical information and does not necessarily reflect the actual results that would have occurred, nor is it indicative of future results of operations.

	(Unaudited)
	Period January 1, 2006 through August 22, 2006			Year Ended December 31, 2005
	Historical As Reported	Adjustments(a)	Pro Forma	Historical As Reported	Adjustments(a)	Pro Forma
Net revenue	$1,711	$(29)	$1,682	$2,411	$48	$2,459
Loss from continuing operations	(2,171)	1,979	(192)	(43)	(96)	(139)

(a)
Includes adjustments to operating expenses for an annual monitoring fee that we expect to pay to the Blackstone Group, amortization and depreciation expense based on the fair value and estimated lives ascribed to tangible and intangible assets for recording of the acquisition and incremental interest expense and amortization of deferred financing fees related to the new debt offering. Impairment of intangible assets in both periods is excluded as the goodwill and intangible assets would be stated at fair value at the beginning of each period presented, and therefore an impairment would not exist. The adjustments for 2005 also include amounts for Gullivers, from January 1, 2005 through April 1, 2005, the date of acquisition

5.    Impairment of Long-Lived Assets

        The purchase price for the Acquisition of the Predecessor by the Company indicated that the carrying value of the Predecessor's goodwill balance may have been impaired. Accordingly, the Predecessor tested the carrying value of the recorded goodwill. The fair value of each reporting unit was based on the purchase price for the Predecessor, as allocated to each reporting unit based on the forecasted cash flows for each.

        In 2006 as a result of the impairment tests performed concurrent with the announcement of the Acquisition, the Predecessor recorded a total impairment charge of $2,376 million, including $2,375 million related to goodwill and $1 million related to definite lived intangible assets. In preparing the calculation of the impairment, the Predecessor utilized the final purchase price allocation of the buyer to determine the fair value of assets and liabilities, including intangible assets. Of the total goodwill impairment of $2,375 million, $2,019 million and $356 million related to reporting units comprising Business to Business and Business to Consumer, respectively. At the time of testing goodwill for impairment, the Predecessor also tested other intangible assets for impairment. As a result of these tests, the Predecessor recorded an impairment of $1 million which related to definite lived intangible assets related to a reporting unit comprising Business to Consumer. Due to a change in operations after the Acquisition was completed, the Company recorded an additional impairment of $14 million related to long-lived software licenses.

        In 2005, as a result of the annual impairment test performed, the Predecessor determined that the carrying values of goodwill and certain other indefinite-lived intangible assets, primarily in its B2C businesses, exceeded their estimated fair values. Consequently, the Predecessor also tested its other long-lived assets for impairment. In connection with the impairment assessments performed, the Predecessor recorded a pretax charge of $422 million, of which $251 million reduced the value of goodwill and $171 million reduced the value of other intangible assets (including $120 million related to trademarks and tradenames). This impairment resulted from a decline in future anticipated cash flows generated primarily by its consumer travel businesses.

6.    Intangible Assets

        Intangible assets consisted of:

				Predecessor
	As of December 31, 2006
				As of December 31, 2005
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Non-Amortizable Intangible Assets
Goodwill	$2,165	—	—	$4,043	—	—

Trademarks and tradenames	$707	—	—	$491	—	—

Amortizable Intangible Assets
Customer Relationships	$1,608	$44	$1,564	$704	$84	$620
Vendor relationships and other	71	1	70	65	17	48

	$1,679	$45	$1,634	$769	$101	$668

        The changes in the carrying amount of goodwill for the Company between July 13, 2006 (Formation Date) and December 31, 2006 are as follows:

	Balance at July 13, 2006	Goodwill Acquired	Foreign Exchange	Balance at December 31, 2006
Business to Business	$—	$892	$22	$914
Business to Consumer	—	1,251	—	1,251

Goodwill	$—	$2,143	$22	$2,165

        The changes in the carrying amount of goodwill for the Predecessor are as follows:

	Balance at January 1, 2006	Goodwill Acquired during 2006	Adjustments to Goodwill Acquired during 2005(*)	Impairment	Foreign Exchange	Balance at August 22, 2006
Business to Business	$2,857	$43	$(83)	$(2,019)	$185	$983
Business to Consumer	1,186	—	2	(356)	(47)	785

Goodwill	$4,043	$43	$(81)	$(2,375)	$138	$1,768

(*)
Adjustments to goodwill reflect the final purchase price allocation, including refinement of the fair value of assets and liabilities acquired.

	Balance at January 1, 2005	Goodwill Acquired during 2005	Adjustments to Goodwill Acquired during 2004(*)	Impairment	Foreign Exchange	Balance at December, 2005
Business to Business	$2,218	$734	$—	$—	$(95)	$2,857
Business to Consumer	1,170	436	(125)	(251)	(44)	1,186

Goodwill	$3,388	$1,170	$(125)	$(251)	$(139)	$4,043

(*)
Adjustments to goodwill reflect the final purchase price allocation, including refinement of the fair value of assets and liabilities acquired.

        Amortization expense relating to all intangible assets was as follows:

		Predecessor
	July 31, 2006 (Formation Date) through December 31, 2006		Year Ended December 31,
		January 1, 2006 through August 22, 2006
			2005	2004
Customer relationships	$43	$28	$34	$16
Vendor relationships and other	1	3	12	1

Total (*)	$44	$31	$46	$17

(*)
Included as a component of depreciation and amortization on the statements of operations.

        The Company expects related amortization expense relating to those intangible assets for the five succeeding fiscal years to approximate $127 million, $127 million, $126 million, $119 million and $106 million in 2007, 2008, 2009, 2010 and 2011, respectively.

7.    Separation and restructuring charges

        Separation and restructuring charges consist of:

		Predecessor
	July 31, 2006 (Formation Date) through December 31, 2006		Year Ended December 31,
		January 1, 2006 through August 22, 2006
			2005	2004
Separation costs	$13	$74	$—	$—
Restructuring charges	3	18	22	—

	$16	$92	$22	$—

  Separation costs

        Separation costs of $13 million for the period July 31, 2006 (Formation Date) through December 31, 2006 consist primarily of payments made to employees related to retention and bonus plans of $6 million as well as $7 million in professional fees and other costs directly related to the separation plan. Separation costs of $74 million recorded by the Predecessor include $29 million of non-cash compensation expense related to the accelerated vesting of stock options and restricted stock units, $16 million for employee severance, $15 million for employee retention and $14 million in various other separation costs including consulting and accounting fees.

  Restructuring Charges

        During the second quarter of 2006, the Predecessor committed to various strategic initiatives targeted principally at reducing costs, enhancing organizational efficiency and consolidating and rationalizing existing processes and facilities. The initial recognition of the restructuring charge and the corresponding utilization from inception are summarized by category as follows:

	Personnel Related	Facility Related	Other	Total
Initial charge	$9	$8	4	$21
Cash payments	(7)	(7)	—	(14)
Other non-cash reduction	—	—	(2)	(2)

Balance, December 31, 2006	$2	$1	$2	$5

        The restructuring charges included within other in the table above include asset impairments and consulting fees.

        During first quarter 2005, the Company committed to various strategic initiatives targeted principally at reducing costs, enhancing organizational efficiency and consolidating and rationalizing existing processes and facilities. The more significant areas of cost reduction include reduction in staff, as such all charges have been classified as personnel related.

        The initial recognition of the restructuring charge and the corresponding utilization from inception are summarized as follows:

Initial charge	$22
Cash payments	(9)
Other non-cash reduction	(1)

Balance, December 31, 2005	$12

        The balance at December 31, 2005 represents amounts under executive severance contracts settled by AvisBudget.

        The restructuring charges have not been recorded within the reportable segments of the Company, as these amounts are not reviewed by management in evaluating the results of the segments

8.    Income Taxes

        The provision (benefit) for income taxes consisted of:

		Predecessor
	July 13, 2006 (Formation Date) to December 31, 2006		Year Ended December 31,
		January 1, 2006 through August 22, 2006
			2005	2004
Current
Federal	$—	$(46)	$(56)	$(11)
State	—	3	(2)	2
Foreign	9	39	38	16

	9	(4)	(20)	7

Deferred
Federal	6	(37)	(1)	57
State	1	(51)	(6)	15
Foreign	(12)	(23)	(48)	6

	(5)	(111)	(55)	78

Provision (benefit) for income taxes	$4	$(115)	$(75)	$85

        Pre-tax income for domestic and foreign operations consisted of:

		Predecessor
	July 13, 2006 (Formation Date) through December 31, 2006		Year Ended December 31,
		January 1, 2006 through August 22, 2006
			2005	2004
Domestic	$(81)	$(2,418)	$(16)	$131
Foreign	(65)	132	(102)	208

Income (loss) before income taxes	$(146)	$(2,286)	$(118)	$339

        Current and non-current deferred income tax assets and liabilities, as of December 31, were comprised of:

		Predecessor
	As of December 31, 2006
		As of December 31, 2005
Current deferred income tax assets:
Accrued liabilities and deferred income	$23	$28
Provision for doubtful accounts	3	7
Net operating loss carryforwards	—	9
Other	—	5
Valuation allowance(*)	(20)	(5)

Current deferred income tax assets	6	44

Current deferred income tax liabilities:
Prepaid expenses	(4)	(3)
Accrued liabilities and deferred income	(8)	—
Other	(1)	—

Current deferred income tax liability	(13)	(3)

Current net deferred income tax (liability) asset	$(7)	$41

Non-current deferred income tax assets:
Net operating loss carryforwards	$154	$83
Alternative minimum tax credit carryforward	1	5
Accrued liabilities and deferred income	15	52
Depreciation and amortization	262	361
Capital loss carryforward	14	14
Acquisition and integration-related liabilities	31	123
Change in reserve accounts	8	41
Accumulated other comprehensive income	3	59
Other	1	—
Valuation allowance(*)	(477)	(54)

Non-current deferred income tax assets (liability)	12	684

Non-current deferred income tax liabilities:
Accrued liabilities and deferred income	—	(3)
Depreciation and amortization	(246)	(153)
Deferred gain on intercompany transfer of assets	—	(37)
Other	(1)	(1)

Non-current deferred income tax liability	(247)	(194)

Non-current net deferred income tax asset (liability)	$(235)	$490

(*)
A valuation allowance was recorded on certain deferred tax assets that were recorded during purchase accounting, as well as on additional deferred tax assets that were generated through December 31, 2006. The valuation allowance of $497 million as of December 31, 2006 relates to net operating loss carryforwards for U.S. Federal ($52 million), U.S. State ($4 million), non-U.S.

  jurisdictions ($77 million), capital loss carryforwards ($14 million) and other items with tax to book basis differences ($350 million). The valuation allowance established in purchase accounting related to tax attributes that existed as of the purchase accounting date for net operating loss carryforwards for U.S. Federal ($18 million) and non-U.S. jurisdictions ($70 million), as well as for capital loss carryforwards ($14 million) and other items with tax to GAAP basis differences ($349 million). The valuation allowance will be reduced when and if the Company determines that the deferred income tax assets are more likely than not to be realized. If determined to be realizable, goodwill would be reduced to the extent of the valuation allowance established in purchase accounting.

        As of December 31, 2006, the Company had federal net operating loss carryforwards of approximately $52 million, which expire between 2020 and 2026. At December 31, 2006, no provision has been made for deferred income taxes on any portion of approximately $125 million of accumulated and undistributed earnings of foreign subsidiaries, since it is the present intention of management to reinvest the undistributed earnings indefinitely in those foreign operations. The determination of the amount of unrecognized deferred income tax liability for unremitted earnings is not practicable.

        In December 2004, the FASB issued FASB Staff Position No. FAS 109-2, "Accounting and Disclosure Guidance for the Foreign Earnings Repatriation Provision within the American Jobs Creation Act of 2004." The American Jobs Creation Act of 2004, which became effective October 22, 2004, provides a one-time dividends received deduction on the repatriation of certain foreign earnings to a U.S. taxpayer, provided certain criteria are met. The Predecessor has applied the provisions of this act to qualifying earnings repatriations through December 31, 2005. In December 2005, the Predecessor repatriated $350 million of unremitted earnings, which was used for domestic investment purposes. This repatriation resulted in income tax expense of approximately $28 million. The Company's effective income tax rate differs from the U.S. federal statutory rate as follows for the year ended December 31:

	July 13, 2006 (Formation Date) through December 31, 2006	Predecessor
		January 1, 2006 through August 22, 2006	2005	2004
Federal statutory rate	35.0%	35.0%	35.0%	35.0%
State and local income taxes, net of federal tax benefits	(0.4)	0.9	(3.7)	3.2
Taxes on foreign operations at alternate rates	(13.3)	1.3	34.1	(15.3)
Taxes on repatriations made to benefit from provisions of the American Jobs Creation Act of 2004, net of credits	—	—	(23.2)	—
Taxes on other repatriated foreign income, net of taxes on tax credits	(0.9)	0.4	9.5	1.7
Tax differential on impairment of intangible assets, Including net state and foreign impact	—	(32.7)	19.2	—
Adjustment of estimated income tax accruals	—	—	(9.1)	0.4
Change in federal tax valuation allowance	(22.6)	—	—	—
Other	(0.5)	0.1	1.8	0.1

	(2.7)%	5.0%	63.6%	25.1%

        The Company is subject to income taxes in the United States and numerous foreign jurisdictions. Significant judgment is required in determining the Company's worldwide provision for income taxes and recording the related assets and liabilities. In the ordinary course of business, there are many transactions and calculations where the ultimate tax determination is uncertain. The Company is regularly under audit by tax authorities. Accruals for tax contingencies are provided for in accordance with the requirements of SFAS No. 5, "Accounting for Contingencies."

        Pursuant to the Purchase Agreement, the Company is indemnified by Avis Budget for all income tax liabilities relating to periods prior to the Acquisition. The Company believes that its accruals for tax liabilities, including the indemnified liabilities, are adequate for all remaining open years, based on its assessment of many factors, including past experience and interpretations of tax law applied to the facts of each matter.

        Although the Company believes there is appropriate support for the positions taken on its tax returns, the Company has recorded liabilities representing the best estimates of the probable loss on certain positions. The Company believes that the accruals for tax liabilities are adequate for all open years, based on assessment of many factors including past experience and interpretations of tax law applied to the facts of each matter. Although the Company believes the recorded assets and liabilities are reasonable, tax regulations are subject to interpretation and tax litigation is inherently uncertain; therefore, the Company's assessments can involve both a series of complex judgments about future events and rely heavily on estimates and assumptions. While the Company believes that the estimates and assumptions supporting the assessments are reasonable, the final determination of tax audits and any other related litigation could be materially different than that which is reflected in historical income tax provisions and recorded assets and liabilities.

        The results of an audit or litigation related to these matters include a range of potential outcomes, which may involve material amounts. However, as discussed above, the Company has been indemnified by Avis Budget for all income taxes relating to periods prior to the sale of the Company and therefore, does not expect such resolution to have a significant impact on its earnings, financial position or cash flows.

9.    Other Current Assets

        Other current assets consisted of:

		Predecessor
	As of December 31, 2006	As of December 31, 2005
Derivative assets	$59	$—
Prepaid expenses	30	40
Sales and use tax receivables	23	19
Other	43	45

	$155	$104

10.    Property and Equipment, net

        Property and equipment, net, consisted of:

		Predecessor
	As of December 31, 2006	As of December 31, 2005
Land	$4	$1
Capitalized software	242	533
Furniture, fixtures and equipment	123	264
Building and leasehold improvements	98	47
Construction in progress	83	64

	550	909
Less: Accumulated depreciation and amortization	(34)	(409)

Property and equipment, net	$516	$500

        During the period July 13, 2006 (Formation Date) through December 31, 2006, January 1, 2006 through August 22, 2006 and for the years ended December 31, 2005 and 2004, the Company and the Predecessor recorded depreciation expense of $34 million, $94 million and $158 million and $107 million, respectively.

11.    Other Non-Current Assets

        Other non-current assets consisted of:

		Predecessor
	As of December 31, 2006	As of December 31, 2005
Worldspan Note	$125	$—
Deferred financing costs	88	—
Development advances	57	51
AvisBudget tax receivable	54	—
Other	60	30

	$384	$81

12.    Accrued Expenses and Other Current Liabilities

        Accrued expenses and other current liabilities consisted of:

		Predecessor
	As of December 31, 2006	As of December 31, 2005
Accrued travel supplier payments, deferred revenue and customer advances	$316	$266
Accrued payroll and related	81	77
Accrued commissions and incentives	87	90
Accrued sales and use tax	65	67
Accrued interest expense	43	5
Accrued advertising and marketing	36	38
Accrued merger and acquisition costs	40	33
Current portion of tax sharing liability	10	42
Other	143	74

	$821	$692

13.    Tax Sharing Liability

        The tax sharing liability relates to an agreement between Orbitz and its former owners or their affiliates (the "Founding Airlines") governing the allocation of approximately $307 million of tax benefits resulting from a taxable exchange affected at the time of Orbitz initial public offering in December 2003 ("Orbitz IPO"). For each tax period during the term of the tax agreement, the Company is obligated to pay the Founding Airlines a percentage of the amount of the tax benefit realized as a result of additional deductions taken as a result of a taxable exchange. The term of the tax agreement commenced upon consummation of the Orbitz IPO and continues until all tax benefits have been utilized. With respect to each applicable tax period, the tax benefit payment is payable to the Founding Airlines when the Company receives the tax benefit. As of December 31, 2006 and 2005, this liability had a balance of $135 million and $175 million, respectively, representing the net present value of the liability based upon the expected realization of such benefits and the related payment to the Founding Airlines. The Company accreted interest expense related to this liability of approximately $5 million for the period July 13, 2006 (Formation Date) through December 31, 2006. The Predecessor accreted interest expense related to this liability of $14 million and $16 million for the period January 1, 2006 through August 22, 2006 and for the year ended December 31, 2005, respectively. Based upon the payments expected to be made with one year of the balance sheet $10 million and, $42 million of the liability is included as a component of accrued expenses and other current liabilities at December 31, 2006 and 2005, respectively. During the period January 1, 2006 through August 22, 2006, the Predecessor cash settled $32 million of this liability and the liability was reduced by an additional $9 million as a result of fair value adjustments related to the Acquisition.

14.    Long-Term Debt

        Long-term debt consisted of:

			Predecessor
	Maturity	As of December 31, 2006	As of December 31, 2005
Senior Secured Credit Facilities
Term loan facility
Dollar-denominated	August 2013	$1,407	$—
Euro-denominated	August 2013	816	—
Senior notes			—
Dollar-denominated floating rate notes	September 2014	150	—
Euro-denominated floating rate notes	September 2014	310	—
9 7/8% notes	September 2014	450	—
Senior subordinated notes			—
11 7/8% Dollar-denominated notes	September 2016	300	—
10 7/8% Euro-denominated notes	September 2016	211	—
AvisBudget revolving credit agreement		—	350
Other		3	7

Total long-term debt		3,647	357
Less: Current portion		24	5

Long-term debt		$3,623	$352

Senior Secured Credit Facilities

        On August 23, 2006, in connection with the Acquisition, the Company entered into a $2.6 billion senior secured credit facility consisting of: (i) a $2,200 million term loan facility; (ii) a $275 million revolving credit facility; and (iii) a $125 million synthetic letter of credit facility. The Company is required to repay the term loans in quarterly installments equal to 1% per annum of the original funded principal amount, commencing on December 29, 2006. Approximately $6 million was paid on December 29, 2006. The $275 million revolving credit facility is comprised of U.S. Dollar denominated sub-facility of $175 million and an alternative currency sub-limit (Sterling and Euro) of $100 million.

        Borrowings under the U.S. term loan facility bear interest at LIBOR plus 3.00% with respect to the dollar-denominated facility, and EURIBOR plus 2.75% with respect to the Euro-denominated facility. Borrowings under the $275 million revolving credit facility bear interest at LIBOR plus 2.75%. Under the $125 million synthetic letter of credit facility, the Company must pay a facility fee equal to the applicable margin under the U.S. term loan facility on the amount on deposit. At December 31, 2006, there were no borrowings outstanding under the revolving credit facility.

Senior Notes

        On August 23, 2006, in connection with the Acquisition, the Company issued $150 million of dollar-denominated senior dollar floating rate notes, € 235 million euro-denominated senior floating rate notes ($299 million dollar equivalent) and $450 million 9 7/8% senior fixed rate notes. The dollar-denominated floating rate senior notes bear interest at a rate equal to LIBOR plus 4 5/8%. The euro-denominated floating rate senior notes bear interest at a rate equal to EURIBOR plus 4 5/8% (before the impact of hedging arrangements). The senior notes are unsecured senior obligations of the Company and are subordinated to all existing and future secured indebtedness of the Company (including the senior secured credit facility) and will be senior in right of payment to any existing and future subordinated indebtedness (including the senior subordinated notes).

Senior Subordinated Notes

        On August 23, 2006, in connection with the Acquisition, the Company issued $300 million of 11 7/8% dollar-denominated notes and € 160 million of 10 7/8% euro-denominated notes ($204 million dollar equivalent). The senior subordinated notes are unsecured senior subordinated obligations of the Company and are subordinated in right of payment to all existing and future senior indebtedness and secured indebtedness of the Company (including the senior credit facilities and the senior notes).

AvisBudget Revolving Credit Agreement

        In 2005, Galileo International Technology, LLC ("GIT"), a wholly owned subsidiary that formed part of the Predecessor, was permitted borrowing access under the AvisBudget Group, Inc. $3.5 billion Five Year Competitive Advance and Revolving Credit Agreement dated as of November 22, 2004 ("the AvisBudget Credit Facility") in connection with AvisBudget's repatriation of foreign earnings under the American Jobs Creation Act of 2004. The outstanding borrowings at December 31, 2005 funded a dividend payment to AvisBudget Group, Inc. of $350 million.

        The amounts borrowed under the AvisBudget Credit Facility by GIT were guaranteed by AvisBudget. Other than GIT, the Predecessor was not party to the AvisBudget Credit Facility and did not guarantee any borrowings thereunder, including the borrowings of GIT. The borrowings bore interest at LIBOR plus 39 basis points and had a weighted average interest rate of 5.1% for the period January 1, 2006 through August 22, 2006. The Predecessor incurred interest expense of approximately $8 million for the period January 1, 2006 through August 22, 2006. The AvisBudget Credit Facility had a contractual maturity date of November 2009; however, the outstanding balance of the loan was repaid prior to the closing of the Acquisition as described below.

Interim Credit Agreement

        On July 18, 2006, the Predecessor entered into a $2.2 billion unsecured interim credit agreement, consisting of a $1.8 billion term loan agreement and a $400 million revolving credit agreement. The credit facilities had a maturity date of July 17, 2007. Loans under the interim credit agreement bore interest, at the Predecessor's option, at 87.5 basis points over LIBOR, or at the alternate base rate. On July 27, 2006, the Predecessor borrowed $1.9 billion under the credit facilities in order to advance $1,635 million to AvisBudget and to repay the entire remaining $265 million of GIT indebtedness outstanding under the AvisBudget Credit Facility. The interim credit agreement was repaid in full on

August 23, 2006 with a portion of the proceeds received from the term loan facility, the senior notes and the senior subordinated notes discussed above. The Predecessor incurred approximately $10 million in interest expense related to this interim credit agreement.

Debt Maturities

        Aggregate maturities of debt as of December 31, 2006 are as follows:

Year	Amount
2007	$24
2008	24
2009	22
2010	22
2011	22
Thereafter	3,533

$3,647

Debt Issuance Costs

        In connection with the debt issuances associated with the Acquisition, the Company recorded $105 million of debt issuance costs. Debt issuance costs are capitalized within other assets on the balance sheet and amortized over the life of the related debt into earnings as part of interest expense on the statement of operations. Amortization of debt issuance costs totaled $17 million for the period July 13, 2006 to December 31, 2006 including approximately $10 million of fees related to an unused bridge financing arrangement.

Debt Covenants and Guarantees

        The senior secured credit agreement and the indentures governing our notes contains a number of covenants that, among other things, restrict, subject to certain exceptions, the Company's ability to: incur additional indebtedness or issue preferred stock; create liens on assets; enter into sale and leaseback transaction; engage in mergers or consolidations; sell assets; pay dividends and distributions or repurchase our capital stock; make investments, loans or advances; repay subordinated indebtedness (including the Company's senior subordinated notes); make certain acquisitions; engage in certain transactions with affiliates; amend material agreements governing our subordinated indebtedness (including the Company's senior subordinated notes); change our lines of business; and change the status of the Company as a passive holding company.

        In addition, the Company is required to maintain a maximum total leverage ratio. The senior secured credit agreement and indentures also contain certain customary affirmative covenants and event of default. As of December 31, 2006, the Company was in compliance with all restrictive and financial covenants related to long-term debt.

        The senior notes and senior subordinated notes are guaranteed by the Company's subsidiaries incorporated in the U.S. with the exception of GIT. See Note 21 for the consolidated condensed financial statements of the Guarantor and Non-Guarantor subsidiaries.

15.    Financial Instruments

RISK MANAGEMENT

        Following is a description of the Company's risk management policies:

Foreign Currency Risk

        The Company uses foreign currency forward contracts to manage its exposure to changes in foreign currency exchange rates associated with its foreign currency denominated receivables and payables and forecasted earnings of foreign subsidiaries. The Company primarily hedges its foreign currency exposure to the British pound, Euro and Australian dollar. Substantially all the forward contracts utilized by the Company do not qualify for hedge accounting treatment under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." The fluctuations in the value of these forward contracts do, however, largely offset the impact of changes in the value of the underlying risk that they are intended to economically hedge. Gains (losses) on these forward contracts amounted to $—million, $10 million, ($12) million and $12 million during the period July 13, 2006 (Formation Date) through December 31, 2006, the period January 1, 2006 through August 22, 2006 and the years ended 2005 and 2004, respectively.

Interest Rate Risk

        A portion of the debt used to finance much of the Company's operations is exposed to interest rate fluctuations. The Company uses various hedging strategies and derivative financial instruments to create an appropriate mix of fixed and floating rate assets and liabilities. The primary interest rate exposure at December 31, 2006 was to interest rate fluctuations in the United States and Europe, specifically LIBOR and EURIBOR interest rates. The company currently uses interest rate swaps as the derivative instrument in these hedging strategies. The derivatives used to manage the risk associated with the Company's floating rate debt were designated as cash flow hedges. Certain interest rate components of the Company's cross currency hedging transactions entered into by the Company have been designated as ineffective resulting in a non-cash charge of $11 million, recorded within interest expense on the Company's consolidated statement of operations. In connection with its cash flow hedges designated as effective, the Company recorded a net loss of $15 million to other comprehensive income. Deferred amounts to be recognized in earnings will change with market conditions and will be substantially offset by changes in the value of the related hedge transactions. The Company does not have any deferred gains or losses recorded in other comprehensive income for contracts that will mature in the next twelve months. At December 31, 2006 the Company's interest rate hedges cover transactions for periods that do not exceed five years.

Credit Risk and Exposure

        The Company is exposed to counterparty credit risk in the event of nonperformance by counterparties to various agreements and sales transactions. The Company manages such risk by evaluating the financial position and creditworthiness of such counterparties and by requiring collateral in instances in which financing is provided. The Company mitigates counterparty credit risk associated with its derivative contracts by monitoring the amounts at risk with each counterparty to such contracts, periodically evaluating counterparty creditworthiness and financial position, and where possible, dispersing its risk among multiple counterparties.

        As of December 31, 2006, there were no significant concentrations of credit risk with any individual counterparty or groups of counterparties.

Market Risk

        The Company provides global distribution and reservation services, offers retail consumer and corporate travel agency services through its online travel agencies and provides travel marketing information to airline, car rental and hotel clients. The Company provides airline, car rental, hotel and other travel reservation and fulfillment services to its customers through its network of online travel companies. The Company's results of operations are affected by many economic factors, including the level of economic activity in the markets in which it operates. In the travel services business, a decline in economic activity typically results in a decline in both business and leisure travel and, accordingly, a decline in the volume of transactions in both of the Business to Business segments and the Business to Consumer segments. Additionally, our customers are located worldwide, generating approximately 55% and 57% of revenue from outside the United States during the period July 13, 2006 (Formation Date) through December 31, 2006 and the period January 1, 2006 through August 22, 2006, respectively. Accordingly, a decline in economic activity either in the United States or in international markets may have a material adverse effect on our performance.

        Other business risks faced by the Company relates to its dependence on relationships with travel suppliers, primarily airlines and hotels, exposure to risks associated with online commerce security and credit card fraud, dependence on third party technology developers, technology outages and breakdown, and failure to integrate various disconnected business units and technology.

FAIR VALUE

        The fair value of financial instruments is generally determined by reference to market values resulting from trading on a national securities exchange or an over-the-counter market. In cases where quoted market prices are not available, fair value is based on estimates using present value or other valuation techniques, as appropriate. The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses and other current liabilities approximate fair value due to the short-term maturities of these assets and liabilities.

        The carrying amounts and estimated fair values of all other financial instruments as of December 31, are as follows:

	2006		2005
Asset/(liability)	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
Worldspan note	$125	$125	$—	$—
Long-term debt	(3,647)	(3,641)	(357)	(357)
Derivatives
Unrealized foreign exchange gains on foreign currency interest rate swaps	47	47	2	2
Foreign exchange forwards — liabilities	—	—	(5)	(5)
Unrealized loss on interest rate swaps	(26)	(26)	—	—

16.    Commitments and Contingencies

Commitments

Leases

        The Company is committed to making rental payments under noncancelable operating leases covering various facilities and equipment.

        Future minimum lease payments required under noncancelable operating leases as of December 31, 2006 are as follows:

Year	Amount
2007	$33
2008	31
2009	31
2010	27
2011	23
Thereafter	90

$235

        Commitments under capital leases amounted to $3 million as of December 31, 2006 primarily related to office and information technology equipment.

        During the period July 13, 2006 (Formation Date) through December 31, 2006, the period January 1, 2006 through August 22, 2006 and the years 2005 and 2004, the Company and the Predecessor incurred total rental expense of $13 million, $21 million, $28 million and $22 million, respectively, principally related to leases of office buildings at each of the business units.

Purchase Commitments

        In the normal course of business, the Company makes various commitments to purchase goods and services from specific suppliers, including those related to capital expenditures. As of December 31, 2006, the Company had approximately $385 million of outstanding purchase commitments, primarily relating to service contracts for information technology (of which $125 million relates to 2007). These purchase obligations extend through 2011.

Contingencies

Company Litigation

        The Company is involved in various claims, legal proceedings and governmental inquiries related to contract disputes, business practices, intellectual property and other commercial, employment and tax matters.

        Orbitz sued Worldspan in Illinois state court in September 2005. The complaint alleged that Worldspan misrepresented and omitted material facts in connection with the parties' negotiation of amendments to the parties' CRS access contract ("The CRS Agreement") in 2002 and 2004, and that the omissions and misrepresentations violated the Illinois Consumer Fraud Act. Orbitz's complaint sought to rescind the amendments to the CRS Agreement and unspecified monetary damages. On

September 19, 2005, Worldspan removed Orbitz's state court case to federal court. On April 3, 2006, the case was remanded back to state court. On July 5, 2006, Orbitz filed an Amended Complaint against Worldspan, asserting 8 causes of action including Director Conflict of Interest, Fraudulent Inducement under the Illinois Consumer Fraud Act, Common Law Fraud, Equitable Estoppel, two Breach of Contract counts, and Declaratory Relief. In the Amended Complaint, Orbitz seeks rescission of the contract, unspecified monetary damages and costs, and a Declaratory Judgment. On August 14, 2006, Worldspan filed a motion to dismiss 4 of Orbitz's claims in the Amended Complaint (consumer fraud, fraud, director conflict and equitable estoppel). The parties have briefed the issues raised by Worldspan's motion, but the case has been stayed by agreement of the parties.

        Worldspan sued Orbitz in federal court in Chicago in September 2005. The complaint alleged breach of contract and the violation of the federal Computer Fraud and Abuse Act. Worldspan alleged that Orbitz violated the parties' CRS Agreement by using certain Worldspan data to support Orbitz's Supplier Link product, and by using the services of non-Worldspan CRS's to support Supplier Link bookings. Additionally, Worldspan alleged that Orbitz's shopping provider, ITA, is a CRS and that the use of ITA's non-CRS related services breached the CRS Agreement. Worldspan's Computer Fraud and Abuse Act claim related to Orbitz's alleged impermissible use of Worldspan's system for use or support of Supplier Link bookings. The complaint sought in excess of $50 million as damages. On April 19, 2006, Worldspan's federal complaint was dismissed in its entirety. Worldspan appealed the order, and filed its opening brief in support of the appeal with the Seventh Circuit on November 6, 2006. The appeal has been stayed by agreement of the parties, and no hearing or ruling date has been set.

        Worldspan filed a separate Illinois state court case against Orbitz on April 24, 2006. In that complaint, Worldspan alleged the same state law claims as its dismissed federal suit. Worldspan filed an amended complaint on October 16, 2006 adding a claim under the Georgia Computer Systems Protection Act and contract claims alleging failure by Orbitz to mediate certain issues and breach of the covenant of good faith and fair dealing. On November 17, 2006, Orbitz filed a motion to dismiss Worldspan's complaint, and the parties have briefed the issues. This case has been stayed by the agreement of the parties.

        The Company and certain of its online travel businesses are parties to litigation brought by consumers and municipalities and other governmental entities involving hotel occupancy taxes. The Company believes that the claims in such litigation lack merit and will continue to defend vigorously against them.

        The Company believes that it has adequately accrued for such matters as appropriate or, for matters not requiring accrual, believes that they will not have a material adverse effect on its results of operations, financial position or cash flows based on information currently available. However, litigation is inherently unpredictable and, although the Company believes that its accruals are adequate and/or that it has valid defenses in these matters based upon advice of counsel, unfavorable resolutions could occur. As such, an adverse outcome from such unresolved proceedings for which claims are awarded in excess of the amounts accrued for could be material to the Company with respect to earnings or cash flows in any given reporting period. However, the Company does not believe that the impact of such unresolved litigation would result in a material liability to the Company in relation to its financial position or liquidity.

Guarantees/Indemnifications

Standard Guarantees/Indemnifications

        In the ordinary course of business, the Company enters into numerous agreements that contain standard guarantees and indemnities whereby the Company indemnifies another party for breaches of representations and warranties. In addition, many of these parties are also indemnified against any third party claim resulting from the transaction that is contemplated in the underlying agreement. Such guarantees or indemnifications are granted under various agreements, including those governing (i) purchases, sales or outsourcing of assets or businesses, (ii) leases of real estate, (iii) licensing of trademarks, (iv) use of derivatives and (v) issuances of debt securities. The guarantees or indemnifications issued are for the benefit of the (i) buyers in sale agreements and sellers in purchase agreements, (ii) landlords in lease contracts, (iii) financial institutions in derivative contracts and (iv) underwriters in debt security issuances. While some of these guarantees extend only for the duration of the underlying agreement, many survive the expiration of the term of the agreement or extend into perpetuity (unless subject to a legal statute of limitations). There are no specific limitations on the maximum potential amount of future payments that the Company could be required to make under these guarantees, nor is the Company able to develop an estimate of the maximum potential amount of future payments to be made under these guarantees as the triggering events are not subject to predictability and there is little or no history of claims against the Company under such arrangements. With respect to certain of the aforementioned guarantees, such as indemnifications of landlords against third party claims for the use of real estate property leased by the Company, the Company maintains insurance coverage that mitigates any potential payments to be made.

        Contractual Obligations to Indemnify AvisBudget for Certain Taxes Relating to the Separation from AvisBudget.

        The Company's separation from AvisBudget involved a restructuring of the Travelport business whereby certain former foreign subsidiaries were separated independent of the Company's separation from Avis Budget. It is possible that the independent separation of these foreign subsidiaries could give rise to an increased tax liability for Avis Budget that would not have existed had these foreign subsidiaries been separated with the Company. In order to induce Avis Budget to approve the separation structure, the Company agreed to indemnify AvisBudget for any increase in AvisBudget's tax liability resulting from the structure. The Company is not able to predict the amount of such tax liability, if any. To the extent that the Company's obligation to indemnify Avis Budget subjects the Company to additional costs, such costs would be treated as adjustment to the purchase price, increasing tax-deductible goodwill, and could significantly and negatively affect the Company's financial condition.

17.    Equity

Description of Capital Stock

        The Company has authorized share capital of US $12,000 and has issued 12,000 shares, with a par value of $1 per share. Subject to any resolution of the members of the Company to the contrary (and without prejudice to any special rights conferred thereby on the holders of any other shares or class of shares), the share capital of the Company is divided into shares of a single class the holders of which, subject to the provisions of the bylaws, are (i) entitled to one vote per share; (ii) entitled to such dividends as the Board may from time to time declare; (iii) in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganization or otherwise or upon any distribution of capital, entitled to the surplus assets of the Company; and (iv) generally entitled to enjoy all of the rights attaching to shares.

        The Board may, subject to the bylaws and in accordance with the Companies Act of 1981, as amended from time to time, declare a dividend to be paid to the members, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets. No unpaid dividend shall bear interest as against the Company.

        The Board may fix any date as the record date for determining the members entitled to receive any dividend. The Company may pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others. The Board may declare and make such other distributions (in cash or in specie) to the members as may be lawfully made out of the assets of the Company. No unpaid distribution shall bear interest as against the Company.

Accumulated other comprehensive income

        Accumulated other comprehensive income, net of tax, consisted of:

	Currency Translation Adjustments	Unrealized Gains on Available for Sale Securities	Unrealized Gains (Losses) on Cash Flow Hedges	Minimum Pension Liability Adjustment	Accumulated Other Comprehensive Income
Predecessor
Balance, January 1, 2004	$41	$—	$—	$(10)	$31
Activity during period	13	—	(1)	(6)	6

Balance, December 31, 2004	54	—	(1)	(16)	37
Activity during period	(124)	—	2	(8)	(130)

Balance, December 31, 2005	(70)	—	1	(24)	(93)
Activity during period	135	6	(1)	—	140

Balance, August 22, 2006	$65	$6	$—	$(24)	$47

Company
Activity during period	20	—	(9)	—	11

Balance, December 31, 2006	$20	$—	$(9)	$—	$11

18.    Equity-Based Compensation

        The Company introduced an equity based long term incentive program in 2006 for the purpose of retaining certain key employees. Under this program, key employees were granted restricted equity units and interests in the partnership that owns 100% of the Company. The Company's board of directors approved the grant of up to 100 million restricted equity units. The equity awards issued consist of four classes of partnership interest. The Class A-2 equity units vest at a pro-rata rate of 6.25% on a quarterly basis and become fully vested in May 2010. The Class B partnership interests vest annually over a four-year period beginning in August 2007. The Class C and D awards vest upon the occurrence of a liquidity event subject to certain other performance criteria. None of the awards require the payment of an exercise price by the recipient.

        The activity of the Company's equity award program is presented below:

Partnership Interest
Restricted Equity Units Class A-2
			Class B		Class C		Class D
	Number of Shares	Weighted Average Grant Date Fair Value	Number of Shares	Weighted Average Grant Date Fair Value	Number of Shares	Weighted Average Grant Date Fair Value	Number of Shares	Weighted Average Grant Date Fair Value
Balance at July 13, 2006	—	—	—	—	—	—	—	—
Granted at fair market value	36,372,213	$1.00	11,278,539	$0.49	11,278,539	$0.43	11,278,539	$0.38
Exercised	—	—	—	—	—	—	—	—
Forfeited	—	—	—	—	—	—	—	—

Balance at December 31, 2006	36,372,213	$1.00	11,278,539	$0.49	11,278,539	$0.43	11,278,539	$0.38

        The fair values of these equity awards are estimated on the dates of grant using a Monte-Carlo valuation model with the following weighted average assumptions:

Dividend yield	—
Expected volatility	40.00%
Risk-free interest rate	4.73%
Expected holding period (years)	6.6 years

        The total estimated fair value of all awards granted was $51 million. As of December 31, 2006, 4.2 million Class A-2 restricted equity units were vested, and no partnership interests were vested. The Company expensed the restricted equity units and the Class B partnership interests over their vesting period based upon the fair value of the awards on the date of grant. During the period July 13, 2006 (Formation Date) through December 31, 2006, the Company recognized $6.1 million in compensation expense related to the restricted equity units and the Class B partnership interests, none of which is expected to provide a tax benefit. The Company did not record any compensation expense for the Class C and Class D Partnership Interest as it was determined that it is not probable that these awards will vest due to the contingent performance criteria.

AvisBudget Stock-Based Compensation Plans

Stock Options

        Stock options granted by AvisBudget to its employees generally have a ten-year term, and those granted prior to 2004 vested ratably over periods ranging from two to five years. In 2004, AvisBudget adopted performance and time vesting criteria for stock option grants. The predetermined performance criteria determine the number of options that will ultimately vest and are based on the growth of AvisBudget's earnings and cash flows over the vesting period of the respective award. The number of options that vested range from 0% to 200% of the base award. Vesting occurred over a four-year period, but did not exceed 25% of the base award in each of the three years following the grant date. All unvested stock options vested 30 days subsequent to the separation of Realogy Corporation and Wyndham Worldwide Corporation from AvisBudget. AvisBudget's policy was to grant options with exercise prices at then-current fair market value.

        The annual activity of AvisBudget's common stock option plans related to the Predecessor's employees consisted of:

			Year Ended
	Period January 1, 2006 through August 22, 2006
			2005		2004
	Number of Options	Weighted Average Exercise Price	Number of Options	Weighted Average Exercise Price	Number of Options	Weighted Average Exercise Price
Balance at beginning of period	6,132,529	$15.87	7,366,449	$16.29	8,935,858	$15.43
Granted at fair market value(a)	—	—	134,480	20.03	1,650,889	18.18
Transfers(b)	1,462,169	19.09
Granted in connection with PHH spin-off(c)	—	—	305,706	*	—	—
Exercised	(343,309)	11.19	(1,192,216)	13.83	(2,621,185)	14.58
Forfeited/canceled	(421,543)	20.18	(481,890)	18.43	(599,113)	16.11
Vested/converted as a result of separation	(6,829,846)	16.53

Balance at end of period	—		6,132,529	$15.87	7,366,449	$16.29

(*)
Not meaningful.

(a)
In 2005 and 2004, the stated value reflects the maximum number of options assuming achievement of all performance and time vesting criteria.

(b)
Represents the number of stock option award to AvisBudget employees that became Travelport employees. The number of stock options transferred is equal to the total grants to these employees since the respective plan inception date.

(c)
As a result of the January 2005 distribution of PHH Corporation by AvisBudget, the closing price of AvisBudget common stock was adjusted downward by $1.10 on January 31, 2005. Additionally, AvisBudget granted incremental options to achieve a balance of 1.04249 options outstanding subsequent to the spin-off for each option outstanding prior to the spin-off. The exercise price of each option was also adjusted downward by a proportionate value.

        The weighted-average grant-date fair value of AvisBudget common stock options granted in the normal course of business during 2005 and 2004 was $5.89 and $6.90, respectively. The fair values of these stock options are estimated on the dates of grant using the Black-Scholes option-pricing model with the following weighted average assumptions for AvisBudget common stock options granted in 2005 and 2004:

	2005	2004
Dividend yield	1.7%	1.5%
Expected volatility	30.0%	30.0%
Risk-free interest rate	3.8%	4.0%
Expected holding period (years)	5.5	5.5

Restricted Stock Units

        RSUs granted by AvisBudget entitled the Predecessor employees to receive one share of AvisBudget common stock upon vesting. RSUs granted in 2003 vested ratably over a four-year term. Subsequently, AvisBudget adopted performance and time vesting criteria for RSU grants. The predetermined performance criteria determined the number of RSUs that will ultimately vest and were based on the growth of AvisBudget's earnings and cash flows over the vesting period of the respective award. The number of RSUs that vested ranged from 0% to 200% of the base award. Vesting occurred over a four year period, but did not exceed 25% of the base award in each of the three years following the grant date. Upon the separation of Realogy and Wyndham, approximately 50% of the unvested RSUs outstanding at December 31, 2005 were cancelled and the remaining 50% vested thirty days following such separation.

        The annual activity related to AvisBudget's RSU plan for the Predecessor's employees consisted of:

	January 1, 2006 through August 22, 2006		Year Ended
			2005		2004
		Weighted Average Grant Price
	Number of RSUs		Number of RSUs	Weighted Average Grant Price	Number of RSUs	Weighted Average Grant Price
Balance at beginning of period	5,466,924	$21.24	2,007,022	$22.96	425,373	$14.31
Granted at fair market value(a)	—	—	4,200,418	20.82	1,805,401	24.24
Transfers(b)	582,953	20.52	—	—	—	—
Granted in connection with PHH spin-off(c)	—	—	99,314	*	—	—
Vested/exercised	(39,981)	16.21	(256,938)	19.29	(104,800)	14.31
Forfeited/canceled	(2,876,820)	21.23	(582,892)	21.34	(118,952)	19.15
Vested/converted as a result of Separation	(3,133,076)	21.18	—	—	—

Balance at end of period	—		5,466,924	$21.24	2,007,022	$22.96

(*)
Not meaningful.

(a)
In 2005 and 2004, reflects the maximum number of RSUs assuming achievement of all performance and time vesting criteria.

(b)
As a result of the January 2005 spin-off of PHH Corporation by AvisBudget, the closing price of AvisBudget common stock was adjusted downward by $1.10 on January 31, 2005. In order to provide an equitable adjustment to holders of its RSUs, AvisBudget granted incremental RSUs to achieve a balance of 1.0477 RSUs outstanding subsequent to the spin-off for each RSU outstanding prior to the spin-off.

Equity-Based Compensation Expense Allocated to the Company

        During the period January 1, 2006 through August 22, 2006 and the years ended December 31, 2005 and 2004, AvisBudget allocated pre-tax equity-based compensation expense of $38 million, $15 million and $3 million, respectively, to the Predecessor. Such compensation expense relates only to the options and RSUs that were granted by AvisBudget to the Company's employees subsequent to January 1, 2003. The allocation was based on the estimated number of options and RSUs AvisBudget believed it would ultimately provide and the underlying vesting period of the award. As AvisBudget measured its stock-based compensation expense using the intrinsic value method during the periods prior to January 1, 2003, AvisBudget did not recognize compensation expense upon the issuance of equity awards to its employees. Therefore, the Predecessor was not allocated compensation expense for options that were granted by AvisBudget to the Predecessor employees prior to January 1, 2003 (there were no RSUs granted prior to January 1, 2003). See Note 2—Summary of Significant Accounting Policies for more information regarding the accounting policy for stock-based compensation.

        Presented below is the effect on net income for 2004 had compensation expense been recognized by AvisBudget and allocated to the Company for options that were granted prior to January 1, 2003:

Year Ended December 31, 2004
Reported net income	$253
Add back: Stock-based employee compensation expense included in reported net income, net of tax	2
Less: Total stock-based employee compensation expense determined under fair value based method for all awards, net of tax	(2)

Pro forma net income	$253

        As of January 1, 2005, there were no outstanding awards for which stock-based compensation expense is not reflected within reported net income; accordingly, pro forma information is not presented subsequent to December 31, 2004.

19.    Employee Benefit Plans

Defined Contribution Savings Plans

        The Company sponsors a defined contribution savings plan that provides certain eligible employees of the Company an opportunity to accumulate funds for retirement. The Company matches the contributions of participating employees on the basis specified by the plan. The Company's cost for contributions to this plan was $5 million, $6 million, $6 million and $6 million for period July 13, 2006 (Formation Date) through December 31, 2006, the period January 1, 2006 through August 22, 2006, the and for the years ended, 2005 and 2004, respectively.

Defined Benefit Pension, Postretirement and Other Plans

        The Company sponsors domestic non-contributory defined benefit pension plans, which cover certain eligible employees. The majority of the employees participating in these plans are no longer accruing benefits. Additionally, the Company sponsors contributory defined benefit pension plans in certain foreign subsidiaries with participation in the plans at the employee's option. Under both the domestic and foreign plans, benefits are based on an employee's years of credited service and a percentage of final average compensation, or as otherwise described by the plan. As of December 31, 2006 and 2005, the aggregate accumulated benefit obligation of these plans was $337 million and $306 million, respectively. Substantially all of the defined benefit pension plans maintained by the Company had accumulated benefit obligations that exceeded the fair value of the assets of such plans at December 31, 2006 and 2005. The Company's policy is to contribute amounts sufficient to meet minimum funding requirements as set forth in employee benefit and tax laws, plus such additional amounts the Company determines to be appropriate. The Company also maintains post-retirement health and welfare plans for eligible employees of certain domestic subsidiaries.

        The Company uses a December 31 measurement date for its defined benefit pension and postretirement benefit plans. For such plans, the following tables provide a statement of funded status as of December 31, 2006 and 2005, and summaries of the changes in the benefit obligation and fair value of assets for the years then ended:

	Defined Benefit Pension Plans			Postretirement Benefit Plan
	Company	Predecessor		Company	Predecessor
	Period July 13, 2006 (Formation Date) through December 31, 2006	Period January 1, 2006 through August 22, 2006	Year Ended 2005	Period July 13, 2006 (Formation Date) through December 31, 2006	Period January 1, 2006 through August 22, 2006	Year Ended 2005
Benefit obligation, beginning of year	$331	$306	$296	$12	$13	$15
Service cost	—	—	1	—	—	—
Interest cost	5	8	13	—	—	1
Actuarial loss	2	14	16	—	—	(1)
Net benefits paid	(3)	(6)	(8)	—	(1)	(2)
Currency translation adjustment and other	2	9	(12)	—	—	—

Benefit obligation, end of period	$337	$331	$306	$12	$12	$13

Fair value of plan assets, beginning of period	$260	$224	$219	$—	$—	$—
Return on plan assets	17	22	14	—	—	—
Employer contribution	7	7	10	—	—	1
Net benefits paid	(3)	(6)	(8)	—	—	(1)
Currency translation adjustment and other	4	13	(11)	—	—	—

Fair value of plan assets, end of period	$285	$260	$224	$—	$—	$—

Funded status	$(52)	$(71)	$(82)	$(12)	$(12)	$(13)
Unrecognized actuarial loss	(8)	29	40	—	—	3

Net amount recognized	$(60)	$(42)	$(42)	$(12)	$(12)	$(10)

        The following table provides the components of net periodic benefit cost for the periods July 13, 2006 (Formation Date) through December 31, 2006, the period January 1, 2006 to December 31, 2006 and the years 2005 and 2004:

	Defined Benefit Pension Plans				Postretirement Benefit Plan
	Company	Predecessor			Company	Predecessor
	July 13, 2006 (Formation Date) through December 31, 2006	January 1, 2006 through August 22, 2006	2005	2004	July 13, 2006 (Formation Date) through December 31, 2006	January 1, 2006 through August 22, 2006	2005	2004
Service cost	$—	$—	$1	$1	$—	$—	$—	$—
Interest cost	5	8	13	13	—	—	1	1
Expected return on plan assets	(5)	(8)	(12)	(12)	—	—	—	—
Amortization of prior service cost	—	—	—	—	—	—	—	(41)
Recognized net actuarial loss	—	2	1	—	—	—	—	—

Net periodic benefit cost	$—	$2	$3	$2	$—	$—	$1	$(40)

        During 2004 the activity in the Postretirement Benefit Plan reflects a gain of $38 million relating to a plan amendment adopted in 2003, whereby coverage for all retirees over age 65 and for certain employees under the age of 50 was eliminated and the participant premiums were increased.

        The Company's defined benefit pension and postretirement benefit plans utilize a discount rate of 5.2% and 5.5% for 2006 and 2005, respectively. The Company's defined benefit pension plans utilize an expected long-term rate of return on plan assets of 8.25% for 2006 and 2005. Such rate is based on long-term capital markets forecasts and risk premiums for respective asset classes, expected asset allocations, expected inflation and other factors. The Company's health and welfare benefit plans use an assumed health care cost trend rate of 9% for 2006, declining 1% for each succeeding year through 2010. The effect of a one-percentage point change in the assumed health care cost trend would not have a material impact on the net periodic benefit costs or the accumulated benefit obligations of the Company's health and welfare plans.

        The Company seeks to produce a return on investment for the plans which is based on levels of liquidity and investment risk that are prudent and reasonable, given prevailing market conditions. The assets of the plans are managed in the long-term interests of the participants and beneficiaries of the plans. The Company manages this allocation strategy with the assistance of independent diversified professional investment management organizations

        The allocation of assets for the Benefit Plans as of December 31, 2006 and 2005 follows:

	Defined Benefit Pension Plans
	2006	2005
Equity securities	67%	65%
Fixed income securities (including cash)	24%	27%
Alternative investments	9%	8%

Total	100%	100%

        The Company's contributions to its defined benefit pension and postretirement benefit plans are estimated to aggregate $20 million in 2007.

        The Company estimates its defined benefit pension and other postretirement benefit plans will pay benefits to participants as follows:

	Defined Benefit Pension Plans	Postretirement Benefit Plan
Fiscal year ending December 31:
2007	$9	$2
2008	9	2
2009	10	2
2010	10	2
2011	10	2
Five fiscal years thereafter	61	4

	$109	$14

20.    Segment Information

        The reportable segments presented below represent the Company's operating segments for which separate financial information is available and which is utilized on a regular basis by its chief operating decision maker to assess performance and to allocate resources. The Company evaluates the performance of its segments based on segment EBITDA, which is defined as net revenue minus cost of revenue, sales and marketing expenses, other overhead charges directly attributable to the segment and impairment of intangible assets. Certain expenses which are managed outside of the segments are excluded from the results of the segments. These consist primarily of corporate and unallocated expenses, other income and expense items, and other non-recurring charges such as restructuring and related activities. Corporate and unallocated expenses consist primarily of indirect expenses, including corporate administrative services that are separately managed. Gains and losses associated with sale of businesses and investments are excluded from segment performance.

        On an overall basis, management evaluates the performance of the Company based upon net revenue and "EBITDA", which is defined as net income from continuing operations before interest, income taxes, depreciation and amortization, each of which is presented on the Company's Statements of Operations. The Company's presentation of EBITDA may not be comparable to similarly-titled measures used by other companies.

		Predecessor
			Year Ended December 31,
	July 13, 2006 (Formation Date) through December 31, 2006
		January 1, 2006 through August 22, 2006
			2005	2004
Business to Business
Net revenue	$604	$1,199	$1,740	$1,546
Segment EBITDA	112	(1,734)	479	503
Business to Consumer
Net revenue	255	543	703	181
Segment EBITDA	14	(277)	(303)	(22)
Other
Net revenue(a)	—	—	—	55
EBITDA(b)	(43)	(111)	(63)	(12)
Intersegment eliminations(c)
Net revenue	(20)	(31)	(32)	(24)
Combined Totals
Revenue	839	1,711	2,411	1,758
EBITDA	$83	$(2,122)	$113	$469

  (a)
  Includes net revenue of the Membership Travel Business of $55 million for 2004. These businesses were transferred to AvisBudget Group, Inc. effective January 1, 2005.

  (b)
  Other includes the following:

		Predecessor
			Year Ended December 31,
	July 13, 2006 (Formation Date) through December 31, 2006
		January 1, 2006 through August 22, 2006
			2005	2004
Corporate and unallocated expenses	$(21)	$(26)	$(39)	$(24)
Restructuring and related activities	(3)	(18)	(22)	—
Gain (loss) on foreign currency	(5)	1	(5)	3
Separation costs	(13)	(74)	—	—
Membership Travel activity	—	—	—	9
Other income (expense)	(1)	6	3	—

Total	$(43)	$(111)	$(63)	$(12)

  (c)
  Consists primarily of eliminations related to the inducements paid by B2B to B2C.

        Provided below is a reconciliation of EBITDA to income before taxes:

		Predecessor
			Year Ended December 31,
	July 13, 2006 (Formation Date) through December 31, 2006
		January 1, 2006 through August 22, 2006	2005	2004
EBITDA	$83	$(2,122)	$113	$469
Interest expense, net	(151)	(39)	(27)	(6)
Depreciation and amortization	(78)	(125)	(204)	(124)

Income (loss) from continuing operations before income taxes	$(146)	$(2,286)	$(118)	$339

        Provided below is a reconciliation of segment assets to total assets.

		Predecessor
	As of December 31, 2006	As of December 31, 2005
Business to business	$3,885	$4,610
Business to consumer	2,043	2,494
Corporate and other	202	918

Total assets	$6,130	$8,022

        The geographic segment information provided below is classified based on geographic location of the Company's subsidiaries:

	United States	United Kingdom	All Other Countries	Total
Net Revenue
Company
July 13, 2006 (Formation Date) through December 31, 2006	$379	$66	$394	$839
Predecessor
January 1, 2006 through August 22, 2006	721	206	784	1,711
2005	1,071	245	1,095	2,411
2004	752	95	911	1,758

        Net revenue by country is determined by the domicile of the legal entity receiving the revenue for consumer revenue and the location code for segment booking revenue for distribution revenue.

21.    Guarantor and Non-Guarantor Condensed Financial Statements

        The following condensed financial information presents the Company's Consolidating Condensed Balance Sheet as of December 31, 2006 and the Consolidating Condensed Statement of Operations and Statement of Cash Flows for the period July 13, 2006 (Formation Date) through December 31, 2006 and the Predecessor's Combining Condensed Balance Sheet as of December 31, 2005 and the Combining Condensed Statements of Operations and Cash Flows for the periods January 1, 2006 through August 22, 2006 and the years ended December 31, 2005 and 2004 for: (a) Travelport Limited ("the Parent Guarantor"); (b) TDS Investor (Luxembourg) S.à.r.l ("the Intermediate Parent Guarantor"), (c) Travelport LLC (formerly known as Travelport Inc.). ("the Issuer"), (d) the guarantor subsidiaries; (e) the non-guarantor subsidiaries; (f) elimination and adjusting entries necessary to combine the Parent, Intermediate Parent Guarantor with the guarantor and non-guarantor subsidiaries; and (e) the Company and Predecessor on a Consolidated and Combined basis, respectively.

TRAVELPORT LIMITED
CONSOLIDATING CONDENSED STATEMENT OF OPERATIONS
As of December 31, 2006

	Parent Guarantor	Intermediate Parent Guarantor	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Net revenue	$—	$—	$—	$414	$425	$—	$839

Cost and expenses
Cost of revenue	—	—	—	71	307	—	378
Selling, general and administrative	—	—	—	219	128	—	347
Separation and restructuring charges	—	—	—	15	1	—	16
Depreciation and amortization	—	—	—	45	33	—	78
Impairment of intangible assets	—	—	—	14	—	—	14

Total operating expenses	—	—	—	364	469	—	833

Operating income	—	—	—	50	(44)	—	6
Interest expense	—	—	(139)	(10)	(2)	—	(151)
Other income (expense)	—	—	—	—	(1)	—	(1)
Equity in earnings of subsidiaries	(144)	(88)	51	—	—	181	—

Income (loss) from continuing operations before income taxes	(144)	(88)	(88)	40	(47)	181	(146)
Provision (benefit) for income taxes	—	—	—	(11)	15	—	4

Income (loss) from continuing operations, net of tax	(144)	(88)	(88)	51	(62)	181	(150)
Loss from discontinued operations	—	—	—	—	(2)	—	(2)
Gain on disposal of discontinued operations	—	—	—	—	8	—	8

Net income (loss)	$(144)	$(88)	$(88)	$51	$(56)	$181	$(144)

TRAVELPORT LIMITED
CONSOLIDATING CONDENSED BALANCE SHEET
As of December 31, 2006

	Parent Guarantor	Intermediate Parent Guarantor	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Assets
Current assets:
Cash and cash equivalents	$—	$—	$—	$19	$78	$—	$97
Accounts receivable	—	—	—	78	376	—	454
Deferred income taxes	—	—	—	(2)	8	—	6
Other current assets	—	—	59	32	64	—	155

Total current assets	—	—	59	127	526	—	712
Investment in subsidiary/intercompany	775	(1,214)	2,327	—	—	(1,888)	—
Property and equipment, net	—	—	—	361	155	—	516
Goodwill	—	—	—	953	1,212	—	2,165
Trademarks and tradenames	—	—	—	538	169	—	707
Other intangible assets, net	—	—	—	954	680	—	1,634
Deferred income taxes	—	—	—	(27)	39	—	12
Other non-current assets	—	—	125	121	138	—	384

Total assets	$775	$(1,214)	$2,511	$3,027	$2,919	$(1,888)	$6,130

Liabilities and equity
Current liabilities:
Accounts payable	$—	$—	$—	$71	$237	$—	$308
Accrued expenses and other current liabilities	—	—	55	361	405	—	821
Current portion of long-term debt	—	—	22	1	1	—	24
Deferred income taxes	—	—	—	5	8	—	13

Total current liabilities	—	—	77	438	651	—	1,166
Long-term debt	—	—	3,622	1	—	—	3,623
Deferred income taxes	—	—	—	—	247	—	247
Acquired company tax sharing liability	—	—	—	125	—	—	125
Other non-current liabilities	—	—	26	136	32	—	194

Total liabilities			3,725	700	930		5,355
Total equity/intercompany	775	(1,214)	(1,214)	2,327	1,989	(1,888)	775

Total liabilities and equity	$775	$(1,214)	$2,511	$3,027	$2,919	$(1,888)	$6,130

TRAVELPORT LIMITED
CONSOLIDATING CONDENSED CASH FLOWS
For the Period July 13, 2006 (Formation Date) through December 31, 2006

	Parent Guarantor	Intermediate Parent Guarantor	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Operating activities of continuing operations
Net income (loss)	$(144)	$(88)	$(88)	$51	$(56)	$181	$(144)
Loss from discontinued operations	—	—	—	—	(6)	—	(6)

Income (loss) from continuing operations	(144)	(88)	(88)	51	(62)	181	(150)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	—	—	—	45	33	—	78
Impairment of intangible assets	—	—	—	14	—	—	14
Deferred income taxes	—	—	—	(6)	1	—	(5)
Provision for bad debts	—	—	—	—	2	—	2
Amortization of debt issuance costs	—	—	17	—	—	—	17
Unrealized losses on derivative instruments	—	—	11	—	—	—	11
Non-cash charges related to tax sharing liability	—	—	—	5	—	—	5
Non-cash Travelport equity grants	—	—	—	6	—	—	6
Equity in earnings of subsidiaries	144	88	(51)	—	—	(181)	—
Changes in assets and liabilities, net of effects from acquisitions and disposals
Accounts receivable	—	—	—	61	34	—	95
Other current assets	—	—	—	11	34	—	45
Accounts payable, accrued expenses and other current liabilities	—	—	(4)	(104)	—	—	(108)
Other	—	—	—	(2)	4		2

Net cash provided by (used in) operating activities of continuing operations	—	—	(115)	81	46	—	12

Investing activities of continuing operations
Property and equipment additions	—	—	—	(51)	(16)	—	(67)
Businesses acquired, net of cash acquired and acquisition-related payments	—	—	(2,059)	—	(2,051)	—	(4,110)
Loan to Worldspan	(125)	—	—	—	—	—	(125)
Net intercompany funding	(777)	—	(1,318)	—	2,095	—	—
Proceeds from asset sales	—	—	—	—	—	—	—
Other	—	—	—	(11)	2	—	(9)

Net cash provided by (used in) investing activities of continuing operations	(902)	—	(3,377)	(62)	30	—	(4,311)

Financing activities of continuing operations
Proceeds from borrowings	—	—	3,603	—	—	—	3,603
Principal payments on borrowings	—	—	(6)	(1,783)	—	—	(1,789)
Repayment from AvisBudget	—	—	—	1,783	—	—	1,783
Issuance of common stock	902	—	—	—	—	—	902
Debt issuance cost	—	—	(105)	—	—	—	(105)

(continued)

	Parent Guarantor	Intermediate Parent Guarantor	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Net cash provided by (used in) financing activities of continuing operations	902	—	3,492	—	—	—	4,394

Effect of changes in exchange rates on cash and cash equivalents	—	—		—	2	—	2

Net increase in cash and cash equivalents of continuing operations	—	—	—	19	78	—	97

Cash provided by (used in) discontinued operations
Operating activities	—	—	—	—	1	—	1
Investing activities	—	—	—	—	(1)	—	(1)
Financing activities	—	—	—	—	—	—	—
Effects of exchange rate changes	—	—	—	—	—	—	—
Cash and cash equivalents at beginning of period	—	—	—	—	—	—	—

Cash and cash equivalents at end of period	$—	$—	$—	$19	$78	$—	$97

        The following combining condensed financial information presents the Combining Condensed Balance Sheets as of December 31, 2005 and 2004 and the Combining Condensed Statements of Operations and Statements of Cash Flows as if the guarantor/non-guarantor subsidiary structure had been in place at the Predecessor for each of the two years in the period ended December 31, 2005 of: (a) Cendant Travel Distribution Service Group, Inc., ("the Parent"); (b) the guarantor subsidiaries; (c) the non-guarantor subsidiaries; (d) elimination and adjusting entries necessary to combine the Parent with the guarantor and non-guarantor subsidiaries; and (e) the Company on a combined basis. The condensed financial information of the Intermediate Parent Guarantor and the Issuer are not included for periods prior to August 22, 2006 as these entities did not have any operations prior to this date.

TRAVELPORT BUSINESSES OF AVISBUDGET CORPORATION (PREDECESSOR)
COMBINING CONDENSED STATEMENT OF OPERATIONS
For the Period January 1, 2006 through August 22, 2006

	Parent Guarantor	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Predecessor Combined
Net revenue	$—	$838	$914	$(41)	$1,711

Cost and expenses
Cost of revenue	—	297	423	(3)	717
Selling, general and administrative	—	381	311	(38)	654
Separation and restructuring charges	—	92	—	—	92
Depreciation and amortization	—	72	53	—	125
Other general income	—	(7)	—	—	(7)
Impairment of intangible assets	—	2,159	217	—	2,376

Total operating expenses	—	2,994	1,004	(41)	3,957

Operating loss	—	(2,156)	(90)	—	(2,246)
Interest expense, net	—	(26)	(13)	—	(39)
Other expense	—	(1)	—	—	(1)
Equity in earnings of subsidiaries	(2,183)	—	—	2,183	—

Loss from continuing operations before income taxes	(2,183)	(2,183)	(103)	2,183	(2,286)
Provision (benefit) for income taxes	—	(132)	17	—	(115)

Loss from continuing operations, net of tax	(2,183)	(2,051)	(120)	2,183	(2,171)
Loss from discontinued operations, net of tax	—	—	(6)	—	(6)
Loss on disposal of discontinued operations, net of tax	—	—	(6)	—	(6)

Net loss	$(2,183)	$(2,051)	$(132)	$2,183	$(2,183)

TRAVELPORT BUSINESSES OF AVISBUDGET CORPORATION (PREDECESSOR)

COMBINING CONDENSED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2005

	Parent Guarantor	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Predecessor Combined
Net revenue	$—	$1,154	$1,304	$(47)	$2,411

Cost and expenses
Cost of revenue	—	404	613	(11)	1,006
Selling, general and administrative	—	460	429	(38)	851
Restructuring charges	—	22	—	—	22
Depreciation and amortization	—	127	75	2	204
Impairment of intangible assets	—	121	301	—	422
Other general income	—	(1)	(3)	—	(4)

Total operating expenses	—	1,133	1,415	(47)	2,501

Operating income	—	21	(111)	—	(90)
Interest expense, net	—	(17)	(10)	—	(27)
Other income (expense)	—	—	(1)	—	(1)
Equity in earnings of subsidiaries	(49)		—	49	—

Income (loss) from continuing operations before income taxes	(49)	4	(122)	49	(118)
Provision (benefit) for income taxes	—	(66)	(9)	—	(75)

Income (loss) from continuing operations, net of tax	(49)	70	(113)	49	(43)
Loss from discontinued operations	—	—	(6)	—	(6)

Net income (loss)	$(49)	$70	$(119)	$49	$(49)

TRAVELPORT BUSINESSES OF AVISBUDGET CORPORATION (PREDECESSOR)

COMBINING CONDENSED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2004

	Parent Guarantor	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Predecessor Combined
Net revenue	$—	$832	$937	$(11)	$1,758

Cost and expenses
Cost of revenue	—	387	475	(11)	851
Selling, general and administrative	—	229	209	—	438
Depreciation and amortization	—	85	39	—	124

Total operating expenses	—	701	723	(11)	1,413

Operating income	—	131	214	—	345
Interest expense, net	—	15	(21)	—	(6)
Equity in earnings of subsidiaries	253	—	—	(253)	—

Income from continuing operations before income taxes	253	146	193	(253)	339
Provision for income taxes	—	63	22	—	85

Income from continuing operations, net of tax	253	83	171	(253)	254
Loss from discontinued operations	—	—	(1)	—	(1)

Net income	$253	$83	$170	$(253)	$253

TRAVELPORT BUSINESSES OF AVISBUDGET CORPORATION (PREDECESSOR)
COMBINING CONDENSED BALANCE SHEET
As of December 31, 2005

	Parent Guarantor	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Predecessor Combined
Assets
Current assets:
Cash and cash equivalents	$—	$13	$75	$—	$88
Accounts receivable	—	79	329	—	408
Due from AvisBudget	—	631	243	—	874
Deferred income taxes	—	8	36	—	44
Other current assets	—	43	61	—	104
Assets of discontinued operations	—	—	37	—	37

Total current assets	—	774	781	—	1,555
Investment in subsidiary	6,190	—	—	(6,190)	—
Property and equipment, net	—	354	146	—	500
Goodwill	—	2,567	1,476	—	4,043
Trademarks and tradenames	—	286	205	—	491
Other intangible assets, net	—	87	581	—	668
Deferred income taxes	—	62	622	—	684
Other non-current assets	—	40	41	—	81

Total assets	$6,190	$4,170	$3,852	$(6,190)	$8,022

Liabilities and equity
Current liabilities:
Accounts payable	$—	$62	$156	$—	$218
Accrued expenses and other current liabilities	—	270	422	—	692
Current portion of long-term debt	—	5	—	—	5
Deferred income taxes	—	—	3	—	3
Liabilities of discontinued operations	—	—	42	—	42

Total current liabilities	—	337	623	—	960
Long-term debt	—	—	352	—	352
Deferred income taxes	—	156	38	—	194
Acquired company tax sharing liability	—	133	—	—	133
Other non-current liabilities	—	201	(8)	—	193

Total liabilities	—	827	1,005	—	1,832
Total equity	6,190	3,343	2,847	(6,190)	6,190

Total liabilities and equity	$6,190	$4,170	$3,852	$(6,190)	$8,022

TRAVELPORT BUSINESSES OF AVISBUDGET CORPORATION (PREDECESSOR)
COMBINING CONDENSED CASH FLOWS
For the Period January 1, 2006 through August 22, 2006

	Parent Guarantor	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Elimination	Predecessor Combined
Operating activities
Net loss	$(2,183)	$(2,051)	$(132)	$2,183	$(2,183)
Loss from discontinued operations	—	—	12	—	12

Loss from continuing operations	(2,183)	(2,051)	(120)	2,183	(2,171)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	—	72	53	—	125
Impairment of intangible assets	—	2,157	219	—	2,376
Deferred income taxes	—	(88)	(23)	—	(111)
Provision for bad debts	—	—	9	—	9
Gain on sale of property	—	—	(9)	—	(9)
Non-cash charges related to tax sharing liability	—	14	—	—	14
Equity in earnings of subsidiaries	2,183	—	—	(2,183)	—
Changes in assets and liabilities, net of effects from acquisitions and disposals
Accounts receivable	—	(111)	23	—	(88)
Other current assets	—	(7)	15	—	8
Accounts payable, accrued expenses and other current liabilities	—	124	26		150
Other	—	28	(58)	—	(30)

Net cash provided by operating activities of continuing operations	—	138	135	—	273

Investing activities
Property and equipment additions	—	(76)	(26)	—	(102)
Net assets acquired, net of cash acquired and acquisition-related payments	—	—	(20)	—	(20)
Net intercompany funding to AvisBudget	—	(38)	237	—	199
Proceeds from asset sales	—	—	10	—	10
(Increase) decrease in restricted cash	—	—	(5)	—	(5)

Net cash provided by (used in) investing activities of continuing operations	—	(114)	196	—	82

Financing activities
Proceeds from borrowings	—	1,900	—	—	1,900
Principal payments on borrowings	—	(117)	(350)	—	(467)
Advances to Avis Budget	—	(1,783)	—	—	(1,783)
Payment for settlement of tax sharing liability	—	(32)	—	—	(32)

Net cash provided by (used in) financing activities of continuing operations	—	(32)	(350)	—	(382)

Effect of changes in exchange rates on cash and cash equivalents	—	—	8	—	8

Net decrease in cash and cash equivalents of continuing operations	—	(8)	(11)	—	(19)

Cash provided by (used in) discontinued operations
Operating activities	—	—	(10)	—	(10)
Investing activities	—	—	5	—	5
Financing activities	—	—	—	—	—
Effects of exchange rate changes	—	—	—	—	—

	—	—	(5)	—	(5)
Cash and cash equivalents at beginning of period	—	13	80	—	93

Cash and cash equivalents at end of period	$—	$5	$64	$—	$69

TRAVELPORT BUSINESSES OF AVISBUDGET CORPORATION (PREDECESSOR)
COMBINING CONDENSED CASH FLOWS
For the Year Ended December 31, 2005

	Parent Guarantor	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Predecessor Combined
Operating activities of continuing operations
Net income (loss)	$(49)	$70	$(119)	$49	$(49)
Loss from discontinued operations	—	—	6	—	6

Income (loss) from continuing operations	(49)	70	(113)	49	(43)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	—	127	77	—	204
Impairment of intangible assets	—	121	301	—	422
Deferred income taxes	—	(7)	(48)	—	(55)
Provision for bad debts	—	(7)	(3)	—	(10)
Gain on sale of property	—	—	(1)	—	(1)
Equity in earnings of subsidiaries	49	—	—	(49)	—
Non-cash charges related to tax sharing liability	—	16	—	—	16
Changes in assets and liabilities, net of effects from acquisitions and disposals
Accounts receivable	—	(5)	(15)	—	(20)
Other current assets	—	3	(2)	—	1
Accounts payable, accrued expenses and other current liabilities	—	13	3	—	16
Other	—	(13)	35	—	22

Net cash provided by operating activities of continuing operations	—	318	234	—	552

Investing activities of continuing operations
Property and equipment additions	—	(103)	(49)	—	(152)
Net assets acquired, net of cash acquired and acquisition-related payments	—	4	(1,507)	—	(1,503)
Net intercompany funding to AvisBudget	—	(168)	(314)	—	(482)
Proceeds from asset sales	—	1	9	—	10
(Increase) decrease in restricted cash	—	10	(6)	—	4

Net cash used in investing activities of continuing operations	—	(256)	(1,867)	—	(2,123)

Financing activities of continuing operations
Proceeds from borrowings	—	—	350	—	350
Principal payments on borrowings	—	(2)	(48)	—	(50)
Capital contributions from AvisBudget	—	—	1,703	—	1,703
Dividends paid to AvisBudget	—	(45)	(305)	—	(350)

Net cash provided by (used in) financing activities of continuing operations	—	(47)	1,700	—	1,653

Effect of changes in exchange rates on cash and cash equivalents	—	—	(36)	—	(36)

Net increase in cash and cash equivalents of continuing operations	—	15	31	—	46

Cash provided by (used in) discontinued operations
Operating activities	—	—	(5)	—	(5)
Investing activities	—	—	5	—	5
Financing activities	—	—	—	—	—
Effects of exchange rate changes	—	—	(2)	—	(2)

	—	—	(2)	—	(2)
Cash and cash equivalents at beginning of year	—	(2)	51	—	49

Cash and cash equivalents at end of year	—	13	80	—	93
Less cash of discontiued operations	—	—	(5)	—	(5)

Cash and cash equivalents of conntinuing operations	$—	$13	$75	$—	$88

TRAVELPORT BUSINESSES OF AVISBUDGET CORPORATION (PREDECESSOR)
COMBINING CONDENSED CASH FLOWS
For the Year Ended December 31, 2004

	Parent Guarantor	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Predecessor Combined
Operating activities of continuing operations
Net income	$253	$83	$170	$(253)	$253
Loss from discontinued operations	—	—	1	—	1

Income from continuing operations	253	83	171	(253)	254
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	—	85	39	—	124
Deferred income taxes	—	72	6		78
Provision for bad debts	—	10	6	—	16
Equity in earnings of subsidiaries	(253)	—	—	253	—
Changes in assets and liabilities, net of effects from acquisitions and disposals
Accounts receivable	—	(2)	(2)	—	(4)
Other current assets	—	1	(10)	—	(9)
Accounts payable, accrued expenses and other current liabilities		(9)	5		(4)
Other	—	(60)	(14)	—	(74)

Net cash provided by operating activities of continuing operations	—	180	201	—	381

Investing activities of continuing operations
Property and equipment additions	—	(84)	(19)	—	(103)
Net assets acquired, net of cash acquired and acquisition-related payments	—	(1,101)	(62)	—	(1,163)
Net intercompany funding to AvisBudget	—	945	(1,329)	—	(384)
Proceeds from asset sales	—	66	5	—	71
Decrease in restricted cash	—	4	—	—	4

Net cash used in investing activities of continuing operations	—	(170)	(1,405)	—	(1,575)

Financing activities of continuing operations
Proceeds from borrowings	—	(6)	6	—	—
Principal payments on borrowings	—	—	(14)		(14)
Capital contributions from AvisBudget	—	—	1,227	—	1,227

Net cash provided by (used in) financing activities of continuing operations	—	(6)	1,219	—	1,213

Net increase in cash and cash equivalents of continuing operations	—	4	15	—	19

Cash provided by (used in) discontinued operations
Operating activities	—	—	1	—	1
Investing activities	—	—	(11)	—	(11)
Financing activities	—	—	—	—	—
Effects of exchange rate changes	—	—	—	—	—

	—	—	(10)	—	(10)
Cash and cash equivalents at beginning of year	—	(6)	46	—	40

Cash and cash equivalents at end of year	—	(2)	51	—	49
Less cash of discontinued operations	—	—	(7)	—	(7)

Cash and cash equivalents of continuing operations	$—	$(2)	$44	$—	$42

22.    Related Party Transactions

Capital Transactions with AvisBudget

        In 2005 the Company received a $1,703 million capital contribution from AvisBudget primarily in connection with the acquisitions of Gullivers and ebookers and paid a $350 million dividend to AvisBudget in connection with the repatriation of foreign earnings (See Note 14—Long-term debt for further description). During 2004 the Company received a $1,227 million capital contribution from AvisBudget in connection with the acquisition of Orbitz. During 2003 the Company received a $23 million capital contribution in connection with the acquisition of several non-significant businesses.

Due from AvisBudget, Net

        The following table summarizes related party transactions occurring between the Predecessor and AvisBudget:

	January 1, 2006 through August 22, 2006	Years Ended December 31,
		2005	2004
Due from (to) AvisBudget, beginning balance	$874	$395	$(5)
Corporate-related functions	(84)	(132)	(127)
Related party agreements	16	30	40
Income taxes, net	266	49	18
Net interest on amounts due to and from AvisBudget	(5)	(10)	(9)
Advances to AvisBudget and affiliates, net	(151)	542	478
Non-cash forgiveness of intercompany debt	(916)	—	—

Due from (to) AvisBudget, ending balance	$—	$874	$395

Corporate-Related Functions

        The Predecessor was allocated general corporate overhead expenses from AvisBudget for corporate-related functions based on a percentage of the Predecessor's forecasted revenue. General corporate overhead expense allocations include executive management, tax, insurance, accounting, legal and treasury services and certain employee benefits, information technology, telecommunications, call centers and real estate usage for common space. During the period January 1, 2006 through August 22, 2006, and the years ended December 31, 2005 and 2004 the Predecessor was allocated $22 million, $28 million and $22 million, respectively, of general corporate expenses from AvisBudget, which are included within selling, general and administrative expenses on the accompanying Statements of Operations.

        AvisBudget also incurred certain expenses on behalf of the Predecessor. These expenses, which directly benefited the Predecessor, were allocated to the Predecessor based upon the Predecessor's actual utilization of the services. Direct allocations included costs associated with information technology, telecommunications, call centers and real estate usage. During the period January 1, 2006 through August 22, 2006, and the years ended December 31, 2005 and 2004, the Predecessor was allocated $62 million, $104 million and $105 million, respectively, of expenses directly benefiting the Predecessor, which are included within selling, general and administrative expenses on the accompanying Statements of Operations.

        The Predecessor believes the assumptions and methodologies underlying the allocations of general corporate overhead and direct expenses from AvisBudget are reasonable. However, such expenses are not indicative of, nor is it practical or meaningful for the Predecessor to estimate for all historical periods presented, the actual level of expenses that would have been incurred had the Predecessor been operating as an separate, stand-alone public company.

Related Party Agreements with AvisBudget

        The Predecessor conducts the following business activities with AvisBudget and its other subsidiaries: (i) provides corporate travel management services to AvisBudget and its affiliates, and (ii) maintains marketing agreements with AvisBudget affiliates. In connection with these activities, the Predecessor recorded net revenue of $16 million, $30 million and $40 million during the period January 1, 2006 through August 22, 2006, and the years ended December 31, 2005 and 2004, respectively.

Income Taxes, net

        As discussed in Note 2—Summary of Significant Accounting Policies, the Predecessor is included in the consolidated federal and state income tax returns of AvisBudget. The income tax payable to AvisBudget approximated $47 million and $313 million as of August 22, 2006 and December 31, 2005, respectively, and is recorded as a component of the due from AvisBudget, net line on the Balance Sheets.

Net Interest on Amounts Due to AvisBudget

        Also in the ordinary course of business prior to the Acquisition, AvisBudget swept cash from the Predecessor's bank accounts and the Predecessor maintains certain loan balances due to AvisBudget. Inclusive of unpaid corporate allocations, the Predecessor had net amounts due from AvisBudget, exclusive of income taxes totaling approximately $1,187 million as of December 31, 2005. In connection with the acquisition all amounts due from AvisBudget at August 22, 2006 were forgiven. Certain of the advances made to or from AvisBudget are interest bearing. In connection with the interest bearing activity, the Predecessor recorded net interest expense of $5 million, $10 million and $9 million during the period January 1, 2006 through August 22, 2006, and the years ended December 31, 2005 and 2004, respectively.

Transition Services Agreement

        The Company entered into a transition services agreement with AvisBudget, Wyndham Worldwide Corporation and Realogy Corporation in order to maintain certain critical general and administrative functions immediately after the Acquisition and continuing for various periods of time, none of which extend beyond December 2007. Avis Budget, Wyndham and Realogy have agreed to provide certain payroll, human resources, systems support, records management and other services to the Company, for which the Company was charged approximately $1 million for the period July 13, 2006 (Formation Date) through December 31, 2006.

Transactions with Entities Related to Owners

        The Blackstone Group is the ultimate majority shareholder in the Company. The Blackstone Group invests in a wide variety of companies operating in many industries. The Company pays an annual management fee to Blackstone and TCV. For 2006 this management fee approximated $2 million. In addition the company recorded $45 million in transaction costs for advisor services provided by Companies controlled by Blackstone and TCV.

*****

WORLDSPAN TECHNOLOGIES INC.
CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006

Report of Independent Auditors

To the Board of Directors and Stockholders
of Worldspan Technologies Inc.:

        In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows present fairly, in all material respects, the financial position of Worldspan Technologies Inc. and its subsidiaries (the "Company") at December 31, 2006 and December 31, 2005, and the results of their operations and their cash flows for the three years ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with generally accepted auditing standards as established by the Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP

Atlanta, Georgia
March 8, 2007

WORLDSPAN TECHNOLOGIES INC.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)

	December 31, 2005	December 31, 2006
Assets
Current assets
Cash and cash equivalents	$58,302	$31,551
Trade accounts receivable, net of allowance for uncollectibles of $8,110 and $10,475 at December 31, 2005 and 2006, respectively	97,984	71,994
Prepaid expenses and other current assets	16,629	23,459

Total current assets	172,915	127,004
Property and equipment, less accumulated depreciation	91,283	100,318
Deferred charges	24,392	36,550
Debt issuance costs, net	14,626	21,225
Supplier and agency relationships, net	236,981	201,774
Developed technology, net	183,254	161,542
Trade name	72,142	72,142
Goodwill	73,525	73,525
Other intangible assets, net	29,106	26,298
Restricted funds	—	50,000
Other long-term assets	94,727	76,212

Total assets	$992,951	$946,590

Liabilities and Stockholders' Deficit
Current liabilities
Accounts payable	$16,847	$8,480
Accrued expenses	148,280	134,930
Current portion of capital lease obligations	17,863	13,199
Current portion of long-term debt	4,000	7,000

Total current liabilities	186,990	163,609
Long-term portion of capital lease obligations	36,555	62,031
Long-term debt	667,500	1,193,993
Related party debt	43,630	—
Pension and postretirement benefits	60,328	54,655
Other long-term liabilities	9,510	9,165

Total liabilities	1,004,513	1,483,453
Commitments and contingencies (Note 15)
Stockholders' deficit
Class A Convertible Common Stock, $0.01 par; 125,000,000 shares authorized; 83,253,159 and 82,967,548 shares issued and outstanding, respectively, at December 31, 2005 and 87,377,659 and 87,082,198 shares issued and outstanding, respectively, at December 31, 2006	832	873
Class B Convertible Common Stock, $.01 par; 11,000,000 shares authorized, issued and outstanding	110	110
Class C Convertible Common Stock, $0.01 par 125,000,000 shares authorized, no shares issued or outstanding	—	—
Additional paid in capital—common stock	(14,510)	130
Deferred compensation	(6,852)	(501)
Accumulated other comprehensive loss	(558)	(631)
Retained earnings (deficit)	9,507	(536,716)

Total stockholders' deficit, excluding treasury stock	(11,471)	(536,735)
Less: Cost of treasury stock, 285,611 shares at December 31, 2005 and 295,461 shares at December 31, 2006	(91)	(128)

Total stockholders' deficit	(11,562)	(536,863)
Total liabilities and stockholders' deficit	$992,951	$946,590

The accompanying notes are an integral part of these consolidated financial statements.

WORLDSPAN TECHNOLOGIES INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands)

	Year Ended December 31, 2004	Year Ended December 31, 2005	Year Ended December 31, 2006
Revenues
Electronic travel distribution	$876,552	$881,599	$812,688
Information technology services	67,666	72,156	74,312

Total revenues	944,218	953,755	887,000
Operating Expenses
Cost of revenues
Cost of revenues excluding developed technology amortization	667,620	660,929	575,283
Developed technology amortization	22,313	23,429	21,583

Total cost of revenues	689,933	684,358	596,866
Selling, general and administrative	129,160	116,271	140,025
Amortization of intangible assets	36,540	36,847	38,015

Total operating expenses	855,633	837,476	774,906
Operating income	88,585	116,279	112,094
Other Income (Expense)
Interest expense, net	(49,716)	(64,690)	(70,297)
Loss on extinguishment of debt, net	—	(51,694)	(22,719)
Other, net	(5,804)	603	2,582

Total other expense, net	(55,520)	(115,781)	(90,434)

Income before provision for income taxes	33,065	498	21,660
Income tax expense (benefit)	12,640	(8,325)	11,710

Net Income	20,425	8,823	9,950
Series A Preferred Stock dividends	34,468	4,936	—

Net income (loss) available to common stockholders	(14,043)	3,887	9,950
Class B Common Stock dividends	600	3,080	62,810

Net income (loss) available to Class B Common Stock and Class A Common Stock stockholders	$(14,643)	$807	$(52,860)

The accompanying notes are an integral part of these consolidated financial statements.

WORLDSPAN TECHNOLOGIES INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
(in thousands)

	Class A Common Stock		Class B Common Stock
					Treasury Stock					Accumulated Other Comprehensive Income (Loss)
							Additional Paid in Capital	Deferred Compensation	Retained (Deficit) Earnings
	Shares	Cost	Shares	Cost	Shares	Cost					Total
Balance at December 31, 2003	83,000	$830	11,000	$110	—	—	$12,616	$(1,154)	$(19,741)	$425	$(6,914)
Paid-in-kind dividends on Series A Preferred stock	—	—	—	—	—	—	(34,468)	—	—	—	(34,468)
Cash dividends on Class B Common Stock	—	—	—	—	—	—	(600)	—	—	—	(600)
Issuance of Common Stock	37	—	—	—	—	—	12	—	—	—	12
Common Stock repurchased	—	—	—	—	(286)	(91)	—	—	—	—	(91)
Restricted stock purchases, net of forfeitures	—	—	—	—	—	—	10,610	(10,610)	—	—	—
Stock-based compensation	—	—	—	—	—	—	1,016	1,750	—	—	2,766
Comprehensive income:
Net income, as restated	—	—	—	—	—	—	—	—	20,425	—	20,425
Unrealized holding loss on investment	—	—	—	—	—	—	—	—	—	(412)	(412)
Additional minimum pension liability	—	—	—	—	—	—	—	—	—	(2,561)	(2,561)

Comprehensive income											17,452

Balance at December 31, 2004	83,037	830	11,000	110	(286)	(91)	(10,814)	(10,014)	684	(2,548)	(21,843)
Paid-in-kind dividends on Series A Preferred stock	—	—	—	—	—	—	(4,936)	—	—	—	(4,936)
Cash dividends on Class B Common Stock	—	—	—	—	—	—	(3,080)	—	—	—	(3,080)
Issuance of Common Stock	16	—	—	—	—	—	25	—	—	—	25
Restricted stock purchases, net of forfeitures	200	2	—	—	—	—	374	(176)	—	—	200
Stock-based compensation	—	—	—	—	—	—	3,921	3,338	—	—	7,259
Comprehensive income:
Net income	—	—	—	—	—	—	—	—	8,823	—	8,823
Change in fair value of derivative accounted for as a hedge, net of tax of $1,251	—	—	—	—	—	—	—	—	—	2,131	2,131
Unrealized holding loss on investment	—	—	—	—	—	—	—	—	—	(12)	(12)
Additional minimum pension liability, net of tax of $76	—	—	—	—	—	—	—	—	—	(129)	(129)

Comprehensive income											10,813

Balance at December 31, 2005	83,253	832	11,000	110	(286)	(91)	(14,510)	(6,852)	9,507	(558)	(11,562)
Cash dividends on Class A Common Stock	—	—	—	—	—	—	—	—	(493,363)	—	(493,363)
Cash dividends on Class B Common Stock	—	—	—	—	—	—	—	—	(62,810)	—	(62,810)
Issuance of Common Stock	1,446	14	—	—	—	—	1,585	—	—	—	1,599
Common Stock repurchased	—	—	—	—	(10)	(37)	—	—	—	—	(37)
Restricted stock issuances, net of forfeitures	2,679	27	—	—	—	—	8,701	(8,728)	—	—	—
Stock-based compensation	—	—	—	—	—	—	2,076	15,079	—	—	17,155
Cash settlement of stock-based awards	—	—	—	—	—	—	(2,798)	—	—	—	(2,798)
Tax benefit related to stock options exercised	—	—	—	—	—	—	5,076	—	—	—	5,076
Comprehensive income:
Net income	—	—	—	—	—	—	—	—	9,950	—	9,950
Change in fair value of derivative accounted for as a hedge, net of tax of $140	—	—	—	—	—	—	—	—	—	(230)	(230)
Additional minimum pension liability, net of tax of $93	—	—	—	—	—	—	—	—	—	157	157

Comprehensive income											9,877

Balance at December 31, 2006	87,378	$873	11,000	$110	(296)	$(128)	$130	$(501)	$(536,716)	$(631)	$(536,863)

The accompanying notes are an integral part of these consolidated financial statements.

WORLDSPAN TECHNOLOGIES INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in thousands)

	Year Ended December 31,	Year Ended December 31,	Year Ended December 31,
	2004	2005	2006
Cash flows from operating activities:
Net income	$20,425	$8,823	$9,950
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	101,878	100,745	92,770
Loss on extinguishment of debt, net	—	51,694	22,719
Deferred income taxes	2,404	(10,139)	6,909
Amortization of debt issuance costs	3,425	3,306	3,777
Paid-in-kind interest	5,193	459	493
Stock-based compensation	2,766	7,259	17,155
Loss on disposal of property and equipment, net	630	523	73
Gain on sale of investment in other entity	(953)	—	—
Write-down of impaired investments	1,498	—	—
Other	(56)	(21)	(7)
Changes in operating assets and liabilities:
Trade accounts receivable, net	329	4,810	25,990
Prepaid expenses and other current assets	3,031	4,799	(6,847)
Deferred charges	(807)	9,959	(12,159)
Other long-term assets	(5,677)	(14,879)	(37,819)
Accounts payable	(5,530)	2,180	(8,369)
Accrued expenses	19,112	(16,686)	(13,222)
Pension and postretirement benefits	(6,186)	(4,656)	(5,424)
Other long-term liabilities	1,298	(4,357)	(342)

Net cash provided by operating activities	142,780	143,819	95,647
Cash flows from investing activities:
Purchase of property and equipment	(13,758)	(14,100)	(5,382)
Proceeds from sale of property and equipment	233	239	481
Capitalized software for internal use	(865)	(19)	—
Proceeds from sale of investment in other entity	5,765	—	—

Net cash used in investing activities	(8,625)	(13,880)	(4,901)
Cash flows from financing activities:
Proceeds from issuance of debt, net of debt issuance costs	—	734,727	1,179,414
Redemption of Series A Preferred Stock	—	(375,728)	—
Repurchase previously issued notes	—	(327,555)	(622,120)
Repurchase of seller note obligation	—	(36,137)	—
Consent fees paid—holding company notes	—	(8,638)	—
Proceeds from issuance of restricted stock	—	200	—
Proceeds from issuance of Class A Common and Series A Preferred Stock	380	25	1,599
Cash dividends paid	(484)	(3,080)	(556,173)
Class A Common Stock repurchased	(91)	—	(37)
Principal payments on capital leases	(21,683)	(19,574)	(17,458)
Principal payments on debt	(55,512)	(136,488)	(105,000)
Cash paid upon settlement of stock-based awards	—	—	(2,798)
Excess tax benefits from stock -based compensation	—	—	5,076

Net cash used in financing activities	(77,390)	(172,248)	(117,497)
Net increase (decrease) in cash and cash equivalents	56,765	(42,309)	(26,751)
Cash and cash equivalents at beginning of period	43,846	100,611	58,302

Cash and cash equivalents at end of period	$100,611	$58,302	$31,551

Supplemental disclosure of cash flow information:
Interest paid	$42,504	$57,408	$73,717
Income taxes (recovered) paid	$6,911	$6,809	$11,401

Non-cash financing activities:

(1)
Capital lease obligations of $23,994, $762 and $37,367 were incurred for the years ended December 31, 2004, 2005 and 2006, respectively, when the Partnership entered into leases for new equipment.
(2)
In December 2004, the Company declared Class B Dividends of $150, which were outstanding at December 31, 2004 and subsequently paid during 2005.

The accompanying notes are an integral part of these consolidated financial statements.

WORLDSPAN TECHNOLOGIES INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except per share data)

1.    Nature of Business and Summary of Significant Accounting Policies

        Nature of Business.    On March 3, 2003, Citigroup Venture Capital Equity Partners, L.P. ("CVC") and Ontario Teachers' Pension Plan Board ("OTPP") formed Worldspan Technologies Inc. ("WTI" or the "Company"), formerly Travel Transaction Processing Corporation ("TTPC"). On June 30, 2003, the Company indirectly acquired 100% of the outstanding partnership interests of Worldspan, L.P. ("Worldspan" or the "Partnership") from affiliates of Delta Air Lines, Inc. ("Delta"), Northwest Airlines, Inc. ("Northwest") and American Airlines, Inc. ("American") (the "Acquisition"). The Company had no operations, assets, or revenues from the period of inception to June 30, 2003. The Partnership is a Delaware limited partnership formed in 1990. The Company owns all of the general partnership interests in the Partnership. WS Holdings LLC ("WS Holdings"), which is owned by the Company, is the sole limited partner of the Partnership, owning all of the limited partnership interests. Prior to the Acquisition, Delta, Northwest and American (collectively, our "founding airlines") each owned approximately 40%, 34% and 26% general partnership interests in the Partnership, respectively, and NEWCRS Limited, Inc. ("NEWCRS"), which was owned by our founding airlines, owned all of the limited partnership interests.

        On December 7, 2006, the Company entered into an Agreement and Plan of Merger ("the Merger Agreement") with Travelport, Inc. for an initial merger consideration of $1,400,000, subject to adjustments as defined in the Merger Agreement. The merger is subject to customary closing conditions and regulatory approvals. The acquisition is currently expected to close in the third quarter of 2007. The merger agreement may be terminated (1) by mutual agreement of Travelport, Inc. and the Company; (2) by either Travelport, Inc. or the Company during certain time periods if conditions relating to domestic and foreign antitrust approvals are not satisfied; and (3) in accordance with other customary termination rights as set forth in the Merger Agreement. If conditions to the closing of the Merger Agreement are satisfied or waived and Travelport, Inc. breaches its obligation to affect the closing for certain reasons, then, upon the termination of the Merger Agreement pursuant to certain provisions, Travelport, Inc. shall pay $30,000 to the Company as a termination fee. Upon closing of the merger, the Company will become a wholly-owned subsidiary of Travelport, Inc. Concurrent with entering into the Merger Agreement, the Company entered into Recapitalization Transactions (as more fully described in Note 10), including borrowings aggregating $1,200,000. The proceeds of these borrowings, along with available cash, were used to retire $609,630 of existing indebtedness, pay accrued interest of $8,365, pay call premiums of $12,490, pay costs related to the transactions of $19,895 and pay a dividend to the Class A and B common stockholders aggregating $556,173. The debt agreements related to the $1,200,000 borrowings contain provisions whereby the merger with Travelport, Inc., if closed, will represent an event of default and cause the outstanding amounts to become immediately due and payable.

        The Company provides information, reservations, transaction processing and related services for airlines, travel agencies and other travel-related entities. The Company owns and operates a global distribution system ("GDS"), and provides traditional travel agencies, online travel agencies, and corporate travel departments ("subscribers") with access to and use of this GDS. The Company also charges Delta, Northwest and others for the use of the GDS.

        Basis of Presentation.    The accompanying financial statements represent the consolidated statements of the Company and its wholly owned subsidiaries. The Company accounts for its investments in certain investee companies (ownership 20%-50%) under the equity method of accounting, due to the Company having significant influence, but not control of the investee. Less than 20% owned investees are included in the financial statements at the cost of the Company's investment, as the Company does not have significant influence of the investee. All material intercompany transactions and balances have been eliminated in consolidation.

        Cash and Cash Equivalents.    Cash equivalents consist of all short term, highly liquid investments readily convertible into cash.

        Fair Value of Financial Instruments.    The carrying amounts of the Company's financial instruments approximate their fair values due to their short maturities. Based on borrowing rates currently available to the Company, the carrying value of debt and capital lease obligations approximate fair value.

        Foreign Currency.    The U.S. dollar is considered to be the functional currency of the Company's foreign subsidiaries. The Company had cash and cash equivalents, accounts receivable and accounts payable denominated in foreign currencies of approximately $2,855, $2,509 and $4,370, respectively, at December 31, 2005 and $3,480, $1,744 and $839, respectively, at December 31, 2006. These amounts have been translated into U.S. dollars based upon exchange rates in effect at December 31, 2005 and December 31, 2006 and the related transaction gains and losses are included in "Other, net" in the accompanying consolidated statements of operations. The Company recorded a transaction loss of $926 for the year ended December 31, 2004, a transaction gain of $642 for the year ended December 31, 2005 and a transaction loss of $3,310 for the year ended December 31, 2006.

        Property and Equipment.    Property and equipment are recorded at cost and depreciated over their estimated useful lives using the straight-line method. Property and equipment held under capital leases and leasehold improvements are depreciated over the shorter of the lease term or the estimated useful life of the related asset. Upon retirement or sale, the cost of the assets disposed of and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is credited or charged to income. Repairs and maintenance costs are expensed as incurred.

        Capitalized Software for Internal Use.    Under the provisions of Statement of Position No. 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use ("SOP 98-1"), capitalization of costs begins when the preliminary project stage is completed, management has authorized further funding for the project and management deems it probable that the software will be completed and used to perform the function intended. The Company amortizes capitalized software development costs when the project is substantially complete and ready for its intended use. Amortization is provided on a straight-line basis over the estimated useful life of the software, which is approximately three to seven years. Amortization of capitalized software was $596, $1,898 and $53 for the years ended December 31, 2004, 2005 and 2006, respectively. Research and development costs incurred in software development was $7,172, $11,357 and $11,433 for the years ended December 31, 2004, 2005 and 2006, respectively. Software maintenance costs are expensed as incurred.

        Long-Lived Assets.    Long-lived assets are reviewed for impairment when changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If it is determined that such indicators are present, an undiscounted future net cash flow projection is prepared for the assets. In preparing this projection, a number of assumptions are made, including without limitation, future transactions levels, price levels and rates of increase in operating expenses. If the projection of undiscounted future cash flows is in excess of the carrying value of the recorded asset, no impairment is recorded. If the carrying value of the assets exceeds the projected undiscounted net cash flows, an impairment is recorded. The amount of the impairment charge is determined by discounting the projected net cash flows.

        Restricted Funds.    As of December 31, 2006, funds of $50,000 are restricted due to certain requirements in the Merger Agreement. If the requirements are satisfied prior to the closing of the merger, the restrictions on the funds will be removed and the Company will be able to dividend the amount to shareholders. If the requirements are not satisfied, the funds will be used to prepay existing long term debt and the purchase price in the Merger Agreement will be reduced from $1,400,000 to $1,350,000.

        Derivative Instruments.    All derivatives are measured at fair value and recognized as either assets or liabilities in the consolidated balance sheets. Changes in the fair values of derivative instruments that do not qualify as hedges and/or any ineffective portion of hedges are recognized as a gain or loss in the consolidated statement of operations in the current period. Changes in the fair value of the effective portions of cash flow hedges are reported in other comprehensive income and recognized in earnings when the hedged item is recognized in earnings.

        Revenue Recognition.    The Company applies the guidance within SEC Staff Accounting Bulletin No. 104, "Revenue Recognition in Financial Statements" ("SAB 104") to determine when to properly recognize revenue. SAB 104 states that revenue generally is realized or realizable and earned when persuasive evidence of an arrangement exists, services have been rendered, the seller's price to the buyer is fixed and determinable and collectibility is reasonably assured.

        The Company provides electronic travel distribution services through the Worldspan GDS. These services are provided for airline carriers, rental car companies, hotels and other providers of travel products and services (collectively referred to as "suppliers"). The Company charges the suppliers fees for reservations booked through the Worldspan GDS and the fee per transaction is based upon the participation level of the respective supplier. Each participation level has a different level of functionality, which impacts the nature of the services provided through the Worldspan GDS. Revenue for airline travel transactions made through the Worldspan GDS is recognized at the time the transactions are processed. However, if a transaction is subsequently canceled, the transaction fee or fees must be credited or refunded to the airline. Therefore, revenues are recorded net of an estimated amount reserved to account for cancellations which may occur in a future month. This reserve is calculated based on historical cancellation rates. In estimating the amount of future cancellations that will require a transaction fee to be refunded, the Company assumes that a significant percentage of cancellations are followed by an immediate re-booking, without a net loss of revenues. This assumption is based on historical rates of cancellations and re-bookings and has a significant impact on the amount reserved. Revenue for car rental, hotel and other travel provider transactions is recognized at the time the reservation is used by the traveler.

        The Company has entered into content agreements with certain airlines pursuant to which these airlines will give the Company access to their schedule information, seat availability and publicly available fares (including web fares) for flights for sale in the territories covered in the respective agreements. Any payments made by the Company to airlines in conjunction with these agreements are accounted for as contra-revenue in accordance with Emerging Issues Task Force Issue No. 01-9, Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor's Products) ("EITF No. 01-9").

        The Company also enters into subscriber service agreements, primarily with travel agencies, providing the user with access to the Worldspan GDS. Revenue from subscriber agreements is recognized as the service is provided. In accordance with EITF No. 01-9, these revenues are reported as a reduction of cost of revenues.

        As part of the Acquisition, the Company entered into a founder airline services agreement ("FASA") with each of Delta and Northwest. The FASAs replaced existing agreements between the Company and these two founding airlines covering substantially the same information technology services provided by the Company at substantially the same prices. The services provided under the FASAs include (i) internal reservation system services; (ii) flight operations technology services; and (iii) software development services, which include custom development and integration of software for use in an airline's internal reservation system and flight operations system. Under the terms of the FASAs, revenue is earned in relation to the actual monthly cost incurred to provide each of the services. Revenue is recognized in the period the services are provided and the associated costs are incurred. The FASAs contain an obligation by the Company to provide FASA credits and make FASA credit payments (collectively referred to as "FASA credits") to Delta and Northwest during the term. For the years ended December 31, 2004, 2005 and 2006, Delta and Northwest earned FASA credits of $33,333 per year, which were accounted for as contra-revenue in accordance with EITF No. 01-9.

        The Company also provides technology services to other companies in the travel industry on a fixed fee per transaction basis. Revenue is recognized as the service is provided.

        Advertising Costs.    Advertising costs are expensed as incurred.

        Subscriber Incentives.    Subscriber incentive costs include ongoing programs to assist in the sale of Worldspan products and services. Costs may increase or decrease depending on total Worldspan system transaction volumes generated by certain subscribers. These subscriber incentives may be paid at the time of signing a long-term agreement, at specified intervals of time upon reaching specified transaction thresholds or for each transaction processed through the Worldspan GDS. Subscriber incentives that are payable on a per transaction basis are expensed in the month the transactions are generated. Subscriber incentives payable upon the achievement of specified objectives are assessed as to the likelihood and amount of ultimate payment and expensed over the term of the contract. Subscriber incentives paid at contract signing or payable at specified dates or upon the achievement of specified objectives are capitalized and amortized over the expected life of the travel agency contract, which is generally four years. Deferred charges represent the unamortized balance of the capitalized payments to subscribers. Amortization of deferred charges was $22,285, $23,074 and $16,450 for the years ended December 31, 2004, 2005 and 2006. Deferred charges are reviewed for recoverability on a quarterly basis, or when circumstances change, based upon the expected future cash flows from transactions processed by the related subscribers. If the estimate for future recoverability differs from the amount recorded, the difference is written off.

        In accordance with EITF No. 01-9, subscriber revenue is recorded as a reduction of subscriber incentive costs (which include the amortization of deferred charges). To the extent this revenue reduces the cost associated with the subscriber service agreements to zero, the remaining agency revenue is included in electronic travel distribution revenue on the consolidated statements of operations.

        Goodwill and Other Intangible Assets.    The Company accounts for goodwill and other intangible assets in accordance with Statement of Financial Accounting Standards ("SFAS") No. 142, Goodwill and Other Intangible Assets ("SFAS No. 142). SFAS No. 142 requires goodwill and intangible assets with indefinite lives to no longer be amortized. Goodwill and other intangible assets will be subject to an impairment test annually or when changes in circumstances indicate that the carrying value may not be recoverable.

        Stock-Based Compensation.    Under the WTI stock incentive plan, WTI offers restricted shares of its Class A Common Stock and grants options to purchase shares of its Class A Common Stock to certain employees of the Company. Prior to January 1, 2006, WTI accounted for employee stock options and restricted shares of Class A Common Stock in accordance with SFAS No. 123, Accounting for Stock Based Compensation ("SFAS No. 123"). WTI valued stock options based upon a binomial option-pricing model. As the options and restricted shares of Class A Common Stock were being granted to employees of the Company, the Company recognized this value as an expense ratably over the period in which the options and restricted shares vest. In December 2004, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 123(R), Share-Based Payment ("SFAS No. 123R"). The statement requires an entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost will be recognized ratably over the period during which an employee is required to provide service in exchange for the award, known as the requisite service period. Effective January 1, 2006, the Company adopted SFAS No. 123R using the prospective transition method of its provisions. Therefore, the financial statements for prior periods have not been restated to reflect, and do not include the impact of, SFAS No. 123R. Under the prospective method of adoption, only new awards (or awards modified, repurchased, or cancelled after the effective date) are accounted for under the provisions of SFAS No. 123R.

        Retirement Plans.    Pension costs recorded as charges to operations include actuarially determined current service costs and an amount equivalent to amortization of prior service costs in accordance with the provisions set forth in SFAS No. 87, Employers' Accounting for Pensions. The Company accounts for postretirement benefits other than pensions in accordance with SFAS No. 106, Employers' Accounting for Postretirement Benefits Other Than Pensions. The Company accounts for the cost of these benefits, which are for health care and life insurance, by accruing them during the employee's active working career. In October 2003, the Company approved changes that resulted in the curtailment of these retirement plans. As required by SFAS Nos. 87 and 106, the Company has recognized the effects of those actions in measuring the projected benefit obligation as part of purchase accounting.

        Income Taxes.    The Company determines its deferred tax provision using the liability method. Under the liability method, deferred income tax assets and liabilities are determined based on differences between financial reporting and income tax bases of assets and liabilities and are measured using the tax rates and laws in effect at the time of such determination. The measurement of deferred tax assets is adjusted by a valuation allowance, if necessary, to recognize the extent to which, based on available evidence, the future tax benefits more likely than not will not be realized.

        Use of Estimates.    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        Risks and Uncertainties.    The Company derives substantially all of its revenues from the travel industry. Accordingly, events affecting the travel industry, particularly airline travel and participating airlines, can significantly affect the Company's business, financial condition and results of operations. The Company's suppliers and subscribers are primarily located in the United States and Europe.

        Travel agencies are the primary channel of distribution for the services offered by travel suppliers. If the Company was to lose all or part of the transactions generated by any significant travel agency and not replace such transactions, its business, financial condition and results of operations could be adversely affected. One online agency subscriber, Expedia, generated transactions in our electronic travel distribution segment which resulted in revenue of approximately $239,702, $261,944 and $220,923 for the years ended December 31, 2004, 2005 and 2006, respectively. These amounts represented 25%, 27% and 25%, respectively, of the Company's total revenue.

        On May 5, 2004, the Company announced that it had been informed by Expedia of its intention to move a portion of its transactions in North America to another GDS provider in order to diversify its GDS relationships beyond using a single provider to process substantially all of its GDS transactions. In October 2005, Expedia notified the Partnership of its intention to move some portion but not all of its European transactions to another GDS provider in 2006. Expedia announced in May 2006 that it had commenced booking at select points of sale certain European segments through another GDS. In July 2006, Expedia announced the commencement of processing transactions in North America with another GDS. Expedia's total transaction volume processed on the Worldspan GDS decreased in 2006 resulting in a decrease in revenue of approximately $41,021.

        Additionally, on June 13, 2006, Priceline, one of the Company's largest online travel agency customers, notified the Company that it intended to begin processing segments on another GDS as soon as July 28, 2006. In October 2006, the Company has confirmed that some of Priceline's North American transactions are now being processed on another GDS. The decline in transaction volume in 2006 did not have a material impact on the Company's financial results.

        Effective September 14, 2005, Delta and Northwest, both significant suppliers of the Company, entered bankruptcy protection. Revenues generated by Delta were $165,405, $161,229 and $113,273 for the years ended December 31, 2004, 2005 and 2006, respectively. Revenues generated by Northwest were $100,660, $95,621 and $80,589 for the years ended December 31, 2004, 2005 and 2006, respectively. These amounts represented approximately 18%, 17% and 13% of total revenues for the years ended December 31, 2004, 2005 and 2006, respectively, for Delta and approximately 11%, 10% and 9% of total revenues for the years ended December 31, 2004, 2005 and 2006, respectively, for Northwest.

        Pre-bankruptcy petition net accounts receivable under the Company's two primary agreements with Northwest were $15,893 and $0 at December 31, 2005 and 2006, respectively. In November 2006 the Company sold its pre-bankruptcy petition accounts receivable to a third party on a non-recourse basis for an amount in excess of its carrying value resulting in a pre-tax gain of $5,787. The gain is included in Other income, net in the consolidated statement of operations. Pre-bankruptcy petition net accounts receivable under the Company's two primary agreements with Delta was $4,034 and $0 at December 31, 2005 and December 31, 2006, respectively. Post-bankruptcy petition accounts receivable at December 31, 2005 and 2006 under the Company's two primary agreements with Delta and Northwest collectively totaled $24,970 and $19,110, respectively. The Company believes it will continue to provide the services to the airlines and, absent further significant deterioration in the financial condition of the airlines, post-bankruptcy petition accounts receivable are expected to be collected in accordance with the terms of the Company's current commercial agreements.

        The Company evaluates the collectibility of its accounts receivable considering a combination of factors. In circumstances where the Company is aware of a specific customer's inability to meet its financial obligations to the Company, the Company records a specific reserve for bad debts against amounts due in order to reduce the net recognized receivable to the amount the Company reasonably believes will be collected. For all other customers, the Company recognizes reserves for bad debts based on past write-off experience and the length of time the receivables are past due. The Company maintained an allowance for doubtful accounts of approximately $8,110 and $10,475 at December 31, 2005 and 2006, respectively.

        Cost of Revenues.    Cost of revenues consists primarily of inducements paid to travel agencies, technology development and operations personnel, software costs, network costs, hardware leases, maintenance of computer and network hardware, depreciation of computer hardware and the data center building and other travel agency support headcount.

        Selling, General and Administrative.    Selling, general and administrative expenses consist primarily of sales and marketing, labor and associated costs, advertising services, professional fees, a portion of the expenses associated with our facilities, depreciation of computer equipment, furniture and fixtures and leasehold improvements, internal management costs and expenses for finance, legal, human resources and other administrative functions.

        Recently Issued Accounting Pronouncements.    In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123R, Share-Based Payment. The statement requires an entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost will be recognized over the period during which an employee is required to provide service in exchange for the award, known as the requisite service period. SFAS No. 123(R) became applicable to the Company beginning January 1, 2006. See Note 7 for a discussion of the impact of adopting SFAS No. 123(R).

WORLDSPAN TECHNOLOGIES INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except per share data)

1.    Nature of Business and Summary of Significant Accounting Policies

        In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections, which supersedes APB Opinion No. 20, Accounting Changes, and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements. SFAS No. 154 changes the requirements for accounting for and reporting of changes in accounting principles. The statement requires the retroactive application to prior periods' financial statements of changes in accounting principles, unless it is impracticable to determine either the period specific effects or the cumulative effect of the change. SFAS No. 154 does not change the guidance for reporting the correction of an error in previously issued financial statements or the change in an accounting estimate. SFAS No. 154 became effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. As of the year ended December 31, 2006, SFAS No. 154 did not impact the Company's consolidated financial position or results of operations.

        In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments. Under current generally accepted accounting principles an entity that holds a financial instrument with an embedded derivative must separate the financial instrument, resulting in the host financial instrument and the embedded derivative being accounted for separately. SFAS No. 155 permits, but does not require, entities to account for financial instruments with an embedded derivative at fair value thus negating the need to separate the instrument between its host and the embedded derivative. SFAS No. 155 is effective as of the beginning of the first annual reporting period that begins after September 15, 2006. The Company believes that SFAS No. 155 will not have a material effect on its consolidated financial condition or results of operations.

        In March 2006, the FASB issued SFAS No. 156, Accounting for Servicing of Financial Assets. SFAS No. 156 amends SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, to require that all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable. SFAS No. 156 permits, but does not require, the subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value. An entity that uses derivative instruments to mitigate the risks inherent in servicing assets and servicing liabilities is required to account for those derivative instruments at fair value. SFAS No. 156 is effective as of the beginning of the first annual reporting period that begins after September 15, 2006. The Company believes that SFAS No. 156 will not have a material effect on its consolidated financial condition or results of operations.

        In July 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement 109 ("FIN 48"), which clarifies the accounting for uncertainty in tax positions. FIN 48 prescribes a comprehensive model for recognizing, measuring, presenting and disclosing in the financial statements, tax positions taken or expected to be taken on a tax return, including a decision whether to file or not to file in a particular jurisdiction. FIN 48 provides that the tax effects from an uncertain tax position can be recognized in an entity's financial statements, only if the position is more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. The Company is currently assessing the impact of FIN 48 on its consolidated financial position and results of operations.

        In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value and expands disclosure of fair value measurements. SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements and accordingly, does not require any new fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company is currently assessing the impact, if any, that the adoption of this pronouncement will have on its financial statements.

        In September 2006, the FASB issued SFAS No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R). This pronouncement is effective for the Company as of December 31, 2007 and is required to be adopted prospectively. SFAS No. 158 requires that the Company recognize the funded status of its defined benefit and other postretirement benefit plans in its December 31, 2007 balance sheet, with changes in the funded status recognized through comprehensive income, net of tax, in the year in which they occur. The funded status of a plan is measured as the difference between plan assets at fair value and the benefit obligation, which is represented by the projected benefit obligation for pension plans and the accumulated postretirement benefit obligation for other postretirement plans. Based on the Company's funded status of plan obligations for the year ended December 31, 2006, the estimated impact of adopting SFAS No. 158 would have been an increase of approximately $29,000 in accumulated other comprehensive income at December 31, 2006, with no impact to the Company's Consolidated Statements of Operations or Cash Flows. The actual impact of adopting SFAS No. 158 could materially differ from this estimate as a result of changes in assumptions used in the valuation of projected plan obligations and the fair value of plan assets measured as of December 31, 2007. The Company's plans are currently in compliance with the SFAS No. 158 requirement to be measured as of the date of the year-end statement of financial position.

2.    Investments

        At December 31, 2004, the Company held an investment in a publicly traded company, Datalex, that was classified as an available-for-sale marketable security. The fair value of this investment at December 31, 2004 was $853. In February 2005, Datalex and the Company entered into a Settlement Agreement. Under the Settlement Agreement, the Company was to sell all 1.5 million shares in Datalex and forward the proceeds to it. The investment was fully reserved for at December 31, 2004. In return, Datalex indemnified the Company for any shareholder liability incurred as a result of the investment as well as terminated the software and development agreements between them. The Company sold the shares in 2005 and remitted proceeds of $2,924 to Datalex.

        The Company accounts for its investments in certain non-public investee companies (ownership 20%-50%) under the equity method of accounting. The Company recognized a net gain of $57 for the year ended December 31, 2004 for its equity in the gains of the investees. Less than 20%-owned non-public investees are included in the financial statements at the cost of the Company's investment. In September 2004, the Company sold its investment in a non-public investee in which it held a 25% ownership interest for net proceeds of $5,765, resulting in a gain of $953. In connection with this sale, the Company also deferred $1,145 of gain as a result of an indemnification provision in the sale agreement.

        The Company assesses on a regular basis whether any significant decline in the fair value of an investment below the Company's cost is other-than-temporary. In performing this assessment, the Company considers all available evidence to evaluate whether the decline in an investment is other-than-temporary. This includes consideration of the current market price (for those investments that are publicly traded), specific factors or events (if any) that have caused the decline, recent news and events at the investee, general market conditions and the duration and extent to which an investment's market value has been below the Company's cost. To the extent that a decline in value is determined to be other-than-temporary, the investment is written down to its estimated fair value with an impairment charge to current earnings.

        For the year ended December 31, 2004, the Company recorded an impairment charge of $1,498 to write-off its investment in various non-public investee companies. The impairment charges recorded were based upon management's estimate of the fair value. The decline in the estimated fair value of each investment was considered to be other-than-temporary since the Company concluded that it was unclear over what period a recovery, if any, would take place; therefore, the positive evidence suggesting that the investment would recover to at least the Company's purchase price was not sufficient to overcome the presumption that there was a permanent impairment in value.

3.    Property and Equipment

        Property and equipment are comprised of the following:

	Estimated Useful Life	December 31, 2005	December 31, 2006
Subscriber computer equipment	3 years	$19,355	$18,056
Furniture, fixtures and equipment	3 to 5 years	53,770	69,895
Assets acquired under capital leases	3 to 19 years	115,697	143,069
Purchased software	3 to 7 years	7,083	4,939
Leasehold improvements	Lesser of lease term or useful life	2,062	2,172
Land		130	—

Total property and equipment		198,097	238,131
Less accumulated depreciation and amortization		(106,814)	(137,813)

Property and equipment, net		$91,283	$100,318

        Depreciation and amortization expense of property and equipment was $43,025, $40,470 and $33,172 for the years ended December 31, 2004, 2005 and 2006, respectively. Accumulated amortization of assets acquired under capital leases at December 31, 2005 and 2006 was $55,811 and $73,781, respectively. Assets acquired under capital leases primarily consist of mainframe equipment, acquired software and a building.

4.    Related Party Transactions

        Refinancing Transactions.    In February 2005, the Company entered into a series of Refinancing Transactions. In December 2006, the Company entered into a series of Recapitalization Transactions.

Certain of the parties to these transactions were related parties, including CVC and OTPP. See Note 10 for a description of these transactions.

        Advisory Agreements.    In connection with the Acquisition, the Company entered into an advisory agreement with CVC Management pursuant to which CVC Management may provide financial, advisory and consulting services to the Company. In exchange for these services, CVC Management was entitled to an annual advisory fee of $900. The advisory agreement had an initial term of ten years. These expenses are included in "Selling, general and administrative" expenses in the accompanying consolidated statements of operations. During the years ended December 31, 2004 and 2005, the Company distributed $900 and $225, respectively, to CVC Management pursuant to this advisory agreement.

        In connection with the Refinancing Transactions, on February 16, 2005, WTI entered into an amendment to its advisory agreement with CVC Management to terminate all advisory and other fees payable under that agreement as of January 1, 2005 in return for a prepayment of $4,620 payable on or before December 15, 2005. The Company paid the entire amount of this prepayment to CVC during the third and fourth quarters of 2005. The prepaid advisory fees are included in "Prepaid expenses and other current assets" and "Other long-term assets" in the accompanying consolidated balance sheets. The prepaid advisory fees are being amortized on a straight line basis over the remaining term that the services are provided. The agreement expires in June 2013. During each of the years ended December 31, 2005 and 2006, the Company recognized $544 of expense in connection with this agreement.

        Class B Common Stock Dividends.    During the year ended December 31, 2004, the Company declared Class B Common Stock Dividends of $600 and paid Class B Common Stock dividends of $450 to OTPP. The remaining unpaid dividends at December 31, 2004 were paid in January 2005.

        On February 16, 2005, WTI filed a Certificate of Amendment of its Amended and Restated Certificate of Incorporation, effective as of the date of filing, with the Secretary of State of the State of Delaware to, among other things, terminate the special dividends payable to holders of the Class B Common Stock of WTI in return for a prepayment of $3,080 payable on or before December 15, 2005. The Company paid the entire amount of this prepayment to the holders of the Class B Common Stock during the third and fourth quarters of 2005. As of December 31, 2004, 2005 and 2006, all of the Class B Common Stock was held by OTPP. In December 2006, the Company paid $62,810 in dividends to the holders of Class B Common Stock in connection with the 2006 Recapitalization Transactions as described in Note 10.

        Stock-Based Compensation.    Under the WTI stock incentive plan, the Company offers restricted shares of its Common Stock and grants options to purchase shares of its Common Stock to certain employees. As the options and restricted shares are being granted to employees, the Company recognizes this value as an expense ratably over the period during which an employee is required to provide service in exchange for the award.

        Subordinated Notes.    In March 2004, affiliates of CVC acquired from American the $39,000 subordinated seller note originally issued to American. Following such acquisition, pursuant to the terms of the subordinated seller note, the Company paid cash interest to these affiliates of CVC in the aggregate amount of $2,048 and was obligated to issue additional notes to such affiliates in lieu of cash interest in the aggregate principal amount of $2,867, in each case, for the year ended December 31, 2004. This note was paid off in connection with the Refinancing Transactions as described in Note 10.

        Also, in connection with the Refinancing Transactions the Company issued $43,630 in 11% Subordinated Notes due 2013 (the "Holdco Notes") to certain related parties of CVC and paid $365 in accrued and unpaid interest in exchange for the surrender and cancellation of all of the obligations owing by the Company in the 12% Related Party Notes due 2012.

        Outsourcing Agreements.    In 2005 the Company entered into a master services agreement for technology services with Calleo Distribution Technologies Pvt. Ltd ("Calleo"). Additionally in 2005, the Company's United Kingdom domiciled subsidiary, Worldspan Services Limited, entered into a distributor agreement with Calleo for the distribution of Worldspan's services in the India sub-continent and other countries. In 2006, the master services agreement for technology services with Calleo was terminated and the Company entered into a similar master services agreement for technology services with InterGlobe Technologies, Pvt. Ltd. ("IGT"). Mr. Rakesh Gangwal, Chairman, President and Chief Executive Officer of the Company, has a greater than 10% equity ownership interest in both Calleo and IGT. The master services agreement has an initial term of ten years, subject to termination rights. The distributor agreement also has an initial ten year term, subject to termination rights. Payments under the agreements are contingent upon bookings generated by Calleo. The Company made no payments to Calleo and IGT during the year ended December 31, 2005, and paid $3,161 and $2,996 to Calleo and IGT, respectively, during the year ended December 31, 2006. The Company has a total of approximately $109 and $1,426 of accrued expenses owed to Calleo and IGT as of December 31, 2005 and 2006, respectively. The Company has also recorded a prepaid asset in the amount of $215 as of December 31, 2006 that relates to deferred costs and that will be amortized over the 120 month term of the agreement.

        During the year ended December 31, 2006, the Company entered into an internet service agreement with Time Warner Telecom, Inc. ("TWTC"). Mr. Kevin Mooney, Chief Financial Officer of the Company, is a director of TWTC. During the year ended December 31, 2006, the Company paid $20 to TWTC and, as of December 31, 2006, there were no accrued expenses owed to TWTC.

5.    Accrued Expenses

        Accrued expenses are comprised of the following:

	December 31, 2005	December 31, 2006
Subscriber incentives	$77,472	$66,020
Employee compensation	27,303	25,433
Income taxes(1)	6,620	1,593
Booking cancellation reserve	8,220	8,267
Other accrued expenses	28,665	33,617

Total	$148,280	$134,930

(1)
As of December 31, 2006, the Company has a federal income tax receivable which is included in other current assets on the consolidated balance sheet.

6.    Employee Benefit Plans

        The Company sponsors noncontributory defined benefit pension plans covering substantially all U.S. employees. Pension coverage for employees of the Company's non-U.S. subsidiaries is provided, to the extent deemed appropriate, through separate plans governed by local statutory requirements. The plans provide for payment of retirement benefits, mainly commencing between the ages of 52 and 65. After meeting certain qualifications, an employee acquires a vested right to future benefits. The benefits payable under the plans are generally determined on the basis of an employees' length of service and earnings. Annual contributions to the plans are sufficient to satisfy legal funding requirements. Effective January 1, 2002, the defined benefit pension plan was amended to exclude employees hired on or after January 1, 2002. Effective December 31, 2003, the Company froze all further benefit accruals under the defined benefit pension plan. Employees who already became participants in the defined benefit pension plan will, however, continue to receive credit for their future years of service for purposes of determining vesting in their accrued benefits and for purposes of determining their eligibility to receive benefits, such as early retirement, that are conditioned on the number of a participant's years of service.

        The Company provides postretirement health care and life insurance benefits to retirees in the United States and certain employee groups outside the United States. Most employees and retirees outside the United States are covered by government health care programs. Effective January 1, 2002, the plan covering these benefits was amended to exclude employees hired on or after January 1, 2002. In October 2003, the Company approved additional changes to this plan.

        Employees, other than those in a limited grandfathered group, retiring after December 31, 2003 will not be eligible for retiree health care coverage.

        The changes made to the plans during the second half of 2003 resulted in the curtailment of the plans. As required by SFAS Nos. 87 and 106, the Company has recognized the effects of those actions in measuring the projected benefit obligation as part of purchase accounting in connection with the Acquisition.

        The components of net pension and postretirement costs are as follows:

	Pension Benefits
	Year Ended December 31, 2004	Year Ended December 31, 2005	Year Ended December 31, 2006
Service cost	$—	$—	$—
Interest cost	11,049	11,570	11,691
Expected return on plan assets	(13,555)	(14,625)	(15,791)
Amortization of transition obligation	—	—	—
Amortization of prior service cost	—	—	—
Recognized net actuarial loss	—	108	—

Net periodic benefit	($2,506)	($2,947)	($4,100)

	Postretirement Benefits
	Year Ended December 31, 2004	Year Ended December 31, 2005	Year Ended December 31, 2006
Service cost	$329	$263	$236
Interest cost	1,671	1,627	1,518
Expected return on plan assets	—	—	—
Amortization of transition obligation	—	—	—
Amortization of prior service cost	—	—	—
Recognized net actuarial loss	—	—	—

Net periodic cost	$2,000	$1,890	$1,754

        The reconciliation of the beginning and ending balances of benefit obligations and fair value of plan assets, and the funded status of the plans are as follows:

	Pension Benefits		Postretirement Benefits
	Year Ended December 31, 2005	Year Ended December 31, 2006	Year Ended December 31, 2005	Year Ended December 31, 2006
Change in benefit obligation:
Benefit obligation at beginning of period	$204,989	$216,668	$29,879	$28,934
Service cost	—	—	263	237
Interest cost	11,570	11,691	1,627	1,519
Actuarial loss	8,630	(4,042)	180	605
Benefits paid	(8,521)	(9,408)	(3,015)	(2,627)

Benefit obligation at end of period	$216,668	$214,909	$28,934	$28,668

Change in plan assets:
Fair value of plan assets at beginning of period	$183,707	$197,407	$—	$—
Actual return on plan assets	21,636	27,522	—	—
Employer contributions	585	620	3,015	2,627
Benefits paid	(8,521)	(9,408)	(3,015)	(2,627)

Fair value of plan assets at end of period	$197,407	$216,141	$—	$—

Reconciliation of funded status:
Funded status	$(19,260)	$1,232	$(28,934)	$(28,668)
Unrecognized actuarial loss (gain)	(12,005)	(27,903)	2,596	3,200
Unrecognized transition obligation	—	—	—	—
Unrecognized prior service cost	—	—	—	—
Other	—	—	—	—

Net amount recognized	$(31,265)	$(26,671)	$(26,338)	$(25,468)

Amounts recognized in the consolidated balance sheets:
Accrued benefit liability	$(34,031)	$(29,187)
Accumulated other comprehensive income	2,766	2,516

Net amount recognized	$(31,265)	$(26,671)

        The weighted-average assumptions used to determine benefit obligations are as follows:

	Pension Benefit		Postretirement Benefits
	December 2005	December 2006	December 2005	December 2006
Discount rate	5.50%	5.75%	5.50%	5.75%
Rate of compensation increase	—	—	—	—

        The weighted-average assumptions used to determine net periodic benefit cost are as follows:

	Pension Benefits		Postretirement Benefits
	December 2005	December 2006	December 2005	December 2006
Discount rate	5.75%	5.75%	5.75%	5.75%
Rate of compensation increase	—	—	—	—
Expected long-term rate of return on plan assets	9.00%	9.00%	—	—

        For U.S. plans with accumulated benefit obligations in excess of plan assets, the projected benefit obligation, accumulated benefit obligation and fair value of plan assets were $216,668, $216,668 and $197,407, respectively, as of December 31, 2005 and $214,911, $214,911 and $216,141, respectively, as of December 31, 2006. The Company estimates that its pension and postretirement plan contributions during the year ended December 31, 2007 will be approximately $687 and $2,778, respectively.

        Benefit payments are made from both funded benefit plan trusts and from current assets. The following benefit payments, which reflect expected future service, as appropriate, are expected to be paid:

Year ended December 31,	Pension benefits	Postretirement benefits
2007	$9,533	$2,778
2008	$9,711	$2,700
2009	$9,900	$2,603
2010	$10,212	$2,574
2011	$10,534	$2,558
2012 - 2016	$58,951	$11,275

        For postretirement benefits, the Company has not assumed a health care cost trend rate as, beginning in 2004, participants will pay for substantially all of the future increases in medical costs of the plan.

        The Company determined its assumptions for the expected long-term rate of return on plan assets based on historical asset class returns, current market conditions, and long-term return analysis for global fixed income and equity markets. The Company considers the expected long-term rate of return on plan assets a longer-term assessment of return expectations and does not anticipate changing this assumption annually unless there are significant changes in economic conditions.

        The Company's pension plan investment strategies are to maximize return within reasonable and prudent levels of risk in order to provide benefits to participants. The investment strategies are targeted to produce a total return that, when combined with the Company's contributions to the plan, will maintain the plan's ability to pay all benefit and expense obligations when due. Risk is controlled through diversification of asset types and investments in domestic and international equities, fixed income securities and cash. Investment risk is monitored on an ongoing basis through quarterly investment portfolio reviews. The target asset allocation is 75% equities and 25% debt securities. The

Company's pension plan weighted-average asset allocation by asset category based on asset fair values is as follows:

	Percentage of Pension Plan assets
Asset category	December 31, 2005	December 31, 2006
Equity securities	78.3%	79.3%
Debt securities	21.7%	20.7%

Total	100.0%	100.0%

        The Company sponsors a number of defined contribution plans. Contributions are determined under various formulas. Costs related to such plans amounted to $4,898 and $4,336 for the years ended December 31, 2005 and 2006, respectively.

        In December 2003, the United States enacted into law the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (the "Act"). The Act establishes a prescription drug benefit under Medicare, known as "Medicare Part D," and a federal subsidy to sponsors of retiree health care benefit plans that provide a benefit that is at least actuarially equivalent to Medicare Part D. In January 2004, the Financial Accounting Standards Board issued FASB Staff Position No. 106-1, "Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003" ("FSP 106-1"). The Company elected to defer accounting for the effects of the Act, as permitted by FSP 106-1. In May 2004, the FASB issued FASB Staff Position No. 106-2, "Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003" ("FSP 106-2"). FSP 106-2 requires companies to account for the effect of the subsidy on benefits attributable to past service as an actuarial experience gain and as a reduction of the service cost component of net postretirement health care costs for amounts attributable to current service, if the benefit provided is at least actuarially equivalent to Medicare Part D. In 2005, the Centers for Medicare and Medicaid Services (CMS) has started to issue regulations governing how employers should determine whether their prescription drug benefits are at least actuarially equivalent to Medicare Part D. Based on the proposed regulations, the Company has concluded that its retiree prescription drug benefits are not at least actuarially equivalent to Medicare Part D. As such, the adoption of FSP 106-2 during the third quarter of 2004 did not effect the Company's financial position or results of operations.

        The Company reserves the right to modify or terminate its employee benefit plans as to all participants and beneficiaries at any time, except as restricted by the Internal Revenue Code or the Employee Retirement Income Security Act (ERISA).

7.    Stock-Based Compensation

        Under the Company's stock incentive plan, the Company offers restricted shares of its Class A Common Stock and grants options to purchase shares of its Class A Common Stock to selected management employees of the Partnership. The Company has reserved 13,250,000 shares of its Class A Common Stock for issuance under the stock incentive plan. The options expire ten years from date of grant. The exercise price of any options granted or the purchase price for restricted stock offered under the stock incentive plan is determined by the Board of Directors. The Company accounts for employee stock options and restricted shares of Class A Common Stock in accordance with SFAS No. 123R. The Company adopted the provision of SFAS No. 123R effective at the beginning of 2006 under the prospective transition method which has no significant impact on income before income taxes, net income, cash flow from operations or cash flow from financing activities.

        The Company applies the binomial option-pricing model in accounting for the options issued under the Company's stock incentive plan. During the years ended December 31, 2004, 2005 and 2006, the weighted-average assumptions used in the binomial option-pricing model were as follows:

	Risk-Free Interest Rate(1)	Expected Life(2)	Expected Volatility(3)	Expected Dividend Yield
2004	3.15%	5 years	0%	0%
2005	4.00%	5 years	0%	0%
2006	4.96%	6.5 years	35.4%	0%

(1)
Represents the rate of a U.S. Treasury security maturing from the grant date over a period of time approximating the expected life of the option.

(2)
Prior to January 1, 2006, the Company estimated the expected life to approximate the vesting period. However, due to a lack of substantial history regarding the timing of exercises (the Company was formed only recently—June 30, 2003), the Company has elected to use the simplified method allowed by Staff Accounting Bulletin (SAB) No. 107 , Share-Based Payment, for estimating the expected term equal to the midpoint between the vesting period and the contractual term. This change of estimate was effective January 1, 2006.

(3)
Prior to January 1, 2006, the Company estimated expected volatility to approach zero as the underlying stock is not publicly traded. Effective January 1, 2006, as required under SFAS No. 123R, the Company has estimated the volatility of the underlying stock. The Company has determined that the historical volatility experienced by one of its major competitor's publicly-traded stock reflects a more accurate forecast of volatility.

        During 2006, the Company granted 72,500 Series 1 options, with weighted average exercise prices and weighted average grant date fair values as follows:

	Series 1
	Weighted Average Exercise Price	Weighted Average Grant Date Fair Value(1)
Options whose exercise price was less than the market value of the underlying Class A Common Stock on the day of grant	$3.79	$1.89
Options whose exercise price was equal to the market value of the underlying Class A Common Stock on the day of grant	$3.96	$1.78
Options whose exercise price was greater than the market value of the underlying Class A Common Stock on the day of grant	$0.00	$0.00

(1)
Grant date fair value was calculated using the binomial option-pricing model.

        During 2006, the Company granted 72,500 Series 2 options, whose exercise price was greater than the market value of the underlying Class A Common Stock on the day of grant. The weighted average exercise price and weighted average grant date fair value of these Series 2 options were $7.90 and $0.00 per share. In 2006, there were no Series 2 options granted whose exercise price was equal to or less than the market value of the underlying Class A Common Stock on the day of grant.

        The stock options vest over five years, which is deemed to be the service period over which the stock-based compensation expense is recognized. The Company recognized stock-based compensation expense of $199, $1,026 and $710 during the years ended December 31, 2004, 2005 and 2006, respectively, attributable to stock options. The 2006 amount represents compensation expense prior to the acceleration of stock options vesting as described below.

        Information concerning stock options issued to employees of the Company is presented in the following table. There were 329,600, 846,500 and 0 Series 1 stock options exercisable at December 31, 2004, 2005 and 2006, respectively. There were 329,600, 846,500, and 6,682,727 Series 2 stock options exercisable at December 31, 2004, 2005 and 2006, respectively. The weighted-average remaining contractual life was 0 and 6.8 years for Series 1 and Series 2 options, respectively, at December 31, 2006.

	Series 1		Series 2
	Number of Shares	Weighted-Average Exercise Price	Number of Shares	Weighted-Average Exercise Price
Outstanding at December 31, 2003	1,812,500	$2.11	1,812,500	$7.30
Granted	227,500	1.92	227,500	7.11
Exercised	—	—	—	—
Forfeited	(223,500)	1.85	(223,500)	7.04
Unexercised	(6,000)	1.78	(6,000)	6.97

Outstanding at December 31, 2004	1,810,500	$1.78	1,810,500	$6.97
Granted(1)	365,000	1.87	365,000	5.92
Exercised	—	—	—	—
Forfeited	(52,500)	1.60	(52,500)	6.76
Unexercised	(20,500)	1.66	(20,500)	6.87

Outstanding at December 31, 2005	2,102,500	$1.48	2,102,500	$6.49
Granted(1)	72,500	3.90	72,500	7.90
Modification	—	—	9,875,263	N/A
Exercised(2)	(1,445,750)	1.11	—	—
Forfeited	(39,000)	1.39	(39,000)	6.18
Unexercised	(11,500)	1.29	(19,750)	6.29
Cancelled	(678,750)	1.59	—	—

Outstanding at December 31, 2006(3)	—	—	11,991,513	$1.06

Exercisable at December 31, 2006(4)	—	—	6,862,727	$1.06

(1)
As allowed under SFAS No. 123(R), WTI has continued to apply the binomial option-pricing model in valuing the options granted in 2006 with the resulting fair value being amortized straight-line over the service period. The weighted-average exercise price and weighted-average grant-date fair value of the Series 1 options reflected above as being granted during the year ended December 31, 2006, were $3.90 and $1.83, respectively, per share. These options were granted with an exercise price equal to or lower than the market value of the underlying Class A Common Stock. The weighted-average exercise price and weighted-average grant-date fair value of the Series 2 options reflected above as being granted during the year ended December 31, 2006, were $7.90 and $0, respectively, per share. These options were granted with an exercise price higher than the market value of the underlying Class A Common Stock. During the year ended December 31, 2005, there were 365,000 Series 1 options granted with a weighted-average exercise price of $1.87 and a weighted-average grant-date fair value of $0.33; additionally, there were 365,000 Series 2 options granted with a weighted-average exercise price of $5.92 and a weighted-average grant-date fair value of $0. During the year ended December 31, 2004, there were 227,500 Series 1 options granted with a weighted-average exercise price of $1.92 and a weighted-average grant-date fair value of $5.70; additionally, there were 227,500 Series 2 options granted with a weighted-average exercise price of $7.11 and a weighted-average grant-date fair value of $2.02.

(2)
WTI received $1,599 in cash upon exercise of these options. The intrinsic value of the 1,445,750 Series 1 options exercised during the year ended December 31, 2006 was approximately $7,610, which represents the amount by which the market value of the underlying stock exceeds the exercise price of the option. The weighted average market value of the underlying stock was approximately $6.37 on the dates of exercise. There were no options exercised during the years ended December 31, 2005 and December 31, 2004.

(3)
The aggregate intrinsic value of the Series 1 and Series 2 options expected to vest at December 31, 2006 was approximately $0 and $794, respectively. See item (2) above regarding the definition of "intrinsic value." The weighted-average exercise prices of the Series 1 and Series 2 options expected to vest were $0 and $1.07, respectively. The weighted-average remaining contractual term of the Series 1 and Series 2 options expected to vest at December 31, 2006 was 0 and 7.4 years, respectively. The total compensation cost to be recognized under SFAS No. 123 R related to Series 1 and Series 2 options at December 31, 2006 expected to vest is approximately $0 and $129, respectively, which will be expensed over the remaining weighted-average service period of 0 and 2.8 years, respectively.

(4)
The total fair value of Series 1 and Series 2 options vested at December 31, 2006 was approximately $0 and approximately $116, respectively. At December 31, 2005, there were 846,500 Series 1 options vested with a total fair value of approximately $201 and 846,500 Series 2 options vested with a total fair value of approximately $62. At December 31, 2004, there were 329,600 Series 1 options vested with a total fair value of approximately $13 and 329,600 Series 2 options vested with a total fair value of approximately $0. The aggregate intrinsic value of the Series 1 and Series 2 options vested at December 31, 2006 was approximately $0 and $1,838, respectively. See item (2) above regarding the definition of "intrinsic value." The weighted-average remaining contractual term of the Series 1 and Series 2 options exercisable at December 31, 2006 was 0 and 6.8 years, respectively.

        During the first quarter of 2004, the Company entered into a series of restricted stock subscription agreements with certain members of the Partnership's management having an aggregate value of $12,938 for 1,587,500 restricted shares of Common Stock. These restricted shares vest over approximately five years, which is deemed to be the service period over which the stock-based compensation expense is recognized. The Company recognized stock-based compensation expense of $1,638 and $1,428 during the years ended December 31, 2005 and 2006, respectively, attributable to these restricted stock subscription agreements. The 2006 compensation expense excludes the effect of the restricted stock vesting acceleration discussed below. Also during the first quarter of 2004, the Company entered into a stock subscription agreement with a member of the Partnership's management having a value of $819 for 100,512 shares of Common Stock. Since there was no vesting or service period associated with these shares, the entire stock-based compensation expense for these shares was recognized during the first quarter of 2004.

        On February 28, 2005, the Company entered into a stock subscription agreement in connection with the exercise by a member of management of his option to purchase 16,000 shares of Class A Common Stock for an aggregate purchase price of $25. This sale was exempt from registration under the Securities Act in reliance on Rule 506 promulgated thereunder. On March 21, 2005, the Company entered into a restricted stock subscription agreement under which one of our executive officers purchased an aggregate of 200,000 restricted shares of Class A Common Stock at a price of $1.00 per share, for an aggregate purchase price of $200. These restricted shares vest over approximately five years, which is deemed to be the service period over which the stock-based compensation expense is recognized. This sale was exempt from registration under the Securities Act in reliance on Rule 506 promulgated thereunder and was made without registration pursuant to the exemption provided by Rule 701 of the Securities Act.

        During the fourth quarter of 2005, the Company accelerated the vesting of restricted shares and stock options held by a member of the Company's management and, as a result, $4,338 in additional compensation expense for these shares and options was recognized.

        On June 15, 2006, the Company entered into a stock subscription agreement with the Company's Chairman, President, and Chief Executive Officer. Pursuant to the agreement, 2,000,000 restricted shares of the Company's Class A Common Stock were issued to the Chief Executive Officer. On December 7, 2006, in connection with the Merger Agreement vesting of these shares was accelerated.

        Non-vested restricted share activity under the WTI stock incentive plan for the year ended at December 31, 2006 is summarized as follows:

	Number of Shares	Weighted-Average Grant-Date Fair Value(1)
Non-vested restricted shares of Class A Common Stock at December 31, 2005	3,139,046	$2.54
Granted	2,678,750	3.26
Vested(2)	(5,387,796)	3.00
Forfeited	—	—

Non-vested restricted shares of Class A Common Stock at December 31, 2006(3)	430,000	$1.19

(1)
Under both SFAS No. 123R and SFAS No. 123, the fair value of restricted stock awards is measured as being the intrinsic value of the shares on the day of grant—i.e. the amount by which the market value of the shares on the day of grant exceeds the exercise/purchase price of the shares.

(2)
The fair value of restricted stock awards vested during the year ended December 31, 2006 was approximately $16,176. During the year ended December 31, 2005, the fair value of the 2,145,642 restricted stock awards vested was approximately $2,385.

(3)
Of the non-vested shares at December 31, 2006, 421,400 are expected to vest. The total compensation cost to be recognized under SFAS No. 123R related to the shares at December 31, 2006 expected to vest is approximately $501, which will be expensed over the remaining weighted-average service period of 2.4 years.

        On December 7, 2006, the Company entered into the Merger Agreement. In connection with the signing of the agreement, the board of directors and stockholders approved the following changes to certain of the Company's stock awards:

  •
  Accelerated the vesting of Series 1 stock options and shares of restricted stock for certain key employees resulting in additional stock compensation expense of $12,614 being recorded;

  •
  Cancelled the remaining 678,750 Series 1 stock options and made a cash payment to the option holders. The option cancellation and cash payment were accounted for in accordance with FAS 123(R) as an acceleration of vesting and related exercise of the option. The vesting acceleration resulted in additional stock compensation expense of $652. The cash payment to the options holders of $2,798 was charged to additional paid in capital. The unrestricted and restricted stock grant was valued at the fair market value on the grant date;

  •
  Granted 678,750 shares of unrestricted and restricted stock to the option holders. Compensation expense of $296 was recognized for the shares of stock that had no future restrictions. The remaining compensation cost of $501 was deferred and will be amortized over the applicable service period;

  •
  Modified all outstanding Series 2 stock options by increasing the number of options and reducing the option price by a factor sufficient to maintain the original option's value to the option holder after the payment of the dividend discussed above; and

  •
  In connection with the signing of the Merger Agreement, the Company cannot issue any more options or restricted stock.

8.    Acquisition of Worldspan

        On June 30, 2003, the Company indirectly acquired 100% of the outstanding partnership interests of Worldspan from affiliates of Delta, Northwest and American. The aggregate consideration for the Acquisition was $901,500, consisting of $817,500 in cash and the issuance by the Company of $84,000 of holding company subordinated seller notes payable by the Company to American and Delta. The purchase consideration was subject to adjustment based upon certain items, such as the Partnership's closing cash, debt and working capital. The resulting net aggregate consideration for the Acquisition was $837,766. The Acquisition has been accounted for as a purchase transaction in accordance with SFAS No. 141, Business Combinations.

        The $119,944 excess of the purchase price over the estimated fair values of the net tangible assets and separately identifiable intangible assets of the Partnership was recorded as goodwill. The purchase price was allocated among tangible and intangible assets acquired and liabilities assumed based on estimated fair values at the Acquisition date.

        The following represents the allocation of the purchase price at the time of the Acquisition:

Current assets	$178,756
Property and equipment	129,504
Deferred charges	33,975
Other long-term assets	59,901
Goodwill	119,944
Other identifiable intangibles	666,723
Current liabilities	(203,085)
Pension and postretirement benefits	(64,067)
Long-term portion of capital lease obligations	(62,640)
Other long-term liabilities	(21,245)

Allocated purchase price	$837,766

        The $119,944 of goodwill was allocated as follows: $105,620 to the electronic travel distribution segment and $14,324 to the information technology services segment.

        During the years ended December 31, 2004 and 2005, a net decrease of $4,013 and $42,268, respectively, was recorded to goodwill as a result of the reduction of a valuation allowance on pre-acquisition deferred tax assets.

        Other identifiable intangibles acquired consist of the following:

Asset	Fair Value	Estimated Useful Life
Supplier and agency relationships	$321,618	8-11 years
Information technology services contracts	36,126	5-15 years
Developed technology	236,837	11 years
Trade name	72,142	Indefinite

        The weighted average life of acquired identifiable intangibles, subject to amortization, is approximately nine years. Goodwill and trade name are not amortized but will be tested for impairment on an annual basis or at an interim date if indicators of impairment exist. In 2006, the Company did not have to record a charge to earnings for an impairment of goodwill or other intangible assets.

9.    Goodwill and Other Intangible Assets

        Goodwill and other intangible assets consisted of the following:

		December 31, 2005		December 31, 2006
	Estimated Useful Life	Cost	Accumulated Amortization	Cost	Accumulated Amortization
Supplier and agency relationships	8-11 years	$321,618	$84,637	$318,467	$116,693
Information technology services contracts	5-15 years	36,126	7,020	36,126	9,828
Developed technology	5-11 years	238,979	55,725	238,850	77,308
Goodwill	Indefinite	73,525	—	73,525	—
Trade name	Indefinite	72,142	—	72,142	—

		$742,390	$147,382	$739,110	$203,829

        During the year ended December 31, 2006, the Company recorded $1,615 in acceleration of amortization of agency relationship intangibles related to two online agencies. The contracts with the Company were terminated by the agencies. The write-off was recorded as additional amortization in the statement of operations.

        The Company recorded amortization expense for its amortized intangible assets of $58,667, $60,275 and $59,598 for the years ended December 31, 2004, 2005 and 2006, respectively. Estimated amortization expense for the Company's intangible assets is as follows:

Year Ended December 31,
2007	$57,695
2008	56,778
2009	57,075
2010	57,075
2011	49,029
Thereafter	111,962

$389,614

        In connection with the Acquisition, the Company recorded an intangible asset in the amount of $33,152 related to the FASAs with Delta and Northwest. As of December 31, 2006, the unamortized portion of the intangible asset related to the Delta and Northwest FASAs was $25,424. This amount is included in "Other intangible assets, net" in the accompanying consolidated balance sheets. The services provided to Delta and Northwest under the terms of their respective FASA include internal reservation services, development services and other support services. The Company continues to provide services to the airlines in accordance with the terms of the respective FASA. The Company believes that these services are essential to the continued operation of the airlines. In addition, the Company believes that the cost of the services provided to Delta and Northwest are competitive to current market rates for these services given the cost formula and the monthly credit each airline receives as a part of the respective FASA. The Company does not believe that the long term value of the FASAs has changed based on any facts currently available. Additional facts could become known or actions taken by Delta and Northwest in bankruptcy that could impact the long term value of the FASAs and possibly result in an impairment of the intangible asset in the future.

        In connection with the Acquisition, the Company also recorded additional intangible assets of approximately $318,467 related to the value of the Company's existing contracts with online travel agencies, traditional travel agencies and travel suppliers. The Company believes that the Delta and Northwest bankruptcy filings will not have a materially adverse impact on cash flows because the travel customer would be able to select another supplier if Delta and Northwest were to reduce their flight capacity. Alternatively, Delta and Northwest could pursue GDS alternatives allowing them to bypass the Worldspan GDS. If either Delta or Northwest were successful in bypassing the Worldspan GDS entirely or significantly reducing their flight capacity, the Company's cash flow and financial condition could be materially, adversely effected and possibly result in an impairment of the related intangible assets in the future.

        Of the $318,467 recorded for the Company's existing contracts with travel agencies and travel suppliers, the Company estimates that $35,234 was related to the Expedia contract. Based on that estimate, the portion of this intangible asset that is unamortized as of December 31, 2006 was $19,819. The Company has confirmed that a significant portion of Expedia's North American transactions are now being processed on another GDS. The Company has performed an impairment test in accordance with Statement of Financial Accounting Standards ("SFAS") No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, and SFAS No. 142, Goodwill and Other Intangible Assets. The Company has concluded that there was no impairment related to this intangible asset in or as of December 31, 2006.

10.    Debt

        Long-term debt consists of the following:

	December 31, 2005	December 31, 2006
9 5/8 Senior Notes	$500	$500
Floating Rate Notes(1)	300,000	—
Term loan under 2005 Senior Credit Facility(2)	371,000	—
Holdco Notes	43,630	—
First Lien Credit Facility(2)	—	700,000
Second Lien Credit Facility(2)	—	250,000
Travelport Notes	—	250,493

Total debt	715,130	1,200,993
Less current portion of long-term debt	(4,000)	(7,000)

Long-term debt, excluding current portion	$711,130	$1,193,993

(1)
The Floating Rate Notes are publicly traded and at December 31, 2005 had a market value of approximately $261,000 based on the quoted market price for such notes.

(2)
Based on borrowing rates currently available to the Company, the carrying value of the debt obligation approximates fair value as of the end of the respective year.

        Long-term debt repayments are due as follows:

2007	$7,000
2008	7,000
2009	7,000
2010	7,000
2011	7,500
Thereafter	1,165,493

$1,200,993

        On January 10, 2005, the Company entered into a Note Redemption Agreement (the "Note Redemption Agreement") with Delta. Pursuant to the Note Redemption Agreement, the Company

redeemed the 10% Subordinated Note due 2012 (the "Seller Notes") in an original principal amount of $45,000 issued by the Company to Delta on June 30, 2003, the additional notes issued in lieu of cash interest and all accrued and unpaid interest up to January 10, 2005 for $36,137. As a result of the extinguishment of this debt, the Company recorded a gain in 2005 of $12,541 as other income, net in the consolidated statement of operations.

        On February 11, 2005, certain wholly-owned subsidiaries of the Company, as guarantors (the "Guarantor Subsidiaries") and The Bank of New York Trust Company, N.A., as trustee, entered into an Indenture (the "Indenture"). Pursuant to the Indenture, the Guarantor Subsidiaries issued $300,000 of Senior Second Lien Secured Floating Rate Notes due 2011 (the "Floating Rate Notes"), secured on a second priority basis by substantially all of the assets of the Partnership, WS Financing and the Guarantor Subsidiaries. In addition, Worldspan, a wholly-owned subsidiary of the Company, as borrower, the Company, and WS Holdings entered into a new credit agreement (the "Credit Agreement"). In connection with the closing under the Credit Agreement, a new senior credit facility (the "2005 Senior Credit Facility"), consisting of a revolving credit facility in the amount of $40,000 and a new term loan facility due 2010 (the "Term Loan under 2005 Senior Credit Facility") in the amount of $450,000, was made available to Worldspan.

        At the Company's option, the interest rate applied to borrowings under the Term Loan under the 2005 Senior Credit Facility during 2005 was based on the LIBOR rate plus the initial applicable margin of 2.75%. The interest rate applicable to borrowings under the Floating Rate Notes was based on the three-month LIBOR rate plus 6.25%. At December 31, 2005, the three-month LIBOR rate was 4.54%.

        The net proceeds from the sale of the Floating Rate Notes and the closing of the 2005 Senior Credit Facility, along with available cash of the Company (collectively referred to as the "Refinancing Transactions"), were used to:

  •
  repay approximately $57,488 of the outstanding balance of the then-existing senior term loan due 2007 including any accrued and unpaid interest then outstanding under the existing 2004 senior credit facility,

  •
  purchase pursuant to a cash tender offer of $279,500 of the Company's outstanding 9 5/8% Senior Notes due 2011,

  •
  redeem the Company's outstanding Preferred Stock at a redemption price equal to the face amount of the Company's Preferred Stock plus accrued and unpaid dividends to the redemption date for a total redemption price of approximately $375,729,

  •
  pay a consent fee of $8,638 to certain related parties of CVC in connection with the Holdco Notes described below, and

  •
  pay fees and expenses related to the Refinancing Transactions.

        In connection with the Refinancing Transactions, on February 16, 2005, the Company issued $43,630 in 11% Subordinated Notes due 2013 (the "Holdco Notes") to certain related parties of CVC and paid $365 in accrued and unpaid interest in exchange for the surrender and cancellation of all of the obligations owing by the Company in the 12% Related Party Notes due 2012.

        As a result of the Refinancing Transactions described above, the Company recorded a loss on extinguishment of debt of $51,694 for the year ended December 31, 2005.

        Debt covenants in the Credit Agreement and the Indenture required the Guarantor Subsidiaries to maintain certain financial ratios, including a minimum interest coverage ratio and a maximum total leverage ratio. Also, the Indenture required the Guarantor Subsidiaries to maintain a minimum fixed charge coverage ratio. In addition, certain non-financial covenants restricted the activities of the Guarantor Subsidiaries.

        On March 4, 2005, the Company entered into an interest rate swap with a notional amount of $508,370 on November 15, 2005 and amortized on a quarterly basis to $102,250 at November 15, 2008. The reset dates on the swap are February 15, May 15, August 15 and November 15 of each year until maturity on November 15, 2008. This agreement, which has been designated as a cash flow hedge, will be used to convert the variable component of the interest rates on certain indebtedness to a fixed rate of 4.3%, effective November 15, 2005. During 2005 and 2006, the critical terms of the swap matched those of the debt it was hedging; therefore the swap was considered a highly effective hedge against changes in the fair value of the debt and no ineffectiveness was recognized in operations. Changes in the fair value of the swap are recognized as a component of accumulated other comprehensive income in each reporting period. As of December 31, 2005 and 2006, the total fair value of this swap was a long-term asset of $3,382 and $3,427, respectively, which included accrued interest of $0 and $423, respectively. The accrued interest is included in other current assets in the condensed consolidated balance sheets with the remainder of the total value included in other long-term assets.

        On December 7, 2006, the Company and certain of its wholly owned subsidiaries entered into the following transactions (collectively referred to as "2006 Recapitalization Transactions"):

  •
  The Partnership entered into a first lien credit agreement in the amount of $700,000 ("First Lien Credit Facility"). The First Lien Credit Facility bears interest with respect to Eurodollar loans at a rate of LIBOR plus a 3.25% margin and with respect to Base Rate Loans, the greater of the Prime Rate or the Federal Funds plus one half of one percent plus a 2.25% margin. Interest is payable at the end of each calendar quarter beginning March 31, 2007. The principal is due in 27 quarterly installments of $1,750 commencing March 31, 2007 with a balloon payment of $652,750 due on December 7, 2013.

  •
  The Partnership entered into second lien credit agreement in the amount of $250,000 ("Second Lien Credit Facility"). The Second Lien Credit Facility bears interest with respect to Eurodollar loans at a rate of LIBOR plus a 7.00% margin and with respect to Base Rate Loans, the greater of the Prime Rate or the Federal Funds plus one half of one percent plus a 6.00% margin. Interest is payable at the end of each calendar quarter beginning March 31, 2007. The margin on the Second Lien Credit Facility increases by 0.5% for both Eurodollar and Base Rate Loans effective September 8, 2007 and increases by an additional 0.5% effective December 7, 2007. The principal is due in full on December 7, 2014.

  •
  The Company entered into a $125,000 Subordinated Note due December 7, 2015 with Travelport Worldwide Limited and a $125,000 Subordinated Note due December 7, 2015 with Travelport Limited (collectively referred to as "Travelport Notes"). The Travelport Notes bear interest at a rate of 3% per annum until December 2007, 7% per annum from December 2007 to

    December 2008 and LIBOR plus 11% not to exceed a total interest rate of 12% per annum for the remainder of the term. Interest is payable quarterly commencing March 31, 2007. Any unpaid interest will become part of the principal of the Travelport Notes on a quarterly basis.

        The gross proceeds of $1,200,000 from the 2006 Recapitalization Transactions along with available cash were used to:

  •
  Retire the principal of $266,000 and pay accrued interest of $1,867 on the Term loan under the 2005 Senior Credit Facility;

  •
  Retire the principal of $300,000, pay accrued interest of $4,218 and pay a call premium of $9,000 on the Floating Rate Notes;

  •
  Retire the principal of $43,630, pay accrued interest of $2,280 and pay a call premium of $3,490 on the Holdco Notes;

  •
  Pay certain costs associated with 2006 Recapitalization Transactions of $19,895. These costs were capitalized and are included in Debt issuance costs, net in the consolidated balance sheet; and

  •
  Pay a dividend to holders of Class A Common Stock and Class B Common Stock totaling $556,173.

        The call premiums paid on the Floating Rate Notes and the Holdco Notes of $12,490 along with the remaining unamortized debt issuance costs related to the Term loan under the 2005 Credit Facility and the Floating Rate Notes of $10,229 were written off and classified as a loss on extinguishment of debt in the consolidated statement of operations.

        Debt covenants in both the First and Second Lien Credit Facilities require the Partnership to maintain certain financial ratios, including a minimum interest coverage ratio and a maximum leverage ratio. In addition, certain non-financial covenants restrict the activities of the Partnership and its subsidiaries. Included in these non-financial covenants for the First and Second Lien Credit Facilities is a limitation on fundamental changes which prohibits the Partnership and its subsidiaries from entering into any merger, consolidation or liquidation. The First and Second Lien Credit Facilities contain provisions whereby the merger with Travelport, Inc., if closed, will represent an event of default and cause the outstanding amounts to become immediately due and payable. Also, the Travelport Notes' principal and accrued interest become immediately due and payable upon a change of control as defined in the subordinated note agreement.

11.    Lines of Credit

        As part of the Refinancing Transactions, the Partnership entered into a revolving credit facility in the amount of $40,000. As of December 31, 2005, no amounts were outstanding on this credit facility. This facility was terminated in connection with the 2006 Recapitalization Transactions discussed in Note 10.

        As a part of the 2006 Recapitalization Transactions discussed in Note 10, the Partnership entered into a revolving credit facility in the amount of $50,000. As of December 31, 2006, no amounts were outstanding on this facility. Commitment fees on the unused portion are payable quarterly and $17 of commitment fees were accrued at December 31, 2006. On February 16, 2007, the Company borrowed $25,000 against the revolving credit facility.

12.    Common and Preferred Stock

        On February 16, 2005, WTI redeemed approximately 97% of Series A Preferred Stock and the remaining outstanding Series A Preferred Stock on April 15, 2005, in connection with the Refinancing Transactions at a redemption price equal to the face amount of the Series A Preferred Stock plus accrued and unpaid dividends thereon to the redemption date. There were 126,186,421 shares of Series A Preferred Stock issued and outstanding prior to the date of redemption.

        Prior to the redemption, the Company was authorized to issue 330,000 shares of preferred stock, all of which was designated to be Series A Preferred Stock. The Series A Preferred Stock had a par value of $0.01 per share and was entitled to annual dividends, if and when declared, which were cumulative and accrued at a rate of 10%, compounding semi-annually. The Series A Preferred Stock was senior to all common stock and had no voting rights.

        The Company is authorized to issue 261,000,000 shares of Common Stock, consisting of (i) 125,000,000 shares of Class A Common Stock with a par value of $0.01 per share, (ii) 11,000,000 shares of Class B Common Stock with a par value of $0.01 per share and (iii) 125,000,000 shares of Class C Common Stock with a par value of $0.01 per share. The holders of Class A Common Stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, and the holders of Class B Common Stock and Class C Common Stock are entitled to one vote per share on all matters submitted to a vote of the stockholders other than the election of directors. Holders of Class A Common Stock may convert any or all of their shares into an equal number of shares of Class C Common Stock, and holders of Class B Common Stock or Class C Common Stock may convert any or all of their shares into an equal number of shares of Class A Common Stock. The holders of Class B Common Stock were entitled to an annual special dividend equal to an aggregate amount of $600 per year for a period of ten years following the closing of the Acquisition. During the year ended December 31, 2004, the Company declared Class B Common Stock Dividends of $600 and paid Class B Common Stock dividends of $450. The remaining $150 was subsequently paid during 2005.

        On February 16, 2005, WTI filed a Certificate of Amendment of its Amended and Restated Certificate of Incorporation, effective as of the date of filing, with the Secretary of State of the State of Delaware to, among other things, terminate the special dividends payable to holders of the Class B Common Stock of WTI in return for a prepayment of $3,080 payable on or before December 15, 2005. The Company paid the entire amount of this prepayment to the holders of the Class B Common Stock during the third and fourth quarters of 2005. Since December 31, 2003, all of the Class B Common Stock was held by OTPP.

        Concurrent with the signing of the Agreement with Travelport, on December 7, 2006, WTI refinanced its existing debt and paid a dividend of $493,363 to Class A Common stockholders and $62,810 to Class B Common stockholders. See Note 10 for a discussion of the Recapitalization Transactions.

        The Company accounts for treasury stock using the cost method. As of December 31, 2006, the Company held 295,461 of Class A Common Stock as treasury shares.

13.    Other Events

        On July 20, 2005, the Partnership announced a reduction in force of approximately 70 employees. The reduction was the result of improved organizational efficiency and the outsourcing of programming for certain applications. The Partnership recorded a charge of $1,050, all of which was for severance and benefits. This amount is included in "Cost of Revenues" in the accompanying consolidated statements of operations. At December 31, 2005, there was no remaining liability associated with this workforce reduction.

14.    Income Taxes

        Income (loss) before provision for income taxes consisted of:

	Year Ended December 31, 2004	Year Ended December 31, 2005	Year Ended December 31, 2006
Domestic	$25,257	$(9,733)	$13,497
Foreign	7,808	10,231	8,163

Income before provision for income taxes	$33,065	$498	$21,660

        The income tax provision (benefit) is as follows:

	Year ended December 31, 2004	Year ended December 31, 2005	Year ended December 31, 2006
Current provision:
Federal	$7,667	$(137)	$2,483
State	368	14	—
Foreign	2,201	1,937	2,318

Total current	10,236	1,814	4,801

Deferred provision:
Federal	1,420	(9,753)	6,445
State	81	(557)	184
Foreign	903	171	280

Total deferred	2,404	(10,139)	6,909

Total provision (benefit) for income taxes	$12,640	$(8,325)	$11,710

        The Company utilizes SFAS 109, "Accounting for Income Taxes." The deferred taxes result from temporary differences between financial reporting and tax for earnings from the Company's partnership investment in Worldspan associated with accrued expenses, employee benefit plans, intangibles, fixed assets, and other items.

        The Company's net deferred tax assets consisted of the following:

	December 31, 2005	December 31, 2006
Deferred tax assets:
Investment in partnership	$32,034	$38,383
Net operating loss carryforwards	10,057	2,803
Interest	2,797	—
Foreign operations	4,192	3,635

Total deferred tax assets before valuation allowance	49,080	44,821
Valuation allowance	(1,080)	(794)

Net deferred tax asset	$48,000	$44,027

        Below is a reconciliation of the expected income tax expense from continuing operations (based on the U.S. federal statutory income tax rate of 35%) to the actual income tax expense (benefit):

	Years ended December 31,
	2004	2005	2006
Computed expected income tax expense	$11,573	$174	$7,581
Effect of:
State income taxes, net of federal effect	368	—	1,354
Foreign rate variance	—	(852)	(20)
Domestic valuation allowance release	—	(12,202)	—
Foreign valuation allowance release	—	—	(239)
Amortization of an indefinite lived asset	492	2,028	—
Research and development tax credit	(1,284)	(390)	—
Nondeductible expense associated with stock options	900	2,290	2,385
Other, net	591	627	649

Income tax expense (benefit)	$12,640	$(8,325)	$11,710

        In 2005, the Company determined that it is more likely than not that the Company will realize its domestic net operating loss carryforwards and other deferred tax assets prior to their expiration. As a result, the Company released $54,238 of its deferred tax asset valuation allowance and recorded a $42,036 reduction in goodwill as it related to deferred tax assets that arose as of or prior to the Acquisition.

        In 2005, the Company reduced the pre-acquisition valuation allowance on its foreign deferred tax assets by $232, which resulted in a corresponding deduction to goodwill. During 2006, the Company determined that it is more likely than not that the Company will realize a portion of its foreign deferred tax assets prior to their expiration. As a result, the Company released $239 of its deferred tax asset valuation allowance and recorded a $286 income tax benefit. As of December 31, 2006 there is a valuation allowance of $794 against net foreign deferred tax assets of $3,635. A valuation allowance has been set up as the Company does not believe it is more likely than not that the Company will be able to realize the benefit of such foreign deferred tax assets.

        In 2006, the state effective tax rate was reduced by 1%, from 2% in 2005 to 1% in 2006. This is primarily due to Georgia state tax law changes.

        The Company uses the tax law ordering approach for purposes of determining its windfall tax benefits under SFAS No. 123R. Deferred tax assets relating to tax benefits of employee stock option grants have been reduced to reflect exercises in 2006. In addition, these exercises resulted in tax deductions in excess of previously recorded compensation expense with the benefit being considered a "windfall". Pursuant to SFAS No. 123R the additional tax benefit of $5,076 associated with the windfall is realized in 2006 as Additional Paid in Capital.

        The Company had a domestic net operating loss carryforward at December 31, 2006 of $7,786 that will expire in 2026 if not utilized. Upon a change of control of the Company, the usage of its net operating loss and other tax carryforward items may be limited. The Company plans to utilize its remaining net operating loss carryforwards prior to the expected closing date, if consummated, of the Merger Agreement.

        As of December 31, 2006, the Company, in accordance with Accounting Principles Board ("APB") Opinion 23, Accounting for Income Taxes, Special Areas has determined that undistributed foreign earnings are intended to be indefinitely reinvested by its non-U.S. subsidiaries and, therefore, no provision for U.S. federal and state income taxes has been made. The Company periodically determines whether the non-U.S. subsidiaries will invest their undistributed earnings indefinitely and reassesses this determination as appropriate. Determination of the amount of any unrecognized deferred income tax liability associated with foreign earnings is not practicable.

15.    Commitments and Contingencies

Litigation

        On September 19, 2005, the Company filed a lawsuit against Orbitz (a subsidiary of Travelport, Inc.) in the United States District Court, Northern District of Illinois, Eastern Division ("Federal Suit"). See Note 1 for a discussion of the Merger Agreement with Travelport, Inc. Orbitz is one of the Company's largest online travel agency customers and represented approximately 11% of its transaction volume for twelve month periods ended December 31, 2006. The Federal Suit alleged that Orbitz accessed and used the Company's seat map data in violation of the Federal Computer Fraud and Abuse Act ("FCFAA") and in breach of the agreement with Orbitz. The Federal Suit contained several additional state-law claims. On April 19, 2006, the court considering the Federal Suit dismissed the claim under the FCFAA and relinquished jurisdiction over the Company's state-law claims against Orbitz without prejudice to the Company refiling its state-law claims in state court. The Company filed an appeal with the United States Court of Appeals for the Seventh Circuit on May 18, 2006.

        The Company refiled its state-law claims in the Circuit Court of Cook County, Illinois, County Department, Law Division. The complaint alleges that Orbitz's improper accessing and use of the Company's seat map data violates the Georgia Computer Systems Protection Act and the Company's agreements with Orbitz, and that Orbitz's use of Galileo and ITA, competing computer reservation systems, constitutes breaches of the Company's agreement with Orbitz. The Company is seeking injunctive relief to prevent the unauthorized accessing and use of its seat map data as well as to prevent Orbitz's use of the services or data of Galileo and ITA. The Company also seeks monetary damages from Orbitz in excess of $109,000 and reimbursement for its attorneys' fees and costs.

        After filing the Federal Suit, the Company learned that Orbitz filed suit against it on September 16, 2005, in the Circuit Court of Cook County, Illinois, County Department, Law Division, purporting to assert two causes of action against it for violation of the Illinois Consumer Fraud Act and equitable estoppel. Orbitz claimed that certain exclusivity, minimum segment fee and 100% booking requirement provisions in the agreement were illegal and in violation of public policy. In its suit, Orbitz seeks a court order precluding the Company from pursuing its breach of contract claims against Orbitz, an order terminating and rescinding the first and second amendments of the Company's contract with Orbitz (which include, among other things, provisions containing commitments from Orbitz with respect to its usage of the Worldspan GDS through 2011), monetary damages in excess of $50, punitive damages and reimbursement for attorneys' fees and costs. Orbitz filed an amended complaint against the Company on July 5, 2006. The amended complaint adds six counts, including claims of breach of contract, fraud and rescission, in addition to a declaratory judgment request. The complaint seeks equitable and monetary relief, attorney's fees and costs, monetary damages in excess of $50 and prejudgment interest. The Orbitz case has been consolidated with the Company's state court cases. The Company believes that the allegations in the Orbitz complaint are without merit and it intends to defend against this action vigorously. If the Company is unable to satisfactorily resolve the claims asserted by Orbitz and its lawsuit against the Company is successful, there would be few or no restrictions to prevent Orbitz from moving a significant portion of its business from the Worldspan GDS, which would have a material adverse effect on the Company's business, financial condition and results of operations.

        The parties have agreed to stay both the state and federal actions pending the closing of the proposed merger with Travelport, Inc.

        In September 2003, the Company received multiple assessments totaling €39,503 from the tax authorities of Greece relating to tax years 1993-2002. The Company filed appeals of these assessments. Pursuant to a formal tax amnesty program with the Greek authorities, the Company reached a settlement of the outstanding assessments in an amount of approximately €7,775. The Company Interest Purchase Agreement, dated March 3, 2003, provides that each of Delta, Northwest and American (collectively, Worldspan's "founding airlines") shall severally indemnify WTI and hold WTI harmless on a net after-tax basis from and against any and all taxes of the Company and its subsidiaries related to periods prior to the Acquisition. The Company informed the founding airlines of the receipt of these assessments and the indemnity obligation of the founding airlines under the Company Interest Purchase Agreement. Delta and American have reimbursed the Company in full pursuant to their indemnity obligations. As of December 31, 2006, the balance of the amounts due from Northwest was $1,625. Because of the indemnity provision and other remedies available under the applicable agreements, the Company believes that this remaining balance will be recovered from Northwest and will not have a material effect on the Company's financial position or results of operations.

        Additionally, in connection with the Acquisition, Delta, Northwest and American agreed to retain the rights and obligations of all tax matters relating to tax periods prior to June 30, 2003. However, the exercise of these rights could be successfully challenged in bankruptcy court.

        On July 26, 2006, Expedia and its affiliate, IAC Global LLC, (collectively, "Expedia") filed a lawsuit against the Company in the Superior Court, King County, Washington. Among other actions and requests for relief, the complaint requests a declaratory judgment from the court regarding Expedia's use of data and information provided by the Company as set forth in the contract between the parties. The Company believes that the allegations in the Expedia complaint are without merit and it intends to defend against this action.

        In addition, the Company is currently involved in various claims related to matters arising from the ordinary course of business. Management believes the ultimate disposition of these actions will not materially affect the financial position or results of operations of the Company.

Operating and Capital Leases

        The Company has operating lease agreements which are principally for software, equipment and office facilities. Rent expense relating to these lease agreements was $62,492 and $55,616 for the years ended December 31, 2005 and 2006, respectively.

        The Company leases equipment under noncancelable capital lease obligations. Under these arrangements, an asset and obligation are recorded at the lesser of the present value of the rental and other minimum lease payments or the fair value of the leased property. The interest rate used in computing the present value of the minimum lease payments ranges from approximately 4.2% to 12.0% depending on the asset being leased. The annual lease payments under capital lease obligations are allocated between a reduction in the liability and interest payments using the effective interest method.

        Future minimum lease payments under noncancelable operating leases and capital leases at December 31, 2006 are as follows:

	Operating	Capital
2007	$42,365	$17,907
2008	44,402	16,078
2009	39,999	17,184
2010	38,800	16,789
2011	31,826	44,715

Total	$197,392	$112,673

Less amount representing interest		(37,443)

Present value of net minimum lease payments		75,230
Less current maturities		(13,199)

Long-term maturities		$62,031

        On June 30, 2006, Worldspan signed amendments to its existing Asset Management Offering agreement ("AMO"), Enterprise Software Option agreement ("ESO") and the Websphere Software Special Option agreement ("WSSO"), collectively referred to as the "IBM OIO Agreements." The terms of the IBM OIO Agreements were extended from June 30, 2008 to June 30, 2011 with the option for two one-year renewal periods from June 30, 2011.

        Consistent with prior treatment, the Company has accounted for the amended IBM OIO Agreements collectively as a multiple element arrangement of hardware, software, and services. Under the terms of these agreements, the Company has a remaining aggregate minimum commitment of $213,864 at December 31, 2006, plus additional contingent payments dependent upon the rate of growth of electronic travel distribution transaction volumes. Of the aggregate minimum commitment, approximately $153,181 represents future minimum lease payments for leases classified as operating at December 31, 2006 and approximately $60,683 represents future minimum lease payments for leases classified as capital at December 31, 2006. These amounts have been included in the table above in the future minimum lease payments under noncancelable operating leases and capital leases at December 31, 2006.

        The future minimum amounts payable under the IBM OIO agreements are as follows at December 31, 2006:

	Total IBM OIO Agreements	IBM OIO Agreements Operating Leases at December 31, 2006	IBM OIO Agreements Capital Leases at December 31, 2006
2007	$46,442	$32,658	$13,784
2008	48,174	34,323	13,851
2009	48,262	34,411	13,851
2010	47,970	34,514	13,456
2011	23,016	17,275	5,741

	$213,864	$153,181	$60,683

        The payment stream of the IBM OIO Agreements are such that in the earlier years, the payments required under the agreement exceed the value of the technology and service elements received. This prepaid element was $11,166 and $11,247 at December 31, 2005 and 2006, respectively, and is included in "Other long-term assets" in the accompanying consolidated balance sheet.

        Effective September 29, 2006, Worldspan entered a separate leasing arrangement with IBM to lease new mainframe and storage devices. This leasing arrangement increased capital lease obligations and property and equipment by $11,184.

16.    Business Segment Information

        The Company's operations are classified into two reportable business segments: electronic travel distribution and information technology services. The Company's two reportable business segments are managed separately based on fundamental differences in their operations. In addition, each business segment offers different products and services. The electronic travel distribution segment distributes travel services of its suppliers to subscribers of the Worldspan GDS. By having access to the Worldspan GDS, subscribers are able to book reservations with the suppliers. The information technology services segment provides technology services to Delta and Northwest and other companies in the travel industry.

        The Company evaluates performance and allocates resources based on operating income. The accounting policies of the reportable segments are the same as those described in the summary of significant accounting policies. There are no intersegment sales.

	Year Ended December 31, 2004	Year Ended December 31, 2005	Year Ended December 31, 2006
Revenues
Electronic travel distribution	$876,552	$881,599	$812,688
Information technology services	67,666	72,156	74,312

Total revenues	$944,218	$953,755	$887,000
Operating income
Electronic travel distribution	$120,727	$157,527	$143,951
Information technology services	(32,142)	(41,248)	(31,857)

Total operating income	$88,585	$116,279	$112,094
Depreciation and amortization
Electronic travel distribution	$82,401	$77,964	$71,179
Information technology services	19,477	22,781	21,591

Total depreciation and amortization	$101,878	$100,745	$92,770

        The Company's principal administrative, marketing, product development and technical operations are located in the United States. Areas of operation outside of North America include EMEA, Asia and Latin America which are primarily composed of selling and marketing functions.

        The following table includes the years ended December 31, 2004, 2005 and 2006, respectively, related to our geographic areas.

	Year Ended December 31, 2004	Year Ended December 31, 2005	Year Ended December 31, 2006
Geographic areas
Total revenues
United States	$801,592	$815,701	$768,204
Foreign	142,626	138,054	118,796

Total	$944,218	$953,755	$887,000
	December 31, 2005	December 31, 2006
Long-lived assets
United States	$791,906	$784,568
Foreign	28,130	35,018

Total	$820,036	$819,586

17.    Supplemental Guarantor/Non-Guarantor Financial Information

        In conjunction with the closing of the Refinancing Transactions discussed in Note 10, the Term Loan under 2005 Senior Credit Facility became fully and unconditionally guaranteed on a senior unsecured basis by the domestic operations and assets of the Partnership (referred to as "Worldspan, L.P.—Guarantor" in the accompanying financial information). Included in Worldspan, L.P.—Guarantor are Worldspan, L.P. and all of its wholly-owned domestic subsidiaries including WS Financing Corp ("WS Financing"). These domestic subsidiaries also fully and unconditionally guarantee on a second priority basis the Floating Rate Notes. These domestic subsidiaries collectively represent less than one percent of the Partnership's total assets, Partners' capital (deficit), total revenues, net income, and cash flows from operating activities. The guarantees of each of the legal entities comprised by Worldspan, L.P.—Guarantor are full, unconditional, joint and several. The foreign subsidiaries (referred to as "Non-Guarantor Subsidiaries" in the accompanying financial information) represent the foreign operations of the Partnership. WS Financing does not have any substantial operations, assets or revenues. In connection with the Merger Agreement discussed in Note 1, the Company and certain of its wholly owned subsidiaries entered into the 2006 Recapitalization Transactions. The Term Loan under the 2006 Recapitalization transactions became fully and unconditionally guaranteed on a senior unsecured basis by the domestic operations and assets of the Partnership.

        The following financial information presents condensed consolidating balance sheets, statements of operations and statements of cash flows for Worldspan, L.P.—Guarantor and Non-Guarantor Subsidiaries. The information has been presented as if Worldspan, L.P.—Guarantor accounted for its ownership of the Non-Guarantor Subsidiaries using the equity method of accounting.

Condensed Consolidating Balance Sheets
as of December 31, 2005

	WTI	Worldspan, L.P.— Guarantor	Non-Guarantor Subsidiaries	Eliminating Entries	WTI Consolidated
Assets
Current assets
Cash and cash equivalents	$209	$55,238	$2,855	$—	$58,302
Trade accounts receivable, net	—	95,475	2,509	—	97,984
Prepaid expenses and other current assets	543	16,196	796	(906)	16,629

Total current assets	752	166,909	6,160	(906)	172,915
Property and equipment, less accumulated depreciation	—	85,311	5,972	—	91,283
Deferred charges	—	12,984	11,408	—	24,392
Debt issuance costs, net	—	14,626	—	—	14,626
Supplier and agency relationships, net	—	236,981	—	—	236,981
Developed technology, net	—	183,254	—	—	183,254
Trade name	—	72,142	—	—	72,142
Goodwill	(38,278)	111,803	—	—	73,525
Other intangible assets, net	—	29,106	—	—	29,106
Investments in subsidiaries	31,509	27,811	—	(59,320)	—
Other long-term assets	48,421	41,444	10,750	(5,888)	94,727

Total assets	$42,404	$982,371	$34,290	$(66,114)	$992,951

Liabilities, Stockholders' Deficit and Partners' Capital
Current liabilities
Accounts payable	$—	$12,477	$4,370	$—	$16,847
Intercompany accounts payable (receivable)	—	31,461	(31,461)	—	—
Accrued expenses	4,448	111,089	33,649	(906)	148,280
Current portion of capital lease obligations	—	17,863	—	—	17,863
Current portion of long-term debt	—	4,000	—	—	4,000

Total current liabilities	4,448	176,890	6,558	(906)	186,990
Long-term portion of capital lease obligations	—	36,555	—	—	36,555
Long-term debt	—	667,500	—	—	667,500
Related party debt	43,630	—	—	—	43,630
Pension and postretirement benefits	—	60,370	(42)	—	60,328
Other long-term liabilities	5,888	9,547	(37)	(5,888)	9,510

Total liabilities	53,966	950,862	6,479	(6,794)	1,004,513
Commitments and contingencies
Stockholders' deficit
Class A Common Stock, $0.01 par; 125,000,000 shares authorized; 83,253,159 and 82,967,548 shares issued and outstanding, respectively, at December 31, 2005	832	—	—	—	832
Class B Common Stock, $0.01 par; 11,000,000 shares authorized, issued and outstanding	110	—	—	—	110
Class C Common Stock, $0.01 par 125,000,000 shares authorized, no shares issued or outstanding	—	—	—	—	—
Additional paid in capital—common stock	(14,510)	—	—	—	(14,510)
Deferred compensation	(6,852)	—	—	—	(6,852)
Accumulated other comprehensive loss	(558)	—	—	—	(558)
Retained earnings	9,507	—	—	—	9,507

Total stockholders' deficit, excluding treasury stock	(11,471)	—	—	—	(11,471)
Less: Cost of treasury stock, 285,611 shares at December 31, 2005	(91)	—	—	—	(91)

Total stockholders' deficit	(11,562)	—	—	—	(11,562)
Partners' capital	—	31,509	27,811	(59,320)	—

Total liabilities, stockholders' deficit and Partners' capital	$42,404	$982,371	$34,290	$(66,114)	$992,951

Condensed Consolidating Balance Sheets
as of December 31, 2006

	WTI	Worldspan, L.P.— Guarantor	Non-Guarantor Subsidiaries	Eliminating Entries	WTI Consolidated
Assets
Current assets
Cash and cash equivalents	$232	$27,839	$3,480	$—	$31,551
Trade accounts receivable, net	—	70,250	1,744	—	71,994
Prepaid expenses and other current assets	5,122	18,283	960	(906)	23,459

Total current assets	5,354	116,372	6,184	(906)	127,004
Property and equipment, less accumulated depreciation	—	96,843	3,475	—	100,318
Deferred charges	—	17,824	18,726	—	36,550
Debt issuance costs, net	—	21,225	—	—	21,225
Supplier and agency relationships, net	—	201,774	—	—	201,774
Developed technology, net	—	161,542	—	—	161,542
Trade name	—	72,142	—	—	72,142
Goodwill	(38,278)	111,803	—	—	73,525
Other intangible assets, net	—	26,298	—	—	26,298
Investments in subsidiaries	(341,304)	33,376	—	307,928	—
Restricted funds	50,000	—	—	—	50,000
Other long-term assets	44,176	24,201	12,817	(4,982)	76,212

Total assets	$(280,052)	$883,400	$41,202	$302,040	$946,590

Liabilities, Stockholders' Deficit and Partners' Capital
Current liabilities
Accounts payable	$—	$7,641	$839	$—	$8,480
Intercompany accounts payable (receivable)	47	27,415	(27,462)	—	—
Accrued expenses	1,289	100,101	34,446	(906)	134,930
Current portion of capital lease obligations	—	13,199	—	—	13,199
Current portion of long-term debt	—	7,000	—	—	7,000

Total current liabilities	1,336	155,356	7,823	(906)	163,609
Long-term portion of capital lease obligations	—	62,031	—	—	62,031
Long-term debt	250,493	943,500	—	—	1,193,993
Pension and postretirement benefits	—	54,655	—	—	54,655
Other long-term liabilities	4,982	9,162	3	(4,982)	9,165

Total liabilities	256,811	1,224,704	7,826	(5,888)	1,483,453
Commitments and contingencies
Stockholders' deficit
Class A Common Stock, $0.01 par; 125,000,000 shares authorized; 87,377,659 and 87,082,198 shares issued and outstanding, respectively, at December 31, 2006	873	—	—	—	873
Class B Common Stock, $.01 par; 11,000,000 shares authorized, issued and outstanding	110	—	—	—	110
Class C Common Stock, $0.01 par 125,000,000 shares authorized, no shares issued or outstanding	—	—	—	—	—
Additional paid in capital—common stock	130	—	—	—	130
Deferred compensation	(501)	—	—	—	(501)
Accumulated other comprehensive loss	(631)	—	—	—	(631)
Retained deficit	(536,716)	—	—	—	(536,716)

Total stockholders' deficit, excluding treasury stock	(536,735)	—	—	—	(536,735)
Less: Cost of treasury stock, 295,461 shares at December 31, 2006	(128)	—	—	—	(128)

Total stockholders' deficit	(536,863)	—	—	—	(536,863)
Partners' capital	—	(341,304)	33,376	307,928	—

Total liabilities, stockholders' deficit and Partners' capital	$(280,052)	$883,400	$41,202	$302,040	$946,590

Condensed Consolidating Statements of Operations
for the Year Ended December 31, 2004

	WTI	Worldspan, L.P.— Guarantor	Non-Guarantor Subsidiaries	Eliminating Entries	WTI Consolidated
Revenues	$1,500	$801,592	$142,626	$(1,500)	$944,218
Operating expenses	1,372	722,000	133,761	(1,500)	855,633

Operating income	128	79,592	8,865	—	88,585
Other income (expense)
Interest (expense) income, net	(9,603)	(40,185)	72	—	(49,716)
Income from subsidiaries	41,863	4,704	—	(46,567)	—
Other, net	(2,427)	(2,248)	(1,129)	—	(5,804)

Total other income (expense), net	29,833	(37,729)	(1,057)	(46,567)	(55,520)
Income before income taxes	29,961	41,863	7,808	(46,567)	33,065
Income tax expense	9,536	—	3,104	—	12,640

Net income	$20,425	$41,863	$4,704	$(46,567)	$20,425

Condensed Consolidating Statements of Operations
for the Year Ended December 31, 2005

	WTI	Worldspan, L.P.— Guarantor	Non-Guarantor Subsidiaries	Eliminating Entries	WTI Consolidated
Revenues	$1,281	$815,701	$138,054	$(1,281)	$953,755
Operating expenses	1,095	709,344	128,318	(1,281)	837,476

Operating income	186	106,357	9,736	—	116,279
Other income (expense)
Interest (expense) income, net	(4,995)	(59,796)	101	—	(64,690)
Loss on extinguishment of debt	3,903	(55,597)	—	—	(51,694)
Income from subsidiaries	(675)	8,123	—	(7,448)	—
Other, net	(29)	238	394	—	603

Total other income (expense), net	(1,796)	(107,032)	495	(7,448)	(115,781)
Income before income taxes	(1,610)	(675)	10,231	(7,448)	498
Income tax expense (benefit)	(10,433)	—	2,108	—	(8,325)

Net income	$8,823	$(675)	$8,123	$(7,448)	$8,823

Condensed Consolidating Statements of Operations
for the Year Ended December 31, 2006

	WTI	Worldspan, L.P—Guarantor.	Non-Guarantor Subsidiaries	Eliminating Entries	WTI Consolidated
Revenues	$906	$768,204	$118,796	$(906)	$887,000
Operating expenses	1,084	667,374	107,354	(906)	774,906

Operating income	(178)	100,830	11,442	—	112,094
Other income (expense)
Interest (expense) income, net	(4,965)	(65,423)	91	—	(70,297)
Loss on extinguishment of debt	(3,490)	(19,229)	—	—	(22,719)
Income from subsidiaries	27,695	5,565	—	(33,260)	—
Other, net	—	5,952	(3,370)	—	2,582

Total other income (expense), net	19,240	(73,135)	(3,279)	(33,260)	(90,434)
Income before income taxes	19,062	27,695	8,163	(33,260)	21,660
Income tax expense (benefit)	9,112	—	2,598	—	11,710

Net income	$9,950	$27,695	$5,565	$(33,260)	$9,950

Condensed Consolidating Statements of Cash Flows
for the Year Ended December 31, 2004

	WTI	Worldspan, L.P.— Guarantor	Non-Guarantor Subsidiaries	Eliminating Entries	WTI Consolidated
Net cash provided by operating activities	$11,363	$150,517	$(1,160)	$(17,940)	$142,780

Cash flows from investing activities:
Purchase of property and equipment	—	(10,575)	(3,183)	—	(13,758)
Proceeds from sale of property and equipment	—	233	—	—	233
Capitalized software for internal use	—	(727)	(138)	—	(865)
Proceeds from the sale of investments in other entity	—	5,765	—	—	5,765
Investments in subsidiaries	(11,131)	(6,320)	—	17,451	—

Net cash used in investing activities	(11,131)	(11,624)	(3,321)	17,451	(8,625)

Cash flows from financing activities:
Cash dividends paid	(484)	—	—	—	(484)
Class A Common stock repurchased	(91)	—	—	—	(91)
Proceeds from issuance of Class A Common and Series A Preferred stock	380	—	—	—	380
Principal payments on capital leases	—	(21,683)	—	—	(21,683)
Principal payments on debt	—	(55,512)	—	—	(55,512)
Distributions to Partners, net	—	(6,809)	—	6,809	—
Contributions to subsidiaries	—	—	6,320	(6,320)	—

Net cash (used in) provided by financing activities	(195)	(84,004)	6,320	489	(77,390)

Net increase in cash and cash equivalents	37	54,889	1,839	—	56,765
Cash and cash equivalents at beginning of period	100	41,615	2,131	—	43,846

Cash and cash equivalents at end of period	$137	$96,504	$3,970	$—	$100,611

Condensed Consolidating Statements of Cash Flows
for the Year Ended December 31, 2005

	WTI	Worldspan, L.P.— Guarantor	Non-Guarantor Subsidiaries	Eliminating Entries	WTI Consolidated
Net cash provided by operating activities	$1,058	$161,261	$(11,233)	$(7,267)	$143,819

Cash flows from investing activities:
Purchase of property and equipment	—	(10,572)	(3,528)	—	(14,100)
Proceeds from sale of property and equipment	—	239	—	—	239
Capitalized software for internal use	—	(19)	—	—	(19)
Investments in subsidiaries	422,372	(13,646)	—	(408,726)	—

Net cash provided by (used in) investing activities	422,372	(23,998)	(3,528)	(408,726)	(13,880)

Cash flows from financing activities:
Proceeds from issuance of debt, net of issuance costs	—	734,727	—	—	734,727
Redemption of Series A Preferred Stock	(375,728)	—	—	—	(375,728)
Repurchase old notes	—	(327,555)	—	—	(327,555)
Repurchase of seller note obligation	(36,137)	—	—	—	(36,137)
Consent fees paid—holding company notes	(8,638)	—	—	—	(8,638)
Proceeds from issuance of restricted stock	200	—	—	—	200
Proceeds from issuance of Class A Common and Series A Preferred stock	25	—	—	—	25
Cash dividends paid	(3,080)	—	—	—	(3,080)
Principal payments on capital leases	—	(19,574)	—	—	(19,574)
Principal payments on debt	—	(136,488)	—	—	(136,488)
Distributions to Partners, net	—	(429,639)	—	429,639	—
Contributions to subsidiaries	—	—	13,646	(13,646)	—

Net cash (used in) provided by financing activities	(423,358)	(178,529)	13,646	415,993	(172,248)

Net increase (decrease) in cash and cash equivalents	72	(41,266)	(1,115)	—	(42,309)
Cash and cash equivalents at beginning of period	137	96,504	3,970	—	100,611

Cash and cash equivalents at end of period	$209	$55,238	$2,855	$—	$58,302

Condensed Consolidating Statements of Cash Flows
for the Year Ended December 31, 2006

	WTI	Worldspan, L.P.— Guarantor	Non-Guarantor Subsidiaries	Eliminating Entries	WTI Consolidated
Net cash provided by operating activities	$(50,912)	$168,340	$(4,626)	$(17,155)	$95,647
Cash flows from investing activities:
Purchase of property and equipment	—	(4,858)	(524)	—	(5,382)
Proceeds from sale of property and equipment	—	271	210	—	481
Capitalized software for internal use	—	—	—	—	—
Investments in subsidiaries	400,388	(5,565)	—	(394,823)	—

Net cash provided by (used in) investing activities	400,388	(10,152)	(314)	(394,823)	(4,901)

Cash flows from financing activities:
Proceeds from issuance of debt, net of issuance costs	250,000	929,414	—	—	1,179,414
Class A Common stock repurchased	(37)	—	—	—	(37)
Repurchase previously issued notes	(47,120)	(575,000)	—	—	(622,120)
Consent fees paid—holding company notes	—	—	—	—	—
Proceeds from issuance of restricted stock	—	—	—	—	—
Proceeds from issuance of Class A Common and Series A Preferred stock	1,599	—	—	—	1,599
Cash dividends paid	(556,173)	—	—	—	(556,173)
Principal payments on capital leases	—	(17,458)	—	—	(17,458)
Principal payments on debt	—	(105,000)	—	—	(105,000)
Distributions to Partners, net	—	(414,745)	—	414,745	—
Contributions to subsidiaries	—	—	5,565	(5,565)	—
Cash paid upon settlement of stock-based awards	(2,798)	(2,798)	—	2,798	(2,798)
Excess tax benefits from stock-based compensation	5,076	—	—	—	5,076

Net cash (used in) provided by financing activities	(349,453)	(185,587)	5,565	411,978	(117,497)

Net increase (decrease) in cash and cash equivalents	23	(27,399)	625	—	(26,751)
Cash and cash equivalents at beginning of period	209	55,238	2,855	—	58,302

Cash and cash equivalents at end of period	$232	$27,839	$3,480	$—	$31,551

PROSPECTUS

OFFER TO EXCHANGE

$150,000,000 aggregate principal amount of Senior Dollar Floating Rate Notes due 2014, which have been registered under the Securities Act of 1933, for any and all outstanding Senior Dollar Floating Rate Notes due 2014.

€235,000,000 aggregate principal amount of Senior Euro Floating Rate Notes due 2014, which have been registered under the Securities Act of 1933, for any and all outstanding Senior Euro Floating Rate Notes due 2014.

$450,000,000 aggregate principal amount of 9 7/8% Senior Fixed Rate Notes due 2014, which have been registered under the Securities Act of 1933, for any and all outstanding 9 7/8% Senior Fixed Rate Notes due 2014.

$300,000,000 aggregate principal amount of 11 7/8% Senior Dollar Subordinated Notes due 2016, which have been registered under the Securities Act of 1933, for any and all outstanding 11 7/8% Senior Dollar Subordinated Notes due 2016.

€160,000,000 aggregate principal amount of 10 7/8% Senior Euro Subordinated Notes due 2016, which have been registered under the Securities Act of 1933, for any and all outstanding 10 7/8% Senior Euro Subordinated Notes due 2016.

Until the date that is 90 days after the date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.

                        , 2007

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers.

        Each of the registrants, except as discussed below, are organized under the laws of the State of Delaware.

        As permitted by Section 102 of the Delaware General Corporation Law, or the DGCL, the certificate of incorporation or bylaws of the registrants include a provision that eliminates the personal liability of the directors for monetary damages for breach of fiduciary duty as a director.

  •
  The certificate of incorporation and/or bylaws of each of the registrants also provide that the registrants:

  •
  must indemnify their directors and officers to the fullest extent permitted by Delaware law;

  •
  may advance expenses, as incurred, to their directors and executive officers in connection with a legal proceeding to the fullest extent permitted by Delaware Law; and

  •
  may indemnify their other employees and agents to the same extent that the registrants indemnified their officers and directors, unless otherwise determined by their board of directors.

        Pursuant to Section 145(a) of the DGCL, the registrants may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, agent or employee of the company or is or was serving at their request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. Pursuant to Section 145(b) of the DGCL, the power to indemnify also applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit. Pursuant to Section 145(b), the registrants shall not indemnify and person in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to us unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. The power to indemnify under Sections 145(a) and (b) of the DGCL applies (i) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (ii) if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the corporation, and with respect to any criminal action or preceding, had no reasonable cause to believe his conduct was unlawful.

        Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

        The indemnification provisions contained in the certificate of incorporation and by laws of the registrants are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. In addition, the registrants will maintain insurance on behalf of their directors and executive officers insuring them against my liability asserted against them in their capacities as directors or officers or arising out of such status.

        Some of the registrants are limited liability companies organized under the laws of the State of Delaware. Section 18-10 of the Delaware Limited Liability Company act (the "Delaware Act") grants each limited liability company organized thereunder the power to indemnify and hold harmless any member or manager or other person from and against any an all claims and demands whatsoever, subject to such standards and restrictions, if any, set forth in the limited liability company agreement of the respective registrants.

        The Certificate of Formation of Travelport LLC is silent on indemnification provisions.

        Article X of the Amended and Restated Limited Liability Company Agreement of Travelport LLC provides that: SECTION 10.1. Exculpation. Notwithstanding any other provisions of the Operating Agreement, whether express or implied, or obligation or duty at law or in equity, none of any Manager, any Member, or any officers, directors, stockholders, partners, employees, representatives or agents of either of the foregoing, nor any officer, employee, representative or agent of the Company or any of its affiliates (individually, a "Covered Person" and collectively, the "Covered Persons") shall be liable to the Company or any other person for any act or omission (in relation to the Company, the Operating Agreement, any related document or any transaction contemplated hereby or thereby) taken or omitted in good faith by a Covered Person and in the reasonable belief that such act or omission is in or is not contrary to the best interests of the Company and is within the scope of authority granted to such Covered Person by the Operating Agreement, provided that such act or omission does not constitute fraud, willful misconduct, bad faith or gross negligence.

        SECTION 10.2. Indemnification. To the fullest extent permitted by law, the Company shall indemnify and hold harmless each Covered Person from and against any and all Losses, claims, demands, liabilities, expenses, judgments, fines, settlements and other amounts arising from any and all claims, demands actions, suits or proceedings, civil, criminal administrative or investigative, in which the Covered Person may be involved, or threatened to be involved, as a party or otherwise, by reason of its management of the affairs of the Company or which relates to or arises out of the Company or its property, business or affairs. Notwithstanding the foregoing, a Covered Person shall not be entitled to indemnification under this Section 10.2 with respect to any claim, issue or matter in which such Covered Person is found by a court of competent jurisdiction to have engaged in fraud, willful misconduct, bad faith or gross negligence.

        SECTION 10.3. Advancement of Expenses. The Company may pay for in advance or reimburse the reasonable expenses, including reasonable attorneys' fees, incurred by a Covered Person in such proceeding referred to in Section 10.2 in advance of the final disposition of such proceeding, or, where appropriate, may assume the defense of any such Covered Person at the Company's expense upon the receipt by the Company of an undertaking by such Covered Person to repay any amounts so advanced if such Covered Person is ultimately determined not to be entitled to indemnification pursuant to Section 10.2 hereof.

        SECTION 10.4. Indemnification Not Exclusive. The indemnification and advancement of expenses provided for in this Article X shall not exclude, limit or preclude any other rights to which any such Covered Person seeking indemnification or advancement of expenses may be entitled under the Delaware Act, any agreement or contract, any other applicable law or otherwise, and shall continue as to a Covered Person who has ceased to serve as a manager, officer, employee, agent, partner, trustee, or in any other indemnified capacity, and shall inure to the benefit of the heirs, executors, administrators of any such Covered Person.

        SECTION 10.5 Insurance. The Company may purchase and maintain insurance on behalf of any Covered Person against any liability asserted against or incurred by such Covered Person in any capacity or arising out of his or her status as such, whether or not the Company has the obligation or power to indemnify such Covered Person against such liability pursuant to the provisions of this Article X, the Delaware Act, or otherwise.

        SECTION 10.6. Continuation of Indemnity. The provisions of this Article X shall continue to apply to any proceeding specified in Section 10.2 made or commenced against any Covered Person who has ceased to be a Covered Person entitled to Indemnification hereunder and shall insure to the benefit of the estate, heirs and personal representatives of such Covered Person.

        The Partnership Agreement for Apollo Galileo USA Partnership is silent on indemnification provisions.

        Article VI of Apollo Galileo USA Sub I, Inc. and Apollo Galileo USA Sub II, Inc.'s Articles of Incorporation provide for Indemnification of Directors, Offices and Others to the fullest extent under the DGCL: (a) General. The Corporation (i) shall indemnify any person who was or is a party or is threatened to be made a party to, or is involved in any manner in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director or an officer of the Corporation, or is or was serving at the request of the Corporation as a director or an officer of another corporation, partnership, joint venture, trust or other enterprise; and (ii) may indemnify, if the Board of Directors of the Corporation (the "Board of Directors") determines such indemnification is appropriate, any person who was or is a party or is threatened to be made a party to, or is involved in any manner in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in each case, to the fullest extent authorized or permitted by law, as now or hereafter in effect.

        (b)   Proceedings Initiated by any Person. Notwithstanding anything to the contrary contained in subsection (a) above, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any person in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized in advance, or unanimously consented to, by the Board of Directors.

        (c)   Advancement of Expenses. The rights to indemnification conferred in this Article VI also include, to the fullest extent permitted by applicable law, the right to be paid the expenses (including attorneys' fees) incurred in connection with any such civil, criminal, administrative or investigative action, suit or proceeding in advance of its final disposition.

        (d)   Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indeuU1ify him or her against such liability under the provisions of applicable law.

        (e)   Repeal or Modification. Any repeal or modification of this Article VI by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to advancement of expenses that any person may have at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

        Article IX of Apollo Galileo USA Sub I, Inc. and Apollo Galileo USA Sub II, Inc.'s Bylaws and Article XI of Galileo International, Inc.'s Restated Bylaws provide that: SECTION 9.01 and SECTION 1, respectively. General. The Corporation (i) shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director or an officer of the Corporation, or is or was serving at the request of the Corporation as a director or an officer of another corporation, partnership, joint venture, trust or other enterprise, to the full extent authorized or permitted by law, as now or hereafter in effect, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, and (ii) may indemnify, if the Board of Directors determines such indemnification is appropriate, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the full extent authorized or permitted by law, as now or hereafter in effect, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

        SECTION 9.02 and SECTION 2, respectively.    Derivative Actions.    The Corporation (i) shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or an officer of the Corporation, or is or was serving at the request of the Corporation as a director or an officer of another corporation, partnership, joint venture, trust or other enterprise, to the full extent authorized or permitted by law, as now or hereafter in effect, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and (ii) may indemnify, if the Board of Directors determine such indemnification is appropriate, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was an employee or an agent of the Corporation, or is or was serving at the request of the Corporation as an employee or an agent of another corporation, partnership, joint venture, trust or other enterprise, to the full extent authorized or permitted by law, as now or hereafter in effect, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        SECTION 9.03 and SECTION 3, respectively.    Successful Defense.    To the extent that (i) a director or an officer of the Corporation or (ii) any other employee or agent of the Corporation who the Board of Directors has authorized the Corporation to indemnify, has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 9.01 and 9.02 above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

        SECTION 9.04 and SECTION 4, respectively.    Proceedings Initiated by any Person.    Notwithstanding anything to the contrary contained in Sections 9.01 or 9.02 above, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any person in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized in advance, or unanimously consented to, by the Board of Directors.

        SECTION 9.05 and SECTION 5, respectively.    Procedure.    Any indemnification under Sections 9.01 and 9.02 above (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Sections 9.01 and 9.02 above. Such determination shall be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders.

        SECTION 9.06 and SECTION 6, respectively.    Advancement of Expenses.    Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation pursuant to this Article IX or as otherwise authorized by law. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

        SECTION 9.07 and SECTION 7, respectively.    Rights Not Exclusive.    The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

        SECTION 9.08 and SECTION 8, respectively.    Insurance.    The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the DGCL.

        SECTION 9.09 and SECTION 9, respectively.    Definition of "Corporation".    For purposes of this Article IX, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

        SECTION 9.10 and SECTION 10, respectively.    Certain Other Definitions.    For purposes of this Article IX, references to "other enterprises" shall include employee benefit plans; references to "fines"

shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves service by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation", as referred to in this Article IX.

        SECTION 9.11 and SECTION 11, respectively.    Continuation of Rights.    The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        SECTION 9.12 and SECTION 12, respectively.    Repeal or Modification.    Any repeal or modification of this Article IX by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to advancement of expenses that any person may have at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

        SECTION 9.13 and SECTION 13, respectively.    Amendments to DGCL.    If the DGCL is amended hereafter to broaden the rights of those seeking indemnification or advancement of expenses, then such rights shall be extended to such persons to the fullest extent authorized by the DGCL, as so amended, without further action by either the Board of Directors or the stockholders of the Corporation.

        Article SEVENTH of Galileo International, Inc.'s Restated Articles of Incorporation provides that: (a) The Corporation (i) shall indemnity any person who was or is a party or is threatened to be made a party to, or is involved in any manner in, any threatened, pending or completed action, suite or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director or an officer of the Corporation, or is or was serving at the request of the Corporation as a directors or an officer of another corporation, partnership, joint venture, trust or other enterprise; and (ii) may indemnify, if the Board of Directors determines such indemnification is appropriate, any person who was or is a party or is threatened to be made a party to, or is involved in any manner in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in each case, to the fullest extent authorized or permitted by law, as now or hereafter in effect.

  (b)
  Notwithstanding anything to the contrary contained in subsection (a) of this Article SEVENTH, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any person in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized in advance, or unanimously consented to, by the Board of Directors.

  (c)
  The rights to indemnification conferred in this Article SEVENTH also include, to the fullest extent permitted by applicable law, the right to be paid the expenses (including attorneys' fees) incurred in connection with any such civil, criminal, administrative or investigative action, suit or proceeding in advance of its final disposition.

  (d)
  The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of applicable law.

  (e)
  Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to advancement of expenses that any person may have at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

        Article X of Travelport Technology Holdings, LLC, Galileo Operations, LLC, Galileo Technologies LLC and Raccoon Acquisition I, LLC's Limited Liability Company Operating Agreement and Travelport Development, LLC's Amended and Restated Limited Liability Company Operating Agreement provides that: SECTION 10.1. Exculpation. Notwithstanding any other provisions of this Agreement, whether express or implied, or obligation or duty at law or in equity, none of any Manger, any Member, or any officer, directors, stockholders, partners, employees, representatives or agents of either of the foregoing, nor any officer, employee, representative or agent of the Company or any of its affiliates (individually, a "Covered Person" and collectively, the "Covered Persons") shall be liable to the Company or any other person for any act or omission (in relation to the Company, this Agreement, any related document or any transaction contemplated hereby or thereby) taken or omitted in good faith by a Covered Person and in the reasonable belief that such act or omission is in or is not contrary to the best interests of the Company and is within the scope of authority granted to such Covered Person by this Agreement, provided that such act or omission does not constitute fraud, willful misconduct, bad faith or gross negligence.

        SECTION 10.2.    Indemnification.    To the fullest extent permitted by law, the Company shall indemnify and hold harmless each Covered Person from and against any and all Losses, claims, demands, liabilities, expenses, judgments, fines, settlements and other amounts arising from any and all claims, demands actions, suits or proceedings, civil, criminal, administrative or investigative, in which the Covered Person may be involved, or threatened to be involved, as a party or otherwise, by reason of its management of the affairs of the Company or which relates to or arises out of the Company or its property, business or affairs. Notwithstanding the foregoing, a Covered Person shall not be entitled to indemnification under this Section 10.2 with respect to any claim, issue or matter in which such Covered Person is found by a court of competent jurisdiction to have engaged in fraud, willful misconduct, bad faith or gross negligence.

        SECTION 10.3.    Advancement of Expenses.    The Company may pay for in advance or reimburse the reasonable expenses, including reasonable attorneys' fees, incurred by a Covered Person in such proceeding referred to in Section 10.2 in advance of the final disposition of such proceeding, or, where appropriate, may assume the defense of any such Covered Person at the Company's expense upon the receipt by the Company of an undertaking by such Covered Person to repay any amounts so advanced if such Covered Person is ultimately determined not to be entitled to indemnification pursuant to Section 10.2 hereof.

        SECTION 10.4.    Indemnification Not Exclusive.    The indemnification and advancement of expenses provided for in this Article X shall not exclude, limit or preclude any other rights to which any such Covered Person seeking indemnification or advancement of expenses may be entitled under the Act, any agreement or contract, any other applicable law or otherwise, and shall continue as to a Covered Person who has ceased to serve as a manager, officer, employee, agent, partner, trustee, or in any other indemnified capacity, and shall inure to the benefit of the heirs, executors, administrators of any such Covered Person.

        SECTION 10.5.    Insurance.    The Company may purchase and maintain insurance on behalf of any Covered Person against any liability asserted against or incurred by such Covered Person in any capacity or arising out of his or her status as such, whether or not the Company has the obligation or power to indemnify such Covered Person against such liability pursuant to the provisions of this Article X, the Act, or otherwise.

        SECTION 10.6.    Continuation of Indemnity.    The provisions of this Article X shall continue to apply to any proceeding specified in Section 10.2 made or commenced against any Covered Person who has ceased to be a Covered Person entitled to Indemnification hereunder and shall insure to the benefit of the estate, heirs and personal representatives of such Covered Person.

        Article SIXTH of Cendant UK Acquisition Corporation, HotelPORT, Inc., HotelPORT International, Inc., Landmark Holding Company, Inc., Neat Group Corporation, Orbitz Worldwide, Inc., Travelport Inc., Travelport China Holdings, Inc., Travelport for Business, Inc., Raccoon Acquisition Corp., Travelport Operations, Inc., Travelport Holdings, Inc., Trip Network, Inc. and Wizcom, Inc.'s Articles of Incorporation provides that: No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

        Article VIII of Cendant UK Acquisition Corporation and Trip Network, Inc., and HotelPORT, Inc., HotelPORT International, Inc., Landmark Holding Company, Inc., Neat Group Corporation, Orbitz Worldwide, Inc., Travelport Inc., Travelport China Holdings, Inc., Travelport Operations, Inc., Travelport Holdings, Inc., and Wizcom, Inc.'s Bylaws provides that: Section 1 and Section 8.1, respectively. Power to Indemnify in Actions, Suits or Proceedings other Than Those by or in the Rights of Corporation. Subject to Section 8.3, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonable believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

        Section 2 and Section 8.2, respectively.    Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation.    Subject to Section 8.3, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of

Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonable entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        Section 3 and Section 8.3, respectively.    Authorization of Indemnification.    Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 8.1 or Section 8.2, as the case may be. Such determination shall be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith, without the necessity of authorization in the specific case.

        Section 4 and Section 8.4, respectively.    Good Faith Defined.    For purposes of any determination under Section 8.3, a person shall be deemed to have acted in good faith and in a manner he or she reasonable believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his or her conduct was unlawful, if his or her action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him or her by the officers for the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in Section 8.4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions in Section 8.4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 8.1 or 8.2, as the case maybe.

        Section 5 and Section 8.5, respectively.    Indemnification by a Court.    Notwithstanding any contrary determination in the specific case under Section 8.3, and notwithstanding the absence of any determination thereunder, any director or officer may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 8.1 and 8.2. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standards of conduct set forth in Sections 8.1 or 8.2, as the case may be. Neither a contrary determination in the specific case under Section 8.3 nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to Section 8.5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

        Section 6, and Section 8.6, respectively.    Expenses Payable in Advance.    Expenses incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article VIII.

        Section 7 and Section 8.7, respectively.    Nonexclusivity of Indemnification and Advancement of Expenses.    The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 8.1 and 8.2 shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Sections 8.1 or 8.2 but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.

        Section 8 and Section 8.8, respectively.    Insurance.    The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director of officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power or the obligation to indemnify him or her against such liability under the provisions of this Article VIII.

        Section 9 and Section 8.9, respectively.    Certain Definitions.    For purposes of this Article VIII, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VIII, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonable believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VIII.

        Section 10 and Section 8.10, respectively. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

        Section 11 and Section 8.11, respectively. Limitation on Indemnification. Notwithstanding anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 8.5 hereof), the Corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

        Section 12 and Section 8.12, respectively. Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VIII to directors and officers of the Corporation.

        Paragraph 8 of Galileo International Services, Inc., Magellen Technologies, Inc. and Trip.com, Inc.'s Articles of Incorporation provides that: The corporation shall indemnify its officers, directors, employees and agents to the extent permitted by the General Corporation Law of Delaware.

        Article VII, Section 7 of Distribution System, Inc., Galileo International Services, Inc. and Magellen Technologies, Inc.'s Bylaws provides that: The corporation shall indemnify its officers, directors, employees and agents to the extent permitted by the General Corporation Law of Delaware.

        Article VI of Trip.com, Inc.'s Bylaws provides that: Section 6.1. To the extent permitted by Delaware law from time to time in effect and subject to the provisions of Section 6.4 of this Article, the corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

        Section 6.2.    To the extent permitted by Delaware law from time to time in effect and subject to the provisions of Section 6.4 of this Article, the corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        Section 6.3.    To the extent that a director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 6.1 and 6.2 of this Article, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

        Section 6.4.    Any indemnification under Sections 6.1 and 6.2 of this Article (unless ordered by a court) shall be made by the corporation only upon a determination in the specific case that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in said Sections 6.1 or 6.2, as the case may be. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable and a quorum of disinterested directors so directs, by independent legal counsel (compensated by the corporation) in a written opinion, or (iii) by the stockholders.

        Section 6.5.    Expenses incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding, or threat thereof, shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors, whether a disinterested quorum exists or not, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized in this Article.

        Section 6.6.    The indemnification and advancement of expenses provided by the other Sections of this Article shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders, disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

        Section 6.7.    The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this Article or of the General Corporation Law of the State of Delaware.

        Section 6.8.    For purposes of this Article references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors and officers so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

        Section 6.9.    For purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director or officer of the corporation which imposes duties on or involves services by such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article.

        Section 6.10.    The indemnification and advancement of expenses provided by this Article shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

        Article VI, Section 6.4 of Galileo BA, Inc.'s Bylaws provides that: The Corporation shall indemnify to the full extent authorized by law any person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director, officer or employee of the Corporation or serves or served at the request of the Corporation any other enterprise as a director, officer or employee. For purposes of this by-law, the term "Corporation" shall include any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term "other enterprise" shall include any corporation, partnership, joint venture, trust or employee benefit plan; service "at the request of the Corporation" shall include service as a director, officer or employee of the Corporation which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to an employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.

        Article SEVENTH of Galileo Brasil Limited's Articles of Incorporation provides that: To the fullest extent permitted by the General Corporation Law of the State of Delaware (including, without limitation, section 145 thereof), as amended from time to time, the Corporation shall, in general, indemnify all persons whom it may indemnify pursuant thereto or otherwise and, in particular, a director shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

        Section 10 of Galileo Brasil Limited's Bylaws provides that: It being the intent of the corporation to provide maximum protection available under the law to its officers and directors, the corporation shall indemnify its officers and directors to the full extent the corporation is permitted or require to do so by the General Corporation Law of Delaware. Such indemnification shall include payment by the corporation, in advance of the final disposition of a civil or criminal action or proceeding and upon the undertaking of the person to be indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification, of expenses incurred by such person in defending any such action or proceeding. The corporation may accept any such undertaking without reference to the financial ability of the person to make such repayment. As used in this paragraph, the terms "director" and "officer" include their respective heirs, executors and administrators.

        Section 20 of the LLC Agreement of Galileo International, L.L.C. provides that: 20.1. Exculpation. (i) For purposes of this Agreement, the term "Covered Persons" means the Undersigned Member, any Affiliate of the Undersigned Member and any officers, directors, stockholders, partners or employees of the Undersigned Member and their respective Affiliates, and any officer, employee or expressly authorized agent of the Company or its Affiliates.

        (ii)   No Covered Person shall be liable to the Company or any other Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person's gross negligence or willful misconduct.

        (iii)  A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any person or entity as to matters the Covered Person reasonably believes are within the professional or expert competence of such person or entity and who or which has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to the Undersigned Member might properly be paid.

        20.2.    Duties and Liabilities of Covered Persons.    (i) To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any other Covered Person for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Undersigned Member to replace such other duties and liabilities of such Covered Person.

        (ii)   Unless otherwise expressly provided herein, (a) whenever a conflict of interest exists or arises between Covered Persons, or (b) whenever this Agreement or any other agreement contemplated herein or therein provides that a Covered Person shall act in a manner that is, or provides terms that are, fair and reasonable to the Company or the Undersigned Member, the Covered Person shall resolve such conflict of interest, taking such action or providing such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Covered Person, the resolution, action or term so made, taken or provided by the Covered Person shall not constitute a breach of this Agreement or any other agreement contemplated herein or of any duty or obligation of the Covered Person at law or in equity or otherwise.

        (iii)  Whenever in this Agreement a Covered Person is permitted or required to make a decision (a) in its "discretion" or under a grant of similar authority or latitude, the Covered Person shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Company or any other Person, or (b) in its "good faith" or under another express standard, the Covered Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Agreement or other applicable law.

        20.3.    Indemnification.    To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 18 shall be provided out of and to the extent of Company assets only, and no Covered Person shall have any personal liability on account thereof.

        20.4.    Expenses.    To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in Section 20 hereof.

        20.5.    Insurance.    The Company may purchase and maintain insurance, to the extent and in such amounts as the Managing Member shall, in its sole discretion, deem reasonable, on behalf of Covered Persons and such other persons or entities as the Managing Member shall determine, against any liability that may be asserted against or expenses that may be incurred by any such person or entity in connection with the activities of the Company or such indemnities, regardless of whether the Company would have the power to indemnify such person or entity against such liability under the provisions of this Agreement. The Managing Member and the Company may enter into indemnity contracts with a Covered Person and adopt written procedures pursuant to which arrangements are made for the advancement of expenses and the funding of obligations under Section 20 hereof and containing such other procedures regarding indemnification as are appropriate.

        Article EIGHT of OctopusTravel.com (USA) Limited's Articles of Incorporation provides that: The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may be hereafter amended, any person who was or is threatened to be made a party or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative ("Proceeding") by reason of the fact that he or she is or was a director or officer of the Corporation or is serving or served at any time, at the request of the Corporation as a director, officer, employee or agent of another corporation or other entity, against all loss suffered and expenses incurred by such person; provided, however, the Corporation shall not indemnify any person for a Proceeding initiated by him or her unless the Proceeding was authorized by the Board of Directors. The Corporation shall also indemnify its directors and officers for expenses incurred in connection with such Proceeding to the fullest extent permitted by Section 145(e) of the General Corporation Law as in effect on the date of this Certificate of Incorporation or as the same may be hereafter amended.

        Article SEVENTH of GTA North America, Inc. provides that: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

        Article IV of GTA North America, Inc. and OctopusTravel.com (USA) Limited's Bylaws provides that: Each person who is or was a director or officer of the corporation (and the heirs, executors or administrators of such person) who was or is made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the corporation to the fullest extent permitted by applicable law. The right to indemnification conferred in this Article shall also include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition to the fullest extent authorized by applicable law. The right to indemnification conferred in this Article shall be a contract right.

        The corporation may, by the action of its Board of Directors, provide indemnification to such employees and agents of the corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by applicable law.

        The corporation may purchase and maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any expense, liability or loss incurred by such person in any such capacity, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under applicable law.

        The rights and authority conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation or bylaws of the corporation, agreement, vote of shareholders or disinterested directors or otherwise.

        Neither the amendment nor repeal of this Article nor the adoption of any provision of the certificate of incorporation or bylaws or any statute inconsistent with this Article shall eliminate or reduce the effect of this Article in respect of any acts or omissions occurring prior to such amendment, repeal or adoption of an inconsistent provision.

        Article IX of O Holdings Inc.'s Articles of Incorporation provides that: Section 9.1. Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a "Covered Person") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he, or a Person for whom he is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of an Affiliate or another corporation or of a partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 9.3, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized by the Board of Directors of the Corporation.

        Section 9.2.    Prepayment of Expenses.    The Corporation shall pay the expenses (including attorneys' fees) reasonably incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article IX or otherwise.

        Section 9.3.    Claims.    If a claim for indemnification (following the final disposition of such action, suit or proceeding) or advancement of expenses under this Article IX is not paid in full within thirty (30) days after a written claim therefore by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

        Section 9.4.    Nonexclusivity of Rights.    The rights conferred on any Covered Person by this Article IX shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, the Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

        Section 9.5.    Other Sources.    The Corporation's obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of an Affiliate or another corporation, partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity.

        Section 9.6.    Amendment or Repeal.    Any repeal or modification of the foregoing provision of this Article IX shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

        Section 9.7.    Other Indemnification and Prepayment Expenses.    This Article IX shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by a majority of the entire Board of Directors (without regard to vacancies) of Orbitz, Inc., in its capacity as stockholder of the Corporation, or by the action of a committee of the Board of Directors of Orbitz, Inc. or designated officers of Orbitz, Inc. established by or designated in resolutions approved by a majority of the entire Board of Directors (without regard to vacancies) of Orbitz, Inc., in its capacity as stockholder of the Corporation; provided, however, that, to the extent required by law, any payment or expenses in advance of the final disposition of a Proceeding shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified under this Article IX or otherwise.

        Section 9.8.    Approval.    To the extent any approval of the Corporation is required under Delaware law with respect to indemnification of, or advancement of expenses to, a Covered Person or other person, such approval may only be granted by a majority of the entire Board of Directors (without regard to vacancies) of Orbitz, Inc., in its capacity as stockholder of the corporation, or by the action of a committee of the Board of Directors of Orbitz, Inc. or designated officers of Orbitz, Inc. established by or designated in resolutions approved by a majority of the entire Board of Directors (without regard to vacancies) of Orbitz, Inc., in its capacity as stockholder of the Corporation.

        Article VII of O Holdings Inc.'s Bylaws provides that: Section 7.01. Indemnification of Directors and Officers. The Corporation shall indemnify directors and officers of the Corporation as provided in the Certificate of Incorporation.

        Section 7.02.    Insurance.    The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of any of its Affiliates or another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the General Corporation Law of the State of Delaware.

        Article VIII of Orbitz Away LLC's Limited Liability Company Operating Agreement provides that: SECTION 8.1. Exculpation. Notwithstanding any other provisions of this Operating Agreement, whether express or implied, or obligation or duty at law or in equity, neither the Member nor any officers, directors, stockholders, partners, employees, representatives or agents of either of the foregoing, nor any officer, employee, representative or agent of the Company or any of its affiliates (individually, a "Covered Person" and collectively, the "Covered Persons") shall be liable to the Company or any other person for any act or omission (in relation to the Company, this Operating Agreement, any related document or any transaction contemplated hereby or thereby) taken or omitted in good faith by a Covered Person and in the reasonable belief that such act or omission is in or is not contrary to the best interests of the Company and is within the scope of authority granted to such Covered Person by this Operating Agreement, provided that such act or omission does not constitute fraud, willful misconduct, bad faith or gross negligence.

        SECTION 8.2.    Indemnification.    To the fullest extent permitted by law, the Company shall indemnify and hold harmless each Covered Person from and against any and all losses, claims, demands, liabilities, expenses, judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the Covered Person may be involved, or threatened to be involved, as a party or otherwise, by reason of its management of the affairs of the Company or which relates to or arises out of the Company or its property, business or affairs. Notwithstanding the foregoing, a Covered Person shall not be entitled to indemnification under this Section 8.2 with respect to any claim, issue or matter in which such Covered Person is found by a court of competent jurisdiction to have engaged in fraud, willful misconduct, bad faith or gross negligence.

        SECTION 8.3.    Advancement of Expenses.    The Company may pay for in advance or reimburse the reasonable expenses, including reasonable attorneys' fees, incurred by a Covered Person in such proceeding referred to in Section 8.2 in advance of the final disposition of such proceeding, or, where appropriate, may assume the defense of any such Covered Person at the Company's expense upon the receipt by the Company of an undertaking by such Covered Person to repay any amounts so advanced if such Covered Person is ultimately determined not to be entitled to indemnification pursuant to Section 8.2 hereof.

        SECTION 8.4.    Indemnification Not Exclusive.    The indemnification and advancement of expenses provided for in this Article VIII shall not exclude, limit or preclude any other rights to which any such Covered Person seeking indemnification or advancement of expenses may be entitled under the Act, any agreement or contract, any other applicable law or otherwise, and shall continue as to a Covered Person who has ceased to serve as an officer, employee, agent, partner, trustee, or in any other indemnified capacity, and shall inure to the benefit of the heirs, executors, administrators of any such Covered Person.

        SECTION 8.5.    Insurance.    The Company may purchase and maintain insurance on behalf of any Covered Person against any liability asserted against or incurred by such Covered Person in any capacity or arising out of his or her status as such, whether or not the Company has the obligation or power to indemnify such Covered Person against such liability pursuant to the provisions of this Article VIII, the Act, or otherwise.

        SECTION 8.6.    Continuation of Indemnity.    The provisions of this Article VIII shall continue to apply to any proceeding specified in Section 8.2 made or commenced against any. Covered Person who has ceased to be a Covered Person entitled to indemnification hereunder and shall inure to the benefit of the estate, heirs and personal representatives of such Covered Person.

        Article EIGHTH of Orbitz, Inc.'s Amended and Restated Articles of Incorporation provides that: (1) RIGHT TO INDEMNIFICATION. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any officer or director of the Corporation prior to November 12, 2004 (a "Covered Person") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he, or a Person for whom he is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of an Affiliate or another corporation or of a partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 3 of this Article EIGHTH, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized by the Board of Directors of the Corporation.

        (2)   PREPAYMENT OF EXPENSES. The Corporation shall pay the expenses (including attorneys' fees) reasonably incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article EIGHTH or otherwise.

        (3)   CLAIMS, If a claim for indemnification (following the final disposition of such action, suit or proceeding) or advancement of expenses under this Article EIGHTH is not paid in full within thirty (30) days after a written claim thereof by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

        (4)   NONEXCLUSIVITY OF RIGHTS. The rights conferred on any Covered Person by this Article EIGHTH shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of this Certificate, the By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

        (5)   OTHER SOURCES. The Corporation's obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of an Affiliate or another corporation, partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity.

        (6)   AMENDMENT OR REPEAL. Any repeal or modification of the foregoing provision of this Article EIGHTH shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

        (7)   OTHER INDEMNIFICATION AND PREPAYMENT OF EXPENSES. This Article EIGHTH shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by a majority of the entire Board of Directors (without regard to vacancies) or by the action of a committee of the Board or designated officers of the Corporation established by or designated in resolutions approved by a majority of the entire Board of Directors (without regard to vacancies); provided, however, that, to the extent required by law, any payment of expenses in advance of the final disposition of a Proceeding shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified under this Article EIGHTH or otherwise.

        (8)   To the extent any approval of the Corporation is required under Delaware law with respect to indemnification of, or advancement of expenses to, a Covered Person or other person, such approval may only be granted by a majority of the entire Board of Directors (without regard to vacancies) or by the action of a committee of the Board or designated officers of the Corporation established by or designated in resolutions approved by a majority of the entire Board of Directors (without regard to vacancies).

        (9)   Notwithstanding anything to the contrary in this Certificate of Incorporation or the By-Laws of the Corporation, (a) the provisions of this Article EIGHTH will apply to Covered Persons for a period ending on November 12, 2010 and (b) the Corporation shall indemnify persons other than Covered Persons as and to the extent provided in the By-Laws of the Corporation.

        Article VIII of Orbitz, Inc. and Travelport Americas, Inc's Bylaws provides that: Section 1. Power to Indemnify in Actions, Suits or Proceedings. The corporation shall indemnify any person:

        (a)   who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by, or in the right of, the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation or is or was servicing at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against such costs and expenses, and to the extent and in the manner provided in Section 145 of the Delaware General Corporation Law;

        (b)   who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against such costs and expenses, and to the extent and in the manner provided in Section 145 of the Delaware General Corporation Law.

        The extent, amount, and eligibility for the indemnification provided herein will be made by the board of directors. Said determinations will be made by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding or by the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such action, suit, or proceeding.

        The corporation will have the power to make further indemnification as provided in Section 145 of the Delaware General Corporation Law; however, the indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that his actions or omissions to act, were material to the cause of action so adjudicated and constitute a violation of the criminal law unless the director, officer, employee or agent has reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; a transaction which the director, officer, employee or agent derived an improper personal benefit; in the case of a director, a circumstance under which the liability provisions of Section 145 of the Delaware General Corporation Law are applicable or willful misconduct or conscious disregard for the best interests of the corporation in proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of the shareholder.

        Section 2.    Authorization of Indemnification.    Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

        Section 3.    Good Faith Defined.    For purposes of any determination under Section 3 of this Article VIII, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have bad no reasonable cause to believe such person's conduct was unlawful, if such person's action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 1 or 2 of this Article VIII, as the case may be.

        Section 4.    Indemnification by a Court.    Notwithstanding any contrary determination in the specific case under Section 3 of this Article VIII, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article VIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standards of conduct set forth in Section 1 or 2 of this Article VIII, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article VIII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

        Section 5.    Expenses Payable in Advance.    Expenses incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VIII.

        Section 6.    Nonexclusivity of Indemnification and Advancement of Expenses.    The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Artic1e VIII shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 or 2 of this Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.

        Section 7.    Insurance.    The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VIII.

        Section 8.    Certain Definitions.    For purposes of this Article VIII, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VIII, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VIII.

        Section 9.    Survival of Indemnification and Advancement of Expenses.    The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

        Section 10.    Limitation on Indemnification.    Notwithstanding anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 hereof), the Corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

        Section 11.    Indemnification of Employees and Agents.    The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VIII to directors and officers of the Corporation.

        Section 3.4 of Orbitz, LLC's Limited Liability Company Agreement provides that: (a) No Indemnified Party shall have any liability, responsibility or accountability, now or in the future (whether direct or indirect, in contract or tort or otherwise) to any other Indemnified Party or to the Company for any losses, claims, damages, liabilities or expenses (including fees and expenses of counsel) (collectively, "Damages") asserted against or incurred by the Company or any Indemnified Party arising out of or in connection with the management or conduct of the business and affairs of the Company or any Indemnified Party, any activities of any Indemnified Party involving the offering and selling of securities in the Company, the management or conduct of the business and affairs of any Indemnified Party insofar as it relates to the Company, or any other acts reasonably believed by such Indemnified Party to be within the scope of authority conferred on such person by this Agreement, the Managing Member or the Officers, including, without limitation, activities of an Indemnified Party (i) which are for the account of such Indemnified Party, (ii) in respect of which such Indemnified Party profits in any manner, or (iii) in which such Indemnified Party failed or refused to perform any act, except for any act or failure to act pursuant to advice of the independent certified public accountant or legal counsel for the Company or required or prohibited by any government rule; provided, however, that the foregoing shall not relieve any Indemnified Party for Damages asserted against or incurred by the Company or another Indemnified Party which resulted from a judgment or other final adjudication adverse to such Indemnified Party that establishes that such acts (A) were in bad faith or involved intentional misconduct or a knowing violation of law or (B) with respect to Indemnified Parties who are Officers or employees of the Company or employees of the Managing Member seconded to, employed by or an Officer of the Company or an officer or director of the Managing Member, were not reasonably believed by such Indemnified Party to be in or not opposed to the best interests of the Company (collectively, the "Excluded Activities").

        (b)   The provisions set forth in Section 3.4(a) shall not apply to liability for any acts or omissions of an Indemnified Party determined by a judgment or other final adjudication adverse to such Indemnified Party that establishes that such Indemnified Party personally gained in fact a financial profit or other advantage to which such Indemnified Party was not legally entitled.

        (c)   To the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, the Company shall indemnify and hold harmless each Indemnified Party from and against any and all Damages asserted against or incurred by such Indemnified Party arising out of or in connection with (i) the management or conduct of the business and affairs of the Company or any Affiliate thereof, or the Managing Member, (ii) any activities of any Indemnified Party involving the offering and selling of securities in the Company; provided, however, that the foregoing indemnification shall not apply with respect to Excluded Activities committed by any such Indemnified Party. Any indemnification pursuant to this Section 3.4(c) shall only be made out of Company assets.

        (d)   In the event that an Indemnified Party desires to assert its right to indemnification from the Company under this Section 3.4 the Indemnified Party will give the Company prompt notice of the claim giving rise thereto (a "Claim"), and the Company will undertake the defense thereof. The failure to promptly notify the Company hereunder shall not relieve the Company of its obligations hereunder, except to the extent that the Company is actually prejudiced by the failure to so notify the Company promptly.

        (e)   The Indemnified Party shall not settle or compromise any Claim without the written consent of the Company unless the Indemnified Party agrees in writing to forego any and all claims for indemnification from the Company with respect to such Claim. However, if the Company, within a reasonable time after notice of any such Claim, fails to defend such Claim, including by failing to employ counsel reasonably satisfactory to the Indemnified Party, the Indemnified Party will have the right to undertake the defense, compromise or settlement of such Claim on behalf of and for the account and risk of the Company.

        (f)    If the Company has undertaken the defense of a Claim and if there is a reasonable expectation that (i) a Claim may materially and adversely affect the Indemnified Party other than as a result of money damages or other money payments or (ii) the Indemnified Party or Parties may have legal defenses available to it or them that are different from or additional to the defenses available to the Company, the Indemnified Party shall nevertheless have the right, at the Company's cost and expense, to defend such Claim.

        (g)   To the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, expenses (including fees and expenses of counsel) incurred by an Indemnified Party in defending any Claim shall, from time to time, be advanced by the Company prior to the final disposition of such Claim upon receipt by the Company of a written undertaking by or on behalf of the Indemnified Party to repay such amount if it shall be determined that the Indemnified Party is not entitled to indemnification pursuant to this Section 3.4.

        (h)   The indemnification provided by this Section 3.4 shall be in addition to any other rights to which an Indemnified Party may be entitled under any agreement, as a matter of law or otherwise, and shall continue as to an Indemnified Party who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of an Indemnified Party.

        (i)    No amendment made to this Section 3.4 by this Agreement or any Prior Agreement shall affect the rights of any Person who was an Indemnified Party (as defined in the Prior Agreements) under any Prior Agreement.

        Paragraph 7 of Quantitude, Inc. and Quantitude Services, Inc.'s Articles of Incorporation provides that: The corporation shall indemnify its officers, directors, employees and agent to the extent permitted by the General Corporation Law of Delaware.

        Article VI, Section 2 of Quantitude Services, Inc.'s Bylaws provides that:. Each person who (a) is or was or had agreed to become a director, officer, employee or agent of the Corporation or, at the request of the Corporation, a director, officer, employee or agent of another Corporation, partnership, limited liability corporation, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), and (b) is made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, shall be entitled to (i) indemnification by the Corporation to the full extent permitted by the Laws of the State of Delaware or any other applicable laws as presently or hereafter in effect and (ii) the advancement of expenses related to the defense of any such action, suit or proceeding upon delivery to the Corporation of an undertaking to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. Without limiting the generality or effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Section 2. No amendment to or repeal of this Section 2 shall apply to or have any effect on the right to indemnification permitted or authorized hereunder for or with respect to claims asserted before or after such amendment or repeal arising from acts or omissions occurring in whole or in part before the effective date of such amendment or repeal.

        Article VI of Travel Industries, Inc.'s Articles of Incorporation provides that: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article VI to authorize Corporation action further eliminating or limiting the personal liability of directors then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.

        Any repeal or modification of the foregoing provisions of this Article VI by the stockholders of the Corporation shall not adversely afoot any right or protection of a director of the Corporation existing at the time of such repeal or modification.

        Article VIII of Travel Industries, Inc.'s Bylaws provides that: Section 1. Scope. The corporation shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as that Section may be amended and supplemented from time to time, indemnify any director, officer, employee or agent of the corporation, against expenses (including attorneys' fees), judgments, fines, amounts paid in settlement and/or other matters referred to in or covered by that Section, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

        Section 2.    Advancing Expenses.    Expenses (including attorneys' fees) incurred by a present or former director or officer of the corporation in defending a civil, criminal, administrative or investigative action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation (or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized by relevant provisions of the Delaware General Corporation Law; provided, however, the corporation shall not be required to advance such expenses to a director (i) who commences any action, suit or proceeding as a plaintiff unless such advance is specifically approved by a majority of the Board of Directors, or (ii) who is a party to an action, suit or proceeding brought by the corporation and approved by a majority of the Board of Directors which alleges willful misappropriation of corporate assets by such director, disclosure of confidential information in violation of such director's fiduciary or contractual obligations to the corporation, or any other willful and deliberate breach in bad faith of such director's duty to the corporation or its stockholders.

        Section 3.    Liability Offset.    The corporation's obligation to provide indemnification under this Article VIII shall be offset to the extent the indemnified party is indemnified by any other source including, but not limited to, any applicable insurance coverage under a policy maintained by the corporation, the indemnified party or any other person.

        Section 4.    Continuing Obligation.    The provisions of this Article VIII shall be deemed to be a contract between the corporation and each director of the corporation who serves in such capacity at any time while this bylaw is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

        Section 5.    Nonexclusive.    The indemnification and advancement of expenses provided for in this Article VIII shall (i) not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement or vote of stockholders or disinterested directors or otherwise; both as to action in their official capacities and as to action in another capacity while holding such office. (ii) continue as to a person who has ceased to be a director and (iii) inure to the benefit of the heirs, executors and administrators of such a person.

        Section 6.    Other Persons.    In addition to the indemnification rights of directors, officers, employees, or agents of the corporation, the Board of Directors in its discretion shall have the power on behalf of the corporation to indemnify any other person made a party to any action, suit or proceeding who the corporation may indemnify under Section 145 of the Delaware General Corporation Law.

        Section 7.    Definitions.    The phrases and terms set forth in this Article VIII shall be given the same meaning as the identical terms and phrases are given in Section 145 of the Delaware General Corporation Law, as that Section may be amended and supplemented from time to time.

        Article IX of Travelport for Business, Inc.'s Bylaws provides that: 1. Definitions. For purposes of this Article: (a) "Corporation" includes any domestic or foreign predecessor entity of the Corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

        (b)   "Director" means an individual who is or was a Director of the Corporation or an individual who, while a Director of the Corporation, is or was serving at the Corporation's request as a Director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A Director is considered to be serving an employee benefit plan at the Corporation's request if the Director's duties to the Corporation also impose duties on, or otherwise involve services by, the Director to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a Director.

        (c)   "Expenses include counsel fees.

        (d)   "Liability" means the obligation to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable Expenses incurred with respect to a Proceeding.

        (e)   "Official Capacity" means: (i) when used with respect to a Director, the office of Director in the Corporation; and (ii) when used with respect to an individual other than a Director, as contemplated in Article IX, Section 6 of these Bylaws the office in the Corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the Corporation. "Official Capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise.

        (f)    "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a Proceeding.

        (g)   "Proceeding" means any threatened, pending, or completed action, suit, or Proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

        2.    Right to Indemnification.

        (a)   The Corporation shall indemnify a Director who was wholly successful, on the merits or otherwise, in the defense of any Proceeding to which the Director was a Party because of being a

Director of the Corporation, against all reasonable Expenses incurred by the Director in connection with the Proceeding.

        (b)   Except as provided in subsection (e) of this Section 2, the Corporation shall indemnify an individual made a Party to a Proceeding because the individual is or was a Director against Liability incurred in the Proceeding if:

          (i)    The individual acted in good faith; and

          (ii)   The individual reasonably believed:

            (A)  In the case of conduct in the individual's Official Capacity with the Corporation, that the individual's conduct was in the Corporation's best interests; and

            (B)  In all other cases, that the individual's conduct was at least not opposed to the Corporation's best interests; and

          (iii)  In the case of any criminal Proceeding, the individual had no reasonable cause to believe the individual's conduct was unlawful.

        (c)   A Director's conduct with respect to an employee benefit plan for a purpose the Director reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (b)(ii) of this Section 2.

        (d)   The termination of a Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the Director did not meet the standard of conduct described in this Section.

        (e)   The Corporation shall not indemnify a Director under this Section 2:

          (i)    In connection with a Proceeding by or in the right of the Corporation in which the Director was adjudged liable to the Corporation; or

          (ii)   In connection with any other Proceeding charging improper personal benefit to the Director, whether or not involving action in the Director's Official Capacity, in which the Director was adjudged liable on the basis that personal benefit was improperly received by the Director.

        (f)    Indemnification under this Article IX, Section 2 in connection with a Proceeding by or in the right of the Corporation is limited to reasonable Expenses incurred in connection with the Proceeding.

        3.    Advance for Expenses.

        (a)   The Corporation shall pay for or reimburse the reasonable Expenses incurred by a Director who is a Party to a Proceeding in advance of final disposition of the Proceeding and in advance of any determination and authorization of indemnification pursuant to Article IX, Section 5 of these Bylaws if:

          (i)    The Director furnishes the Corporation a written affirmation of the Director's good faith belief that the Director has met the standard of conduct described in Section 2 of this Article IX; and

          (ii)   The Director furnishes the Corporation a written undertaking, executed personally or on the Director's behalf, to repay the advance if it is ultimately determined that the Director did not meet the standard of conduct.

        (b)   The undertaking required by subsection (a)(ii) of this Section 3 must be an unlimited general obligation of the Director but need not be secured and may be accepted without reference to financial ability to make repayment.

        (c)   Authorization of payments under this Section 3 may be made by resolution adopted by the shareholders or board or Directors, or by contract.

        4.    Determination and Authorization of Indemnification.    A Director of the Corporation who is a Party to a Proceeding may apply for indemnification or advance of Expenses to the court conducting the Proceeding or to another court of competent jurisdiction. On receipt of an application, the court after giving any notice the court considers necessary may order indemnification or advance of Expenses if it determines:

        (a)   The Director is entitled to mandatory indemnification under Section 2(a) of this Article IX, in which case the court shall also order the Corporation to pay the Director's reasonable Expenses incurred to obtain court-ordered indemnification;

        (b)   The Director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the Director met the standard of conduct set forth in Section 2 of this Article IX, or was adjudged liable as described in Section 2(e) of this Article IX, but if the Director was adjudged so liable, the Director's indemnification is limited to reasonable Expenses incurred unless the Articles of Incorporation or a Bylaw, contract, or resolution approved and ratified by the shareholders pursuant to Section 11 of this Article IX provides otherwise; or

        (c)   In the case of an advance of Expenses, the Director is entitled pursuant to the Articles of Incorporation, Bylaws, or any applicable resolution or contract, to payment or reimbursement of the Director's reasonable Expenses incurred as a Party to the Proceeding in advance of final disposition of the Proceeding.

        5.    Determination and Authorization of Indemnification.

        (a)   The Corporation shall not indemnify a Director under this Article IX unless authorized in the specific case after a determination has been made that indemnification of the Director is permissible in the circumstances because the Director has met the standard of conduct set forth in Section 2(b) of this Article IX.

        (b)   The determination shall be made:

          (i)    By the Board of Directors by majority vote of a quorum consisting of Directors not at the time Parties to the Proceeding;

          (ii)   If a quorum cannot be obtained under (i) of this subsection, by majority vote of a committee duly designated by the Board of Directors, in which designation Directors who are Parties may participate, consisting solely of two or more Directors not at the time Parties to the Proceeding;

          (iii)  By special legal counsel:

            (A)  Selected by the Board of Directors or its committee in the manner prescribed in (i) or (ii) of this subsection; or

            (B)  a quorum of the Board of Directors cannot be obtained under (i) of this subsection and a committee cannot be designated under (ii) of this subsection, selected by majority vote of the full Board of Directors, in which selection Directors who are Parties may participate; or

          (iv)  By the shareholders, but shares owned by or voted under the control of Directors who are at the time Parties to the Proceeding may not be voted on the determination.

        (c)   Authorization of indemnification and evaluation as to reasonableness of Expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of Expenses shall be made by those entitled under subsection (b) (iii) of this Section to select counsel.

        6.    Indemnification of Officers.

        (a)   An officer of the Corporation shall be indemnified under Section 2(a) of this Article IX, and is entitled to apply for court-ordered indemnification under Section 4 of this Article IX, in each case to the same extent as a Director; and

        (b)   The Corporation shall indemnify and advance Expenses under Sections 2 through 5 and Section 11 of this Article IX to an officer to the same extent as to a Director; and

        (c)   The Corporation may also indemnify and advance Expenses to an officer to the extent, consistent with law, that may be provided by the Articles of Incorporation, a Bylaw, a general or specific action of its Board of Directors, or contract.

        (d)   An officer who is also a Director of the Corporation is limited to the indemnification rights of Directors set forth in Sections 2 through 5 and Section 11 of this Article IX, regardless of the capacity in which the individual is made a Party to a Proceeding.

        7.    Indemnification of Employees and Agents.

        (a)   The Corporation may indemnify employees and agents of the Corporation under Section 2(a) of this Article IX, and may afford the right to such employees or agents to apply for court-ordered indemnification under Section 4 of this Article IX, in each case to the same extent as a Director; and

        (b)   The Corporation may indemnify and advance Expenses under Sections 2 through 5 and Section 11 of Article IX to an employee or agent of the Corporation to the same extent as to a Director;

        (c)   The Corporation may also indemnify and advance Expenses to an employee or agent to the extent, consistent with law, that may be provided by a general or specific action of its Board of Directors, or contract; and

        (d)   An employee or agent who is also a Director of the Corporation is limited to the indemnification rights of Directors set forth in Sections 2 through 5 and Section 11 of this Article IX, regardless of the capacity in which the individual is made a Party to a Proceeding.

        8.    Insurance.    The Corporation may purchase and maintain insurance on behalf of an individual who is or was a Director, officer, employee, or agent of the Corporation, or who, while a Director, officer, employee, or agent of the Corporation, is or was serving at the request of the Corporation as a Director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against Liability asserted against or incurred by the individual in that capacity or arising from the individual's status as a Director, officer, employee, or agent, whether or not the Corporation would have power to indemnify the individual against the same Liability under this Article IX.

        9.    Indemnification as a Witness.    This Article IX does not limit a Corporation's power to pay or reimburse Expenses incurred by a Director in connection with the Director's appearance as a witness in a Proceeding at a time when the Director has not been made a named defendant or respondent to the Proceeding.

        10.    Report to Shareholders.    If the Corporation indemnifies or advances Expenses to a Director pursuant to this Article IX in connection with a Proceeding by or in the right of the Corporation, the Corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders' meeting.

        11.    Shareholder Authorized Indemnification.

        (a)   If authorized by the Articles of Incorporation, a Bylaw adopted or ratified by the shareholders, or a resolution adopted or ratified, before or after the event, by the shareholders of the

Corporation, the Corporation shall have the power to indemnify or agree to indemnify a Director made a Party to a Proceeding, or obligate itself to advance or reimburse Expenses incurred in a Proceeding, without regard to the limitations contained in Sections 2 through 5 of this Article IX; provided that no such indemnity shall indemnify any Director from or on account of:

          (i)    Acts or omissions of the Director finally adjudged to be intentional misconduct or a knowing violation of law;

          (ii)   Conduct of the Director finally adjudged to be an unlawful distribution under RCW 23B.08.310; or

          (iii)  Any transaction with respect to which it was finally adjudged that such Director personally received a benefit in money, property, or services to which the Director was not legally entitled.

        (b)   Unless the Articles of Incorporation, or a Bylaw, or a resolution adopted or ratified by the shareholders of the Corporation provides otherwise, any determination as to any indemnity or advance of Expenses under subsection (a) of this Section 11 shall be made in accordance with Section 5 of this Article IX.

        12.    Validity of Indemnification.    A provision addressing the Corporation's indemnification of or advance for Expenses to Directors that is contained in these Bylaws, a resolution of its shareholders or Board of Directors, or in a contract or otherwise, is valid only if and to the extent the provision is consistent with RCW 23B.08.500 through 23B.08.580.

        13.    Interpretation.    The provisions contained in this Article IX shall be interpreted and applied to provide indemnification to Directors, officers, employees and agents of the Corporation to the fullest extent allowed by applicable law, as such law may be amended, interpreted and applied from time to time.

        14.    Savings Clause.    If this Article IX or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, the Corporation shall nevertheless indemnify each Director as to reasonable Expenses and liabilities with respect to any Proceeding, whether or not brought by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article IX that shall not have been invalidated, or by any other applicable law.

        15.    Nonexclusivity of Rights.    The right to indemnification under this Article IX for Directors, officers, employees and agents shall not be exclusive of any other right which any person may have, or hereafter acquire, under any statute, provision of the Articles of Incorporation, Bylaws, other agreement, vote of shareholders or disinterested Directors, insurance policy, principles of common law or equity, or otherwise.

        Paragraph 7 of Warpspeed Sub, Inc.'s Certificate of Incorporation provides that: Except as otherwise provided by the Delaware General Corporation Law as the same exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this Article Seven shall not adversely affect any right of protection of a director of the Corporation existing at the time of such repeal or modification.

        Article IV of Warpspeed Sub, Inc.'s Bylaws provides that: To the fullest extent permitted by the General Corporation Law of the State of Delaware, the Corporation shall indemnify any current or former Director or officer of the Corporation and may, at the discretion of the Board of Directors, indemnify any current or former employee or agent of the Corporation against all expenses, judgements, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding brought by or in the right of the Corporation or otherwise, to which he or she was or is a party or is threatened to be made a party by reason of his or her current or former position with the Corporation or by reason of the fact that he or she is or was servicing, at the request of the Corporation, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

        Travelport Fulfillment Services, Inc. is incorporated under the laws of Tennessee.

        Under Sections 48-18-501 through 48-18-509 of the Tennessee Business Corporation Act, as amended, the Company is entitled to indemnify its directors and officers against reasonable expenses.

        The Charter and Bylaws of Cendant Travel, Inc. are silent on indemnification provisions.

        Travelport Fulfillment Services, Inc. Certificate of Incorporation and Bylaws are silent on indemnification provisions.

        Internetwork Publishing Corporation, National Internet Travel Agency and Trust International Hotel Reservation Services, Inc. are each incorporated under the laws of Florida.

        Under Section 607.0850 of the Florida Business Corporation Act, as amended, the Company is entitled to indemnify its directors and officers against reasonable expenses.

        Article VII of Internetwork Publishing Corporation's Bylaws provides that: Section 1. Indemnification. All persons who the Corporation is empowered to indemnify pursuant to the provisions of Section 607.0850 of the Florida Business Corporation Act (or any similar provision or provisions of applicable law at the time in effect) shall be indemnified by the Corporation to the full extent permitted thereby. The foregoing right of indemnification shall not be deemed to be exclusive of any other such rights to which those seeking indemnification from the Corporation may be entitled, including, but not limited to, any rights of indemnification to which they may be entitled pursuant to any agreement, insurance policy, other by-law or charter provisions, vote of stockholders or directors, or otherwise. No repeal or amendment of this Article VII shall adversely affect any rights of any person pursuant to this Article VII which existed at the time of such repeal or amendment with respect to acts or omissions occurring prior to such repeal or amendment.

        Section 2.    Insurance.    The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or other organization, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under law.

        The final paragraph on page fourteen of Trust International Hotel Reservation Services, Inc.'s Bylaws provides that: The Corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the Florida Business Corporation Act.

        The Amended and Restated Partnership Agreement of National Internet Travel Agency is silent on indemnification provisions.

        S. D. Shepherd Systems, Inc. is incorporated under the laws of Texas.

        Section 8.051 of Texas Business Organization Code states that: (a) An enterprise shall indemnify a governing person, former governing person, or delegate against reasonable expenses actually incurred by the person in connection with a proceeding in which the person is a respondent because the person is or was a governing person or delegate if the person is wholly successful, on the merits or otherwise, in the defense of the proceeding. (b) A court that determines, in a suit for indemnification, that a governing person, former governing person, or delegate is entitled to indemnification under this section shall order indemnification and award to the person the expenses incurred in securing the indemnification.

        Section 8.052 states that (a) on application of a governing person, former governing person, or delegate and after notice is provided as required by the court, a court may order an enterprise to indemnify the person to the extent the court determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances. (b) This section applies without regard to whether the governing person, former governing person, or delegate applying to the court satisfies the requirements of Section 8.101 or has been found liable: (1) to the enterprise; or (2) because the person improperly received a personal benefit, without regard to whether the benefit resulted from an action taken in the person's official capacity. (c) The indemnification ordered by the court under this section is limited to reasonable expenses if the governing person, former governing person, or delegate is found liable: (1) to the enterprise; or (2) because the person improperly received a personal benefit, without regard to whether the benefit resulted from an action taken in the person's official capacity.

        Section 8.101 states that (a) An enterprise may indemnify a governing person, former governing person, or delegate who was, is, or is threatened to be made a respondent in a proceeding to the extent permitted by Section 8.102 if it is determined in accordance with Section 8.103 that: (1) the person: (A) acted in good faith; (B) reasonably believed: (i) in the case of conduct in the person's official capacity, that the person's conduct was in the enterprise's best interests; and (ii) in any other case, that the person's conduct was not opposed to the enterprise's best interests; and (C) in the case of a criminal proceeding, did not have a reasonable cause to believe the person's conduct was unlawful; (2) with respect to expenses, the amount of expenses other than a judgment is reasonable; and (3) indemnification should be paid. (b) Action taken or omitted by a governing person or delegate with respect to an employee benefit plan in the performance of the person's duties for a purpose reasonably believed by the person to be in the interest of the participants and beneficiaries of the plan is for a purpose that is not opposed to the best interests of the enterprise. (c) Action taken or omitted by a delegate to another enterprise for a purpose reasonably believed by the delegate to be in the interest of the other enterprise or its owners or members is for a purpose that is not opposed to the best interests of the enterprise. (d) A person does not fail to meet the standard under Subsection (a)(1) solely because of the termination of a proceeding by: (1) judgment; (2) order; (3) settlement; (4) conviction; or (5) a plea of nolo contendere or its equivalent.

        Section 8.102 states that (a) Subject to Subsection (b), an enterprise may indemnify a governing person, former governing person, or delegate against: (1) a judgment; and (2) expenses, other than a judgment, that are reasonable and actually incurred by the person in connection with a proceeding. (b) Indemnification under this subchapter of a person who is found liable to the enterprise or is found liable because the person improperly received a personal benefit: (1) is limited to reasonable expenses actually incurred by the person in connection with the proceeding; (2) does not include a judgment, a penalty, a fine, and an excise or similar tax, including an excise tax assessed against the person with respect to an employee benefit plan; and (3) may not be made in relation to a proceeding in which the person has been found liable for: (A) willful or intentional misconduct in the performance of the person's duty to the enterprise; (B) breach of the person's duty of loyalty owed to the enterprise; or (C) an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the enterprise. (c) A governing person, former governing person, or delegate is considered to have been found liable in relation to a claim, issue, or matter only if the liability is established by an order, including a judgment or decree of a court, and all appeals of the order are exhausted or foreclosed by law.

        Article V of S. D. Shepherd Systems, Inc.'s Bylaws provides that: Section 1. Indemnification of Directors, Officers, Employees and Agents. (a) As used in this section: (1) "Company" includes any domestic or foreign predecessor entity of the Company in a merger, consolidation or other transaction in which the liabilities of the predecessor are transferred to the Company by operation of law and in any other transaction in which the Company assumes the liabilities of the predecessor but does not specifically exclude liabilities that are the subject matter of this Section 1.

        (2)   "Director" "Director" means any person who is or was a director of the Company and any person who, while a director of the Company, is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise.

        (3)   "Expenses" include court costs and attorney's fees.

        (4)   "Official Capacity" means

        a)    when used with respect to a Director, the office of director in the Company, and

        b)    when used with respect to a person other than a Director, the elective or appointive office in the Company held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the Company, but in each case does not include service for any other foreign or domestic company or any partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise.

        (5)   "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.

        (b)   The Company may indemnify any person who was, is or is threatened to be made a named defendant or respondent in any Proceeding because he is or was a Director only if it is determined in accordance with Section 1(f) that the person:

        (1)   conducted himself in good faith;

        (2)   reasonably believed:

        a)    in the case of conduct in his Official Capacity as a Director of the Company, that his conduct was in the Company's best interests, and

        b)    in all other cases, that his conduct was at least not opposed to the Corporation's best interests; and

        (3)   in the case of any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful.

        (c)   Except to the extent permitted in paragraph (e) below, a Director shall not be indemnified under Section 1(b) for obligations resulting from a Proceeding:

        (1)   in which the person is found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person's Official Capacity; or

        (2)   in which the person is found liable to the Company.

        (d)   The termination of any Proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, be determinative that the person did not meet the requisite standard of conduct set forth in Section 1 (b). A person shall be deemed to have been found liable in respect of any claim, issue or matter only after the person shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals there from.

        (e)   A person may be indemnified under Section l(b) against judgments, penalties (including excise and similar taxes), fines settlements and reasonable Expenses actually incurred by the person in connection with the Proceeding; but if the person is found liable to the Company or is found liable on the basis that personal benefit was improperly received by the person, indemnification (i) shall be limited to reasonable Expenses actually incurred by the person in connection with the Proceeding and (ii) shall not be made in respect of any Proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the Company.

        (f)    No indemnification under Section l(b) shall be made by the Company unless authorized in the specific case after a determination has been made that the Director has met the standard of conduct set forth in Section 1(b). Such determination shall be made:

        (1)   by the Board of Directors by a majority vote of a quorum consisting of Directors who at the time of the vote are not named defendants or respondents in the Proceeding;

        (2)   if such a quorum cannot be obtained, then by a majority vote of a committee of the Board of Directors, designated to act in the matter by a majority vote of the full Board of Directors (in which vote Directors who are named defendants or respondents may participate), which committee shall consist solely of two (2) or more Directors who at the time of the vote are not named defendants or respondents to the Proceeding; or

        (3)   by special independent legal counsel, selected by the Board of Directors or a committee thereof by vote as set forth in clauses (1) or (2) of this paragraph (f), or, if the requisite quorum of the full Board of Directors cannot be obtained thereof and such a committee cannot be established, by a majority vote of the full Board of Directors (in which vote Directors who are named defendants or respondents may participate); or

        (4)   by the shareholders in a vote that excludes the shares held by Directors who are named defendants or respondents in the Proceeding.

        (g)   Authorization of indemnification and determination as to reasonableness of Expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination that indemnification is permissible is made by special independent legal counsel, authorization of indemnification and determination as to reasonableness of Expenses shall be made in a manner specified in clause (3) in Section 1(f) for the selection of such counsel.

        (h)   A Director who has been wholly successful, on the merits or otherwise, in the defense of any Proceeding in which he is a party because he is a Director shall be indemnified by the Company against reasonable Expenses incurred by him in connection with the Proceeding.

        (i)    If, in a suit for indemnification required by paragraph (h) above, a court of competent jurisdiction determines that the director is entitled to indemnification under that section, the court shall order indemnification and shall award to the director the Expenses incurred in securing the indemnification.

        (j)    If, upon application of a Director, a court of competent jurisdiction determines that a Director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he has met the standard of conduct set forth in Section 1(b) or has been found liable in the circumstances described in Section 1(c), the court may order such indemnification as the court determines is proper and equitable; but if the person is found liable to the Company or is found liable on the basis that personal benefit was improperly received by the person, the indemnification shall be limited to reasonable Expenses actually incurred by the person in connection with the Proceeding.

        (k)   Reasonable Expenses incurred by a Director who was, is, or is threatened to be made a named defendant or respondent to a Proceeding may be paid or reimbursed by the Company in advance of the final disposition of such Proceeding and without the determination specified in Section 1(t) or the authorization or determination specified in Section 1(g) herein after:

        (1)   receipt by the Company of a written affirmation by the Director of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized in this

Section 1, and a written undertaking by or on behalf of the Director to repay the amount paid or reimbursed if it shall ultimately be determined that he has not met such standard or if it is ultimately determined that indemnification of the director against Expenses incurred by him in connection with that Proceeding is prohibited by Section l(e) of this Article; and

        (2)   a determination that the facts then known to those making the determination would not preclude indemnification under this Section 1.

        (l)    The written undertaking required by Section 1(k) must be an unlimited general obligation of the Director but need not be secured. It may be accepted without reference to financial ability to make repayment. Determinations and authorizations of payments under paragraph (k) shall be made in the manner specified in paragraph (f).

        (m)  The indemnification provided by this Section 1 shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any statute, Bylaw, agreement, insurance policy, vote of shareholders or disinterested Directors or otherwise, both as to action in their Official Capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person; provided, however, no provision for the Company to indemnify or to advance Expenses to a Director who was, is or is threatened to be made a named defendant or respondent to a Proceeding, whether contained in the Articles of Incorporation, these Bylaws, a resolution of shareholders or directors, an agreement or otherwise (except as contemplated by paragraph (r)), shall be valid unless consistent with this section or, to the extent that indemnity hereunder is limited by the Articles of Incorporation, consistent therewith.

        (n)   Nothing contained in this Section shall limit the Company's power to pay or reimburse Expenses incurred by a Director in connection with his appearance as a witness in a Proceeding at a time when he is not a named defendant or respondent in the Proceeding.

        (o)   Unless limited by the Articles of Incorporation of the Company,

        (1)   an officer of the Company shall be indemnified as and to the same extent provided in paragraphs (h), (i) and (j) for a Director and shall be entitled to the same extent as a Director to seek indemnification pursuant to the provisions of those subsections; and

        (2)   the Company may indemnify and advance Expenses to an officer, employee or agent of the Company to the same extent that it may indemnify and advance Expenses to Directors pursuant to this Section 1.

        (p)   The Company may indemnify and advance Expenses to nominees and designees who are not or were not officers, employees, or agents of the Company who are or were serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, other enterprise, or employee benefit plan to the same extent that it may indemnify and advance expenses to Directors under this Section 1.

        (q)   The Company, in addition, may indemnify and advance Expenses to an officer, employee or agent or person who is identified by Section 1(p) as a nominee or designee and who is not a Director to such further extent, consistent with law, as may be provided by the Articles of Incorporation of the Company, these Bylaws, general or specific action of the Board of Directors, or contract or as permitted or required by common law.

        (r)   The Company may purchase and maintain insurance or another arrangement on behalf of any person who is or was a Director, officer, employee or agent of the Company, or who is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, other enterprise or employee benefit plan, against any liability asserted against him and incurred by him in any such capacity of arising out of his status as such a person, whether or not the Company would have the power to indemnify him against such liability under the provisions of the Texas Business Corporation Act or this Section 1.

        (s)   Any indemnification of, or advance of Expenses to a Director in accordance with this Section shall be reported in writing to the shareholders with or before the notice or waiver of notice of the next shareholders' meeting or with or before the next submission to shareholders of a consent to action without a meeting pursuant to Section A, Article 9.10 of the Texas Business Corporation Act, and in any case, within the 12-month period immediately following the date of the indemnification or advance.

        (t)    For purposes of this Section 1, the Company shall be deemed to have requested a Director to serve an employee benefit plan whenever the performance by him of his duties to the Company also imposed duties on, or otherwise involves services by, him to the plan or participants or beneficiaries of the plan. Excise taxes assessed on a Director with respect to an employee benefit plan pursuant to applicable law shall be deemed "fines". Action taken or omitted by him with respect to an employee benefit plan in the performance of his duties for a purpose reasonably believed by him to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Company.

        Section 2. Reliance Upon Books, Reports and Records. Neither a Director nor a member of any committee shall be liable if, in the exercise of ordinary care, he relied and acted in good faith upon written financial statements of the Company represented to him to be correct by the President or by the officer of the Company having charge of its books of account, or certified by an independent public or certified public accountant or firm of such accountants fairly to reflect the financial condition of the Company, nor shall he be so liable if, in the exercise of ordinary care and in good faith, in determining the amount available for payment of a dividend or other distribution, he considered the assets of the Company to be of their book value.

        Travelport Limited is incorporated under the laws of Bermuda.

        Section 98 of the Companies Act 1981 of Bermuda (as amended) provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favour or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Companies Act.

        Article 53 of Travelport Limited Bylaws provides that: 53.1 The Directors, Secretary and other Officers (such term to include any person appointed to any committee by the Board) for the time being acting in relation to any of the affairs of the Company, any subsidiary thereof, and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Company or any subsidiary thereof and every one of them, and their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, provided that this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of the said persons. Each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Director or Officer on account of a1~.y action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company or any subsidiary thereof, PROVIDED THAT such waiver shall. not extend to any matter in respect of any fraud or dishonesty which may attach to such Director or Officer.

        53.2 The Company may purchase and maintain insurance for the benefit of any Director or Officer of the Company against any liability incurred by him under the Act in his capacity as a Director or Officer of the Company or indemnifying such Director or Officer in respect of any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the Director or Officer may be guilty in relation to the Company or any subsidiary thereof.

        TDS Investor (Luxembourg) S.à.r.l. is a société a responsibilité limitée incorporated under the laws of Luxembourg.

        Luxembourg's Law on Commercial Corporations is silent on indemnification of officers, directors and managers. It does not establish any restrictions or guidance on indemnification of directors, corporate executives or managers.

        TDS Investor (Luxembourg) S.à.r.l.'s Articles of Incorporation are silent as to indemnification of its Managers, except article 14 states that the manager(s) do not assume, by reason of its/their position, any personal liability in relation to commitments regularly made by them in the name of the company. They are authorized agents only and are therefore merely responsible for the execution of their mandate.

Item 21. Exhibits and Financial Statement Schedules.

        (a) Exhibits

Exhibit Index

Exhibit No.	Description
2.1	Purchase Agreement by and among Cendant Corporation, Travelport Americas, Inc. (f/k/a Travelport Inc.), and Travelport LLC (f/k/a TDS Investor Corporation, f/k/a TDS Investor LLC), dated as of June 30, 2006
2.2	Amendment to the Purchase Agreement among Cendant Corporation, Travelport Americas, Inc., (f/k/a Travelport Inc.) (f/k/a TDS Investor Corporation, f/k/a TDS Investor LLC) and Travelport Limited (f/k/a TDS Investor (Bermuda), Ltd.), dated as of August 23, 2006, to the Purchase Agreement dated as of June 30, 2006
2.3	Agreement and Plan of Merger by and among Travelport LLC (f/k/a Travelport Inc.) Warpspeed Sub Inc., Worldspan Technologies Inc., Citigroup Venture Capital Equity Partners, L.P., Ontario Teachers Pension Plan Board and Blackstone Management Partners V, L.P., dated as of December 7, 2006
3.1	Certificate of Formation of Travelport LLC (f/k/a Travelport Inc.)
3.2	Amended and Restated Limited Liability Company Agreement of Travelport LLC (f/k/a Travelport Inc.)
3.3	Certificate of Incorporation of Travelport Limited (f/k/a TDS Investor (Bermuda) Ltd.)
3.4	Memorandum of Association and By-laws of Travelport Limited (f/k/a TDS Investor (Bermuda) Ltd.)
3.5	Articles of Incorporation of TDS Investor (Luxembourg) S.à.r.l.
3.6	Partnership Agreement for Apollo Galileo USA Partnership
3.7	Certificate of Incorporation of Apollo Galileo USA Sub I, Inc. (f/k/a ATS Sub I, Inc.)
3.8	By-laws of Apollo Galileo Sub I, Inc. (f/k/a ATS Sub I, Inc.)
3.9	Certificate of Incorporation of Apollo Galileo USA Sub II, Inc. (f/k/a ATS Sub II, Inc.)
3.10	By-laws of Apollo Galileo Sub II, Inc. (f/k/a ATS Sub II, Inc.)
3.11	Certificate of Formation of Travelport Technology Holdings, LLC (f/k/a Cendant Technology Holding, LLC)
3.12	Limited Liability Company Operating Agreement of Travelport Technology Holdings, LLC (f/k/a Cendant Technology Holding, LLC)
3.13	Charter of Travelport Fulfillment Services, Inc. (f/k/a Cendant Travel, Inc.)
3.14	By-laws of Travelport Fulfillment Services, Inc. (f/k/a Cendant Travel, Inc.)
3.15	Certificate of Incorporation of Travelport UK Acquisition Corporation (f/k/a Cendant UK Acquisition Corporation)
3.16	By-laws of Travelport UK Acquisition Corporation (f/k/a Cendant UK Acquisition Corporation)
3.17	Certificate of Incorporation of Distribution Systems, Inc. (f/k/a Britair Enterprises, Inc.)
3.18	By-laws of Distributions Systems, Inc. (f/k/a Britair Enterprises, Inc.)
3.19	Certificate of Incorporation of Galileo BA, Inc. (f/k/a BritAir Acquisition Corp. Inc.)

3.20	By-laws of Galileo BA, Inc. (f/k/a BritAir Acquisition Corp. Inc.)
3.21	Certificate of Incorporation of Galileo Brasil Limited
3.22	By-laws of Galileo Brasil Limited
3.23	Restated Certificate of Incorporation of Galileo International, Inc. and Certificate of Merger of Galaxy Acquisitions Corp. into Galileo International, Inc.
3.24	Restated By-laws of Galileo International, Inc.
3.25	Certificate of Formation of Galileo International, L.L.C. and Certificate of Merger Merging Galileo International Partnership with and into Galileo International, L.L.C.
3.26	Limited Liability Company Agreement of Galileo International, L.L.C.
3.27	Certificate of Incorporation of Galileo International Services, Inc.
3.28	By-laws of Galileo International Services, Inc.
3.29	Certificate of Formation of Galileo Operations, LLC (f/k/a Galaxy Operations, LLC)
3.30	Limited Liability Company Operating Agreement of Galileo Operations, LLC (f/k/a Galaxy Operations, LLC)
3.31	Certificate of Formation of Galileo Technologies LLC (f/k/a Covia Distributed Software, Inc.)
3.32	Limited Liability Company Agreement of Galileo Technologies, LLC (f/k/a Covia Distributed Software, Inc.)
3.33	Certificate of Incorporation of GTA North America, Inc.
3.34	Bylaws of GTA North America, Inc.
3.35	Certificate of Incorporation of HotelPORT, Inc.
3.36	By-laws of HotelPORT, Inc.
3.37	Certificate of Incorporation of HotelPORT International, Inc.
3.38	By-laws of HotelPORT International, Inc.
3.39	Articles of Incorporation of Internetwork Publishing Corporation
3.40	By-laws of Internetwork Publishing Corporation
3.41	Certificate of Incorporation of Landmark Holding Company, Inc.
3.42	By-laws of Landmark Holding Company, Inc.
3.43	Certificate of Incorporation of Magellen Technologies, Inc.
3.44	By-laws of Magellen Technologies, Inc.
3.45	Partnership Registration Statement and Statement for Dissociation for Partnership of National Internet Travel Agency
3.46	Amended and Restated Partnership Agreement between InterNETWORK Publishing Corporation and Raccoon Acquisition I, LLC
3.47	Certificate of Incorporation of Neat Group Corporation (f/k/a Neat Acquisition Corporation)
3.48	By-laws of Neat Group Corporation (f/k/a Neat Acquisition Corporation)
3.49	Certificate of Incorporation of O Holdings Inc.

3.50	Bylaws of O Holdings Inc.
3.51	Certificate of Incorporation of OctopusTravel.com (USA) Limited
3.52	Bylaws of OctopusTravel.com (USA) Limited
3.53	Certificate of Formation of Orbitz Away LLC
3.54	Limited Liability Company Operating Agreement of Orbitz Away LLC
3.55	Amended and Restated Certificate of Incorporation of Orbitz, Inc.
3.56	Amended and Restated By-laws of Orbitz, Inc.
3.57	Certificate of Formation of Orbitz, LLC (f/k/a DUNC, LLC)
3.58	Seventh Amended and Restated Limited Liability Company Agreement of Orbitz, LLC
3.59	Certificate of Incorporation of Orbitz Worldwide, Inc.
3.60	By-laws of Orbitz Worldwide, Inc.
3.61	Certificate of Incorporation of Quantitude, Inc.
3.62	By-laws of Quantitude, Inc.
3.63	Certificate of Incorporation of Quantitude Services, Inc.
3.64	By-laws of Quantitude Services, Inc.
3.65	Certificate of Formation of Raccoon Acquisition I, LLC
3.66	Amended and Restated Limited Liability Company Operating Agreement of Raccoon Acquisition I, LLC
3.67	Articles of Incorporation of S.D. Shepherd Systems, Inc.
3.68	Bylaws of S.D. Shepherd Systems, Inc.
3.69	Certificate of Incorporation of Travelport Inc. (f/k/a B2B Newco, Inc.)
3.70	By-laws of Travelport Inc. (f/k/a B2B Newco, Inc.)
3.71	Certificate of Formation of Travelport Development, LLC (f/k/a TDS Development, LLC)
3.72	Amended and Restated Limited Liability Company Agreement of Travelport Development, LLC (f/k/a TDS Development, LLC)
3.73	Certificate of Incorporation of Travel Industries, Inc. (f/k/a Trip Acquisition Corp.) and Certificate of Merger of Travel Industries, Inc. with and into Trip Acquisition Corp.
3.74	By-laws Travel Industries, Inc. (f/k/a Trip Acquisition Corp.)
3.75	Certificate of Incorporation of Travelport China Holdings, Inc. (f/k/a Cendant TDS China Holdings, Inc.)
3.76	By-laws of Travelport China Holdings, Inc. (f/k/a Cendant TDS China Holdings, Inc.)
3.77	Certificate of Incorporation of Travelport for Business, Inc. and Certificate of Merger of Travelport for Business, Inc. and Travelport Corporate Solutions, Inc.
3.78	Bylaws of Travelport for Business, Inc. (f/k/a Highwire, Inc.)
3.79	Certificate of Incorporation of Travelport Americas, Inc. (f/k/a Travelport Inc.)
3.80	By-laws of Travelport Americas, Inc. (f/k/a Travelport Inc.)
3.81	Certificate of Incorporation of Travelport Operations, Inc. (f/k/a TDS Operations, Inc.)

3.82	By-laws of Travelport Operations, Inc. (f/k/a TDS Operations, Inc.)
3.83	Certificate of Incorporation of Travelport Holdings, Inc.
3.84	By-laws of Travelport Holdings, Inc.
3.85	Restated Certificate of Incorporation of Trip Network, Inc. (f/k/a Travel Portal, Inc.) and Certificate of Merger of Cheap Tickets, Inc. into Trip Network, Inc.
3.86	Amended and Restated By-laws of Trip Network, Inc. (f/k/a Travel Portal, Inc.)
3.87	Certificate of Incorporation of Trip.com, Inc. (f/k/a Galileo AC, Inc.) and Certificate of Merger of Trip.com, Inc. with and into Galileo Acquisition Co.
3.88	Bylaws of Trip.com, Inc. (f/k/a Galileo Acquisition Co.)
3.89	Articles of Incorporation of Trust International Hotel Reservation Services, Inc.
3.90	By-laws of Trust International Hotel Reservation Services, Inc.
3.91	Certificate of Incorporation of Warpspeed Sub, Inc.
3.92	By-laws of Warpspeed Sub, Inc.
3.93	Certificate of Incorporation of Wizcom, Inc.
3.94	By-laws of Wizcom, Inc.
4.1	Indenture dated as of August 23, 2006 by and among Travelport LLC (f/k/a Travelport Inc.) and the Bank of Nova Scotia Trust Company of New York
4.2	Indenture dated as of August 23, 2006 by and among Travelport LLC (f/k/a Travelport Inc.) and the Bank of Nova Scotia Trust Company of New York
4.3	Registration Rights Agreement Senior Notes dated as of August 23, 2006 by and among Travelport LLC (f/k/a Travelport Inc.), Lehman Brothers Inc., UBS Securities LLC and Credit Suisse Securities (USA) LLC
4.4	Registration Rights Agreement Senior Subordinated Notes dated as of August 23, 2006 by and among Travelport LLC (f/k/a Travelport Inc.), Lehman Brothers Inc., UBS Securities LLC and Credit Suisse Securities (USA) LLC
4.5	Supplemental Indenture No. 1 (with respect to the Senior Notes) dated January 11, 2007 between Warpspeed Sub Inc. and The Bank of Nova Scotia Trust Company of New York
4.6	Supplemental Indenture No. 1 (with respect to the Senior Subordinated Notes) dated January 11, 2007 between Warpspeed Sub Inc. and The Bank of Nova Scotia Trust Company of New York
4.7	Supplemental Indenture No. 2 (with respect to the Senior Notes) dated March 13, 2007 among Travelport LLC (f/k/a TDS Investor Corporation), TDS Investor (Luxembourg) S.à.r.l., Travelport Inc., Orbitz Worldwide, Inc., Travelport Holdings, Inc. and The Bank of Nova Scotia Trust Company of New York
4.8	Supplemental Indenture No. 2 (with respect to the Senior Subordinated Notes) dated March 13, 2007 among Travelport LLC (f/k/a TDS Investor Corporation), TDS Investor (Luxembourg) S.à.r.l., Travelport Inc., Orbitz Worldwide, Inc., Travelport Holdings, Inc. and The Bank of Nova Scotia Trust Company of New York
5.1	Opinion of Simpson Thacher & Bartlett LLP

10.1	First Amended and Restated Credit Agreement dated as of August 23, 2006 as amended and restated on January 29, 2007 among Travelport LLC (f/k/a Travelport Inc.), Travelport Limited (f/k/a TDS Investor (Bermuda) Ltd.), Waltonville Limited, UBS AG, Stamford Branch, UBS Loan Finance LLC and Other Lenders Party Hereto
10.2	Security Agreement dated as of August 23, 2006 by and among Travelport LLC (f/k/a Travelport Inc.), Travelport Limited (f/k/a TDS Investor (Bermuda) Ltd.), Waltonville Limited. Certain Subsidiaries of Holdings Identified Herein and UBS AG, Stamford Branch
12.1	Computation of Earnings to Fixed Charges
21.1	List of Subsidiaries
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of PricewaterhouseCoopers LLP
25.1	Form T-1
99.1	Form of Letter of Transmittal
99.2	Form of Letter to Brokers, Dealers
99.3	Form of Letter to Clients
99.4	Form of Notice of Guaranteed Delivery

Item 22.    Undertakings.

        The undersigned registrants hereby undertake:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1993;

          (ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of it counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Travelport LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, state of New Jersey, on March 30, 2007.

TRAVELPORT LLC
By:	/s/ ERIC J. BOCK
Name:	Eric J. Bock
Title:	Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric J. Bock and Rochelle J. Boas and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 30, 2007.

Signature	Capacity

/s/ JEFF CLARKE (Jeff Clarke)	Manager
/s/ MARTIN BRAND (Martin Brand)	Manager
(Paul C. Schorr, IV)	Manager
/s/ WILLIAM J.G. GRIFFITH (William J.G. Griffith)	Manager

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Travelport Limited has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Parsippany, New Jersey, on March 30, 2007.

TRAVELPORT LIMITED
By:	/s/ ERIC J. BOCK
Name:	Eric J. Bock
Title:	Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric J. Bock and Rochelle Boas and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 30, 2007.

Signature	Capacity

/s/ JEFF CLARKE (Jeff Clarke)	(Principal Executive Officer)
/s/ MICHAEL RESCOE (Michael Rescoe)	(Principal Financial Officer)
/s/ WILLIAM J. SEVERANCE (William J. Severance)	(Principal Accounting Officer)
/s/ JEFF CLARKE (Jeff Clarke)	Director

/s/ MARTIN BRAND (Martin Brand)	Director
(Paul C. Schorr, IV)	Director
/s/ WILLIAM J.G. GRIFFITH (William J.G. Griffith)	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, TDS Investor (Luxembourg) S.à.r.l. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Luxembourg on March 30, 2007.

TDS Investor (Luxembourg) S.à.r.l.
By:	/s/ JOHN SUTHERLAND
Name:	John Sutherland
Title:	(Manager)

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric J. Bock and Rochelle Boas and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 30, 2007.

Signature	Capacity

/s/ JEFF CLARKE Jeff Clarke	Director
/s/ ERICK J. BOCK Eric J. Bock	Director
/s/ JOHN SUTHERLAND John Sutherland	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Travelport Operations, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, state of New Jersey, on March 30, 2007.

TRAVELPORT HOLDINGS, INC.
By:	/s/ ERIC J. BOCK

Name:	Eric J. Bock
Title:	Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric J. Bock and Rochelle Boas and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 30, 2007.

Signature	Capacity

/s/ JEFF CLARKE (Jeff Clarke)	(Principal Executive Officer)
/s/ MICHAEL RESCOE (Michael Rescoe)	(Principal Financial Officer)
/s/ WILLIAM J. SEVERANCE (William J. Severance)	(Principal Accounting Officer)
/s/ JEFF CLARKE (Jeff Clarke)	Director
/s/ ERIC J. BOCK (Eric J. Bock)	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Apollo Galileo USA Partnership has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, state of New Jersey, on March 30, 2007.

APOLLO GALILEO USA PARTNERSHIP
By:	/s/ ERIC J. BOCK
Name:	Eric J. Bock
Title:	Executive Vice President, General Counsel and Secretary Apollo Galileo USA Sub I, Inc.

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric J. Bock and Rochelle Boas and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 30, 2007.

Signature	Capacity

/s/ JEFF CLARK (Jeff Clarke)	Partner Apollo Galileo USA Sub I, Inc.
/s/ JEFF CLARK (Jeff Clarke)	Partner Apollo Galileo USA Sub II, Inc.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Apollo Galileo USA Sub I, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, state of New Jersey, on March 30, 2007.

APOLLO GALILEO USA SUB I, INC.
By:	/s/ ERIC J. BOCK
Name:	Eric J. Bock
Title:	Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric J. Bock and Rochelle Boas and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 30, 2007.

Signature	Capacity

/s/ JEFF CLARK (Jeff Clarke)	(Principal Executive Officer)
/s/ MICHAEL RESCOE (Michael Rescoe)	(Principal Financial Officer)
/s/ WILLIAM J. SEVERANCE (William J. Severance)	(Principal Accounting Officer)
/s/ JEFF CLARK (Jeff Clarke)	Director
/s/ ERIC J. BOCK (Eric J. Bock)	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Apollo Galileo USA Sub II, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, state of New Jersey, on March 30, 2007.

APOLLO GALILEO USA SUB II, INC.
By:	/s/ ERIC J. BOCK
Name:	Eric J. Bock
Title:	Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric J. Bock and Rochelle Boas and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 30, 2007.

Signature	Capacity

/s/ JEFF CLARK (Jeff Clarke)	(Principal Executive Officer)
/s/ MICHAEL RESCOE (Michael Rescoe)	(Principal Financial Officer)
/s/ WILLIAM J. SEVERANCE (William J. Severance)	(Principal Accounting Officer)
/s/ JEFF CLARK (Jeff Clarke)	Director
/s/ ERIC J. BOCK (Eric J. Bock)	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Distribution Systems, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, state of New Jersey, on March 30, 2007.

DISTRIBUTION SYSTEMS, INC.
By:	/s/ ERIC J. BOCK

Name:	Eric J. Bock
Title:	Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric J. Bock and Rochelle Boas and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 30, 2007.

Signature	Capacity

/s/ JEFF CLARKE (Jeff Clarke)	(Principal Executive Officer)
/s/ MICHAEL RESCOE (Michael Rescoe)	(Principal Financial Officer)
/s/ WILLIAM J. SEVERANCE (William J. Severance)	(Principal Accounting Officer)
/s/ JEFF CLARKE (Jeff Clarke)	Director
/s/ ERIC J. BOCK (Eric J. Bock)	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Galileo Ba, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, state of New Jersey, on March 30, 2007.

GALILEO BA, INC.
By:	/s/ ERIC J. BOCK

Name:	Eric J. Bock
Title:	Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric J. Bock and Rochelle Boas and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 30, 2007.

Signature	Capacity

/s/ JEFF CLARKE (Jeff Clarke)	(Principal Executive Officer)
/s/ MICHAEL RESCOE (Michael Rescoe)	(Principal Financial Officer)
/s/ WILLIAM J. SEVERANCE (William J. Severance)	(Principal Accounting Officer)
/s/ JEFF CLARKE (Jeff Clarke)	Director
/s/ ERIC J. BOCK (Eric J. Bock)	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Galileo Brasil Limited has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, state of New Jersey, on March 30, 2007.

GALILEO BRASIL LIMITED
By:
/s/ ERIC J. BOCK
Name:	Eric J. Bock
Title:	Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric J. Bock and Rochelle Boas and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 30, 2007.

Signature	Capacity

/s/ JEFF CLARKE (Jeff Clarke)	(Principal Executive Officer)
/s/ MICHAEL RESCOE (Michael Rescoe)	(Principal Financial Officer)
/s/ WILLIAM J. SEVERANCE (William J. Severance)	(Principal Accounting Officer)
/s/ JEFF CLARKE (Jeff Clarke)	Director
/s/ ERIC J. BOCK (Eric J. Bock)	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Galileo International, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, state of New Jersey, on March 30, 2007.

GALILEO INTERNATIONAL, INC.
By:
/s/ ERIC J. BOCK
Name:	Eric J. Bock
Title:	Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric J. Bock and Rochelle Boas and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 30, 2007.

Signature	Capacity

/s/ JEFF CLARKE (Jeff Clarke)	(Principal Executive Officer)
/s/ MICHAEL RESCOE (Michael Rescoe)	(Principal Financial Officer)
/s/ WILLIAM J. SEVERANCE (William J. Severance)	(Principal Accounting Officer)
/s/ JEFF CLARKE (Jeff Clarke)	Director
/s/ ERIC J. BOCK (Eric J. Bock)	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Galileo International, L.L.C. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, state of New Jersey, on March 30, 2007.

GALILEO INTERNATIONAL, L.L.C.
By:
/s/ ERIC J. BOCK
Name:	Eric J. Bock
Title:	Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric J. Bock and Rochelle Boas and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 30, 2007.

Signature	Capacity

/s/ JEFF CLARKE (Jeff Clarke)	(Principal Executive Officer)
/s/ MICHAEL RESCOE (Michael Rescoe)	(Principal Financial Officer)
/s/ WILLIAM J. SEVERANCE (William J. Severance)	(Principal Accounting Officer)
/s/ JEFF CLARKE (Jeff Clarke)	Manager
/s/ ERIC J. BOCK (Eric J. Bock)	Manager

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Galileo International Services, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, state of New Jersey, on March 30, 2007.

GALILEO INTERNATIONAL SERVICES, INC.
By:
/s/ ERIC J. BOCK
Name:	Eric J. Bock
Title:	Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric J. Bock and Rochelle Boas and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 30, 2007.

Signature	Capacity

/s/ JEFF CLARKE (Jeff Clarke)	(Principal Executive Officer)
/s/ MICHAEL RESCOE (Michael Rescoe)	(Principal Financial Officer)
/s/ WILLIAM J. SEVERANCE (William J. Severance)	(Principal Accounting Officer)
/s/ JEFF CLARKE (Jeff Clarke)	Director
/s/ ERIC J. BOCK (Eric J. Bock)	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Galileo Operations, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, state of New Jersey, on March 30, 2007.

GALILEO OPERATIONS, LLC
By:
/s/ ERIC J. BOCK
Name:	Eric J. Bock
Title:	Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric J. Bock and Rochelle Boas and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 30, 2007.

Signature	Capacity

/s/ JEFF CLARKE Jeff Clarke	(Principal Executive Officer)
/s/ MICHAEL RESCOE Michael Rescoe	(Principal Financial Officer)
/s/ WILLIAM J. SEVERANCE William J. Severance	(Principal Accounting Officer)
/s/ JEFF CLARKE Jeff Clarke	Manager
/s/ ERIC J. BOCK Eric J. Bock	Manager

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Galileo Technologies LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, state of New Jersey, on March 30, 2007.

GALILEO TECHNOLOGIES LLC
By:
/s/ ERIC J. BOCK
Name:	Eric J. Bock
Title:	Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric J. Bock and Rochelle Boas and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 30, 2007.

Signature	Capacity

/s/ JEFF CLARKE (Jeff Clarke)	(Principal Executive Officer)
/s/ MICHAEL RESCOE (Michael Rescoe)	(Principal Financial Officer)
/s/ WILLIAM J. SEVERANCE (William J. Severance)	(Principal Accounting Officer)
/s/ JEFF CLARKE (Jeff Clarke)	Manager
/s/ ERIC J. BOCK (Eric J. Bock)	Manager

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Gta North America, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, state of New Jersey, on March 30, 2007.

GTA NORTH AMERICA, INC.
By:	/s/ ERIC J. BOCK

Name:	Eric J. Bock
Title:	Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric J. Bock and Rochelle Boas and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 30, 2007.

Signature	Capacity

/s/ JEFF CLARKE (Jeff Clarke)	(Principal Executive Officer)
/s/ MICHAEL RESCOE (Michael Rescoe)	(Principal Financial Officer)
/s/ WILLIAM J. SEVERANCE (William J. Severance)	(Principal Accounting Officer)
/s/ JEFF CLARKE (Jeff Clarke)	Director
/s/ ERIC J. BOCKE (Eric J. Bock)	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, HotelPORT, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, state of New Jersey, on March 30, 2007.

HOTELPORT, INC.
By:	/s/ ERIC J. BOCK

Name:	Eric J. Bock
Title:	Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric J. Bock and Rochelle Boas and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 30, 2007.

Signature	Capacity

/s/ JEFF CLARKE Jeff Clarke	(Principal Executive Officer)
/s/ MICHAEL RESCOE Michael Rescoe	(Principal Financial Officer)
/s/ WILLIAM J. SEVERANCE William J. Severance	(Principal Accounting Officer)
/s/ JEFF CLARKE Jeff Clarke	Director
/s/ ERIC J. BOCK Eric J. Bock	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, HotelPORT International, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, state of New Jersey, on March 30, 2007.

HOTELPORT INTERNATIONAL, INC.
By:	/s/ ERIC J. BOCK

Name:	Eric J. Bock
Title:	Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric J. Bock and Rochelle Boas and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 30, 2007.

Signature	Capacity

/s/ JEFF CLARKE Jeff Clarke	(Principal Executive Officer)
/s/ MICHAEL RESCOE Michael Rescoe	(Principal Financial Officer)
/s/ WILLIAM J. SEVERANCE William J. Severance	(Principal Accounting Officer)
/s/ JEFF CLARKE Jeff Clarke	Director
/s/ ERIC BOCK Eric J. Bock	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Internetwork Publishing Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, state of New Jersey, on March 30, 2007.

INTERNETWORK PUBLISHING CORPORATION
By:	/s/ ERIC J. BOCK

Name:	Eric J. Bock
Title:	Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric J. Bock and Rochelle Boas and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 30, 2007.

Signature	Capacity

/s/ JEFF CLARKE (Jeff Clarke)	(Principal Executive Officer)
/s/ MICHAEL RESCOE (Michael Rescoe)	(Principal Financial Officer)
/s/ WILLIAM J. SEVERANCE (William J. Severance)	(Principal Accounting Officer)
/s/ JEFF CLARKE (Jeff Clarke)	Director
/s/ ERIC J. BOCKE (Eric J. Bock)	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Landmark Holding Company, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, state of New Jersey, on March 30, 2007.

LANDMARK HOLDING COMPANY, INC.
By:	/s/ ERIC J. BOCK

Name:	Eric J. Bock
Title:	Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric J. Bock and Rochelle Boas and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 30, 2007.

Signature	Capacity

/s/ JEFF CLARKE (Jeff Clarke)	(Principal Executive Officer)
/s/ MICHAEL RESCOE (Michael Rescoe)	(Principal Financial Officer)
/s/ WILLIAM J. SEVERANCE (William J. Severance)	(Principal Accounting Officer)
/s/ JEFF CLARKE (Jeff Clarke)	Director
/s/ ERIC J. BOCK (Eric J. Bock)	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Magellen Technologies, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, state of New Jersey, on March 30, 2007.

MAGELLEN TECHNOLOGIES, INC.
By:	/s/ ERIC J. BOCK

Name:	Eric J. Bock
Title:	Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric J. Bock and Rochelle Boas and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 30, 2007.

Signature	Capacity

/s/ JEFF CLARKE (Jeff Clarke)	(Principal Executive Officer)
/s/ MICHAEL RESCOE (Michael Rescoe)	(Principal Financial Officer)
/s/ WILLIAM J. SEVERANCE (William J. Severance)	(Principal Accounting Officer)
/s/ JEFF CLARKE (Jeff Clarke)	Director
/s/ ERIC BOCK (Eric J. Bock)	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, National Internet Travel Agency has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, state of New Jersey, on March 30, 2007.

NATIONAL INTERNET TRAVEL AGENCY
By:	/s/ ERIC J. BOCK

Name:	Eric J. Bock
Title:	Executive Vice President, General Counsel and Secretary Internetwork Publishing Corporation

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric J. Bock and Rochelle Boas and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 30, 2007.

Signature	Capacity

/s/ JEFF CLARKE (Jeff Clarke)	Partner Internetwork Publishing Corporation
/s/ JEFF CLARKE (Jeff Clarke)	Raccoon Acquisition 1, LLC, Partner

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Neat Group Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, state of New Jersey, on March 30, 2007.

NEAT GROUP CORPORATION
By:	/s/ ERIC J. BOCK

Name:	Eric J. Bock
Title:	Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric J. Bock and Rochelle Boas and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 30, 2007.

Signature	Capacity

/s/ JEFF CLARKE (Jeff Clarke)	(Principal Executive Officer)
/s/ MICHAEL RESCOE (Michael Rescoe)	(Principal Financial Officer)
/s/ WILLIAM J. SEVERANCE (William J. Serverance)	(Principal Accounting Officer)
/s/ JEFF CLARKE (Jeff Clarke)	Director
/s/ ERIC J. BOCK (Eric J. Bock)	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, O Holdings Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, state of New Jersey, on March 30, 2007.

O HOLDINGS INC.
By:	/s/ ERIC J. BOCK

Name:	Eric J. Bock
Title:	Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric J. Bock and Rochelle Boas and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 30, 2007.

Signature	Capacity

/s/ JEFF CLARKE (Jeff Clarke)	(Principal Executive Officer)
/s/ MICHAEL RESCOE (Michael Rescoe)	(Principal Financial Officer)
/s/ WILLIAM J. SEVERANCE (William J. Severance)	(Principal Accounting Officer)
/s/ JEFF CLARKE (Jeff Clarke)	Director
/s/ ERIC J. BOCK (Eric J. Bock)	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, OctopusTravel.com (USA) Limited has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, state of New Jersey, March 30, 2007.

OCTOPUSTRAVEL.COM (USA) LIMITED
By:
/s/ ERIC J. BOCK
Name:	Eric J. Bock
Title:	Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric J. Bock and Rochelle Boas and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 30, 2007.

Signature	Capacity

/s/ JEFF CLARKE (Jeff Clarke)	(Principal Executive Officer)
/s/ MICHAEL RESCOE (Michael Rescoe)	(Principal Financial Officer)
/s/ WILLIAM J. SEVERANCE (William J. Severance)	(Principal Accounting Officer)
/s/ JEFF CLARKE (Jeff Clarke)	Director
/s/ ERIC J. BOCK (Eric J. Bock)	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Orbitz Away LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, state of New Jersey, on March 30, 2007.

ORBITZ AWAY LLC
By:	/s/ ERIC J. BOCK

Name:	Eric J. Bock
Title:	Executive Vice President, General Counsel and Secretary as sole member Orbitz, LLC

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric J. Bock and Rochelle Boas and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 30, 2007.

Signature	Capacity

/s/ JEFF CLARKE (Jeff Clarke)	Orbitz, LLC as sole member

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Orbitz, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, state of New Jersey, on March 30, 2007.

ORBITZ, INC.
By:	/s/ ERIC J. BOCK

Name:	Eric J. Bock
Title:	Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric J. Bock and Rochelle Boas and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 30, 2007.

Signature	Capacity

/s/ JEFF CLARKE (Jeff Clarke)	(Principal Executive Officer)
/s/ MICHAEL RESCOE (Michael Rescoe)	(Principal Financial Officer)
/s/ WILLIAM J. SEVERANCE (William J. Severance)	(Principal Accounting Officer)
/s/ JEFF CLARKE (Jeff Clarke)	Director
/s/ ERIC J. BOCK (Eric J. Bock)	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Orbitz, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, state of New Jersey, on March 30, 2007.

ORBITZ, LLC
By:	/s/ ERIC J. BOCK
Name:	Eric J. Bock
Title:	Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric J. Bock and Rochelle Boas and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 30, 2007.

Signature	Capacity

/s/ JEFF CLARKE (Jeff Clarke)	(Principal Executive Officer)
/s/ MICHAEL RESCOE (Michael Rescoe)	(Principal Financial Officer)
/s/ BILL SEVERANCE (William J. Severance)	(Principal Accounting Officer)
/s/ JEFF CLARKE (Jeff Clarke)	Manager
/s/ ERIC J. BOCK (Eric J. Bock)	Manager

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Quantitude Services, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, state of New Jersey, on March 30, 2007.

ORBITZ WORLDWIDE, INC.
By:	/s/ ERIC J. BOCK
Name:	Eric J. Bock
Title:	Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric J. Bock and Rochelle Boas and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 30, 2007.

Signature	Capacity

/s/ JEFF CLARKE (Jeff Clarke)	(Principal Executive Officer)
/s/ MICHAEL RESCOE (Michael Rescoe)	(Principal Financial Officer)
/s/ BILL SEVERANCE (William J. Severance)	(Principal Accounting Officer)
/s/ JEFF CLARKE (Jeff Clarke)	Director
/s/ ERIC J. BOCK (Eric J. Bock)	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Quantitude Services, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, state of New Jersey, on March 30, 2007.

QUANTITUDE SERVICES, INC.
By:	/s/ ERIC J. BOCK
Name:	Eric J. Bock
Title:	Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric J. Bock and Rochelle Boas and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 30, 2007.

Signature	Capacity

/s/ JEFF CLARKE (Jeff Clarke)	(Principal Executive Officer)
/s/ MICHAEL RESCOE (Michael Rescoe)	(Principal Financial Officer)
/s/ BILL SEVERANCE (William J. Severance)	(Principal Accounting Officer)
/s/ JEFF CLARKE (Jeff Clarke)	Director
/s/ ERIC J. BOCK (Eric J. Bock)	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Quantitude, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, state of New Jersey, on March 30, 2007.

QUANTITUDE, INC.
By:	/s/ ERIC J. BOCK
Name:	Eric J. Bock
Title:	Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric J. Bock and Rochelle Boas and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 30, 2007.

Signature	Capacity

/s/ JEFF CLARKE (Jeff Clarke)	(Principal Executive Officer)
/s/ MICHAEL RESCOE (Michael Rescoe)	(Principal Financial Officer)
/s/ BILL SEVERANCE (William J. Severance)	(Principal Accounting Officer)
/s/ JEFF CLARKE (Jeff Clarke)	Director
/s/ ERIC J. BOCK (Eric J. Bock)	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Raccoon Acquisition I, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, state of New Jersey, on March 30, 2007.

RACCOON ACQUISITION I, LLC
By:	/s/ ERIC J. BOCK
Name:	Eric J. Bock
Title:	Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric J. Bock and Rochelle Boas and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 30, 2007.

Signature	Capacity

/s/ JEFF CLARKE (Jeff Clarke)	(Principal Executive Officer)
/s/ MICHAEL RESCOE (Michael Rescoe)	(Principal Financial Officer)
/s/ WILLIAM J. SEVERANCE (William J. Severance)	(Principal Accounting Officer)
/s/ JEFF CLARKE (Jeff Clarke)	Director
/s/ JEFF CLARKE (Eric J. Bock)	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, S.D. Shepherd Systems, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, state of New Jersey, on March 30, 2007.

S.D. SHEPHERD SYSTEMS, INC.
By:	/s/ ERIC J. BOCK
Name:	Eric J. Bock
Title:	Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric J. Bock and Rochelle Boas and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 30, 2007.

Signature	Capacity

/s/ JEFF CLARKE (Jeff Clarke)	(Principal Executive Officer)
/s/ MICHAEL RESCOE (Michael Rescoe)	(Principal Financial Officer)
/s/ WILLIAM J. SEVERANCE (William J. Severance)	(Principal Accounting Officer)
/s/ JEFF CLARKE (Jeff Clarke)	Director
/s/ ERIC J. BOCK (Eric J. Bock)	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Travel Industries, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, state of New Jersey, on March 30, 2007.

TRAVEL INDUSTRIES, INC.
By:	/s/ ERIC J. BOCK

Name:	Eric J. Bock
Title:	Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric J. Bock and Rochelle Boas and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 30, 2007.

Signature	Capacity

/s/ JEFF CLARKE (Jeff Clarke)	(Principal Executive Officer)
/s/ MICHAEL RESCOE (Michael Rescoe)	(Principal Financial Officer)
/s/ WILLIAM J. SEVERANCE (William J. Severance)	(Principal Accounting Officer)
/s/ JEFF CLARKE (Jeff Clarke)	Director
/s/ ERIC J. BOCK (Eric J. Bock)	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Travelport Americas, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, state of New Jersey, on March 30, 2007.

TRAVELPORT AMERICAS, INC.
By:	/s/ ERIC J. BOCK
Name:	Eric J. Bock
Title:	Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric J. Bock and Rochelle Boas and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 30, 2007.

Signature	Capacity

/s/ JEFF CLARKE (Jeff Clarke)	(Principal Executive Officer)
/s/ MICHAEL RESCOE (Michael Rescoe)	(Principal Financial Officer)
/s/ WILLIAM J. SEVERANCE (William J. Severance)	(Principal Accounting Officer)
/s/ JEFF CLARKE (Jeff Clarke)	Director
/s/ ERIC J. BOCK (Eric J. Bock)	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Travelport Technology Holdings, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, state of New Jersey, on March 30, 2007.

TRAVELPORT INC.
By:	/s/ ERIC J. BOCK
Name:	Eric J. Bock
Title:	Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric J. Bock and Rochelle Boas and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 30, 2007.

Signature	Capacity

/s/ JEFF CLARKE (Jeff Clarke)	(Principal Executive Officer)
/s/ MICHAEL RESCOE (Michael Rescoe)	(Principal Financial Officer)
/s/ WILLIAM J. SEVERANCE (William J. Severance)	(Principal Accounting Officer)
/s/ JEFF CLARKE (Jeff Clarke)	Director
/s/ ERIC J. BOCK (Eric J. Bock)	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Travelport China Holdings, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, state of New Jersey, on March 30, 2007.

TRAVELPORT CHINA HOLDINGS, INC.
By:	/s/ ERIC J. BOCK
Name:	Eric J. Bock
Title:	Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric J. Bock and Rochelle Boas and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 30, 2007.

Signature	Capacity

/s/ JEFF CLARKE (Jeff Clarke)	(Principal Executive Officer)
/s/ MICHAEL RESCOE (Michael Rescoe)	(Principal Financial Officer)
/s/ WILLIAM J. SEVERANCE (William J. Severance)	(Principal Accounting Officer)
/s/ ERIC J. BOCK (Eric J. Bock)	Director
/s/ JEFF CLARKE (Jeff Clarke)	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Travelport Development, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, state of New Jersey, on March 30, 2007.

TRAVELPORT DEVELOPMENT, LLC
By:	/s/ ERIC J. BOCK
Name:	Eric J. Bock
Title:	Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric J. Bock and Rochelle Boas and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 30, 2007.

Signature	Capacity

/s/ JEFF CLARKE (Jeff Clarke)	(Principal Executive Officer)
/s/ MICHAEL RESCOE (Michael Rescoe)	(Principal Financial Officer)
/s/ WILLIAM J. SEVERANCE (William J. Severance)	(Principal Accounting Officer)
/s/ JEFF CLARKE (Jeff Clarke)	Director
/s/ ERIC J. BOCK (Eric J. Bock)	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Travelport Fulfillment Services, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, state of New Jersey, on March 30, 2007.

TRAVELPORT FULFILLMENT SERVICES, INC.
By:	/s/ ERIC J. BOCK
Name:	Eric J. Bock
Title:	Executive Vice President,
General Counsel and Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric J. Bock and Rochelle Boas and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 30, 2007.

Signature	Capacity

/s/ JEFF CLARKE (Jeff Clarke)	(Principal Executive Officer)
/s/ MICHAEL RESCOE (Michael Rescoe)	(Principal Financial Officer)
/s/ WILLIAM J. SEVERANCE (William J. Severance)	(Principal Accounting Officer)
/s/ JEFF CLARKE (Jeff Clarke)	Director
/s/ ERIC J. BOCK (Eric J. Bock)	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Travelport for Business, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, state of New Jersey, on March 30, 2007.

TRAVELPORT FOR BUSINESS, INC.
By:	/s/ ERIC J. BOCK
Name:	Eric J. Bock
Title:	Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric J. Bock and Rochelle Boas and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 30, 2007.

Signature	Capacity

/s/ JEFF CLARKE (Jeff Clarke)	(Principal Executive Officer)
/s/ MICHAEL RESCOE (Michael Rescoe)	(Principal Financial Officer)
/s/ WILLIAM J. SEVERANCE (William J. Severance)	(Principal Accounting Officer)
/s/ JEFF CLARKE (Jeff Clarke)	Director
/s/ ERIC J. BOCK (Eric J. Bock)	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Travelport Operations, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, state of New Jersey, on March 30, 2007.

TRAVELPORT OPERATIONS, INC.
By:	/s/ ERIC J. BOCK
Name:	Eric J. Bock
Title:	Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric J. Bock and Rochelle Boas and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 30, 2007.

Signature	Capacity

/s/ JEFF CLARKE (Jeff Clarke)	(Principal Executive Officer)
/s/ MICHAEL RESCOE (Michael Rescoe)	(Principal Financial Officer)
/s/ WILLIAM J. SEVERANCE (William J. Severance)	(Principal Accounting Officer)
/s/ JEFF CLARKE (Jeff Clarke)	Director
/s/ ERIC J. BOCK (Eric J. Bock)	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Travelport Technology Holdings, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, state of New Jersey, on March 30, 2007.

TRAVELPORT TECHNOLOGY HOLDINGS, LLC
By:	/s/ ERIC J. BOCK
Name:	Eric J. Bock
Title:	Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric J. Bock and Rochelle Boas and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 30, 2007.

Signature	Capacity

/s/ JEFF CLARKE (Jeff Clarke)	(Principal Executive Officer)
/s/ MICHAEL RESCOE (Michael Rescoe)	(Principal Financial Officer)
/s/ WILLIAM J. SEVERANCE (William J. Severance)	(Principal Accounting Officer)
/s/ JEFF CLARKE (Jeff Clarke)	Director
/s/ ERIC J. BOCK (Eric J. Bock)	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Cendant UK Acquisitions Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, state of New Jersey, on March 30, 2007.

TRAVELPORT UK ACQUISITION CORPORATION
By:	/s/ ERIC J. BOCK
Name:	Eric J. Bock
Title:	Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric J. Bock and Rochelle Boas and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 30, 2007.

Signature	Capacity

/s/ JEFF CLARKE (Jeff Clarke)	(Principal Executive Officer)
/s/ MICHAEL RESCOE (Michael Rescoe)	(Principal Financial Officer)
/s/ WILLIAM J. SEVERANCE (William J. Severance)	(Principal Accounting Officer)
/s/ JEFF CLARKE (Jeff Clarke)	Director
/s/ ERIC J. BOCK (Eric J. Bock)	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Trip Network, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, state of New Jersey, on March 30, 2007.

TRIP NETWORK, INC.
By:	/s/ ERIC J. BOCK
Name:	Eric J. Bock
Title:	Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric J. Bock and Rochelle Boas and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 30 2007.

Signature	Capacity

/s/ JEFF CLARKE (Jeff Clarke)	(Principal Executive Officer)
/s/ MICHAEL RESCOE (Michael Rescoe)	(Principal Financial Officer)
/s/ WILLIAM J. SEVERANCE (William J. Severance)	(Principal Accounting Officer)
/s/ JEFF CLARKE (Jeff Clarke)	Director
/s/ ERIC J. BOCK (Eric J. Bock)	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Trip.com, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, state of New Jersey, on March 30, 2007.

TRIP.COM, INC.
By:	/s/ ERIC J. BOCK
Name:	Eric J. Bock
Title:	Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric J. Bock and Rochelle Boas and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 30, 2007.

Signature	Capacity

/s/ JEFF CLARKE (Jeff Clarke)	(Principal Executive Officer)
/s/ MICHAEL RESCOE (Michael Rescoe)	(Principal Financial Officer)
/s/ WILLIAM J. SEVERANCE (William J. Severance)	(Principal Accounting Officer)
/s/ JEFF CLARKE (Jeff Clarke)	Director
/s/ ERIC J. BOCK (Eric J. Bock)	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Trust International Hotel Reservation Services, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, state of New Jersey, on March 30, 2007.

TRUST INTERNATIONAL HOTEL RESERVATION SERVICES, INC.
By:	/s/ ERIC J. BOCK
Name:	Eric J. Bock
Title:	Executive Vice President,
General Counsel and Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric J. Bock and Rochelle Boas and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 30, 2007.

Signature	Capacity

/s/ JEFF CLARKE (Jeff Clarke)	(Principal Executive Officer)
/s/ MICHAEL RESCOE (Michael Rescoe)	(Principal Financial Officer)
/s/ WILLIAM J. SEVERANCE (William J. Severance)	(Principal Accounting Officer)
/s/ JEFF CLARKE (Jeff Clarke)	Director
/s/ ERIC J. BOCK (Eric J. Bock)	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, TDS Investor (Luxembourg) S.à.r.l. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Parsippany, state of New Jersey on March 30, 2007.

WARPSPEED SUB INC.
By:	/s/ ERIC J. BOCK
Name:	Eric J. Bock
Title:	Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric J. Bock and Rochelle Boas and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 30, 2007.

Signature	Capacity

/s/ JEFF CLARKE (Jeff Clarke)	(Principal Executive Officer)
/s/ ERIC J. BOCK (Eric J. Bock)	Director
/s/ JEFF CLARKE (Jeff Clarke)	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Wizcom, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, state of New Jersey, on March 30, 2007.

WIZCOM, INC.
By:	/s/ ERIC J. BOCK
Name:	Eric J. Bock
Title:	Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric J. Bock and Rochelle Boas and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 30, 2007.

Signature	Capacity

/s/ JEFF CLARKE (Jeff Clarke)	(Principal Executive Officer)
/s/ MICHAEL RESCOE (Michael Rescoe)	(Principal Financial Officer)
/s/ WILLIAM J. SEVERANCE (William J. Severance)	(Principal Accounting Officer)
/s/ ERIC J. BOCK (Eric J. Bock)	Director
/s/ JEFF CLARKE (Jeff Clarke)	Director

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TABLE OF ADDITIONAL REGISTRANT SUBSIDIARY GUARANTORS
TABLE OF CONTENTS
EXCHANGE RATE INFORMATION
ENFORCEMENT OF CIVIL LIABILITIES
INDUSTRY DATA
PROSPECTUS SUMMARY
Our Business
Industry Overview
Competitive Strengths
Strategy
Company Information
Recent Developments
Summary of the Terms of The Exchange Offer
Summary of the Terms of the Exchange Notes
Risk Factors
Summary Financial Data
RISK FACTORS
FORWARD-LOOKING STATEMENTS
THE TRANSACTIONS
USE OF PROCEEDS
CAPITALIZATION
UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF DECEMBER 31, 2006 (in millions)
UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS DATA FOR THE YEAR ENDED DECEMBER 31, 2006
NOTES TO UNAUDITED PRO FORMA CONDENSED STATEMENTS OF OPERATIONS DATA
SELECTED HISTORICAL FINANCIAL INFORMATION
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
INDUSTRY
BUSINESS
MANAGEMENT
Summary Compensation Table
Grants of Plan-Based Awards During 2006
Outstanding Equity Awards at 2006 Fiscal-Year End
Option Exercises and Stock Vested in 2006
Pension Benefits in 2006
Nonqualified Deferred Compensation in 2006
Potential Payments Upon Termination of Employment
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
DESCRIPTION OF OTHER INDEBTEDNESS
THE EXCHANGE OFFER
DESCRIPTION OF SENIOR NOTES
DESCRIPTION OF SENIOR SUBORDINATED NOTES
REGISTRATION RIGHTS
BOOK-ENTRY, SETTLEMENT AND CLEARANCE
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
CERTAIN ERISA CONSIDERATIONS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
AVAILABLE INFORMATION
TRAVELPORT LIMITED INDEX TO FINANCIAL STATEMENTS
WORLDSPAN TECHNOLOGIES INC. INDEX TO FINANCIAL STATEMENTS
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
TRAVELPORT LIMITED STATEMENTS OF OPERATIONS (in millions)
TRAVELPORT LIMITED BALANCE SHEETS (in millions)
TRAVELPORT LIMITED STATEMENTS OF CASH FLOWS (in millions)
TRAVELPORT LIMITED STATEMENTS OF CHANGES IN EQUITY (in millions)
TRAVELPORT LIMITED NOTES TO FINANCIAL STATEMENTS (Unless otherwise noted, all amounts are in millions)
TRAVELPORT LIMITED CONSOLIDATING CONDENSED STATEMENT OF OPERATIONS As of December 31, 2006
TRAVELPORT LIMITED CONSOLIDATING CONDENSED BALANCE SHEET As of December 31, 2006
TRAVELPORT LIMITED CONSOLIDATING CONDENSED CASH FLOWS For the Period July 13, 2006 (Formation Date) through December 31, 2006
TRAVELPORT BUSINESSES OF AVISBUDGET CORPORATION (PREDECESSOR) COMBINING CONDENSED STATEMENT OF OPERATIONS For the Period January 1, 2006 through August 22, 2006
TRAVELPORT BUSINESSES OF AVISBUDGET CORPORATION (PREDECESSOR) COMBINING CONDENSED STATEMENT OF OPERATIONS For the Year Ended December 31, 2005
TRAVELPORT BUSINESSES OF AVISBUDGET CORPORATION (PREDECESSOR) COMBINING CONDENSED STATEMENT OF OPERATIONS For the Year Ended December 31, 2004
TRAVELPORT BUSINESSES OF AVISBUDGET CORPORATION (PREDECESSOR) COMBINING CONDENSED BALANCE SHEET As of December 31, 2005
TRAVELPORT BUSINESSES OF AVISBUDGET CORPORATION (PREDECESSOR) COMBINING CONDENSED CASH FLOWS For the Period January 1, 2006 through August 22, 2006
TRAVELPORT BUSINESSES OF AVISBUDGET CORPORATION (PREDECESSOR) COMBINING CONDENSED CASH FLOWS For the Year Ended December 31, 2005
TRAVELPORT BUSINESSES OF AVISBUDGET CORPORATION (PREDECESSOR) COMBINING CONDENSED CASH FLOWS For the Year Ended December 31, 2004
WORLDSPAN TECHNOLOGIES INC. CONSOLIDATED FINANCIAL STATEMENTS December 31, 2006
Report of Independent Auditors
WORLDSPAN TECHNOLOGIES INC. CONSOLIDATED BALANCE SHEETS (dollars in thousands, except per share data)
WORLDSPAN TECHNOLOGIES INC. CONSOLIDATED STATEMENTS OF OPERATIONS (dollars in thousands)
WORLDSPAN TECHNOLOGIES INC. CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT) (in thousands)
WORLDSPAN TECHNOLOGIES INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (dollars in thousands)
WORLDSPAN TECHNOLOGIES INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (dollars in thousands, except per share data)
WORLDSPAN TECHNOLOGIES INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (dollars in thousands, except per share data)
Condensed Consolidating Balance Sheets as of December 31, 2005
Condensed Consolidating Balance Sheets as of December 31, 2006
Condensed Consolidating Statements of Operations for the Year Ended December 31, 2004
Condensed Consolidating Statements of Operations for the Year Ended December 31, 2005
Condensed Consolidating Statements of Operations for the Year Ended December 31, 2006
Condensed Consolidating Statements of Cash Flows for the Year Ended December 31, 2004
Condensed Consolidating Statements of Cash Flows for the Year Ended December 31, 2005
Condensed Consolidating Statements of Cash Flows for the Year Ended December 31, 2006
OFFER TO EXCHANGE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
Exhibit Index
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